AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2007

Registration No. 333-135384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW M-FLEX HOLDING CORPORATION*

(Exact Name of Registrant as Specified in its Charter)

Delaware	3672	95-3947402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Philip A. Harding

Chief Executive Officer and Chairman

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to

Christopher M. Forrester Adrienne J. Moore Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, CA 92130-2040 telephone (858) 720-5100 facsimile (858) 523-2809	Christine Besnard Vice President and General Counsel Multi-Fineline Electronix, Inc. 3140 East Coronado Street Anaheim, CA 92806 telephone (714) 238-1488

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other conditions to the exchange offer described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

*	New M-Flex Holding Corporation (“New M-Flex”), is a new entity which is being formed solely for the purpose of effecting the voluntary conditional offer (the “Offer”) for all of the outstanding shares of MFS Technology Ltd (“MFS”). New M-Flex will initially be a subsidiary of Multi-Fineline Electronix, Inc. (“M-Flex”); however, if the Offer is made and closes, M-Flex’s corporate structure would be reorganized such that:

•	New M-Flex would effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex will change its name to Multi-Fineline Electronix, Inc. and will cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will become stockholders of New M-Flex and MFS shareholders who elect to receive the stock consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the closing of the Offer). In addition, the officers and directors of New M-Flex immediately after the closing of the Offer will be the same as the officers and directors of M-Flex immediately prior to the closing of the Offer.

PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION DATED APRIL 12, 2007

This Proxy Statement/Prospectus pertains to a transaction in which Multi-Fineline Electronix, Inc., through a holding company, would make a voluntary conditional offer (the “Offer”) under applicable Singapore laws, rules and regulations to purchase all of the issued and outstanding ordinary shares of MFS Technology Ltd, a Singapore company listed on the Singapore Exchange Securities Trading Limited, and complete a related reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of a newly formed holding company (“New M-Flex”) (for information about the reorganization, see “The Transaction” on page 59). Although the Special Committee of the Board of Directors and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) and Mr. Choon Seng Tan, the Chief Executive Officer, of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. This determination is based on a number of factors, described on pages 73-84.

The closing of the Offer is subject to the satisfaction or waiver of various conditions. See “Terms and Conditions of the Offer” on page 149. If these conditions are not satisfied or waived, the Offer and the related transactions likely would be terminated. If the Offer closes, MFS shareholders who accept the Offer would receive at their election either cash or stock consideration as follows for each share of MFS tendered:

Stock Consideration of 0.0145 shares of New M-Flex common stock; or

Cash Consideration (denominated in Singapore dollars) equal to either:

•	S$1.15 (approximately U.S. $0.[ ] based on an exchange rate of U.S. $1.00 for each S$1.[ ]), if less than 90% of the MFS shares outstanding held by MFS shareholders (excluding shares held by M-Flex, its related corporations or their respective nominees—“M-Flex related parties”) are tendered in the Offer; or

•	S$1.20 (approximately U.S. $0.[ ] based on an exchange rate of U.S. $1.00 for each S$1.[ ]), if 90% or more of the MFS shares outstanding held by MFS shareholders (excluding shares held by M-Flex related parties) are tendered in the Offer.

If the Offer closes, MFS would become a subsidiary of New M-Flex. M-Flex stockholders and MFS shareholders who tender their shares in the Offer would become stockholders of New M-Flex. New M-Flex would be renamed Multi-Fineline Electronix, Inc. and its common stock would trade under the symbol “MFLX” on The Nasdaq Global Select Market. The officers and directors of New M-Flex after the closing of the Offer would be the officers and directors of M-Flex prior to the closing. MFS shareholders who tender their shares for cash would no longer own shares of either company. MFS shareholders who do not tender their shares would remain shareholders of MFS, unless at least 90% of the MFS shares held by MFS shareholders (excluding shares held by M-Flex related parties) are tendered, in which case we intend to effect a compulsory acquisition of the remaining MFS shares under Singapore law, which would enable us to acquire 100% of MFS’ shares.

We are asking you to vote against the issuance of New M-Flex common stock in connection with the Offer and the related transactions. The Special Meeting of our stockholders will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614, on [                    ], [                    ], 2007, at 9:00 a.m. P.S.T. The formal notice of the meeting and the Proxy Statement/Prospectus are included with this invitation. As your vote is very important whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

Our Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, and Special Committee strongly recommend that you vote “AGAINST” the following three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

Investing in our common stock involves a high degree of risk. Please read carefully this Proxy Statement/Prospectus, including the section entitled “ Risk Factors” beginning on page 27 before you vote your shares.

Sincerely yours,

Philip A. Harding
Chairman of the Board and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offer, the Reorganization and related transactions or the securities to be issued in the Offer, the Reorganization and related transactions or if this Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement/Prospectus is dated [                    ], 2007 and is first being mailed to the stockholders of M-Flex on or about [                    ], 2007.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement/Prospectus incorporates business and financial information about M-Flex from other documents that are not included in or delivered with this Proxy Statement/Prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from M-Flex at the following address and telephone number:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Attn: Investor Relations

If you would like to request documents, we must receive your request by [                    ], 2007 (which is at least five business days before the date of our Special Meeting), in order for you to receive them before the Special Meeting.

See “Where You Can Find More Information” beginning on page 184.

NOTE ON MFS INFORMATION

All information relating to MFS’ business, operations, financial condition, and management presented in this Proxy Statement/Prospectus is taken from information publicly filed by MFS with the Singapore Exchange Securities Trading Limited. Neither M-Flex nor New M-Flex were involved in the preparation of such information and statements. M-Flex has made adjustments and assumptions in preparing the pro forma financial information presented in this Proxy Statement/Prospectus that have necessarily involved estimates with respect to MFS’ financial information. Despite numerous requests to MFS for its financial and business information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS has cited as its reasons for refusing to provide information restrictions under Singapore law on providing price sensitive information, and its need to protect commercially sensitive information.

CERTAIN TERMS USED IN THIS DOCUMENT

For all periods of time prior to the closing of the Offer, references to we, us and M-Flex refer to Multi-Fineline Electronix, Inc. and its subsidiaries, Multi-Fineline Electronix (Suzhou) Co., Ltd., Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd., Aurora Optical, Inc. and New M-Flex Holding Corporation, unless the context otherwise requires. For all periods of time after the closing of the Offer, references to we, us, New M-Flex, or the combined company refer to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries including the historical operations of MFS and M-Flex. All references to MFS refer to MFS Technology Ltd and its subsidiaries unless the context otherwise requires.

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PRE-CONDITIONS UNDER SINGAPORE LAWS, RULES AND REGULATIONS

TO THE MAKING OF THE OFFER

No offer is being made to shareholders of MFS at this time under Singapore laws, rules and regulations and the Takeover Code, and nothing contained in this registration statement on Form S-4 shall indicate otherwise. If M-Flex resolves all outstanding comments with the SEC and if the registration statement is declared effective prior to June 30, 2007, then M-Flex intends to commence the Offer as soon as practicable after the registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other pre-conditions described below are satisfied or, if applicable, waived. At that time, M-Flex, through its Singapore-based investment banking advisor, DBS Bank Ltd, would announce the Offer in Singapore and the Offer Document/Prospectus, which is included in the registration statement on Form S-4 of which this Proxy Statement/Prospectus forms a part, would be mailed to the holders of MFS shares. The Offer will be made only through the distribution of the Offer Document/Prospectus to the holders of MFS shares in accordance with both U.S. and Singapore laws, rules and regulations and the Takeover Code. The other pre-conditions to the making of the Offer are described in their entirety starting on page 149 in “Terms and Conditions of the Offer—Pre-conditions Under Singapore Laws, Rules and Regulations to the Making of the Offer.”

The pre-conditions to the making of the Offer include conditions regarding a number of different issues. First, no injunctions or court action that make the Offer void, illegal and/or unenforceable or otherwise, directly or indirectly restrict or delay terms of the Offer can occur. Further, the pre-conditions require that no announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined in “Terms and Conditions of the Offer—Pre-conditions Under Singapore Laws, Rules and Regulations to the Making of the Offer on page 149) has occurred or been entered into, as applicable. In addition, under the pre-conditions there must be no Material Adverse Change (as defined in “Terms and Conditions of the Offer—Pre-conditions Under Singapore Laws, Rules and Regulations to the Making of the Offer on page 149). Further, the pre-conditions include the approval, if required, of WBL’s stockholders, for WBL to accept the Offer when made by M-Flex, and tender its ordinary shares of MFS.

If M-Flex has not resolved all outstanding comments with the SEC and the registration statement has not been declared effective or the pre-conditions are not satisfied or, if applicable, waived by M-Flex (in its discretion) on or before June 30, 2007, then the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may waive in whole or in part any of the above pre-conditions other than the effectiveness of the registration statement. M-Flex may only invoke the above pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

[NOTE: The foregoing legend shall be removed prior to printing and mailing of this Proxy Statement/Prospectus]

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MULTI-FINELINE ELECTRONIX, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [                    ], 2007

To the Stockholders of Multi-Fineline Electronix, Inc.:

This Proxy Statement/Prospectus pertains to a transaction in which Multi-Fineline Electronix, Inc. (“M-Flex”), through a newly formed holding company, would offer to purchase in a voluntary conditional offer (the “Offer”) made in accordance with the applicable laws, rules and regulations of Singapore and the Singapore Code on Take-overs and Mergers (the “Takeover Code”) all of the issued and outstanding ordinary shares of MFS Technology Ltd (“MFS”), a Singapore company listed on the Singapore Exchange Securities Trading Limited and a related reorganization in connection with the Offer (the “Reorganization”) of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of a newly formed holding company (“New M-Flex”). One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex stock. If the closing does not occur, M-Flex would not complete the Reorganization.

The Special Committee of the Board of Directors of M-Flex, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL Corporation Limited (a majority stockholder of both M-Flex and MFS), and who have no financial interest in the transaction different from M-Flex stockholders generally, and the Board of Directors of M-Flex (with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining), have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. The Special Committee and Board of Directors (with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining) based their determination on a number of factors, including principally MFS’ financial performance since March 2006. In addition, the fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions.

THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS (WITH HUAT SENG LIM, PH.D. AND MR. CHOON SENG TAN ABSTAINING) STRONGLY RECOMMEND THAT YOU VOTE “AGAINST” THE PROPOSAL SET FORTH BELOW.

NOTICE IS HEREBY GIVEN THAT M-Flex will hold a Special Meeting of its stockholders on [                    ], 2007, 9:00 a.m., Pacific Standard Time, at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614 for the following purposes:

1.	To consider and vote on a three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

These items of business are described in the attached Proxy Statement/Prospectus. Holders of record of M-Flex common stock at the close of business on [                    ], 2007, the record date, are entitled to receive this notice and to vote their shares at the Special Meeting or any adjournment or postponement of that meeting. As of the record date, there were [                    ] shares of M-Flex common stock outstanding. Each share of M-Flex common stock is entitled to one vote on each matter properly brought before the Special Meeting.

A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and at the executive office of M-Flex during regular business hours for a period of no less than ten days prior to the Special Meeting.

By Order of the Board of Directors

Christine Besnard
Vice President, General Counsel and Secretary

[                    ], 2007

Anaheim, California

IMPORTANT

Your vote is important. Even if you plan to attend the Special Meeting, please complete and mail the enclosed proxy card. You may vote by completing and mailing the enclosed proxy card. Submitting a proxy by mailing the enclosed proxy card will ensure your shares are represented at the Special Meeting. Please review the instructions in this Proxy Statement/Prospectus and the enclosed proxy card regarding how you vote your shares.

REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following are some questions that you may have regarding the transaction and the other matters that will be considered at the Special Meeting and brief answers to those questions. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section does not provide all the information that might be important to you with respect to the transaction and the other matters that will be considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference in this Proxy Statement/Prospectus.

Q:	Who is MFS Technology Ltd, or MFS?

A:	MFS is engaged in the design, manufacture and distribution of flexible printed circuits and flexible printed circuit boards and turnkey component assembly services for flexible printed circuits. MFS is based in and organized under the laws of Singapore and has manufacturing facilities in Singapore, Malaysia and China, with approximately 2,900 employees as of March 30, 2007. MFS commenced operations in 1989, established a holding company structure in 2000 for purposes of its initial public offering, and went public in 2002 after the holding company changed its name to MFS Technology Ltd. In 2004, MFS was upgraded to the Main Board of Singapore Exchange Securities Trading Limited (SGX-ST), where it trades under the symbol “MFS Tech.” As of the date of this Proxy Statement/Prospectus, WBL Corporation Limited beneficially owns approximately 56% of the outstanding shares of MFS.

Q:	Who is WBL Corporation Limited, or WBL, and what is its ownership interest and affiliation with us?

A:	As of March 30, 2007, WBL beneficially owned approximately 60% of our common stock. On such date, WBL beneficially owned 14,817,052 shares of our common stock through two of its subsidiaries, United Wearnes Technology Pte. Ltd., or UWT, and Wearnes Technology Pte. Ltd., or WT. Of the 14,817,052 shares owned by WBL, 3,000,000 shares are held by UWT and 11,817,052 shares are held by WT. WT is a 99.97% owned subsidiary of WBL and UWT is 60% owned by WT.

Q:	Why have the Special Committee and Board of Directors strongly recommended against the transaction?

The Special Committee and the Board of Directors have withdrawn their recommendation for approval of the transaction, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL abstaining, and have now determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders, and the transaction, if consummated, could cause serious harm to M-Flex’s business, financial conditions, and results of operations. The Special Committee and Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, our Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances. A detailed discussion of the factors considered by the Special Committee and Board of Directors is set forth on pages 73-84.

Q:	Why is stockholder approval required for the proposal?

A:	Under Nasdaq Marketplace Rules, the Offer must be approved by our stockholders. In addition, our restated certificate of incorporation requires approval of a majority of the outstanding shares not held by WBL and its affiliates present in person or by proxy at the Special Meeting of stockholders.

Q:	Why are we continuing to plan the Special Meeting if our Special Committee and Board of Directors do not want the transaction to be completed?

A:	There are no agreements that require us to present the transaction to our stockholders at the Special Meeting if our Special Committee and Board of Directors do not support the transaction. However, the Special Committee has determined to comply with the ruling of the Singapore Securities Industry Council ordering M-Flex to extend the deadline for fulfillment of the pre-conditions to the Offer to June 30, 2007, and thus to present the Offer to our stockholders for approval (unless one of the pre-conditions is implicated before June 30, 2007). In reaching this determination, the Special Committee considered a variety of factors, which are described in “The Transaction—Background of the Transaction” on page 60.
Q:	What is the structure of the transaction?

A:	If the conditions to the making and closing of the Offer are satisfied, including that our stockholders approve the Offer, New M-Flex Holding Corporation, or New M-Flex, would offer MFS shareholders, the option of tendering their MFS shares for either cash or stock of New M-Flex.

The cash consideration with respect for each MFS Share is denominated in Singapore dollars and would be either:

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S$1.15 (U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$1.[    ], as reported on Bloomberg on [                             ], 2007) per MFS share if less than 90% of MFS shares are tendered, excluding shares already held by M-Flex, its related corporations or their respective nominees; or

•

S$1.20 (U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$1.[    ], as reported on Bloomberg on [                             ], 2007) per MFS share if at least 90% of the shares held by MFS shareholders are tendered, excluding shares already held by M-Flex, its related corporations or their respective nominees.

The stock consideration consists of 0.0145 shares of New M-Flex common stock for each MFS share tendered. In addition, any holder of MFS shares who elects to take the stock consideration would be required to agree not to sell any of the stock consideration for a period of six months after the closing of the Offer.

An MFS shareholder may accept the cash consideration or stock consideration, but not both.

If at least 90% of the MFS shares outstanding are tendered (excluding shares held by us, our related corporations and their respective nominees as of the date of the Offer), we intend to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. If the Offer closes, any MFS shares that we acquire in a compulsory acquisition after the closing of the Offer would be for cash consideration of S$1.20 per share. A compulsory acquisition under Singapore law is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS’ shares.

Q:	Why are we engaging in the Reorganization as part of the Offer?

A:	If the transaction proceeds, we would effect the Reorganization in order to permit the exchange of shares of New M-Flex common stock for MFS shares to be tax-free under U.S. tax laws to MFS shareholders.
Q:	What will a stockholder receive if the transaction closes?

A:

M-Flex Stockholders: If the transaction closes, our stockholders would exchange their existing shares of M-Flex common stock for shares of New M-Flex common stock on a 1 to 1 basis. After the transaction, our stockholders would hold the same number of shares of New M-Flex common stock that they presently own of our common stock. However, those shares would represent a smaller proportion of the total number of shares of the combined company outstanding after the transaction.

MFS Shareholders: If the transaction closes, MFS shareholders who elect to receive the stock consideration would receive 0.0145 shares of New M-Flex common stock for each ordinary share of MFS they tender in the Offer. For example, if 1,000 MFS shares are tendered by an MFS shareholder, that shareholder would receive 14 shares of New M-Flex common stock. Fractions of shares of New M-Flex common stock would not be issued to any holder of MFS shares who accepts the Offer and fractional entitlements would be disregarded. MFS shareholders who elect to receive the cash consideration would no longer own shares of either company. MFS shareholders who do not tender their shares would continue to own MFS shares, unless at least 90% of the MFS shares outstanding held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered, in which case we intend to effect a compulsory acquisition of the remaining shares of MFS under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS shares. In that event, MFS would become our wholly owned subsidiary.

Q:	How does our Board of Directors and Special Committee recommend that our stockholders vote?

A:	Our Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from our stockholders generally, has withdrawn its recommendation for the Offer and has unanimously determined that the Offer is no longer advisable, is unfair to our stockholders and is contrary to our best interests and our unaffiliated stockholders’ and that the consideration to be paid for the MFS shares in connection with the Offer is unfair to our unaffiliated stockholders.

In addition, acting on the unanimous recommendation of the Special Committee, the Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, has voted unanimously to withdraw its recommendation for the Offer and the related transactions and is recommending that M-Flex stockholders vote “AGAINST” the transaction.

The Special Committee and Board of Directors based their determination on a number of factors, principally MFS’ financial performance since March 2006. These factors are described under “The Transaction—Reasons of M-Flex’s Special Committee For and Against the Offer” at page 73.

Therefore, the Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, strongly recommend that you vote “AGAINST” the three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

Q:	What do I need to do now?

A:

After you carefully read this Proxy Statement/Prospectus, including the annexes, please vote your shares as soon as possible so that your shares will be represented at the Special Meeting. Stockholders of record of M-Flex as of the record date for the Special Meeting may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

In addition, you may also vote in person by attending our Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held in “street name” and you wish to vote at the Special Meeting, you must bring a proxy from the record holder of the shares authorizing you to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are encouraged to grant the proxy as described in this Proxy Statement/Prospectus.

Q:	Who can vote at the Special Meeting?

A:	Assuming the Special Meeting occurs, only our stockholders of record at the close of business on [ ], 2007, our record date, will be entitled to vote at the Special Meeting. On the record date, there were [ ] shares of our common stock outstanding and entitled to vote.

Q:	How many shares are beneficially owned by our directors and executive officers as of the record date?

A:	Our directors and executive officers beneficially owned [ ] shares of our common stock on the record date, including options exercisable within 60 days of the record date. These shares represent in total approximately [ ]% of the total voting power of our voting securities.

Q:	How many votes are needed to approve the transaction?

A:	Under Nasdaq Marketplace Rules and the provisions of our restated certificate of incorporation, the issuance of the shares in the Offer requires the following approvals:

•

a majority of the votes cast in person or by proxy at the Special Meeting, which means that more shares must be voted at the Special Meeting in favor of the three-part proposal than are voted against it (for purposes of determining this vote, abstentions will not be counted as a vote for or against the three-part proposal and have no effect other than in establishing a quorum); and

•

a majority of the shares, present in person or by proxy at the Special Meeting and not held by WBL or its affiliates (the “Majority of the Minority Requirement”— for purposes of determining this vote, abstentions will be treated as no votes but will be counted in establishing a quorum).

In each case, a quorum must be present either in person or by proxy, which is a majority of our outstanding shares, or at least [ ] shares as of the record date. Our stockholder approval of the issuance of shares in the transaction is a condition to the closing of the Offer. See “Information About the Special Meeting and Voting” on page 163.

An undertaking agreement that WBL signed in March 2006 that obligated it to vote its M-Flex shares in favor of the transaction terminated because the transaction did not close by December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. In light of this announcement, assuming WBL’s stockholders vote for the Offer, at M-Flex’s Special Meeting WBL will vote its 14,817,052 shares in favor of the Offer. As WBL beneficially owns approximately 60% of M-Flex’s outstanding stock, a WBL vote in favor of the Offer would satisfy both the requirement for a quorum and the requirement for the approval of the majority of M-Flex’s stockholders entitled to vote and present in person or by proxy at the Special Meeting.

Approximately 18% of M-Flex’s outstanding common stock and approximately 48% of M-Flex’s common stock not held by WBL and its affiliates is owned by certain hedge funds affiliated with Stark Investments,

Inc., or the Stark Hedge Funds. If all of our outstanding shares held by persons not affiliated with WBL were present in person or by proxy at the Special Meeting, the Stark hedge funds would not have a sufficient number of shares to carry the Majority of the Minority Requirement because they own only 48% of the minority shares. However, if less than [                ] shares, as of the record date, held by persons other than affiliates of WBL or the Stark hedge funds are present in person or by proxy at the Special Meeting, then the Stark hedge funds vote will dictate whether the Majority of the Minority Requirement is satisfied or not.

The following illustrates potential outcomes at the Special Meeting:

1.	If WBL does not attend the meeting for any reason, no quorum will be present and therefore the three-part proposal will not pass.

2.	If WBL attends the meeting a quorum will be established. In such event, the three-part proposal will pass if:

•	WBL votes in favor of the three-part proposal, and the Majority of the Minority Requirement is satisfied; or

•	WBL abstains from voting for the three-part proposal, and the Majority of the Minority Requirement is satisfied.

3.	If WBL attends the meeting but votes against the Proposal, the Proposal will not pass.
Q:	How will WBL vote on the Offer?

A:	We are uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement that required it to vote in favor of the Offer expired on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you instruct your broker as to how you want your shares voted. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker cannot vote “AGAINST” the three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex shares of common stock to shareholders of MFS pursuant to the Offer.

Q:	What if I fail to instruct my broker?

A:	If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker “non-vote” will not be counted and will have no effect on the vote on the three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex shares of common stock to shareholders of MFS pursuant to the Offer.

See “Information About the Special Meeting and Voting” on page 163.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. Stockholders who hold shares in their own name can change their vote at any time before their proxy is voted at the Special Meeting. You can do this by using any one of the following methods:

•	timely delivery by mail of a valid, subsequently-dated proxy;

•	delivery to our secretary before or at the Special Meeting of written notice revoking your proxy or of your intention to vote by ballot at the Special Meeting; or

•	submitting a vote by ballot at the Special Meeting.

If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [ ], 2007, at 9:00 a.m., Pacific Standard Time, at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614.

Q:	When is the Offer expected to be completed?

A:	If the Offer is made and the conditions to closing are satisfied, the closing of the Offer must take place within 60 calendar days after the date the Offer Document/Prospectus is first sent to MFS shareholders, or the Offer will lapse. See “Terms and Conditions of the Offer—Timing of the Offer” on page 149.

Q:	If the Offer is made and completed, how many shares of New M-Flex common stock will be issued in the Offer?

A:	Assuming all MFS shareholders accept the Offer in full and elect to receive shares of New M-Flex common stock, we would issue approximately 9.6 million additional shares of New M-Flex common stock, representing approximately 28% of our outstanding stock after completion of the Offer based on 24,534,278 total outstanding shares of M-Flex at March 30, 2007, or an estimated aggregate transaction value of $148.0 million based on the closing price of M-Flex’s common stock of $15.35 on March 30, 2007. If only WBL elects to receive shares of New M-Flex common stock and the remaining MFS shareholders elect to receive cash, we would issue approximately 5.3 million shares in the Offer, or an estimated aggregate transaction value of $318.8 million based on the closing price of M-Flex’s common stock of $15.35 on March 30, 2007 (consisting of stock consideration of $81.1 million and cash consideration of $237.7 million). The foregoing assumes that options for 6.3 million MFS shares are exercised and tendered in the Offer. In addition, these calculations assume a cash consideration price of S$1.20.

Q:	If the Offer is made and completed, how many shares of New M-Flex common stock will there be after the Offer?

A:	If all MFS shareholders elect to receive shares of New M-Flex common stock, then we will have approximately 34.2 million shares of our common stock outstanding immediately after completion of the

Offer, based on 24,537,278 total outstanding shares at March 30, 2007. If only WBL elects to receive shares of New M-Flex common stock and the remaining MFS shareholders elect to receive cash, we will have approximately 29.8 million shares outstanding immediately after completion of the Offer. The foregoing assumes that options for 6.3 million MFS shares are exercised and tendered in the Offer.

Q:	If the Offer is made and completed, what percentage of New M-Flex will WBL own?

A:	WBL will own beneficially between approximately 59% of New M-Flex’s outstanding shares (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of New M-Flex common stock) and 67% of New M-Flex’s outstanding shares (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive the cash consideration and the number who elect to receive the stock consideration. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

Q:	How were the exchange ratio and consideration in the Offer originally determined in March 2006?

A:	The exchange ratio and consideration were originally determined in March 2006 through arms’ length negotiations and were approved at that time by WBL, our Special Committee comprised of the independent board members and our Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining. Among other things, our Board of Directors and Special Committee considered the historical operating results, the share price performance and the prospects of the two companies in determining the offer price and exchange ratio.

In addition, our Special Committee obtained a written opinion from its financial advisor, Needham & Company, LLC, that, based on and subject to the considerations, limitations, assumptions and qualifications set forth in the opinion, as of March 28, 2006, the stock consideration and the cash consideration to be offered to MFS shareholders in connection with the transaction was fair, from a financial point of view, to our unaffiliated stockholders. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate. In addition, since the date of the March 28, 2006 Needham opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions.

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm M-Flex’s business, financial condition and results of operations. Our Special Committee and Board of Directors based their determination on a number of factors, including principally in MFS’ financial performance since March 2006. Please see “Reasons of M-Flex’s Special Committee For and Against the Offer” on page 73.

Q:	Are there walk-away provisions?

A:	There are no walk-away provisions; however, there are certain pre-conditions which could relieve M-Flex from its obligation under the Takeover Code, to proceed with the Offer, see “Terms and Conditions of the Offer” on page 149.

Q:	Are there no shop and breakup provisions in this deal?

A:	There are no break-up or termination fees in the transaction.

Q:	What happens if the Offer is not completed and the transaction falls through?

A:	The Offer may not be made if the pre-conditions to making the Offer are not satisfied or, if applicable, waived by us by June 30, 2007. Specifically, the Offer may not be made if we have not satisfied all SEC comments on the Registration Statement of which this Proxy Statement/Prospectus forms a part and the registration statement has not been declared effective by June 30, 2007. In such event, both companies would remain separate entities under the common control of WBL and would continue to pursue their own business strategies for growth. In addition, we would not complete the Reorganization described herein.

Q:	What will be the structure of M-Flex after the transaction?

A:	If the Offer is made and closes, New M-Flex would be a holding company with two principal subsidiaries, one of which would be the historical operations of M-Flex and the other which would be the historical operations of MFS. WBL would become the majority stockholder of New M-Flex.

New M-Flex would operate MFS as New M-Flex’s subsidiary following the closing of the Offer. If at least 90% of the outstanding MFS shares (excluding the MFS shares held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer, we intend to acquire the remaining MFS shares through a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS’ shares. In such event, MFS would be New M-Flex’s wholly owned subsidiary.

Q:	Who would run the combined company?

A:	If the Offer is made and closes and if 100% of the stock of MFS is acquired, the executive team would be consolidated under New M-Flex. If less than 100% of the stock of MFS is acquired, we expect to continue to operate New M-Flex primarily with the management team in Anaheim, California and with MFS continuing to operate under management in Singapore, while taking advantage of expected opportunities to integrate certain functions of the companies in the near term, which may include marketing and research and development.

Q:	What will be the combined company’s board makeup?

A:	If the Offer is made and closes, our directors, immediately prior to the Offer, would become the members of New M-Flex’s Board of Directors immediately after completion of the Offer. If less than 100% of the stock of MFS is acquired as part of the transaction, then the board of directors of MFS would consist of directors that are nominated and elected at an annual meeting of shareholders of MFS conducted in accordance with Singapore law. If we acquire 100% of the stock of MFS, we would appoint representatives to the board of directors of MFS.

Q:	Why is the aggregate consideration different if MFS shareholders elect the stock consideration versus the cash consideration?

A:	The difference is a result of the implied offer price if MFS shareholders elect to receive the cash consideration or the stock consideration in the transaction. As of the close of business on [ ], 2007, the implied premium on the cash was [ ]% and the implied discount on the stock was [ ]%.

The aggregate consideration would be a sum of the cash price paid to MFS holders who elect the cash consideration plus the value of New M-Flex stock issued to MFS holders who elect to receive the stock consideration. The aggregate value of the stock consideration would depend on the market price of our shares on the date we issue the shares and the number of shares we issue. As of the record date, the value to be received on a per share basis for those MFS shareholders who elect to receive stock consideration is approximately $[            ] and for those MFS shareholders who elect to receive cash consideration is S$1.15 (U.S.$    ) or S$1.20 (U.S.$    ) depending on the level of acceptances.

Q:	Describe why there is a two-tiered cash approach.

A:	Our two-tier proposal was designed to encourage participation by the minority shareholders of MFS. If the transaction proceeds and closes, it is our intent to privatize MFS as part of the process, in order to, among other things, reduce the operational costs associated with maintaining MFS as a public company subsidiary listed in Singapore. The mechanism for privatizing MFS would be accelerated if we are able to effect a compulsory acquisition under Singapore law, which we would be able to effect if 90% or more of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer. Accordingly, the cash consideration that MFS shareholders would receive would be higher if 90% or more of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) were tendered in the Offer.

Q:	Are our stockholders entitled to appraisal rights?

A:	Holders of our common stock are not entitled to appraisal rights in connection with the issuance of New M-Flex common stock in the transaction or the reorganization we are effecting in connection with the closing of the Offer, if it closes.

Q:	What risks should our stockholders consider prior to voting at the Special Meeting?

A:	Our stockholders should carefully review the section of this Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 27.

Q:	Who do I call if I have questions abut the Special Meeting or the transaction?

A:	If you have any questions about the transaction, or if you need additional copies of the Proxy Statement/Prospectus or the enclosed proxy, you should contact:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Attention: Investor Relations

YOU MAY ALSO OBTAIN ADDITIONAL INFORMATION ABOUT M-FLEX IN DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 184.

SUMMARY

This summary highlights selected information from this Proxy Statement/Prospectus and may not contain all of the information that is important to you. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus and the information incorporated into this Proxy Statement/Prospectus by reference. See “Where You Can Find More Information” on page 184. We have included references to other portions of this Proxy Statement/Prospectus to direct you to a more complete description of the topics presented in this summary. With respect to all periods of time prior to completion of the Offer, references to we, us, and M-Flex refer to Multi-Fineline Electronix, Inc. and its subsidiaries, Multi-Fineline Electronix (Suzhou) Co., Ltd., or MFC1; Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd., or MFC2, Aurora Optical and New M-Flex Holding Corporation unless the context otherwise requires. With respect to all periods of time after completion of the Offer, references to we, us, New M-Flex or the combined company refer to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries including the historical operations of MFS and M-Flex. All references to MFS refer to MFS Technology Ltd and its subsidiaries unless the context otherwise requires.

The Companies (see pages 104 and 109)

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Internet Address: www.mflex.com

(Information set forth in M-Flex’s website is not incorporated herein by reference.)

M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry. M-Flex offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for our products include mobile phones, smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage devices and portable bar code scanners.

M-Flex common stock is listed on The Nasdaq Global Select Market under the symbol “MFLX.” On March 30, 2007, there were 24,534,278 shares of its common stock outstanding.

Further information relating to M-Flex can be found on the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex.

MFS Technology Ltd

22 Tuas Avenue 8

Singapore 639237

(65)	6861 3168

Internet Address: www.mfstech.com.sg

(Information set forth in MFS’ website is not incorporated herein by reference.)

MFS is a provider of flexible printed circuits, or FPCs, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of FPCs. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, MFS currently manufactures FPCs from its facilities in Singapore, Malaysia and China and printed circuit boards, or PCBs, in China. MFS’ ordinary shares are listed on the Singapore Exchange Securities Trading Limited, or SGX-ST, under the symbol “MFS Tech.” On March 30, 2007, there were 658,729,497 shares of MFS outstanding.

New M-Flex Holding Corporation

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

New M-Flex is a new entity which is being formed solely for the purpose of effecting the Offer. If the Offer is made and closes, M-Flex’s corporate structure would be reorganized such that:

•	New M-Flex would be formed to effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex will change its name to Multi-Fineline Electronix, Inc. and will cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will become stockholders of New M-Flex and MFS shareholders who elect to receive the stock consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the closing of the Offer).

The Transaction (see page 59)

This Proxy Statement/Prospectus pertains to a transaction in which M-Flex, through a newly formed holding company, would pursuant to the Offer made in accordance with the applicable laws, rules and regulations of Singapore and the Takeover Code, offer to purchase all of the issued and outstanding ordinary shares of MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited, and complete the Reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex. One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex stock. If the closing does not occur, M-Flex would not complete the Reorganization.

Although the Special Committee and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Weames Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. In addition, the fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors have determined, with Dr. Lim and Mr. Tan abstaining, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions. A detailed description of the background of the transaction, including the reasons for and against the Offer, is contained below under the caption “Reasons of M-Flex’s Special Committee For and Against the Offer—Historical Reasons for the Offer” on page 74 and “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” on page 77. Additional information is contained under the caption “The Transaction” beginning on page 59.

The making of the Offer is conditioned on satisfaction, or waiver, of certain conditions, which are described at “Terms and Conditions of the Offer—Conditions to the Closing of the Offer” on page 152.

What MFS Shareholders Would Receive in the Offer (see “Terms and Conditions of the Offer—Consideration to be Received in the Offer; Treatment of Stock Options” on page 155)

If the conditions to the making and closing of the Offer are satisfied or, if applicable, waived, MFS shareholders who tender their MFS shares would receive at their election either cash consideration or stock consideration as follows for each MFS share tendered:

Stock Consideration: of 0.0145 shares of New M-Flex common stock;

or

Cash Consideration: (denominated in Singapore dollars) equal to either:

•

S$1.15 (approximately U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$[      ], as reported on Bloomberg on [                    ], 2007) per share if less than 90% of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer;

or

•

S$1.20 (approximately U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$[      ], as reported on Bloomberg on [                    ], 2007) per share if 90% or more of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

MFS shareholders (other than WBL) may elect to receive either stock consideration or cash consideration, but not both. Fractions of shares of New M-Flex common stock would not be issued to any MFS shareholder who accepts the Offer and fractional entitlements would be disregarded. MFS shareholders who elect to take the stock consideration would be required to execute a lock-up agreement agreeing not to sell any of their stock consideration for a period of six months after the close of the Offer.

Recommendation of the Board of Directors and the Special Committee (see “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on page 96 and “The Transaction—Background of the Transaction” on page 60 and “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” on page 77)

On May 2, 2005, our Board of Directors formed a Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from our stockholders generally. The following members of the Board of Directors were appointed to serve as members of the Special Committee: Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau.

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally approved the Offer when it was announced in March 2006.

The Special Committee and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have subsequently withdrawn their recommendation and approval of the transaction. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. A summary of these reasons is set forth below under the caption “Reasons Against the Offer”. Additional information is contained under the caption “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” on page 77.

Our Board of Directors and the Special Committee strongly recommend that our stockholders vote “AGAINST” the following three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

Reasons For and Against the Offer (see “The Transaction—Reasons of M-Flex’s Special Committee For and Against the Offer” on page 73)

Historical Reasons For the Offer

Before our Special Committee and Board of Directors withdrew their recommendation for the Offer, among the key underlying strategic reasons for the Offer was our need for longer term expanded manufacturing capacity. Our ability to expand our manufacturing capacity in a timely and cost-effective manner has been a major factor in our steady and significant growth in recent years as we have participated in the rapidly expanding global telecommunications marketplace. The Special Committee and Board of Directors also identified several strategic, operational and financial synergies in reaching their original determination to recommend the Offer. A full description of these synergies is contained under the caption “Reasons of M-Flex’s Special Committee For and Against the Offer—Historical Reasons For the Offer” beginning on page 74.

While certain of the strategic, operational and financial synergies originally identified may still be realized if the transaction proceeds and closes, we currently believe that the disadvantages associated with the acquisition of MFS under the current price and terms of the Offer outweigh the possible benefits of any strategic, operational and financial synergies that could result from the transaction.

Reasons Against the Offer

The Special Committee and the Board of Directors have withdrawn their March 2006 recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and that the closing of the Offer could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. The Special Committee and the Board of Directors based their determination to withdraw their recommendation on a number of factors, including principally MFS’ financial performance since March 2006. A detailed description of these factors is set forth at “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” at page 77.

The Special Committee and Board of Directors now strongly recommend our stockholders vote “AGAINST” the Offer and the related transactions.

Opinion of Needham & Company, LLC to the Special Committee (see page 96)

On March 28, 2006, Needham & Company, LLC, or Needham, rendered to our Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated March 28, 2006, that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the cash consideration and the exchange ratio underlying the stock consideration in the transaction was fair from a financial point of view to us and our stockholders. M-Flex has agreed to pay Needham a transaction fee of $3.0 million at the closing of the Offer against which $900,000 of previous fees we have paid Needham in connection with the Offer will be credited. The full text of Needham’s written opinion is included as Annex A to this Proxy Statement/Prospectus, see “Financial Advisor Fees” on page 84, see also “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on pages 96-103. Needham provided its opinion for the use and benefit of our Special Committee and Needham’s opinion does not constitute a recommendation as to how any stockholder should vote on the three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of New M-Flex common stock to shareholders of MFS thereunder.

The fairness opinion delivered by Needham on March 28, 2006 was derived based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors have, after discussions with Needham, determined that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions.

Board of Directors and Management Following the Transaction (see “Related Party Transactions and Interests of Certain Persons in the Transaction” on page 144)

If the Offer is made and closes, and if at least 90% of the MFS shares outstanding (other than those held by us, our related corporations or our respective nominees as of the date of the Offer) are tendered, we intend to effect a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of the outstanding shares of MFS. In that case, both the executive team and Board of Directors of MFS would be consolidated under New M-Flex. If we were not able to acquire all of the outstanding MFS shares through the compulsory acquisition, we would expect to continue to operate New M-Flex primarily with the management team in Anaheim, California and the management of MFS would continue to operate MFS from Singapore; however, we would intend to take advantage of expected opportunities to integrate certain functions of the companies in the near term, which may include marketing and research and development.

M-Flex’s directors immediately prior to the Offer would continue to be the members of New M-Flex’s Board of Directors immediately after the transaction. If we do not acquire all of MFS’ outstanding shares, then the board of directors of MFS would consist of directors who are nominated and elected at an annual meeting of shareholders of MFS conducted in accordance with Singapore law.

Stockholder Votes Required

For M-Flex Stockholders (see “Information About the Special Meeting and Voting” on page 163):

Under Nasdaq Marketplace Rules and M-Flex’s restated certificate of incorporation, the Offer must be approved by both:

•

a majority of the votes cast in person or by proxy at the Special Meeting, assuming a quorum is present at the meeting, which means that more shares must be voted at the Special Meeting in favor of the three-part proposal than are voted against it (for purposes of determining this vote abstentions will not be counted as a vote for or against the three-part proposal and have no effect other than in establishing a quorum); and

•

a majority of the shares, present in person or by proxy at the Special Meeting and not held by WBL or its affiliates, assuming a quorum is present at the meeting (for purposes of determining their vote abstentions will be treated as no votes but will be counted in establishing a quorum).

On the record date, directors and executive officers of M-Flex and our affiliates, including WBL, beneficially owned [            ] shares of our common stock, representing approximately [    ]% of the shares of our common stock outstanding on the record date. To our knowledge, directors and executive officers of M-Flex and their affiliates intend to vote their common stock against the three-part proposal; however, given that WBL previously entered into an irrevocable undertaking agreement to accept the Offer and to tender its MFS Shares in the Offer, we commenced litigation seeking to require WBL to vote against the transaction at the Special Meeting. This litigation was dismissed for, among other things, lack of personal jurisdiction. A summary of that litigation is set forth in “Background of the Transaction” beginning on page 60.

M-Flex is uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. See “Information About the Special Meeting and Voting” on page 163.

For MFS Shareholders:

No MFS shareholder vote is required because the transaction is structured as a voluntary general offer. Shareholders of MFS will have an option to tender their shares to us in the Offer, or retain their shares. There will not be a shareholders’ meeting by MFS in connection with the Offer.

Treatment of MFS Share Options (see “Terms and Conditions of the Offer—Consideration to be Received in the Offer; Treatment of Stock Options” on page 155)

As of March 30, 2007, there were options outstanding covering approximately 6.3 million MFS shares granted under the MFS Share Option Scheme, or MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, M-Flex will not make an offer to acquire unexercised options. If the conditions to making the Offer are satisfied and closes, the Offer would be extended, on the same terms and conditions, to all new MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options granted under the MFS ESOS. Therefore, in order to participate in the Offer, holders of such options would be required to exercise their options and tender their MFS shares to us.

Ownership of Common Stock of the Combined Company After the Transaction

If the Offer is made and closes, depending on the level of acceptances of the Offer by MFS shareholders, and whether they elect to receive the cash consideration or the stock consideration, New M-Flex stockholders, other than WBL, would own between 28% and 33% of the combined company and MFS shareholders, other than WBL, would own between 0% and 13% of the combined company (assuming in each case that all outstanding options under the MFS ESOS shall have been exercised and that the MFS Shares issued pursuant to such exercise have been tendered in the Offer). If the Offer is made and closes, depending on the level of acceptances of the Offer, and the election of the cash consideration or the stock consideration, WBL will own between 59% and 67% of the combined company. The ownership percentages are based on the number of shares of our common stock and stock options outstanding on March 30, 2007.

Conditions to the Closing of the Offer (see “Terms and Conditions of the Offer—Conditions to the Closing of the Offer” on page 152)

The closing of the Offer would depend upon the satisfaction or waiver, where applicable, of a number of conditions, including (1) approval of our stockholders of the issuance of New M-Flex common stock in the Offer and (2) that more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the Offer, of any share option under the MFS ESOS) being tendered in the Offer and (3) the absence of any material adverse event affecting MFS, its business or operations.

Notably, in order for M-Flex stockholder approval to occur, WBL will need to vote its shares in favor of the Offer (or otherwise potentially abstain as described elsewhere in this Proxy Statement/Prospectus under the caption “Potential Outcomes at the Special Meeting” on page 165). M-Flex is uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. If these conditions are not satisfied or waived, as applicable, the Offer and the related transactions likely would be terminated.

Regulatory Matters Relating to the Transaction (see “The Transaction—Regulatory Matters Relating to the Transaction” on page 94)

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except that the registration statement containing the Proxy Statement/Prospectus with respect to the M-Flex Special Meeting and the Offer Document with respect to the Offer must be effective.

Material U.S. Federal Income Tax Consequences of the Transactions (see “The Transaction—Material U.S. Federal Income Tax Consequences of the Transactions” on page 85)

It is intended that no gain or loss will be recognized by an M-Flex stockholder as a result of the transaction for U.S. federal income tax purposes. It is intended that no gain or loss will be recognized by an MFS shareholder exchanging his or her MFS shares for New M-Flex common stock in the transaction for U.S. federal income tax purposes. It is intended that gain or loss will be recognized by an MFS shareholder exchanging his or her MFS shares for cash in the transaction or the compulsory acquisition for U.S. federal income tax purposes, although non-U.S. holders of MFS shares generally would not be subject to U.S. federal income taxation of such gain or loss. Any cash received by an MFS shareholder who actually or constructively owns stock of WBL, New M-Flex or MFS after the transactions, may be treated as a taxable dividend up to the amount of such cash for U.S. federal income tax purposes. Please refer to the discussion of the United States federal income tax consequences to M-Flex and MFS shareholders on page 85.

Material Singapore Tax Consequences of the Transactions (see “The Transaction—Material Singapore Tax Consequences of the Transactions” on page 90)

The acceptance of the Offer by an MFS shareholder (whether by way of electing to receive cash consideration or the stock consideration) would be treated as a disposal of the MFS shares held by such MFS shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Singapore Comptroller of Income Tax regards as the carrying on of a trade or business in Singapore.

Please refer to the discussion on the Singapore income tax consequences of MFS shareholders resident or based in Singapore accepting the Offer on page 90 in relation to the above and the Singapore income tax treatment of dividends declared by M-Flex on M-Flex common stock.

Listing of Common Stock of the Combined Company (see “The Transaction—Stock Exchange Listing; Delisting of MFS Common Stock” on page 95)

The shares of M-Flex common stock outstanding after the transaction, including the shares of New M-Flex to be issued to the MFS shareholders who elect to receive the stock consideration in the Offer, will be listed on The Nasdaq Global Select Market under the symbol “MFLX.”

If less than 90% of the outstanding MFS shares held by persons other than us, our related corporations or their nominees are tendered in the Offer, those MFS shares that are not tendered in the Offer will likely continue to trade on the Singapore Securities Exchange Trading Limited, or the SGX-ST. If more than 90% of the outstanding MFS shares held by persons other than us, our related corporations or their nominees are tendered in the Offer, we would delist MFS from the SGX-ST.

Dissenters’ Rights of Appraisal (see “The Transaction—Dissenters’ Rights of Appraisal” on page 94)

We are incorporated under the laws of the State of Delaware. Under Delaware law, our stockholders will not have dissenters’ rights of appraisal in connection with the issuance of New M-Flex common stock in the transaction or the related reorganization of M-Flex that is planned to occur if the Offer is made and closes.

Related Party Transactions and Interests of Certain Persons in the Transaction (see page 144)

Interests of M-Flex’s Directors, Officers and Stockholders

When our stockholders consider the recommendations of our Special Committee and Board of Directors that they vote against the proposal relating to the Offer, they should be aware that certain executive officers of M-Flex and the members of M-Flex’s Board of Directors have interests in the transaction that may be different from, or in addition to, the interests of our stockholders generally. As of March 30, 2007, WBL and its affiliates currently beneficially own 14,817,052 shares, or approximately 60%, of M-Flex common stock and 364,506,000 shares, or approximately 55% of MFS’ outstanding stock. As of October 2, 2006, the Stark hedge funds owned approximately 18% of M-Flex’s outstanding stock at 4.5 million shares which amounts to approximately 46% of shares not held by WBL and its affiliates. We believe that the Stark hedge funds may also own a substantial amount of MFS shares. Our Special Committee and Board of Directors were aware of these interests and considered them, among other matters, when making their respective recommendations that our stockholders vote against the Offer.

Interests of MFS’ Directors, Officers and Shareholders

Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, each gave an irrevocable undertaking, which we refer to collectively as the PTL and LW Undertakings, to us to accept the

Offer in respect of the number of MFS shares held by them or their nominees. As of March 30, 2007, Mr. Pang held 8,113,500 shares of MFS, representing approximately 1.2%, and Mr. Wong held 750,000 shares of MFS, representing approximately 0.1%, respectively, of the outstanding shares of MFS. The PTL and LW undertakings to accept the Offer expired on December 31, 2006. As of September 5, 2006, the Stark hedge funds owned 32,075,000 shares of MFS, or at least approximately 5% or more of MFS’ outstanding shares.

Interests of WBL’s Directors and Officers

WBL currently owns approximately 56% of the issued and outstanding shares of MFS. In connection with the announcement of the Offer, WBL signed an irrevocable undertaking agreement to tender all of its shares in MFS in the Offer and agreed to accept stock of New M-Flex and not cash as consideration for its MFS shares. As part of the undertaking agreement WBL granted a proxy to Philip A. Harding to permit Mr. Harding to vote in favor of the transactions at the Special Meeting. The undertaking agreements expired on December 31, 2006.

On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. If, however, the Offer proceeds and closes, WBL would own beneficially between approximately 59% of New M-Flex’s outstanding stock after the close of the Offer, assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of New M-Flex common stock and approximately 67% of New M-Flex’s outstanding common stock, assuming all the other MFS shareholders accept the Offer in full and elect to receive cash. This percentage will vary depending on the number of MFS shareholders who elect to receive cash versus stock and the number of MFS shareholders who tender their MFS shares.

Each of the members of the Special Committee and our Board of Directors was aware of these interests of WBL when deciding to withdraw approval for the Offer and recommend that you vote “AGAINST” the transaction.

Financing Arrangements (see page 158)

The estimated total amount of funds necessary to finance the Offer and the related transactions will be between approximately U.S. $0 and U.S. $240.2 million, depending on the number of MFS shares tendered and the percentage of shares tendered for the cash consideration. It is anticipated that these funds will be provided from existing cash resources of M-Flex and the proceeds from Overseas-Chinese Banking Corporation, or the Lender, as described below. The Special Committee assumed in approving the Offer in March 2006 that all or substantially all of the shares of MFS, other than those held by WBL, would be tendered for cash and thus it was highly likely that all of the cash consideration would be paid which at the time of the Special Committee’s approval in March 2006 was estimated to be $222 million in cash, but is now currently estimated to be $240.2 million in cash attributable to currency fluctuations between the U.S. and Singapore dollar since March 2006. As part of its analysis as to the accretion of the acquisition to M-Flex, M-Flex’s Special Committee noted that the issuance of shares to the MFS minority shareholders had a potentially dilutive effect on the combined company’s earnings per share. Accordingly, the Special Committee determined to impose a six-month lock-up period on MFS shareholders who were to elect stock consideration, in substantial part, in order to encourage such holders to elect cash consideration instead of stock consideration, even though the premium on the stock consideration at the time of the announcement of the Offer was greater for the stock consideration. In addition, the Special Committee believed that holders of MFS shares in Singapore, particularly individuals (as opposed to institutional holders) would be more likely to accept cash than securities of a U.S. company listed on Nasdaq because of the fact that it might be generally more difficult for such investors to sell their investment in a U.S. listed company than a comparable company listed in Singapore.

M-Flex has received non-binding term sheets from the Lender with respect to a facility agreement, or Facility, to finance the acquisition of MFS and a revolving line of credit, or the Revolver, to provide working capital to New M-Flex. The Lender and its affiliates are substantial stockholders in WBL. The term sheet provides that the Lender would commit, upon acceptance of the term sheet and subject to certain specified conditions discussed below, to enter into definitive agreements to provide an amount up to U.S. $230 million term loan and $150 million interest rate swap to the borrower, M-Flex Cayman Acquisition Company, a company incorporated in the Cayman Islands and a $70 million revolving line of credit to New M-Flex. New M-Flex will also guaranty the Facility. The drawdown under the term loan facility, or the TLF, is a minimum amount of U.S. $20 million and in incremental integral multiples of U.S. $5 million during the period from the date of the Facility until 18 months thereafter. The final maturity for the Facility occurs three years from the date of the first drawdown, or the Final Maturity Date, subject to a one year extension. The final maturity for the Revolver occurs two years from the date of the agreements for the Revolver. Repayment occurs on the Final Maturity Date. The TLF and the Revolver will bear interest at U.S.$ SIBOR plus 1.1% per annum for the relevant interest period selected. Interest on the TLF and the Revolver shall be calculated based on an actual number of days and a 360 day-year and is payable at the end of each interest period. The principal terms of this Facility and the Revolver are described under “Financing Arrangements” beginning on page 158.

Restrictions on Alternative Transactions (see “Material Agreements Pertaining to the Transaction—Description of WBL Undertaking Agreement” on page 157)

There are no restrictions or agreements currently in force that restrict any party from pursuing an alternative transaction, although there are certain restrictions on MFS under the conditions to closing of the Offer that, if they occurred, could give rise to a right of M-Flex to terminate the Offer, see “Terms and Conditions of the Offer—Conditions to the Closing of the Offer” on page 152.

Accounting Treatment of the Transaction (see “The Transaction—Accounting Treatment of the Transaction” on page 85)

If the transaction proceeds notwithstanding the recommendation of our Special Committee and Board of Directors, we would account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. New M-Flex would be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%) of the MFS assets and liabilities assumed will be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL would be recorded at their fair value using purchase accounting as of the completion of the transaction.

Material Differences in Rights of M-Flex Stockholders and MFS Shareholders (see “Comparison of Stockholder Rights and Corporate Governance Matters” on page 168)

If the Offer is made and closes, MFS shareholders receiving stock consideration will have different rights once they become our stockholders due to differences between the governing law and charter documents of MFS and New M-Flex. A summary of the material differences are described under “Comparison of Stockholders Rights and Corporate Governance Matters” beginning on page 168.

Expenses

Generally, all fees and expenses incurred in connection with the Offer and the transactions contemplated by the Offer will be paid by the party incurring those expenses. We expect to incur approximately U.S. $7 million in expenses in connection with the Offer, assuming that the Offer closes.

Summary Selected Historical Financial Information

M-FLEX

The following table sets forth a summary of selected historical consolidated financial data of M-Flex for each of the years in the five-year period ended September 30, 2006 and as of December 31, 2006 and for the three months ended December 31, 2005 and 2006. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements and the unaudited condensed interim consolidated financial statements of M-Flex, which are included and incorporated by reference into this Proxy Statement/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. Our management believes that our unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented. See “Where You Can Find More Information” on page 184.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)
						(unaudited)
Consolidated Statements of Operations Data:
Net sales	$110,537	$129,415	$253,049	$357,090	$504,204	$139,733	$123,887
Operating income	7,850	7,707	36,419	52,635	57,549	25,136	4,894
Net income	4,967	4,577	25,706	37,166	40,357	17,332	3,653
Basic net income per share	$0.42	$0.39	$1.33	$1.57	$1.66	$0.72	$0.15
Diluted net income per share	$0.42	$0.38	$1.27	$1.51	$1.59	$0.69	$0.14
Basic weighted-average common shares	11,720,295	11,720,295	19,310,044	23,603,935	24,353,854	24,207,081	24,452,611
Diluted weighted-average common shares	11,763,885	11,978,610	20,306,842	24,593,998	25,315,548	25,199,873	25,210,346

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006
	(in U.S. Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$4,349	$5,211	$16,631	$38,253	$24,460	$21,916
Working capital	17,268	17,656	78,961	108,126	129,444	127,786
Total assets	59,783	98,729	189,998	259,600	327,045	340,269
Long-term debt	—	4,358	—	—	—	—
Stockholders equity	40,791	45,486	141,084	189,041	238,365	244,191

MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2006 and the three month periods ended December 31, 2005 and 2006. The consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006 and the three month periods ended December 31, 2005 and 2006 and the consolidated balance sheet data as of September 30, 2005 and 2006 and December 31, 2006 are derived from, and should be read in conjunction with, the audited consolidated financial statements and the unaudited condensed interim financial statements of MFS, which are included elsewhere in this Proxy Statement/Prospectus. The consolidated statement of operations data for the year ended September 30, 2002 and 2003 and the consolidated balance sheet data as of September 30, 2002, 2003 and 2004 are derived from audited MFS consolidated financial statements not included in this Proxy Statement/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2006 and the three months ended December 31, 2006 included elsewhere in this Proxy Statement/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002 (1)	2003	2004	2005	2006	2005	2006
	(in Singapore Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$118,393	$281,761	$432,252	$379,521	$383,392	$120,105	$106,157
Operating income	8,602	31,001	53,682	41,656	38,261	17,830	11,688
Net income	5,908	23,084	42,761	34,369	29,279	14,441	9,051
Basic net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Diluted net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Basic weighted-average common shares	416,142	650,061	650,744	652,889	655,537	653,702	658,705
Diluted weighted-average common shares	417,381	650,937	653,317	653,893	657,669	654,023	660,715

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006

	(in Singapore Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$12,131	$28,508	$52,518	$71,885	$71,149	$74,393
Working capital	13,985	40,994	81,570	101,145	105,372	113,995
Total assets	152,716	201,275	290,532	296,780	283,956	305,283
Long-term debt, net of current portion	—	—	11,848	15,003	3,009	—
Total shareholders’ equity	75,160	95,410	134,806	157,990	164,309	172,423

(1)	Fiscal year ended September 30, 2002 net income per share have not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 22.

Exchange Rate Information

Unless otherwise indicated, all dollar amounts in this Proxy Statement/Prospectus are expressed in U.S. Dollars. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown.

The following table shows the number of U.S. Dollars exchangeable for a Singapore Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
High for the period	$0.58	$0.61	$0.60	$0.62	$0.64	$0.61	$0.65
Low for the period	0.54	0.55	0.57	0.59	0.59	0.59	0.63
Average for the period	0.55	0.57	0.59	0.60	0.62	0.59	0.64
End of period	0.56	0.58	0.59	0.59	0.63	0.60	0.65

The following table shows the number of Singapore Dollars exchangeable for a U.S. Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
High for the period	S$1.86	S$1.81	S$1.75	S$1.71	S$1.71	S$1.71	S$1.59
Low for the period	1.73	1.64	1.66	1.62	1.56	1.64	1.53
Average for the period	1.81	1.75	1.71	1.66	1.62	1.69	1.56
End of period	1.78	1.73	1.69	1.69	1.59	1.67	1.54

Certain Historical and Unaudited Pro Forma Per Share Information

The following table presents unaudited net income per share data, cash dividend declared per share and net book value per share data for each stand-alone company on a historical basis, on a combined company pro forma basis and for MFS on an equivalent pro forma basis. The unaudited pro forma condensed combined per share information is not necessarily indicative of the financial position of the combined company had the Offer been completed on December 31, 2006 or operating results that would have been achieved by the combined company had the Offer been completed as of the beginning of the first day of the first period presented, and should not be construed as representative of future financial position or operating results. The unaudited pro forma condensed combined consolidated per common share data presented below have been derived from unaudited pro forma condensed combined consolidated financial information included in this Proxy Statement/Prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of M-Flex and MFS, the M-Flex and MFS Unaudited Pro Forma Condensed Combined Financial Information, and the separate historical financial statements of M-Flex and MFS and related notes included herein or incorporated by reference into this Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 184. Two pro forma transaction scenarios are presented in Pro Forma-Minimum Equity Issued and Pro Forma-Maximum Equity Issued assuming 100% of MFS’ stock is acquired.

	For the Year Ended September 30, 2006
	Historical		Maximum Equity		Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Combined	MFS Equivalent (2)	M-Flex & MFS Combined	MFS Equivalent
Net income (loss) per share
Basic	$1.66	$0.03	$1.72	$0.02	$1.68	$0.02
Diluted	$1.59	$0.03	$1.67	$0.02	$1.63	$0.02
Cash dividend declared per share (3)
Basic	$—	$0.02	$0.46	$0.01	$0.53	$0.01
Diluted	$—	$0.02	$0.45	$0.01	$0.51	$0.01

	For the Quarter Ended December 31, 2006
	Historical		Maximum Equity		Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Combined	MFS Equivalent (2)	M-Flex & MFS Combined	MFS Equivalent
Net income (loss) per share
Basic	$0.15	$0.01	$0.27	$0.00	$0.24	$0.00
Diluted	$0.14	$0.01	$0.27	$0.00	$0.23	$0.00
Cash dividend declared per share (3)
Basic	$—	$—	$—	$—	$—	$—
Diluted	$—	$—	$—	$—	$—	$—
Book value per share (4)
Book value per share Basic	$9.99	$0.17	$16.74	$0.24	$10.87	$0.16
Book value per share Diluted	$9.69	$0.17	$16.37	$0.24	$10.60	$0.15

(1)	MFS historical income per share amounts are based on U.S. GAAP. Both the MFS historical income per share amounts and the cash dividend declared per share amounts are translated from Singapore dollars into U.S. Dollars at the exchange rate of S$1.62 per U.S. Dollar for the year ended September 30, 2006 and S$1.56 for the three months ended December 31, 2006. MFS historical book value per share is translated at S$1.53.
(2)	The MFS equivalent pro forma share amounts are calculated by multiplying the combined pro forma share amounts by the exchange ratio in the transaction of 0.0145 shares of New M-Flex common stock for each MFS share.
(3)	The cash dividend per share information presented in the pro forma scenarios differs from historical amounts only to the extent the pro forma shares outstanding have been adjusted in each respective scenario. The actual combined cash dividend declared has not been adjusted in the unaudited pro forma condensed combined consolidated financial information.
(4)	Book value per share was calculated by dividing stockholders’ equity by the number of shares of M-Flex or MFS common stock outstanding at December 31, 2006. Pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of M-Flex common stock outstanding at the respective period end date, assuming the Offer had been completed on that date.

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined statement of operations data for the year ended September 30, 2006 and the three months ended December 31, 2006 give effect to the Offer and business combination with MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2006 gives effect to the Offer and business combination as if it had occurred on December 31, 2006. The selected unaudited pro forma condensed combined financial data does not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the Offer. Four pro forma transaction scenarios are presented: (a) (i) Minimum Equity Issuance and (ii) Maximum Equity in each case assuming 100% of the outstanding MFS shares are tendered and (b) (i) Minimum Equity Issuance and (ii) Maximum Equity Issuance in each case assuming only 64% of the outstanding MFS shares are tendered. The Minimum Equity Issuance scenarios are based upon the assumption that the cash consideration in the Offer is fully subscribed for the outstanding shares of MFS held by MFS shareholders other than WBL for S$1.20 (U.S. $0.78), in the case of the 100% tender scenario, or S$1.15 (U.S. $0.75) in the case of the 64% tender scenario. The Maximum Equity Issuance scenarios are based upon the assumption that all MFS shareholders elect to receive New M-Flex common stock in the Offer. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006). The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary and does not purport to represent what M-Flex’s results of operations or financial position actually would have been if the Offer referred to herein had been consummated on the date or for the period indicated or what such results will be for any future date or any future period. You should read this summary together with “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 184 and the accompanying notes thereto.

	100% Acceptance		64% Acceptance
	For the Year Ended September 30, 2006		For the Year Ended September 30, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$711,321	$711,321	$711,321	$711,321
Operating income	83,945	83,945	84,182	84,182
Net income	58,397	49,754	52,044	50,355
Basic net income per share	1.72	1.68	1.70	1.70
Diluted net income per share	1.67	1.63	1.65	1.65

	For the Quarter Ended December 31, 2006		For the Quarter Ended December 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$180,532	$180,532	$180,532	$180,532
Operating income	12,439	12,439	12,498	12,498
Net income	9,319	7,021	2,823	2,374
Basic income per share	0.27	0.24	0.09	0.08
Diluted income per share	0.27	0.23	0.09	0.08

Unaudited) Pro Forma Condensed Combined Balance Sheet Data
Cash and cash equivalents	$67,063	$67,063	$67,063	$67,063
Working capital	190,345	190,345	190,345	190,345
Total assets	738,174	723,505	540,513	539,954
Long-term debt, net of current portion	—	232,944	—	45,401
Shareholders’ equity	570,830	323,135	332,720	286,756

Assuming only 64% of the outstanding MFS shares are tendered in the Offer, the pro forma combined net income will decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease to unaudited pro forma condensed combined net income is assumed to be partially offset by a decrease in depreciation expense from property, plant and equipment as well as a decrease in amortization expense for intangibles as the fair value assigned to these assets will also be decreased resulting from the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less cash consideration will be required to purchase the outstanding shares held by MFS shareholders other than WBL. Accordingly, the debt required to finance the Offer and associated interest expense will also be lower than had 100% of the MFS shares been tendered in the Offer.

Total assets on the unaudited pro forma condensed combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease to goodwill as well as a decrease in the fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the Offer under the Minimum Equity scenario will also be lower than had 100% of the MFS shares been tendered in the Offer. For a detail of differences for the 64% acceptance scenario see Note 6 on page 141.

Comparative Per-Share Market Price and Dividend Information

There is currently no public market for shares of New M-Flex common stock. New M-Flex will use reasonable best efforts to cause the New M-Flex common stock to be approved for listing on the Nasdaq Global Select Market. The proposed symbol for New M-Flex is “MFLX,” the same symbol currently used by M-Flex.

M-Flex common stock trades on The Nasdaq Global Select Market under the symbol “MFLX.” MFS shares trade on the Main Board of the Singapore Exchange Securities Trading Limited, or SGX-ST, under the symbol “MFS Tech.” On March 30, 2007, the total number of MFS shareholders was 765. The table below sets forth, for the periods indicated, dividends and the range of high and low closing prices for M-Flex common stock and MFS shares as reported on Nasdaq with respect to M-Flex and Bloomberg with respect to MFS. For current price information, you should consult publicly available sources.

	M-Flex Common Stock
	(in U.S. Dollars)
	High	Low	Dividends Declared*
Fiscal Year ended September 30, 2004
First quarter	—	—	—
Second quarter	—	—	—
Third quarter	$10.04	$10.00	—
Fourth quarter	10.50	6.90	—

Fiscal Year ended September 30, 2005
First quarter	21.93	9.30	—
Second quarter	23.27	14.97	—
Third quarter	20.25	14.54	—
Fourth quarter	29.27	18.08	—

Fiscal Year ended September 30, 2006
First quarter	48.17	25.16	—
Second quarter	66.28	44.97	—
Third quarter	62.41	26.91	—
Fourth quarter	33.69	18.09

Fiscal Year ended September 30, 2007
First quarter	26.06	19.95	—
Second quarter	20.28	15.35	—
Third quarter (as of April 10, 2007)	15.02	14.70	—
* M-Flex has never declared a dividend.

	MFS Shares
	(in Singapore Dollars)
	High		Low		Dividends Declared
Fiscal Year ended September 30, 2003
First quarter	S$	0.32	S$	0.20		—
Second quarter		0.38		0.31		—
Third quarter		0.49		0.34		—
Fourth quarter		0.85		0.47	S$	0.00

Fiscal Year ended September 30, 2004
First quarter		1.29		0.81		—
Second quarter		1.40		1.14		0.00
Third quarter		1.31		0.98		—
Fourth quarter		1.14		0.68		0.00

Fiscal Year ended September 30, 2005
First quarter		0.94		0.81		—
Second quarter		0.95		0.72		0.00
Third quarter		0.76		0.57		—
Fourth quarter		0.69		0.50		0.04

Fiscal Year ended September 30, 2006
First quarter		0.72		0.56		—
Second quarter		1.24		0.72		—
Third quarter		1.30		1.10		—
Fourth quarter		1.15		0.79		—

Fiscal Year ended September 30, 2007
First quarter		1.06		0.79		—
Second quarter		1.01		0.79		—
Third quarter (as of April 10, 2007)		1.00		0.98		—

The following table presents:

•	the last reported sale price of a share of M-Flex common stock, as reported on The Nasdaq Global Select Market;

•	the last reported sale price of an MFS ordinary share, as reported on the Singapore Exchange; and

•

the pro forma equivalent per share value of an MFS ordinary share based on the exchange ratio (i.e., 0.0145 shares of New M-Flex common stock for each outstanding MFS share) and the closing price of M-Flex common stock;

in each case, on March 29, 2006, the last full trading day prior to the public announcement of the Offer, and on [                    ], the last practicable trading day prior to the date of this Proxy Statement/Prospectus.

Date	M-Flex Common Stock			MFS Ordinary Share			Equivalent Price Per Share
March 29, 2006		$66.28		S$	1.15			$0.016675
[ ], 2006	$	[	]	S$	[	]	$	[	]

The above tables show only historical comparisons. Because the market prices of M-Flex common stock and MFS shares will fluctuate prior to the closing of the Offer, if it closes, these comparisons may not provide meaningful information to M-Flex stockholders in determining whether to approve the issuance of New M-Flex common stock in the Offer or to MFS shareholders in determining whether to accept the Offer and receive the stock consideration. M-Flex stockholders and MFS shareholders are encouraged to obtain current market quotations for M-Flex common stock and MFS shares and to review carefully the other information contained in this Proxy Statement/Prospectus or incorporated by reference into this Proxy Statement/Prospectus in considering whether to approve the respective proposals before them. See the section entitled “Where You Can Find More Information” on page 184.

RISK FACTORS

The Offer and related transactions involve risks for our stockholders. In addition to the other information included in this Proxy Statement/Prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should consider carefully the following risks before voting at the Special Meeting. In addition, you should read and consider the risks and uncertainties associated with each of the businesses of M-Flex and MFS because these risks will also affect the combined company. Additional risks and uncertainties not presently known to us or that currently are not believed to be important to us may also adversely affect the Offer and the combined company following the closing of the Offer, if it closes.

Risks Relating to the Transaction

The following are risks that pertain to the transactions described in this Proxy Statement/Prospectus.

In light of MFS’ recent financial performance, we believe that the consummation of the Offer would cause serious harm to M-Flex.

Our Special Committee and the Board of Directors have withdrawn their recommendation for the Offer because they have determined that the acquisition of MFS under the existing price and current terms of the Offer is not in the best interests of us or our stockholders, and could cause serious harm to M-Flex’s business, financial condition and results of operations. This belief is based on, among other things, MFS’ financial performance since March 2006.

Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, our Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances. For a brief summary of those results as compared to the comparable period in the prior fiscal year, see “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” on page 77.

The Stark hedge funds’ interests in the Offer may conflict with the interests of our other stockholders in light of the Stark hedge funds’ equity positions in both MFS and us.

The Stark hedge funds own approximately 18% of our outstanding common stock and at least approximately 5% or more of MFS’ outstanding shares and own approximately 48% of our shares not held by WBL or its affiliates. On November 8, 2006, the Stark hedge funds stated in a filing with the SEC that they currently intend to vote for the Offer, but that they may at a future date determine that it is in their best interest to vote against the Offer. Given that the Stark hedge funds effectively have acquired control of over a majority of our minority shares, we believe the protections of our charter which require related-party transactions to be approved by the majority of the minority shares no longer provide meaningful protection to our minority stockholders. Given that the Stark hedge funds have obtained a significant equity position in both us and MFS, there is a risk that they will vote in favor of the Offer in order to maximize their short-term economic gains as MFS shareholders, notwithstanding the Special Committee’s and Board of Directors’ determination that the Offer is against the best interests of our stockholders. If we are required to complete the acquisition of MFS under the existing price and current terms of the Offer and the Stark hedge funds are able to control a sufficient number of votes to approve the consummation of the Offer, then our business, financial condition and results of operations could be materially and adversely affected.

Litigation may distract us from operating our business.

Litigation that may be brought by or against us could cause us to incur significant expenditures and distract our management from the operations and conduct of our business. Furthermore, there can be no assurance that we would prevail in such litigation or resolve such litigation on terms favorable to us, which may adversely affect our operations.

As a result of our actions surrounding the Offer, we may be sued by WBL, MFS, or others, including stockholders of us and/or MFS. There is no guarantee that any such suits will be covered by our insurance or that such suits might not result in substantial fines, penalties or adverse judgments against us.

In addition, the SIC may review whether the actions of our Board of Directors and Special Committee are, from the Singapore regulatory perspective, reasonable and appropriate in light of the developments and circumstances. Any such review, if it commences, likely will involve a significant distraction to management. Further, if the SIC determines that our Board of Directors or Special Committee have not acted appropriately, it may impose sanctions or fines or censures on us, which may further distract our management and harm our business.

We can give no assurances as to when, or if, the Offer will proceed or close.

We are uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. However, on March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. If the Offer proceeds, the closing of the Offer is subject to various specified conditions being satisfied or, if applicable, waived, including, among others:

•

the acceptance of the Offer by MFS shareholders holding more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS);

•	the approval of the issuance of New M-Flex common stock in the Offer by our stockholders; and

•	the absence of any material adverse event affecting MFS, its business or operations.

If these conditions are not satisfied or, if applicable, waived, the Offer and the related transactions likely would be terminated. We have incurred approximately $6.2 million of expenses as of December 31, 2006 in connection with making the announcement of our intention to acquire all of the issued ordinary shares of MFS, which would be required to be written off immediately if the Offer does not proceed and close. Any such write-off could have a substantial impact on our earnings in the period in which it is expensed.

If the Offer is completed, the combined company may not realize any benefits of the transaction and may have a weakened financial condition.

If the transaction proceeds notwithstanding the recommendation of our Special Committee and Board of Directors, our ability to realize any benefits of the transaction will depend, in part, on our ability to integrate the operations of the two companies following the closing of the Offer. At this time we believe that, if the Offer proceeds and closes, we could not begin integration activities immediately given that we would first need to qualify MFS with our customers.

Even after MFS was qualified by our customers, we have limited experience in acquiring other businesses and technologies. The combination of two independent companies is a complex, costly and time-consuming process. This process may disrupt the business of either or both companies, and may not result in any of the benefits expected by us. The difficulties of combining the operations of the companies may include, among other things:

•

managing the substantial debt service payments that we will incur, which if the financial performance of the combined company were to continue to deteriorate, could result in the combined company not being able to continue as a going concern;

•	possible increased costs and reduced synergies if MFS is required to continue to operate as a listed company in Singapore;

•

possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between both companies, including the need to improve any deficiency in accounting controls or procedures that may exist in MFS at the time we complete the transaction;

•	coordinating and consolidating ongoing and future research and development;

•	consolidating sales and marketing operations;

•	retaining existing customers and attracting new customers;

•	maintaining sales levels from existing common customers who may decide to diversify their supply chain;

•	retaining strategic partners and attracting new strategic partners;

•	retaining key employees, including key sales representatives;

•	consolidating corporate and administrative infrastructures, including consolidating and integrating computer information and financial systems;

•	integrating and managing the technologies and products of the two companies;

•	identifying and eliminating redundant and underperforming operations and assets;

•	relocating or disposing of excess equipment;

•	the need to manage unprofitable operations and the expenses associated with restructuring those operations;

•	using capital assets efficiently to develop the business of the combined company;

•

possible tax costs or inefficiencies associated with integrating the operations of the combined company, including the risk that our efforts to restructure our subsidiaries do not result in any tax savings or result in increased taxes;

•	modification of and costs relating to operating control standards in order to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; and

•	retaining and attracting new engineers and research and development personnel to support new products and new technology development.

The closing of the Offer and integration of M-Flex’s and MFS’ operations, products and personnel may place a significant burden on management and internal resources, and divert management’s attention away from M-Flex’s day-to-day business and operations. In addition, if the total costs of the Offer exceed our estimates, or the benefits of the Offer do not exceed the total costs of the Offer, the financial results of the combined company could be adversely affected and actual cost savings and synergies may be lower than currently expected and may take a longer time to achieve than currently anticipated. For these reasons, we may fail to complete successfully the anticipated integration of M-Flex and MFS, or to realize any of the anticipated benefits of the integration of the two companies.

Due to the decline in the financial performance of MFS, we may be required to evaluate whether to record an impairment charge as of the date of the consummation of the acquisition related to goodwill recorded in connection with the acquisition of MFS.

Pursuant to Financial Accounting Standards Board No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), we are required to test goodwill for impairment annually or more often if events or changes in circumstances indicate that the asset might be impaired. The first stage would require a comparison of the fair value of M-Flex to its net book value. If the fair value is greater than net book value, then no impairment is deemed to have occurred. If the fair value is less than net book value, then the second stage of SFAS 142 must be completed to determine the amount, if any, by estimating the fair value of all other assets and liabilities of the reporting unit and comparing this to the net book value.

Due to significant decreases in MFS’ net sales and net income since March 2006, we may be required to assess the amount of impairment related to the goodwill recorded for the acquisition of MFS on the date of the consummation of the acquisition and record an immediate impairment charge. For example, if the fair value of M-Flex as of the date of consummation is below the net book value of M-Flex after recording the acquisition of MFS, we would fail stage one of SFAS 142 and would be required to determine if goodwill is impaired. This would include estimating the fair value of all other assets and liabilities as of the date of the completion of the transaction.

If less than 90% of the minority shares of MFS are not tendered in the Offer, the combined company will have increased operating expenses and will be limited in its ability to consolidate MFS’ operations.

If the Offer proceeds and closes, and if less than 90% of the outstanding ordinary shares of MFS (excluding the shares held by M-Flex or our related corporations or our nominees as of the date of the Offer) are tendered in the Offer, we would not be able to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer, which is similar to a cash-out merger under Delaware law. As a result, we would be required to continue to operate MFS as a public company in Singapore and there may continue to be minority shareholders of MFS. If MFS is not delisted from the Official List of the Singapore Stock Exchange, we would be required to incur additional expenses each year in order to maintain the public listing of the MFS shares. These expenses would harm the combined company’s consolidated operating results by increasing general and administrative expenses. In addition, to the extent MFS has minority shareholders after completion of the Offer, the companies would be limited in the degree to which they can completely consolidate their operations.

There is a risk that the expected sales of the combined company could decrease if common customers elect to reduce their reliance on the combined company.

M-Flex and MFS share common customers. If any of these customers were to determine to reduce its order level with either company in connection with the transaction, if it occurs, the resulting reduction could adversely impact sales and profitability of the combined company, perhaps severely, depending on the magnitude of the customer. We believe that some customers that have historically relied on both companies to produce products may, if the transaction proceeds, begin to view us as a single supplier and as a consequence thereof, may reduce orders to us and MFS. If the combined company’s revenues and profitability materially decrease as a result, it is highly likely that ultimately there would be an adverse change in the combined company’s assets, business, financial condition, profits, liabilities, prospects or results of operations.

MFS owns its factories in the People’s Republic of China, or the PRC, under a joint venture with an unrelated third party and management of any significant business initiative pertaining to those factories will require approval of that party.

MFS’ factories are owned through joint ventures in which MFS owns 65% and Great Wall Information Industry Co. Ltd, or GWI, owns 35%. Any significant decisions affecting these factories will require unanimous approval of a board of managers with respect to each factory which is comprised of five individuals of which three are appointed by MFS and two are appointed by GWI. There are no dispute resolution provisions or other mechanics in the joint venture agreements between MFS and GWI, and it is possible that MFS and GWI may not always agree on the activities to be conducted by such factories. Any such dispute could significantly harm MFS’ ability to generate revenue and meet its customer commitments. In addition, there are no provisions governing the mandatory sale or buy out of the other party’s interest under the joint venture agreements. Further, if the Offer were to close and we were to decide to close or downsize any of MFS’ existing facilities, we must first obtain approval from GWI in order to take such action.

We are uncertain of the impact that intangible and fixed assets will have on the combined company’s earnings per share.

If the Offer proceeds and closes, until the closing of the Offer, we would not be able to determine with certainty the amount of the purchase price that is allocated to intangible assets and fixed assets. The greater the amount of the purchase price that is allocated to intangible assets and fixed assets, the greater the expense we will incur, which will adversely affect our earnings per share as the values of these assets are amortized and depreciated over their useful lives.

The issuance of shares of New M-Flex common stock to MFS shareholders in the Offer could substantially reduce the percentage ownership interests of our stockholders.

If the closing of the Offer occurs and assuming full acceptances of the Offer and full election of the stock consideration by MFS shareholders, we would effect the issuance of up to approximately 9.6 million shares of New M-Flex common stock to current MFS shareholders (assuming holders of options with respect to 6.3 million MFS shares exercise their options to acquire MFS shares and elect to take the stock consideration), representing approximately 28% of the approximately 34.2 million of the then outstanding shares of our common stock. If only WBL elects to receive shares of New M-Flex common stock and the remaining MFS shareholders elect to receive cash, we will issue up to approximately 5.3 million shares of New M-Flex stock in the Offer, representing approximately 18% of the approximately 29.8 million shares of our common stock then outstanding. The issuance of New M-Flex common stock to MFS shareholders and MFS option holders will cause a reduction in the relative percentage interest of our current stockholders. In addition, if we raise additional funds to finance the Offer through the sale of equity, or securities convertible into equity, our stockholders will experience further dilution.

Members of the companies’ respective management and boards of directors, as well as significant stockholders, have interests in the Offer that may present them with actual or potential conflicts of interest in connection with the Offer.

M-Flex stockholders should be aware that some of our executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of our stockholders generally. M-Flex stockholders should be aware that the majority stockholder of both us and MFS is WBL, which beneficially owns 60% of our common stock and 56% of MFS’ shares. Our director Huat Seng Lim, Ph.D. is an employee of WBL and our director Mr. Choon Seng Tan is the Chief Executive Officer and a director of WBL. Officers and directors of MFS and M-Flex may become officers and directors of the combined company. For a full description of the interests of directors and executive officers of M-Flex and MFS in the transaction, see “Related Party Transactions and Interests of Certain Persons in the Transaction” beginning on page 144.

In addition, the Stark hedge funds beneficially own approximately 18% of M-Flex common stock and at least approximately 5% or more of the MFS shares. Because WBL is a majority stockholder and the Stark hedge funds are stockholders of both M-Flex and MFS, we believe that WBL and the Stark hedge funds have interests that conflict with our interests.

To be successful, the combined company must retain and motivate key employees, and failure to do so could seriously harm the combined company.

If the Offer proceeds and closes, the combined company must retain and motivate executives and other key employees to be successful. Our employees and MFS’ employees may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed, particularly if we are able to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. Difficulties in integrating the operations of the two companies could impact the combined company’s ability to motivate employees and keep them focused on the strategies and goals of the combined company. Moreover, the acceleration and exercise of all MFS stock options outstanding prior to the closing of the Offer, if the Offer closes, may reduce the financial incentive for MFS employees to remain with the combined company after the Offer has closed. These circumstances may adversely affect the combined company’s ability to retain key personnel.

We expect to incur significant costs associated with the Offer.

We have incurred and will incur substantial costs in connection with the Offer and the litigation seeking to prevent the Offer and related transactions from being approved. These costs are primarily associated with the fees of financial advisors, accountants and attorneys and may include additional costs and expenses if we are sued by WBL, MFS, the SIC, or others, including stockholders of M-Flex and/or MFS. In addition, we have diverted significant management resources to the Offer. Whether or not the Offer closes, we will have incurred significant costs, including the diversion of management resources, for which we will have received little or no benefit.

If we proceed with the Offer, and if we are unable to finance it through existing cash balances and financings, the completion of the Offer will be jeopardized.

The Offer is designed to allow MFS shareholders to elect to receive cash or shares of New M-Flex common stock. If a substantial number of MFS shareholders elect to receive cash, or if our cash requirements were to increase materially because of unexpected expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, we would need to obtain new financing to complete the Offer. MFS has announced significant declines in its revenues recently, which has led to a substantial decline in its profitability. In addition, we have recently experienced significant declines in our gross margins, which, if these reduced margins continue, could impair our ability to obtain or service the debt relating to the Offer. If we are unable to obtain adequate new financing on a timely basis, or on commercially acceptable terms, we may be required to delay, reduce the scope of or terminate the Offer and may be subject to certain sanctions or censure by the SIC as a result. In addition, under the terms of our stockholders agreement with WBL we cannot issue securities, including convertible debt, that would reduce the effective stock ownership of WBL below a majority of the M-Flex voting stock outstanding without approval of WBL. This restriction may make it more difficult to obtain new financing.

Our term sheet with our lender OCBC, provides that it could refuse to provide financing to us for the Offer if a material adverse effect occurs (determined in its discretion), in which case we would be unable to close the Offer even if it were approved by our stockholders.

We have received a non-binding term sheet for a Facility Agreement, or Facility, with Overseas Chinese Banking Corporation, or OCBC, to provide financing for the Offer. OCBC and its affiliates are substantial stockholders in WBL. This term sheet is subject to a number of risks and uncertainties, including, for example, that it is non-binding and therefore does not require OCBC to fund the loan. Further, this non-binding term sheet includes a material adverse change provision, or MAC clause, that is much broader than the MAC clause in the Offer. According to the MAC clause, OCBC will have the right to review the terms of the Facility in the event of any adverse change in the financial condition of M-Flex Cayman and M-Flex which in the opinion of the Lender may adversely affect the successful completion of the Facility.” If, as a result of this clause, or otherwise, OCBC determines not to fund the loan, even after our stockholders have approved the Offer, we would be unable to complete the Offer, despite the fact that our MAC clause in the pre-conditions to the Offer may not have been implicated. In such an event, our failure to close the Offer could result in the SIC imposing sanctions or fines or censures on us, that include, among other things, generally making our ability to do business in Singapore very difficult.

If the transaction proceeds, we will have substantially more indebtedness, which will adversely affect our cash flows and business.

We have recently experienced significant declines in our gross margins, which, if these reduced margins continue, could impair our ability to obtain or service the debt relating to the Offer. In addition, MFS has also announced significant year-over-year declines in its revenues recently, which have also led to a substantial decline in its profitability. Based on our assumptions of MFS’ continued declines in revenue and profitability, our existing cash flows and overall profitability could be materially and adversely affected. If the transaction proceeds, we will likely finance the Offer through the incurrence of debt through a credit facility and our business, cash flows and results of operation could be affected by the amount of leverage incurred. In such event, there is a high risk that we may not be able to service our indebtedness without materially and adversely affecting M-Flex’s financial condition. The estimated total amount of funds necessary to finance the Offer and the related transactions will be between approximately U.S. $0 and U.S. $240.2 million, depending upon the number of MFS shares tendered and the percentage of shares tendered for the cash consideration. We assumed at the time that the Offer was announced that substantially all of the $240.2 million would likely need to be borrowed which at the time of the Special Committee’s approval in March 2006 was estimated to be $222 million in cash, but is now currently estimated to be $240.2 million in cash attributable to currency fluctuations between the U.S. and Singapore dollar since March 2006. If we fail to timely satisfy the debt payments or default under our credit agreements by breaching our debt covenants or other terms and conditions, we may be subject to foreclosures or liens on our assets; may need to reduce capital expenditures; may not have sufficient working capital to timely deliver customer orders; and may need to sell assets, to restructure or refinance all or part of our existing indebtedness, or to seek additional equity capital. Absent significant improvements in M-Flex’s and MFS’ operating results, the combined company would be in serious jeopardy of defaulting on the interest payments on the debt that M-Flex would be required to incur to pay if the Offer proceeds and closes. As a result of the increase in debt, demands on our cash resources could increase after the Offer. The increased levels of debt could, among other things:

•	subject us to covenants restricting our business activities which may result in additional costs and expenses;

•	divert funds that would otherwise be available to support commercialization, research and development, capital expenditures, acquisitions and other important activities;

•	provide holders of debt instruments with rights and privileges senior to those of equity investors;

•	place us at a competitive disadvantage relative to other companies with less indebtedness;

•	make it difficult to service our debt obligations;

•

limit cash flow available for working capital and capital expenditures to fund organic growth and cash flow for other general corporate purposes because a substantial portion of our cash flow from operations must be dedicated to servicing debt;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged, which could result in higher interest expense;

•

limit our ability to obtain further debt financing on favorable terms, if at all, in order to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements; and

•	increase our vulnerability to, and limit flexibility in planning for, adverse economic and industry conditions.

Our ability to make scheduled payments of principal and interest on our debt, or to refinance our indebtedness, will depend upon our future operating performance and our ability to generate cash flows from operations, including our ability to maintain our gross margins, which may be affected by factors beyond our control. In addition, there can be no assurance that future borrowings or equity financings for the payment or refinancing of our indebtedness will be available to us on favorable terms or at all. If we are unable to service any acquisition financing debt we incur, our business, financial condition and results of operations would be materially and adversely affected. In addition, with a significant increase in debt, a 100 basis point increase in debt cost could have a significant effect on our results of operation.

The price of our common stock is volatile, which affects the value of the stock consideration to be received by MFS shareholders in the Offer.

If the Offer is made and closes, MFS shareholders electing to receive the stock consideration in the Offer will receive 0.0145 shares of New M-Flex common stock for each MFS share tendered. Upon the completion of the Offer, because the exchange ratio is fixed at 0.0145 shares of New M-Flex common stock for each MFS share, the market value of New M-Flex common stock issued in the Offer will depend on the per share market price of New M-Flex common stock upon the closing of the Offer, if the Offer is made and closes. At the time we first announced our intention to make the Offer on March 30, 2006, the market value of our stock was $66.28 per share, based on the closing price reported on The Nasdaq Global Select Market on March 29, 2006, the last trading day prior to the announcement. The market price of our stock is $14.99, based on the closing price reported on The Nasdaq Global Select Market on April 6, 2007. The market value of our common stock will continue to fluctuate prior to the close of the Offer. We have no obligation to increase the exchange ratio should the value of New M-Flex common stock be lower at the time of the closing of the Offer than it was at the time of the first announcement of the Offer. In addition, MFS shareholders electing to receive stock consideration in the Offer will be required to agree not to sell any of the stock consideration received in the Offer for a period of six months after the closing of the Offer, if the Offer closes. The value of our common stock may fluctuate during this six month period and the per share market price at the end of the six month period may be higher or lower than the price at the time of the closing of the Offer, if it closes. Accordingly, the market value of New M-Flex common stock that will be issued in the Offer or at any time after the close of the Offer, if it closes, may be materially different than at the time of the announcement of the Offer.

Unaudited pro forma financial information is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer, if the Offer closes.

The pro forma financial information of the combined company contained in this Proxy Statement/Prospectus is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer, if the Offer closes. The pro forma financial information has been derived from the historical financial statements of us and MFS and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Offer. The assumptions used may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the Offer, including incremental costs incurred in integrating the two companies or effecting a compulsory acquisition of MFS. As a result, the actual financial condition and results of operations of the combined company following the closing of the Offer, if the Offer closes, may not be consistent with, or evident from, these pro forma financial statements.

If the Offer proceeds and closes, the integration of M-Flex’s and MFS’ businesses would be expensive and would require significant focus on staffing, training and compliance procedures, as well as significant additional expense, for our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

As a Singapore company, MFS has not had to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 concerning the effectiveness of internal controls over financial reporting. Consequently, MFS does not currently have the staff, experience, training or procedures to comply with these requirements. The integration of M-Flex and MFS would be expensive and would require significant focus on staffing and training to address these requirements. If we are unable to implement our compliance procedures and have a properly trained staff in place on a timely basis, we could encounter a significant deficiency or material weakness in our internal controls. If in the future we are unable to assert that our internal control over financial reporting is effective as of the end of the then current fiscal year or applicable quarter (or, if our independent registered public accounting firm is unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which could result in a negative market reaction.

We will encounter material adverse consequences if we are unable to process and report, on a timely basis, the combined business’ financial results under U.S. GAAP and SEC requirements.

Because the transaction will significantly increase the complexity of our global operations, we will need to develop and implement worldwide procedures designed for accurate and timely financial reporting under U.S. GAAP and SEC requirements. In addition, we will need to train the staff of the combined business to comply with these requirements on a global basis. If we are unable to close our books and prepare financial reports on a timely basis, we would be required to seek a reporting extension under applicable SEC rules. A reporting extension could adversely impact the trading of our stock, erode investor confidence and result in other material adverse consequences. In addition, the additional complexities and staff will increase our administrative costs, which will adversely impact our profitability.

Risks Relating to M-Flex’s Business and the Business of the Combined Company

The following are additional risks M-Flex, and as applicable, MFS face now, and that New M-Flex will continue to face as a combined company.

We depend on Motorola and subcontractors of Motorola for a significant portion of our net sales and if we lose business with these customers, our net sales would decline.

For the past several years, a substantial portion of our net sales has been derived from products that have been incorporated into products that are manufactured by or on behalf of Motorola, Inc. For the three months ended December 31, 2006, 74%, and for the years ended September 30, 2006, 2005 and 2004, 82%, 81% and 80%, respectively, of our net sales were to Motorola and approximately 42, 52, 45 and 40 of its subcontractors, respectively. Several subcontractors of Motorola also have, from time to time, constituted significant customers of ours.

Although generally we assist Motorola in the design of products and Motorola directs subcontractors to purchase products from us, one or more subcontractors could look to another source for the components to be incorporated into the products they supply to Motorola. In addition, if Motorola were to reduce its orders to any of these customers or if Motorola were to choose another flexible printed circuit assembly manufacturer to supply any portion of its products, it could reduce the orders that these customers place with us, which could substantially harm our business, financial condition and results of operations.

We must obtain orders from new and existing customers on an ongoing basis to increase our net sales and grow our business. We are continuing our efforts to reduce dependence on a limited number of customers; however, net sales attributable to Motorola and its subcontractors are expected to continue to represent a substantial portion of our net sales for the foreseeable future. The loss of Motorola and its subcontractors, a significant reduction in sales we make to them, a reduction in the pricing of our products sold to them or any problem collecting accounts receivable from them would reduce our net income.

In addition, even if we are able to increase sales to other customers, we still expect to have a small number of customers to whom we would make significant sales.

We are heavily dependent upon the wireless telecommunications industry, and in particular, the handset market, and any downturn in the industry may reduce our net sales.

For the three months ended December 31, 2006, 90% and for the years ended September 30, 2006, 2005 and 2004, 88%, 84% and 83%, respectively, of our net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. In general, the wireless telecommunications industry is subject to economic cycles and has experienced in the past, and is likely to experience in the future, periods of slowdown. Intense competition, relatively short product life cycles and significant fluctuations in product demand characterize the industry as a whole. The wireless telecommunications industry also generally is subject to rapid technological change and product obsolescence. Fluctuations in demand for our products as a result of periods of slowdown in the telecommunications market or discontinuation of products or modifications developed in connection with next generation products could reduce our net sales.

Our customers have and may continue to cancel their orders, change production quantities, delay production or qualify additional vendors, any of which could reduce our net sales.

Substantially all of our sales are made on a purchase order basis, and we are not always able to predict with certainty the timing or magnitude of these orders. We cannot guarantee that we will continue to receive any orders from our customers, and our net sales will be harmed if we are unable to obtain a sufficient number of orders from, or ship a sufficient number of products to, customers in each quarter. In addition, our customers may cancel, change or delay project purchase orders with little or no advance notice to us. Business practices of certain customers may change from sales on a purchase order basis to sales on a master purchase contract basis, which may affect the way we do business with those customers. Also, we believe customers may be increasing the number of vendors upon which they rely for manufacturing. Qualification of additional vendors for an application for which we are also qualified may result in our net sales being lower than our forecast of sales. As a result of the foregoing factors, we are not able always to forecast with certainty the net sales that we will make in a given period and sometimes we may increase our production capacity, working capital and overhead in expectation of orders that may never be placed, or, if placed, may be delayed, reduced or canceled. The following factors, among others, affect our ability to forecast accurately our net sales and production capacity:

•	changes in the specific products or quantities our customers order;

•	variability in our manufacturing yields;

•	long lead times and advance financial commitments for our plant and equipment expenditures;

•	long lead times and advance financial commitments for components required to complete anticipated customer orders; and

•	price reductions due to competitive pressure.

Delayed, reduced or canceled orders also may result in our inability to recover costs that we incur in anticipation of those orders, such as costs associated with purchased raw materials or components, since we are often required, and in the past year, we have experienced a trend where we are more often being required, to purchase materials and components before a customer becomes contractually committed to an order in order to be able to timely deliver such order to the customer. In addition, delayed, reduced or canceled orders may result in write-offs of obsolete inventory and the underutilization of our manufacturing capacity if we decline other potential orders because we expect to use our capacity to produce orders that are later delayed, reduced or canceled. For example, we recently incurred $3 million in write-downs and reserves as a result of the bankruptcy of one of our customers, which had a material impact on our earnings in the fourth quarter of fiscal year 2006.

We will have difficulty selling our products if customers do not design our flexible printed circuit products into their product offerings, if our customers’ product offerings are not commercially successful, or if we do not timely execute our operational and strategic plans.

We sell our flexible printed circuit products directly or indirectly to original equipment manufacturers, or OEMs, that include our products and component assemblies in their product offerings. As a result, we rely on

OEMs to select our products to be designed into their product offerings. We must qualify our products with our customers, which involves demonstrating to our customers that our products can be manufactured within specified tolerances. This process can be time-consuming, complex, costly and difficult. If an OEM selects one of our competitors to provide a product instead of us, it becomes significantly more difficult for us to sell our products to that OEM because changing component providers after the initial production runs begin involves significant cost, time, effort and risk for the OEM. Our customers typically are not obligated to purchase products from us and can stop using our products at any time. Even if an OEM designs one of our products into its product offering, we have no assurance that the product will be commercially successful, that we will receive any order from that manufacturer or that we will not be undercut by a competitor’s pricing.

We cannot be certain that our current products will continue to be selected for design into our customers’ products or that our customers will not also qualify additional vendors for their products. In addition, our long-term strategy relies in part on new technologies and products. We cannot be certain that our new technology and products will be selected by customers, especially if we are unable to obtain certain industry approval, including Underwriters Laboratory approval for our charger products. If we are unable to obtain additional customer qualifications, if we cannot qualify our products for high-volume production quantities, if we do not execute our operational and strategic plans for new products in a timely manner or if our customers increase their reliance on additional sources for their production, our net sales may decrease.

WBL beneficially owns 60% of our outstanding common stock and is able to exert influence over us and our major corporate decisions.

WBL beneficially owns 60% of our outstanding common stock. As a result of WBL’s ownership interest and its influence over the composition of our Board of Directors, WBL has influence over our management, operations and potential significant corporate actions. For example, so long as WBL continues to control more than a majority of our outstanding common stock, it will have the ability to control who is elected to our Board of Directors each year. In addition, for so long as WBL effectively owns at least one-third of our voting stock, WBL has the ability, through a stockholders agreement with us, to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WBL’s effective ownership of us to a level that is below a majority of the outstanding shares of common stock. As defined in this stockholders agreement, WBL is deemed to effectively own approximately 56% of our current outstanding stock. Given that WBL has the ability to block any proposed issuance of shares that would reduce its effective ownership to less than a majority of our common stock, measured on an effective ownership basis, WBL could preclude us from engaging in an acquisition or other strategic opportunity that we may want to pursue if such acquisition or opportunity required the issuance of our common stock.

This concentration of ownership may also discourage, delay or prevent a change of control of our company, which could deprive our other stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, could harm the market price of our common stock and could impede the growth of our company. To the extent that WBL beneficially owns a significant portion of our outstanding common stock, even if less than a majority, it will continue to have significant influence over all matters submitted to our stockholders. WBL is not prohibited from selling a controlling interest in us to a third party, including a participant in our industry, or from buying additional shares of our stock.

WBL and its designees on our Board of Directors may have interests that conflict with our interests.

We believe that WBL and its designees on our Board of Directors may have interests that conflict with, or are different from, the interests of our other stockholders, including, for example, as a result of WBL’s substantial ownership of MFS.

On October 17, 2006, we filed suit in Chancery Court of the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which we believe will harm us and our minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action for, among other things, lack of personal jurisdiction. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

These conflicts of interest could include potential competitive business activities, corporate opportunities, indemnity arrangements, registration rights, sales or distributions by WBL of our common stock and the exercise by WBL of its ability to influence our management and affairs. If any conflict of interest is not resolved in a manner favorable to our stockholders, our stockholders’ interests may be substantially harmed.

In general, WBL does not have the ability to prevent us from making operational decisions that do not require stockholder approval; however, WBL does have the ability to control who is elected to our Board of Directors each year and therefore can influence decisions that require board approval. In addition, pursuant to our stockholders agreement with WBL, for so long as WBL effectively owns one-third of our voting stock, it has the ability to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WBL’s effective ownership of us to a level that is below a majority of the outstanding shares of our common stock.

In general, our certificate of incorporation does not contain any provision designed to facilitate resolution of actual or potential conflicts of interest or to ensure that potential business opportunities that may become available to both WBL and us will be reserved for or made available to us.

WBL is currently unable to vote its shares on specified matters that require stockholder approval without obtaining its own stockholders’ and regulatory approval and it is possible that WBL’s stockholders or the relevant regulators may not approve the proposed corporate action.

WBL’s ordinary shares are listed on the Singapore Exchange. Under the rules of the Singapore Exchange, to the extent that we constitute a principal subsidiary of WBL, as defined by the rules of the Singapore Exchange, at any time that we submit a matter for the approval of our stockholders, WBL may be required to obtain the approval of its own stockholders for such action before it can vote its shares with respect to our proposal or dispose of our shares of common stock. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. However, WBL has informed us that it can no longer rely on such waiver and WBL must now seek its stockholders’ approval to accept or reject the Offer. For the fiscal year ended September 30, 2006, we were a principal subsidiary of WBL as defined by the rules of the Singapore Exchange, which state that we are deemed a principal subsidiary of WBL for any given fiscal year that our audited consolidated pre-tax profits consolidated into WBL accounts for more than 20% of the consolidated pre-tax profits of WBL during our immediately prior fiscal year. We expect to continue to be a principal subsidiary of WBL for the foreseeable future.

Examples of corporate action we may seek to take for which we would need to obtain our stockholder approval include:

•	an amendment of our certificate of incorporation;

•	a sale of all or substantially all of our assets;

•	a merger or reorganization transaction; and

•

an issuance of shares of our common stock in an offering other than a public offering at a price less than fair market value if the number of shares being sold exceed 20% of our then outstanding common stock.

To obtain stockholder approval, WBL must prepare a circular describing the proposal, obtain approval from the Singapore Exchange and send the circular to its stockholders, which may take several weeks or longer. In addition, WBL is required under its corporate rules to give its stockholders notice of the meeting ranging from 14 to 28 days. Consequently, if we need to obtain the approval of WBL at a time in which we qualify as a principal subsidiary (including this year), the process of seeking WBL’s stockholder approval may delay our proposed action and it is possible that WBL’s stockholders may not approve our proposed corporate action. It is also possible that we might not be able to establish a quorum at our stockholder meeting if WBL was unable to vote at the meeting as a result of the Singapore Exchange rules.

The rules of the Singapore Exchange that govern WBL are subject to revision from time to time, and policy considerations may affect rule interpretation and application. It is possible that any change to or interpretation of existing or future rules may be more restrictive and adverse to us than the existing rules and interpretations.

If we are unable to attract or retain personnel necessary to operate our business, our ability to develop and market our products successfully could be harmed.

We are heavily dependent on our current executive officers and management. In addition, due to the expansion of companies into the flex market and increased competition in the flex market, we anticipate that our employees may be heavily recruited by our competitors. The loss of any key employee or the inability to attract or retain qualified personnel, including engineers and sales and marketing personnel, could delay the development and introduction of, and harm our ability to sell our products and damage the market’s perception of us. We believe that our success is highly dependent on the contributions of Philip A. Harding, our chief executive officer and chairman of the Board of Directors, and Reza Meshgin, our president and chief operating officer. We do not have employment contracts with these or any other key personnel, and their knowledge of our business and industry would be extremely difficult to replace. In addition, an increase in the number of manufacturers in Suzhou, China and the surrounding areas could increase the competition for qualified employees and accordingly, the costs of retaining such employees, in China, and the location of certain of our facilities in the United States may make it difficult to recruit qualified employees at those facilities. Our success will also depend on our ability to attract and retain additional qualified management, finance, engineering and sales and marketing personnel, including in the camera module business and any new line of business we acquire.

Rapidly changing standards and competing technologies could make our products obsolete, which would cause our net sales to decrease.

The development and evolution of markets for our flexible printed circuit products depends on industry standards. Our products are designed to conform to current specific industry standards, such as operating temperature range. Competing standards may emerge that are preferred by our customers. We will need to make capital expenditures to support technological advances and to develop and manufacture new products and product features that our customers demand. In addition, any new product we introduce may have competing technologies available from which we may have to choose. If we choose technology or a standard that does not become the industry standard, we may be unable to sell those products or we may be unable to obtain a supplier for the raw materials for such products.

We also expect future flexible printed circuits and component assembly solutions to require higher performance specifications, including, for example, higher density circuitry than we have historically produced, and to incorporate new materials and components which may impact manufacturing yields and efficiencies. We may incur higher manufacturing costs if manufacturing processes or standards change, and we may need to replace, modify or design, build and install equipment, all of which would require additional capital expenditures. If our customers were to switch to alternative technologies or adopt new or competing industry standards with which our products are not compatible or fail to adopt standards with which our products are compatible, our existing products would become less desirable to our customers and our net sales may decrease.

Problems with manufacturing yields could result in higher operating costs and could impair our ability to meet customer demand for our products.

If we cannot achieve expected yields in the manufacture of our products, we may incur higher per unit costs, lower profits and reduced product availability and may be subject to substantial penalties by our customers. Low yields may result from, among other things, design errors, or manufacturing failures in new or existing products and the inexperience of new employees. Any reduction in our ability to timely deliver products to customers could adversely affect our customer relationships and make it more difficult to sustain and grow our business. In addition, reduced yields can significantly harm our gross margins thereby contributing to lower profitability or even losses. Further, we have not yet manufactured camera modules in high-volume production, and we may encounter difficulties in doing so. Any such difficulties could harm our ability to sustain or grow our business.

We may not be able to compete effectively, which will cause our net sales and market share to decline.

On a global level, we compete primarily with large flexible printed circuit board manufacturers located in Taiwan, China, Korea and Japan. We also compete with MFS. If we do not compete successfully, our net sales and market share may decline. We believe that one of our principal competitive advantages is our ability to interact closely with our customers throughout the design and engineering process. If we are not successful in maintaining or establishing close relationships with customers in markets in which we compete, we may not be able to grow our market share or net sales. To the extent that we are not able to provide regular interaction between our engineers and our customers and potential customers, our business may be harmed. In some cases, our competitors may offer more favorable pricing to potential or existing customers. In addition, we believe more companies are now producing flexible printed circuit boards than before. Such competition could increase pressure on us to lower our prices, which, in turn, would harm our margins and operating results.

In addition, many of our customers are larger, established electronic manufacturing services, or EMS, providers. Certain of these EMS providers have developed or acquired their own flexible printed circuit manufacturing capabilities or have extensive experience in electronics assembly, and in the future, may cease ordering products from us and may compete with us on future OEM programs. Furthermore, many companies in our target customer base are moving the design and manufacturing of their products to original design manufacturers, or ODMs, in Asia. If we are unable to capture, maintain and continue to service these ODMs as customers, we may be unable to sustain or grow our business.

Our products and their terms of sale are subject to various pressures from our customers and our competitors, any of which could harm our gross profit.

We deal with a limited number of large customers who are able to exert significant pressure on us, both in terms of pricing and contract terms. We enter into price reduction negotiations with these customers on a periodic basis, typically annually, semi-annually or quarterly. We also renegotiate the terms of our contracts, which specify, among other items, quality requirements, liability and indemnification thresholds and payment terms, with many of our customers on an annual basis. Specifically, due to increased competition, customers have recently exerted significant pricing pressure on us, which has contributed to a decline in our profitability. We may lose our market share if we do not participate in such negotiations; furthermore, our participation in price reduction activities may result in lower margins for us and the extension of payment terms for our customers could negatively affect our cash flow. We believe the number of customers in the market is consolidating and the number of suppliers continues to increase. The competitive landscape in our market is changing rapidly and we may lose our market share if we do not implement operational improvements in response to the evolving marketplace. Our selling prices are also affected by changes in overall demand for our products, changes in the specific products our customers buy, pricing of competitors’ products and our products’ life cycles. In addition, from time to time we may elect to reduce the price of certain programs we produce in order to gain additional orders on those programs. A typical life cycle for one of our products begins with higher prices when the product is introduced and decreasing prices as it matures. To offset price decreases during a product’s life cycle, we rely primarily on higher sales volume and improving our manufacturing yield and productivity to reduce a product’s cost. If we cannot reduce our manufacturing costs as prices decline during a product’s life cycle, or if we are required to pay liquidated damages to a customer due to a breach of contract claim, including due to quality or delivery issues, our cost of sales may increase, which would result in decreased gross profit or increased gross loss in a period in which we do not have gross profit.

Significant product failures could harm our reputation and our business.

Continued improvement in manufacturing capabilities, quality control, material costs and successful product testing capabilities are critical to our growth. Our efforts to monitor, develop, modify and implement stringent testing and manufacturing processes for our products may not be sufficient. If any flaw in the design, production, assembly or testing of our flexible printed circuit products was to occur, we may experience a rate of failure in our products that would result in significant delays in product shipments, cancellation of orders, substantial repair or replacement costs and potential damage to our reputation.

Any failure to maintain ongoing sales through our independent sales representatives could harm our business.

To date, we have sold our products through our direct sales force and a network of non-exclusive independent sales representatives. We rely on these sales representatives to provide customer contacts and market our products directly to our global customer base. Our sales representatives are not obligated to continue selling our products, and they may terminate their arrangements with us at any time with limited notice. It is possible that we may not be able to maintain or expand these relationships successfully or secure agreements with additional sales representatives on commercially reasonable terms, or at all. Any failure to develop and maintain our relationships with these sales representatives and any failure of our sales representatives to effectively market our products could harm our business, financial condition and results of operations.

We must continue to be able to procure raw materials and components on commercially reasonable terms to manufacture our products profitably.

At times, there are worldwide shortages of the raw materials and components used in the fabrication of flexible printed circuits and imaging solutions. Our customers require that we use raw materials and components that have been pre-qualified by them, which limits further the supply of raw materials and components available to us and frequently results in our need to seek raw materials and components from a limited number of suppliers. In addition, suppliers of certain of our raw materials and components may consider us too small of a customer to sell to directly, which could require us to buy through distributors, which could increase the cost of such raw materials and components. We generally do not maintain a large surplus stock of raw materials or components for our products because the specific assemblies are uniquely applicable to the products we produce for our customers; therefore, we rely on short-term supply contracts with third-party suppliers to provide these raw materials and components in a timely fashion and on commercially reasonable terms. Our operations would be negatively impacted if we are unable to receive raw materials or components on a timely or cost-effective basis.

Given the rapid increase in demand for flexible printed circuits and imaging solutions, a worldwide shortage for these materials may exist from time to time. In the past, a similar shortage for flexible printed circuit materials required that we qualify an additional supplier in order to maintain the delivery of our largest production run, and during certain quarters of fiscal 2006, we experienced component shortages which resulted in delayed shipments to customers. We expect that these delays may continue in future periods, and we may not be successful in managing any shortage of raw materials or components that we may experience, which would decrease our revenue. During the three months ended December 31, 2006, we purchased greater than 90% of all materials used to make flexible printed circuits from four sources, E.I. Dupont de Nemours & Co., or Dupont, Mitsui Plastic, Inc., or Mitsui, 3M Worldwide, or 3M, and Rogers Corporation, or Rogers. In the fiscal years 2006, 2005 and 2004, we purchased approximately 53%, 84% and 77% of these materials from Dupont, 15%,

0% and 0% from Mitsui, 3%, 0% and 0% from 3M and approximately 14%, 16% and 23% from Rogers, respectively. Currently, Molex Inc., Supertex, Inc., Panasonic and ITT Inc., are our largest component suppliers. In the fiscal year 2006, we purchased 10%, 4%, 3% and 24% of our components from Molex, Supertex, Panasonic and ITT. In the fiscal year 2005, we purchased 12%, 3%, 4% and 13% of our components from Molex, Supertex, Panasonic and ITT. In the fiscal year 2004, we purchased 10%, 2%, 13% and 13% of our components from Molex, Supertex, Panasonic and ITT.

We face business, political, regulatory, operational, financial and economic risks because a significant portion of our operations and sales are to customers outside of the United States.

Our primary manufacturing facilities are located in China. Although our headquarters are located in California and we also have operations in Arizona, we expect that our operations in China will continue to assume a larger and more important role in our business. We are subject to risks inherent in international business, many of which are beyond our control, including:

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses and compliance with foreign laws, including employment laws;

•	difficulties in collecting payments from foreign customers to whom we have extended significant amounts of credit if those customers do not pay us on the payment terms extended to them;

•	difficulties in staffing and managing foreign operations, including cultural differences in the conduct of business, labor and other workforce requirements and inadequate local infrastructure;

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the need to successfully migrate our foreign locations to the financial reporting system used by us in the United States, including the need to implement and maintain financial controls that comply with the Sarbanes-Oxley Act;

•	trade restrictions or higher tariffs;

•	transportation delays and difficulties of managing international distribution channels;

•	longer payment cycles for, and greater difficulty collecting, accounts receivable;

•	foreign currency exchange rate fluctuations that render our prices uncompetitive or increase our cost of doing business, specifically the Chinese RMB;

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unexpected changes in regulatory requirements, royalties and withholding taxes that restrict the repatriation of earnings and affect our effective income tax rate due to profits generated or lost in foreign countries;

•	political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions;

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increases in the cost of doing business in China, including increases due to changes in environmental regulations, increased competition for employees and new or increased governmental fees or assessments;

•	requests from the government that we relocate facilities which we had planned to continue to operate for the foreseeable future;

•	disruptions or shortages in the supply of electricity or other utilities; and

•	public health emergencies such as SARS and avian flu.

Any of these factors could harm our future international sales and operations significantly.

Our manufacturing capacity may be interrupted, limited or delayed if we cannot maintain sufficient sources of electricity in China, or if there is a natural disaster or other catastrophic event in China.

The flexible printed circuit fabrication process requires a stable source of electricity. As our production capabilities increase in China and our business grows, our requirements for a stable source of electricity in China will grow substantially. We have experienced a lack of sufficient electricity supply and expect that we may continue to experience insufficient power supplies in the foreseeable future. Although we have purchased several generators, we cannot be assured that such generators will produce sufficient electricity supply in the event of a disruption in power. Power interruptions, electricity shortages, the cost of diesel fuel to run our back-up generators or government intervention, particularly in the form of rationing, are factors that could restrict our access to electricity in Suzhou, China, the location of our Chinese manufacturing facilities, and affect our manufacturing costs. Any such shortages could result in delays in our shipments to our customers and, potentially, the loss of customer orders and penalties from such customers for the delay.

Our two primary manufacturing facilities are both located in Suzhou, China. MFS has one flexible printed circuit facility in each of Singapore and Malaysia as well as one in China and two printed circuit board facilities in China. Natural disasters or other catastrophic events, including wildfires and other fires, earthquakes, excessive rain, terrorist attacks and wars, could disrupt our manufacturing ability, which could harm our operations and financial results.

China’s legal and regulatory systems embody uncertainties that could harm our business operations.

Since 1979, many new laws and regulations covering general economic matters have been promulgated in China. Despite the development of the legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation and interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. In addition, changes in the regulations or policies in China generally, or specifically in Suzhou where our factories are located, may affect our ability to conduct or expand our business. For example, we have been informed that the local government in Suzhou recently announced that the printed circuit board, or PCB, business is no longer considered by the local government to be a high-tech industry, and as such, it is no longer an encouraged industry to migrate to, or expand in, the local area. Although this has not affected our operations to date, if the government were to expand this to cover flexible printed circuit board businesses, it could adversely affect our ability to maintain or expand operations in Suzhou.

Our activities in China will be subject to administrative review and approval by various national and local agencies of China’s government. Given the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Failure to obtain the requisite governmental approval for any of our activities could impede our ability to operate our business or increase our expenses.

We may have difficulty managing any growth that we might experience.

If we continue to experience growth in our operations, our manufacturing facilities, operational and financial systems, procedures and controls may need to be expanded, which will distract our management team from our business plan and involve increased expenses. Our success will depend substantially on the ability of our management team to manage any growth effectively. These challenges may include:

•	the ability to timely and in a cost-effective manner hire new employees, particularly in our Suzhou, China location;

•	the ability of our management to predict accurately increases or decreases in demand for our products and manage our manufacturing capacity appropriately;

•	maintaining our cost structure at an appropriate level based on the net sales we generate;

•	managing multiple, concurrent manufacturing expansion projects;

•	implementing and improving our operational and financial systems, procedures and controls, including our computer systems;

•	managing operations in multiple locations and multiple time zones;

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the ability to timely and in a cost-effective manner increase our manufacturing capacity or build new manufacturing facilities in order to meet customer demands, the failure of either of which could cause customers to take their business to our competitors; and

•	the ability to acquire customers in a new line of business.

The Sarbanes-Oxley Act and other rules and regulations may increase the time and costs of certain activities.

We incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. These rules and regulations have increased our financial compliance costs and have made some activities more time-consuming and costly. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and, from time to time, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our business is capital intensive and the failure to obtain capital could require that we curtail capital expenditures.

To remain competitive, we must continue to make significant investments in capital equipment, facilities and technological improvements. We expect that substantial capital will be required to expand our manufacturing capacity and fund working capital for anticipated growth. We may need to raise additional funds through further debt or equity financings. We may not be able to raise additional capital on reasonable terms, or at all. In addition, under the terms of our stockholders agreement with WBL, WBL’s approval is required for the issuance of securities that would reduce its effective ownership of us to a level that is below a majority of the outstanding shares of common stock. If WBL’s approval is required, it is possible that WBL may not approve of any transaction we may seek to complete, which could affect whether we are able to complete such a transaction. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers and may lose net sales and market share.

The following factors could affect our ability to obtain additional capital on favorable terms, or at all:

•	our existing debt to income levels if we are required to proceed with the Offer and borrow up to approximately $240.2 million to pay a portion of the purchase price for MFS;

•	our results of operations;

•	general economic conditions and conditions in the electronics industry;

•	the perception of our business in the capital markets;

•	our ratio of debt to equity;

•	our financial condition;

•	our business prospects;

•	WBL’s approval, if required;

•	the international aspects of our business, including the foreign location of a majority of our physical assets and the fact that a majority of our customers are located overseas; and

•	interest rates.

If we are unable to obtain sufficient capital in the future, we may have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net sales, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, reduced manufacturing efficiencies or other harm to our business.

We are subject to the risk of increased income and other taxes in China.

We currently enjoy tax holidays and other tax incentives for our operations in China. The tax holiday rate of 12% for our first manufacturing facility in China, MFC1, will expire on December 31, 2007. After this time, MFC1 will be subject to an income tax rate of 25%, based on current law.

We have obtained two tax holidays for our second manufacturing facility in China, MFC2. The first tax holiday allows for tax-free operation for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the original registered capital. The second tax holiday allows for tax-free operation for the first two years followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the increased capital. Beginning on January 1, 2006, MFC2 will be subject to a tax holiday rate of 12% on approximately 46% of its profits and a tax holiday rate of 0% on approximately 54% of its profits. However, these tax holidays may be challenged, modified or even eliminated by taxing authorities or changes in law. For the fiscal years ended September 30, 2006 and 2005 we realized tax savings of $4.4 million and $3.5 million respectively, for our operations in China.

The National People’s Congress, China’s top legislature, passed the Unified China Corporate Income Tax Law on March 16, 2007. The new corporate income tax rate of 25% will come into effect on January 1, 2008. Unused tax holidays for existing foreign invested enterprises will be grandfathered until they expire. MFC1’s tax holiday will expire on December 31, 2007. MFC2’s first and second tax holidays will expire on December 31, 2008 and 2010, respectively.

In addition, from time to time we may be subject to various types of tax audits by the tax authorities. For example, we have recently completed an audit in China relating to the import and export of raw and component materials at MFC1, where we were required to charge approximately $1.5 million to cost of sales for value added tax and duty, plus interest and penalties.

Our bank facilities contain restrictive covenants that, if not satisfied or waived, could impact our ability to borrow money under these facilities and could result in acceleration of our debt obligations under these facilities that may be outstanding from time to time.

Our failure to comply with restrictive covenants in our bank facilities could result in an event of default which, if not satisfied or waived, could preclude us from borrowing money under one or more of these facilities or may result in us being required to repay any borrowings we may have under our facilities from time to time. In addition, our facility with Norddeutsche Landesbank Girozentrale, or NLG, provides that NLG can refuse to honor a draw request from us for any reason, even if we are in full compliance with the terms of the facility. If we were unable to borrow under these facilities to finance our operations or we were unable to refinance borrowings under our facilities that may come due, our financial condition and results of operations could be harmed.

If we fail to secure or protect our intellectual property rights, competitors may be able to use our technologies, which could weaken our competitive position, reduce our net sales or increase our costs.

We primarily rely on trade secrets relating to our manufacturing processes to protect our proprietary rights. Our efforts to protect our intellectual property may not be effective and may be challenged by third parties. In addition, other parties may independently develop similar or competing technologies. We compete in industries with rapid development and technological innovation. If we fail to protect our proprietary rights adequately, our competitors could offer similar products using processes or technologies developed by us and thereby potentially harm our competitive position and our financial condition.

We also rely on patent protection for the intellectual property that we have developed. It is possible that a third party may challenge the validity of any of these patents, or circumvent the patents by developing competing products based on technology that does not infringe our patents. Consequently, our patents may not provide meaningful protections against competition for these products. Further, in some countries outside the United States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for patent violations. As a result, protecting intellectual property in those countries is difficult and competitors may sell products in those countries that have functions and features that infringe on our intellectual property.

We may be sued by third parties for alleged infringement of their proprietary rights.

From time to time, we have received, and expect to continue to receive, notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. Any intellectual property lawsuit, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert our management from normal business operations. Adverse determinations in litigation could subject us to significant liability and could result in the loss of our proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. In addition, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that we may not be able to obtain a license on reasonable terms, or at all. If we fail to develop a non-infringing technology on a timely basis or to license the infringed technology on acceptable terms, our business, financial condition and results of operations could be harmed.

Complying with environmental laws and regulations may increase our costs and reduce our profitability.

We are subject to a variety of environmental laws and regulations relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of flexible printed circuits and component assemblies. A significant part of our manufacturing operations is located in China, where we are subject to constantly evolving environmental regulation. The costs of complying with any change in such regulations and the costs of remedying potential violations or resolving enforcement actions that might be initiated by governmental entities in China could be substantial.

Environmental laws require us to maintain and comply with a number of permits, authorizations and approvals and to maintain and update training programs and safety data for materials used in our manufacturing processes. We reserved $129,000 of restricted cash at December 31 and September 30, 2006, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that we vacate our Anaheim facilities.

In the event of a violation, we may be required to halt one or more segments of our operations until such violation is cured. Although we attempt to operate in compliance with all applicable environmental laws and regulations, we may not succeed in this effort at all times. The costs of remedying violations or resolving enforcement actions that might be initiated by governmental authorities could be substantial. Any remediation of environmental contamination would involve substantial expense that could harm our results of operations. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our operations may be subject or the manner in which existing or future laws will be administered or interpreted. Future regulations may be applied to materials, products or activities that have not been subject to regulation previously. The costs of complying with new or more stringent regulations could be significant.

We may not address successfully problems encountered in connection with any acquisition.

We expect to continue to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our current products or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

•	problems assimilating the purchased technologies, products or business operations, including the timely integration of financial reporting systems;

•	problems maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with the acquisition;

•	start-up costs associated with any new line of business we may acquire;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering new markets in which we have no or limited prior experience;

•	potential loss of key employees of acquired businesses;

•	potential litigation risks associated with acquisitions, whether completed or not;

•	the need to hire additional employees to operate effectively the acquired business, including employees with specialized knowledge; and

•	increased legal and accounting costs as a result of the Sarbanes-Oxley Act.

If we fail to evaluate and execute acquisitions and strategic investments properly, our management team may be distracted from our day-to-day operations, our business may be disrupted and our operating results may suffer. In addition, if we finance acquisitions by issuing equity or convertible debt securities, our stockholders would be diluted. We also may be limited in our ability to finance an acquisition through the issuance of convertible debt or equity as a result of our stockholders agreement with WBL, which requires WBL’s approval before we issue securities which would dilute its effective ownership below 50% of our outstanding common stock.

Our stock price may be volatile, and you may not be able to resell our shares at a profit or at all.

The trading price of our common stock could fluctuate, and has fluctuated, due to the factors discussed in this Proxy Statement/Prospectus. For example, during the 15 months ended March 31, 2007 our stock price traded between $67.22 and $15.35 per share. In addition, the trading market for our common stock may be influenced by the public float that exists in our stock from time to time. For example, although we have approximately 24.5 million shares of common stock outstanding, approximately 19.3 million of those shares are held by a few investors. If any of those investors were to decide to sell a substantial portion of their respective shares, it would place substantial downward pressure on our stock price. The trading market for our common stock also may be influenced by the research and reports that industry or securities analysts publish about us or our industry. If one or more of the analysts who cover us were to publish an unfavorable research report or to downgrade our stock, our stock price likely would decline. If one or more of these analysts were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In addition, the stock market in general, and Nasdaq and technology companies in particular, have experienced extreme price and volume fluctuations. Our historical trading prices and valuations may not be sustainable. These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

In the event we are unable to remedy any deficiency we identify in our system of internal controls over financial reporting, or if our internal controls are not effective, our business and our stock price could suffer.

In preparation for the annual report of management regarding our evaluation of our internal controls that is required to be included in each of our fiscal year-end annual reports by Section 404 of the Sarbanes-Oxley Act, or Section 404, we adopted a project work plan to assess the adequacy of our internal controls, remediate any deficiency that we may identify, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. As part of this continuous process, we may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404.

If any deficiency we may find from time to time is not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 and the SEC rules thereunder, we would be unable to conclude that our internal controls over financial reporting is effective, which could adversely affect investor confidence in our internal controls over financial reporting. If we do not complete our testing with sufficient time for independent registered public accounting firm to complete their audit of internal control over financial reporting, we may not be compliant with all of the requirements under Section 404 since we may not receive an unqualified report on internal control over financial reporting, and our business and stock price may be adversely affected.

Fluctuations in our operating results on a quarterly and annual basis could cause the market price of our common stock to decline.

Our operating results fluctuate from quarter to quarter as a result of changes in demand for our products, our effectiveness in managing manufacturing processes and costs and the degree to which we are able to utilize our available manufacturing capacity. Historically, we have experienced a strong first fiscal quarter, followed by reduced net sales in the second fiscal quarter, as a result of partial seasonality of our major customers and the markets that we serve. As a result, our net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future. These fluctuations could cause the market price of our common stock to decline. You should not rely on period-to-period comparisons of our operating results as an indication of our future performance. In future periods, our net sales and results of operations may be below our expectations or the expectations of analysts and investors, which could cause the market price of our common stock to decline.

Our expense levels in the future will be based, in large part, on our expectations regarding net sales. Many of our expenses are fixed in the short term or are incurred in advance of anticipated sales. We may not be able to decrease our expenses in a timely manner to offset any shortfall of sales.

Future sales of our common stock in the public market could cause our stock price to fall.

Future sales of our common stock in the public market, or the perception that such sales might occur, could cause the market price of our common stock to decline. As of March 30, 2007 we had 24,534,278 shares of common stock outstanding and 1,278,896 shares subject to unexercised options that are fully vested. All of these shares are eligible for resale, subject to certain volume limitations. In addition, if the Offer closes, and assuming full acceptances of the Offer and full election of the stock consideration by MFS shareholders, we will issue up to approximately 9.6 million shares of New M-Flex common stock in the Offer (assuming holders of options with respect to 6.3 million MFS shares exercise their options to acquire MFS shares and elect to take the stock consideration), of which approximately up to 4.3 million shares held by stockholders other than WBL will be freely tradable six months after the closing of the Offer, if it closes. To the extent any major stockholder sells its shares into the market, the market price of our common stock could decline.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	the existence of a classified Board of Directors requiring that not all directors be elected at one time;

•	a majority of our directors are required to be independent;

•	the ability of our Board of Directors to increase or decrease the size of our Board of Directors without stockholder approval;

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the ability of our Board of Directors to fill vacancies on the Board of Directors created by the death, resignation or incapacity of a director or the enlargement of the Board of Directors without stockholder approval;

•	the prohibition of cumulative voting in the election of directors which would otherwise allow less than a majority of stockholders to elect director candidates;

•	advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of our Board of Directors to alter our bylaws without obtaining stockholder approval;

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the ability of the Board of Directors to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, which rights could be senior to those of common stock;

•	the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent; and

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so long as a single or related group of stockholders own at least one-third of our outstanding common stock, a transaction between us and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by our stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law. These provisions may prohibit stockholders owning 15% or more of our outstanding voting stock from merging or combining with us. These provisions in our charter, bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would without these provisions.

Risks Relating to MFS

The following additional risks specifically pertain to MFS and include information disclosed on publicly made filings by MFS. The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Reports for the years ended September 30, 2006 and 2005, MFS’ quarterly information for the quarters ended June 30, 2006 and December 31, 2006, and MFS’ website. In order to better ascertain the condition of MFS’ business, we have made numerous requests for financial and business information from MFS. Despite our multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS cites as reasons for its failure to provide information, its obligation under Singapore law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information.

The financial performance of MFS since the time we first announced the transaction in March 2006 has been materially worse than we anticipated.

Our Special Committee and the Board of Directors have withdrawn their recommendation for the Offer because they have determined that the acquisition of MFS under the existing price and current terms of the Offer could cause serious harm to M-Flex’s business, financial condition, and results of operations. In establishing the terms of the transaction in March 2006, we relied in substantial part on financial forecasts of MFS’ future performance. Since the date of our announcement of the Offer in March 2006, MFS’ performance has been materially worse than projected in those forecasts, including significant decreases in MFS’ net sales and net income. Specifically, MFS’ net sales declined by 8%, gross profit declined by 48% and net income declined by 85% for the three-month period ended June 30, 2006 compared to the comparable periods in fiscal year 2005. During the three and six-month periods ended September 30, 2006, MFS’ net sales declined 5% and 6%, respectively, gross profit declined by 26% and 35%, respectively, and net income declined 49% and 65%, respectively, as compared to the comparable periods in fiscal year 2005. During the three months ended December 31, 2006, MFS’ net sales declined 11.6%, gross profit declined 30%, and net income declined 37% as compared to the comparable periods in fiscal year 2006. These results were substantially below projections for MFS relied upon by the Special Committee and Board of Directors in recommending the transaction and by Needham in providing its opinion that the consideration to be paid to MFS shareholders was, from a financial point of view, fair to M-Flex’s stockholders. We believe that these significant declines are indicative of a loss of customers by MFS and a substantial decline in gross margin on other customer orders based on information disclosed in MFS’ public filings.

The financial forecasts of MFS’ future performance also were relied upon by Needham & Company, LLC in rendering its March 28, 2006 opinion as to the fairness of the stock consideration and the cash consideration with respect to the transaction. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors have determined that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions.

MFS is dependent on customers comprising a substantial portion of MFS’ historical revenue and subcontractors of such customers for a significant portion of its revenue.

Historically, a substantial portion of MFS’ revenue is derived from orders for products from a few customers and their appointed subcontractors. Accordingly, if MFS is unable to diversify its customer base and if there is any reduction in sales orders received from customers comprising a substantial portion of MFS’ historical revenue or their appointed subcontractors, it could impact MFS’ business, financial condition and results of operations.

In order to better ascertain the condition of MFS’ business, we have made numerous requests for financial and business information from MFS. Despite our multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. For example, MFS has not responded in any meaningful fashion to our inquiries as to MFS’ current business relationship with its key customers. MFS cites as reasons for its failure to provide such information its obligation under Singapore law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information. Without this material information from MFS regarding the health of its business, we are unable to evaluate whether its operating results will rebound, decline further, or will continue at current levels. If MFS’ revenues and profitability materially decrease based on a substantial loss of business from customers comprising a substantial portion of MFS’ historical revenue, it is highly likely that there would be a material and adverse change in MFS’ assets, business, financial condition, profits, liabilities, prospects or results of operations.

Risk of product failures.

According to MFS, production controls in manufacturing capabilities and quality controls remain a constant challenge to MFS in its ability to remain competitive and stay relevant in the increasingly competitive flexible printed circuit business. According to MFS, any failure in the design, production, assembly or testing of flexible printed circuit products may have an adverse effect on MFS’ financial performance as it may result in delays in product shipments, repair or replacement costs and cancellation of orders.

Risk of increase in terms of payments and working capital due to changes in business models.

According to MFS, the emergence of new business models such as vendor managed inventory, or VMI, could expose MFS to longer terms of payment by key customers as products manufactured are not considered sold until pulled from the VMI hubs. In addition, key customers are bound by certain schedules, and orders are subject to schedule changes, which may lead to order cancellation. Delays may lead to higher working capital requirements, and cancellations could lead to product obsolescence or other adverse consequences such as declines in revenues or backlog.

Risk of failures in internal controls and enterprise wide risk management.

Any failure in the design or operation of MFS’ internal controls or enterprise wide risk management could adversely affect the business, financial condition or operating results of MFS.

MFS is subject to rapid technological changes.

The flexible printed circuit, or FPC, and rigid printed circuit board, or PCB, industries are subject to rapid technological advances, dictated in turn by the development of new products and standards by MFS’ customers principally in the telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. If MFS does not keep abreast of the latest manufacturing technology to maintain a sufficient competitive edge, MFS’ business, financial condition or operating results may be materially and adversely affected.

In addition, while MFS undertakes research and development, or R&D, on new processes and products, there is no assurance that MFS’ R&D efforts will translate into commercially viable products. The failure to develop new processes or enhance MFS’ existing processes to meet MFS’ customers’ requirements may have a material adverse impact on MFS’ business, financial condition or operating results.

MFS is dependent on the electronics industry.

MFS’ products, FPCs and/or rigid PCBs, are components commonly used in the assembly of electronic products, including telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. These electronic products are manufactured by original equipment manufacturers, or OEMs, and/or contract manufacturers who are MFS’ customers.

The electronics industry, as a whole, is characterized by intense competition, rapid technological change, short product life cycles and significant fluctuation in product demand. MFS is therefore vulnerable to the volatile and cyclical nature of the electronics industry especially in the personal communications and wireless portable segments industry. Consequently, a slowdown in any of these sectors, in particular the telecommunications sector, or any adverse change in the electronics industry including product obsolescence, economic recession, excess production capacity, intense price competition, erosion of profit margin and unavailability, shortage or long lead time of supply of components required for MFS’ manufacturing and assembly activities may result in a decline in demand for MFS’ products and services. This could have a material and adverse impact on MFS’ business, financial condition or operating results. Additionally, the delays in launches of new products by MFS’ customers in the personal communication segment of the industry may adversely impact MFS’ revenues.

MFS is subject to intense competition.

The industry in which MFS operates is highly competitive. Some of MFS’ competitors are large multinational corporations such as M-Flex, Mektec Corporation, Career Tech, Global Flex and Interflex and Innovex Inc., which may have greater access to capital and have greater production capacity, R&D capabilities in new processes and other resources than MFS, allowing them to compete more aggressively over a longer period of time than can MFS. MFS’ competitors may also operate in countries where they have more competitive cost structures and selling price advantages. MFS believes MFS’ ability to compete is based upon MFS’ design and technical capabilities, competitive pricing, high product quality, quick response time and MFS’ ability to offer an integrated “one-stop” service for interconnect solutions to MFS’ customers in relation to their FPC and rigid PCB requirements. In the event that MFS’ competitors are able to provide comparable manufacturing services and products at a lower cost and of a better quality, MFS’ sales may be adversely affected. This could have a material adverse impact on MFS’ business, financial condition or operating results.

As a supplier to the OEMs and contract manufacturers in the FPC and PCB industries, growth in these sectors could lead to the entry of new competitors into MFS’ industry. MFS’ profit margins could be materially and adversely affected as a result of competition from these new entrants.

MFS is dependent on the availability and pricing of components.

MFS obtains the materials which it needs to manufacture FPCs and PCBs from outside suppliers. Some of these suppliers may be specified or approved by MFS’ customers. MFS purchases materials based on customer forecasts, specific orders from MFS’ customers, and components delivery lead-time which may range from 4 to 6 weeks. MFS maintains alternative sources of supply for MFS’ materials and MFS does not have long-term contracts with MFS’ suppliers. Typically, MFS’ customers will bear the increase in costs, especially for custom-made components. However, if MFS cannot obtain sufficient quantities of materials at reasonable prices or if MFS is unable to pass on higher materials costs to MFS’ customers through an increase in MFS’ selling price, this could have a material and adverse effect on MFS’ business, financial condition and the results of MFS’ operations. In addition, in the event that MFS’ suppliers are unable to supply the required components on time and MFS is unable to source these materials from alternative suppliers on a timely basis, MFS’ production and delivery to MFS’ customers would be delayed. As a result, MFS’ sales and profitability could be materially and adversely affected.

MFS is subject to foreign currency risk exposure.

MFS’ sales are denominated mainly in U.S. dollars, or USD. MFS’ raw material purchases such as polymide-based copper clad laminates and polyimide-based overlays are denominated mainly in USD while most of MFS’ operating costs (e.g., labor, rent and utilities) are denominated mainly in the respective local currencies in the countries where MFS’ production operations are located, that is, Singapore dollars, or SGD, Chinese Renminbi, or RMB, and Malaysian Ringgit, or MYR.

To the extent that MFS’ sales, purchases and operating costs are not naturally matched in the same currency and that there are timing differences between collections and payments, MFS will be exposed to any adverse fluctuation of the various currencies against SGD, MFS’ reporting currency. Restrictions over the conversion or timing of conversion of foreign currencies including RMB and MYR may also expose MFS to adverse fluctuations in exchange rates. As a result, MFS’ earnings may be materially and adversely affected. Other things being equal, for example, in the case of a net long position in USD, a depreciation in USD against SGD will reduce MFS’ USD denominated billings when converted to SGD and will have an adverse impact on MFS’ earnings.

At present, sales by MFS’ subsidiary in the People’s Republic of China, or the PRC, MFS Technology (PCB) Co. Ltd, or MFS-PCB, are denominated mainly in USD as MFS’ sales are mainly to customers outside the PRC while MFS’ purchases are mainly in RMB.

In line with the country of incorporation, the accounts of MFS’ overseas subsidiaries are prepared in their respective local currencies such as RMB and MYR. This represents a translation risk in that any material fluctuation in the relevant currencies against the SGD will have an effect on MFS’ consolidated financial statements which are presented in SGD.

Apart from the natural hedge resulting from matching the currency of sales to that of MFS’ purchases and operating costs as far as it is practicable, MFS has also entered into forward contracts to hedge MFS’ foreign currency exposure. These hedging arrangements may not be successful to reduce MFS’ exposure to foreign currency fluctuations.

There may be uncertainties associated with the expansion of MFS’ business.

Growth in MFS’ business may depend upon strategic alliances with business partners and acquisition opportunities. Participation in alliances or acquisitions or investments involve numerous risks including, but not limited to, difficulties in the assimilation of the management of operations, services, products and personnel of the acquired company and the possible diversion of management’s attention from other business concerns. The successful implementation of this strategy depends on MFS’ ability to identify suitable candidates, acquire companies on successful terms and integrate their operations successfully with MFS, none of which MFS can assure.

MFS is dependent on key management/technical personnel.

MFS’ continued profitability and growth depends on MFS’ ability to retain the services of MFS’ executive directors and executive officers. As a result of the Offer, it is possible that personnel of MFS may view their future employment at MFS with uncertainty. The loss of the services of existing key personnel without adequate replacement or the inability to attract and retain qualified personnel may have an adverse impact on MFS’ operations.

MFS is subject to environmental regulations.

MFS’ operations are subject to various environmental laws in the countries where MFS operates, namely, Singapore, Malaysia and the PRC. These relate mainly to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of MFS’ products.

MFS cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed in the future, or whether the administration or interpretation of existing laws may increase its costs of doing business or create risks of violating these laws. Compliance with more stringent local laws or regulations, as well as changes in enforcement policies of the operating countries’ regulatory agencies, could require substantial expenditure by MFS and could materially and adversely affect the results of MFS’ operations.

MFS is exposed to sovereign risks in Malaysia.

Besides MFS’ main FPC production facility in Singapore, MFS also has a FPC factory in Malacca, Malaysia. MFS’ operations in Malaysia are carried out through MFS’ wholly owned subsidiary MFS Technology (M) Sdn. Bhd., or MFSM. MFS’ financial performance and future growth are therefore dependent on the economic, political, regulatory and social conditions in Malaysia. Any changes in the policies by the authorities, fluctuations in currencies or interest rates, capital restrictions, labor laws and changes in duties and taxation that are detrimental to MFS’ business could materially and adversely affect MFS’ operations and financial performance. In particular, the level of foreign participation in Malaysian companies is subject to the control of the Malaysian government and other regulatory agencies.

MFSM is a manufacturing company which holds a manufacturing license issued by the Malaysian Industrial Development Authority, or MIDA. MFS has been previously advised by MFS’ Malaysian counsel that the Malaysian Foreign Investment Commission, or FIC, guidelines do not apply to companies holding manufacturing licenses. The percentage of foreign ownership in such companies is regulated by the Ministry of International Trade and Industry of Malaysia, or MITI, and MIDA and any restrictions are usually contained in the company’s manufacturing license.

Specific conditions stated in MFSM’s manufacturing license provide, among other things, that:

•

shares of MFSM which are held by non-Malaysians cannot be sold without the written approval of MIDA. The manufacturing license does not expressly refer to any changes in the indirect shareholding of MFSM; and

•	MFSM should as far as possible appoint Malaysians on its Board of Directors.

In addition, MITI must be informed of appointments and changes in the Board of Directors (if any), as well as any change in shareholding of MFSM.

In the event that MFSM’s manufacturing license is revoked or if the FIC guidelines are amended such that they become applicable to companies holding a manufacturing license, then MFS may have to reduce MFS’ shareholding in MFSM. This may result in the loss of management and operations control and consequently affect the operations and profitability of MFS’ Group.

MFS is exposed to sovereign risks in the PRC.

MFS has both FPC and PCB operations in Changsha, PRC. MFS’ operations in the PRC are carried out through two MFS subsidiaries, in each of which MFS’ holds a 65% ownership interest. Changes in the social, economic and political conditions of the PRC may adversely affect MFS’ business. Unfavorable changes in government policies, political unrest and economic developments may also have a negative impact on MFS’ operations.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any change in the political and economic policy of the PRC government may lead to a change in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, labor laws, taxation and import and export restrictions, which may in turn adversely affect MFS’ financial performance. While the current policy of the PRC government seems to be one of pursuing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

MFS’ operations in the PRC are subject to the laws and regulations promulgated by the PRC government. The PRC legal system is a codified legal system made up of written laws, regulations, administrative regulations, legislative and judicial interpretation. Unlike common law jurisdictions like the United Kingdom and Singapore, decided cases have no binding effect and cannot be relied upon as a precedent. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to change.

MFS currently enjoys certain income tax incentives in PRC and Malaysia which may not continue in the future.

MFS-PCB, a 65% owned subsidiary of MFS in the PRC, currently enjoys certain income tax incentives pursuant to Article 8 of the Tax Law in the PRC which allows a foreign investment enterprise, or FIE, that engages in production activities and operates for a period of not less than 10 years, is exempt from Chinese income tax in the first and second year after it has obtained cumulative profitability and is granted a 50% reduction in the statutory income tax rate (currently 30% through December 31, 2007) in the third through the fifth year. In addition to the tax incentives discussed above, MFS-PCB currently enjoys a reduced income tax rate of 15% as a result of being a qualified Sino-foreign equity joint venture which has been confirmed by the Chinese tax authority as a hi-tech enterprise and operates within a hi-tech zone. In order to maintain its hi-tech status, MFS-PCB must seek confirmation as a hi-tech enterprise from the Chinese tax authorities annually.

HFMS, another 65% owned subsidiary of MFS’ in the PRC, is exempt from income tax in the first and second year after it has obtained cumulative profitability and granted a 50% reduction in the statutory income tax rate (currently 30% through December 31, 2007) in the third through the fifth year.

MFS’ Singapore subsidiary, MFS (Singapore) Pte Ltd, or MFSS, has been granted the Development and Expansion Incentive, or DEI, under the Singapore Economic Expansion Incentive (Relief from Income Tax) Act by the Economic Development Board for the expansion of flexible printed circuit manufacturing, for a five year period commencing April 1, 2004. During the five-year period, MFSS’ qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act will be taxed at a concessionary rate.

The National People’s Congress, China’s top legislature, passed the unified China Corporate Income Tax Law on March 16, 2007. The new corporate income tax rate of 25% will come into effect on January 1, 2008. Unused tax holidays for existing foreign-invested enterprises will be grandfathered until they expire. In addition, the currently-reduced tax rate of 15% that MFS-PCB currently enjoys will gradually be increased to the standardized rate within five years after the implementation of the tax law.

MFS believes that the continued uncertainties in respect of the proposed offer by M-Flex to acquire all the shares of MFS may have an adverse impact on MFS business.

M-Flex has made public statements about its intention to withdraw from the proposed Offer to acquire MFS and that its Board of Directors intends to take all such actions as may be reasonable and necessary to prevent the Offer from proceeding. MFS believes that these statements may have created uncertainties amongst MFS customers and may have resulted in customers (a) reducing or delaying new programme development activities (b) reducing new orders, and (c) seeking alternative manufacturing sources, thereby benefiting MFS’ competitors.

MFS believes that the current uncertainty may negatively affect future business development and MFS’ business prospects. MFS believes that the longer the uncertainty continues, the more likely that customer confidence will continue to be undermined and the longer it will take to restore it.

Common key customers treating MFS and M-Flex as a combined company.

MFS believes that as a result of the announcement of the proposed Offer, common key customers might have started treating the companies as a combined entity and taking steps to mitigate risks arising from dependency on a single manufacturing source. For example, MFS believes that the more the Offer process is prolonged, the more likely it is that this will affect a wider range of products which in turn will impact the business prospects of MFS.

MFS continues to incur substantial time and costs in connection with the proposed Offer which may adversely impact MFS’ business.

Significant management time and resources have been expended and continue to be expended in connection with the proposed Offer resulting in management time and resources being diverted away from the operational aspects of MFS’ business, including developing new customer relationships. MFS believes that the longer this continues, the greater the adverse effect is likely to be.

MFS has incurred substantial professional fees in connection with the proposed Offer and until the proposed Offer closes, MFS will continue to incur such costs.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING STATEMENTS

This Proxy Statement/Prospectus and the other documents incorporated by reference into this Proxy Statement/Prospectus contain forward-looking statements. Statements in this Proxy Statement/Prospectus and the other documents incorporated into this Proxy Statement/Prospectus by reference that are not historical facts are identified as “forward-looking statements.” Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of M-Flex, MFS or the combined company. These statements involve estimates and assumptions based on the judgment of our management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this Proxy Statement/Prospectus and the other documents incorporated by reference into this Proxy Statement/Prospectus regarding:

•	Management forecasts and plans;

•	Efficiencies, strategic, operational and financial synergies, cost avoidance and cost savings;

•	Competition and the impact of competitive products;

•	Income and margins;

•	Earnings per share;

•	Market opportunities;

•	Combined operations and execution of integration plans;

•	Facility expansion;

•	The condition of the economy;

•	Economic performance and growth;

•	Conditions to, and the timetable for, completing the transaction;

•	Acquisitions and dispositions;

•	Intellectual property positions and litigation;

•	Potential and contingent liabilities;

•	Taxes;

•	Development and commercialization of additional products;

•	Regulatory approvals;

•	Transaction and integration-related expenses;

•	Ability to effect a compulsory acquisition;

•	Pro forma financial information;

•	Ability to finance the transaction and terms of financing;

•	Revenues; and

•	Costs, expenses and future spending.

These statements may be preceded by, followed by or include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” or similar expressions. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents which are incorporated into this Proxy Statement/Prospectus by reference, could affect the future results of M-Flex, MFS and, if the Offer closes, the combined company, and could cause those results or other outcomes to differ materially from those expressed or implied in these forward-looking statements, including the following:

Competitive Factors

•	The impact of competitors of M-Flex and MFS in the flexible printed circuit market;

•	The timing of the introduction of new products by our and MFS’ customers;

•	The ability to respond to technological advances attained by competitors and patents granted to competitors;

•	The ability to manufacture products competitively and cost effectively; and

•	The impact of price reductions by M-Flex’s and MFS’ customers.

Operating Factors

•	The projected operating results, revenues, sales, gross profit, earnings and net income of M-Flex and MFS;

•	The potential further decline in gross margins of MFS and M-Flex;

•	The loss of customers of MFS;

•	The results of any litigation;

•	Changes in the market’s reaction to the products of the customers of M-Flex and MFS;

•	The ability to successfully manufacture products in quantities required to meet demand;

•	The effect of any applicable regulatory developments;

•	The ability of the customers of M-Flex and MFS to gain consumer acceptance for their new products;

•	The ability to secure and defend intellectual property rights and, when appropriate, license required technology or intellectual property rights;

•	The ability to timely pay M-Flex’s interest payments on the debt that M-Flex would be required to incur to pay the purchase price;

•	The ability to generate cash flows or obtain financing to fund growth; and

•	The ability to complete and integrate this transaction, if it proceeds and closes, and other acquisitions, strategic alliances and joint ventures.

Economic and Industry Conditions

•	The effect of changes in currency exchange rates;

•	The effect of political and economic conditions, inflation and interest rates worldwide; and

•	The effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters.

THE TRANSACTION

The following is a description of the material aspects of the transaction. The following discussion is a summary only and may not contain all of the information that is important to you.

General

This Proxy Statement/Prospectus pertains to a transaction in which M-Flex, through a newly formed holding company, would pursuant to the Offer made in accordance with the applicable laws, rules and regulations of Singapore and the Takeover Code, offer to purchase all of the issued and outstanding ordinary shares of MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited, and the Reorganization in connection with the Offer of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex. One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex stock. If the closing does not occur, M-Flex would not complete the Reorganization.

The Special Committee of the Board of Directors and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006 but, subsequently have withdrawn their recommendation and approval of the transaction. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. See “Background of the Transaction” on page 60 and “Reasons of M-Flex’s Special Committee For and Against the Offer” on page 73.

The making and closing of the Offer are subject to a number of pre-conditions, which are described at “Terms and Conditions of the Offer—Pre-conditions Under Singapore Laws, Rules and Regulations to the Making of the Offer” on page 149.

M-Flex is uncertain as to whether the conditions to the making and closing of the Offer will be satisfied, or if applicable, waived. If the conditions to the making and closing of the Offer are satisfied, or if applicable, waived, MFS shareholders who tender their MFS shares would receive at their election either cash or stock consideration as follows for each share of MFS surrendered:

Stock Consideration of 0.0145 shares of New M-Flex common stock

OR

Cash Consideration (denominated in Singapore dollars) equal to either:

•

S$1.15 (approximately U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$1.[    ], as reported on Bloomberg on [                    ], 2007) per share if less than 90% of the MFS shares outstanding (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer,

or

•

S$1.20 (approximately U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$1.[    ], as reported on Bloomberg on [                    ], 2007) per share if more than 90% of the MFS shares outstanding (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

If the Offer proceeds and closes, our stockholders would own shares of New M-Flex in the same number as the number of shares of M-Flex that they owned prior to the close of the Offer upon the closing of the Offer. The closing of the Offer, if it closes, is conditioned on, among other things, the satisfaction or waiver of certain conditions precedent. See “Terms and Conditions of the Offer” on page 149. In addition, the Offer would close only if at least 64% of the outstanding ordinary shares of MFS are tendered in the Offer and our stockholders approve the issuance of New M-Flex common stock to the shareholders of MFS in connection with the Offer. If more than 64% of the ordinary shares, but less than 90% of the ordinary shares held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, MFS would become New M-Flex’s subsidiary, but likely would remain a public company listed in Singapore. If at least 90% of the shares held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, we intend to effect a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS’ shares and apply to delist MFS from the official list of the SGX-ST. In such case, MFS would no longer be a publicly listed company in Singapore and would become our wholly owned subsidiary. New M-Flex common stock is expected to be traded on The Nasdaq Global Select Market under the symbol “MFLX” after the closing of the transaction.

Our Board of Directors is using this Proxy Statement/Prospectus to solicit proxies from the holders of our common stock for use at our Special Meeting to be held to, among other things, to vote against the issuance of New M-Flex common stock in the Offer. A discussion of the factors considered by the Special Committee in making its decision to recommend against the Offer can be found in “Reasons of M-Flex’s Special Committee For and Against the Offer” at page 73.

M-Flex’s Proposal

At our Special Meeting, holders of our common stock are being asked to vote on a three-part proposal to:

•	acquire all the issued ordinary shares of MFS in the Offer;

•	approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	approve the issuance of shares of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

IF M-FLEX STOCKHOLDER APPROVAL OF THE ABOVE PROPOSAL IS NOT OBTAINED, CLOSING OF THE OFFER WILL NOT OCCUR.

Background of the Transaction

For several years, Philip A. Harding, the Chief Executive Officer of M-Flex and Pang Tak Lim, the Managing Director of MFS have, from time to time, discussed the potential synergies of combining the business operations of M-Flex and MFS, given the companies’ similar business models, customer base, industry focus and common shareholder. During this period, the companies also engaged in periodic dialogue regarding the industry and strategies for growing their respective businesses. In addition, the two companies periodically have collaborated on manufacturing, including MFS providing subcontracting services to M-Flex and the parties entering into a memorandum of cooperation in 2001 to facilitate joint manufacturing efforts, which agreement later expired in 2003.

Beginning in late 2004, Mr. Harding, in connection with the preparation of our strategic business plan, began to analyze potential business combination transactions as a method of increasing stockholder value. As part of this effort he requested that Needham & Company, LLC, or Needham, assist him in reviewing potential targets for a business combination transaction. Needham subsequently presented Mr. Harding with an informal analysis that identified and reviewed the benefits and drawbacks of combining M-Flex’s operations with several potential acquisition targets in the flexible printed circuit industry, including MFS. Mr. Harding subsequently held several informal discussions with members of the Board of Directors regarding potential acquisition targets.

On March 3, 2005, at a regularly scheduled meeting of the Board of Directors, Mr. Harding discussed with the Board of Directors the possibility that engaging in a strategic transaction, including a potential business combination with another company, could be accretive to the company’s operations and could add to stockholder value. Between March 3, 2005 and March 24, 2005, Mr. Harding continued to evaluate potential strategic transactions, and in connection therewith, consulted further with Needham regarding potential acquisition candidates and the potential advisability of such a transaction.

On March 24, 2005, at a special meeting of the Board of Directors, Mr. Harding discussed further with the Board his view that the company should consider engaging in a potential strategic transaction. After further deliberations, the Board resolved that Mr. Harding should obtain proposals from several investment banking firms to advise the company on the prospects and advisability of pursuing a strategic transaction.

On April 19, 2005, at a special meeting of the Board of Directors, Mr. Harding updated the Board on the proposals M-Flex had received from investment banking firms regarding a potential transaction. After extensive discussion, the Board resolved that Mr. Harding should negotiate engagement letters with selected investment banks identified by the Board to determine which of such banks would provide the most advantageous terms of engagement. As part of such discussion, the Board noted that several of the investment banking firms interviewed by Mr. Harding had identified MFS as the likely best fit for a potential business combination with M-Flex. The Board and management further discussed the practicalities of combining with MFS and the other possible targets identified by investment banking firms, with Dr. Lim and Mr. Tan abstaining from participating in such discussion as a result of WBL’s ownership interest in MFS, one of the potential targets. Thereafter, between April 20, 2005 and May 2, 2005, Mr. Harding engaged in extensive discussions with the investment banks identified by the Board regarding the potential engagement of such banks to assist the company in evaluating a potential strategic transaction.

On May 2, 2005, at a special meeting of the Board of Directors, the Board resolved that it was advisable and in the best interests of the stockholders to form a special committee, to be comprised solely of independent directors, given that the company had begun to consider the possibility of engaging in a potential business combination and that MFS was one of the potential targets. At such meeting, this Special Committee was formed, and Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau were appointed to the Special Committee, with Mr. Dadamo being appointed to serve as Chairman of the Special Committee.

Following the meeting of the Board on May 2, 2005, the newly created Special Committee convened a meeting to discuss the engagement of an investment banking firm to assist the Special Committee in evaluating a potential business combination. After extensive discussion, the Special Committee resolved that Mr. Harding should finalize and execute the engagement letter with Needham to act as financial advisor for the Special Committee, on terms presented to the Special Committee at the May 2, 2005 meeting, including the engagement of DBS Bank Ltd, or DBS Bank, as Singapore financial advisor to the Special Committee. The Special Committee’s selection of Needham was based on several factors, including Needham’s historical knowledge of M-Flex, Needham’s expertise and experience in representing companies in the same industry as M-Flex, Needham’s expertise and experience representing companies involved in business combinations and Needham’s fees as compared to the other firms considered.

On May 16, 2005, at a meeting of the Special Committee, representatives of Needham presented the Special Committee with an analysis regarding the potential benefits and drawbacks of a business combination with MFS. At such meeting, outside counsel to the Special Committee also reviewed the fiduciary duties of the directors of the company, including the members of the Special Committee. After discussing M-Flex’s various options with its outside advisors, including the strategic rationale for a combination with MFS, the Special Committee directed Mr. Harding to continue preliminary discussions with representatives of MFS with respect to the potential transaction.

Throughout May, June and July, Mr. Harding continued to work with Needham to identify the potential benefits and drawbacks of a business combination. On August 1, 2005, at a meeting of the Special Committee, Mr. Harding reported that he had previously met with Mr. Pang and representatives of WBL to discuss that M-Flex and MFS should engage in a potential business combination. After extensive discussion, the Special Committee directed that Mr. Harding continue such discussions with WBL and MFS. Subsequently, in August 2005, M-Flex legal representatives, management and financial advisors attended meetings in Singapore to further discuss a potential transaction to combine the two companies. At this time, M-Flex and MFS entered into a nondisclosure agreement to exchange confidential information to facilitate continued discussions of a potential transaction between the two companies. On August 31, 2005, the Special Committee met to discuss the results of those meetings. At such meeting, representatives of Needham also reported on their analysis regarding the benefits and drawbacks of a potential acquisition of MFS, potential acquisition structures, and expected timetables and expenses of such a transaction. At the conclusion of such meeting, the Special Committee resolved to arrange a meeting with representatives of WBL to discuss with WBL its interest in a potential business combination between M-Flex and MFS.

On September 12, 2005, the Special Committee held a meeting to discuss the status of the negotiations with MFS. On September 20, 2005, the Special Committee met to discuss a draft of a preliminary term sheet for the proposed business combination with MFS. Following an extensive discussion among the members of the Special Committee, representatives from management, Needham, DBS Bank and outside counsel, the Special Committee directed Mr. Harding to present the preliminary non-binding term sheet to MFS. Thereafter, M-Flex provided MFS with a preliminary non-binding term sheet outlining the general parameters of a potential acquisition of MFS by M-Flex, possibly through a scheme of arrangement under applicable Singapore laws, rules and regulations and the Takeover Code, which is nonstatutory and states by its own terms that it does not have the force of law.

Throughout the balance of September and into October, Mr. Harding continued preliminary discussions with Mr. Pang regarding the potential for a business combination with MFS. On October 18, 2005, the Special Committee met and received an update on such discussions and on Mr. Harding’s analysis of potential business combination alternatives. In addition, in October 2005, M-Flex legal representatives attended additional meetings in Singapore to discuss potential legal implications facing M-Flex with respect to a proposed business combination between MFS and M-Flex. Further discussions and business diligence between M-Flex and MFS continued in October and throughout November 2005. In November 2005, the Board of Directors of MFS retained Macquarie Securities Asia Pte Ltd to assist it in reviewing and assessing the terms of any potential offer and possible structures for business combinations between the two companies. In the same month, MFS appointed a special committee comprised of its independent directors to consider and have general conduct over any matters relating to any possible business combination proposals.

On December 5 and 8, 2005, the Special Committee met to receive updates on the potential business combination with MFS. M-Flex’s management, legal counsel and financial advisors attended meetings in December 2005 in Singapore to discuss with MFS and its advisors the potential business combination. On December 21, 2005, the Special Committee and Needham convened a meeting to receive an update on the progress of such meetings. Members of management and the company’s financial advisors met again in Japan in January 2006 to discuss the potential business combination. On January 6 and 17, 2006, the Special Committee convened meetings to receive updates on the meetings held in Singapore and Japan. In such meetings, extensive additional discussions occurred regarding structures of a potential business combination, as well as strategic, business, operational, legal and accounting considerations regarding the potential business combination.

During the remainder of January and continuing through February 2006, the parties and their legal and financial advisors continued to engage in negotiations with respect to the proposed transaction. Although the parties agreed in principle that any business combination between the two companies would be effected as an acquisition by M-Flex of MFS, other matters, including the share exchange ratio, percentage thresholds of tendered shares and cash price for each MFS share tendered, had not been agreed to by the parties. The Special Committee convened meetings on February 7 and 11, 2006 to receive updates on these negotiations. In such meetings, extensive discussions regarding structures of a potential transaction, as well as strategic, business, operational, legal and accounting considerations regarding the potential transaction occurred between members of the Special Committee, management, and our outside advisors.

In Singapore, on February 23, 2006, as part of the due diligence process, each company made available to the other party data rooms containing legal and business due diligence materials. For the next two weeks, members of M-Flex’s and MFS’ senior management teams and their external, internal, legal, accounting, and financial advisors conducted due diligence reviews from an operational, financing, accounting, tax and legal perspective, including participating in discussions with members of the other party’s management. During the remainder of March 2006, representatives of the two companies met as part of the companies’ ongoing due diligence and negotiation efforts. The Special Committee convened meetings on March 8 and 15, 2006 to receive updates on these activities, including extensive discussions regarding structures of a potential transaction, strategic business, operational, legal and accounting considerations.

On March 28, 2006, M-Flex and WBL reached a preliminary understanding on a proposed offer, on terms which M-Flex would make to MFS and which WBL would be willing to support. The Offer included stock consideration of 0.0145 shares of New M-Flex common stock for each outstanding MFS share, cash consideration denominated in Singapore dollars of S$1.15 (U.S.$0.[    ] as of [                    ], 2007) per outstanding MFS share tendered if less than 90 percent of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered, or S$1.20 (U.S.$0.[    ] as of [                    ], 2007) per MFS share if 90 percent or more of the outstanding MFS shares (other than those MFS shares already held by us, our related corporations and their respective nominees as of the date of the Offer) are tendered. The Offer is conditioned upon more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS) being tendered for New M-Flex stock or cash. In addition, any holder of MFS shares electing to tender their MFS shares in return for New M-Flex stock will be required to agree not to sell any New M-Flex stock they receive as consideration for their MFS shares for a period of six months after the closing of the Offer, if it closes.

On March 28, 2006, our Board and Special Committee convened a joint meeting to consider the Offer. At this meeting:

•

Mr. Harding presented a discussion on the preliminary understanding between M-Flex and WBL (as stated above), which terms had also been agreed to in their individual capacity by Mr. Pang Tak Lim and Mr. Lester Wong, with respect to the terms of an offer to be made by M-Flex for all of the outstanding shares of MFS;

•

Needham presented financial information with respect to M-Flex, MFS and the Offer (as reflected in the pre-conditional offer announcement) and rendered an oral opinion addressed to the Special Committee, subsequently confirmed by a written opinion dated March 28, 2006, discussed further under “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on page 96, that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the exchange ratio in the pre-conditional offer announcement was fair from a financial point of view to M-Flex stockholders;

•	Legal advisors reviewed the results of the diligence investigation conducted by counsel to company and members of management;

•

Legal advisors reviewed the final forms of the pre-conditional offer announcement and related documents and other legal matters, including the fiduciary duties of the directors in connection with the transaction; and

•

Brian Stevens, Director of Finance at M-Flex, presented a discussion of the financial and accounting due diligence conducted by management and outside accounting advisors, including MFS’ overall financial condition, areas of concern, and potential accounting impact of risk areas and uncertainties. In addition, Mr. Stevens discussed the potential accounting changes, along with their estimated costs, that would be required at MFS to comply with U.S. regulatory authorities and generally accepted accounting principles, and to maximize the potential for a successful integration if the Offer is accepted.

The Board then temporarily adjourned and the Special Committee convened a meeting to discuss the matters presented to the Board. Following a full discussion, including, among other things, further consultation with (i) outside counsel regarding the fiduciary duties of the directors in connection with the proposed transaction, (ii) outside counsel and members of management regarding the results of the diligence review of MFS, (iii) members of management and its outside consultants regarding accounting implications of the transaction and (iv) representatives of Needham regarding the fairness of the transaction, from a financial point of view, to M-Flex stockholders, M-Flex’s Special Committee unanimously approved the terms of the Offer and the company’s intention to acquire the outstanding shares of MFS pursuant to such Offer. The Special Committee resolved to advise the Board of Directors that it recommended that the Board approve the making of the Offer, as well as the related issuance of shares of the company’s common stock to the holders of MFS in connection with the Offer.

The Board then reconvened. At this meeting, Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s recommendation that the Board of Directors should approve the Offer and the related transactions.

Following a full discussion, and based upon the presentations made to the Board of Directors at this and prior meetings, our Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, that the Offer and the terms of the Offer were advisable and fair to, and in the best interest of, M-Flex and our stockholders and the Offer was unanimously approved. Prior to the opening of trading on The Nasdaq Global Select Market on March 30, 2006, we issued a press release announcing the Offer.

In connection with the announcement of the Offer, WBL entered into an undertaking agreement pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of New M-Flex common stock. In addition, Mr. Pang Tak Lim and Mr. Lester Wong, who collectively own approximately 1.3% of MFS’ shares, signed an undertaking agreement in their capacity as shareholders of MFS agreeing to tender their MFS shares. The undertaking agreement of WBL contained the grant of a proxy to Mr. Harding enabling Mr. Harding to vote WBL’s shares of M-Flex at M-Flex’s Special Meeting. All three of these undertaking agreements expired on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

On June 27, 2006, M-Flex filed the registration statement on Form S-4 with the U.S. Securities and Exchange Commission, or the SEC. On July 21, 2006, M-Flex received an initial set of comments from the SEC and commenced preparing responses to those comments.

On August 7, 2006, MFS issued its operating results for the three and nine months ended June 30, 2006. Specifically, MFS’ net sales had declined by 8%, gross profit has declined by 48% and net income had declined by 85% for the three-month period ended June 30, 2006 compared to the comparable period in 2005. These results were substantially below projections for MFS relied upon by the Special Committee and Board of Directors in recommending the transaction, and by Needham in providing the March 28, 2006 opinion that the consideration to be paid to MFS shareholders was, from a financial point of view, fair to M-Flex’s stockholders. On August 9, 2006, the Special Committee held a meeting to discuss MFS’ results for the three and nine months ended June 30, 2006. From August 8, 2006 through August 22, 2006 the Special Committee members engaged in extensive telephonic discussions with members of management and M-Flex’s financial advisors and outside counsel regarding MFS’

financial results and the impact of those results on the proposed Offer. During these discussions the Special Committee reviewed revised valuation models prepared by management with the assistance of M-Flex’s financial advisors. M-Flex also attempted to engage in discussions with MFS to obtain additional information on MFS’ results, including determining whether the results were a one-time occurrence or reflected a significant downturn in MFS’ business. On August 15, 2006, the Special Committee held a meeting in which it reviewed revised valuation models with management and discussed financing alternatives for the transaction. At the conclusion of such meeting the Special Committee directed management and Needham to attempt a renegotiation with MFS. As a result thereof, M-Flex presented MFS a revised offer for a cash price of S$0.50 to S$0.52 per share with the same exchange ratio of 0.0145 shares of New M-Flex common stock per MFS share tendered based on updated financial models that reflected MFS’ June 30, 2006 financial results. MFS countered at a price of S$0.95 to S$1.00 per share with an exchange ratio of 0.25 shares of New M-Flex common stock per MFS share tendered. Except for the foregoing, all other terms of the Offer would have remained the same. No agreement was reached by the parties as to a revised price. Consequently, and after numerous additional calls among members of the Special Committee with management and outside advisors, on August 22, the Special Committee announced its determination that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders.

The Special Committee based its determination on a number of factors, including significant decreases in MFS’ net sales and net income for the third quarter of fiscal year 2006. The Special Committee also noted the decline in the value of M-Flex common stock since the date of announcement of the Offer; however, the Special Committee did not assign significant importance to this factor relative to the other factors in determining to change its recommendation given that (1) the stock exchange ratio in the Offer is fixed, (2) the stock price decline occurred almost entirely prior to the initial filing of the registration statement and (3) the fact that the Special Committee always assumed that minority shareholders of MFS would likely elect cash instead of stock and designed the terms of the Offer to encourage the minority shareholders of MFS to accept cash instead of stock by requiring MFS shareholders who elected the stock consideration to sign a lock-up agreement and refrain from selling M-Flex shares acquired in the Offer for six months. On October 9, 2006, the Board voted unanimously, with Dr. Lim and Mr. Tan abstaining, to withdraw its recommendation for the Offer and recommended that stockholders vote against the transaction.

On August 22, 2006, M-Flex announced that it submitted an initial application to the SIC requesting its consent to allow M-Flex to immediately withdraw the Offer. In general, under the Takeover Code, once a company announces its intention to make an offer it is prohibited from withdrawing the offer without the express consent of the SIC unless one of the pre-conditions to the Offer is implicated. This application articulated M-Flex’s desire to withdraw the Offer so that it would not be required to incur the substantial expense and distraction of convening a stockholders’ meeting in order to vote on a transaction that the Special Committee and M-Flex’s management do not support. On August 25, 2006, M-Flex announced that the SIC denied its initial application.

On September 12, 2006, the Special Committee held a meeting to discuss the status of the Offer. The Special Committee’s legal advisor discussed the role of and status of discussions with the SIC with regard to the Offer.

On September 14, 2006, the Special Committee held a meeting to further discuss the recent activities regarding the transaction. At this meeting, the Special Committee extensively discussed several different potential strategies and alternatives for the transaction, including the pursuit of federal securities claims against the Stark hedge funds that had recently acquired approximately 18.4% of M-Flex’s outstanding common stock. The members of the Special Committee engaged in extensive discussions about the possibility of carrying out the transaction on the current terms and directed representatives of M-Flex and its legal counsel to travel to Singapore to discuss various potential strategies and alternatives for the transaction with WBL and MFS.

On September 26, 2006, the Special Committee held a meeting to consider the current state of the transaction and to receive an update from management and its legal advisors, including the results of the meetings in Singapore. Following such update, an extensive discussion ensued regarding the various legal strategies and alternatives that were discussed during the previous meeting, including potential litigation against the Stark hedge funds and WBL.

On October 9, 2006, the Board of Directors held a meeting at which Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s change in its recommendation with respect to the advisability of the Offer. As part of that report the Special Committee recommended that M-Flex not undertake the transaction on the current terms unless additional information was obtained about MFS that would support, at a minimum, that (i) the current price is a fair price to pay for MFS, and (ii) the combined company would have the ability to service the debt required to be incurred by M-Flex in order pay the purchase price. In addition, this report included a full discussion of factors considered by the Special Committee before it reached its conclusion that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders.

Mr. Dadamo reminded the Board that WBL signed an undertaking agreement pursuant to which it agreed to vote its M-Flex shares in favor of the transaction and noted that WBL had indicated that it was bound to vote in accordance with the undertaking. Further, Mr. Dadamo discussed that the Stark hedge funds acquired approximately 48% of the outstanding shares of M-Flex not held by WBL and filed a Schedule 13D with the SEC stating that they intend to vote “for” the transaction proceeding. The Special Committee’s report also indicated that the Stark hedge funds own shares of MFS and that the Special Committee had reason to believe the Stark hedge funds have thus hedged their investment in M-Flex.

Mr. Dadamo’s report noted that given WBL’s and the Stark hedge funds’ voting positions, the Special Committee had retained special Delaware counsel, in addition to its regular counsel, to advise regarding the Special Committee’s duties and obligations under Delaware law, and the ability of M-Flex to seek, among other things, a judicial order requiring WBL to vote against the transaction and enjoining the Stark hedge funds from voting their shares prior to disclosing all facts required to be disclosed regarding their positions in M-Flex securities, including how much MFS stock they own and whether they have engaged in additional hedging transactions with respect to their M-Flex shares.

The Special Committee noted that it had instructed legal counsel to prepare a complaint to be filed against the Stark entities and principals, which would seek to obtain a court order enjoining the Stark hedge funds from voting their M-Flex shares until they had disclosed publicly all facts required to be disclosed regarding their positions in M-Flex securities, including how much MFS stock they own and whether they have engaged in additional hedging transactions with respect to their M-Flex shares. If it is determined that those defendants are violating their disclosure obligations, the complaint also would seek an injunction preventing such stockholders from voting their shares while in violation of the federal securities laws. The Special Committee also noted that it had instructed legal counsel to prepare a complaint to be filed against WBL to prevent WBL from voting its M-Flex shares in favor of the transaction. That complaint would allege that WBL would violate its fiduciary obligations as a majority shareholder by voting for the transaction in light of MFS’ recent adverse performance and the harm that could occur to M-Flex if the transaction proceeds. A draft of these complaints was provided to the members of the Special Committee and Board of Directors.

Following this report by the Special Committee, the Board of Directors engaged in an extensive discussion regarding the Committee’s review process, how the Committee determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders, and the proposed resolutions.

Following a full discussion, and based upon the presentation made to the Board of Directors, the Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, to withdraw its recommendation for the Offer and recommend to stockholders that they vote against the proposed acquisition by M-Flex of MFS. The Board further unanimously approved, with Dr. Lim and Mr. Tan abstaining, the complaint to be filed in the federal court for the Central District of California against the Stark hedge funds and affiliates thereof, in substantially the form previously provided to the Board, and to cause legal counsel to file this complaint on October 11, 2006.

On October 11, 2006, M-Flex filed a suit in the U.S. District Court for the Central District of California alleging that the Stark hedge funds omitted material information from their Schedule 13Ds filed with the SEC and seeking to enjoin the Stark hedge funds from voting their shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss our case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws, and on December 4, 2006, the court granted this motion and gave us until December 26, 2006 to amend our complaint against them. We determined not to amend our complaint against the Stark hedge funds, and as a result, our case against them has been dismissed.

On October 11, 2006, the Board of Directors held a meeting at which the Board extensively discussed the proposed complaint to be filed in the Chancery Court for the State of Delaware against WBL and certain affiliates. In addition, the Board and the members of the Special Committee, in support of their fiduciary duties to the stockholders of M-Flex, engaged in an extensive discussion regarding their obligations to take all actions reasonable and appropriate to prevent the transaction from occurring and that such action included the filing of the complaint against WBL. The Board unanimously approved, with Dr. Lim and Mr. Tan abstaining, the filing of the complaint in the Chancery Court for the State of Delaware against WBL and certain affiliates thereof in substantially the form previously provided to the Board, and to cause legal counsel to file this complaint on October 17, 2006.

On October 13, 2006, MFS announced its unaudited financial results for the three-month period ended September 30, 2006, or the September ‘06 Quarter. MFS announced net sales for the September ‘06 Quarter of S$89.0 million, down 5% from the comparable period in 2005 and substantially below projections for MFS relied upon by the Special Committee and Board in recommending the transaction, and net income of S$4.2 million, down 49% from the comparable period in 2005 and substantially below projections for MFS relied upon by the Special Committee and Board in recommending the transaction. MFS experienced a decline in gross profit for the September ‘06 Quarter of 26% compared to the comparable period in 2005, and a decline in gross margin over that period from 14.5% to 11.3%. MFS also reported net income before taxes of S$6.5 million, down 16% from the comparable period in 2005. MFS indicated that these declines were attributable to weaker demand from key customers, continued weakening of the U.S. dollar impacting U.S. sales and price reductions given to customers. MFS also indicated that lower utilization of manufacturing facilities combined with increased prices for raw materials further impacted gross profits.

On October 13, 2006, MFS also announced its unaudited financial results for the fiscal year ended September 30, 2006, or the ’06 Fiscal Year. MFS announced net sales of S$383.4 million, up 1% from the fiscal year ended September 30, 2005, or the ’05 Fiscal Year, but substantially below projections relied upon by the Special Committee and Board in recommending the transaction, and net income of S$29.3 million, down 16% from the comparable period in 2005 and substantially below projections provided by MFS to M-Flex and relied upon by the Special Committee and Board in recommending the transaction. MFS reported gross profit of S$60.6 million for the ‘06 Fiscal Year, up 2% from the ‘05 Fiscal Year, but substantially below projections relied upon by the Special Committee and Board in recommending the transaction.

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believed would harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On October 19, 2006, M-Flex filed an appeal with the SIC to reverse its earlier decision to deny M-Flex’s application to withdraw the Offer. The principal basis for this appeal was the very substantial change in the financial results of MFS since March 2006, as compared to the comparable periods in the prior year and the projections that MFS had provided during the diligence process. In addition, the appeal discusses in detail the fact that M-Flex agreed upon a valuation of MFS based on certain growth factors that were assumed after lengthy discussions with MFS’ management. Specifically, based substantially in part on discussions with MFS’ management, M-Flex assumed MFS’ revenue would grow from S$380 million in 2005 to S$455 million in 2006 and net income would grow from S$35 million in 2005 to S$49 million in 2006. These assumptions proved to be inaccurate given that MFS’ financial performance reflected a downturn from its 2005 financial results in many areas. The appeal sought permission to withdraw the Offer on these, among other, bases. On November 9, 2006, the SIC responded by asking for additional information regarding the matters described in our appeal. On November 10, 2006, M-Flex submitted such additional information to the SIC for its consideration. On December 8, 2006, M-Flex provided additional information to the SIC regarding the status of the pending litigation and the registration statement. On December 22, 2006, we announced that the SIC denied our application for approval to withdraw the Offer. In denying our application for approval to withdraw the Offer, the SIC noted that our filing of two lawsuits against certain of our stockholders may have affected the fulfillment of the Effectiveness Pre-Condition and, as a result, the SIC ruled that we should extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007. On January 5, 2007, M-Flex announced that the Special Committee had agreed to extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007, in accordance with the SIC’s ruling. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court for the State of Delaware against M-Flex, the Special Committee and Philip A. Harding asserting claims for declaratory and injunctive relief, as well as damages, and alleging that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of its extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC.

On November 26, 2006, the Board held a meeting at which M-Flex’s legal advisors provided information regarding the registration statement. As part of such discussion, the legal advisors informed the Board that the registration statement was ready to be filed, but for the recently received letter from MFS’ counsel indicating there were potential inaccuracies in the registration statement. M-Flex’s legal advisors reviewed with the Board how (i) the registration statement was revised to address each of MFS’ concerns and comments, (ii) the comments were otherwise inapplicable or resolved, or (iii) MFS’ comments were inaccurate. Following such presentation, members of the Special Committee extensively discussed the factors that were considered in their decision to withdraw their support for the Offer. At the conclusion of such discussion, the Board of Directors, with Dr. Lim abstaining and with Choon Seng Tan absent from the meeting, confirmed that to their knowledge, and after extensive review of the registration statement, (i) MFS’ comments had been appropriately addressed and (ii) the registration statement did not contain any material inaccuracies, and instructed M-Flex’s legal advisors to file the registration statement with the SEC.

On November 27, 2006, M-Flex filed amendment number 1 to the registration statement on Form S-4 with the SEC. On December 11, 2006, M-Flex received additional comments from the SEC and commenced preparing responses to those comments.

From December 19, 2006 through December 23, 2006, the Special Committee held several meetings to discuss the status of the registration statement and litigation matters. On December 19, 2006 the Committee’s legal advisors provided an update regarding M-Flex’s appeal filed with the SIC. The Committee’s legal advisors informed the Committee that M-Flex had received a letter from the SIC advising M-Flex that its application requesting that the SIC permit M-Flex to withdraw the Offer on the basis of material adverse change had been denied. In addition, the SIC had ruled that M-Flex should extend the deadline for the fulfillment of the pre-

condition that the registration statement be declared effective from December 31, 2006 to March 31, 2007. Following extensive discussion, the Committee determined it would continue to evaluate whether to extend the deadline. Next, the Committee was provided with an update regarding the registration statement. Further, the legal advisors provided the Committee with an update regarding the litigation.

Mr. Dadamo then led the Committee in a discussion regarding the transaction with respect to MFS, and asked M-Flex’s management to provide updated information on M-Flex’s and MFS’ businesses and various financing arrangements for the Offer. The Committee then engaged in an extensive discussion regarding the current terms of the transaction, the SIC response letter and the implications of the request for an extension of the pre-conditions to the Offer, and the status of the litigation.

On December 20, 2006, the Special Committee reconvened the meeting to discuss and receive an update regarding settlement negotiations with the Stark hedge funds and the structure of a potential settlement with such funds. Following such update, the Special Committee engaged in a thorough discussion regarding the potential settlement structure and agreed to have a meeting with the Stark hedge funds to discuss further settlement prospects.

On December 21, 2006, a meeting occurred between M-Flex’s management, its legal advisors and representatives of the Stark hedge funds. Following such meeting, the Special Committee reconvened its meeting and, at the request of Mr. Dadamo, the Special Committee’s legal advisors provided an update regarding the settlement discussions with the Stark hedge funds. Following such update, the Special Committee extensively discussed the settlement negotiations with the Stark hedge funds and the possibility of seeking to restructure the transaction; however, the Special Committee and the Stark hedge funds were unable to reach mutually agreeable terms.

On December 23, 2006, the Special Committee held a meeting to discuss a letter that was received from MFS’ legal counsel on December 22, 2006, or the MFS Letter, regarding the registration statement on Form S-4. The Special Committee’s legal advisor informed them that the registration statement was not filed on December 22, 2006 because of the MFS Letter. Each of the allegations in the MFS Letter were reviewed carefully with the Special Committee, and the disclosure in the registration statement was reviewed carefully with the Special Committee, who then evaluated whether the disclosure adequately addressed the allegations in the MFS Letter and whether any additional changes to the registration statement were necessary. The Special Committee concluded, after much discussion, that M-Flex should proceed with the filing of the registration statement as soon as all required third-party information was obtained.

On December 29, 2006, M-Flex filed amendment number 2 to the registration statement on Form S-4 with the SEC. On January 24, 2007, M-Flex received additional comments from the SEC and commenced preparing responses to those comments.

On December 31, 2006, WBL’s undertaking agreement, in which WBL agreed to vote its M-Flex shares in favor of the Offer and to accept stock consideration for its MFS shares, expired. Currently, M-Flex is uncertain as to whether WBL will vote for or against the Offer and if they vote for the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

On January 4, 2007, the Special Committee held a meeting to consider the current state of the transaction and to further discuss the SIC’s ruling that M-Flex should extend the deadline for the fulfillment of the pre- conditions to the Offer to March 31, 2007. The Special Committee received an update from its legal advisors regarding the potential sanctions that could be imposed for non-compliance with an SIC ruling. Following such update, the Special Committee engaged in an extensive discussion regarding the request to extend the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. Following such extensive discussion, the Special Committee determined to extend the deadline to March 31, 2007 in accordance with the SIC’s ruling.

On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding.

On January 24, 2007, the Special Committee held a meeting to discuss the status of the Offer. The Special Committee’s legal advisors briefly discussed the status of the litigation with WBL and M-Flex’s management provided additional information regarding the impact of the transaction on M-Flex.

On February 3, 2007, the Special Committee held a meeting to consider the current state of the transaction and to receive an update from management and its legal advisors. During this meeting, M-Flex’s management updated the Special Committee regarding MFS’ business and additional concerns regarding the integration of M-Flex and MFS. In addition, legal advisors informed the Special Committee that on February 2, 2007, the Chancery Court dismissed M-Flex’s lawsuit against WBL (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer. Following such update, the Special Committee discussed several different options on how to proceed regarding the transaction and the registration statement with its advisors. The Special Committee then determined to refile the registration statement as soon as possible, to send a letter to the SIC discussing the recent developments with regard to the transaction prior to the registration statement filing, and to confer with WBL regarding the advisability of the transaction to M-Flex.

In addition, during the meeting the Special Committee determined, following a presentation by management regarding the state of M-Flex’s and MFS’ business, a review of market conditions on the registration statement, a review of legal considerations by U.S. and Singapore counsel, and an extensive discussion of the foregoing, that if the Offer is presented to M-Flex’s stockholders and approved at the Special Meeting, M-Flex will not complete the Offer if WBL attempts to elect cash consideration. This determination was based on the Special Committee’s determination set forth below:

1.	The terms of the original Offer were predicated upon WBL accepting stock consideration, which WBL was required to do as a result of the undertaking agreement; cash consideration was never part of the original terms of the Offer. If WBL were to attempt to elect cash consideration due to the fact that its undertaking agreement has now expired, M-Flex would consider that election materially inconsistent with the terms of the Offer as originally constructed; and

2.	M-Flex would have no practicable ability at this time to fulfill the cash requirement necessary to complete the Offer if WBL elects cash consideration and could not service such debt even if it were made available to M-Flex. In such an event, the amount M-Flex would be required to borrow to complete the Offer could be as much as $521.2 million, depending on the level of acceptances by MFS minority shareholders and whether such accepting shareholders were to elect cash or stock consideration. The Special Committee previously had determined that requiring M-Flex to borrow approximately $237 million that would be required to complete the Offer if WBL were to elect stock consideration (and all other MFS shareholders were to elect cash consideration) could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. However, if WBL were to elect cash consideration instead of stock consideration in the Offer, the situation would worsen materially. The Special Committee has determined that requiring M-Flex to incur the additional debt that would be required to pay WBL cash for its MFS shares (i) would be financially impracticable for M-Flex at this time and (ii) would be commercially unreasonable in that it will not allow M-Flex to continue to operate its business without risk of immediate insolvency.

Further, in the event that prior to the printing and mailing of this Proxy Statement/Prospectus, WBL announces or otherwise advises M-Flex that it either (i) intends to vote against the Offer, or (ii) intends to vote for the Offer but to elect cash consideration, M-Flex will promptly thereafter notify the SIC that it does not intend to proceed to a stockholder vote, even if the other pre-conditions have been satisfied at such time. In such event, M-Flex would withdraw the Offer.

On February 10, 2007, the Special Committee held a meeting to discuss information to be provided to WBL for the purpose of assisting with the analysis regarding the advisability of the transaction. The Special Committee engaged in an extensive discussion regarding the information. The Special Committee temporarily adjourned the meeting for M-Flex’s management to continue the preparation of the presentation. The Special Committee reconvened on February 11, 2007 to further discuss the financial and operational information of M-Flex to be provided to WBL.

On February 12, 2007, M-Flex’s management met with WBL’s investment bank to discuss the financial and operational impact of the Offer on M-Flex. In addition, M-Flex provided WBL’s investment bank with the presentation that was reviewed by the Special Committee.

On February 28, 2007, the Special Committee held a meeting to discuss, among other things, the status of the registration statement.

On February 27, 2007, as a courtesy, M-Flex sent a letter to the SIC articulating M-Flex’s intent to present the Offer to its stockholders for approval subject to the conditions previously discussed above, or the Conditions, articulating that if WBL elects cash consideration the Offer will not close. On March 2, 2007, M-Flex received a letter from the SIC, or the SIC Letter, in which it indicated it did not approve of the Conditions.

On March 5, 2007, the Special Committee held a meeting to discuss the current state of the transaction and to receive an update from management and its legal advisors. During such meeting the Special Committee received a general update regarding the registration statement and what would likely occur if WBL elects cash consideration. Further, the Special Committee received updates regarding the transaction financing and M-Flex’s operations in Singapore. Following such update, the Special Committee engaged in an extensive discussion.

On March 9, 2007, the Special Committee held a meeting to discuss the status of the registration statement and receive an update regarding WBL’s intentions with regard to whether they would take stock or cash consideration if the Offer proceeds and closes.

On March 16, 2007, the Special Committee held a meeting to discuss the status of the registration statement and the status of the Offer. In such meeting, Mr. Harding presented further analysis to the Special Committee regarding the potential cash flow implications to M-Flex of proceeding with the Offer, and the extent of M-Flex’s business operations that pertained to Singapore.

On March 18, 2007, the Special Committee held a meeting to discuss the debt service impact to M-Flex if it proceeds with the Offer and other integration issues. The Special Committee also discussed the likelihood that M-Flex would be required to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

On March 19, 2007, the Special Committee held a meeting to discuss various aspects of the Offer and whether or not to extend the deadline for fulfillment of the pre-conditions if the SIC were to direct M-Flex to do so. In addition, on March 19, 2007 M-Flex filed amendment number 3 to the registration statement on Form S-4. On March 23, 2007, M-Flex received comments from the SEC and commenced preparing responses to those comments.

On March 20, 2007, the Board of Directors and Special Committee held a joint meeting to discuss the implications to M-Flex of not agreeing to extend the deadline in response to the SIC’s directive to do so. In such meeting, the Special Committee reviewed in detail with its legal advisors the powers and authorities of the SIC and the applicability of the Takeover Code.

On March 26, 2007, the Special Committee held a meeting to discuss and receive an update regarding the registration statement and the revised non-binding term sheet with OCBC. Following such update, the Special Committee engaged in an extensive discussion and resolved to contact the SIC to confirm that M-Flex was required under the Takeover Code to extend the deadline for the fulfillment of the pre-conditions to the Offer.

On March 29, 2007, the Special Committee held a meeting to discuss recent communications with the SIC.

On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007. In reaching this determination, the Special Committee noted that on December 19, 2006, the SIC issued a ruling to M-Flex ordering that M-Flex should, pursuant to the Takeover Code, extend the deadline for the fulfillment of the pre-conditions from December 31, 2006 until March 31, 2007. In that ruling, the SIC indicated that, in its opinion, the filing by M-Flex of litigation against WBL and the Stark hedge funds may have had the effect of delaying fulfillment of the pre-conditions to the Offer until after December 31, 2006. In late March 2007, the SIC issued a ruling to M-Flex ordering that M-Flex should, pursuant to the Takeover Code, extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 until June 30, 2007.

In addition, the Special Committee noted that M-Flex’s Special Committee and Board of Directors, with Choon Seng Tan and Huat Seng Lim, Ph.D. abstaining, determined on August 22, 2006 that the current terms of the Offer were contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. This determination is based on a number of factors, including principally MFS’ financial performance since March 2006. In addition, the fairness opinion regarding the Offer delivered by Needham & Company LLC, or Needham, on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate; moreover, since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, the Special Committee and the Board of Directors determined that it was no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with M-Flex’s stockholder vote for or against the Offer and its related transactions. For additional factors considered by the Special Committee and Board of Directors in changing their respective recommendations, see “The Transaction—Reasons of M-Flex’s Special Committee For and Against the Offer” on page 73.

In light of the belief of the Special Committee and Board of Directors regarding the advisability of the Offer, and the two extension rulings by the SIC, the Special Committee was twice faced with a question of whether to comply with the SIC rulings (and thereby extend the deadline for fulfillment of the pre-conditions to the Offer), or to refuse to comply with the SIC’s directives and not extend that deadline (thereby allowing Offer to expire on its own terms). In determining how to proceed under the circumstances, the Special Committee engaged in extensive discussions throughout the course of several meetings and sought and received input from its legal advisors, as well as management of the company. In these deliberations, the Special Committee balanced its judgment about the advisability of the Offer proceeding against certain factors, principally the ones listed below, and concluded, on balance, that it was advisable to agree to comply with the SIC rulings and extend the deadline for the fulfillment of the pre-conditions to the Offer, notwithstanding the judgment by the Special Committee and Board of Directors that proceeding with the Offer is not in the best interest of M-Flex and its unaffiliated stockholders.

•	Although the Takeover Code, pursuant to its terms, does not have the force of law, the SIC does have the ability to issue orders to enforce the Takeover Code and can work with other Singapore-based regulatory agencies to take action against a person or entity it believes has violated the Takeover Code. Moreover, Singapore law provides for criminal sanctions in certain circumstances for improper conduct in violation of the Takeover Code. The Special Committee ultimately determined that the perceived risks of refusing to extend the Offer and potentially subjecting M-Flex to adverse actions, sanctions and potential penalties by the SIC and other agencies weighed in favor of extending the deadline for the fulfillment of the pre-conditions to the Offer.

•

The Special Committee also evaluated the potential for ongoing litigation regarding the Offer, and concluded that agreeing to extend the Offer would more likely reduce the litigation risk to M-Flex than refusing to extend the Offer. The Special Committee believes ongoing litigation regarding the Offer would provide a significant distraction for management, as well as potential financial loss for M-Flex if it were unsuccessful in such litigation. Given such considerations, the Special Committee concluded that this factor weighed in favor of agreeing to extend the deadline for the fulfillment of the pre-conditions to the Offer.

•

The Special Committee noted that stockholders holding approximately 80% of M-Flex’s outstanding stock have indicated that they are in favor of the Offer proceeding. The Special Committee concluded that this factor weighed in favor of agreeing to extend the deadlines for the pre-conditions to the Offer.

•

The Special Committee noted the international nature of M-Flex’s operations and that M-Flex expects to continue to operate in worldwide markets. The Special Committee concluded that agreeing to extend the deadlines for the pre-conditions to the Offer would facilitate better relations with international regulators in the countries in which M-Flex does business, including, without limitation, Singapore.

Reasons of M-Flex’s Special Committee For and Against the Offer

On March 28, 2006, the Special Committee approved the Offer. On August 22, 2006, however, the Special Committee announced that it had withdrawn its recommendation for the Offer because the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders. Subsequently, the Board of Directors, with Dr. Lim and Mr. Tan abstaining, also withdrew its recommendation in support of the Offer. The Special Committee and Board of Directors based their determinations on a number of factors, including MFS’ financial performance since March 2006. In light of (1) the change in recommendation by our Special Committee and Board of Directors and (2) M-Flex’s belief that the transaction could be approved by stockholders who, in the case of WBL, would be voting contrary to its fiduciary duties under Delaware law and in the case of the Stark hedge funds, would be voting in violation of the federal securities laws, we applied to the SIC to request permission to withdraw the Offer. In addition, we commenced litigation against our majority stockholder—WBL—seeking, among other things, to require WBL to vote against the transaction. M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer. For additional information about this litigation, see “Background of the Transaction” on page 60.

We also commenced litigation against our substantial stockholder the Stark hedge funds seeking to enjoin the Stark hedge funds from voting its shares without disclosing the extent of their ownership of MFS. The case M-Flex had filed against the Stark hedge funds regarding its Schedule 13D was dismissed by the court in December 2006, with leave to amend, and M-Flex decided not refile such claim. In addition, on January 19,

2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding pending in the Delaware Chancery Court, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. For additional information about this litigation, see “Background of the Transaction” on page 60.

On August 25, 2006, we announced that the SIC had denied our initial application to withdraw the Offer and announced our intention to file an appeal of such decision. On December 22, 2006, we announced that the SIC denied our appeal. In denying the application for approval to withdraw the Offer, the SIC noted that M-Flex’s filing of two lawsuits against certain of its stockholders may have affected the fulfillment of the Effectiveness Pre-Condition and, as a result, ruled that M-Flex should extend the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. On January 5, 2007, M-Flex announced that the Special Committee had agreed to extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007, in accordance with the SIC’s ruling. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007. For additional information on the applications to the SIC, see “Background of the Transaction” on page 60.

Historical Reasons For the Offer

Before our Special Committee and Board of Directors withdrew their recommendation for the Offer, among the key underlying strategic reasons for the Offer was our need for longer term expanded manufacturing capacity. Our ability to expand our manufacturing capacity in a timely and cost-effective manner has been a major factor in our steady and significant growth in recent years as we have participated in the rapidly expanding global telecommunications marketplace. The Special Committee and Board also identified several strategic, operational and financial synergies in reaching their original determination to recommend the Offer.

Presently, we have approximately 775,000 square feet of manufacturing capacity at two facilities in Suzhou, China (MFC1 and MFC2) with over 12,600 employees. An expansion of MFC2 was completed and operational in the last quarter of calendar year 2006, which increased our manufacturing capacity in Suzhou by an additional 250,000 square feet. We also have approximately 105,000 square feet of manufacturing space at our corporate location in Anaheim, California.

MFS’ existing manufacturing facilities include a 70,000 square foot manufacturing plant in Malaysia and a 100,000 square foot plant in Changsha, China. MFS also has available land adjacent to both its Malaysia and Changsha facilities, which would enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations could accommodate future market opportunities and our expected diversification of its customer base to other leading manufacturers of portable devices. Furthermore, MFS has PCB and rigid flex manufacturing capabilities which could accommodate high volume production of products utilizing our proprietary embedded magnetics technology.

Furthermore, prior to the decision of the Special Committee and the Board of Directors to withdraw their recommendation for the Offer, the additional strategic, operational and financial synergies M-Flex expected to result from the closing of the Offer included the following:

Strategic and Operational Synergies

•	We expected to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;

•	We expected the acquisition would move us towards our strategy of achieving customer diversification;

•

We believed the acquisition would enhance our design capabilities by allowing us to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•

We expected to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	We expected to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	We expected to realize a reduction in overall effective tax rate through expansion of our operations and activities in countries with lower tax rates;

•	We expected to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

•	We expected to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

While certain of the strategic, operational and financial synergies originally may still be realized if the transaction proceeds and closes, we currently believe that the disadvantages associated with the acquisition of MFS under the current price and terms of the Offer outweigh the possible benefits of any strategic, operational and financial synergies that could result from the transaction.

In the course of the Special Committee making its prior decision to recommend the Offer in March 2006, the Special Committee consulted with our management, as well as its legal counsel and its financial advisors, and considered, among others, the following historical material factors:

•	information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of M-Flex and MFS as separate entities and on a combined basis;

•	the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

•	the recent and historical stock price performance of our common stock and MFS’ ordinary shares;

•	the percentage of the combined company our stockholders would own following the transaction;

•	the percentage of the combined company MFS’ shareholders would own following the transaction;

•

the importance of market position, significant scale and scope and financial resources to the company’s ability to compete effectively in the changing environment in the global electronics market, and the fact that the strategic combination of M-Flex’s and MFS’ businesses would create one of the world’s leading flexible printed circuit board companies;

•

the strategic nature of the transaction, which combines M-Flex’s and MFS’ complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

•

the potential benefits to be derived from a combination of the two companies, including potential cost savings and efficiencies and strategic, operational and financial synergies that could result from the combination of the two companies;

•

the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices—in terms of historical revenues, the combined group would become one of the largest companies in the world for flex and flex assembly manufacturing;

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

•

enhanced design capabilities by allowing us to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for our stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;

•

the opinion of Needham, which is described below, under “Matters Pertaining to Financial Advisors” on page 96, to the effect that, as of the date of its opinion rendered on March 28, 2006 and subject to the matters set out in its written opinion, the exchange ratio and cash consideration in the Offer was fair, from a financial point of view, to us and our unaffiliated stockholders. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since been proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions;

•

the receipt of an executed undertaking agreement from WBL pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex common stock, as well as the receipt of similar undertaking agreements from Mr. Pang Tak Lim and Mr. Lester Wong, who each agreed to tender their MFS shares in the transaction (all of these undertaking agreements expired on December 31, 2006). On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration;

•	the structure of the transaction as a tax-free event to us and our stockholders for U.S. federal income tax purposes;

•	the ability to consummate the Offer, including the MFS tendered share threshold conditions and receipt of necessary regulatory approvals in accordance with the terms of the Offer;

•	the highly successful historic relationship between us and MFS; and

•	the Special Committee’s belief in March 2006 in the stockholder value opportunity presented by the potential business combination under the terms of the Offer with MFS.

In addition, the Special Committee also identified and considered a variety of potentially negative factors in its initial deliberations concerning the Offer, including:

•	our ability to obtain the necessary financing to pay the cash consideration, and the potential terms of such financing;

•

the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively;

•	the potential that the additional incremental debt associated with the Offer could cause us to have reduced financial flexibility;

•	the risk that the potential benefits sought in the transaction might not be fully realized;

•	the possibility that the transaction might not be completed, or that completion might be unduly delayed;

•	the effect of the public announcement, initiation or closing of the Offer on our stock price;

•

the projected dilution of our earnings per share as a result of the issuance of the shares of M-Flex common stock in the Offer, and the estimated time period for the transaction to be accretive to our earnings per share;

•	the absence of any break-up or termination fees in the transaction;

•	the fact that we may not obtain 90% of MFS’ shares and would have to operate MFS separately;

•	the risk that management’s efforts to integrate MFS will disrupt our operations;

•	the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction;

•	the risk that key management and research and development personnel might not remain employed by M-Flex or MFS; and

•

various other risks associated with the transaction and the businesses of M-Flex, MFS and the combined company described in the section entitled “Risk Factors” and in the documents incorporated by reference into this Proxy Statement/Prospectus.

If the Offer proceeds and closes, our Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations, unless and until we would be able to acquire 100% of MFS’ outstanding shares. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

Reasons Against the Offer

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive

Officer of WBL abstaining, have withdrawn their March 2006 recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and that the closing of the Offer could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination to withdraw their recommendation on a number of factors, including principally MFS’ financial performance since March 2006.

In the course of the Special Committee and the Board of Directors decisions to recommend against the Offer, the Special Committee and the Board of Directors consulted with M-Flex’s management and concluded that the current price and terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders.

Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, our Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances.

Following is a brief summary of those results as compared to the comparable period in the prior fiscal year. The financial results for MFS have been obtained from public information filed by MFS with the SGX. This MFS financial information has been included for informational purposes as our Special Committee believes it is relevant to evaluating the trends in MFS’ business. We were not involved in the preparation of such MFS financial information and has not been able to perform due diligence procedures on the September 30, 2006 or December 31, 2006 MFS financial results.

Reported Financial Results of MFS for the Three-Month Periods Ended June 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	June 30, 2005		June 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	78.5	S$	71.9	(8%)
Gross Profit		11.1		5.8	(48%)
Net Income		6.5		1.0	(85%)

Reported Financial Results of MFS for the Three-Month Periods Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	93.3	S$	89.0	(5%)
Gross Profit		13.5		10.0	(26%)
Net Income		8.2		4.2	(49%)

Reported Financial Results of MFS for the Full Fiscal Years Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
Sales	S$	379.5	S$	383.4	1%
Gross Profit		59.5		60.6	2%
Net Income		35.0		29.3	(16%)

Reported Financial Results of MFS for the Three-Month Periods Ended December 31, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	December 31, 2005		December 31, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	120.1	S$	106.2	(12%)
Gross Profit		25.0		17.6	(30%)
Net Income		14.4		9.1	(37%)

In addition, MFS’ backlog at June 30, 2006 was S$170 million, at September 30, 2006 was S$143 million, and at December 31, 2006 was S$183 million. MFS indicated that the 16% decline from June to September 2006 was attributable to weaker demand from key customers, continued weakening of the U.S. dollar impacting U.S. sales and price reductions given to key customers. MFS also indicated that lower utilization of manufacturing facilities combined with increased prices for raw materials further impacted gross profits. In announcing the increase in backlog at December 31, 2006, MFS stated that although its backlog orders were approximately S$183 million at December 31, 2006 (with some of these orders spread over a period of up to 12 months), that MFS was “mindful about the competitive environment” in the global flexible printed circuit market.

In order to better ascertain the condition of MFS’ business, we have made numerous requests for financial and business information from MFS. Despite our multiple requests for information, MFS has provided to us only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. For example, MFS has not responded to our inquiries as to MFS’ current business relationship with its key customers. Without this material information from MFS regarding the health of its business, we are unable to evaluate whether any trend can be identified from its operating results, including whether MFS’ financial results will rebound, decline, or will continue at current levels. Further, absent significant improvement in MFS’ operating results, the combined company may not have sufficient cash flow to service the interest payments on the debt that we would be required to incur to pay the purchase price if the Offer proceeds and closes. MFS has cited as its reason for not providing information to us, its obligations under Singapore law not to share price sensitive information and its need to maintain the confidentiality of commercially sensitive information.

The foregoing is based on a comparison of MFS’ reported results. M-Flex’s Special Committee and Board of Directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results for the June 30 and September 30, 2006 quarters (as set forth below), reflecting the growth trend that MFS’ management had expressed in public filings and in projections it had provided to M-Flex during the negotiation of the Offer (the “MFS Projections”) it expected to continue, barring any unforeseen circumstances. There were no projections provided for the quarter ended December 31, 2006.

Financial Results Compared to MFS Projections. The table below compares MFS’ actual performance for the quarters ended June 30, 2006 (“June ’06 Quarter”) and September 30, 2006 (“September ’06 Quarter”) and the fiscal year ended September 30, 2006 (“’06 Fiscal Year”) to the MFS Projections. There were no projections provided for the quarter ended December 31, 2006. MFS refers to these numbers as “budgets” and not “projections.”

	Actual	Forecast		% Change
	(S$ in millions)
June ’06 Quarter
Net Sales	71.9	120.0		(40.1%)
Gross Profit	5.8	22.2		(73.9%)
Net Income	1.0	14.0		(92.9%)

September ’06 Quarter
Net Sales	89.0	130.0		(31.5%)
Gross Profit	10.0	26.0		(61.5%)
Net Income	4.2	17.3		(75.7%)

’06 Fiscal Year
Net Sales	383.4	558.0		(31.3%)
Gross Profit	60.6	102.4		(40.8%)
Net Income	29.3	59.5	*	(50.7%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

Financial Results Compared to MFS Projections. In addition to the foregoing projections, MFS also provided two other scenarios for our consideration. The table below compares MFS’ actual performance for the ’06 Fiscal Year to scenario 1 (“Scenario 1”) and scenario 2 (“Scenario 2”) provided in the MFS Projections. Scenario 1 is based on the assumption that flexible printed circuits (“FPC”) revenues for MFS are S$460 million and assumes that all of the shortfall comes from the FPC business and is proportionately distributed across all business segments. Scenario 2 is based on a S$460 million FPC revenue assumption and assumes that all of the shortfall is due to certain customers not coming through in the latter half of Fiscal Year 2006.

	Actual	Forecast		% Change
	(S$ in millions)
Scenario 1
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	90.4		(33.0%)
Net Income	29.3	51.0	*	(42.5%)

Scenario 2
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	94.2		(35.7%)
Net Income	29.3	53.9	*	(45.6%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

Financial Results Compared to M-Flex’s Discounted Projections. The table below compares MFS’ actual performance for the ’06 Fiscal Year to M-Flex’s discounted projections of MFS’ results, which were based on the MFS Projections, but which were discounted by M-Flex by a discount factor that M-Flex’s management determined was a reasonable buffer to account for unanticipated changes in MFS’ business.

	Actual	Forecast	% Change
	(S$ in millions)
’06 Fiscal Year
Net Sales	383.4	455.1	(15.8%)
Gross Profit	60.6	83.6	(27.5%)
Net Income	29.3	49.3	(40.6%)

In determining that the Offer under the current terms is contrary to the best interests of M-Flex and its unaffiliated stockholders, the Special Committee and the Board of Directors evaluated principally the following factors:

•

MFS’ actual operating results for the quarter ended June 30, 2006, which, as noted above, were substantially lower than the estimates and projections provided by MFS to M-Flex prior to the announcement of the Offer in March 2006;

•

An updated pro forma earnings per share dilution analysis prepared by the management of M-Flex at cash purchase prices ranging between S$0.50 to S$1.20 per share based on MFS’ actual financial performance for the quarter ended June 30, 2006, which reflected that the consummation of the Offer under the current terms would become financially dilutive to M-Flex stockholders at cash purchase prices above S$0.56 per share;

•

the fact that MFS has provided to M-Flex only limited recent historical information about MFS (which the Special Committee believed was important in assessing the continuing strength of MFS’ business); and

•

the fact that MFS has not provided any meaningful information regarding known trends and uncertainties that might serve to provide a better understanding as to whether the substantial decline was an isolated event or indicative of a longer term downward trend in MFS’ business.

In addition, the Special Committee was provided additional analysis, including:

•

a higher spread between the cash offer price set forth in the original Offer and the current trading price of MFS’ shares, as a result of significant declines in MFS’ stock price since March 2006 (MFS’ shares closed at S$1.15 on the date the transaction was announced, as compared to the date before the announcement of the change in recommendation, when the shares closed at S$0.98);

•

An updated contribution analysis of the combined company to certain income statement items, which reflected considerably lower percentage contributions for MFS based on MFS’ actual revenues, gross profit, earnings and net income for the quarter ended June 30, 2006. For example, at the time of the announcement of the transaction, for fiscal year 2006, it was projected that MFS would make the following contributions to the combined company: 34.4% of revenue, 31.6% of gross profit and 36.2% of net income. Based on MFS’ decreased financial performance through the third quarter ended June 30, 2006, such estimates were reduced to 31.3% of revenue, 27.5% of gross profit and 28.5% of net income; and

•

An updated analysis of the enterprise value of MFS and enterprise value as a multiple of revenue, EBITDA and EBIT, an updated margin analysis of key MFS metrics such as gross profit and net income, as a percentage of revenue, and a comparison of MFS’ financial performance against comparable public companies, which reflected that MFS was no longer a suitable acquisition candidate by M-Flex under the current terms of the Offer;

After reviewing these factors as well as certain other factors described below, the Special Committee and Board of Directors have withdrawn their recommendation of the Offer.

The Special Committee and the Board of Directors considered the following additional factors in withdrawing their recommendation of the Offer:

•

M-Flex is uncertain of MFS’ future revenues and profitability. In order to better ascertain the condition of MFS’ business and prospects (which the Special Committee believed was important in assessing the continuing strength of MFS’ business), M-Flex has made multiple requests to MFS for it to provide more information regarding its business and prospects. These requests asked for MFS to update information that previously was provided by MFS to M-Flex during the negotiation of the Offer. MFS has provided to M-Flex only limited historical information in response to these requests and MFS has advised M-Flex that many of M-Flex’s requests involve information that MFS will not provide because it is price sensitive information or involves commercially sensitive information. In particular, MFS has not responded in a meaningful fashion to our inquiries as to MFS’ current business relationship with its key customers. MFS has indicated to us that it believes that it has in good faith provided M-Flex with regular updates on its overall business, subject to restrictions under Singapore law;

•

M-Flex’s current projections indicate it likely will not be able to service the debt needed to pay the cash consideration because of the decline in MFS’ and M-Flex’s financial performance without adversely affecting M-Flex’s financial condition if a substantial portion of MFS shareholders elect to take cash for the MFS shares (the Special Committee assumed, both for purposes of evaluating the advisability of the Offer when first announced and in connection with its change of recommendation, that all of MFS’ shares, other than those held by WBL, would likely be tendered for cash; however, as previously discussed, MFS shareholders can elect to accept cash consideration or stock consideration, but not both);

•	the cost and time associated with organizing a Special Meeting of M-Flex stockholders is no longer justified by the current terms of the Offer;

•

the Special Committee and Board of Directors, after discussion with Needham, concluded that the March 28, 2006 Needham fairness opinion was no longer relevant in light of MFS’ actual results of operations versus previous projections, current and anticipated earnings and future prospects. The Special Committee and Board of Directors recommend that shareholders of M-Flex not rely upon Needham’s opinion in connection with your vote for or against the Offer and its related transactions;

•

the challenges of combining the business of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively, are no longer justified by the assumed benefits of combining the two companies;

•

the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction, are no longer justified by the assumed benefits of combining the two companies;

•

in light of MFS’ recent financial performance, we would be required to consider whether a substantial portion of goodwill associated with the purchase price would be impaired, which could result in a very substantial charge to our earnings upon the closing of the transaction; and

•

the fact that MFS’ substantially weaker results, as compared to what was originally projected, will result in the acquisition taking significantly more time, if ever, to become accretive to our earnings per share.

In reviewing these factors, the Special Committee reviewed data prepared by management and Needham & Company LLC that was, in many cases, an update to information presented to the Special Committee in March 2006. For example, the contribution analysis, the enterprise value analysis, the margin analysis and the financial performance against comparable public companies was updated information from similar information presented by Needham at the time of the announcement of the Offer. Needham’s formulas and assumptions in preparing such original information is described on pages 96 to 103. The materials were provided to the Special Committee by management and Needham did not participate in such discussions nor did it provide any expert advice or any opinion with respect to the advisability of the transaction or fairness of the consideration, any appraisal or valuation judgments, or any findings or recommendations. Needham received no additional compensation for assisting management in preparing these materials. For a description of M-Flex’s relationship with Needham, the method of selecting Needham to serve as financial advisor to the Special Committee, material relationships between Needham and M-Flex, Needham’s qualifications, and compensation paid to Needham in connection with the announcement of the Offer, the rendering of its opinion with respect to the Offer, and the closing of the Offer, if it closes, please see “Matters Pertaining to Financial Advisors” on pages 96-103.

The Special Committee also noted the decline in the value of M-Flex common stock since the date of announcement of the Offer; however, the Special Committee did not assign significant importance to this factor relative to the other factors in determining to change its recommendation given that (1) the stock exchange ratio in the Offer is fixed, (2) the stock price decline occurred almost entirely prior to the initial filing of the registration statement and (3) the fact that the Special Committee always assumed that minority shareholders of MFS would likely elect cash instead of stock and designed the terms of the Offer to encourage the minority shareholders of MFS to accept cash instead of stock by requiring MFS shareholders who elected the stock consideration to sign a lock-up agreement and refrain from selling M-Flex shares acquired in the Offer for six months.

The Special Committee and Board of Directors determined that based on the current terms of the Offer, the foregoing factors could not be adequately managed or mitigated by M-Flex and that overall the negative factors associated with the Offer outweigh the benefits of the Offer that are discussed above.

In general, and with the exception of MFS’ recent financial results, it was not practical to, and our Special Committee and Board of Directors did not, quantify, rank or otherwise assign relative weights to the wide variety of factors it considered in evaluating the transaction, nor did the Special Committee and the Board of Directors determine that any one factor was of particular importance in deciding that the Offer and associated transactions were or currently are not in the best interests of M-Flex and our stockholders. This discussion of information and material factors considered by our Special Committee and the Board of Directors are intended to be a summary rather than an exhaustive list. In considering these factors, individual members of the Special Committee and the Board of Directors may have given different weight to different factors. The Special Committee and the Board of Directors conducted an overall analysis of the factors described above, and overall considered the factors to support their decision to withdraw their approval and recommend against the Offer and the related transactions. The decision of each member of our Special Committee and the Board of Directors was based upon his own judgment, in light of all of the information presented, regarding the overall effect of the Offer and associated transactions on our stockholders as compared to any potential alternative transactions or courses of action. It should be noted that this explanation of our Special Committee and the Board of Directors reasoning and certain information presented in this section is forward-looking in nature and, therefore, information should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page 57.

The Special Committee of M-Flex, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL, and who have no financial interest in the transaction different from M-Flex stockholders generally, and the Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders. The Special Committee and Board of Directors (with Dr. Lim and Mr. Tan abstaining) based their determination on a number of factors, including, among other things, MFS’ financial performance since March 2006.

FOR REASONS SET FORTH ABOVE, THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS (WITH DR. LIM AND MR. TAN ABSTAINING) STRONGLY RECOMMEND THAT YOU VOTE “AGAINST” THE THREE-PART PROPOSAL SET FORTH BELOW:

•	to acquire all the issued ordinary shares of MFS in the Offer;

•	to approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	to approve the issuance of shares of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

Information Regarding MFS’ Participation in the Negotiation of the Offer

During the course of negotiations regarding the Offer, the Special Committee of the Board of Directors of MFS consulted Macquarie Securities (Asia) Pte Limited regarding the terms of the Offer and whether given the circumstances existing at such time, the terms were likely to be seen as fair to the minority shareholders of MFS. None of MFS, its Board of Directors, or its Special Committee comprised of independent directors of MFS, has made any recommendation in relation to the Offer. Neither has Macquarie issued any written opinion to MFS in respect of the terms of the Offer. Under the Takeover Code, the independent directors of MFS are required to appoint an independent financial advisor to advise them on the Offer and to assist them in formulating their recommendation with respect to the Offer. Any such recommendation is expected to be made in the circular to be distributed by MFS to its shareholders following the distribution of the Offer Document/Prospectus to be delivered to MFS shareholders. That circular is expected to contain the recommendation of the independent financial advisors to the independent directors of MFS.

Financial Advisor Fees

Needham & Company, LLC

M-Flex’s Special Committee selected Needham as its U.S. financial advisor in connection with the transaction based on Needham’s qualifications, expertise, reputation and experience in mergers and acquisitions. M-Flex’s Special Committee has retained Needham under a letter agreement dated May 4, 2005, which was subsequently amended. Needham would be paid a fee for its services as U.S. financial advisor to our Special Committee in connection with the transaction, a substantial portion of which is contingent upon completion of the transaction. Needham was paid a fee of $400,000 for its delivery of its written opinion to our Special Committee on March 28, 2006 regarding the fairness to our unaffiliated stockholders from a financial point of view of the consideration to be paid by us in connection with the transaction. In addition, Needham was paid a fee of $500,000 in connection with the announcement of the Offer. M-Flex has agreed to pay Needham a transaction fee of $3.0 million if the Offer closes, against which the $900,000 of previous fees we have paid Needham will be credited. We have also agreed to indemnify Needham and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse Needham for its out of pocket expenses including legal expenses.

DBS Bank Ltd

Our Special Committee selected DBS Bank Ltd, or DBS Bank, as its Singapore financial advisor in connection with the transaction based on DBS Bank’s qualifications, expertise, reputation and experience in executing the Offer in compliance with Singapore law. On May 24, 2005, Needham appointed DBS Bank to support Needham and our Special Committee on certain matters relating to the transaction. However, since the initial Needham appointment, the transaction evolved such that our Special Committee determined it was advisable to retain DBS Bank under a letter agreement dated March 8, 2006 to assist M-Flex’s Special Committee directly. DBS Bank will be paid a fee for its services as Singapore financial advisor to M-Flex’s Special Committee in connection with the transaction, a substantial portion of which is contingent upon completion of the transaction. DBS Bank was paid a fee of $100,000 upon announcement of the Offer. If all of the conditions to the Offer are satisfied or, if applicable, waived, an additional fee will be payable to DBS Bank equal to $400,000. The Special Committee has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse DBS Bank for its out of pocket expenses.

Accounting Treatment of the Transaction

If the transaction proceeds notwithstanding the recommendation of our Special Committee and Board of Directors, we would account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. New M-Flex would be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%) of the MFS assets and liabilities assumed would be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL would be recorded at its fair value using purchase accounting, as of the completion of the transaction.

Material U.S. Federal Income Tax Consequences of the Transactions

The following discussion is the opinion of Morrison & Foerster LLP, special tax counsel to M-Flex, as to the material U.S. federal income tax consequences of the transactions to M-Flex stockholders and MFS shareholders. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable temporary and final U.S. Treasury regulations, administrative interpretations and court decisions, as in effect as of the date of this Proxy Statement/Prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the transactions and the subsequent compulsory acquisition of non-tendered MFS common stock under Section 215(1) of the Singapore Companies Act, if it occurs. This discussion assumes that the transactions will be completed in accordance with the terms of the Offer as set forth in the Offer Document/Prospectus. No ruling has been or will be sought from the U.S. Internal Revenue Service, or the IRS, as to the U.S. federal income tax consequences of the transactions, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the transactions. This discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction, but see “Material Singapore Tax Consequences of the Offer” immediately below, and only addresses persons who hold MFS or M-Flex common stock as capital assets. In addition, this discussion does not address the tax consequences of transactions effectuated before or after M-Flex effects a restructuring transaction, or the Reorganization, in which New M-Flex would be formed and would issue shares of New M-Flex to stockholders of M-Flex on a one-for-one basis and the closing of the Offer, if it closes, other than the compulsory acquisition, or as otherwise stated herein, whether or not such other transactions occur in connection with consummation of the Reorganization and the closing of the Offer, if it closes, including, without limitation, any exercise of an MFS or M-Flex option or the acquisition or disposition of shares of MFS or M-Flex common stock other than pursuant to the Reorganization and the closing of the Offer, if it closes. This discussion does not address all aspects of U.S. federal income taxation that may be contingent on the particular circumstances of a holder of MFS or M-Flex common stock, which may be important to such holder, or with respect to a holder of such stock subject to special rules, such as:

•

holders subject to special treatment under U.S. federal income tax laws, such as financial institutions, mutual funds, insurance companies, tax-exempt organizations, brokers or dealers in U.S. or foreign securities, or traders in securities that elect to use a mark-to-market method of accounting;

•	a holder who acquired or holds MFS or M-Flex common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy;

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes and members of such partnership or entity;

•	a holder liable for the alternative minimum tax;

•	a holder who acquired his or her MFS or M-Flex common stock pursuant to the exercise of options or similar derivative securities as compensation for services;

•

a holder who holds MFS or M-Flex common stock which constitutes either “qualified small business stock” as defined in Section 1202 of the Code or “Section 1244 stock” as defined in Section 1244 of the Code;

•	any person who owns both MFS and M-Flex common stock before the transactions;

•	a holder who also holds an option or warrant to purchase MFS or M-Flex stock;

•	a holder who also holds a debt instrument convertible into MFS or M-Flex stock; or

•	a holder of MFS common stock that tenders only some of his or her shares of MFS common stock pursuant to the Offer.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of MFS or M-Flex common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If a holder of MFS or M-Flex common stock is also a partner in a partnership holding MFS or M-Flex common stock, such holder should consult his or her tax advisors.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or that has a valid election in effect to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is not a U.S. holder.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION AND THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Qualification of the Transaction

In the opinion of Morrison & Foerster LLP, the transactions, taken together, will be treated for U.S. federal income tax purposes, as to any transferor of MFS or M-Flex common stock who receives any New M-Flex common stock in the transactions, as a transfer described in Section 351 of the Code, and the Reorganization on its own will constitute a “reorganization” within the meaning of Section 368(a) of the Code. This opinion relies on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the transactions in the manner contemplated by the Offer Document/Prospectus, and representations and covenants made by New M-Flex, M-Flex, MFS and others, including those contained in certificates of officers of New M-Flex, M-Flex and MFS. If any of those assumptions, representations or covenants is inaccurate, the U.S. federal income tax consequences of the transactions could differ from those discussed here. An opinion of counsel neither binds the IRS nor precludes the IRS from adopting a contrary position. The following are the material U.S. federal income tax consequences to holders of MFS or M-Flex common stock who, consistent with the opinion of counsel referred to above, receive cash or shares of New M-Flex common stock pursuant to the transactions.

Tax Consequences to M-Flex Stockholders

A U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex common stock in the merger generally will not recognize any gain or loss upon such exchange. The tax basis of the New M-Flex common stock received by such U.S. holder will be the same as the tax basis of the M-Flex common stock surrendered, and the holding period of the New M-Flex common stock will include the holding period of the M-Flex common stock surrendered.

A non-U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex common stock in the merger generally will not recognize any gain or loss upon the exchange.

Tax Consequences to MFS Shareholders

Exchange Solely for New M-Flex Common Stock

A U.S. holder of MFS common stock who elects to receive the stock consideration pursuant to the Offer generally will not recognize any gain or loss. The aggregate adjusted tax basis of the shares of New M-Flex common stock received will be equal to the aggregate adjusted tax basis of the shares of MFS common stock surrendered. The holding period of the New M-Flex common stock will include the period during which the shares of MFS common stock were held.

A non-U.S. holder who elects to receive the stock consideration pursuant to the Offer generally will not recognize any gain or loss upon the exchange.

Exchange Solely for Cash in the Offer or Compulsory Acquisition

A U.S. holder of MFS common stock who elects to receive the cash consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of MFS common stock surrendered. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss will be a capital gain or loss, and generally will be long-term capital gain or loss if the MFS common stock has been held by the U.S. holder for more than one year at the time of the sale. Gain or loss must be calculated separately for each “block” of MFS common stock, that is, shares of MFS common stock acquired at the same time in a single transaction.

A non-U.S. holder of MFS common stock who elects to receive the cash consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the non-U.S. holder’s adjusted tax basis in such shares of MFS common stock surrendered therefor. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met.

Possible Recharacterization of Cash Received as a Dividend

Some or all of the cash received by an MFS shareholder pursuant to the Offer or in the compulsory acquisition may be treated as ordinary dividend income. Ordinary dividend treatment could result in a maximum 35% federal income tax, if such MFS shareholder is a U.S. holder, or, for non-U.S. holders, the treatment described below under “Ownership and Disposition of New M-Flex Common Stock by Non-U.S. Holders—Distributions.” For a de minimis holder of MFS common stock, such holder generally will not be subject to ordinary dividend treatment if his or her ownership in MFS decreases by any amount in the transactions, taking into account certain constructive ownership rules under the Code. Because the analysis of whether dividend characterization will apply to any MFS shareholder depends upon such MFS shareholder’s particular circumstances, each MFS shareholder should consult with his or her own tax advisors regarding the potential tax consequences of a cash tender or a compulsory acquisition of his or her MFS shares.

In order to avoid certain potential U.S. federal income tax withholding obligations, we may seek certain representations from MFS shareholders electing to receive the cash consideration pursuant to the Offer or receiving cash in the compulsory acquisition.

Information Reporting and Backup Withholding

Payments of cash to MFS shareholders pursuant to the Offer or the compulsory acquisition will be subject to information reporting, and may be subject to backup withholding unless (i) the payments are received by a corporation or other exempt recipient or (ii) the recipient provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to an MFS shareholder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a tax refund, provided that certain required information is timely furnished to the IRS.

Ownership and Disposition of New M-Flex Common Stock by Non-U.S. Holders

Distributions

If distributions are paid on shares of New M-Flex common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from New M-Flex’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New M-Flex’s current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in New M-Flex common stock. Any remainder will be treated as gain on the disposition of the common stock, discussed below. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, if an income tax treaty applies, attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any U.S. federal income tax withholding, provided certain certification requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a U.S. federal “branch profits tax” equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, of a portion of such holder’s effectively connected earnings and profits for the taxable year.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of distributions. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Gain on Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of New M-Flex common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, alternatively, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and generally in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-U.S. holder is an individual who holds New M-Flex common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

•

New M-Flex is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “United States real property holding corporation” generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of New M-Flex common stock, provided that New M-Flex common stock was regularly traded on an established securities market. New M-Flex does not believe it is and does not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Taxes

New M-Flex common stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding

Under U.S. Treasury regulations, New M-Flex must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the tax withheld with respect to those distributions. These information reporting requirements apply even if withholding was not required because the distributions were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to an applicable income tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. federal backup withholding, currently at a 28% rate of tax, generally will not apply to payments of distributions made by us or our paying agents, in their capacities as such, to a non-U.S. holder of our common stock if the holder has provided the required certification that it is not a U.S. person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder of our common stock made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to such a payment if the broker has certain connections with the United States, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Payment of the proceeds from a disposition by a non-U.S. holder of common stock made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. holder certifies that it is not a U.S. person under penalties of perjury (and we and our paying agent do not have actual knowledge, or reason to know, that the holder is a U.S. person) or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current U.S. Treasury regulations.

U.S. Federal Income Tax Consequences to New M-Flex, M-Flex and MFS

None of New M-Flex, M-Flex and MFS will recognize any gain or loss for U.S. federal income tax purposes as a result of the transactions or the compulsory acquisition.

Material Singapore Tax Consequences of the Transactions

The following summary describes certain Singapore income tax consequences of MFS shareholders resident or based in Singapore accepting the Offer, either by electing to receive cash consideration or stock consideration of New M-Flex common stock for the sale of their MFS shares. The discussion below is not intended to constitute nor does it constitute a complete analysis or description of all the Singapore tax consequences relating to the acceptance of the Offer.

Holders of MFS shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of accepting the Offer, including the applicability and effect of Singapore income and other tax laws in light of their particular circumstances.

This discussion addresses only those MFS shareholders that hold their MFS shares as a capital asset and does not address all aspects of Singapore income taxation that may be relevant to a holder of MFS shares in light of that shareholder’s particular circumstances (which includes a shareholder holding the MFS shares for trading purposes).

This summary is based on Singapore laws, regulations and interpretations now in effect and available as of the date of this Proxy Statement/Prospectus. These laws, regulations and interpretations, however, may change at any time, and any change could be retroactive. These laws and regulations are also subject to various interpretations and the relevant tax authorities or the courts could disagree with the explanations or conclusions set out below.

For the purpose of the discussion of Singapore tax considerations described herein, it is assumed that M-Flex is not resident of or carrying on business or trading activities in Singapore for Singapore income tax purposes.

This discussion is intended to provide only a general summary of the material Singapore income tax consequences to MFS shareholders of accepting the Offer, and is not a complete analysis or description of all potential Singapore income tax consequences of accepting the Offer. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign tax consequences of the transaction. ACCORDINGLY, M-FLEX STRONGLY URGES EACH MFS SHAREHOLDER TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR SINGAPORE, FOREIGN OR OTHER TAX CONSEQUENCES TO THAT SHAREHOLDER OF ACCEPTING THE OFFER.

Income Tax

In General

Singapore imposes tax on gains of an income nature but does not impose tax on gains of a capital nature.

Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore and on foreign income received or deemed received in Singapore. However, foreign income in the form of branch profits, dividends and service income, or specified foreign income, received or deemed received in Singapore on or after June 1, 2003 by a resident taxpayer is exempt from income tax if the following conditions are met:

(i)	the income is subject to tax of a similar character to Singapore income tax under the law of the jurisdiction from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to Singapore income tax in the jurisdiction from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15 percent; and

(iii)	the Singapore Comptroller of Income Tax, or the Comptroller, is satisfied that the tax exemption would be beneficial to the recipient of the income.

The “subject to tax condition” in (i) above is met where, in the case of dividends paid by a company resident in the territory from which the dividends are received, tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received.

As a concession, the “subject to tax condition” in (i) above has, with effect from July 30, 2004, been treated as met for specified foreign income exempted from tax in the foreign jurisdiction under a tax incentive granted for carrying out substantive business activities in that jurisdiction.

With effect from May 31, 2006, where there are difficulties in proving that the “subject to tax” condition in (i) above is met in respect of foreign-sourced dividends, the Comptroller may be prepared to accept any of the following two administrative methods to prove that such condition is met:

(a)	the person receiving the foreign-sourced dividends has to keep track of the total dividends paid by the payer company and the total taxed income of the payer company (which includes capital gains derived by the payer company which are subjected to capital gains tax). If the total amount of taxed income of the payer company is equal to or greater than the total amount of dividends paid by the payer company, up to and including the year of payment of the dividends in question, the Comptroller will consider such “subject to tax” condition to have been met; or

(b)	if the audited accounts of the payer company for the financial period ending in the year the dividends in question (which are not subject to dividend withholding tax in the relevant foreign tax jurisdiction) are received shows a current year tax expense (which does not include deferred tax), the Comptroller will consider such “subject to tax” condition to have been met.

The above two methods are non-prescriptive and the taxpayer may also propose other methods to the Comptroller to prove (to the Comptroller’s satisfaction) that such “subject to tax” condition has been met. For consistency, a taxpayer is expected to use the same method for all years of assessment and where there are exceptional changes in the circumstances of a taxpayer to warrant a change to another method, the Comptroller’s approval should be sought to change the method used.

With respect to the condition in (ii) above that the headline tax rate of the relevant foreign tax jurisdiction is at least 15 percent, the Inland Revenue Authority of Singapore, or IRAS, has announced that where the specified foreign income received in Singapore is:

(a)	chargeable to tax under a special tax legislation, or special tax legislation, of that foreign tax jurisdiction that is independent of its main tax legislation, or the main tax legislation, which charges tax on income;

(b)	the special tax legislation imposes tax at a rate lower than the highest rate applicable to other companies in that foreign tax jurisdiction under its main tax legislation; and

(c)	the application of the lower rate of tax under the special tax legislation is not pursuant to a tax incentive granted for carrying out substantive activities in that foreign tax jurisdiction,

the headline tax rate for the purposes of the above condition in (ii) shall be the highest tax rate stipulated in the special legislation instead of the highest tax rate stipulated in the main tax legislation.

Non-Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign income received or deemed received in Singapore, subject to certain exceptions.

All foreign-sourced income received or deemed received in Singapore by a Singapore tax resident individual (except income received through a partnership in Singapore) on or after January 1, 2004 will be exempt from Singapore income tax if the Comptroller is satisfied that the tax exemption would be beneficial to the individual. Certain investment income derived from Singapore sources by individuals on or after January 1, 2004 will also be exempt from Singapore income tax.

Non-Singapore tax resident individuals, subject to certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore.

A corporate entity is regarded as tax resident in Singapore if its business is controlled and managed in Singapore (for example, if the board of directors meets and conducts the company’s business in Singapore). An individual is regarded as tax resident in Singapore if the individual is physically present in Singapore or exercised employment in Singapore (other than as a director of a company) for 183 days or more in the calendar year preceding the year of assessment, or if the individual ordinarily resides in Singapore.

The current corporate tax rate in Singapore is 20%. In addition, 75% of up to the first S$10,000 of a company’s normal chargeable income, and 50% of up to the next S$90,000 is exempt from corporate tax. The remaining chargeable income (after the partial tax exemption) will be taxed at 20%. The above partial tax exemption will not apply to Singapore dividends received by companies.

Singapore tax-resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 21% (for Year of Assessment 2006). The Minister for Finance has, in the 2006 Budget Statement delivered on February 17, 2006, the Budget Statement 2006, proposed to reduce the top individual marginal tax rate from 21% to 20% in the Year of Assessment 2007, with corresponding reduction in marginal tax rates for other income tax brackets.

Non-Singapore resident individuals are generally subject to tax at a rate equivalent to the prevailing corporate tax rate.

Gains on disposal of MFS Shares

The acceptance of the Offer by an MFS shareholder (whether by way of electing to receive cash consideration or stock consideration) would be treated as a disposal of the MFS shares held by such shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Comptroller regards as the carrying on of a trade or business in Singapore.

Treatment of dividends on M-Flex common stock

As M-Flex is a non-resident of Singapore for tax purposes, dividends paid by M-Flex on M-Flex common stock will be considered as sourced outside Singapore, unless shares of M-Flex common stock are held as part of a trade or business carried out in Singapore in which event the holders of such stock may be taxed on the dividends as they are derived.

Where the dividends on M-Flex common stock are regarded as foreign-sourced income:

•

Individuals (whether resident in Singapore or not) would not be taxed on such dividends in Singapore, even if such income is received in Singapore due to the tax exemption available for income arising from sources outside Singapore and received in Singapore by individuals (excluding in the case of a resident individual income derived through a partnership in Singapore);

•

Corporate holders of M-Flex common stock would be taxed on such dividends upon remittance into Singapore, unless such dividends qualify as specified foreign income exempt from tax as described above; and

•

Such dividends received in Singapore by corporate investors who are not tax resident in Singapore and who have no business presence in Singapore will generally not be subject to tax in Singapore by administrative concession.

The IRAS has also clarified that the tax exemption on specified foreign income mentioned above extends to dividends derived by a Singapore tax resident from the carrying on of a trade or business in Singapore such as a financial institution tax resident in Singapore, subject to compliance with the conditions for such exemption, notwithstanding that such dividends would otherwise be treated as Singapore-sourced income of the financial institution under general source of income principles.

Pursuant to the Budget Statement 2006, the Singapore government has announced that if the conditions for exemption of specified foreign income described above are not met, the Comptroller may nevertheless consider granting exemption on such income received by resident taxpayers on a case-by-case basis if the underlying income was derived from substantive economic activities carried out in a foreign jurisdiction with a headline tax rate of at least 15%.

The scenarios specified by IRAS where they may consider granting such exemption subject to approval are, among other things:

(i)	where the foreign-sourced dividends received in Singapore originated in the foreign tax jurisdiction from which such income was received and that tax jurisdiction has a headline tax rate of at least 15 per cent but no tax was paid in that tax jurisdiction because the foreign-sourced dividends were paid out of:

(a)	capital gains which were not subject to tax in that tax jurisdiction; or

(b)	underlying profits derived from carrying out substantive business activities in that tax jurisdiction which were not subject to tax due to the set-off of unutilized losses or capital allowances or the rules under a tax consolidation regime of that tax jurisdiction;

(ii)	where the foreign-sourced dividends received in Singapore were paid out of income that did not originate in the foreign tax jurisdiction from which the dividend income was received, but out of income that originated, or the Originating Income, from carrying out substantive business activities in another foreign tax jurisdiction, or the Originating Jurisdiction, that has a headline tax rate of at least 15 per cent, after which dividends were paid out of the Originating Income to another company in another foreign tax jurisdiction (that may in turn pay dividends to another company in another foreign tax jurisdiction, and so on) before being used to pay dividends to the payer company in the foreign tax jurisdiction from which the foreign-sourced dividends are received in Singapore and:

(a)	tax was paid in the Original Jurisdiction on the Originating Income; or

(b)	no tax was paid in the Original Jurisdiction on the Originating Income and in all the other foreign tax jurisdiction(s) where the above dividends were received because:

(i)	in the case of the Originating Income, the Originating Income was not subject to tax in the Original Jurisdiction because:

(A)	it was a capital gain;

(B)	of set-off of unutilized losses or capital allowances;

(C)	of the rules under a consolidation regime of the Originating Jurisdiction; or

(D)	it was exempt from tax as a consequence of the Originating Jurisdiction granting a tax incentive for carrying out substantive activities in such jurisdiction; and

(ii)	in the case of the above dividends, such dividends received in each of the other foreign tax jurisdiction(s) (and thereafter used to pay the foreign-sourced dividends received in Singapore) were not subject to tax in each of such jurisdiction(s) respectively due to

(A)	the participation exemption regime of each of such respective jurisdiction(s); or

(B)	the tax system of each of such jurisdiction(s) not taxing foreign-sourced dividends received in such jurisdiction(s) respectively.

The IRAS has further stated that it will only consider granting the above exemption if the taxpayer is able to track the source of the relevant foreign income, the Comptroller is satisfied that there is no round tripping of locally-sourced income via the overseas investment and the taxpayer in Singapore receiving the foreign-sourced dividends is not a shell company.

The IRAS has also clarified that any taxpayer receiving foreign-sourced dividends but is not within any of the scenarios mentioned above may still make an application for exemption to the Comptroller, stating why the application should merit favorable consideration. The Comptroller has indicated that such tax exemption may be granted if it is determined that the repatriation of the foreign-sourced dividends by such a taxpayer would generate economic benefits for Singapore.

Regulatory Matters Relating to the Transaction

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except that the SEC must declare effective our registration statement containing the Proxy Statement/Prospectus with respect to the M-Flex Special Meeting and the Offer Document/Prospectus with respect to the Offer.

Dissenters’ Rights of Appraisal

We are incorporated under the laws of the State of Delaware. Under Delaware law, our stockholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of common stock of the combined company in the transaction or the related reorganization of M-Flex that is planned to occur, if the Offer is made and closes.

Federal Securities Law Consequences; Lock-Up Agreements

This Proxy Statement/Prospectus does not cover any resales of New M-Flex common stock to be received by the shareholders of MFS upon completion of the transaction, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

If the transaction proceeds, the shares of New M-Flex common stock issued to the MFS shareholders would, on issue, be fully paid and nonassessable and shall rank pari passu in all respects with the existing shares of our common stock, except that any MFS shareholder who elects to take the stock consideration would be required, as a condition thereof, to agree not to sell any of the shares of New M-Flex common stock received as stock consideration for a period of six months after the closing of the Offer, if the Offer closes. A copy of the form of Lock-Up Agreement is set forth in Annex B.

Stock Exchange Listing; Delisting of MFS Common Stock

M-Flex

If the transaction proceeds, the shares of New M-Flex will supersede the shares of M-Flex on The Nasdaq Global Select Market and will continue to trade under the symbol “MFLX.”

MFS

If the transaction proceeds, it would be our intention to acquire 100% of the outstanding ordinary shares of MFS. In furtherance thereof, we, to the extent possible, intend to delist MFS’ shares from the SGX-ST.

If at least 90% of MFS’ shares (excluding the MFS shares already held by us or our related corporations or their nominees as of the date of the Offer) are tendered in the Offer, we intend to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. If we are able to proceed with the compulsory acquisition, we would apply to delist MFS from the Official List of the SGX-ST.

Regardless of whether we are able to proceed with the compulsory acquisition under Section 215 of the Singapore Companies Act if at least 90% of the MFS shares outstanding are tendered, the SGX-ST may, pursuant to Rule 1105 of the SGX Listing Manual, suspend the listing of the MFS shares until it is satisfied that at least 10% of the MFS shares in issue are held by at least 500 MFS shareholders who are members of the public. In such event, we have no intention to undertake any action for any such listing suspension to be lifted.

MATTERS PERTAINING TO FINANCIAL ADVISORS

THE FOLLOWING IS A SUMMARY OF THE OPINION DATED AS OF MARCH 28, 2006 OF NEEDHAM & COMPANY LLC CONCERNING THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY M-FLEX IN THE OFFER. THE OPINION WAS BASED ON INFORMATION, PROJECTIONS AND ASSUMPTIONS WHICH HAVE SINCE PROVEN MATERIALLY INACCURATE. IN ADDITION, SINCE THE DATE OF THE MARCH 28, 2006 NEEDHAM OPINION, THE FINANCIAL PERFORMANCE OF MFS HAS BEEN MATERIALLY WORSE THAN THE PERFORMANCE PREDICTED IN THE FINANCIAL FORECASTS RELIED UPON BY NEEDHAM IN ITS OPINION. OUR SPECIAL COMMITTEE AND BOARD OF DIRECTORS, WITH HUAT SENG LIM, PH.D. AND MR. CHOON SENG TAN ABSTAINING, HAVE DETERMINED, AFTER DISCUSSIONS WITH NEEDHAM, THAT IT IS NO LONGER ADVISABLE OR APPROPRIATE TO RELY ON THE MARCH 28, 2006 NEEDHAM OPINION IN CONNECTION WITH YOUR VOTE FOR OR AGAINST THE OFFER AND ITS RELATED TRANSACTIONS.

Opinion of Needham & Company, LLC to the Special Committee

Needham & Company, LLC has acted as U.S. financial advisor to the Special Committee of the M-Flex Board of Directors in connection with the transaction. In connection with Needham’s engagement, the Special Committee requested that Needham evaluate the fairness as of March 28, 2006, from a financial point of view, to M-Flex and its unaffiliated stockholders of the acquisition consideration to be paid by M-Flex in the acquisition. On March 28, 2006, at a meeting of the Special Committee held to evaluate the transaction, Needham rendered to the Special Committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated March 28, 2006, to the effect that, as of that date and based on and subject to the matters described in its opinion, the acquisition consideration to be paid by M-Flex in the acquisition was fair, from a financial point of view, to M-Flex and its unaffiliated stockholders. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, our Special Committee and Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions.

The full text of Needham’s written opinion, dated March 28, 2006, to the Special Committee, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is included in this document as Annex A. Needham’s opinion was provided to the Special Committee in connection with its evaluation of the acquisition consideration and relates only to the fairness as of March 28, 2006, from a financial point of view, to M-Flex and its unaffiliated stockholders of the acquisition consideration. Needham’s opinion does not address any other aspect of the transaction and does not constitute a recommendation to any stockholders as to how such stockholders should vote or act with respect to any matters relating to the transaction. The summary of Needham’s opinion in this document is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Needham, among other things:

•	reviewed the financial terms of the Offer;

•	reviewed certain publicly available business and financial information, including publicly available financial forecasts, relating to M-Flex and MFS;

•	reviewed certain other information relating to M-Flex and MFS, including financial forecasts, provided to or discussed with Needham by the managements of M-Flex and MFS;

•	met with the managements of M-Flex and MFS to discuss the businesses and prospects of M-Flex and MFS, respectively;

•	reviewed current and historical market prices and trading volumes of M-Flex common stock and MFS’ ordinary shares;

•	reviewed the historical and projected earnings and other operating data of M-Flex and MFS;

•	reviewed the capitalization and financial conditions of M-Flex and MFS;

•

considered certain financial and stock market data of M-Flex and MFS and compared that data with similar data for other publicly held companies in businesses which Needham deemed similar to those of M-Flex and MFS;

•	considered, to the extent publicly available, the financial terms of business combinations and other transactions which have been effected or announced;

•	evaluated certain potential pro forma financial effects of the transaction on M-Flex; and

•	considered other information, financial studies, analyses and investigations and financial, economic and market criteria which Needham deemed relevant.

In connection with its review, Needham did not assume any responsibility for independent verification of any of the information reviewed by it and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts provided to or discussed by Needham with the managements of M-Flex and MFS, Needham was advised, and assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of M-Flex and MFS as to the future financial performance of M-Flex and MFS. In addition, Needham relied, with M-Flex’s consent and without independent verification, on the assessments of the managements of M-Flex and MFS as to:

•	the strategic benefits anticipated by the managements of M-Flex and MFS to result from the transaction;

•	the ability of the managements of M-Flex and MFS to integrate the businesses of M-Flex and MFS; and

•	the ability of the managements of M-Flex and MFS to retain key employees and customers of M-Flex and MFS.

Needham assumed, with M-Flex’s consent, that in the course of obtaining any necessary regulatory and third party consents, approvals or agreements in connection with the transaction, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on M-Flex, MFS or the contemplated benefits of the transaction and that the Offer would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement. In addition, Needham was not requested to, and it did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of M-Flex or MFS, and Needham was not furnished with any evaluations or appraisals. Needham’s opinion was necessarily based on information made available to it as of the date of its opinion, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Needham did not express any opinion as to the actual value of M-Flex common stock when issued pursuant to the Offer or the prices at which M-Flex common stock would trade at any time. Needham’s opinion did not address the relative merits of the transaction as compared to other business strategies or transactions that may be available to M-Flex or M-Flex’s underlying business decision to proceed with the transaction. Except as described above, M-Flex imposed no other limitations on Needham with respect to the investigations made or procedures followed in rendering the opinion.

In preparing its opinion to the Special Committee, Needham performed a variety of financial and comparative analyses, including those described below. The summary of Needham’s analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Needham made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Needham arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Needham believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Needham considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of M-Flex and MFS. No company, transaction or business used in Needham’s analyses as a comparison is identical to M-Flex, MFS or the transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transaction, public trading or other values of the companies, business segments or other transactions analyzed. The estimates contained in Needham’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Needham’s analyses are inherently subject to substantial uncertainty.

Needham’s opinion and financial analyses were only one of many factors considered by the Special Committee and the Board of Directors of M-Flex in their respective evaluation of the transaction and should not be viewed as determinative of the views of either the Special Committee or the Board of Directors, or management with respect to the transaction or the merger consideration provided for in the transaction.

The following is a summary of the material financial analyses presented to the Special Committee in connection with Needham’s written opinion dated March 28, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand Needham’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Needham’s financial analyses.

Contribution Analysis

Needham analyzed the relative contribution of each of MFS and M-Flex to certain income statement and balance sheet items and compared the ownership percentages of the combined company replaced by the relative contributions of those income statements and balance sheet items, to the ownership percentages of the combined company for M-Flex’s stockholders that will result if the proposed transaction is completed. The income statements reviewed included revenues, gross profit, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, net income, and earnings before interest, taxes, depreciation and amortization, or EBITDA. The income statements analyses were performed based on operating results for the twelve-month period ended December 31, 2005, and M-Flex’s estimates of M-Flex’s and MFS’ operating results for the fiscal years ending September 30, 2006 and September 30, 2007. The estimates for operating results for future periods were based on projections prepared by M-Flex’s management. The balance sheet analysis was based on the unaudited balance sheets of M-Flex and MFS at December 31, 2005. The results of those analyses are summarized below.

Income Statement Contribution Analysis

	M-Flex
	LTM	2006 E	2007 E
Revenue	63.6%	65.6%	65.6%
Gross Profit	70.4	68.4	67.5
EBIT	69.4	66.6	65.8
EBT	70.3	67.3	66.4
Net Revenue	66.1	63.8	65.5
EBITDA	68.6	66.4	66.0

Balance Sheet Contribution Analysis

M-Flex
Current assets	58.5%
Total assets	59.0
Stockholders’ equity	65.8
Total liabilities and stockholders’ equity	59.0

Needham compared these contribution analyses to the ownership percentages for M-Flex’s stockholders implied by the terms of the proposed transaction, which are as follows:

Ownership by M-Flex Stockholders of the Combined Company
If 100% of the MFS shares are tendered in the Offer and
• all of MFS’ minority shareholders elect to receive cash	83.3%
• all of MFS’ shareholders elect to receive M-Flex shares	73.2%

Net Income Per Share Analysis

Needham reviewed the pro forma effect of the proposed transaction on M-Flex’s projected net income per share for the year ending September 30, 2007 based on the various possible outcomes depending on how many of MFS’ shares are tendered in response to the Offer and how many of the tendering MFS shareholders elect to receive cash rather than M-Flex shares. This analysis showed that if no synergies are achieved from the combination, the pro forma impact on net income per share ranges from accretion of approximately 2.2% to dilution of approximately 3.0%. Needham noted that by contrast, if the pro forma earnings per share calculation did not give effect to non-cash charges against income (including goodwill amortization charges resulting from the proposed transactions), the analysis showed accretion to earnings per share of between 4.4% and 12.8%.

Selected Companies Multiplier Analysis

Using publicly available information, Needham reviewed the trading multiples and market statistics of M-Flex, MFS and the following selected publicly traded companies, referred to as tier one companies:

•	Jabil Circuit, Inc.

•	Flextronics International Ltd.

•	Sanmina-SCI Corporation

•	Solectron Corporation

•	Celestica Inc.

•	Benchmark Electronics, Inc.

•	DDi Corp.

•	TTM Technologies, Inc.

•	Merix Corporation

•	Innovex, Inc.

All multiples were based on closing stock prices on March 27, 2006. Estimated financial data for the selected companies were based on consensus estimates compiled by First Call. For purposes of this analysis, MFS’ financials were converted from Singapore dollars to U.S. dollars using the exchange rate of S$1.00 = U.S.$0.61786. Financial data for M-Flex for 2006 and 2007 were derived from estimates prepared by M-Flex’s management. Needham reviewed the multiple that the enterprise value of M-Flex and each selected company represented of (i) estimated revenues for the 12 months ended December 31, 2005 and for calendar years 2006 and 2007; (ii) EBITDA and EBIT for the 12 months ended December 31, 2005. Needham also reviewed the respective companies’ stock prices as a multiple of estimated earnings per share, commonly referred to as price-to-earnings ratios, for the 12 months ended December 31, 2005 and for calendar years 2006 and 2007. Needham compared the ratios resulting from those calculations to the value of MFS implied by the terms of the Offer, based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. The results of those analyses are summarized below:

Enterprise Value
	Revenues			LTM EBITDA	LTM EBIT
	LTM	2006 E	2007 E
Selected Companies
High	2.1x	2.1x	2.0x	25.4x	27.3x
Mean	0.7x	0.7x	0.6x	13.5x	17.6x
Median	0.6x	0.5x	0.4x	12.0x	14.6x
Low	0.3x	0.2x	0.2x	7.0x	11.8x

M-Flex	3.6x	2.8x	2.3x	19.4x	23.1x

MFS at Value Implied by the Offer

If all MFS minority shareholders elect to receive cash	2.3x	1.9x	1.6x	15.5x	18.9x

If all MFS shareholders elect to receive M-Flex shares	2.5x	2.1x	1.8x	17.1x	20.9x

EPS Ratios
	LTM	2006 E	2007 E
Selected Companies
High	65.3x	55.2x	26.9x
Mean	33.4x	25.9x	17.2x
Median	26.8x	18.9x	14.5x
Low	18.7x	12.9x	9.9x

M-Flex	35.2x	30.2x	26.7x

MFS at Value Implied by the Offer

If all MFS minority shareholders elect to receive cash	24.1x	18.4x	17.2x

If all MFS shareholders elect to receive M-Flex shares	26.5x	20.3x	19.0x

Premiums Paid Analysis

Needham reviewed the premiums paid in 86 transactions announced since January 1, 2005 involving publicly traded targets with equity values of U.S.$250 to U.S.$750 million in which the consideration paid was a combination of stock and cash. Needham compared the premiums paid in those transactions relative to the closing stock prices for the target companies involved in such transactions one trading day, five days and 30 days prior to public announcement of the transactions. Needham then compared the value per MFS share implied by the terms of the Offer to the closing price of MFS common stock one trading day, five days and 30 days prior to March 28, 2006. The implied value per MFS share was based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. This analysis indicated the following:

	Premium Compared to Target Company Trading Price at Points Before Announcement
	1 Day	5 Days	30 Days
For Transactions Surveyed
Mean	23%	23%	34%
Median	20%	19%	31%

For MFS Based on Offer Terms
If all MFS minority shareholders elect to receive cash	20.8%	18.7%	45.2%

If all MFS shareholders elect to receive M-Flex shares	32.9%	30.6%	59.8%

Precedent Transactions Analysis

Using publicly available information, Needham reviewed the purchase price multiples in the following 17 selected transactions in the manufactured electronics industry:

Acquiror	Target
• Johnson Electric Holdings Ltd	• Parlex Corporation
• Veritek Mfg. Services	• REMEC—EMS Division
• Merix Corp.	• Eastern Pacific Circuits
• SigmaTron International, Inc.	• Able Electronics, Inc.
• Jabil Circuit, Inc.	• Varian Electronics
• CTS Corp.	• SMTEK International, Inc.
• Sanmina-SCI Corp.	• Penetx
• ST Assembly Test Services	• ChipPAC, Inc.
• LaBarge, Inc.	• Pinnacle Electronics
• Celestica, Inc.	• Manufacturers Services Ltd.
• Three Five Systems, Inc.	• ETMA Corp.
• Plexus Corp.	• MCMS, Inc. Assets
• Sanmina Corporation	• SCI Systems
• Celestica, Inc.	• Omni Industries Ltd.
• Celestica, Inc.	• Primetech Electronics, Inc.
• Solectron Corp.	• Centennial Technologies, Inc.
• Solectron Corp.	• NatSteel Electronics Ltd
All multiples for the selected transactions were based on publicly available financial information. Needham reviewed enterprise values in the selected transactions as a multiple of last 12 months revenue, EBITDA and EBIT and equity values as a multiple of cash, 12 months net income and of book value. Needham then reviewed the same multiples as calculated with regard to MFS, based on corresponding financial data of MFS and the implied value of the acquisition consideration payable in the proposed transaction based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. The following is a summary of the results of that comparison.

	Enterprise Value/LTM			Equity Value
	Revenue	EBITDA	EBIT	LTM Net Income	Book Value
Selected Transactions
Mean	1.0x	10.9x	21.2x	26.4x	4.7x
Median	0.8x	10.3x	15.1x	17.8x	3.1x

For MFS Based on Offer Terms

If all MFS minority shareholders elect to receive cash	2.3x	15.5x	18.9x	24.1x	5.2x

If all MFS shareholders elect to receive M-Flex shares	2.5x	17.1x	20.9x	26.5x	5.7x

Discounted Cash Flow Analysis

Needham performed a discounted cash flow analysis of MFS to calculate the estimated present value of the unlevered, after-tax free cash flows that MFS could generate over calendar years 2006 through 2012, without giving effect to any potential cost savings or other synergies that might result from the transaction. Financial data for MFS was estimated by MFS’ management for the fiscal year of 2006 and by M-Flex for fiscal year 2007. Financial data for MFS for fiscal years 2008 through 2012 was based on trended growth rates from 2007.

Needham applied a range of unlevered price to earnings terminal value multiples of 8.0x to 12.0x to MFS’ calendar year 2012 estimated after-tax net operating profit. The present value of the cash flows and terminal values were calculated using discount rates ranging from 10.0% to 15.0%. This analysis indicated an implied per share equity reference range for MFS of S$0.97-$1.68, as compared to the cash offer price of up to U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006.

M-Flex selected Needham as its U.S. financial advisor in connection with the transaction based on Needham’s experience and reputation, and its familiarity with M-Flex and its business. Needham is an investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Needham in the past has provided and may in the future provide, investment banking services to M-Flex unrelated to the transaction, for which services Needham has received compensation and would expect to receive compensation. In connection with its initial public offering, M-Flex paid Needham $2,336,491 in fees and expenses. In the ordinary course of its business, Needham and its affiliates may actively trade the securities of M-Flex and MFS for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

M-Flex has agreed to pay Needham for its financial advisory services in connection with the transaction, a significant portion of which is contingent upon the consummation of the Offer. If the Offer is consummated, M-Flex will be obligated to pay Needham an additional $2,100,000 in transaction fees. The total transaction fees to be paid to Needham if the transaction is consummated are $3,000,000. M-Flex also has agreed to reimburse Needham for its expenses, including the fees and expenses of legal counsel and any other advisor retained by Needham, and to indemnify Needham and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. To date, M-Flex has paid Needham $1,017,684 in connection with the Offer, which includes Needham’s out of pocket expenses of $117,684 and $900,000 in transaction fees.

DBS Bank Ltd Services as Singapore Financial Advisor

In connection with considering the transaction, the Special Committee determined that it was advisable to engage a Singapore-based financial advisor to assist M-Flex in the transaction. Our Special Committee selected DBS Bank Ltd, or DBS Bank, based on the qualifications, expertise, reputation and experience of DBS Bank in executing transactions such as the Offer. On May 24, 2005, the Special Committee, through Needham, engaged DBS Bank to provide limited advice and assistance in performing due diligence with respect to MFS. Under the terms of the original engagement, Needham engaged DBS Bank directly and M-Flex agreed to reimburse Needham for DBS’ Bank fees up to a maximum of $200,000. Throughout the pendency of the negotiations, particularly as the parties determined to structure the transaction as a voluntary general offer, additional direct assistance from DBS Bank was required, in connection with executing the transaction under relevant Singapore rules, regulations and practices, making all required announcements on behalf of M-Flex, providing required certifications of financial advisors under Singapore rules and regulations and assisting in coordinating the necessary logistics to execute the Offer. As a result, the Special Committee, Needham and DBS Bank agreed to modify the arrangements with DBS Bank such that DBS Bank would be engaged directly by M-Flex in consideration of an increase in the fees payable to DBS Bank. Pursuant to a letter agreement dated March 8, 2006, M-Flex agreed to pay DBS Bank fees of U.S. $100,000 upon the announcement of the pre-conditional offer and U.S. $400,000 at the time when all of the conditions to closing are satisfied or, if applicable, waived. In connection with this modification, Needham agreed to reduce its fees to M-Flex by an aggregate of U.S. $200,000. M-Flex has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the United States federal securities laws arising out of its engagement or the transaction and to reimburse DBS Bank for reasonable expenses in connection with its services.

INFORMATION ABOUT M-FLEX

Overview

We are one of the world’s largest producers of flexible printed circuits and flexible printed circuit assemblies. With operations in Anaheim, California, Tucson, Arizona and Suzhou, China, we offer a global service and support base for the design and manufacture of flexible interconnect solutions.

We are a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. We believe we are one of a limited number of manufacturers that has the ability to offer a seamless, integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. We target our solutions within the electronics market and, in particular, we focus on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for our products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices and medical devices. We provide our solutions to original equipment manufacturers, or OEMs, such as Motorola, Inc., Symbol Technologies, Inc. and International Business Machines Corporation; to electronic manufacturing services, or EMS, providers such as Foxconn Electronics, Inc. and Flextronics International Ltd.; and to display manufacturers such as Hosiden F.D. Corporation and Optrex Corporation Japan. In 2005, we acquired the assets of an optical and photonic imaging solution company as part of our strategy to capture a substantial portion of the expanding camera cell phone market. We now operate this business as Aurora Optical, Inc., or Aurora Optical, a wholly owned subsidiary of M-Flex.

Our growth has been due, in part, to our early supplier involvement allowing our engineers to gain an understanding of the application and use of the customers’ circuits. This knowledge allows our engineers to utilize their expertise in flex circuit design and assist in the selection of materials and technologies to provide a high quality and cost effective product. Vertically integrated flex circuit manufacturing, assembly, and tooling operations have allowed us to offer superior lead time support to facilitate “quick turn” customer requirements.

On March 30, 2007, there were 24,534,278 shares of our common stock outstanding. On such date, only entities affiliated with WBL and the Stark hedge funds beneficially owned over 5% of the shares of our common stock. Founded in 1984, we are a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with our initial public offering, we reincorporated into Delaware on June 4, 2004. Our common stock is listed on The Nasdaq Global Select Market under the symbol “MFLX.”

Selected Consolidated Financial Data of M-Flex

Our selected consolidated financial data set forth below is qualified by reference to, and should be read in conjunction with, “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended September 30, 2006 and our unaudited condensed interim consolidated financial statements as of December 31, 2006 and for the three months ended December 31, 2006 and 2005 contained in the Form 10-Q and is incorporated by reference in this Proxy Statement/Prospectus. The selected consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006 and selected consolidated balance sheet data as of September 30, 2005 and 2006 are derived from audited consolidated financial statements included in such annual report or included in this Proxy Statement/Prospectus. The selected consolidated balance sheet data as of September 30, 2002, 2003 and 2004 and selected consolidated statement of operations data for the year ended September 30, 2002 and 2003 was derived from audited consolidated financial statements summarized in “Selected Consolidated Financial Data” in such annual report. Our management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented.

	Year Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)					(unaudited)
Consolidated Statements of Operations Data:
Net sales	$110,537	$129,415	$253,049	$357,090	$504,204	$139,733	$123,887
Cost of sales	90,553	107,418	197,412	277,202	413,156	106,361	108,880

Gross profit	19,984	21,997	55,637	79,888	91,048	33,372	15,007
Operating expenses
Research and development	123	196	284	883	2,035	460	589
Sales and marketing	4,880	5,621	7,649	8,783	9,233	2,447	2,558
General and administrative	7,131	8,473	11,285	17,587	22,231	5,329	6,966

Total operating expenses	12,134	14,290	19,218	27,253	33,499	8,236	10,113

Operating income	7,850	7,707	36,419	52,635	57,549	25,136	4,894
Other (income) expense, net
Interest (income) expense, net	100	310	468	(514)	(1,257)	(281)	(233)
Other (income) expense, net	189	525	100	(378)	229	(41)	(124)

Income before provision for income taxes	7,561	6,872	35,851	53,527	58,577	25,458	5,251
Provision for income taxes	(2,594)	(2,295)	(10,145)	(16,361)	(18,220)	(8,126)	(1,598)

Net income	$4,967	$4,577	$25,706	$37,166	$40,357	$17,332	$3,653

Net income per share:
Basic	$0.42	$0.39	$1.33	$1.57	$1.66	$0.72	$0.15

Diluted	$0.42	$0.38	$1.27	$1.51	$1.59	$0.69	$0.14

Shares used in calculating net income per share:
Basic	11,720,295	11,720,295	19,310,044	23,603,935	24,353,854	24,207,081	24,452,611

Diluted	11,763,885	11,978,610	20,306,842	24,593,998	25,315,548	25,199,873	25,210,346

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006
	(in U.S. Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$4,349	$5,211	$16,631	$38,253	$24,460	$ 21,916
Total assets	59,783	98,729	189,998	259,600	327,045	340,269
Working capital	17,268	17,656	78,961	108,126	129,444	127,786
Long-term debt	—	4,358	—	—	—	—
Stockholders equity	40,791	45,486	141,084	189,041	238,365	244,191

The following table presents our unaudited quarterly consolidated results of operations for the nine quarters ended December 31, 2006. The unaudited quarterly consolidated information has been prepared on the same basis as our audited consolidated financial statements for our full fiscal years. You should read the following table presenting our quarterly consolidated results of operations in conjunction with our audited consolidated financial statements for our full fiscal years and the related notes included in our Annual Report for the year ended September 30, 2005 and 2006 and our quarterly report for the quarter ended December 31, 2006, incorporated by reference in this Proxy Statement/Prospectus. This table includes all adjustments, consisting only of normal recurring adjustments that we consider necessary for the fair statement of our consolidated and operating results for the quarters presented. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	For the Quarter Ended (Unaudited)
	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(in U.S. Dollars in thousands, except share and per share data)
Net sales	$84,412	$77,392	$84,396	$110,890	$139,733	$123,804	$130,327	$110,340	$123,887
Cost of sales	64,569	58,873	66,660	87,100	106,361	97,783	110,561	98,451	108,880

Gross profit	19,843	18,519	17,736	23,790	33,372	26,021	19,766	11,889	15,007
Operating expenses
Research and development	180	264	193	246	460	491	487	544	589
Sales and marketing	2,166	2,263	2,019	2,335	2,447	2,257	2,239	2,290	2,558
General and administrative	3,651	3,921	4,343	5,672	5,329	5,188	5,612	6,155	6,966

Total operating expenses	5,997	6,448	6,555	8,253	8,236	7,936	8,338	8,989	10,113

Operating income	13,846	12,071	11,181	15,537	25,136	18,085	11,428	2,900	4,894
Other (income) expense, net
Interest (income) expense, net	(70)	(103)	(131)	(210)	(281)	(447)	(284)	(245)	(233)
Other (income) expense, net	29	(91)	(153)	(163)	(41)	(13)	334	(51)	(124)

Income before provision for income taxes	13,887	12,265	11,465	15,910	25,458	18,545	11,378	3,196	5,251
Provision for income taxes	(4,417)	(4,370)	(2,673)	(4,901)	(8,126)	(5,999)	(3,091)	(1,004)	(1,598)

Net income	$9,470	$7,895	$8,792	$11,009	$17,332	$12,546	8,287	$2,192	$3,653

Net income per share
Basic	$0.41	$0.34	$0.37	$0.46	$0.72	$0.52	$0.34	$0.09	$0.15

Diluted	$0.38	$0.32	$0.35	$0.44	$0.69	$0.49	$0.32	$0.09	$0.14

Stock Options Held by Executive Officers of M-Flex

The following table sets forth certain information with respect to the stock options exercised by the named executive officers during the fiscal year ended September 30, 2006, and the number and value of the options held by each such individual as of September 30, 2006. No stock options or stock appreciation rights were granted to the named executive officers during the fiscal year ended September 30, 2006.

Aggregated Option Exercises in Fiscal Year 2006 and 2006 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options at September 30, 2006 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Philip A. Harding	—		$478,381	62,319	$9,729,835	$1,519,654
Reza Meshgin	—	—	109,708	47,192	2,076,912	825,341
Craig Riedel	—	—	153,959	28,941	3,278,935	484,823
Thomas Lee	10,000	272,500	93,959	29,941	1,949,729	510,193
Charles Tapscott	—	—	20,248	17,352	311,212	282,700

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2006 ($25.37 per share) minus the exercise price.

Beneficial Ownership of Officers, Directors and 5% Stockholders of M-Flex

The following table sets forth certain information as of March 30, 2007 as to shares of the common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our executive officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 24,534,278 shares outstanding as of March 30, 2007. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 30, 2007 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,817,052	60.4%
Stark Investments and its affiliated hedge funds(2)	4,503,220	18.4%
Directors and Executive Officers:
Philip A. Harding(3)	718,630	2.9%
Reza Meshgin(4)	125,236	*
Craig Riedel(5)	166,003	*
Thomas Lee(6)	60,023	*
Charles Tapscott(7)	41,647	*
Peter Blackmore(8)	18,248	*
Richard J. Dadamo(9)	61,372	*
Sanford L. Kane(10)	41,462	*
Huat Seng Lim, Ph.D.(11)	21,872	*
Choon Seng Tan	0	*
Sam Yau(12)	38,872	*
All current directors and executive officers as a group (11 persons)(13)	1,293,365	5.0%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL Corporation. Huat Seng Lim, Ph.D., one of our directors, is the Group Managing Director (Wearnes Technology & Special Projects) for WBL Corporation and Choon Seng Tan, one of our directors, is the Chief Executive Officer and a director of WBL Corporation. The principal business address for United Wearnes and Wearnes Technology is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319.
(2)	In connection with the Stark hedge funds’ beneficial ownership of 4,503,220 shares of M-Flex common stock the Stark hedge funds disclosed the following in an amended Schedule 13D filed with the SEC on November 8, 2006: “represents an aggregate of 4,503,220 shares of common stock held directly by Stark Master Fund Ltd. (‘Stark Master’), Stark Onshore Master Holding LLC (‘Stark Onshore’) and Stark Asia Master Fund Ltd. (‘Stark Asia’) (Stark Master, Stark Onshore and Stark Asia shall collectively be referred to as ‘Stark’). The Reporting Persons direct the management of Stark Offshore Management LLC (‘Stark Offshore’), which acts as the investment manager and has sole power to direct the management of Stark Master and Stark Onshore, and Stark Asia Management LLC (‘Stark Asia Management’), which acts as investment manager and has sole power to direct the management of Stark Asia. As the Managing Members of Stark Offshore and Stark Asia Management, the Reporting Persons possess shared voting and dispositive power over all of the foregoing shares. Therefore, for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the Reporting Persons may be deemed to be the beneficial owners of, but hereby disclaim such beneficial ownership of, the foregoing shares.” The “Reporting Persons” are Michael A. Roth and Brian J. Stark.
(3)	Includes 40,585 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994, 100,000 shares of record held by Philip A. Harding, trustee of the P. Harding 2006-1 Annuity Trust UDT dated December 16, 2006, 100,000 shares of record held by Philip A. Harding, trustee of the B. Harding 2006-1 Annuity Trust UDT dated December 15, 2006, 475,045 shares subject to options held by Mr. Harding that are exercisable within 60 days of March 30, 2007 and 3,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Harding in accordance with the terms of the grant.
(4)	Consists of 123,872 shares subject to options that are exercisable within 60 days of March 30, 2007 and 1,364 shares held of record.
(5)	Includes 163,458 shares subject to options that are exercisable within 60 days of March 30, 2007, 2,000 shares held of record by the Craig M. and Mai T. Riedel Family Trust dated July 18, 2002 and 545 shares held of record.
(6)	Includes 60,023 shares subject to options that are exercisable within 60 days of March 30, 2007.
(7)	Includes 26,247 shares subject to options that are exercisable within 60 days of March 30, 2007 and 15,400 shares held of record.
(8)	Consists of 16,248 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Blackmore in accordance with the terms of the grant.
(9)	Consists of 59,372 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Dadamo in accordance with the terms of the grant.
(10)	Includes 36,872 shares subject to options that are exercisable within 60 days of March 30, 2007, 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Kane in accordance with the terms of the grant and 2,590 shares held of record.
(11)	Consists of 21,872 shares subject to options that are exercisable within 60 days of March 30, 2007.
(12)	Consists of 36,872 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Yau in accordance with the terms of the grant.
(13)	Includes 262,484 shares held of record, 1,019,881 shares subject to options that are exercisable within 60 days of March 30, 2007 and 11,000 shares subject to vested RSU grants which have yet to be transferred to the grantee in accordance with the terms of the grants.

INFORMATION ABOUT MFS

The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Report for the years ended September 30, 2006 and 2005, MFS’ quarterly information for the quarters ended June 30, 2006 and December 31, 2006 and MFS’ website. In order to better ascertain the condition of MFS’ business, we have made numerous requests for financial and business information from MFS. Despite our multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS cites as reasons for its failure to provide information, its obligation under Singapore law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information.

Background

MFS commenced operations in 1989 as a private company. In connection with its initial public offering, the holding company, the shares of which are the subject of the Offer, was incorporated in Singapore in November 2000. It changed its name ultimately to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited where its shares continue to be traded under the symbol “MFS Tech.” MFS is headquartered in Singapore and as of March 30, 2007 had approximately 2,900 employees.

MFS’ manufacturing facilities are located in Singapore, China and Malaysia. MFS’ core business is the design, manufacture and distribution of flexible printed circuits, or FPCs, and rigid printed circuit boards, or rigid PCBs, and turnkey component and assembly services for FPCs.

Since its inception in 1989, MFS has developed capabilities in the design, manufacture and distribution of FPCs and rigid PCBs and provides turnkey component assembly services for FPCs. In addition, MFS provides value-added services such as application engineering expertise to develop specialized FPCs. In 1999, the operating company, MFS (Singapore) Pte Ltd, or MFS Singapore, was awarded the International Automotive Sector Group’s QS9000 quality assurance certification by Singapore’s Productivity and Standards Board a quality standard required by leading automobile makers in the automotive industry like General Motors, Ford and DaimlerChrysler. In 2000, MFS Singapore was awarded the ISO9002 quality assurance certification by Anglo Japanese American Registrars for the manufacture and assembly of single-sided, double-sided, multi-layer plated through-hole FPCs and rigid flex. In the same year, MFS, through its subsidiary MFS Singapore, acquired a 65% interest in MFS Technology (PCB) Co. Ltd, or MFS-PCB, formerly known as WGC Circuits Co Ltd, held by United Circuits Hong Kong Ltd, or UCL, and Wearnes Technology Pte. Ltd., or WT, for a purchase consideration of S$7.84 million which was satisfied by the issuance of, in aggregate, 700,000 new shares in the capital of MFS Singapore. The remaining 35% of MFS-PCB continues to be held by Great Wall Information Industry Co. Ltd.

Over the last 12 years, MFS has through organic growth and strategic investments in joint ventures built up its capabilities ranging from the design, manufacture and distribution of FPCs and rigid PCBs, to the provision of turnkey component assembly services for FPCs. As part of MFS’ provision of design services, MFS also provides value-added services like application engineering services in respect of FPCs to meet MFS customers’

requirements. Today, with MFS’ headquarters in Singapore, three manufacturing locations in Singapore, China and Malaysia, and a staff strength of approximately 2,900 employees (as of March 30, 2007), MFS customers include multi-national corporations and local customers spread throughout its primary markets of USA, Europe and Asia Pacific.

Core Business

MFS’ highly experienced team brings to its customers program management from inception to delivery. MFS ensures their customers’ time-to-market needs, with support that includes:

•	Application engineering services;

•	Circuit design and layout routing;

•	Manufacturing of prototype samples;

•	Manufacturing of high-volume production parts;

•	Turnkey component assembly service; and

•	In-house and third-party product reliability testing.

MFS’ Vision

MFS strives to be a global one-stop interconnect solutions provider that specializes in design, manufacture and assembly of a broad range of flexible printed circuit products at a lower price and faster than its competitors.

As FPCs and PCBs are an integral part of almost all electronic products, the demand for FPCs and rigid PCBs is therefore directly linked to the demand for electronic products in general. The applications for electronic components have proliferated in the last few years and the electronic products assembled nowadays are used not only for the computers and computer peripherals industry but also used widely in areas like telecommunications, automotive, industrial equipment, energy and consumer electronics as well as high end precision instruments used in photography, healthcare, avionics and military applications.

Customers

MFS has built up a diverse customer base comprising more than 100 original equipment manufacturers and contract manufacturers covering industries such as telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment as well as the defense industries. Its customers include well-known multi-national corporations. To better serve its global customers in its major markets of U.S., Europe and Asia Pacific, MFS has put in place an established global marketing network of sales offices and appointed sales representatives.

Board of Directors

Cham Tao Soon was appointed to MFS’ board of directors on January 20, 2007, and is currently serving as Chairman. He is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Nominating Committee and is a member of the Remuneration Committee. Dr. Cham has been on the board of directors of WBL since 1985 and was last re-elected in 2005 as an independent and non-executive director. He is also Chairman of WBL’s audit committee and a member of the nominating and remuneration committees. For more than 24 years until 2002, he was the President of Nanyang Technological University. Dr. Cham is currently the Chairman Natsteel Ltd and Singapore Symphonia Co Ltd, and is Deputy Chairman of Singapore Press Holdings Ltd. Further, Dr. Cham serves as a director at United Overseas Bank Ltd and is a board member of the Land Transport Authority as well as a member of the Council of Presidential Advisers. Dr. Cham received his Bachelor of Engineering degree from the University of Malaya (Honors) and his Bachelor of Science degree from University of London (Honors). Dr. Cham obtained his Ph.D. from Cambridge University. Dr. Cham holds several honorary degrees from such universities as the University of Strathclyde, the University of Surrey, Loughborough University and Soka University. Dr. Cham is a fellow of the Institution of Engineers (Singapore), the Institution of Mechanical Engineers (UK), and the Royal Academy of Engineering (UK). Dr. Cham was also awarded a Public Administration Medal and the Distinguished Service Order.

Pang Tak Lim is MFS’ Managing Director and is a member of MFS’ Special Committee. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. He has been a director of MFS Technology (S) Pte Ltd since January 1995. He has more than 31 years of experience in the electronics industry, of which 25 years were spent in the PCB and related industries. Prior to joining Wearnes Technology in 1990 as its Operations Manager, Mr. Pang was the Operations Manager for a year for CTS Corporation, which is involved in the manufacture of oscillators and hybrid circuits. He has also worked for two major PCB plants in Singapore from 1978 to 1989, namely Motorola Electronics Pte Ltd and Printed Circuits International Inc. where he was responsible for both companies’ overall manufacturing operations. Mr. Pang was the General Manager of MFS Technology (S) Pte Ltd from 1993 to 1996 before assuming the position of Managing Director in 1997. He is also the director of MFS Technology (M) Sdn Bhd, MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd. Mr. Pang holds an honors degree from the University of Singapore, majoring in Chemistry.

Reggie Thein is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Audit Committee and a member of the Remuneration Committee and of MFS’ Special Committee. He is a director of several SGX listed and private companies. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. Mr. Thein spent 37 years with Coopers & Lybrand, the legacy firm of PricewaterhouseCoopers and retired from the firm as a Senior Partner in 1999. He was a Vice Chairman of Coopers & Lybrand and the Managing Director of its management consulting services firm from its inception in 1972 until its global integration in the world firm in 1995. Mr. Thein is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the Institute of Certified Public Accountants of Singapore. He is also a member of the governing council of the Singapore Institute of Directors and is active in promoting and advancing the practice of corporate governance in Singapore. Mr. Thein was awarded the Public Service Medal by the President of Singapore in 1999.

Sin Boon Ann is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Nominating Committee and a member of the Audit Committee and of MFS’ Special Committee. He is currently a director of Drew & Napier LLC. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 18, 2006. He has been with Drew & Napier LLC since 1992. Mr. Sin is principally engaged in corporate finance, banking, joint ventures, investments and acquisitions, and he participated in the establishment of Drew & Napier LLC’s Hanoi Office. Prior to joining Drew & Napier LLC, Mr. Sin taught at the Faculty of Law at the National University of Singapore from 1987 to 1992. He is also a Member of Parliament for Tampines Group Representation Constituency (GRC). Mr. Sin received his Bachelor of Arts and Bachelor of Laws (Honors) degrees from the National University of Singapore and his Master of Laws from the University of London.

Alexander Chan Meng Wah is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Remuneration Committee and a member of the Nominating Committee. He is currently an Executive Director of MMI Holdings Ltd., an entity whose principal activity is contract manufacturing. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 19, 2006. Mr. Chan also serves as director on various publicly listed and private companies. He is the Chairman of the Singapore Sports Council and participates in other public sector bodies. He was appointed as a Nominated Member of Parliament on January 12, 2005 in the 10th Singapore Parliament. Mr. Chan holds a Bachelor of Electrical Engineering (Hons) degree from University of Singapore and a Master of Business Administration degree from the University of California, Los Angeles.

Soh Yew Hock is a non-executive and non-independent director (as determined under the rules of the SGX-ST). He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 19, 2006. He is currently an Executive Director of WBL Corporation Limited and is also a director of Asia Dekor Holdings Limited. His wide experience in commerce and industry includes positions as Chief Financial Officer and Head of Corporate Affairs. Mr. Soh is a graduate of the University of Singapore (Accountancy) and the Advanced Management Program of Harvard University. He is a fellow member of CPA (Australia), CPA (Singapore) and CIM (U.K.).

Lester Wong is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Audit Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 26, 2005. He is currently the Chief Financial Officer of WBL Corporation Limited. Prior to joining WBL in 1995, Mr. Wong was a Senior Investment Officer at the Singapore office of the Investment Company of the People’s Republic of China in 1994. Mr. Wong spent four years with Coopers & Lybrand, a legacy firm of PricewaterhouseCoopers, first as a senior auditor in Coopers & Lybrand’s Los Angeles office between 1988 to 1990 and then as a senior consultant in Coopers & Lybrand’s management consulting services firm in Singapore between 1992 to 1994. He holds an MBA degree from the University of Chicago and is a member of the Institute of Certified Public Accountants of Singapore.

Committees

Certain functions have been delegated by MFS’ board of directors to three subcommittees (Audit, Nominating and Remuneration Committees). The Chairman of the respective subcommittees report the outcome of the subcommittee meetings to MFS’ board of directors. Matters that are specifically reserved for MFS’ full board of directors to decide are those involving a conflict of interest for a substantial shareholder or a director, material acquisitions and disposal of assets, corporate or financial restructuring and share issuances, dividends and other returns to shareholders and matters that require board approval.

MFS’ board of directors conducts scheduled meetings on a quarterly basis. Ad-hoc meetings are convened when circumstances require.

The attendance of directors at meetings of MFS’ board of directors and subcommittees is as follows:

Attendance Record of MFS’ Board of Directors and Subcommittees for Fiscal Year 2006

Name of Directors	Board		Audit Committee		Remuneration Committee		Nominating Committee		Special Committee
	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings*	Attendance	No. of meetings	Attendance
Chris Yong**	10	10	—	—	—	—	—	—	—	—
Pang Tak Lim	10	10	—	—	—	—	—	—	23	23
Reggie Thein	10	10	4	4	1	1	—	—	23	23
Alexander Chan	10	9	—	—	1	1	—	—	—	—
Sin Boon Ann	10	10	4	3	—	—	—	—	23	23
Soh Yew Hock	10	9	—	—	1	1	—	—	—	—
Lester Wong	10	10	4	4	—	—	—	—	—	—

*	As a result of the Offer from M-Flex, all Nominating Committee meetings were postponed pending the outcome of the transaction.
**	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.

MFS’ board of directors, comprising a total of seven directors, includes six non-executive directors, three of whom are independent. Mr. Pang Tak Lim, the Managing Director is the only executive who is a member of MFS’ board of directors. The directors are professionals in the fields of engineering, law, finance and accounting. Together they bring a wide range of technical skills and relevant experience to MFS. The strong independent element on the board of directors ensures that it is able to exercise objective and independent judgment on corporate affairs. This is to ensure that there is effective representation for shareholders, and those issues of strategy, performance and resources are fully discussed and examined to take into account long-term interest of shareholders, employees, customers, suppliers and the many committees in which MFS conducts its business.

Chairman and Managing Director

There is a division of responsibility between the Chairman and the Managing Director. The Chairman bears responsibility for the workings of MFS’ board of directors, the governance process of the board of directors, setting regular board meetings, and setting the board meeting agenda in consultation with the Managing Director. The Chairman reviews most board papers before they are presented to the board of directors and ensures that board members are provided with adequate and timely information. The Managing Director is the most senior executive in MFS and is responsible for strategic goals and day-to-day management of MFS.

Nominating Committee

The Nominating Committee comprises three directors, namely, Mr. Sin Boon Ann, Mr. Alexander Chan Meng Wah and Dr. Cham Tao Soon. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Alexander Chan Meng Wah are independent directors. The scope and responsibilities of the Nominating Committee include:

•	identifying, reviewing and recommending candidates or nominations for appointments and reappointments of directors, senior executive staff and the members of the various committees;

•	reviewing the board structure, size and composition and making recommendations to the board with regard to any adjustments that are deemed necessary;

•	reviewing the strength and assessing the effectiveness of the board as a whole;

•	determining on an annual basis the independent status of directors;

•	making recommendations to the board for the continuation (or not) in services of any director who has reached the age of 70;

•	deciding whether or not a director is able to and has been adequately carrying out his duties as a director of MFS, particularly when he has multiple board representations; and

•	overseeing the management, development and succession planning of MFS.

Under Article 94 of the Articles of Association of MFS, one-third of MFS’ directors (or if their number is not a multiple of three, the number nearest to but not less that one-third) shall retire from office by rotation. The Nominating Committee determines the independence of MFS’ directors annually in accordance with the guidelines set out in the Singapore Companies Code and is of the opinion that MFS’ board of directors is able to exercise objective judgment on corporate affairs independently and that the board’s decision-making process is not dominated by any individual or small group of individuals. The Nominating Committee assesses and recommends to the board whether the retiring directors are suitable for re-election. The Nominating Committee considers that the multiple board representations held presently by the directors do not impede their performance in carrying out their duties to MFS.

MFS’ Nominating Committee is of the view that MFS’ board of directors comprises persons whose diverse skills, experience and attributes match the demands facing MFS. MFS’ Nominating Committee is also of the view that the current board size of seven is appropriate, taking into account the nature and scope of MFS’ operations. In evaluating the performance of MFS’ board of directors, the Nominating Committee implements a self-assessment process that requires each director to submit the assessment based on the performance of the board of directors during the year under review. This self-assessment process takes into consideration, inter alia, board composition, maintenance of independence, board information, board process, board accountability, and communication with top management and standard of conduct. The Nominating Committee also considers other performance criteria as set out in the Singapore Companies Code, including the performance of MFS. MFS’ Nominating Committee is of the opinion that the board’s independence thus far has been maintained, and is not convinced that the board needs to go into peer evaluation in 2006.

Audit Committee

The Audit Committee comprises three members, namely Mr. Reggie Thein, Mr. Sin Boon Ann and Mr. Lester Wong. Mr. Reggie Thein (Chairman of the Audit Committee) and Mr. Sin Boon Ann are independent directors. The Audit Committee meets regularly to perform the following functions:

•

recommending to MFS’ board of directors the external auditors to be nominated, and approving the compensation of the external auditors. It also reviews the scope and results of the audit, its cost-effectiveness, and the independence and objectivity of the external auditors;

•	reviewing with the internal auditors, external auditors and management, the significant risks or exposures that exist and the steps management have taken to manage such risks to MFS;

•	reviewing quarterly and full year financial statements for submission to the board for its approval;

•	reviewing with the Chief Financial Officer and external auditors at the completion of the quarterly and full year the financial results and audit issues of the group:

•	any significant findings and recommendations of the external auditors together with management’s responses thereto;

•	any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

•	the external auditor’s reports;

•	evaluating the assistance given by management and the staff of MFS to the external and internal auditors, including any concerns encountered during the course of audit;

•	reviewing interested person transactions falling within the scope of Chapter 9 of the Singapore Listing Manual;

•	reviewing quarterly and full year financial statements for submission to the board for its approval; and

•	considering legal and regulatory matters that may have a material impact on the financial statements, related exchange compliance policies and reports received from regulators.

In performing its functions, the Audit Committee:

•	had outsourced its internal audit function to Ernst & Young;

•	had full access to and assistance of the management and the discretion to invite any director and executive officer to attend its meetings;

•	had been given reasonable resources to enable it to discharge its functions properly; and

•	had the express powers to conduct or authorize investigation into any matters within its terms of reference.

The scope of MFS’ internal auditors is to:

•	review the effectiveness of the internal controls of MFS and its subsidiaries;

•	provide assurance that key business issues and operational weaknesses are identified and managed;

•	ensure internal controls are in place and functioning as intended; and

•	ascertain if operations are conducted in an effective and efficient manner.

MFS’ internal auditors report primarily to the Audit Committee Chairman on audit matters and to the Managing Director and MFS’ management on administrative matters.

Minutes of the Audit Committee meetings are regularly submitted to MFS’ board of directors for its information and review. The Audit Committee meets with the external and internal auditors, without the presence of MFS’ management, at least once a year.

The Audit Committee has conducted an annual review of non-audit services provided by the external auditors for the financial year ended 2006 to satisfy itself that the nature and extend of such services will not prejudice the independence and objectivity of the external auditors. Based on internal and management controls in place, MFS’ Audit Committee believes that there are adequate internal controls in MFS.

Remuneration Committee

The Remuneration Committee comprises three members, namely Mr. Alexander Chan Meng Wah, Mr. Reggie Thein and Dr. Cham Tao Soon. Mr. Alexander Chan Meng Wah (Chairman of the Remuneration Committee) and Mr. Reggie Thein are independent directors. The Remuneration Committee’s responsibilities include:

•	recommending a framework of executive remuneration for the board and key executives;

•	reviewing and recommending to the board the remuneration packages and terms of employment of the Managing Director and senior executives of MFS; and

•	administering and recommending to the board the grant of options in respect of the MFS Share Option Scheme.

There is a formal and transparent procedure for fixing the remuneration packages of individual directors. No director is involved in deciding his own remuneration. In addition to the Remuneration Committee’s responsibilities as stated above, the Remuneration Committee is also responsible for reviewing and recommending to the board, the remuneration packages for all directors, taking into account the current market circumstances and the need to attract directors of experience and good standing. The proceedings of the Remuneration Committee in relation to remuneration matters are minuted. As part of its review, the Remuneration Committee will cover all aspects of remuneration including but not limited to directors’ fees, salaries, allowances, bonuses, options and benefits-in-kind. The Remuneration Committee and MFS’ board of directors are of the view that the remuneration of the directors is adequate but not excessive in order to attract, retain and motivate them to run MFS successfully.

Non-executive directors, including MFS’ Chairman, have no service contracts. The Managing Director’s contract has been renewed for a further three years commencing from October 1, 2004. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

The performance-related elements of the Managing Director’s remuneration form a significant portion of his Fiscal Year 2006 package. The Managing Director’s remuneration package includes a variable bonus element, which is performance-related, and share options, which have been designed to align his interests with those of the shareholders. It also includes a discretionary bonus over and above the performance bonus to be determined by the Remuneration Committee and recommended to MFS’ board of directors.

A breakdown showing the level and mix of each individual director’s remuneration payable for Fiscal Year 2006 is as follows:

Remuneration Band & Name of Directors*	Fees** (%)		Salary*** (%)	Bonus*** (%)	Other Benefits* (%)	Total (%)
S$750,000 to S$999,999	—		—	—	—	—
S$500,000 to S$749,999 Pang Tak Lim	6		49	42	3	100
S$250,000 to S$499,999	—		—	—	—	—
Below S$250,000
Reggie Thein	100		—	—	—	100
Chris Yong Yoon Kwong****	100	†	—	—	—	100	†
Alexander Chan Meng Wah	100		—	—	—	100
Sin Boon Ann	100		—	—	—	100
Soh Yew Hock	Nil	‡	—	—	—	Nil	‡
Lester Wong	Nil	‡	—	—	—	Nil	‡

*	excluding share options which are described in MFS’ Annual Report.
**	these fees are subject to approval by shareholders as a lump sum at the AGM.
***	the salary and bonus are inclusive of allowances and Central Provident Fund.
****	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.
†	Effective from July 31, 2006, MFS’ Chairman has resigned from the Wearnes Group. Therefore pro-rata fees for Fiscal Year 2006 will be paid to him for the months of August and September 2006.
‡Nil	Nominee directors have not be paid individual directors’ fees since Fiscal Year 2005.

The Remuneration Committee ensures that the remuneration package of employees related to executive directors and controlling shareholders of MFS are in line with MFS’ staff remuneration guidelines and commensurate with their respective job scope and level of responsibilities. The aim of the Remuneration Committee is to motivate and retain such executives and ensure that MFS’ is able to attract the best talent in the market in order to maximize shareholders’ value.

MFS does not have employees who are immediate family members of a director or Managing Director.

The Remuneration Committee administers the MFS Share Option Scheme, which was established on December 28, 2001 in accordance with the rules as approved by the shareholders. Apart from the existing MFS Share Option Scheme, the Remuneration Committee has engaged a compensation consultant to review, design and recommend the possible adoption and implementation of a performance related share plan (PSP) and restricted share plan to strengthen its long-term incentive program. The Remuneration Committee had decided on a combination of the existing MFS option scheme and PSP. The legal framework for PSP would have to be established and approval required from SGX and shareholders on the implementation of the PSP commencing from Fiscal Year 2006.

One of the pre-conditions to the making of the voluntary conditional offer by M-Flex states that MFS shall not have announced or entered into any Material Transaction. Material Transaction is defined to include any issue of shares and the grant of options. ESOS grant and PSP has been temporary suspended or placed on hold by the Remuneration Committee.

Special Committee

MFS’ Special Committee comprises three members, namely Mr. Pang Tak Lim, Mr. Sin Boon Ann and Mr. Reggie Thein. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Reggie Thein (Chairman of the Audit Committee) are independent directors.

MFS’ Special Committee was formed to consider matters related to or arising out of the proposed pre-conditional offer by M-Flex to acquire all the outstanding shares of MFS.

Communication with MFS Shareholders

The results and other relevant information on MFS, are disseminated via SGXNET and are also available on the MFS’ website that are linked to both the English and Chinese contents of its investor relations. MFS also holds analysts briefing in conjunction with the release of its half-year and full-year results.

MFS has adopted quarterly results reporting since October 1, 2003 (Fiscal Year 2004). MFS does not practice selective disclosure. Price sensitive information is first publicly released before MFS meets with any group of investors or analysts. Results are announced within the mandatory period.

Due to the Pre-Conditional Offer made by M-Flex, analyst briefing and meeting with financial institutions have been suspended till further notice.

All shareholders of MFS will receive the Annual Report and notice of AGM within the mandatory period. The MFS Articles permit a shareholder to appoint one or two proxies to attend and vote in his stead. MFS has not amended its Articles to provide for absentee voting methods, which call for elaborate and costly implementation of a foolproof system, the need for which does not arise presently.

Each item of special business included in the notice of the general meetings is accompanied, where appropriate, by an explanation for the proposed resolution. Separate resolutions are proposed for each separate issue at the meeting.

The Chairpersons of the audit, nominating and remuneration committees are present and available to address questions relating to the work of their respective Board committees at general meetings.

Key Management

Peter Tan is MFS’ Chief Financial Officer. He is responsible for the financial, accounting and administrative functions of MFS. Mr. Tan is a Certified Public Accountant with more than 19 years of experience in commercial and corporate consulting, relating mainly to statutory compliance, listing requirements, financial reporting and corporate restructuring for private and public companies in Australia, Singapore and Indonesia. Prior to joining MFS in March 2001, he was the Financial Controller of OCBC Wearnes & Walden Management (Singapore) Pte Ltd from June 2000 to February 2001 and the Chief Financial Officer of Pacific Silica Pty Ltd from March 1998 to May 2000. Mr. Tan holds a Bachelor of Commerce degree, majoring in Accounting and Management from the University of Western Australia. He is a member of the CPA (Australia), Australian Institute of Management and Institute of Certified Public Accountants of Singapore.

Choo Teck Leong is the Group General Manager (Flex Division) of MFS Technology (S) Pte Ltd. Mr. Choo has more than 23 years of experience in the field of manufacturing, especially in chemical processing industries. Prior to joining MFS in August 1989 as a Production Manager, he worked for Texas Instruments Corporation from 1978 to 1979 as a Process Engineer, Degussa Electronics Pte Ltd, a PCB manufacturer from 1980 to 1984 as Chemical Engineer, Albright and Wilson Asia Trading Pte Ltd, a company engaged in trading of specialty chemicals from 1984 to 1987 as Technical Sales Executive and Motorola Electronics Pte Ltd from 1987 to 1989 as Engineering Group Leader. He is currently responsible for the overall manufacturing operations of MFS’ three FPC plants in Singapore, Malaysia and China. He played a key role in the setting up of the Malacca plant and is also responsible for providing engineering support to the Malacca facility. He holds a chemical engineering degree from the University of Singapore.

Tan Kheng Wah is MFS’ General Manager of Business Support, in charge of the sales and marketing teams responsible for overall business support. This includes the management of transition of new projects into mass production, schedules management and overall marketing risk management. Prior to joining MFS in January 1991 as a Sales Executive, he was a Senior Officer responsible for material planning and control in CTS Singapore Pte Ltd from 1988 to 1990 and Production Supervisor for PCB manufacturing in Motorola Electronics Pte Ltd from 1986 to 1988, both of which are key players in the local PCB and related industries. He joined MFS as a Sales Executive in 1991 and was promoted to Program Manager in 1994. As Program Manager, his job scope was widened to include application engineering and management of prototype samples. In January 2000, Mr. Tan was promoted to his current position. He holds a diploma in Mechanical Engineering and a graduate diploma in Business Administration from the Singapore Institute of Management.

Gilbert Rodrigues is MFS’ Director of Business Development and is in charge of the marketing and business development teams. He is responsible for the identification and development of new businesses. He joined MFS in May 1991 as a Materials Control Executive and was promoted to Assistant Quality Assurance Manager in 1993. He was promoted to Program Manager in the sales and marketing department in 1994 and in January 2000, he was promoted to his current position. Prior to joining MFS, he worked as a Production and Inventory Control and Sales Administrator in Motorola Electronics Pte Ltd. He holds a Bachelor of Science degree from the University of Louisiana.

Li Xiaoming is the General Manager of MFS Technology (Hunan) Co Ltd / MFS Technology (PCB) Co Ltd. He has 14 years of experience in PCB manufacturing. Prior to joining MFS Technology (PCB) Co Ltd in February 1990, he worked in Hunan Long Island Circuits Company Limited as an Engineering Manager for three years. The company was principally engaged in the manufacture of PCBs. He was appointed as Vice General Manager of MFS Technology (PCB) Co Ltd in 1994 and was promoted to General Manager of WGC in 1997 and assumed the General Manager role in MFS Technology (Hunan) Co Ltd in 2004. Mr. Li holds a Bachelor in Chemistry degree from the University of Technology, Changchun, PRC.

Ronnie Chin was promoted to his current position of Technical Director in December 2004. He joined MFS in August 1993 as MFS’ Process and Development Engineer and was promoted to Process and Development Engineering Manager in February 1999. He became R&D Manager in July 2000 when an independent R&D department was spun off from the Process Engineering department. Prior to joining MFS, he worked as a Research Assistant for three years in the National University of Singapore conducting biomedical engineering research, in collaboration with the National University Hospital. He was instrumental in developing several new processes for FPC manufacturing and the setting up of an automated assembly department for MFS Technology (S) Pte Ltd. Mr. Chin holds a mechanical engineering degree from the National University of Singapore.

Chen Chee Ming was promoted to his current position of General Manager (Manufacturing) of MFS Technology (M) Sdn Bhd in April 2002. Mr. Chen is responsible for the production, materials, engineering and maintenance functions in MFS Technology (M) Sdn Bhd. Prior to joining MFS in May 2000 as a Production & Material Control Manager, he worked as a Production Manager in KESM industry, Malaysia, a member of Sunright Group and Production Manager for liquid crystal display manufacturing in Vikay Technology (M) Sdn Bhd from 1988 to 1999 responsible for production, materials and process engineering functions. He holds a diploma in General Management from the Malaysia Institute of Management.

Beneficial Ownership of Officers, Directors and 5% Stockholders of MFS

The following table sets forth certain information from MFS as of March 30, 2007 as to shares of the common stock beneficially owned by: (i) each person who is known by MFS to own beneficially more than 5% of MFS outstanding shares, (ii) each of MFS’ executive officers, (iii) each of MFS’ current directors, and (iv) all of MFS’ directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 658,729,497 shares outstanding as of March 30, 2007.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Shareholders Owning more than 5% of the Outstanding Shares:
Wearnes Technology (Private) Limited	364,506,000	55.3%
Raffles Nominees Pte Ltd(1)	102,892,000	15.6%
DB Nominees (S) Pte Ltd	54,001,000	8.2%
Citibank Noms S’pore Pte Ltd	32,383,000	4.9%
Directors and Executive Officers:
Pang Tak Lim(2)	8,113,500	1.2%
Lester Wong	750,000	*
Cham Tao Soon	—	—
Chris Yong Yoon Kwong**	75,000	*
Reggie Thein	75,000	*
Sin Boon Ann	75,000	*
Soh Yew Hock	—	—
Alexander Chan Meng Wah	75,000	*
All current directors and executive officers as a group (7 persons)	9,163,500	1.4%

*	Less than 1%
**	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.
(1)	Stark Master Fund owned 32,075,000 shares of MFS as of September 5, 2006 through Credit Suisse Sec (EUR). Credit Suisse Sec (EUR) owns such shares through Raffles Nominees Pte Ltd.
(2)	Includes 796,000 shares subject to options held by Mr. Pang Tak Lim; however the option vesting schedule has not been provided to M-Flex by MFS.

Executive Compensation

Remuneration for MFS’ key management includes fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by MFS, and where MFS did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	2006 (S$’000)	2005 (S$’000)
Directors’ fees	330	192
Key management’s remuneration
Directors of MFS	617	782
Other key management	606	558

The table below shows the range of gross remuneration of the top five executives (executives who are not directors) in bands of S$250,000:

Number of Key Executives of MFS in the Remuneration Band	2006	2005
S$500,000 & above	—	—
S$250,000 to S$499,999	2	—
Below S$250,000	3	5

The aggregate number of share options granted to an executive director of MFS during the fiscal year 2006 was 0 (2005: 400,000). The share options were given on the same terms and conditions as those offered to other employees of MFS. The outstanding number of share options granted to the executive director of MFS at the end of the fiscal year 2006 was 0 (2005: 796,000).

Subsidiaries

MFS has one direct wholly owned subsidiary, MFS Technology (S) Pte Ltd. MFS Technology (S) Pte Ltd. in turn directly owns:

•	100% of the outstanding capital stock of each of MFS Technology (M) Sdn Bhd and Flex Solutions (S) Pte Ltd, and

•

65% of the outstanding capital stock of each of MFS Technology (PCB) Co Ltd, or MFS-PCB, and MFS Technology (Hunan) Co Ltd., or HMFS. The remaining 35% ownership interest in MFS-PCB and HMFS, is held by Great Wall Information Industry Co Ltd, or GWI, a company incorporated in the People’s Republic of China. Each of these subsidiaries is controlled by a five person board of directors, of which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board.

Properties

MFS’ corporate headquarters are located in Singapore, and its manufacturing facilities are located in Singapore, Malaysia and the People’s Republic of China. The following is a summary of MFS’ principal activities and its business locations:

Principal Activities	Place of Business
MFS Technology Ltd—investment holding company	Singapore
MFS Technology (S) Pte Ltd—manufacture and marketing of flexible printed circuits and associated assembly	Singapore
Flex Solutions (S) Pte Ltd—marketing of flexible printed circuits	Singapore
MFS Technology (M) Sdn Bhd—manufacture of flexible printed circuits and associated assembly	Malaysia
MFS Technology (PCB) Co Ltd—manufacture and marketing of printed circuit boards	People’s Republic of China
MFS Technology (Hunan) Co Ltd—manufacture of printed circuits and associated assembly	People’s Republic of China

Selected Consolidated Financial Data of MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2006 and the three months ended December 31, 2006 and 2005. The consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006, and the consolidated balance sheet data as of September 30, 2005 and 2006 and the unaudited balance sheet data as of December 31, 2006 and income statement for the three months ended December 31, 2005 and 2006, are derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS, and the unaudited condensed interim consolidated financial statements of MFS, which are included elsewhere in this Proxy Statement/Prospectus. The consolidated statements of operations data for the years ended September 30, 2002 and 2003 and the consolidated balance sheet data as of September 30, 2002, 2003 and 2004 are derived from audited MFS consolidated financial statements not included in this Proxy Statement/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the years ended September 30, 2006 and the three months ended December 31, 2006 included elsewhere in this Proxy Statement/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented. See the section “Where You Can Find More Information” on page 184.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002 (1)	2003	2004	2005	2006	2005	2006
	(in Singapore Dollars in thousands, except per share data)					(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$118,393	$281,761	$432,252	$379,521	$383,392	$120,105	$106,157
Operating income	8,602	31,001	53,682	41,656	38,261	17,830	11,688
Net income	5,908	23,084	42,761	34,369	29,279	14,441	9,051
Basic net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Dilute net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Basic weighted-average common shares	416,142	650,061	650,744	652,889	655,537	653,702	658,705
Diluted weighted-average common shares	417,381	650,937	653,317	653,893	657,669	654,023	660,715

	As of September 30,					As of December 31, 2006
	2002	2003	2004	2005	2006
	(in Singapore Dollars, in thousands)					(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$12,131	$28,508	$52,518	$71,885	$71,149	$74,393
Working capital	13,985	40,994	81,570	101,145	105,372	113,995
Total assets	152,716	201,275	290,532	296,780	283,956	305,283
Long-term debt, net of current portion	—	—	11,848	15,003	3,009	—
Total shareholders’ equity	75,160	95,410	134,806	157,990	164,309	172,423

(1)	Fiscal Year Ended September 30, 2002 net income per share has not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 22.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

MFS is principally engaged in the design, manufacture and distribution of flexible printed circuits, printed circuit boards and value-added services. The telecommunications sector, notably for new mobile phone handsets is MFS’ main market followed by the data storage industry. MFS has two primary divisions—flexible printed circuits, or FPC, and printed circuit boards, PCB. MFS is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange.

Comparison of Three Months Ended December 31, 2006 to Three Months Ended December 31, 2005

The following table sets forth the statement of operations data expressed as a percentage of net sales for the period indicated.

	Three Months Ended December 31,
	2006	2005
Net sales	100.0%	100.0%
Cost of sales	83.5	79.2

Gross profit	16.5	20.8

Operating expenses:
Distribution and marketing	2.8	3.6
Administrative	2.8	2.4

Total operating expenses	5.6	6.0

Operating income	10.9	14.8
Interest income	0.3	0.1
Interest expense	(0.2)	(0.3)
Other (income), net	0.0	0.2

Income before provision for income taxes	11.0	14.8
Provision for income taxes	(1.6)	(1.7)

Total profit	9.4	13.1
Minority interest	(0.9)	(1.1)

Net income	8.5%	12.0%

Sales decreased by S$13.9 million, or 11.6%, to S$106.2 million for the three months ended December 31, 2006 as compared to the corresponding period in the prior fiscal year. The decrease was primarily due to the decline in FPC sales, which was partially offset by higher PCB sales.

Sales from the FPC division declined by 16.7% to S$91.5 million from S$109.8 million for the three months ended December 31, 2006 and 2005. FPC sales contributed to 86.2% of total sales. FPC sales decreased primarily due to the significant decline in the USD/SGD exchange rate as well as substantial price reductions given to key customers. While lower sales were recorded in the data storage as well as display and imaging segments, primarily due to weaker customers demand and a shift in product mix with lower component content, such sales decline was partially offset by sales growth in the personal communications and wireless portable segment.

PCB sales accounted for the remaining 13.8% of total sales for the three months ended December 31, 2006. PCB sales increased by 42.7% to S$14.7 million from S$10.3 million for the three months ended December 31, 2006 and 2005, respectively. The strong performance was due to the increased contribution from high layer count and thick copper PCB for application in the power supply segment.

The significant decline in USD/SGD exchange rate to S$1.56 for the three months ended December 31, 2006 from S$1.69 for the three months ended December 31, 2005 had a significant impact on the current quarter sales.

Gross profit decreased to 16.5% from 20.8% for the three months ending December 31, 2006 and 2005, respectively. The FPC division decrease was primarily attributable to lower sales, fewer new program launches and a higher scrap rate due to the increased quality requirements of some of the Japanese products. The PCB division gross profit decrease was primarily due to the increased compensation claims by customers.

Operating expenses as a percentage of sales remained relatively flat for the three months ended December 31, 2006 and 2005. Distribution and marketing expenses decreased to S$3.0 million for the three months ended December 31, 2006 from S$4.3 million for the comparable period in the prior year primarily due to a reduction in the warranty reserve of S$0.9 million. This decease was offset primarily by increased other expenses of S$0.6 million as a result of professional fees incurred in relation to the proposed pre-conditional voluntary offer by Multi-Fineline Electronix, Inc to acquire all the issued shares of MFS.

The overall effective tax rate increased to 14.4% from 11.4% for the three months ended December 31, 2006 and 2005 respectively. This was mainly due to lower tax-free contribution from the China FPC facility in the current period as well as provision for prior year tax made in the current quarter.

Comparison of Fiscal Years 2006, 2005 and 2004

The following table sets forth the statement of operations data expressed as a percentage of net sales for the period indicated.

	Years Ended
	2006	2005	2004
Net sales	100.0%	100.0%	100.0%
Cost of sales	84.2	84.3	83.2

Gross profit	15.8	15.7	16.8

Operating expenses:
Distribution and marketing	2.1	1.7	1.8
Administrative	2.7	2.7	2.4

Total operating expenses	4.8	4.4	4.2

Operating income	11.0	11.3	12.6
Interest income	0.2	0.1	0.0
Interest expense	(0.4)	(0.3)	(0.1)
Other (income), net	(0.8)	(0.1)	(0.1)

Income before provision for income taxes	10.0	11.0	12.4
Provision for income taxes	(1.4)	(1.9)	(2.5)

Total profit	8.6	9.1	9.9
Minority interest	(1.0)	—	—

Net income	7.6%	9.1%	9.9%

Comparison of Year Ended September 30, 2006 to Year Ended September 30, 2005

The increase of S$3.9 million, or 1%, from fiscal 2005 to fiscal 2006 was attributable primarily to the increase in PCB sales, which was offset by a decrease in the FPC division sales. PCB division sales increased by 24.6%, from S$39.9 million in fiscal 2005 to S$49.7 million in fiscal 2006. The increase in the PCB sales was mainly driven from the power supply segment. The remaining sales for fiscal 2006 were from the FPC division and comprised 87.1% of total sales. FPC division sales are largely driven by the telecommunication sector. Sales from the FPC division declined by 1.7% from S$339.6 million in fiscal 2005 to S$333.7 million in fiscal 2006. This decrease was primarily due to weaker customer demand and price concessions given to major customers. The display image segment of the FPC division accounted for a majority of the decline in sales.

Cost of sales as a percentage of net sales remained relatively flat. For the FPC division, materials as a percentage of sales increased for fiscal 2006 as compared to fiscal 2005. In addition, cost of sales increased due to the lower utilization rate of the manufacturing facilities due to the lower sales volumes. These increases were slightly offset with a more favorable product mix towards higher valued multi-layered products. The PCB division gross profit increased from S$8.0 million in fiscal 2005 to S$9.9 million in fiscal 2006 due to leveraging of fixed overhead over increased sales volumes. The PCB division contributed to 16.3% of the gross profit for fiscal 2006 compared to 13.4% for fiscal 2005.

Other operating income increased from S$3.2 million in fiscal 2005 to S$5.7 million in fiscal 2006 due mainly to higher recovery from scrap materials. Other operating expenses increased from S$3.1 million in fiscal 2005 to S$8.0 in fiscal 2006 due to higher foreign exchange losses amounting to S$2.5 million due to the downward trend of the US Dollar as well as S$1.3 million for professional fees incurred in relation to the proposed pre-conditional voluntary offer by M-Flex to acquire all the issued shares of the MFS.

MFS’ distribution and administrative expenses for fiscal 2006 increased by S$1.7 million from S$16.8 million for fiscal 2005 to S$18.5 million for fiscal 2006. This was mainly due to provision for warranty increase of S$0.8 million.

The overall effective tax rate fell from 16.9% in fiscal 2005 to 13.9% in fiscal 2006 principally due to higher tax-free contribution from the China FPC facility as well as prior year’ tax overprovision written back after finalization by Inland Revenue Authority of Singapore.

MFS profit after tax attributable to shareholders fell by 14.8% from S$34.4 million for fiscal 2005 to S$29.3 million for fiscal 2006. S$3.4 million of the decrease was due to the increase in minority interest for fiscal 2006, and the remainder of the decrease was due to the overall performance as discussed above.

Comparison of Year Ended September 30, 2005 to Year Ended September 30, 2004

MFS’ sales for fiscal year 2005 decreased 12.2% to S$379.5 million from S$432.3 million in fiscal year 2004. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the display and imaging sector.

The sales of MFS’ flexible printed circuit business declined 14.5% from S$397.3 million in fiscal year 2004 to S$339.7 million in fiscal year 2005. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the LCD display and imaging sector, partially set off by an increase in demand in the personal communication and wireless portables sectors. The overall decline was due primarily to the delay in the launch of several anticipated new volume programs by key customers in both the personal communication and display sectors.

Lower sales and the price pressure from a less favorable product mix resulted in an 18.2% decline in gross profit. MFS incurred a foreign exchange loss of S$1.3 million for fiscal 2005. Overall, sales for the PBT division declined from S$52.7 million in fiscal year 2004 to S$40.2 million in fiscal year 2005.

Printed circuit board division’s performance moderately improved as sales grew by approximately 14.3% from S$34.9 million in fiscal year 2004 to S$39.9 million in fiscal year 2005.

In line with the overall lower sales, MFS’ distribution and administrative expenses for fiscal year 2005 decreased by S$1.7 million to S$16.1 million from S$17.8 million in the previous financial year. Other operating income increased from S$2.1 million in fiscal year 2004 to S$3.2 million in fiscal year 2005 due to contractual compensation arising from cancellation of customer orders. Other operating expenses increased from S$2.4 million in fiscal year 2004 to S$3.1 million in fiscal year 2005 primarily due to higher foreign exchange losses.

MFS’ tax rate decreased from 20.5% in fiscal year 2004 to 16.6% in fiscal year 2005 as MFS’ Singapore subsidiary obtained the Development and Expansion Incentive, or DEI, grant from the Economic Development Board, or EDB, in which EDB granted a concessionary tax rate on qualifying income above a certain base. As the commencement date of the DEI was April 1, 2004, the financial effects of the DEI on the provision for tax from April 1, 2004 to September 30, 2005 have been recorded in the current financial year.

Liquidity and Capital Resources

Three Months Ended December 31, 2006

Net cash generated from operations during the three months ended December 31, 2006 was S$4.9 million. Net income of S$10.0 million, adjusted for tax expense, depreciation, interest income and expense, share-based payment expenses, and foreign gain adjustment generated S$15.1 million of operating cash, offset by S$10.2 million required for working capital.

Changes in the principal components of working capital for the three months ended December 31, 2006 were as follows:

Net trade and other receivables increased to S$99.9 million at December 31, 2006 from S$86.1 million at September 30, 2006. The 16.0% increase was attributable to increased sequential sales in the first quarter of fiscal 2007. MFS’ net inventory balance increased 20.2% to S$48.2 million at December 31, 2006 from S$40.1 million at September 30, 2006. The increase in inventory was attributable to increased business volumes.

MFS’ trade and other payables increased by 14.3%, from S$83.8 million at September 30, 2006 to S$95.7 million at December 31, 2006. The increase was due to increased purchases related to the increase in sales for the first quarter of fiscal year 2007. Depreciation expense was S$2.6 million for first quarter of fiscal year 2007 versus S$2.7 million for the first quarter of fiscal 2006.

MFS’ principal investing and financing activities for the three months ended December 31, 2006 were as follows:

Net cash used in investing activities was S$0.6 million for three months ended December 31, 2006. Capital expenditures of S$1.0 million during the three months ended December 31, 2006 related to capacity expansion and technology upgrade at existing facilities. Interest received from fixed deposits were S$0.4 million during the three months ended December 31, 2006.

Net cash used in financing activities was S$0.2 million during the three months ended December 31, 2006. Interest paid during the three months ended December 31, 2006 was S$0.2 million.

Fiscal Year 2006

Net cash generated from operations during the fiscal year 2006 was S$44.7 million. Net income of S$38.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment, share-based payment expenses, dividend income and fair value gain from derivatives generated S$50.3 million of operating cash, offset by S$1.1 million required for working capital.

Changes in the principal components of working capital in fiscal year 2006 were as follows:

Net trade and other receivables decreased to S$86.1 million from S$94.0 million at September 30, 2005. The 8.4% decrease was attributable to lower sales in the final quarter of fiscal 2006 and improved receivables collection versus the comparable period in the prior year. MFS’ net inventory balance increased 5.4% to S$40.1 million at September 2006 from S$38.0 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$6.9 million, from S$90.7 million at September 30, 2005 to S$83.8 million at September 30, 2006. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2006. Depreciation expense was S$10.5 million for fiscal year 2006 versus S$9.7 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2006 were as follows:

Net cash used in investing activities was S$5.2 million for fiscal year 2006. Capital expenditures were S$6.0 million and related to capacity expansion and technology upgrade at existing facilities. Interests received from fixed deposits were S$0.8 million during the financial year ended September 30, 2006.

Net cash used in financing activities was S$38.7 million during the fiscal year 2006. Net repayment for bank borrowings was S$14.1 million. Dividends paid to shareholders were S$26.2 million and consisted of a final tax exempt dividend related to fiscal year 2005 of S$0.015 per share, or $9.8 million, a special tax exempt dividend related to fiscal year 2005 of S$0.025 per share, or S$16.4 million. Interest paid during the fiscal year was S$1.5 million.

Fiscal Year 2005

Net cash generated from operations during fiscal year 2005 was S$41.3 million. Net income of S$42.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment and write-off of property, plant and equipment generated S$52.8 million of operating cash, offset by S$3.5 million required for working capital.

Changes in the principal components of working capital in fiscal year 2005 were as follows:

Net trade and other receivables decreased to S$93.2 million from S$114.0 million at September 30, 2004. The 18.2% decrease was attributable to lower sales in the final quarter of fiscal 2005 versus the comparable period in the prior year. MFS’ net inventory balance increased 19.1% to S$38.0 million at September 30, 2005 from S$31.9 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$22.9 million, from S$113.6 million at September 30, 2004 to S$90.7 million at September 30, 2005. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2005. Depreciation expense was S$9.7 million for fiscal year 2005 versus S$8.0 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2005 were as follows:

Net cash used in investing activities was S$16.6 million for fiscal year 2005. Capital expenditures were S$14.5 million and related to capacity expansion at existing facilities. Purchases of marketable securities were S$3.0 million during the year ended September 30, 2005.

Net cash used in financing activities was S$5.0 million during fiscal year 2005. Net proceeds from bank borrowings were S$10.8 million to fund working capital needs. Dividends paid to MFS’ minority interest were S$2.1 million. Dividends paid to shareholders were S$13.4 million and consisted of a final tax exempt dividend related to fiscal year 2004 of S$0.0055 per share, or S$3.6 million, a special tax exempt dividend related to fiscal year 2004 of S$0.01 per share, or S$6.5 million, and an interim tax exempt dividend related to fiscal year 2005 of S$0.005 per share, or S$3.3 million. Interest paid during fiscal year 2005 was S$1.1 million.

Contractual Obligations

As of September 30, 2006, MFS had no off-balance sheet arrangements as defined in Item 303(a)(4) of the SEC’s Regulation S-K. The following summarizes MFS’ contractual obligations at September 30, 2006 and the effect those obligations are expected to have on the liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 5 years	More than 5 years
	(in Singapore Dollars in thousands)
Current borrowings	$7,918	$7,918	$—	$—
Non-current borrowings	3,009	—	3,009	—
Operating leases	6,577	268	529	5,780
Purchase obligations	605	605

Total contractual obligations	$18,109	$8,791	$3,538	$5,780

Financial Risk

MFS conducts business in a number of foreign countries, with sales denominated mainly in U.S. dollars, and most operating costs denominated mainly in the respective local currency, Singapore dollar, Chinese Renminbi, and Malaysian Ringgit, in countries where MFS’ production operations are located.

In certain instances where there are timing differences between sales and operating costs, MFS has entered into contracts that are denominated in foreign currencies, MFS has obtained foreign currency forward contracts to offset the impact of currency rate fluctuations on accounts receivable. These contracts are used to reduce its risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in the fair value of these forward contracts are recorded immediately in earnings.

MFS does not enter into derivative instrument transactions for trading or speculative purposes. The purpose of MFS’ foreign currency management policy is to minimize the effect of exchange rate fluctuations on certain foreign denominated anticipated cash flows. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. MFS expects to continue to use foreign currency forward contracts to manage foreign currency exchange risks in the future.

MFS has borrowings under variable rate credit facilities, and thus subject to interest rate fluctuations. As of December 31, 2006, these borrowings consisted of S$10.6 million in current borrowings. An increase in interest rates by 1% could result in additional annual interest expense of approximately S$106,000 on these variable rate borrowings.

With respect to trade receivables, MFS designs, manufactures and distributes flexible printed circuits and printed circuit boards. MFS’ customers include mainly wireless customers. Credit is extended based on an evaluation of each customer’s financial condition, and generally collateral is not required. Generally, payment terms stipulate payment within 90 days of shipment and currently, MFS does not engage in leasing or other customer financing arrangements. Many of MFS’ international sales are secured with import insurance or letters of credit to mitigate credit risk. Although MFS has processes in place to monitor and mitigate credit risk, there can be no assurance that such programs will be effective in eliminating such risk. Historically, credit losses have been within MFS’ management’s expectations. Future losses, if incurred, could harm MFS’ business and have a material adverse effect on its financial position, results of operations or cash flows.

Additionally, the shareholdings of the directors of MFS as at March 30, 2007 are:

Name of Director	Number of Shares	%	Number of Options
Pang Tak Lim	8,113,500	1.2%	796,000
Chris Yong Yoon Kwong*	75,000	—	—
Cham Tao Soon	—	—	—
Reggie Thein	75,000	—	—
Sin Boon Ann	75,000	—	—
Soh Yew Hock	—	—	—
Alexander Chan Meng Wah	75,000	—	—
Lester Wong	750,000	0.1%	—

*	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.

The highest and lowest trading prices of MFS shares for the last three fiscal years and the last three quarters are set out on page 26 of this Proxy Statement/Prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes of M-Flex set forth below give effect to the business combination with MFS. The business combination will be accounted for as a partial purchase transaction for the acquisition of the minority non-WBL shareholder interest in MFS and an exchange of ownership interests between entities under common control defined in Emerging Issues Task Force 90-5 (“EITF 90-5”), Exchanges of Ownership Interests between Entities under Common Control, for the WBL interest in MFS. For accounting purposes, New M-Flex will be the acquiring enterprise in the transaction. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion, approximately 56%, of the MFS assets and liabilities assumed will be recorded at historical cost. However, the portion of MFS acquired from the non-WBL shareholders of approximately 44% will be recorded at fair value using purchase accounting.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of M-Flex and MFS and should be read in conjunction with those consolidated financial statements and notes, which are incorporated into or included in this Proxy Statement/Prospectus. The historical financial information of MFS was prepared in accordance with Singapore Financial Reporting Standards, or Singapore GAAP. Accordingly, the unaudited pro forma condensed combined financial information of MFS includes reconciling items required to comply with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2006 and three months ended December 31, 2006 gives effect to the Offer and the acquisition of MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the business combination as if it had occurred on December 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.78) and New M-Flex common stock is exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all of the outstanding shares of MFS that are tendered into the Offer are tendered for New M-Flex stock.

The estimated total purchase price under the minimum equity assumption assumes that New M-Flex will acquire 90% or more of the ordinary shares of MFS (excluding shares already held by M-Flex, its related corporations or their respective nominees). If New M-Flex purchases less than 90% of the outstanding shares in MFS (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) the cash purchase price will decrease to S$1.15 per share (U.S. $0.75 per share as of December 31, 2006) from S$1.20 (U.S. $0.78 as of December 31, 2006). The unaudited pro forma condensed combined financial information could vary depending on the MFS shareholders’ election to receive cash or New M-Flex stock.

The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the Offer occurred on the dates specified, nor is it necessarily indicative of the results of operations or financial position that may be expected in the future.

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2006

(in U.S. Dollars in thousands, except share and per share data)

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net sales	$504,204	$207,142	$(25)	$711,321	$(25)	$711,321	d
Cost of sales	413,156	175,348	248	588,752	248	588,752	d,h

Gross profit	91,048	31,794	(273)	122,569	(273)	122,569
Operating expenses
Sales and marketing	9,233	1,122	—	10,355	—	10,355
General and administrative	24,266	4,766	(763)	28,269	(763)	28,269	g,h

Total operating expenses	33,499	5,888	(763)	38,624	(763)	38,624
Operating income	57,549	25,906	490	83,945	490	83,945
Other income (expense), net
Interest expense	(203)	(794)	—	(997)	(13,941)	(14,938)	e
Interest income	1,460	443	—	1,903	—	1,903
Equity investment income	—	1,839	—	1,839	—	1,839
Other income (expense), net	(229)	(4,770)	—	(4,999)	—	(4,999)

Income before provision for income taxes	58,577	22,624	490	81,691	(13,451)	67,750
Provision for income tax	(18,220)	(3,174)	(520)	(21,914)	4,778	(16,616)	l

Net income before minority interest	40,357	19,450	(30)	59,777	(8,673)	51,134
Minority interest	—	(1,380)	—	(1,380)	—	(1,380)

Net income	$40,357	$18,070	$(30)	$58,397	$(8,673)	$49,754

Net income per share
Basic	$1.66			$1.72		$1.68

Diluted	$1.59			$1.67		$1.63

Shares used in computing net income per share
Basic	24,353,854		9,654,459	34,008,313	5,285,337	29,639,191	f
Diluted	25,315,548		9,654,459	34,970,007	5,285,337	30,600,885	f

See accompanying notes to these unaudited pro forma condensed combined financial statements.

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		MFS-PCB Deconsolidation (Note 2, c) (in Singapore Dollars)		Other U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net sales	S$	383,392	S$	(47,799)	S$	—		S$	335,593	U.S.$	207,142
Cost of sales		322,765		(37,853)		(829)	a		284,083		175,348

Gross profit		60,627		(9,946)		829			51,510		31,794

Operating expenses
Sales and marketing		8,309		(3,951)		(2,541)	a		1,817		1,122
General and administrative		10,214		(2,493)		—			7,721		4,766

Total operating expenses		18,523		(6,444)		(2,541)			9,538		5,888

Operating income		42,104		(3,502)		3,370			41,972		25,906

Other income (expense), net
Interest expense		(1,542)		256		—			(1,286)		(794)
Interest income		762		(44)		—			718		443
Equity investment income		—		2,980		—			2,980		1,839
Other income (expense), net		(3,063)		(1,295)		(3,370)	a		(7,728)		(4,770)

Income before provision for income taxes		38,261		(1,605)		—			36,656		22,624

Provision for income tax		(5,320)		178		—			(5,142)		(3,174)

Net income before minority interest		32,941		(1,427)		—			31,514		19,450

Minority interest		(3,662)		1,427		—			(2,235)		(1,380)

Net income	S$	29,279	S$	—	S$	—		S$	29,279	U.S.$	18,070

See accompanying notes to these unaudited pro forma condensed combined financial statements.

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended December 31, 2006

(in U.S. Dollars, in thousands, except share and per share data)

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net Sales	$123,887	$56,645	$—	$180,532	$—	$180,532	d
Cost of Sales	108,880	47,112	67	156,059	67	156,059	d,h

Gross profit	15,007	9,533	(67)	24,473	(67)	24,473
Operating expenses
Sales and Marketing	2,558	937	—	3,495	—	3,495
General and administrative	7,555	1,488	(281)	8,762	(281)	8,762	g,h

Total operating expenses	10,113	2,425	(281)	12,257	(281)	12,257
Operating income	4,894	7,108	214	12,216	214	12,216
Other income (expenses), net
Interest expense	(173)	(150)	—	(323)	(3,706)	(4,029)	e
Interest income	406	220	—	626	—	626
Equity investment income	—	447	—	447	—	447
Other income (expense), net	124	(652)	—	(528)	—	(528)

Income before provision for income taxes	5,251	6,973	214	12,438	(3,492)	8,732
Provision for income tax	(1,598)	(1,014)	(134)	(2,746)	1,274	(1,338)	l

Net income before minority interest	3,653	5,959	80	9,692	(2,218)	7,394
Minority interest	—	(373)	—	(373)	—	(373)

Net income after minority interest	3,653	5,586	80	9,319	(2,218)	7,021
Net income per share
Basic	$0.15			$0.27		$0.24
Diluted	$0.14			$0.27		$0.23
Shares used in computing net income per share
Basic	24,452,611		9,654,459	34,107,070	5,285,337	29,737,948	f
Diluted	25,210,346		9,654,459	34,864,805	5,285,337	30,495,683	f

See accompanying notes to these unaudited pro forma condensed combined financial statements.

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Three Months Ended December 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)	MFS-PCS Deconsolidation (Note 2. c) (in Singapore Dollars)	Other U.S. GAAP Adjustments (in Singapore Dollars)	Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)	MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net Sales	$106,157	$(14,386)	$—		$91,771	$56,645
Cost of Sales	88,597	(12,239)	(32)	a	76,326	47,112

Gross Profit	17,560	(2,147)	32		15,445	9,533
Operating expenses
Sales and Marketing	2,975	(1,138)	(319)	a	1,518	937
General and administrative	3,001	(591)	—		2,410	1,488

Total operating expenses	5,976	(1,729)	(319)	a	3,928	2,425
Operating income	11,584	(418)	351		11,517	7,108
Other income (expense), net
Interest expense	(243)	—	—		(243)	(150)
Interest income	370	(13)	—		357	220
Equity investment income	—	725	—		725	447
Other income (expense), net	(23)	(683)	(351)		(1,057)	(652)

Income before provision for income taxes	11,688	(389)	—		11,299	6,973
Provision for income tax	(1,682)	39	—		(1,643)	(1,014)

Net income before minority interest	10,006	(350)	—		9,656	5,959
Minority interest	(955)	350	—		(605)	(373)

Net income after minority interest	$9,051	$—	$—		$9,051	$5,586

See accompanying notes to these unaudited pro forma condensed combined financial statements.

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

(in U.S. Dollars in thousands)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 3, 4)
Assets
Current assets
Cash and cash equivalents	$21,916	$45,147	$—	$67,063	$—	$67,063
Short-term investments	19,305	—	—	19,305	—	19,305
Restricted cash	3,241	—	—	3,241	—	3,241
Accounts receivable, net	112,797	55,923	—	168,720	—	168,720
Inventories	60,463	26,983	—	87,446	—	87,446
Due from affiliates	266	—	(221)	45	(221)	45	d
Deferred taxes	4,346	—	—	4,346	—	4,346
Income taxes receivable	—	245	—	245	—	245
Other current assets	1,235	1,125	—	2,360	—	2,360

Total current assets	223,569	129,423	(221)	352,771	(221)	352,771

Non current assets
Investment in associated companies	—	17,845	—	17,845	—	17,845
Property, plant and equipment, net	102,194	26,998	(1,222)	127,970	(1,222)	127,970	j
Restricted cash	129	—	—	129	—	129
Deferred taxes	1,187	—	—	1,187	—	1,187
Goodwill	3,629	—	223,064	226,693	207,488	211,117	j
Other assets	9,561	6,822	(4,804)	11,579	(3,897)	12,486	i,j

Total assets	$340,269	$181,088	$216,817	$738,174	$202,148	$723,505

Current liabilities
Accounts payable	$76,109	$53,053	$2,800	$131,962	$2,800	$131,962	m
Accrued liabilities	13,163	440	—	13,603	—	13,603
Current portion of long-term debt	4,000	6,934	—	10,934	—	10,934
Due to affiliates	411	1,066	(221)	1,256	(221)	1,256	d
Income tax payable	1,921	2,571	—	4,492	—	4,492
Other current liabilities	179	—	—	179	—	179

Total current liabilities	95,783	64,064	2,579	162,426	2,579	162,426

Non-current liabilities
Long-term debt	—	—	—	—	232,944	232,944	k
Other liabilities	295	—	—	295	—	295
Deferred taxes	—	1,887	35	1,922	117	2,004	j
Minority interest	—	2,701	—	2,701	—	2,701

Total shareholders equity	244,191	112,436	214,203	570,830	(33,492)	323,135

Total liabilities, minority interest and shareholders equity	$340,269	$181,088	$216,817	$738,174	$202,148	$723,505

See accompanying notes to these unaudited pro forma condensed combined financial statements.

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP BALANCE SHEET

As of December 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		MFS-PCB Deconsolidation (Note 2, c) (in Singapore Dollars)		Other U.S. GAAP Adjustments (in Singapore Dollars)	Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Assets
Current assets
Cash and cash equivalents	S$	74,393	S$	(5,159)	—		S$	69,234	U.S.$	45,147
Accounts receivable, net		99,906		(14,147)	—			85,759		55,923
Inventories		48,173		(6,794)	—			41,379		26,983
Income taxes receivable		375		—	—			375		245
Other current assets		2,238		(513)	—			1,725		1,125

Total current assets		225,085		(26,613)	—			198,472		129,423

Non-current assets
Investment in associated companies		—		27,366	—			27,366		17,845
Property, plant and equipment, net		76,742		(28,335)	(7,006)	b		41,401		26,998
Other assets		3,456		—	7,006	b		10,462		6,822

Total assets	S$	305,283	S$	(27,582)	—		S$	277,701	U.S.$	181,088

Current liabilities
Accounts payable	S$	95,726	S$	(14,369)	—		S$	81,357	U.S.$	53,053
Accrued liabilities		674		—	—			674		440
Current portion of long-term debt		10,634		—	—			10,634		6,934
Due to Affiliates		—		1,634	—			1,634		1,066
Income tax payable		4,056		(113)	—			3,943		2,571

Total current liabilities		111,090		(12,848)	—			98,242		64,064

Non-current liabilities
Deferred taxes		2,894		—	—			2,894		1,887
Minority interest		18,876		(14,734)	—			4,142		2,701

Total shareholders equity		172,423		—	—			172,423		112,436

Total Liabilities & Shareholders Equity	S$	305,283	S$	(27,582)	—		S$	277,701	U.S.$	181,088

See accompanying notes to these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and the three months ended December 31, 2006 give effect to the business combination with MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the combination of M-Flex and MFS as if it had occurred on December 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.78) and New M-Flex shares are exchanged for the outstanding shares held by WBL. The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006. The Maximum Equity Issuance scenario is based upon the assumption that all MFS shares tendered into the Offer and are tendered for New M-Flex common stock.

The historical information of MFS was prepared in its reporting currency, Singapore Dollar. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and the three months ended December 31, 2006 and the unaudited pro forma condensed combined balance sheet as of December 31, 2006 have been translated into U.S. dollars using exchange rates for the Singapore Dollar of 1.62, 1.56 and 1.53, respectively.

Note 2. Adjustments to Reconcile MFS Historical Financial Statements to U.S. GAAP

The accounting principles applied in preparing MFS’ financial statements comply with Singapore Financial Reporting Standards (“SFRS”) which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following adjustments reconcile MFS’ historical financial statements to U.S. GAAP for purposes of the pro forma presentation:

a)	The following items are separate MFS income statement reclassifications with no impact on net income.

Freight and handling charges

Under SFRS, MFS classifies freight and handling charges as part of distribution in sales and marketing. Under U.S. GAAP, the classification of shipping and handling charges is an accounting policy decision that should be disclosed. M-Flex has adopted a policy of including freight and handling costs in cost of sales. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to increase cost of goods sold by S$1.73 million and S$.0.46 million for the fiscal year ended September 30, 2006 and for the three month period ended December 31, 2006, respectively, and to reduce sales and marketing expenses for the noted periods by the same amounts.

Warranty expense

Under SFRS, MFS classifies warranty expense in sales and marketing. Under U.S. GAAP, warranty expense should be classified as a part of cost of goods sold. Accordingly, a reclassification has been made to the MFS financial statements to comply with U.S. GAAP presentation. The effects of the this classification difference is to increase cost of goods sold by S$0.81 million and to decrease cost of goods sold by S$0.14 million for the fiscal year ended September 30, 2006 and for the three month period ended December 31, 2006, respectively, and to reduce sales and marketing expenses for the noted periods by the same amount.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Scrap sales and customer cancellation reimbursements

Under SFRS, MFS classifies revenue from the sale of scraps and customer cancellation reimbursements as a part of other operating income. Under U.S. GAAP, the classification is an accounting policy decision. M-Flex has adopted a policy of including scrap and customer cancellation reimbursements income as a reduction in cost of goods sold. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to decrease cost of goods sold by S$3.37 million and S$0.35 million for fiscal year ended September 30, 2006 and for the three months ended December 31, 2006, respectively, and to reduce other operating income for the noted periods by the same amounts.

b)	Under SFRS, MFS classifies leasehold land as well as land use rights as part of property, plant and equipment and depreciates them over the period of the lease term. Under U.S. GAAP, such land leases should be accounted as operating leases as none of the land leases include a transfer of ownership by the end of the lease term or contains a bargain purchase option. The effect of this U.S. GAAP classification difference is to reduce property, plant and equipment at December 31, 2006 by S$7.0 million and to increase other assets since the amounts were prepaid.

c)	Under the SFRS, MFS consolidates the results of MFS Technology (PCB) Co. Ltd. (“MFS-PCB”) on the basis that MFS has control over the daily operations of this entity and the minority shareholder has been passive in the management. Under U.S. GAAP, MFS-PCB does not meet the requirements of a consolidating entity. Accordingly, the results of MFS-PCB are accounted for under the equity method prescribed by U.S. GAAP. The deconsolidation of this entity does not impact U.S. GAAP net income or stockholders’ equity.

Note 3. Purchase Accounting

The total estimated purchase price of MFS varies based on the consideration offered under the two transaction scenarios presented. The estimated purchase price under the Maximum Equity Issuance scenarios are based on a 100% equity exchange using an exchange rate of 0.0145 New M-Flex common shares, valued at an average price of $62 per share based on the average closing price for three days before and after the public announcement date of March 29, 2006, for each outstanding share of MFS. As of December 31, 2006, MFS had approximately 658,705,000 common shares outstanding; and 6,312,750 stock options outstanding which will be vested and exercised prior to the closing. The Minimum Equity Issuance scenario assumes the same exchange rate and average price per share; however, under the Minimum scenario, the minority ownership portion, approximating 44% of the shares outstanding, elects to receive cash at S$1.20 (U.S. $0.78). The estimated purchase price is as follows:

	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Purchase of outstanding shares	$595,866	$562,664
Settlement of outstanding options	1,486	1,139
Estimated transaction costs and expenses	9,000	9,907

Total estimated purchase price	$606,352	$573,710

The business combination will be accounted for as a purchase of the shares of MFS held by the non WBL minority shareholders which will result in a partial new basis of accounting at fair value and as an exchange of ownership interest between entities under common control for the WBL portion of the shares of MFS. The fair value of the consideration paid, less an adjustment to reflect WBL’s majority investment at historical basis, has been allocated to the minority ownership portion of the tangible and intangible assets and liabilities of MFS

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

based on their respective fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation. This final valuation and the related purchase price allocation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction, and could differ materially from the amounts estimated below:

	As of December 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Total estimated purchase price at fair value	$606,352	$573,710
Less: excess of fair value over WBL’s historical basis	(270,713)	(252,822)

	335,639	320,888
Less: Book value of net assets acquired at December 31, 2006	(112,436)	(112,436)

Excess purchase price to be allocated	$223,203	$208,452

Preliminary allocation:
Property, plant and equipment	$(1,222)	$(1,222)
Identifiable intangible assets	1,396	1,396
Capitalized debt fees	—	907
Deferred taxes	(35)	(117)
Goodwill	223,064	207,488

Total allocation	$223,203	$208,452

Goodwill

Due to the significant decline in the financial performance of MFS and the decrease in M-Flex’s market value resulting from increased competition and customer price reductions, we may be required to record an immediate goodwill impairment charge as of the date of the consummation of the acquisition of MFS. This potential impairment of goodwill recorded as a result of the MFS acquisition may be up to the entire amount of the goodwill, or $223,064. Goodwill is comprised of the residual amount of the purchase price over the fair value of acquired tangible and intangible assets. Several factors contributed to the significant amount of the purchase price being allocated to goodwill including: MFS does not enter into any long-term contractual relationships with OEM customers and contractual relationships are based on short-term purchase orders thus minimizing any customer relationship value or contractual backlog. MFS does not have any marketing related intangibles such as trademarks, internet domains or non-competition agreements; MFS does not have any contract based intangible assets such as royalty or license agreements; and goodwill balance includes acquirer specific synergy value including the value of the acquired MFS workforce when combined with the Company’s operations.

Pursuant to Financial Accounting Standards Board No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), we are required to test goodwill for impairment annually or more often if events or changes in circumstances indicate that the asset might be impaired. SFAS 142 provides for a two-stage approach to determining whether and by how much goodwill has been impaired. The first stage would require a comparison of the fair value of M-Flex to its net book value. If M-Flex’s fair value is greater than its net book value, then no impairment is deemed to have occurred. If M-Flex’s fair value is less than its net book value, then the second stage of SFAS 142 must be completed to calculate the amount, if any, of actual impairment. The second stage determines the impairment charge, if any, by estimating the fair value of all other assets and liabilities of the reporting unit and comparing the amount to the net book value. No such amounts are determinable as of the date of this filing.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Identified intangible assets

Identified intangible assets are expected to include developed technology, marketing and customer relationships, and customer backlog and will be amortized over their estimated useful lives, which are expected to range from 6 months to 3 years.

Note 4. Unaudited Pro Forma Combined Adjustments

The following additional adjustments are required to properly reflect the pro forma combination of M-Flex and MFS:

d)	Adjustment to eliminate revenues and cost of sales recognized by M-Flex of $25,000 related to sales to MFS during the year ended September 30, 2006. The gross margin on these sales was 15%. There were no related sales for the three months ended December 31, 2006. As of December 31, 2006, adjustment reflects the elimination of the receivable from MFS in the amount of $221,000 which is expected to be paid in full prior to the close of the transaction.

e)	Represents the interest cost and debt fee amortization related to the credit facility required to make cash payments under the Minimum Equity assumption which requires M-Flex to pay the MFS Singapore minority shareholders a total of $232.9 million for their shares, which includes amounts paid to option holders for exercised stock options. Total debt required under the Minimum Equity assumption is assumed to be $232.9 million. The presumed interest rate is 5.9% and 6.3% for the fiscal year ended September 30, 2006 and the three month period ended December 31, 2006, respectively, which is equivalent to the 3 month SIBOR plus 0.9%. Under the Maximum Equity scenario, no debt is required. Accordingly, there is no adjustment for interest costs.

f)	Represents the shares of M-Flex issued under the Maximum and Minimum Equity scenarios. See Note 5.

g)	Adjustment to exclude from general and administrative expenses $793,000 and $288,000 of transaction costs expensed by MFS during the fiscal year ended September 30, 2006 and three month period ended December 31, 2006, respectively related to this transaction.

h)	Represents additional depreciation and amortization related to the allocation of the excess purchase price over tangible net assets acquired to property, plant and equipment and identified intangible assets, as described in Note 3. Approximately 90% of the total depreciation adjustment has been allocated to cost of goods sold with the remainder going to general and administrative expenses.

i)	Reflects $907,000 of capitalized debt origination fees associated with the Minimum Equity scenario, which will be amortized into interest expense over a four year period. Capitalized debt fees under the Maximum Equity scenario are immaterial. Additionally, represents an adjustment for $6.2 million of transaction costs that were deferred on M-Flex’s balance sheet in other non-current assets. Such costs were reclassified as part of the allocation of excess purchase price, as described in Note 3.

j)	Represents the allocation of excess purchase price over tangible net assets acquired to goodwill and identified intangible assets, as described in Note 3.

k)	Reflects the issuance of long-term debt necessary to complete the transaction. Required debt under the Minimum Equity scenario is assumed to be $232.9 million; while required debt under the Maximum Equity scenario is assumed to be $0.

l)	Represents an adjustment for the tax effect on MFS’ historical financial results and related unaudited pro forma adjustments at the statutory U.S. tax rate of 38% for the year ended

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

September 30, 2006 and three month period ended December 31, 2006 for M-Flex related adjustments and the statutory Singapore tax rate of 20% for the year ended September 30, 2006 and three month period ended December 31, 2006 for MFS related adjustments. Additionally, this adjustment includes $421,000 and $92,000 of assumed additional U.S. tax on MFS income during the year ended September 30, 2006 and three month period ended December 31, 2006, respectively, as a result of higher U.S. tax rates.

m)	Represents transaction costs payable incurred by M-Flex.

Note 5. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and three months ended December 31, 2006 (in thousands):

	For the Year Ended September 30, 2006		For the Three Months Ended December 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
M-Flex historical weighted average shares used in computing basic net income per share	24,354	24,354	24,453	24,453
Shares of New M-Flex Stock issued in exchange for shares of MFS	9,654	5,285	9,654	5,285

Pro forma weighted average shares used in computing basic net income	34,008	29,639	34,107	29,738
Dilutive shares included in historical calculation	962	962	758	758

Pro forma weighted average shares used in computing diluted net income	34,970	30,601	34,865	30,496

Note 6. Minimum Acceptance Assumption

Assuming only 64% of MFS shareholders accept the terms of the Offer, the pro forma combined net income would decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease, when compared to pro forma combined net income, is also assumed to be a result of an increase in depreciation expense from depreciation of property, plant and equipment, as well as partially offset by a decrease in amortization expense for intangibles, as the fair value assigned to these assets would also change due to the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less cash consideration would be required to purchase the outstanding shares of MFS held by shareholders other than WBL. Accordingly, the debt required to finance the transaction and associated interest expense would also be lower than had 100% of the MFS shareholders accepted the Offer.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

The following is a summary of the detailed unaudited pro forma condensed statement of operations comparing the 100% acceptance scenario to the 64% acceptance scenario.

	For the year ended September 30, 2006
	Maximum Equity			Minimum Equity
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Combined Statement of Operations
Net sales	$711,321	$—	$711,321	$711,321	$—	$711,321

Impacts on operating income
Reduction in depreciation and amortization expense		(237)			(237)

Operating income	83,945	237	84,182	83,945	237	84,182

Impacts on net income
Decrease in net income due to minority interest		6,543			6,543
Reduction in interest expense due to reduction in debt		—			(11,217)
Reduction in depreciation and amortization expense		(237)			(237)
Change in tax impact on the pro forma adjustments		47			4,310

Net income	$58,397	$6,353	$52,044	$49,754	$(601)	$50,355

Basic income per share	$1.72	$0.02	$1.70	$1.68	$(0.02)	$1.70
Diluted income per share	$1.67	$0.02	$1.65	$1.63	$(0.02)	$1.65

	Maximum Equity			Minimum Equity
	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2006
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Combined Statement of Operations
Net sales	$180,532	$—	$180,532	$180,532	$—	$180,532

Impacts on operating income
Reduction in depreciation and amortization expense		(59)			(59)

Operating income	12,216	(59)	12,275	12,216	(59)	12,275

Impacts on net income
Decrease in net income due to minority interest		2,003			2,003
Reduction in interest expense due to reduction in debt		—			(2,981)
Reduction in depreciation and amortization expense		(59)			(59)
Change in tax impact on the pro forma adjustments		12			1,144

Net income	$9,319	$1,956	$7,363	$7,021	$107	$6,914

Basic income per share	$0.27	$0.03	$0.24	$0.24	$0.01	$0.23
Diluted income per share	$0.27	$0.04	$0.23	$0.23	$0.00	$0.23

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Total assets on the pro forma combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease in recorded goodwill as well as a decrease in fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the transaction under the Minimum Equity scenario will also be lower than had 100% of the MFS shareholders accepted the Offer.

The following is a summary of the unaudited pro forma condensed balance sheet comparing the 100% acceptance scenario to the 64% acceptance scenario.

	As of December 31, 2006
	Maximum Equity			Minimum Equity
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Balance Sheet Data
Cash and cash equivalents	$67,063	$—	$67,063	67,063	$—	$67,063

Total working capital	190,345	—	190,345	190,345	—	190,345

Impacts on total assets
Increase in property, plant and equipment		(973)			(973)
Reduction in goodwill		197,522			182,709
Reduction in capitalized debt fees, current and long term		—			703
Reduction in intangible assets		1,112			1,112

Total assets	$738,174	$197,661	$540,513	$723,505	$183,551	$539,954

Impacts on long-term debt
Reduction in shares exchanged		$—			185,570
Reduction in cash price per share from S$1.20 to S$1.15		—			1,973

Long-term debt, net of current portion	—	—	—	232,944	187,543	45,401

Impacts on shareholders’ equity
Reduction of shares exchanged		197,633			(4,098)
Increase in minority interest		40,477			40,477

Shareholders’ equity	$570,830	$238,110	$332,720	$323,135	$36,379	$286,756

RELATED PARTY TRANSACTIONS AND

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

Interests of M-Flex’s Directors, Officers and Stockholders

We have entered into indemnification agreements with each of our executive officers, directors and certain other employees. In addition, our executive officers and directors are indemnified under Delaware General Corporation Law and our bylaws to the fullest extent permitted under Delaware law.

We have an insurance policy covering our directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We have a $750,000 deductible under our insurance policy.

As discussed above under “Beneficial Ownership,” WBL and its affiliated entities beneficially own 60% of the outstanding common stock of M-Flex. Mr. Choon Seng Tan, the Chief Executive Officer of WBL, and Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, are members of our Board of Directors. WBL beneficially owns approximately 14,817,052 shares of M-Flex common stock through two of its subsidiaries, United Wearnes Technology Pte Ltd, or UWT, and Wearnes Technology Pte Ltd, or WT. Of the 14,817,052 shares beneficially owned by WBL, 3,000,000 shares are held by UWT and 11,817,052 shares are held by WT. WT is a 99.97% owned subsidiary of WBL and UWT is a 60% owned subsidiary of WT.

During the summer of 2005, we had several discussions with representatives of WBL regarding the terms of our Stockholders Agreement dated June 4, 2004 with WT, UWT and WBL that was entered into in connection with our initial public offering. In connection with those discussions, WBL expressed its desire to amend the terms of the Stockholders Agreement to, among other things, eliminate provisions regarding its ability to elect one-third of the board, eliminate the prohibition against it purchasing our shares and add certain affirmative covenants, principally that we would not hire a new Chief Executive Officer, or sell securities that would result in diluting WT’s and UWT’s ownership to below 50% of our outstanding shares, without the consent of WBL. In consideration of these changes, WBL offered to extend additional manufacturing space to us. In order to evaluate the appropriateness of these requests, our Special Committee asked its outside advisors to research other companies with majority stockholder relationships to determine whether the terms of the existing Stockholders Agreement were customary. On September 26, 2005, the Special Committee convened a meeting to discuss these matters with representatives of WBL. In October 2005, the Special Committee approved an amendment to the Stockholders Agreement to put into effect the new terms described below.

On October 25, 2005, we entered into an Amended and Restated Stockholders Agreement with WBL, WT and UWT. The amended agreement provides, among other things, that:

•

The historical right of the WBL entities to recommend to the Nominating Committee for nomination as a director up to one-third of the Board was eliminated, as were certain previous restrictions on the ability of those entities to purchase additional shares of the Common Stock, to enter into financing arrangements that might indirectly affect us, and to vote their shares to remove the bylaw provision requiring that a majority of the Board be independent;

•

WBL will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective stock ownership below a majority of our shares outstanding; and

•

WBL will, for a period of two years and thereafter subject to the parties’ mutual agreement, use reasonable efforts to provide us with access to excess manufacturing facilities and packaging capacity while our manufacturing facilities are being expanded.

The agreement will terminate when WT, UWT and WBL in aggregate no longer own at least one-third of M-Flex’s outstanding common stock, measured on a fully diluted basis.

In November 2003, we executed a $25 million credit facility with Norddeutsche Landesbank Girozentrale which was guaranteed in full by WBL. In connection with our initial public offering, the credit facility was reduced to $15 million and WBL’s guarantee was reduced to an amount equal to the percentage of the outstanding stock owned by WBL, subject to a minimum guarantee of 40% of the outstanding balance of the credit facility. During fiscal year 2006, this credit facility was amended to, among other things, eliminate the WBL guarantee. As of December 31, 2006 and March 31, 2007, we had $4 million and $2 million, respectively, outstanding balance on this line of credit.

From time to time, we make sales to and purchases from WBL and its affiliates. During the fiscal year ended September 30, 2006, we sold products and materials for $25,000 to these entities. For the fiscal quarter ended December 31, 2007, we sold products and materials for $0 to these entities. As of September 30, 2006, we owed a total of $417,000 to WBL and its affiliates, and WBL and its affiliates owed us a total of $267,000. As of March 31, 2007, we owed a total of $440,000 to WBL and its affiliates and WBL and its affiliates owed us a total of $267,000. We believe that the commercial transactions described above were made or entered into on terms that are no less favorable to us than those we could obtain from unaffiliated third parties.

We file a combined California income tax return with Wearnes Hollingsworth Corporation, an affiliate of WBL, pursuant to a tax sharing agreement. The tax sharing agreement provides that we will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the fiscal year ended September 30, 2006, we made no payment to Wearnes Hollingsworth Corporation pursuant to the tax sharing agreement. For the fiscal quarter ended March 31, 2007, no services were provided under this agreement.

Management fees may be charged to us by an affiliate of WBL, pursuant to a Corporate Services Agreement between us and such entity. Under this agreement, we may be billed for services on a time and materials basis. For the fiscal year ended September 30, 2006, no services were provided under this agreement.

In considering the recommendation of our Special Committee and our Board of Directors regarding the transaction, holders of our common stock should be aware that certain directors of M-Flex have interests in the transaction that differ from those of other stockholders of M-Flex, as described below. Our Board of Directors, including the members of the independent Special Committee of the Board of Directors that has withdrawn its approval for and has recommended against the Offer, were aware of these matters and considered them in withdrawing its approval for the transaction and recommending that the holders of our common stock vote against the issuance of New M-Flex shares pursuant to the Offer.

Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL are members of our Board of Directors. As a result of their interests in WBL, Mr. Tan and Dr. Lim may be more likely to support the Offer than if this interest did not exist.

WBL and its affiliated entities beneficially own approximately 60% of our outstanding common stock and approximately 56% of MFS’ outstanding ordinary shares. On March 29, 2006, in connection with the announcement of the Offer WBL executed an irrevocable undertaking, to which M-Flex and MFS were beneficiaries, that required WBL to accept the Offer, elect to receive stock consideration with respect to all MFS ordinary shares held by it or its subsidiaries or nominees in the Offer, and not to support any competing transaction. In addition, the undertaking included a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at our Special Meeting. The undertaking, including the proxy, expired on December 31, 2006.

M-Flex is uncertain at this time whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

On March 30, 2006, Mr. Pang Tak Lim and Mr. Lester Wong, directors and shareholders of MFS, each gave us an irrevocable undertaking requiring them to accept the Offer with respect to all MFS ordinary shares held by them, and not to support any competing transaction. However, these undertaking agreements expired on December 31, 2006. Mr. Pang is currently MFS’ Managing Director. As mentioned above, Mr. Wong is currently the Chief Financial Officer of WBL.

Interests of MFS’ Directors, Executive Officers and Shareholders

As mentioned above, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and a director of MFS respectively, gave irrevocable undertakings (collectively, the PTL and LW Undertakings) to us to accept the Offer in respect of the number of MFS Shares held by him or his nominees. However, these undertaking agreements expired on December 31, 2006. As of March 30, 2007, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares	As percentage of the total issued share capital of MFS
Mr. Pang Tak Lim	8,113,500	1.2%
Mr. Lester Wong	750,000	0.1%

The PTL and LW Undertakings to accept the Offer lapsed when the Offer did not occur by December 31, 2006. Apart from Mr. Pang Tak Lim and Mr. Lester Wong, none of the other directors or executive officers of MFS have given any undertakings in respect of the Offer.

In addition, MFS and Mr. Pang Tak Lim are parties to a service contract pursuant to which Mr. Pang Tak Lim serves as MFS’ Managing Director. The agreement expires on October 1, 2007. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

Acceleration of Options

As of March 30, 2007, there were options outstanding with respect to approximately 6.3 million MFS ordinary shares granted under the MFS Share Option Scheme, or MFS ESOS. As of March 30, 2007, Mr. Pang Tak Lim held 796,000 options under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. If the transaction proceeds, the rules of the MFS ESOS provide that in the event of a take-over offer being made for MFS, the holder of an unexercised option under the MFS ESOS will be able to exercise options then held, in full or in part, in the period commencing on the date on the Offer becomes or is declared unconditional, and ending on the earlier of (i) the expiry of six months thereafter or (ii) the date of the expiry of the relevant option period (as set out in the MFS ESOS rules) (the “Relevant Acceleration Period”). Any option unexercised at the end of the Relevant Acceleration Period shall lapse provided that if M-Flex becomes entitled or bound to exercise rights of compulsory acquisition under Section 215 of the Singapore Companies Act (Cap.50) during the Relevant Acceleration Period, and accordingly gives notice to holders of options that it intends to exercise its right of compulsory acquisition on a specified date, or Compulsory Acquisition Date, the options remain exercisable until the earlier of (i) the Compulsory Acquisition Date or (ii) the expiry of the relevant option period (as set out in the MFS ESOS). If the right of compulsory acquisition is exercised, any option not exercised by the Compulsory Acquisition Date shall lapse. If the right of compulsory acquisition has not been exercised or performed, the options shall remain exercisable (subject to the MFS ESOS rules) during the Relevant Acceleration Period.

Interests of WBL’s Directors and Executive Officers

As discussed above, the major shareholder of both M-Flex and MFS is WBL, which is listed on the Singapore Exchange Securities Trading Limited, or SGX-ST. WBL beneficially owns approximately 60% of our common stock and approximately 56% of the ordinary shares of MFS. WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of New M-Flex common stock) and 67% (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive cash and the number who elect to receive New M-Flex common stock. In connection with the announcement of the Offer, WBL signed an irrevocable undertaking agreement to tender all of its MFS shares in the Offer and agreed to accept stock of New M-Flex and not cash. WBL also agreed not to support any competing transaction. In addition, the undertaking included a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at our Special Meeting. The WBL undertaking agreement, including the proxy, expired when the Offer did not close on December 31, 2006. MFS Director Soh Yew Hock is an Executive Director of WBL. MFS Director Lester Wong is the Chief Financial Officer of WBL. As a result of their interests in WBL, Mr. Soh, Mr. Wong and Mr. Pang may be more likely to vote to approve the Offer and recommend that MFS shareholders tender their shares in the Offer than if these interests did not exist.
WBL’s undertaking agreement to vote its M-Flex shares in favor of the transaction terminated on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

Lawsuits Against Related Parties

On October 11, 2006, M-Flex filed suit in the U.S. District Court for the Central District of California against the Stark hedge funds asserting claims for violation of Section 13(d) of the Securities Exchange Act of 1934 in connection with the Stark hedge funds’ SEC filings and undisclosed market activities and stock positions with respect to M-Flex common stock. We amended our initial complaint on November 1, 2006. The amended complaint sought a declaration that the Stark hedge funds are in violation of the federal securities laws and sought an injunction to enjoin the Stark hedge funds from voting their M-Flex shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws. On December 4, 2006, the court granted this motion and gave M-Flex until December 26, 2006 to amend its complaint against them. M-Flex determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them was dismissed.

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court of the State of Delaware against M-Flex, M-Flex’s Special Committee and Philip A. Harding asserting claims for declaratory and injunctive relief, as well as damages. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. On March 30, 2007, M-Flex announced that the Special Committee determined to comply with the ruling of the SIC to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

Interests of Overseas Chinese Banking Corporation

In connection with the Offer, we expect to enter into credit facilities with Overseas Chinese Banking Corporation, or OCBC. OCBC and its affiliates are substantial stockholders in WBL. For a description of the terms of these facilities, see “Financing Arrangements” on page 158.

TERMS AND CONDITIONS OF THE OFFER

General

This Proxy Statement/Prospectus pertains to a transaction in which M-Flex, through a newly formed holding company, would pursuant to the Offer made in accordance with the applicable laws, rules and regulations of Singapore and the Takeover Code, offer to purchase all of the issued and outstanding ordinary shares of MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited, and the Reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex. One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex stock. If the closing does not occur, M-Flex would not complete the Reorganization. Although the Special Committee and the Board of Directors of M-Flex (with Dr. Lim and Mr. Tan abstaining) originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations.

THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS STRONGLY RECOMMEND THAT OUR STOCKHOLDERS VOTE AGAINST THE OFFER. If the transaction proceeds against the recommendation of our Special Committee and Board of Directors, MFS shareholders who elect to accept the Offer will be entitled to receive, at their election, either stock consideration or cash consideration, but not both. The amount of the consideration is set forth below.

Timing of the Offer

Under the Takeover Code, in general an offer must be completed within 60 days of the date of posting of the Offer Document/Prospectus.

M-Flex’s obligation to make the Offer under the Takeover Code is subject to the satisfaction or waiver, as applicable, of the pre-conditions to the Offer, which are set forth below.

Pre-conditions Under Singapore Laws, Rules and Regulations to the Making of the Offer

No offer is being made to shareholders of MFS at this time under Singapore laws, rules and regulations and the Takeover Code, and nothing contained in this registration statement on Form S-4 shall indicate otherwise. If M-Flex resolves all outstanding comments with the SEC and if the registration statement is declared effective prior to June 30, 2007, then M-Flex currently intends to commence the Offer as soon as practicable after the registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other pre-conditions described below are satisfied or, if applicable, waived. At that time, M-Flex, through its Singapore-based investment banking advisor, DBS Bank Ltd, would announce the Offer in Singapore and the Offer Document/Prospectus, which is included in the registration statement on Form S-4 of which this Proxy Statement/Prospectus forms a part, would be mailed to the holders of MFS shares. The Offer will be made only through the distribution of the Offer Document/Prospectus to the holders of MFS shares in accordance with both U.S. and Singapore laws, rules and regulations and the Takeover Code. The other pre-conditions to the making of the Offer are as follows:

•

No Injunctions. No relevant authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•

make the Offer, its implementation or outcome, or the acquisition of any MFS shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•

require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•

impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•

other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•

require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•

otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%;

•

No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•

any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•

any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Employee Stock Option Scheme) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends);

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time)

•	No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•

no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

•	Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•

authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•

transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•

except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

•

amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006; and/or

•

issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

•

Approval of the Shareholders of WBL. All resolutions as may be necessary or incidental to approve the acceptance of the Offer in respect of all the MFS Shares held by WBL or its subsidiaries or nominees (other than the Offeror), and to tender such MFS Shares pursuant to acceptance of the Offer having been passed at a general meeting of WBL;

WBL’s undertaking agreement to vote its M-Flex shares in favor of the transaction terminated on December 31, 2006. M-Flex is uncertain as to how WBL intends to vote on the transaction. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

If M-Flex has not resolved all outstanding comments with the SEC and the registration statement has not been declared effective or the above pre-conditions are not satisfied or, if applicable, waived by M-Flex (in its discretion) on or before June 30, 2007, then the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may waive in whole or in part any of the above pre-conditions other than the effectiveness of the registration statement. M-Flex may only invoke the above pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

Applicability of the Offer to All Holders of MFS Ordinary Shares

If the Offer is made, the Offer would be extended, on the same terms and conditions, with respect to:

•	all the issued MFS shares, including MFS shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with us in connection with the Offer; and

•	all new MFS shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options, to subscribe for new MFS shares granted under the MFS ESOS.

Conditions to the Closing of the Offer

M-Flex is uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. If the Offer proceeds, the closing of the Offer is subject to various specified conditions being satisfied or, if applicable, waived, including among others:

•

M-Flex having received, by the close of the Offer, valid acceptances in respect of such number of MFS shares which will result in M-Flex (together with persons acting or deemed to be acting in concert with it) holding such number of MFS shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer, of options granted under the MFS ESOS);

•	The approval of our stockholders for the issuance of shares of New M-Flex common stock in connection with the Offer being obtained at our Special Meeting;

•

In addition, the closing of the Offer will be subject to the satisfaction or waiver of the following additional closing conditions, as well as such other conditions as may be imposed by M-Flex after prior consultation with the SIC:

•

No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•

make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•

require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•

impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•

other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•

require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•

otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

•

No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•

any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•

any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Share Option Plan) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends); and/or

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

•	No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•

no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

•	Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•

authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•

transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•

except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

•

amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•

issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

•

Approval of Stockholders of M-Flex. All resolutions as may be necessary or incidental to approve, implement and effect the Offer, the acquisition of any of the shares of MFS pursuant to the Offer having been passed at the Special Meeting of the stockholders of M-Flex.

WBL’s undertaking agreement to vote its M-Flex shares in favor of the transaction terminated on December 31, 2006. M-Flex is uncertain as to how WBL intends to vote on the transaction. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

Consideration to be Received in the Offer; Treatment of Stock Options

Consideration to be Offered to MFS Shareholders

If the conditions to the making and closing of the Offer are satisfied, MFS shareholders who tender their MFS shares would receive at their election either cash or stock consideration as follows for each surrendered share:

Stock Consideration: of 0.0145 shares of New M-Flex common stock

OR

Cash Consideration: (denominated in Singapore dollars) equal to either:

•

S$1.15 (approximately U.S. $0.[    ] based on an exchange rate of U.S. $1.00 for each S$[        ], as reported on Bloomberg on [                    ], 2007) per share if less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the Offer) are tendered in the Offer;

or

•

S$1.20 (approximately U.S.$0.[    ] based on an exchange rate of U.S. $1.00 for each S$[        ], as reported on Bloomberg on [                    ], 2007) per share if 90% or more of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the Offer) are tendered in the Offer.

On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration. MFS shareholders (other than WBL) may elect to receive either stock consideration or cash consideration, but not both. MFS shareholders who elect to take the stock consideration would be required to agree not to sell any of the stock consideration for a period of six months after the closing of the Offer, if it closes.

The MFS shares to be acquired by M-Flex would be fully paid and free from all liens, charges, pledges and other encumbrances and together with all rights, benefits and entitlements attached thereto.

Treatment of Options

At March 30, 2007, there were options outstanding with respect to approximately 6.3 million MFS ordinary shares granted under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, we will not make an offer to acquire unexercised options.

Exchange of Certificates

If the transaction proceeds against the recommendation of our Special Committee and Board of Directors, an exchange agent would be appointed before the closing of the Offer to handle the exchange of MFS stock certificates for certificates representing shares of New M-Flex common stock. Promptly after the closing of the Offer, if it closes, the exchange agent would send a letter of transmittal to each former MFS shareholder explaining the procedure for surrendering MFS stock certificates in exchange for certificates representing the number of shares of New M-Flex common stock into which the shares of MFS common stock were converted in the Offer. A former MFS shareholder should, if required, complete the substitute IRS Form W-9 included with the letter of transmittal to avoid possible backup withholding tax on cash. In addition, in order to receive shares of New M-Flex common stock, each holder of MFS shares tendering his or her shares would be required to execute a lock-up agreement in the form attached hereto as Annex D pursuant to which he or she agrees not to sell any shares that they have acquired in the transaction for a period of six months from the closing of the transaction.

After the completion of the Offer, if it closes, each certificate with respect to MFS shares that is held by an MFS holder who accepted the Offer would only represent the right to receive either cash or shares of our common stock into which those shares of MFS common stock have been converted pursuant to the Offer. Our stockholders need not exchange their stock certificates.

Fractional Shares

If the transaction proceeds against the recommendation of our Special Committee and Board of Directors, fractions of shares of New M-Flex common stock will not be issued to any holder of MFS shares who accepts the Offer and fractional entitlements will be disregarded.

Compulsory Acquisition

If the transaction closes and we acquire 90% of MFS shares (excluding any shares held, or deemed to be held, by us or our related corporations or their respective nominees at the time of the Offer), we may by notice, which must be sent within two months of our achieving the 90% threshold, require under Section 215 of the Singapore Companies Act (Cap.50), those shareholders who have not accepted the Offer to sell their shares to us. Any such shareholder may apply to the Singapore courts, within one month of the date on which we gave the notice, to have the acquisition of such shares stopped. If no application is made, or if an application is made but the court does not order otherwise, we would be entitled and bound to acquire those shares.

MATERIAL AGREEMENTS PERTAINING TO THE TRANSACTION

Description of WBL Undertaking Agreement

In connection with the announcement of our intention to make the Offer to acquire MFS, WBL entered into an agreement pursuant to which WBL agreed to support the Offer. In particular, the agreement, which was entered into on March 29, 2006, provided that WBL agreed as follows:

•	to accept the Offer in respect of the number of shares of MFS that it holds, directly or indirectly, through its subsidiaries;

•	to elect to receive stock consideration in the Offer in lieu of any cash consideration;

•

not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith; and

•

to cause all shares of our common stock owned or controlled by WBL directly or through its subsidiaries, to be counted at any meeting of our stockholders for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of New M-Flex common stock in the Offer and against any Competing Transaction.

Because the Offer did not close by December 31, 2006, WBL’s obligations under the undertaking agreement, in which WBL agreed to vote its M-Flex shares in favor of an acquisition by M-Flex of MFS, terminated. Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the Offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it had no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the Offer. However, WBL informed M-Flex that it can no longer rely on the waiver, and that it must now seek its stockholders’ approval to accept or reject the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

As of March 30, 2007, WBL and its subsidiaries beneficially held approximately 56% of the outstanding ordinary shares of MFS and approximately 60% of M-Flex’s outstanding common stock.

Description of Pang Tak Lim’s and Lester Wong’s Undertaking Agreements

In connection with the announcement of our intention to make the Offer, each of Mr. Pang Tak Lim, or PTL, and Mr. Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each agreed to accept the Offer in respect of the number of shares of MFS held by him.

As the Offer was not made by December 31, 2006, these agreements terminated. As of March 30, 2007, PTL and LW collectively beneficially owned 1.3% of the outstanding ordinary shares of MFS.

Lock-Up Agreement with MFS Shareholders

If the transaction proceeds, the shares of New M-Flex common stock issued to the MFS shareholders would, on issue, be credited as fully paid and shall rank pari passu in all respects with the existing shares of our common stock, except that any MFS shareholder (including any MFS shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the stock consideration would be required, as a condition thereof, to execute the Lock-Up Agreement agreeing not to sell any of the shares of New M-Flex common stock received as Stock Consideration for a period of six months after the closing of the Offer. A copy of the form of Lock-Up Agreement is set forth in Annex B.

F INANCING ARRANGEMENTS

The estimated total amount of funds necessary to finance the Offer and the related transactions will be between approximately U.S. $0 and U.S. $240.2 million, depending on the number of MFS shares tendered and the percentage of shares tendered for the cash consideration. The Special Committee assumed in approving the Offer in March 2006 that all or substantially all of the shares of MFS, other than those held by WBL, would be tendered for cash, and thus it was highly likely that all of the U.S. $240.2 million in cash consideration would be paid. This range of funds was based on the number of minority shareholders receiving cash, combined with the estimated transaction costs of U.S. $2.5 million. The lower end of the range of U.S. $0 assumes that all of the minority shareholders select M-Flex common stock in exchange for MFS shares and all unpaid transaction costs will be funded from existing cash resources of M-Flex. The upper end of the range of U.S. $240.2 million assumes that all of the minority shareholders select cash in exchange for MFS shares. The exchange rate if all of the MFS minority shareholders selected cash would be S$1.20. This per share amount was translated at the exchange rate of U.S. $0.66 per Singapore Dollar as of March 30, 2007. Thus, the per share cash price as of March 30, 2007 was U.S. $0.79. The foregoing analysis was based on a potential maximum number of shares that would be exchanged for cash of 300.5 million as of March 30, 2007, consisting of 294.2 million MFS shares held by minority shareholders and outstanding options exercisable into 6.3 million MFS shares which would vest upon completion of the transaction and thus would be assumed to be exchanged for cash. Consequently, the upper end of the range of U.S. $240.2 million was determined by multiplying the 300.5 million total MFS shares that would be exchanged for cash by the per share cash price of U.S. $0.79 for a total disbursement of U.S. $237.7 million, plus the estimated $2.5 million in unpaid transaction costs.

It is anticipated that these funds will be provided from existing cash resources of M-Flex and the proceeds from a term loan from Overseas Chinese Banking Corporation, or the Lender, as described below.

Term Loan Facility

M-Flex has received a preliminary non-binding term sheet for a Facility Agreement, or Facility, from the Lender to finance the acquisition of MFS Technology Ltd. The Lender and its affiliates are substantial stockholders in WBL. The term sheet provides that the Lender, if the term sheet is accepted and subject to certain specified conditions discussed below, will enter into definitive agreements to provide an amount up to U.S. $230 million to M-Flex Cayman Acquisition Company, or M-Flex Cayman, a company to be incorporated in the Cayman Islands. The guarantor of the Facility is M-Flex. The Facility includes a term loan facility, or TLF, and an interest rate swap, or swap, both of which are available for up to 18 months from the date of the Facility, or the Availability Period. The TLF is for up to U.S. $230 million and the swap is for up to U.S. $150 million. The drawdown is a minimum amount of U.S. $20 million and in incremental integral multiples of U.S. $5 million during the Availability Period. The final maturity occurs three years from the date of the first drawdown, or the Final Maturity Date subject to a one year extension. Repayment occurs on the Final Maturity Date. In addition, the Lender may transfer its rights and obligations under this Facility without prior consent of any party.

The Facility is subject to a front end fee equal to 0.25% on the TLF amount, or Front End Fee, and is payable to the Lender in two installments:

(i)	half the Front End Fee shall be paid upon the signing of the Facility; and

(ii)	half shall be paid on the first drawdown of the Facility.

In addition, all Front End Fees paid to the Lender are non-refundable. There also is a commitment fee in the amount of 0.125% of the undrawn amounts per annum from the first date that the drawdown can be made under the Facility to the date of drawdown. The commitment fee is payable quarterly in arrears. Further, M-Flex Cayman can terminate unfunded commitments at any time.

The TLF and swap will bear interest at U.S. $ SIBOR plus 1.1% per annum for the relevant interest period selected. Interest shall be calculated based on an actual number of days and a 360 day-year and is payable at the end of each interest period. The interest period of one, two, three or six months or the Interest Period, may be selected by M-Flex Cayman subject to the market availability of funds.

Voluntary prepayment can be made in whole or in part at the end of each interest payment period and is subject to the following conditions, subject to certain exceptions:

•

Prepayment is subject to a penalty charge of 0.25% on the amount prepaid; provided no prepayment penalty is payable if internal sources of funds, either from operations or funds not related to external debt borrowings, are used; and

•	10 days’ prior written notice to be delivered to the Lender.

In addition, any prepayment during the initial 12 months may be subject to a prepayment fee of 0.125% of the amount prepaid. Any prepayment must be in a minimum amount of U.S. $5 million and integral multiples of U.S. $1 million thereof. Amounts prepaid will not be available for redrawing.

M-Flex Cayman may request to extend the Facility for one year no later than 60 days prior to the 3rd anniversary of the date of the Facility Agreement. Such request of an extension will be subject to agreement of the Lender. Upon agreement by the Lender to this extension, the Final Maturity Date will be extended to the 4th anniversary of the Facility. An extension fee will be determined prior to the third anniversary of the Facility and mutually agreed to by M-Flex Cayman and the Lender.

Covenants and Undertakings

The Facility includes standard covenants including the following:

•	Application of loan proceeds for permitted purposes only.

•	M-Flex must maintain its listing on the Nasdaq or such other stock exchange as deemed acceptable by the Lender throughout the term of this Facility.

•	Negative pledges for both M-Flex Cayman and M-Flex.

•	No change in core business for both M-Flex Cayman and M-Flex.

•	No material disposal and/or sale of assets, undertakings, revenues such that it will have a material adverse impact on M-Flex Cayman’s ability to meet its obligations under the Facility.

Certain of the covenants will be subject to an appropriate materiality qualifier or test to be determined and mutually agreed.

Financial Covenants

The Facility is governed by the following financial covenants to be undertaken by M-Flex based on audited consolidated financial statements dated September 30, 2006 and thereafter:

•

Minimum Tangible Stockholders Equity of U.S. $80 million or 20% below actual*, whichever is higher (tangible stockholders equity shall mean aggregate shareholders funds less any intangibles assets, goodwill and minority interest).

•	Minimum Current Ratio of 1.0 times or 20% below actual*, whichever is higher (current Ratio shall mean consolidated total current assets divided by consolidated total current liabilities).

•

Maximum ratio of Total Liabilities to Tangible Stockholders Equity of 5:1 or 20% above actual*, whichever is lower (total liabilities shall include the aggregate outstanding principal, capital or nominal amount of the indebtedness, obligations, liabilities, and contingent liabilities all as shown in the accounts of M-Flex Cayman and its subsidiaries, provided that no liability shall be included in a calculation of Consolidated Total Liabilities more than once).

•	Maximum ratio of Total Debt to EBITDA of 5:1 times or 20% above actual*, whichever is lower (EBITDA means earnings before interest expense, taxes, depreciation and amortization).

•	Maximum ratio of Total Debt to Tangible Stockholder Equity of 3:1 or 20% above actual*, whichever is lower.

*    actual amounts/covenants to be calculated and advised financial results of the fiscal year ended September 30, 2007 or the subsequent quarterly financial statements for the quarter in which the Offer closes. The calculations for determining compliance with all financial covenants will exclude the effect of any one time costs or expenses, write-offs and other non-recurring events that would otherwise be included in the calculation of such financial covenants.

Financial covenants shall be computed based on the immediately preceding four calendar quarters and shall be tested quarterly pending closing of the Offer and thereafter semi-annually based on the semi-annual consolidated financial statements dated March 31 and annual consolidated financial statements dated September 30 of each financial year.

Additional Conditions

Additional conditions to this Facility include that WBL is to remain the single largest beneficial shareholder of M-Flex throughout the duration of the Facility. Further, the U.S. $230 million TLF can be assigned and transferred to a new Lender without the consent of M-Flex Cayman, subject to certain limitations.

Events of Default

The Facility contemplates standard events of default for a financing transaction of this type and will include, without limitation, payment default and cross default to other debts of M-Flex Cayman and M-Flex.

Material Adverse Change

The Lender will have the right to review the terms of the Facility in the event of any adverse change in the conditions (financial or otherwise), business prospects, results of operations or general affairs of M-Flex Cayman and M-Flex, the economic and financial market conditions (including but not limited to interest rates, stock, money and credit markets) or political conditions in Singapore or the United States or internationally which in the opinion of the Lender may adversely affect the successful completion of the Facility.

Breakfunding Costs

If M-Flex Cayman fails to effect drawdown in respect of the Facility, or satisfy the conditions for advance after the Notice of Drawing has been given by M-Flex Cayman, in addition to the other remedies of the Lender, M-Flex Cayman shall on demand, pay to the Lender such amount as the Lender may certify as necessary to compensate it for any costs incurred by the Lender resulting from M-Flex Cayman’s failure to effect the drawdown or a failure to satisfy the conditions for the advance, including but not limited to losses from reemployment of funds borrowed or contracted for to fund the advance at rates lower than the cost of such funds.

Any breakfunding costs incurred by the Lender, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Lender in its sole discretion) shall be borne by M-Flex notwithstanding that the prepayment or full settlement before the maturity of the Facility is requested by the Lender.

The Revolver

M-Flex has received a preliminary non-binding term sheet for a revolving line of credit, or the Revolver, from the Lender to provide working capital to New M-Flex. The term sheet provides that the Lender, if the term sheet is accepted and subject to certain specified conditions discussed below, will enter into definitive agreements to provide a revolving line of credit of up to U.S. $70 million to New M-Flex. The Revolver is available for up to two years from the date of the Revolver, or the Revolver Availability Period. The drawdown is a minimum amount of U.S. $5 million and in incremental integral multiples of U.S. $1 million during the Availability Period. The final maturity occurs two years from the date of the first drawdown, or the Final Maturity Date. Repayment occurs on the Final Maturity Date. In addition, the Lender may transfer its rights and obligations under this Facility without prior consent of any party.

Revolver

The Revolver contains a commitment fee in the amount of 0.25% of the undrawn amounts; provided that such amount is reduced to 0.125% if more than 50% of the Revolver is drawn.

The Revolver will bear interest at U.S. $ SIBOR plus 1.1% per annum for the relevant interest period selected. Interest shall be calculated based on an actual number of days and a 360 day-year and is payable at the end of each interest period. The interest period of one, two, three or six months or the Interest Period, may be selected by New M-Flex subject to the market availability of funds.

Covenants and Undertakings

The Facility includes standard covenants including the following:

•	Application of loan proceeds for permitted purposes only.

•	M-Flex must maintain its listing on the Nasdaq or such other stock exchange as deemed acceptable by the Lender throughout the term of this Facility.

•	Negative pledges for both M-Flex Cayman and M-Flex.

•	No change in core business for both M-Flex Cayman and M-Flex.

•	No material disposal and/or sale of assets, undertakings, revenues such that it will have a material adverse impact on M-Flex Cayman’s ability to meet its obligations under the Facility.

Certain of the covenants will be subject to an appropriate materiality qualifier or test to be determined and mutually agreed.

Financial Covenants

The Facility is governed by the following financial covenants to be undertaken by M-Flex based on audited consolidated financial statements dated September 30, 2006 and thereafter:

•

Minimum Tangible Stockholders Equity of U.S. $80 million or 20% below actual*, whichever is higher (tangible stockholders equity shall mean aggregate shareholders funds less any intangibles assets, goodwill and minority interest).

•	Minimum Current Ratio of 1.0 times or 20% below actual*, whichever is higher (current Ratio shall mean consolidated total current assets divided by consolidated total current liabilities).

•

Maximum ratio of Total Liabilities to Tangible Stockholders Equity of 5:1 or 20% above actual*, whichever is lower (total liabilities shall include the aggregate outstanding principal, capital or nominal amount of the indebtedness, obligations, liabilities, and contingent liabilities all as shown in the accounts of M-Flex Cayman and its subsidiaries, provided that no liability shall be included in a calculation of Consolidated Total Liabilities more than once).

•	Maximum ratio of Total Debt to EBITDA of 5:1 times or 20% above actual*, whichever is lower (EBITDA means earnings before interest expense, taxes, depreciation and amortization).

•	Maximum ratio of Total Debt to Tangible Stockholder Equity of 3:1 or 20% above actual*, whichever is lower.

*    actual amounts/covenants to be calculated and advised financial results of the fiscal year ended September 30, 2007 or the subsequent quarterly financial statements for the quarter in which the Offer closes. The calculations for determining compliance with all financial covenants will exclude the effect of any one time costs or expenses, write-offs and other non-recurring events that would otherwise be included in the calculation of such financial covenants.

Financial covenants shall be computed based on the immediately preceding four calendar quarters and shall be tested quarterly pending closing of the Offer and thereafter semi-annually based on the semi-annual consolidated financial statements dated March 31 and annual consolidated financial statements dated September 30 of each financial year.

Additional Conditions

Additional conditions to this Revolver include that WBL is to remain the single largest beneficial shareholder of M-Flex throughout the duration of the Revolver. Further, the Revolver can be assigned and transferred to a new Lender without the consent of M-Flex Cayman. Also, New M-Flex must maintain a majority of its operating accounts with the Lender.

Events of Default

The Revolver contemplates standard events of default for a financing transaction of this type and will include, without limitation, payment default and cross default to other debts of New M-Flex.

Material Adverse Change

The Lender will have the right to review the terms of the Revolver in the event of any adverse change in the conditions (financial or otherwise), business prospects, results of operations or general affairs of New M-Flex, the economic and financial market conditions (including but not limited to interest rates, stock, money and credit markets) or political conditions in Singapore or the United States or internationally which in the opinion of the Lender may adversely affect the successful completion of the Revolver.

Breakfunding Costs

If New M-Flex fails to effect drawdown in respect of the Revolver, or satisfy the conditions for advance after the Notice of Drawing has been given by New M-Flex, in addition to the other remedies of the Lender, New M-Flex shall on demand, pay to the Lender such amount as the Lender may certify as necessary to compensate it for any costs incurred by the Lender resulting from New M-Flex’s failure to effect the drawdown or a failure to satisfy the conditions for the advance, including but not limited to losses from reemployment of funds borrowed or contracted for to fund the advance at rates lower than the cost of such funds.

Any breakfunding costs incurred by the Lender, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Lender in its sole discretion) shall be borne by New M-Flex notwithstanding that the prepayment or full settlement before the maturity of the Revolver is requested by the Lender.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The Special Committee of the Board of Directors and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006. They subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006.

Our Board of Directors intends to use this Proxy Statement/Prospectus to solicit proxies from the holders of M-Flex common stock for use at the Special Meeting of its stockholders to be held on [day], [date], 2007, at 9:00 a.m. (Pacific Standard Time), or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614.

These proxy solicitation materials were first mailed on or about [            ] to all our stockholders entitled to vote at the Special Meeting.

Purpose of the Special Meeting

M-Flex stockholders will be asked to consider and vote upon the following three-part proposal (the “Proposal”) at the Special Meeting:

•	to acquire all the issued ordinary shares of MFS in the Offer;

•	to approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex; and

•	to approve the issuance of shares of New M-Flex common stock to shareholders of MFS pursuant to the Offer.

Recommendations of Our Special Committee and Board of Directors

Our Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from our stockholders generally, has withdrawn its recommendation for the Offer and has unanimously determined that the Offer is no longer advisable, is unfair to and is contrary to our best interests and our unaffiliated stockholders and the consideration to be paid for the MFS shares in connection with the Offer is unfair to our unaffiliated stockholders.

In addition, acting on the unanimous recommendation of the Special Committee, the Board of Directors has voted to withdraw its recommendation for the Offer and the related transactions with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, see “Reasons of M-Flex’s Special Committee For and Against the Offer” on page 73.

THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS STRONGLY RECOMMEND THAT YOU VOTE “AGAINST” THE PROPOSAL.

Record Date and Stockholders Entitled To Vote

Our stockholders who hold their shares of record as of the close of business on [                    ], 2007 are entitled to notice of and to vote at the Special Meeting or any postponement or adjournment of the Special Meeting. As of the record date, there were [            ] shares of our common stock outstanding and entitled to vote at the Special Meeting, held by approximately [            ] holders of record. Each share of our common stock is entitled to one vote.

A list of our stockholders entitled to vote at the Special Meeting will be available for review at the Special Meeting and at our executive offices during regular business hours for a period of ten days before the Special Meeting.

Stock Ownership of Management and Certain Stockholders

As of the record date, our directors and officers collectively owned approximately [        %] of the outstanding shares of our common stock.

As of March 30, 2007, WBL beneficially owned approximately 60% of our common stock. At such date, WBL beneficially owned 14,817,052 shares of our common stock through two of its subsidiaries, United Wearnes Technology Pte. Ltd., or UWT, and Wearnes Technology Pte. Ltd., or WT. Of the 14,817,052 shares owned by WBL, 3,000,000 shares are held by UWT and 11,817,052 shares are held by WT. WT is a 99.97% owned subsidiary of WBL and UWT is 60% owned by WT. In addition, WBL currently beneficially owns 56% of the issued ordinary shares of MFS.

In connection with the announcement of the Offer, WBL signed an undertaking pursuant to which it agreed to vote its M-Flex shares in favor of the transaction and agreed to tender all of its MFS shares in the Offer for M-Flex stock and not cash. Following the change of recommendation by our Special Committee, WBL indicated that it remained bound to M-Flex and MFS under the undertaking agreement. Although we offered to release WBL from its obligation to vote for the transaction under the undertaking agreement, MFS declined to offer WBL a similar release. This undertaking agreement expired on December 31, 2006 and M-Flex is uncertain how WBL will vote on the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. We are uncertain as to the precise date that the WBL stockholder vote will occur, we presently believe it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

See “Related Party Transactions and Interests of Certain Persons in the Transaction” on page 144.

Quorum and Vote Required

Quorum

A quorum of our stockholders is necessary to hold a valid special meeting. The presence in person or by proxy at the meeting of holders of a majority of the issued and outstanding shares of our common stock entitled to vote and present in person or represented in proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Vote Required and Treatment of Abstentions

Under Nasdaq Marketplace Rules and the provisions of our restated certificate of incorporation, the Proposal must be approved by both:

•

A majority of the shares, present in person or by proxy at the Special Meeting and not held by WBL or its affiliates. Under M-Flex’s restated certificate of incorporation, a transaction with any entity controlled by WBL that requires the approval of our stockholders is subject to special voting requirements. Under these special voting requirements, the affirmative vote of a majority of the outstanding shares of our common stock held by disinterested stockholders, present in person or by proxy at the Special Meeting, is required to approve a transaction between M-Flex and a significant stockholder that beneficially owns one-third or more of M-Flex’s outstanding voting stock on a fully diluted basis. Accordingly, this voting requirement applies to the stockholders’ approval of the Proposal at the Special Meeting because WBL is a majority stockholder of both M-Flex and MFS. For purposes of this vote, abstentions will be treated as no votes but will be counted in establishing a quorum.

•

A majority of the votes cast on the Proposal in person or by proxy at the Special Meeting, which means that more shares must be voted at the Special Meeting in favor of the Proposal than are voted against the Proposal. M-Flex’s restated certificate of incorporation further provides that the special voting requirement described in the above paragraph is in addition to any requirements under the Delaware General Corporation Law, applicable federal and state laws, and applicable Nasdaq rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval of a transaction in which any director, officer or substantial stockholder of an issuer has a 5% or greater interest, directly or indirectly, in the company or assets to be acquired. Rule 4350 further specifies that where stockholder approval is required, the minimum vote which will constitute stockholder approval will be a majority of the total votes cast on the proposal; consequently, more shares must be voted at the Special Meeting in favor of the Proposal than are voted against the Proposal in order to obtain stockholder approval of the Proposal. For purposes of this vote, abstentions will not be counted as a vote for or against the Proposal and have no effect other than in establishing a quorum.

Broker Non-Votes

If your shares of M-Flex are held in record by a broker, bank or nominee (held in “street name”), then you must provide voting instructions to your broker, bank or nominee. Brokers, banks and other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on other proposals. A broker non-vote occurs when a broker, bank or nominee does not have the discretionary voting power with respect to a particular matter and has not received instructions from the beneficial owner. Brokers, banks and nominees do not have discretionary voting power with respect to the Proposal. Because broker non-votes are not considered shares represented by proxy at the meeting and are not votes cast at the meeting, broker non-votes will not be counted and will have no effect on the vote with respect to the Proposal.

Potential Outcomes at the Special Meeting

An undertaking agreement that WBL signed in March 2006 that obligated it to vote its M-Flex shares in favor of the transaction terminated because the transaction did not close by December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. In light of this announcement, assuming WBL’s stockholders vote for the Offer, at M-Flex’s Special Meeting WBL will vote its 14,817,052 shares in favor of the Offer. As WBL beneficially owns approximately 60% of M-Flex’s outstanding stock, a WBL vote in favor of the Offer would satisfy both the requirement for a quorum and the requirement for the approval of the majority of M-Flex’s stockholders entitled to vote and present in person or by proxy at the Special Meeting.

Approximately 18% of M-Flex’s outstanding common stock and approximately 48% of M-Flex’s common stock not held by WBL and its affiliates is owned by certain hedge funds affiliated with Stark Investments, Inc., or the Stark Hedge Funds. If all of our outstanding shares held by persons not affiliated with WBL were present in person or by proxy at the Special Meeting, the Stark hedge funds would not have a sufficient number of shares to carry the Majority of the Minority Requirement because they own only 48% of the minority shares. However, if less than [                ] shares, as of the record date, held by persons other than affiliates of WBL or the Stark hedge funds are present in person or by proxy at the Special Meeting, then the Stark hedge funds vote will dictate whether the Majority of the Minority Requirement is satisfied or not.

The following illustrates potential outcomes at the Special Meeting:

1.	If WBL does not attend the meeting for any reason, no quorum will be present and therefore the three-part proposal will not pass.

2.	If WBL attends the meeting a quorum will be established. In such event, the three-part proposal will pass if:

•	WBL votes in favor of the three-part proposal, and the Majority of the Minority Requirement is satisfied; or

•	WBL abstains from voting for the three-part proposal, and the Majority of the Minority Requirement is satisfied.

3.	If WBL attends the meeting but votes against the Proposal, the Proposal will not pass.

The Special Committee and Board of Directors strongly recommend that you vote “AGAINST” the Proposal.

Voting; Proxies; Revocation

You may vote by proxy or in person at the Special Meeting. This Proxy Statement/Prospectus is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting of our stockholders. It is accompanied by a form of proxy. Votes cast by proxy and in person at the Special Meeting will be tabulated and certified by the inspector of elections appointed for the Special Meeting. All shares of our common stock represented by properly executed proxies that we receive before or at the Special Meeting will be voted in accordance with the instructions indicated thereon, unless the proxies are revoked.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must bring to the Special Meeting a proxy from the record holder of the shares authorizing you to vote at the Special Meeting.

Voting by Proxy

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card whether or not you plan to attend the Special Meeting in person. You should vote your proxy even if you plan to attend the Special Meeting. You can always change your vote at the Special Meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. A proxy card is enclosed for your use.

The method of voting by proxy differs for shares held as a record holder and shares held in street name. If you hold your shares of our common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, pre-addressed, postage-paid envelope or otherwise mailing it to us, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold your shares of our common stock in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee, which accompany this Proxy Statement/Prospectus.

All properly signed proxies that are received prior to the Special Meeting and that are not revoked will be voted at the Special Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “AGAINST” the Proposal.

Revocation of Proxies

An M-Flex stockholder who submits a proxy and later changes his or her mind as to his or her vote, or decides to attend the meeting in person, may revoke his or her proxy at any time before the vote at the Special Meeting by:

•	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker or other nominee. You must contact your broker or other nominee to find out how to do so.

Written notices of revocation and other communications with respect to the revocation of M-Flex proxies should be addressed to:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

Attn: Corporate Secretary

Other Business

As of the date of this Proxy Statement/Prospectus, we do not expect that any matter other than the proposal presented in this Proxy Statement/Prospectus will be brought before the Special Meeting. However, if other matters incident to the conduct of the Special Meeting are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Proxy Solicitation

Our Board of Directors is soliciting proxies for the Special Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the costs of filing, printing and mailing this Proxy Statement/Prospectus. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees send proxies and proxy materials to the beneficial owners of our common stock held by them and secure the voting instructions of such beneficial owners. We will reimburse those record holders for their reasonable expenses. We have engaged The Altman Group to assist in the distribution and solicitation of proxies, and to provide related advice and informational support. We will pay a service fee for this service, which is not expected to exceed U.S. $5,500.

In addition to this mailing, proxies may be solicited by directors, officers or employees of M-Flex in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact M-Flex Investor Relations at 1-714-573-1121 (United States). You may also contact M-Flex Investor Relations concerning accounts of M-Flex stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues.

For other information about us, stockholders can visit our website at www.mflex.com. Information on The Altman Group’s or M-Flex’s website is not incorporated by reference herein.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

We are a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. MFS is a Singapore corporation subject to the provisions of the Singapore Companies Act, or the Act. Upon completion of the transaction, MFS shareholders, whose rights are currently governed by MFS’ memorandum and articles of association and the Act, will become stockholders of New M-Flex and their rights will be governed by our restated certificate of incorporation and amended and restated bylaws and the DGCL. New M-Flex’s restated certificate of incorporation and bylaws are identical to those currently in place for M-Flex, and therefore the current rights of M-Flex stockholders are described in the table below for New M-Flex.

The following description summarizes material differences which may affect the rights of holders of New M-Flex common stock after the Reorganization and MFS common stock. This summary is not intended to be a complete discussion of all those differences or a complete description of the specific provisions referred to in this summary, and is qualified in its entirety by reference to the DGCL, the Act and the various documents of New M-Flex and MFS that we refer to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of our common stock, you should read the section of this Proxy Statement/Prospectus entitled “Description of M-Flex Capital Stock” beginning on page 179. You should read carefully the relevant provisions of the Act and the DGCL, New M-Flex’s restated certificate of incorporation and amended and restated bylaws and the memorandum and articles of association of MFS, or MFS Articles, which are incorporated by reference into this Proxy Statement/Prospectus.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
Class of Common Stock	New M-Flex has only one class of common stock outstanding. Holders of New M-Flex common stock are entitled to all of the rights and obligations provided to common stockholders under its restated certificate of incorporation and amended and restated bylaws and under Delaware law.	MFS currently has only one class of shares, namely, ordinary shares, which have identical rights in all respects and rank equally with one another.

Corporate Governance	The rights of New M-Flex stockholders are governed by Delaware law and under New M-Flex’s restated certificate of incorporation and amended and restated bylaws. Upon completion of the acquisition, the rights of New M-Flex stockholders will continue to be governed by Delaware law and New M-Flex’s restated certificate of incorporation and amended and restated bylaws.	MFS shareholders are entitled to all of the rights attaching to such ordinary shares as prescribed under the MFS Articles and under the Act.

Authorized Capital Stock	The authorized capital stock of New M-Flex consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The total number of all shares of all classes of capital stock New M-Flex shall have the authority to issue is 105,000,000.	Under the Act: (a) MFS does not have an authorized capital; (b) The shares in the capital of MFS do not have a par value.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
Board Authority to Issue Capital Stock	New M-Flex’s Board of Directors is authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and, in resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, the designations, preferences and relative participating, optional, or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. For a description of the terms of M-Flex’s existing outstanding preferred stock, see “Description of M-Flex Capital Stock—Preferred Stock” on page 179.	Under the Act and the MFS Articles, ordinary shares in MFS may only be issued with the prior approval of MFS shareholders in a general meeting. Under the MFS Articles, the aggregate number of ordinary shares to be issued pursuant to such approval may not exceed 50% (or such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being, of which the aggregate number of shares to be issued other than on a pro-rata basis to MFS shareholders may not exceed 20% (or such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being. The approval, if granted, will lapse at the conclusion of MFS’ annual general meeting following the date on which the approval was granted.

Dividends and Stock Repurchases

Under the DGCL, a corporation may pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation. A Delaware corporation may redeem or repurchase shares having a preference, or if no shares entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation’s

Under the MFS Articles, MFS may, by ordinary resolution of its shareholders, declare dividends at a general meeting, but MFS may not pay dividends in excess of the amount recommended by the directors. Dividends may only be paid out of distributable profits of MFS pursuant to the Act.

Under the MFS Articles, all dividends are paid pro-rata amongst MFS shareholders in proportion to the amount paid up on each shareholder’s ordinary shares, unless the rights attaching to an issue of any ordinary share provide otherwise.

MFS may, subject to the provisions of the Act, its Articles and the rules of the SGX-ST, repurchase its own ordinary shares out of its capital or profits provided it satisfies the solvency requirements prescribed under the Act. MFS may not, except in circumstances permitted by the Act, grant any financial assistance for the acquisition or acquisition of its own ordinary shares.

	Rights of New M-Flex stockholders	Rights of MFS shareholders

remaining assets are sufficient to pay any debts not otherwise provided for. New M-Flex’s restated certificate of incorporation provides that the Board of Directors may declare dividends out of the assets of the Corporation which are payable either in cash, in property or in shares of capital stock.

New M-Flex has never paid cash dividends on its common stock.

Voting Rights	The outstanding voting securities of New M-Flex consist of the shares of New M-Flex common stock. Each holder of New M-Flex common stock is entitled to one vote per share.

Under the Act, a holder of MFS ordinary shares is entitled to attend, speak and vote at any general meeting, in person or by proxy. Proxies need not be a shareholder. Under the MFS Articles, a person who holds ordinary shares through the SGX-ST book-entry settlement system will only be entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by CDP 48 hours before the general meeting.

Under the MFS Articles, every shareholder present in person and by proxy shall have one vote (provided that in the case of a shareholder who is represented by two proxies, only one of the two proxies as determined by that shareholder or, failing such determination, by the chairman of the meeting in his sole discretion shall be entitled to vote on a show of hands), and on a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share which he holds or represents. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any shareholder present in person or by proxy and representing not less than 10% of the total voting rights of all MFS shareholders having the right to attend and vote at the meeting or by any two MFS shareholders present in person or by proxy and entitled to vote. In the case of a tie vote, whether on a show of hands or a poll, the Chairman of the meeting shall be entitled to a casting vote.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
Redemption and Exchange Features	New M-Flex common stock is not redeemable.	MFS ordinary shares are not redeemable. MFS may, subject to and in accordance with the MFS Articles and the rules of SGX-ST, issue redeemable preference shares.

Meetings of Stockholders; Notice

A special meeting of stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

Under its amended and restated bylaws, New M-Flex must give each stockholder of record a written notice stating the location, date, time and purpose of the meeting. Notice must be given in writing not fewer than ten nor more than 60 days before the date of the meeting.

Under the MFS Articles and the Act, MFS is required to hold an annual general meeting every year. Under the MFS Articles and the Act, the MFS Board of Directors may convene an extraordinary general meeting whenever it thinks fit and under the Act must do so if MFS Shareholders representing not less than 10% of the total voting rights of all MFS Shareholders request in writing that such a meeting be held. In addition, under the Act two or more of MFS’ Shareholders holding not less than 10% of the MFS issued share capital may call a meeting.

Unless otherwise required by the Act or by MFS Articles, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under the Act, including voluntary winding up, amendments to the MFS Articles, a change of MFS corporate name and a reduction in share capital. MFS must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. Under the MFS Articles, ordinary resolutions generally require at least 14 days’ notice in writing. Under the MFS Articles the notice must be given to each MFS Shareholder who has supplied MFS with an address in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
Record Date for Determining Stockholders Entitled to Vote	New M-Flex’s amended and restated bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, or to express consent to a corporate action in writing without a meeting, the Board of Directors of New M-Flex may fix, in advance, a record date which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting. Only stockholders of record on the date fixed by the Board of Directors are entitled to notice and to vote at the meeting.	Under the Act and subject to the provisions of the MFS Articles, only persons who are registered in MFS’ register of shareholders and, in cases in which the person so registered is the Central Depository Pte Ltd (“CDP”), the persons named as the depositors in the depository register maintained by CDP for the ordinary shares, are recognized as shareholders of MFS. Under the MFS Articles, MFS may close the register of shareholders for any time or times if MFS provides SGX-ST with prior notice. However, the register may not be closed for more than 30 days in aggregate in any calendar year. MFS typically closes the register to determine shareholders’ entitlement to receive dividends and other distributions.

Stockholder Action by Written Consent	Under the DGCL, unless the bylaws state otherwise, stockholders may take any action without a meeting. New M-Flex’s amended and restated bylaws provide that no action required or permitted to be taken at any annual or special meeting of the stockholders of New M-Flex may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.	The Articles of MFS and the Act do not permit the passing of shareholders resolutions or the obtaining of shareholders’ consent by written means by MFS (which is a public company).

Stockholder Proposals	Any stockholder of record may submit a stockholder proposal. The stockholder must continue to own those shares through the date upon which the stockholders’ meeting is held. The stockholder must also represent that he or she, or a representative, will attend the meeting to present the proposal.	Under the Act, members holding not less than 10% of the voting shares of MFS are entitled to requisition the convening of the general meeting. The requisition shall state the objects of the meeting and shall be signed by the requisitionists and deposited at the registered office of MFS.

	For a regularly scheduled annual meeting, the stockholder must submit the proposal, supporting statement and requested information to New M-Flex not less than 120 days before the date of New M-Flex’s proxy statement for the previous year’s annual meeting. If New M-Flex did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the	Upon receiving a requisition, the directors of MFS shall proceed to convene an extraordinary general meeting as soon as practicable but in any case no later than two months after the receipt of the requisition.

	Rights of New M-Flex stockholders	Rights of MFS shareholders

date of the previous year’s meeting, then the deadline is a reasonable time before New M-Flex begins to print and mail its proxy materials. If the proposal is for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before New M-Flex begins to print and mail its proxy materials.

A stockholder may submit a proposal in the form of a resolution and supporting statement to be included in New M-Flex’s proxy solicitation. The stockholder’s proposal must include all of the following information:

•      The name and address of the stockholder

•      The number of shares of New M-Flex’s capital stock owned by the stockholder

•      The date upon which such shares were acquired

•      An indication whether the shares are held in “street” or nominee name

•      Documentation to support a claim for beneficial ownership

New M-Flex may exclude the proposal if the stockholder fails to follow one of the eligibility or procedural requirements identified above, but only after New M-Flex has notified the stockholder of the problem and the stockholder fails to correct it. New M-Flex may also exclude the proposal for any of the reasons set forth in Securities and Exchange Commission Rule 14a-8 and related rules. If New M-Flex intends to exclude a proposal from its proxy materials, New M-Flex must file its reasons with the Securities and Exchange Commission. The Securities and Exchange Commission will issue a no-action letter stating whether the proposal should be excluded.

Quorum for Meetings of Stockholders	The holders of a majority of the stock issued and outstanding stock entitled to	Except as otherwise provided in the MFS Articles, two or more MFS shareholders

	Rights of New M-Flex stockholders	Rights of MFS shareholders
	vote at a New M-Flex stockholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.	must be present in person or by proxy to constitute a quorum at any general meeting.

Stockholder Inspection	The DGCL provides any stockholder with the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Under the Act, a shareholder has the right to inspect, without charge, the minute books of MFS recording the minutes of shareholders’ meetings and directors’ meetings, the register and index of members.

Number of Directors	New M-Flex currently has seven directors. New M-Flex’s amended and restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Directors shall be elected at the annual meetings of stockholders except as otherwise provided in the amended and restated bylaws.	The MFS Articles provide that the number of directors shall be not less than two. No maximum number of directors is prescribed under the MFS Articles.

Classification of the Board of Directors	New M-Flex’s amended and restated bylaws and restated certificate of incorporation provide that the Board of Directors will consist of three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.	Under the MFS Articles, MFS shareholders may, by a majority of votes, appoint any person to be a director either to fill a casual vacancy or as an additional director. Under the MFS Articles, the directors of MFS shall have the power at any time to appoint any person to be a director but any person so appointed shall only hold office until the next annual general meeting. At each annual general meeting, one third of the directors for the time being shall retire from office by rotation. A retiring director shall be subject to re-election by the shareholders at such meeting.

Removal of Directors

Under the DGCL, directors may be removed with or without cause by a majority vote of stockholders entitled to vote at the election of directors; however, if the Board of Directors of the company is classified into several classes of directors (as is the case with New M-Flex), directors may be removed only for cause.

Under New M-Flex’s amended and restated bylaws, any director, or the entire Board of Directors, may be removed, with cause, by the holders of a

Under the Act, any director may be removed by an ordinary resolution of the shareholders but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove him shall not take effect until his successor is appointed. Special notice (that is, not less than 28 days’ notice) of the meeting at which such a resolution to remove is to be proposed shall be given.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
	majority of shares entitled to vote at an election of directors.	The position on the removal of directors under the MFS Articles is similar to the position under the Act.

Limitation on Personal Liability of Directors and Officers	New M-Flex’s restated certificate of incorporation provides that directors generally shall not be personally liable to New M-Flex or its stockholders for monetary damages for breaching their fiduciary duties as a director.	There is no limitation on the personal liability of directors of MFS to MFS for monetary damages for breaching their fiduciary duties under the Act or under the MFS Articles.

Indemnification of Directors and Officers

New M-Flex’s restated certificate of incorporation and amended and restated bylaws provide that New M-Flex shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify directors for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having served as a director of New M-Flex, or at New M-Flex’s request, as a director or officer of another corporation. The Board of Directors, in its discretion, has the power on behalf of New M-Flex to indemnify any current or former officer or employee made a party to any action.

The DGCL and New M-Flex’s amended and restated bylaws permit New M-Flex to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at the request of New M-Flex as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person’s status as such.

New M-Flex enters into agreements with its officers and directors which affirm New M-Flex’s obligation to indemnify them to the fullest extent permitted by law.

The DGCL permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation.

As permitted by the Act, the MFS Articles provide that, subject to the Act, the MFS directors and officers shall be entitled to be indemnified by MFS against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. MFS may not indemnify MFS directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to MFS.

Amendments to Restated Certificate of incorporation	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s	The certificate of incorporation of MFS cannot be amended.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
certificate of incorporation. Under New M-Flex’s restated certificate of incorporation, New M-Flex reserves the right to adopt, amend or repeal any provision contained in its restated certificate of incorporation in any manner prescribed by the DGCL, and all rights conferred to stockholders are granted subject to this reservation.

Amendments to Bylaws	The Board is expressly empowered to adopt, amend or repeal the bylaws; provided, however, that any adoption, amendment or repeal of the bylaws by the Board shall require the approval of at least a majority of the Independent Directors then serving on the Board (or, if there are no Independent Directors then serving on the Board, a resolution approved by all of the directors then serving on the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholder of any provision of the bylaws.	Under the Act, shareholders have the authority to alter, delete, substitute or add to the objects clause in a company’s memorandum of association and all provisions of its articles of association by a vote of not less than three-fourths of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting. In the case of certain alterations to the memorandum of association, the dissenting shareholders have a right to apply to the court to cancel the alteration under the Act. Amendments affecting the rights of holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings. Copies of the memorandum, as amended from time to time, must be filed with the Accounting and Corporate Regulatory Authority of Singapore. The memorandum of association may be amended by special resolution unless expressly provided in the Act.

Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock, referred to as an “interested stockholder,” for three years following the time that person became an interested stockholder, unless any one of the following occurs:

•      The Board of Directors approves the stock acquisition or the business combination before the person becomes an interested stockholder

Take-overs of public companies are regulated by the Code which is comprised of non-statutory rules not enforceable at law but administered by the Securities Industry Council of Singapore. The Code provides that when (i) any person acquires, whether by a series of transactions over a period of time or not shares which, together with shares held or acquired by persons acting in concert with such person, represent 30% or more of the voting rights of a public company, or (ii) any person, together with persons acting in concert with such person, holds at least 30% but

	Rights of New M-Flex stockholders	Rights of MFS shareholders

•      The person became an interested stockholder in a transaction in which it acquired at least 85% of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans

•      A combination transaction is approved by the Board of Directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. New M-Flex has not made that election.

not more than 50% of the voting rights and that person, or any person acting in concert with such person, acquires additional voting shares representing more than one percent of the voting shares in any six month period, such person must generally make an offer for all of the remaining voting shares of the company in accordance with the Code. Such mandatory offer must be for consideration in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and the preceding six months.

Provisions Relating to Some Business Combinations

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock.

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

•      Each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger.

•      The merger agreement does not amend the certificate of incorporation of the surviving corporation.

•      Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

The Act requires that a sale of all or substantially all of the assets or undertaking of MFS be approved by a majority of the shareholders.

Under the Act, where a court application is made to approve a scheme of arrangement for a transfer of the whole or any part of the undertaking and property of a transferor company, the approval of not less than 75% in number representing  3/4 in value of the votes of shareholders present and voting at the court-ordered meeting to approve the scheme is required.

An amalgamation of MFS with 2 or more companies pursuant to the provisions of the Act will require the approval of at least 75% of the shareholders present and voting at the meeting to approve the amalgamation.

	Rights of New M-Flex stockholders	Rights of MFS shareholders
Appraisal or Dissenters’ Rights

Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the corporate certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

•      Listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or

•      Held by more than 2,000 stockholders of record.

New M-Flex stockholders do not have dissenters’ appraisal rights with regard to the issuance of New M-Flex common stock.

Under Section 215 of the Act, where an offer has been made and the offer has been approved in respect of not less than 90% of the shares of MFS (excluding shares held by the offeror or its related corporations or their nominees as of the date of the offer), the offeror shall have a right to compulsorily acquire the shares of a dissenting shareholder unless an application to the Singapore Court is made by the dissenting shareholder and the Singapore Court thinks it fit to order otherwise.

DESCRIPTION OF M-FLEX CAPITAL STOCK

The rights, preferences and privileges of New M-Flex common stock will be the same in all respects to the rights, preferences and privileges of M-Flex common stock in existence prior to the Offer.

General

M-Flex’s authorized capital stock consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The following describes M-Flex’s common stock and preferred stock and certain provisions of M-Flex restated certificate of incorporation and M-Flex’s amended and restated bylaws. This description is only a summary. You should also refer to the restated certificate of incorporation and the amended and restated bylaws that have been filed with the SEC and incorporated herein.

As of March 30, 2007, there were 24,534,278 shares of M-Flex common stock outstanding held by approximately 23 stockholders of record.

Common Stock

Voting Rights

Each holder of M-Flex common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. M-Flex has not provided for cumulative voting for the election of directors in M-Flex’s restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

So long as a single or related group of stockholders owns at least one-third of outstanding M-Flex common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction. For additional information please see “Related Party Transactions and the Interests of Certain Persons in the Transaction” at page 144.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of M-Flex common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that M-Flex’s Board of Directors may determine from time to time.

No Preemptive, Conversion or Redemption Rights

M-Flex common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon M-Flex’s liquidation, dissolution or winding-up, the holders of M-Flex common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is and all shares of common stock to be issued in connection with the transaction will be, fully paid and nonassessable.

Preferred Stock

M-Flex’s Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. M-Flex’s board is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. M-Flex’s Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

M-Flex’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of M-Flex common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of M-Flex and might harm the market price of M-Flex common stock and the voting and other rights of the holders of M-Flex common stock. M-Flex has no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and M-Flex’s Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, M-Flex’s restated certificate of incorporation and M-Flex’s amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of M-Flex.

Delaware Law

M-Flex is subject to the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law, regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, M-Flex has not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire M-Flex.

Charter and Bylaws

M-Flex’s restated certificate of incorporation and amended and restated bylaws provides that:

•

no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, and stockholders may not act by written consent;

•	our Board of Directors will be expressly authorized to make, alter or repeal our amended and restated bylaws;

•

our Board of Directors will have the ability to change the size of the Board of Directors and fill vacancies on the Board of Directors created by the death, incapacity or resignation of a director or an increase in the size of the Board of Directors without stockholders approval;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•

our Board of Directors will be divided into three classes serving staggered three year terms, with one class of directors being elected at each annual meeting of stockholders and the other classes continuing for the remainder of their respective terms;

•	our Board of Directors will be authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, so long as a single or related group of stockholders continue to own at least one-third of the M-Flex outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

LEGAL MATTERS

The legality of our common stock offered by this Proxy Statement/Prospectus will be passed upon for us by our counsel, Morrison & Foerster LLP. Certain United States federal income tax consequences of the Offer will be passed upon for us by Morrison & Foerster LLP. Certain Singapore tax consequences of the Offer will be passed upon by Allen & Gledhill, Singapore.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Multi-Fineline Electronix, Inc. included in this Proxy Statement/Prospectus and the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Multi-Fineline Electronix, Inc. incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2006 have been so included or incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Multi-Fineline Electronix, Inc. for the three-month periods ended December 31, 2006 and 2005, included and incorporated by reference in this Proxy Statement/Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 2, 2007 incorporated by reference or included herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements of MFS Technology Ltd as of September 30, 2006 and 2005 and for each of the three years in the period ended September 30, 2006 included in this Proxy Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

Under the present rules of the Securities and Exchange Commission, if a stockholder wants us to include a proposal in our Proxy Statement/Prospectus and form of proxy for presentation at our 2007 annual meeting of the stockholders, the proposal must have been received by us by September 30, 2006, attention: Secretary, at 3140 East Coronado Street, Anaheim, CA, 92806; provided, however, that if the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting held on March 20, 2007, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Any nominations for directors and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of M-Flex at the address noted above.

Our annual meeting of stockholders is generally held in the middle of March. Assuming that our 2008 annual meeting is held on schedule, we must have received notice of your intention to introduce a nomination or other item of business at that meeting by September 30, 2006. If we did not receive notice by that date, or if we meet other requirements of the Securities and Exchange Commission rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Any nomination for director must contain the all of the following information about the nominee:

•	Name;

•	Age;

•	Business and residence addresses;

•	Principal occupation or employment;

•	The number of shares of common stock held by the nominee;

•	The information that would be required under the rules of the Securities and Exchange Commission in a Proxy Statement/Prospectus soliciting proxies for the election of such nominee as a director; and

•	A signed consent of the nominee to serve as a director of M-Flex, if elected.

Any notice of a proposed item of business must include all of the following information:

•	A brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

•	The stockholder’s name and address;

•	The number of shares of common stock held by the stockholder (with supporting documentation where appropriate); and

•	Any material interest of the stockholder in such business.

Our Board of Directors is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this Proxy Statement/Prospectus. If any other matter should come before the Special Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at www.sec.gov.

We have filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the New M-Flex common stock to be issued to MFS shareholders upon completion of the Offer. This Proxy Statement/Prospectus is a part of our registration statement. As allowed by Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this Proxy Statement/Prospectus, meaning that we can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The following documents, which we filed with the SEC, are incorporated by reference into this document:

•	M-Flex’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006

•	M-Flex’s Current Report on Form 8-K dated January 3, 2007

•	M-Flex’s Current Report on Form 8-K dated January 5, 2007

•	M-Flex’s Current Report on Form 8-K dated January 16, 2007

•	M-Flex’s Current Report on Form 8-K dated January 22, 2007

•	M-Flex’s Current Report on Form 8-K dated January 31, 2007

•	M-Flex’s Current Report on Form 8-K dated February 5, 2007

•	M-Flex’s Current Report on Form 8-K/A dated February 15, 2007

•	M-Flex’s Current Report on Form 8-K dated March 27, 2007

•	M-Flex’s Current Report on Form 8-K dated March 28, 2007

•	M-Flex’s Current Report on Form 8-K dated March 30, 2007

•	M-Flex’s proxy statement for its 2007 annual meeting

•	M-Flex’s Amendment No. 4 to Form S-4 registration statement dated April 12, 2007, of which the Offer Document/Prospectus forms a part

The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information in, or incorporated by reference in, this Proxy Statement/Prospectus. We are incorporating by reference additional documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this Proxy Statement/Prospectus is a part and the effectiveness of the registration statement, as well as between the date of this Proxy Statement/Prospectus and the date of the meeting.

Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to M-Flex has been supplied by M-Flex.

If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the U.S. Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

Attention: Corporate Secretary

(714) 238-1488

If you are an M-Flex stockholder and would like to request documents from us, please do so by [                    ], 2007 to receive them before our Special Meeting.

You can also get more information by visiting our website at www.mflex.com. Except to the limited extent expressly provided in this Proxy Statement/Prospectus, information contained on our website is not incorporated by reference into this Proxy Statement/Prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO M-FLEX STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [                    ], 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF NEW M-FLEX COMMON STOCK IN THE TRANSACTION SHALL CREATE ANY IMPLICATION TO THE CONTRARY. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF MFS TECHNOLOGY LTD AND SUBSIDIARIES

Audited Financial Statements of MFS for the Year Ended

September 30, 2006, 2005 and 2004

Page
For the years ended September 30, 2006, 2005 and 2004 and as of September 30, 2006 and 2005

Statement by Directors	F-1

Report of Independent Auditors	F-2

Consolidated Income Statements	F-3

Consolidated Balance Sheets	F-4

Consolidated Statements of Changes in Equity	F-5

Consolidated Cash Flow Statements	F-7

Notes to the Consolidated Financial Statements	F-8

Unaudited Condensed Interim Consolidated Financial Statements for the three months ended December 31, 2006 and 2005 and as of December 31, 2006 and September 30, 2006

Condensed Consolidated Income Statements	F-54

Condensed Consolidated Balance Sheets	F-55

Condensed Consolidated Statements of Changes in Equity	F-56

Condensed Consolidated Cash Flow Statements	F-57

Notes to the Condensed Interim Consolidated Financial Statements	F-58

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

STATEMENT BY DIRECTORS

In the opinion of the directors,

(a) the consolidated financial statements of the Group as set out on pages F-3 to F-54 are drawn up so as to present fairly, in all material respects, of the state of affairs of the Group at 30 September 2006 and 2005, and of the results of the business, changes in equity and cash flows of the Group for the financial year ended 30 September 2006, 2005 and 2004; and

(b) at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

CHRIS YONG YOON KWONG Director	PANG TAK LIM Director

December 22, 2006

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MFS Technology Ltd

We have audited the accompanying consolidated financial statements of MFS Technology Ltd set out on pages F-3 to F-54 for the financial years ended 30 September 2006, 2005 and 2004. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform our audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at 30 September 2006 and 2005, and the results of its operations, changes in its equity and its cash flows for each of the three financial years ended 30 September 2006, 2005 and 2004 in accordance with Singapore Financial Reporting Standards (“SFRS”).

As discussed in Note 2.1, the Group adopted SFRS 102 “Share-based Payments” and adjusted its results of its operations, changes in its equity and its cash flows for the financial years ended 30 September 2005 and 2004.

SFRS vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers

Certified Public Accountants

Singapore, December 22, 2006

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

	Notes	2006	2005	2004
		$’000	$’000	$’000
			(Restated)	(Restated)
Sales	5	383,392	379,521	432,252
Cost of sales		(322,765)	(320,017)	(359,546)

Gross profit		60,627	59,504	72,706

Other gains	5	5,725	3,162	2,144
Expenses
—Distribution and marketing		(8,309)	(6,420)	(7,802)
—Administrative		(10,214)	(10,407)	(10,384)
—Other		(8,026)	(3,077)	(2,446)
—Finance	7	(1,542)	(1,106)	(536)

Profit before income tax		38,261	41,656	53,682
Income tax expense	9	(5,320)	(7,037)	(11,078)

Total profit		32,941	34,619	42,604

Attributable to:
Equity holders of the Company		29,279	34,369	42,761
Minority interest		3,662	250	(157)

		32,941	34,619	42,604

Earnings per share attributable to the equityholders of the Company	10
—Basic		4.46 cents	5.26 cents	6.57 cents
—Diluted		4.45 cents	5.26 cents	6.55 cents

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at September 30, 2006 and 2005

	Notes	2006	2005
		$’000	$’000 (Restated)
ASSETS
Current assets
Cash and cash equivalents	11	71,149	71,885
Derivative financial instruments	16	6	—
Trade and other receivables	12	86,082	94,046
Inventories	13	40,093	38,044
Tax recoverable	9	541	519
Other current assets	14	2,809	1,984

		200,680	206,478

Non-current assets
Available-for-sale financial assets	15	4,403	2,989
Property, plant and equipment	17	78,873	87,313

		83,276	90,302

Total assets		283,956	296,780

LIABILITIES
Current liabilities
Trade and other payables	18	83,772	90,727
Current income tax liabilities	9	2,803	3,248
Borrowings	19	7,918	11,358
Provision for warranty	20	815	—

		95,308	105,333

Non-current liabilities
Borrowings	19	3,009	15,003
Deferred income tax liabilities	9	3,157	3,294

		6,166	18,297

Total liabilities		101,474	123,630

NET ASSETS		182,482	173,150

EQUITY
Capital and reserves attributable to the Company’s equity holders
Share capital	21	69,891	66,035
Foreign currency translation reserve		(3,048)	(935)
Other reserves	22	2,480	1,022
Retained earnings		94,986	91,868

		164,309	157,990
Minority interests		18,173	15,160

Total equity		182,482	173,150

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the financial years ended September 30, 2006, 2005 and 2004

		Attributable to equity holders of the Company
	Notes	Share capital	Foreign currency translation reserve	Other reserves	Retained earnings	Minority interest	Total equity
		$’000	$’000	$’000	$’000	$’000	$’000
2006
Balance at 1 October 2005
- As previously reported		66,035	(935)	—	92,855	15,195	173,150
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	1,022	(987)	(35)	—

- As restated		66,035	(935)	1,022	91,868	15,160	173,150
- Effect of changes in accounting policies adjusted prospectively	3.3	—	—	2,156	—	—	2,156

		66,035	(935)	3,178	91,868	15,160	175,306
Fair value losses on available-for-sale financial asset		—	—	(742)	—	—	(742)
Currency translation differences		—	(2,113)	—	—	(649)	(2,762)
Net losses recognised directly in equity		—	(2,113)	(742)	—	(649)	(3,504)
Net profit		—	—	—	29,279	3,662	32,941

Total recognised (losses)/gains		—	(2,113)	(742)	29,279	3,013	29,437
Employee share option scheme:
- Value of employee services	21	772	—	44	—	—	816
- Proceeds from shares issued	21	3,084	—	—	—	—	3,084
Dividend relating to FY2005 paid	23	—	—	—	(26,161)	—	(26,161)

Balance at 30 September 2006		69,891	(3,048)	2,480	94,986	18,173	182,482

2005 (Restated)
Balance at 1 October 2004
- As previously reported		65,205	(1,627)	—	71,228	16,783	151,589
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	341	(333)	(8)	—

- As restated		65,205	(1,627)	341	70,895	16,775	151,589
Currency translation differences		—	692	—	—	244	936

Net gains recognised directly in equity		—	692	—	—	244	936
Net profit
- As previously reported		—	—	—	35,023	277	35,300
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	—	(654)	(27)	(681)

- As restated		—	—	—	34,369	250	34,619

Total recognised gains		—	692	—	34,369	494	35,555
Employee share option scheme:
- Value of employee services		—	—	681	—	—	681
- Proceeds from shares issued	21	830	—	—	—	—	830
Dividend relating to FY2004 paid	23	—	—	—	(10,128)	—	(10,128)
Dividend relating to FY2005 paid	23	—	—	—	(3,268)	—	(3,268)
Dividend paid to minority interest		—	—	—	—	(2,109)	(2,109)

Balance at 30 September 2005		66,035	(935)	1,022	91,868	15,160	173,150

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (continued)

For the financial years ended September 30, 2006, 2005 and 2004

		Attributable to equity holders of the Company
	Notes	Share capital	Foreign currency translation reserve	Other reserves	Retained earnings	Minority interest	Total Equity
		$’000	$’000	$’000	$’000	$’000	$’000
2004 (Restated)
Balance at 1 October 2003		51,403	(625)	—	44,632	14,282	109,692
Currency translation differences		—	(1,002)	—	—	(374)	(1,376)

Net losses recognised directly in equity		—	(1,002)	—	—	(374)	(1,376)
Net profit
- As previously reported		—	—	—	43,094	(149)	42,945
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	—	(333)	(8)	(341)

- As restated		—	—	—	42,761	(157)	42,604
Total recognised gains / (losses)		—	(1,002)	—	42,761	(531)	41,228
Employee share option scheme:
- Value of employee services		—	—	341	—	—	341
- Proceeds from shares issued	21	341	—	—	—	—	341
Bonus issue		13,461	—	—	(13,461)	—	—
Dividend relating to FY2003 paid	23	—	—	—	(1,084)	—	(1,084)
Dividend relating to FY2004 paid	23	—	—	—	(1,953)	—	(1,953)
Capital injection by minority interest		—	—	—	—	3,024	3,024

Balance at 30 September 2004		65,205	(1,627)	341	70,895	16,775	151,589

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

	Note		2006	2005	2004
			$’000	$’000	$’000
				(Restated)	(Restated)
Cash flows from operating activities
Total profit			32,941	34,619	42,604
Adjustments for:
—Tax			5,320	7,037	11,078
—Depreciation			10,525	9,700	8,040
—Interest income			(762)	(474)	(46)
—Interest expense			1,542	1,106	536
—Net loss on disposal of property, plant and equipment			6	87	(98)
—Share-based payment expenses			816	681	341
—Dividend income			(19)	—	—
—Fair value gain on derivatives			(6)	—	36
—Write-off of property, plant and equipment			—	76	—
—Foreign exchange adjustments			1,559	(13)	431

Operating cash flow before working capital changes			51,922	52,819	62,922

Changes in operating assets and liabilities
—Trade and other receivables			6,635	21,531	(38,521)
—Inventories			(2,305)	(6,055)	(10,386)
—Other current assets			475	5,460	(3,160)
—Bank balance subject to restriction			—	409	(409)
—Trade and other payables			(6,946)	(23,883)	29,097
—Provisions			815	—	—

Cash generated from operations			50,596	50,281	39,543
Income tax paid	9	(b)	(5,872)	(7,947)	(3,324)

Net cash provided by operating activities			44,724	42,334	36,219

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment			20	409	170
Purchase of property, plant and equipment			(5,963)	(15,496)	(26,559)
Purchase of available-for-sale financial assets			—	(2,989)	—
Interest received			762	474	46

Net cash used in investing activities			(5,181)	(17,602)	(26,343)

Cash flows from financing activities
Proceeds from issuance of ordinary shares			3,084	830	341
Capital injection by minority interest in a new subsidiary			—	—	3,024
(Repayments of)/proceeds from bank borrowings			(14,101)	10,812	14,364
Dividends paid			(26,161)	(13,396)	(3,037)
Dividends paid to minority interest			—	(2,109)	—
Interest paid			(1,542)	(1,106)	(536)

Net cash (used in)/provided by financing activities			(38,720)	(4,969)	14,156

Net increase in cash and cash equivalents			823	19,763	24,032
Cash and cash equivalents at beginning of the financial year			71,885	52,109	28,508
Effects of exchange rate changes on cash and cash equivalents			(1,559)	13	(431)

Cash and cash equivalents at end of the financial year	11		71,149	71,885	52,109

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1. General

MFS Technology Ltd (the “Company”) is incorporated and domiciled in Singapore and is listed on the Singapore Exchange. The address of its registered office is 22 Tuas Avenue 8, Singapore 639237.

The principal activity of the Company is that of an investment holding company. The subsidiaries are principally engaged in the design, manufacture and distribution of flexible printed circuits and printed circuit boards. The subsidiaries also provide turnkey component assembly services for flexible printed circuits and value-added services to companies in the Group.

2. Significant accounting policies

2.1 Basis of preparation

The consolidated financial statements of MFS Technology Ltd and its subsidiaries (“Group”) have been prepared in accordance with Singapore Financial Reporting Standards (“SFRS”). The financial statements have been prepared under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of the consolidated financial statements in conformity with SFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the financial year. Although these estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates. Critical accounting estimates and assumptions used that are significant to the financial statements, and areas involving a higher degree of judgement or complexity are disclosed in Note 4.

In 2006, the Group adopted the new or revised SFRS and Interpretations to SFRS (INT SFRS) that are mandatory for application from that date. Changes to the Group’s accounting policies have been made as required, in accordance with the relevant transitional provisions in the respective SFRS and INT SFRS. The following are the SFRS and INT FRS that are relevant to the Group:

SFRS 1 (revised 2004)	Presentationof Financial Statements
SFRS 2 (revised 2004)	Inventories
SFRS 8 (revised 2004)	AccountingPolicies, Changes in Accounting Estimates and Errors
SFRS 10 (revised 2004)	Eventsafter the Balance Sheet Date
SFRS 16 (revised 2004)	Property,Plant and Equipment
SFRS 17 (revised 2004)	Leases
SFRS 21 (revised 2004)	The Effects of Changes in Foreign Exchange Rates
SFRS 24 (revised 2004)	RelatedParty Disclosures
SFRS 27 (revised 2004)	Consolidatedand Separate Financial Statements
SFRS 32 (revised 2004)	FinancialInstruments: Disclosure and Presentation
SFRS 33 (revised 2004)	Earningsper Share
SFRS 36 (revised 2004)	Impairmentof Assets
SFRS 39 (revised 2004)	FinancialInstruments: Recognition and Measurement
SFRS 102	Share-basedPayments

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The adoption of the above SFRS did not result in any substantial changes to the Group’s accounting policies except as disclosed in Note 3.

In 2005, the Group adopted the following new or revised SFRS that are applicable with effect from financial year commencing on or after 1 October 2004.

SFRS 36 (revised)	Impairmentof Assets
SFRS 103	BusinessCombinations

The adoption of the above SFRS has no impact on the consolidated financial statements for the financial year ended 30 September 2005.

Effect of changes in Singapore Companies Legislation in 2004

In 2004, pursuant to the Singapore Companies (Amendment) Act 2002, with effect from financial year commencing on or after 1 October 2003, Singapore-incorporated companies are required to prepare and present their statutory accounts in accordance with the SFRS. Hence, these financial statements of the Group for the financial year ended 30 September 2004, including the comparative figures, have been prepared in accordance with SFRS. Prior to 1 October 2003, the Group prepared its consolidated financial statements in accordance with Singapore Statements of Accounting Standard. The adoption of SFRS does not have material impact on the accounting policies and figures presented in the consolidated financial statements for the financial year ended 30 September 2003.

2.2 Revenue recognition

Revenue for the Group comprises the fair value of the consideration received or receivable for the sale of goods, net of goods and services tax, sales returns and after eliminating sales within the Group.

Revenue from the sale of goods is recognised when the Group entity has delivered the products to the customer, the customer has accepted the products and the collectibility of the related receivables is reasonably assured.

Dividend income is recorded when the right to receive payment is established.

Interest income is recognised on a time proportion basis using the effective interest method.

2.3 Group accounting

Subsidiaries are entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004 in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Under the purchase method of accounting, the cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest.

Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group.

Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the Group. It is measured at the minority share of the fair value of the subsidiaries’ identifiable assets and liabilities at the date of acquisition by the Group and the minority share of changes in equity since the date of acquisition, except when the losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are taken to the equity holders of the Company, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are attributed to the equity holders of the Company until the minority's share of losses previously absorbed by the equity holders of the Company has been recovered.

The Group applies a policy of treating transactions with minority interests as transactions with parties external to the Group. Disposals to minority interests, which result in gains and losses for the Group, are recorded in the income statement. The difference between any consideration paid to minority interests for purchases of additional equity interest in a subsidiary and the incremental share of the carrying value of the net assets of the subsidiary is recognised as goodwill.

2.4 Property, plant and equipment

(a) Measurement

Property, plant and equipment are initially recognised at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses (Note 2.5).

The cost of property, plant and equipment includes its purchase price and any costs that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The projected cost of dismantlement, removal or restoration is also included as part of the cost of property, plant and equipment if the obligation for dismantlement, removal or restoration is incurred as a consequence of acquiring or using the asset.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(b) Depreciation

Depreciation on property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Useful lives
Leasehold land and buildings	50 years
Leasehold improvements	3 years
Plant and machinery	3 to 10 years
Furniture and fittings	10 years
Office equipment	5 years

The residual values and useful lives of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision of the residual values and useful lives are included in the income statement for the financial year in which the changes arise.

(c) Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Other subsequent expenditure is recognised as repair and maintenance expense in the income statement during the financial year in which it is incurred.

(d) Disposal

On disposal of an item of property, plant and equipment, the difference between the net disposal proceeds and its carrying amount is taken to the income statement.

2.5 Impairment of non-financial assets

Property, plant and equipment are reviewed for impairment whenever there is any indication that these assets may be impaired. If any such indication exists, the recoverable amount (i.e. the higher of the fair value less cost to sell and value in use) of the asset is estimated to determine the amount of impairment loss.

For the purpose of impairment testing of these assets, recoverable amount is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, recoverable amount is determined for the cash-generating-units (“CGU”) to which the asset belongs to.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The impairment loss is recognised in the income statement.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the assets’ recoverable amount since the last impairment loss was recognised. The carrying amount of an asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of amortisation or depreciation) had no impairment loss been recognised for the asset in prior years. A reversal of impairment loss for an asset other than goodwill is recognised in the income statement.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

2.6 Financial assets

(a) Classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its financial assets at initial recognition and re-evaluates this designation at every reporting date. The designation of financial assets at fair value through profit or loss is irrevocable.

(i) Financial assets, at fair value through profit or loss

This category has two sub-categories: “financial assets held for trading”, and those designated at fair value through profit or loss at inception. A financial asset is classified as held for trading if acquired principally for the purpose of selling in the short term. Financial assets designated as at fair value through profit or loss at inception are those that are managed and their performance are evaluated on a fair value basis, in accordance with a documented Group’s investment strategy. Derivatives are also categorised as “held for trading” unless they are designated as hedges. Assets in this category are classified as current assets if they are either held for trading or are expected to be realised within 12 months after the balance sheet date.

(ii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except those maturing later than 12 months after the balance sheet date which are classified as non-current assets. Loans and receivables are classified within “trade and other receivables” and “cash and cash equivalents” on the balance sheet.

(iii) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless management intends to dispose of the assets within 12 months after the balance sheet date.

(b) Recognition and derecognition

Regular purchases and sales of financial assets are recognised on trade-date – the date on which the Group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On sale of a financial asset, the difference between the net sale proceeds and its carrying amount is taken to the income statement. Any amount in the fair value reserve relating to that asset is also taken to the income statement.

(c) Initial measurement

Financial assets are initially recognised at fair value plus transaction costs except for financial assets at fair value through profit or loss, which are recognised at fair value. Transaction costs for financial assets at fair value through profit and loss are recognised in the income statement.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(d) Subsequent measurement

Financial assets, available-for-sale and at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are carried at amortised cost using the effective interest method.

Gains or losses arising from changes in the fair value of ‘financial assets, at fair value through profit or loss’, including interest and dividend income, are presented in the income statement within ‘other gains’ in the financial year in which the changes in fair values arise.

Changes in the fair value of monetary assets denominated in a foreign currency and classified as available-for-sale are analysed into translation differences resulting from changes in amortised cost of the asset and other changes. The translation differences are recognised in the income statement, and other changes are recognised in the fair value reserve within equity. Changes in fair values of other monetary and non-monetary assets that are classified as available-for-sale are recognised in the fair value reserve within equity.

Interest on financial assets, available-for-sale, calculated using the effective interest method, is recognised in the income statement. Dividends on available-for-sale equity securities are recognised in the income statement when the Group’s right to receive payment is established. When financial assets classified as available-for-sale are sold or impaired, the accumulated fair value adjustments recognised in the fair value reserve within equity are included in the income statement as “gains and losses from investment securities”.

(e) Impairment

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired.

(i) Loans and receivables

An allowance for impairment of loans and receivables, including trade and other receivables, is recognised when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The amount of the allowance for impairment is recognised in the income statement within “Administrative expenses”.

(ii) Available-for-sale financial assets

In the case of an equity security classified as available-for-sale financial assets, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the security is impaired.

When there is objective evidence that an available-for-sale financial asset is impaired, the cumulative loss that has been recognised directly in the fair value reserve is removed from the fair value reserve within equity and recognised in the income statement. The cumulative loss is measured as the difference between the acquisition cost (net of any principal repayments and amortisation) and the current fair value, less any impairment loss on that financial asset previously recognised in income statement.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Impairment losses on debt instruments classified as available-for-sale financial assets are reversed through the income statement. However, impairment losses recognised in the income statement on equity instruments classified as available-for-sale financial assets are not reversed through the income statement.

2.7 Fair value estimation

The carrying amounts of current financial assets and liabilities, carried at amortised cost, are assumed to approximate their fair values.

The fair values of financial instruments traded in active markets (such as exchange-traded and over-the-counter securities and derivatives) are based on quoted market prices at the balance sheet date. The quoted market prices used for financial assets held by the Group are the current bid prices; the appropriate quoted market price for financial liabilities are the current ask prices. The fair values of forward currency contracts are determined using actively quoted forward currency rates at the balance sheet date.

The fair values of financial instruments that are not traded in an active market are determined by using valuation techniques where applicable. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Where appropriate, quoted market prices or dealer quotes for similar instruments are used. Valuation techniques, such as estimated discounted cash flows, are also used to determine fair values for the financial instruments.

The fair values of financial liabilities carried at amortised cost are estimated by discounting the future contractual cash flows at the current market interest rates that are available to the Group for similar financial instruments.

2.8 Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is taken to the income statement over the period of the borrowings using the effective interest method.

Borrowings which are due to be settled within twelve months after the balance sheet date are included in current borrowings in the balance sheet even though the original term was for a period longer than twelve months and an agreement to refinance, or to reschedule payments, on a long-term basis is completed after the balance sheet date and before the financial statements are authorised for issue. Other borrowings due to be settled more than twelve months after the balance sheet date are included in non-current borrowings in the balance sheet.

2.9 Trade and other payables

Trade and other payables are initially measured at fair value, and subsequently measured at amortised cost, using the effective interest method.

2.10 Derivative financial instruments

A derivative financial instrument is initially recognised at its fair value on the date the contract is entered into and is subsequently carried at its fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Derivative instruments of the Group do not qualify for hedge accounting. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting are recognised immediately in the income statement.

2.11 Leases

Leases of assets in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are taken to the income statement on a straight-line basis over the period of the lease.

When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which termination takes place.

2.12 Research costs

Research costs are recognised as an expense when incurred.

2.13 Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined on a first-in, first-out basis. The cost of finished goods and work in progress comprises raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) but excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less the costs of completion and selling expenses.

2.14 Income taxes

Current income tax liabilities (and assets) for current and prior periods are recognised at the amounts expected to be paid to (or recovered from) the tax authorities, using the tax rates (and tax laws) that have been enacted or substantially enacted by the balance sheet date.

Deferred income tax assets/liabilities are recognised for all deductible taxable temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax assets/liabilities arise from the initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting nor taxable profit or loss.

Deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax assets and liabilities are measured at:

(i) the tax rates that are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled, based on tax rates (and tax laws) that have been enacted or substantially enacted by the balance sheet date; and

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(ii) the tax consequence that would follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income tax are recognised as income or expenses in the income statement for the period, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity.

2.15 Provisions for other liabilities and charges

Provisions for other liabilities and charges, including warranty, are recognised when the Group has a legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount can be made. Provisions are not recognised for future operating losses.

The Group recognises the estimated liability to repair or replace products still under warranty at the balance sheet date. This provision is calculated based on past historical experience of the level of repairs and replacements.

2.16 Employee benefits

(1) Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund, on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The Group’s contributions are recognised as employee compensation expense when they are due.

(2) Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

(3) Equity compensation benefits

The Group operates an equity-settled, share-based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense in the income statement with a corresponding increase in the share option reserve over the vesting period. The total amount to be recognised over the vesting period is determined by reference to the fair value of the options granted on the date of grant. Non-market vesting conditions are included in estimate of the number of options that are expected to become exercisable on vesting date. At each balance sheet date, the entity revises its estimates of the number of options that are expected to become exercisable on vesting date and recognises the impact of the revision of original estimates, if any, in the income statement, and a corresponding adjustment to the share option reserve over the remaining vesting period.

Share options are granted to directors and to employees with more than one year of service. The proceeds received net of any directly attributable transaction costs are credited to share capital when the options are exercised.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(4) Staff welfare and incentives

The Group has a legal obligation to provide for staff welfare and incentives in China. The rate used for the calculation of the provision is determined by the local regulation.

2.17 Currency translation

(a) Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in Singapore Dollars, which is the Company’s functional currency.

(b) Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Currency translation gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Currency translation differences on non-monetary items when the gain or loss is recognised directly in equity, such as equity investments classified as available-for-sale financial assets, are included in the fair value reserve within equity.

(c) Translation of Group entities’ financial statements

The results and financial position of all the group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i) Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of the balance sheet;

(ii) Income and expenses for each income statement are translated at average exchange rate (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii) All resulting exchange differences are taken to the foreign currency translation reserve within equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity on or after 1 October 2005 are treated as assets and liabilities of the foreign entity and translated at the closing rate. For acquisitions prior to 1 October 2005, the exchange rates at the dates of acquisition were used.

(d) Consolidation adjustments

On consolidation, currency translation differences arising from the net investment in foreign operations and borrowings and other currency instruments designated as hedges of such investments are taken to the foreign currency translation reserve. When a foreign operation is disposed of, such currency translation differences are recognised in the income statement as part of the gain or loss on disposal.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

2.18 Segment reporting

A business segment is a distinguishable component of the Group engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is a distinguishable component of the Group engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

2.19 Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits with financial institutions. Certain comparatives in the consolidated cash flow statements have also been restated to comply with current year presentation.

2.20 Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new equity instruments are taken to equity as a deduction, net of tax, from the proceeds.

2.21 Dividend

Interim dividends are recorded in the financial year in which they are declared payable. Final dividends are recorded in the financial year in which the dividends are approved by the shareholders.

3. Effects on financial statements on adoption of new or revised SFRS

The effects on adoption of the following SFRS in the current financial year are set out below:

3.1 SFRS 16 (revised 2004) Property, plant and equipment

Depreciable amount

Previously, in accordance with the requirements of SFRS 16 [now superseded by SFRS 16 (revised 2004)], residual values were estimated only at the date of acquisition and not subsequently increased for changes in price.

The Group has re-measured the residual value of its property, plant and equipment on 30 September 2006 in accordance with the requirements of SFRS 16 (revised 2004) which requires the re-measurement of the residual value of an item of property, plant and equipment at least at each financial year end (Note 2.4).

This change did not materially affect the financial statements for the year ended 30 September 2006.

3.2 SFRS 27 (revised 2004) Consolidated and Separate Financial Statements

Previously, there was no requirement for the presentation of minority interests within equity. SFRS 27 (revised 2004) requires minority interests to be presented with equity of the Group retrospectively.

3.3 SFRS 39 (revised 2004) Financial Instruments: Recognition and Measurement and SFRS 32 (revised 2004) Financial Instruments: Disclosure and Presentation

(a) Classification and consequential accounting for financial assets and financial liabilities

(i) Under SFRS 39 (revised 2004), the investments in equity interests of other companies are classified as “available-for-sale financial assets” and are initially recognised at fair value and subsequently measured

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004 at fair values at the balance sheet date with all gains and losses other than impairment loss taken to equity. Impairment losses are taken to the income statement in the period it arises. On disposal, gains and losses previously taken to equity are included in the income statement [Notes 2.6(c), (d) and (e)].

This change was effected prospectively from 1 October 2005 and consequently affected the following balance sheet items as at 1 October 2005.

$’000
Increase in:
Available-for-sale financial assets (Note 16)	2,156
Fair value reserve (Note 22)	2,156

The effect on the balance sheet as at 30 September 2006 is set out in Note 3.5(a).

(ii) Previously, the Group’s trade and other payables and bank borrowings were stated at cost. Bank borrowings were stated at the proceeds received and transaction costs on borrowings were classified as deferred charges and amortised on a straight-line basis over the period of the borrowings. These financial liabilities are not held for trading and have not been designated as fair value through profit or loss at inception on adoption of SFRS 39 (revised 2004). In accordance with SFRS 39 (revised 2004), they are initially recognised at fair value less transaction costs and subsequently accounted for at amortised cost using the effective interest method (Note 2.8 and Note 2.9).

This change did not materially affect the financial statements for the year ended 30 September 2006.

(b) Impairment and uncollectibility of financial assets

Previously, the Group maintained a general provision against its trade and other receivables for risks that were not specifically identified to any customer. Investments in equity interests were reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. On adoption of SFRS 39 (revised 2004), the Group is now required to assess at each balance sheet date if there is any objective evidence that a financial asset or group of financial assets is impaired (Note 2.6). Impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables (Note 2.6).

This change did not materially affect the financial statements for the year ended 30 September 2006.

(c) Fair values of financial assets and liabilities

Previously, the Group used the last transacted prices of quoted financial assets or liabilities as the market values. Fair value estimation is now carried out in accordance with guidance set out in SFRS 39 (revised 2004) (Note 2.7).

This change did not materially affect the financial statements for the year ended 30 September 2006.

3.4 SFRS 102 Share-based Payments

Previously, the provision of share options to employees did not result in any charge in the income statement. The Group recognised an increase in share capital and share premium when the options were exercised. On adoption of SFRS 102, an expense is recognised in the income statement for share options issued with a corresponding increase in the share option reserve [Note 2.16(3)].

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, the following previously reported balances as at/for the years ended 30 September 2005 and 30 September 2004 were adjusted.

	Consolidated
	2005	2004
	$’000	$’000
Increase/(decrease) in:
Balance sheet
Retained earnings:
Balance at beginning of financial year	(333)	—
Net profit	(654)	(333)
Balance at end of financial year	(987)	(333)
Share option reserve [Note 22(b)(i)]:
Balance at beginning of financial year	341	—
Value of employee service	681	341
Balance at end of financial year	1,022	341
Minority interest	(35)	(8)

Income statement
Administrative expenses	681	341
Minority interest	(27)	(8)

Total profit	(654)	(333)

Basic earnings per share (cents per share)	(0.10)	(0.05)
Diluted earnings per share (cents per share)	(0.10)	(0.05)

The effects on the balance sheets as at 30 September 2006 and income statements for the year ended 30 September 2006 are set out in Notes 3.5(a) and 3.5(b).

3.5 Summary of effects on adoption of new or revised SFRS on:

(a) Consolidated balance sheet of the Group as at 30 September 2006

	← Increase/(decrease) $’000 →
Description of change	SFRS 39 (revised 2004) Note 3.3 (a)	SFRS 102 Note 3.4	TOTAL
Consolidated balance sheet items at 30 September 2006
Share capital	—	772	772
Retained earnings	—	(1,774)	(1,774)
Fair value reserve	1,414	—	1,414
Minority interest	—	(64)	(64)
Share options reserve	—	1,066	1,066
Available-for-sale financial assets	1,414	—	1,414

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(b) Consolidated income statement for the year ended 30 September 2006

	Increase/(decrease) $’000
Description of change	SFRS 102 Note 3.4	TOTAL
Consolidated income statement items for the year ended 30 September 2006
Administrative expenses	(816)	(816)
Minority interest	29	29

Total profit	(787)	(787)

Basic earnings per share (cents per share)	(0.12)
Diluted earnings per share (cents per share)	(0.12)

4. Critical accounting estimates and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year and the critical judgements in applying the Group’s accounting policies are discussed below.

Income taxes

The Group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the capital allowances and deductibility of certain expenses during the estimation of the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred income tax provisions in the period in which such determination is made.

Inventories

The Group records its inventories at the lower of costs or net realisable value. The inventories are reviewed on a regular basis and the Group will record a provision for excess or obsolete inventory based primarily on historical trend and estimate of expected and future product demand.

Estimated useful lives of property, plant and equipment

The Group reviews annually the estimated useful lives of property, plant and equipment based on factors such as business plans and strategies, expected level of usage and future technological developments. It is possible that future results of operations could be materially affected by changes in these estimates brought about by changes in the factors mentioned. A reduction in the estimated useful lives of property, plant and equipment would increase the recorded depreciation and decrease the non-current assets.

Impairment of trade receivables

The Group assesses at each balance sheet date whether there is objective evidence that trade receivables have been impaired. Impairment loss is calculated based on a review of the current status of existing receivables

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004 and historical collections experience. Such provisions are adjusted periodically to reflect the actual and anticipated experience.

5. Sales and other miscellaneous gains

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Sale of goods	383,392	379,521	432,252
Other miscellaneous gains:
—sale of scraps	3,466	1,514	1,315
—compensation claims	854	1,031	414
—sundry income	618	143	369
—dividend income	19	—	—
—fair value gain on derivatives	6	—	—
—interest income from fixed deposits	762	474	46
Other miscellaneous gains	5,725	3,162	2,144

	389,117	382,683	434,396

6. Expenses by nature

(a)

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Auditors’ remuneration paid/payable to:
—auditors of the Company *	383	120	103
—other auditors**	133	84	66
Other fees paid/payable to auditors of the company	46	88	54
Depreciation of property, plant and equipment (Note 17)	10,525	9,700	8,040
Employee benefits (Note 8)	35,447	32,182	27,975
Rental on operating leases	272	260	168
Purchases of raw materials and consumables	229,337	241,457	285,629
Write down of inventories to net realisable value	1,960	943	1,192
Reversal of part of inventory write-down made in preceding financial years (Note 13)	(733)	(873)	—
Foreign exchange loss, net ***	3,841	1,265	374
Research and development costs ***	960	975	629
Net loss on disposal of property, plant and equipment	6	87	(98)
Write-off of property, plant and equipment	—	76	36
Changes in inventories of raw materials, work-in-progress and finished goods	(2,049)	(6,191)	(6,194)
Subcontractor charges	41,133	38,503	32,444
Others	28,053	21,245	29,760

Total cost of sales, distribution and marketing expenses, administrative and other expenses	349,314	339,921	380,178

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

*	includes fees relating to Voluntary General Offer made by Multi-Fineline Electronix, Inc, to MFS Technology Ltd’s shareholders amounting to $264,000.

**	includes PricewaterhouseCoopers firms outside Singapore.

***	included in “other expenses”.

(b) Included in other expenses are professional fees incurred for voluntary conditional offer proposed by Multi-Fineline Electronix, Inc. (a SEC registrant), a related corporation, amounting to $1,284,000 (2005: $nil).

7. Finance expenses

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Interest expense
—Holding company	201	275	252
—Bank borrowings	1,341	831	284

	1,542	1,106	536

8. Employee benefits

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Wages and salaries	28,323	25,218	23,941
Employer’s contribution to defined contribution plans including Central Provident Fund	4,388	3,236	2,502
Other employment benefits	1,920	3,047	1,191
Share options granted to directors and employees	816	681	341

	35,447	32,182	27,975

Key management remuneration is disclosed in Note 29.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

9. Income tax

(a) Income tax expense

	Consolidated
	2006	2005		2004
	$’000	$’000		$’000
Tax expense attributable to profit is made up of:
Current income tax
—Singapore	3,938	2,653		6,041
—Foreign	1,675	2,293		1,243

	5,613	4,946		7,284
Deferred income tax	(78)	3,159		4,022

	5,535	8,105		11,306
(Over)/under provision with respect to preceding financial years
—Current income tax	(202)	(1,083	)*	(404)
—Deferred income tax	(13)	15		176

	5,320	7,037		11,078

*	The over-provision with respect to FY2005 arose mainly due to approval of a subsidiary’s application for the Development and Expansion Incentive by the Economic Development Board of Singapore (“EDB”).

On 7 November 2005, the subsidiary was granted the Development and Expansion Incentive under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86 (the “Act”) by the EDB for the expansion of flexible printed circuit manufacturing, for a five-year period commencing retrospectively from 1 April 2004. During the five-year period, the subsidiary’s qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act, will be taxed at a concessionary rate.

As the incentive covers the period from 1 April 2004 to 31 March 2009, this resulted in an over-provision of tax with respect to the previous financial year of $1,083,000.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The tax expense on profit differs from the amount that would arise using the Singapore standard rate of income tax due to the following:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Profit before tax	38,261	41,656	53,675

Tax calculated at a tax rate of 20% (2005: 20%; 2004: 20%)	7,652	8,331	10,735
Effects of changes in tax rate	—	—	455
Effect of different tax rates in other countries	(184)	806	714
Income taxed at concessionary rate pursuant to tax incentive	(2,517)	(673)	(156)
Income not subject to tax	—	21	(201)
Expenses not deductible for tax purposes	763	123	229
Tax incentive and rebate	(165)	(618)	(638)
Singapore statutory stepped income exemption	(14)	(24)	(11)
Current year tax loss of a subsidiary not recognised	—	139	179

	5,535	8,105	11,306

(b) Movements in current income tax liabilities/(tax recoverable)

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	2,729	6,816	3,269
Currency translation differences	(6)	(3)	(9)
Income tax paid	(5,872)	(7,947)	(3,324)
Current financial year’s tax expense on profit	5,613	4,946	7,284
Over provision in preceding financial years	(202)	(1,083)	(404)

Balance at end of financial year	2,262	2,729	6,816

Represented by:
Current income tax liabilities	2,803	3,248	7,337
Tax recoverable	(541)	(519)	(521)

Balance at end of financial year	2,262	2,729	6,816

(c) Deferred income taxes

The movements in the deferred tax liability/ (asset) account (net) are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	3,294	111	(4,063)
Currency translation differences	(46)	9	(24)
(Credited)/charged to income statement	(91)	3,174	4,198

Balance at end of financial year	3,157	3,294	111

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Deferred tax assets are recognised for tax losses carried forward to the extent that realisation of the related tax benefits through future taxable profit is probable. A subsidiary has unrecognised tax losses of $nil (2005: $4,328,000; 2004: $2,406,000), which can be carried forward and used to offset against future taxable profits, subject to meeting certain statutory requirements by the subsidiary in its country of incorporation. Tax loss of $nil (2005: $2,406,000; 2004: $2,406,000) [unrecognised deferred tax benefit of $nil (2005: $179,000; 2004; $179,000)] will expire by 2009 and tax loss of $nil (2005: $1,922,000; 2004: $$nil) [unrecognised deferred tax benefit of $nil (2005: $139,000; 2004: $nil)] will expire by 2010.

The movements in the Group’s deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) during the years are as follows:

Deferred income tax liabilities

	Consolidated
	Accelerated tax depreciation	Others	Total
	$’000	$’000	$’000
2006
Balance at beginning of financial year	3,990	—	3,990
Currency translation differences	(55)	—	(55)
(Credited)/charged to income statement	(202)	226	24

Balance at end of financial year	3,733	226	3,959

2005
Balance at beginning of financial year	3,864	—	3,864
Currency translation differences	13	—	13
Charged to income statement	113	—	113

Balance at end of financial year	3,990	—	3,990

2004
Balance at beginning of financial year	3670	—	3670
Currency translation differences	(27)	—	(27)
(Credited)/charged to income statement	221	—	221

Balance at end of financial year	3,864	—	3,864

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Deferred income tax assets

	Consolidated
	Tax losses	Provisions	Others	Total
	$’000	$’000	$’000	$’000
2006
Balance at beginning of financial year	—	(490)	(206)	(696)
Currency translation differences	—	9	—	9
(Credited)/charged to income statement	—	(321)	206	(115)

Balance at end of financial year	—	(802)	—	(802)

2005
Balance at beginning of financial year	(2,616)	(929)	(208)	(3,753)
Currency translation differences	—	(4)	—	(4)
Charged to income statement	2,616	443	2	3,061

Balance at end of financial year	—	(490)	(206)	(696)

2004
Balance at beginning of financial year	(6,782)	(739)	(212)	(7,733)
Currency translation differences	—	3	—	3
Charged/(credited) to income statement	4,166	(193)	4	3,977

Balance at end of financial year	(2,616)	(929)	(208)	(3,753)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority. The amounts, determined after appropriate offsetting, are shown on the balance sheet as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Deferred income tax assets	—	—	(2,628)
Deferred income tax liabilities	3,157	3,294	2,739

The amounts shown in the consolidated balance sheets include the following:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Deferred tax liabilities to be settled after 12 months	3,330	3,607	3,658

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

10. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Consolidated
	2006	2005	2004
Net profit attributable to members of MFS Technology Ltd ($’000)	29,279	34,369	42,761

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	655,537	652,889	650,744

Basic earnings per share	4.46 cents	5.26 cents	6.57 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, profit attributable to equity holders of the Company and the weighted average number of ordinary shares outstanding are adjusted for the effects of all dilutive potential ordinary shares.

For the share options, the weighted average number of shares in issue is adjusted as if all share options that are dilutive were exercised. The number of shares that could have been issued upon the exercise of all dilutive share options less the number of shares that could have been issued at fair value (determined as the Company’s average share price for the financial year) for the same total proceeds is added to the denominator as the number of shares issued for no consideration, with no adjustment to earnings (numerator).

Dilutive earnings per share attributable to equity holders of the Company is calculated based on the following data.

	Consolidated
	2006	2005	2004
Net profit attributable to members of MFS Technology Ltd ($’000)	29,279	34,369	42,761

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	655,537	652,889	650,744
Adjustment for assumed conversion of share options (‘000)	2,132	1,004	2,573

Weighted average number of ordinary shares in issue for diluted earnings per share (‘000)	657,669	653,893	653,317

Diluted earnings per share	4.45 cents	5.26 cents	6.55 cents	*

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

11. Cash and cash equivalents

	Consolidated
	2006	2005
	$’000	$’000
Cash at bank and on hand	20,914	71,885
Short-term bank deposits	50,235	—

	71,149	71,885

The carrying amounts of cash and cash equivalents approximate their fair values.

Cash and cash equivalents are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	42,305	48,901
United States Dollar	23,977	18,785
European Euro	1,088	101
Japanese Yen	6	832
Malaysian Ringgit	1,710	1,790
Renminbi	2,057	1,443
Others	6	33

	71,149	71,885

Short-term bank deposits at the balance sheet date had an average maturity of three months (2005: nil) from the end of the financial year with the following weighted average effective interest rates:

	2006	2005
	$’000	$’000
Singapore Dollar	3.3%	—
United States Dollar	5.3%	—

12. Trade and other receivables

	Consolidated
	2006	2005
	$’000	$’000
Trade receivables	86,867	95,947
Less: Provision for impairment of receivables	(1,082)	(1,816)

	85,785	94,131
Less: Allowance for sales returns	(762)	(1,002)

	85,023	93,129
Receivable from related corporations (trade)	226	73
Dividends receivable from third party	19	—
Other debtors	814	98
Value added tax recoverable	—	746

	86,082	94,046

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The movements in the Group’s allowance for sales returns are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	1,002	3,668	2,414
Allowance made during the financial year	5,710	2,389	8,991
Allowance utilised during the financial year	(5,950)	(5,055)	(7,737)

Balance at end of financial year	762	1,002	3,668

The carrying amounts of trade and other receivables approximate their fair values.

Trade and other receivables are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	3,249	5,465
United States Dollar	78,340	86,279
European Euro	2,150	1,436
Renminbi	2,324	866
Others	19	—

	86,082	94,046

13. Inventories

	Consolidated
	2006	2005
	$’000	$’000
Finished goods	15,352	14,610
Work in progress	14,962	16,175
Raw materials	9,779	7,259

	40,093	38,044

The cost of inventory recognised as expense and included in “cost of sales” amounted to $312,064,000 (2005: $312,774,000; 2004: $338,549,000).

During the financial year, the Group reversed $733,000 (2005: $873,000; 2004: $nil) being of an inventory writedown made in the preceding financial year, as the inventories were sold above the carrying amounts in 2006.

14. Other current assets

	Consolidated
	2006	2005
	$’000	$’000
Deposits for purchase of property, plant and equipment	1,339	992
Deposits and prepayment	1,470	992

	2,809	1,984

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

15. Available-for-sale financial assets—non-current

	Consolidated
	2006	2005
	$’000	$’000
Balance at beginning of financial year
—At cost	2,989	2,989
—Effect of adoption of SFRS 39 on 1 October 2005 [Note 3.3(a)(i)]	2,156	—
	5,145	2,989
Fair value loss recognised in equity [Note 22(b)(ii)]	(742)	—

Balance at end of financial year	4,403	2,989

Long-term investments as at 1 October 2005 and 30 September 2005 have been reclassified into ‘available-for-sale financial assets’ so as to conform to the presentation adopted in 2006. Available-for-sale financial assets are measured in accordance with the accounting policy as set out in Note 2.6 only with effect from 1 October 2005.

Available-for-sale financial assets include the following:

	Consolidated
	2006	← 2005 →
	$'000 At fair value	$'000 At fair value	$'000 At cost
Listed securities:
—Equity securities - Japan	4,403	5,145	2,989

16. Derivative financial instruments

	Consolidated
	2006	2005
	$’000	$’000
Balance at beginning of financial year	—	—
Fair value gains included in income statement	6	—

Balance at end of financial year	6	—

Analysed as:

	← Consolidated →
	Contract/ notional amount	Fair values
		Assets	Liabilities
Non-hedging instruments
—Currency forwards	1,500	6	—

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

17. Property, plant and equipment

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2005	35,214	3,516	87,434	2,325	2,961	131,450
Currency translation differences	(1,081)	—	(2,277)	(57)	(57)	(3,472)
Additions	46	183	3,543	294	558	4,624
Disposals	—	—	(800)	—	(37)	(837)

At 30 September 2006	34,179	3,699	87,900	2,562	3,425	131,765

Accumulated depreciation
At 1 October 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)
Currency translation differences	155	—	750	21	34	960
Depreciation charge	(1,222)	(214)	(8,356)	(346)	(387)	(10,525)
Disposals	—	—	774	—	36	810

At 30 September 2006	(6,152)	(3,413)	(39,908)	(1,336)	(2,083)	(52,892)

Net book value
At 30 September 2006	28,027	286	47,992	1,226	1,342	78,873

Cost
At 1 October 2004	32,623	3,521	76,582	1,280	2,692	116,698
Reclassification	—	—	1	216	(217)	—
Currency translation differences	464	—	1,018	31	25	1,538
Additions	2,211	105	10,871	807	510	14,504
Disposals	(84)	(110)	(1,038)	(9)	(49)	(1,290)

At 30 September 2005	35,214	3,516	87,434	2,325	2,961	131,450

Accumulated depreciation
At 1 October 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)
Reclassification	—	—	—	(152)	152	—
Currency translation differences	(74)	—	(335)	(9)	(17)	(435)
Depreciation charge	(956)	(195)	(7,839)	(273)	(437)	(9,700)
Disposals	7	110	545	7	49	718

At 30 September 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)

Net book value
At 30 September 2005	30,129	317	54,358	1,314	1,195	87,313

Cost
At 1 October 2003	27,706	3,153	58,738	872	2,158	92,627
Currency translation adjustments	(489)	—	(877)	(10)	(23)	(1,399)
Additions, at cost	5,406	368	19,784	418	583	26,559
Disposals, at cost	—	—	(433)	—	(7)	(440)
Write off	—	—	(630)	—	(19)	(649)

At 30 September 2004	32,623	3,521	76,582	1,280	2,692	116,698

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Accumulated depreciation
At 1 October 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	(27,992)
Currency translation adjustments	51	—	263	5	12	331
Depreciation charge	(906)	(251)	(6,387)	(126)	(370)	(8,040)
Disposals, at cost	—	—	361	—	7	368
Write off	—	—	596	—	17	613

At 30 September 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)

Net book value
At 30 September 2004	28,561	407	51,135	696	1,179	81,978

18. Trade and other payables

	Consolidated
	2006	$’000
	$’000	2005
Trade payables	61,785	67,397
Amounts payable to holding company—non-trade	7,016	6,816
Amounts payable to related corporations—trade	1,736	1,004
Amounts payable to related corporations—non-trade	189	189
Accrued operating expenses	13,046	15,321

	83,772	90,727

The carrying amounts of trade and other payables approximate their fair values.

The non-trade amount payable to the holding company is unsecured, repayable on demand and bears interest at 3% per annum (2005: 3.00% per annum) at balance sheet date.

The non-trade amounts payable to related corporations are unsecured, interest-free and repayable on demand.

Trade and other payables are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	22,725	15,655
United States Dollar	41,504	57,551
European Euro	287	641
Japanese Yen	1,423	4,463
Malaysian Ringgit	1,880	2,086
Renminbi	15,950	10,296
Others	3	35

	83,772	90,727

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

19. Borrowings (unsecured)

	Consolidated
	2006	2005
	$’000	$’000
Current
Bank borrowings	7,918	11,358
Non-current
Bank borrowings	3,009	15,003

Total borrowings	10,927	26,361

The non-current bank borrowings of $3,009,000 (2005: $15,003,000) granted to a subsidiary are secured by a corporate guarantee of a fellow subsidiary.

(a) Maturity of borrowings

The current borrowings are due for repayment within 11 months (2005: 12 months) from the balance sheet date.

The non-current borrowings at 30 September 2006 are due for repayment in December 2007.

(b) Interest rate risks

The weighted average effective interest rates of total borrowings at the balance sheet date are as follows:

	Consolidated
	2006	2005
Bank borrowings	7.07%	4.91%

The table below sets out the Group’s exposure to interest rate risks. Included in the table are the borrowings at carrying amounts, categorised by the earlier of contractual repricing or maturity dates.

	Consolidated
	Variable rate	Fixed rate
	Less than 6 months	Lessthan 6 months	More than 6 months	Total
	$’000	$’000	$’000	$’000
At 30 September 2006
Borrowings
—Current	7,918	—	—	7,918
—Non-current	3,009	—	—	3,009

Total borrowings	10,927	—	—	10,927

At 30 September 2005
Borrowings
—Current	4,214	895	6,249	11,358
—Non-current	15,003	—	—	15,003

Total borrowings	19,217	895	6,249	26,361

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(c) Currency risks

The carrying amounts of total borrowings are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
United States Dollar	10,927	19,217
Malaysian Ringgit	—	895
Renminbi	—	6,249

	10,927	26,361

(d) Carrying amounts and fair values

The carrying amounts of current borrowings approximate their fair values. The carrying amounts and fair values of non-current borrowings are as follows:

	Consolidated
	Carrying amounts		Fair values
	2006	2005	2006	2005
	$’000	$’000	$’000	$’000
Bank borrowings	3,009	15,003	3,009	15,003

20. Provision for warranty

	Consolidated
	2006	2005
	$’000	$’000
Warranty	815	—

The Group provides warranty on certain products and undertake to repair or replace items that fail to perform satisfactorily. A provision is recognised at the balance sheet date for expected warranty claims based on past experience of the level of repairs and returns.

Movements in provision for warranty are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	—	—	—
Provision made during the financial year	2,930	—	—
Utilised during the financial year	(2,115)	—	—

Balance at end of financial year	815	—	—

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

21. Share capital of MFS Technology Ltd

	← No. of shares →		← Amount →
	Authorised share capital	Issued share capital	Authorised share capital	Share capital	Share premium	Total
	‘000	‘000	$’000	$’000	$’000	$’000
2006
Balance at beginning of financial year	1,000,000	653,667	100,000	65,367	668	66,035
Employee share option scheme:
—Value of employee services	—	—	—	772	—	772
—Proceeds from share issued	—	4,987	—	2,971	113	3,084
Effect of Companies (Amendment) Act 2005	(1,000,000)	—	(100,000)	781	(781)	—

Balance at end of financial year	—	658,654	—	69,891	—	69,891

2005
Balance at beginning of financial year	1,000,000	651,600	100,000	65,160	45	65,205
Employee share option scheme:
—Proceeds from share issued	—	2,067	—	207	623	830

Balance at end of financial year	1,000,000	653,667	100,000	65,367	668	66,035

2004
Balance at beginning of financial year	1,000,000	433,324	100,000	43,332	8,071	51,403
Employee share option scheme:
—Proceeds from share issued	—	1,251	—	125	216	341
Issue of bonus shares		217,025		21,703	(8,242)	13,461

Balance at end of financial year	1,000,000	651,600	100,000	65,160	45	65,205

Under the Companies (Amendment) Act 2005 that came into effect on 30 January 2006, the concepts of par value and authorised share capital are abolished and the amount in the share premium account as at 30 January 2006 became part of the Company’s share capital.

During the financial year ended 30 September 2006, the Company issued 4,986,500 (2005: 2,067,250) ordinary shares of $0.10 each for cash at the respective price per share, upon the exercise of options granted by the Company under the MFS Scheme:

	2006		2005
Date of grant	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
08.08.2002	114,000	0.180	405,750	0.180
13.03.2003	342,000	0.210	918,750	0.210
18.11.2003	1,951,250	0.760	742,500	0.760
19.05.2005	2,579,250	0.585	—	—

	4,986,500		2,067,000

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Share options

The MFS Scheme in respect of unissued ordinary shares of $0.10 each in the capital of the Company was approved by the members of the Company at an Extraordinary General Meeting on 28 December 2001. Share options are granted to directors and employees under the MFS Scheme.

The MFS Scheme shall continue to be in force at the discretion of the Committee, subject to maximum of 10 years commencing with the year in which the first date of grant of an option that is accepted by a participant falls, provided always that the MFS Scheme may be continued for any further period or periods thereafter with the approval of the Company’s shareholders by ordinary resolution in general meeting and of any relevant authorities which may then be required.

Under the MFS Scheme, share options are granted to full-time confirmed employees of the Company or its subsidiaries who have been employed for at least 12 months prior to the date of grant of options (the “Date of Grant”) and who have attained the age of 21 years on or before the Date of Grant, and who are executives, and eligible directors. An eligible director is either a Director who has been a full-time employee of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant and who performs an executive function, or a non-executive Director (including an Independent Director) of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant.

The aggregate nominal amount of shares over which options may be granted on any date, when added to the nominal amount of shares issued and issuable in respect of all options granted under the Scheme, shall not exceed 10% of the issued share capital of the Company on the day preceding that date.

The exercise price of the granted options is equal to the average of the last dealt prices of the Company’s ordinary shares on the Singapore Exchange for the three consecutive market days immediately preceding the Date of Grant.

The options are vested one year after the Date of Grant. Once the options are vested, they are exercisable for a contractual term of 9 years in the case of an executive (excluding non-executive Directors of the Company or any of its subsidiaries), and 4 years in the case of a non-executive Director of the Company or any of its subsidiaries.

The persons to whom the options have been issued are not eligible to participate in other share option schemes implemented by the Company, its ultimate holding company, their respective subsidiaries or associated companies, except with the prior approval of the Committee in its absolute discretion.

During the financial year, no options were granted by the Company or any subsidiary.

Details of share options are as follows:

(i) Details of share options exercised during the financial year:

	2006	2005
	$’000	$’000
Proceeds from shares issued:
Ordinary share capital	2,971	207
Share premium	113	623

	3,084	830

Fair value, at exercise date, of shares issued	5,420	1,638

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(ii) Fair value of the Company’s ordinary shares

—at beginning of the financial year	0.605 cents per share	0.84 cents per share
—at end of the financial year	1.06 cents per share	0.605 cents per share

(iii) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows:

Financial year ended 30 September 2006

Date of grant	Exercise period	Exercise price	Balance as at 1.10.2005	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.9.2006
8.8.2002	8.8.2003 to 7.8.2012	$0.180	150,000	—	(114,000)	(4,500)	31,500

13.3.2003	8.8.2004 to 12.3.2013	$0.210	387,000	—	(342,000)	—	45,000

18.11.2003	18.11.2004 to 17.11.2013	$0.760	3,581,000	—	(1,951,250)	(122,750)	1,507,000

19.5.2005	19.5.2006 to 18.5.2015	$0.585	8,131,000	—	(2,579,250)	(746,500)	4,805,250

			12,249,000	—	(4,986,500)	(873,750)	6,388,750

Financial year ended 30 September 2005

Date of grant	Exercise period	Exercise price	Balance as at 1.10.2004	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.9.2005
8.8.2002	08.08.2003 to 07.08.2012	$0.180	559,500	—	(405,750)	(3,750)	150,000
13.03.2003	08.08.2004 to 12.03.2013	$0.210	1,311,000	—	(918,750)	(5,250)	387,000
18.11.2003	18.11.2004 to 17.11.2013	$0.760	4,614,000	—	(742,500)	(290,500)	3,581,000
19.05.2005	19.05.2006 to 18.05.2015	$0.585	—	8,246,000	—	(115,000)	8,131,000

			6,484,500	8,246,000	(2,067,000)	(414,500)	12,249,000

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The fair value of options granted on 19 May 2005 determined using the Trinomial valuation model was $1,046,000. The significant inputs into the model were share price of $0.60 at the grant date, exercise price shown as above, standard deviation of expected share price returns of 38%, the option life shown above and annual risk free rate of 2%. The volatility measured at the standard deviation of expected share price returns is based on statistical analysis of daily share price over the last one year from the date of grant.

Financial year ended 30 September 2004

Movements for period from 1 October 2004 to 16 July 2004 (prior to bonus issue):

Date of grant	Exercise period	Balance as at 01.10.2003/ (Exercise Price)	Option granted from 01.10.2003 to 16.07.2004	Share under option exercised from 01.10.2003 to 16.07.2004	Share under option lapsed from 01.10.2003 to 16.07.2004	Balance as at 16.07.2004/ (Exercise Price)
8.8.2002	08.08.2003 to 07.08.2012	894,000 ($0.30)	—	(218,000)	(10,000)	666,000 ($0.30)
13.03.2003	13.03.2004 to 12.03.2013	1,466,000 ($0.35)	—	(507,500)	(22,000)	936,500 ($0.35)
18.11.2003	18.11.2004 to 17.11.2013	—	3,161,000	—	(70,000)	3,091,000 ($1.23)

		2,360,000	3,161,000	(725,500)	(102,000)	4,693,500

Movements for period from 16 July 2004 to 30 September 2004 (after bonus issue):

Date of grant	Exercise period	Revised number of shares comprised in the share options at 16.07.2004/ (Revised Exercise Price)*	Share under option exercised from 17.07.2004 to 30.09.2004	Share under option lapsed from 17.07.2004 to 30.09.2004	Balance as at 30.09.2004/ (Revised Exercise Price)*
8.8.2002	08.08.2003 to 07.08.2012	999,000 ($0.18)	(439,500)	—	559,500 ($0.18)
13.03.2003	13.03.2004 to 12.03.2013	1,404,750 ($0.21)	(86,250)	(7,500)	1,311,000 ($0.21)
18.11.2003	18.11.2004 to 17.11.2013	4,636,500 ($0.76)	—	(22,500)	4,614,000 ($0.76)

		7,040,250	(525,750)	(30,000)	6,484,500

*	On 16 July 2004, the Company issued bonus shares on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company. Pursuant to the terms of the MFS Scheme, certain adjustments were made to the exercise prices for the shares and the number of shares comprised in the outstanding share options of the Company.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

22. Other reserves

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
(a) Composition:
Share option reserve	1,066	1,022	—
Fair value reserve	1,414	—	—

	2,480	1,022	—

(b) Movements:
(i) Share option reserve
Balance at beginning of financial year
—As previously reported	—	—	—
—Effects of adoption of FRS 102 adjusted retrospectively	987	333	—
—As restated	987	333	—
Employee share option scheme:
—Value of employee services	787	654	—
Transferred to share capital	(772)	—	—

Balance at end of financial year	1,002	987	—

(ii) Fair value reserve
Balance at beginning of financial year
—As previously reported	—	—	—
—Effects of adoption of FRS 39 adjusted prospectively [Note 3.3(a)(i)]	2,156	—	—
	2,156	—	—
Fair value gains on available-for-sale financial assets (Note 16)	(742)	—	—

Balance at end of financial year	1,414	—	—

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

23. Dividends

Ordinary dividends paid

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Final exempt (1-tier ) dividend of 0.25 cent per share in respect of the financial year ended 30 September 2003	—	—	1,084
	—	—	1,084
Interim exempt (1-tier) dividend of 0.45 cent per share in respect of the financial year ended 30 September 2004	—	—	1,953
Final exempt (1-tier) dividend of 0.55 cents per share in respect of the financial year ended 30 September 2004	—	3,594	—
Special exempt (1-tier) dividend of 1.0 cent per share in respect of the financial year ended 30 September 2004	—	6,534	—
	—	10,128	1,953

Interim exempt (1-tier) dividend of 0.50 cents per share in respect of the financial year ended 30 September 2005	—	3,268	—
Final exempt (1-tier) dividend of 1.5 cents per share in respect of the financial year ended 30 September 2005	9,810	—	—
Special exempt (1-tier) dividend of 2.5 cents per share in respect of the financial year ended 30 September 2005	16,351	—	—
	26,161	3,268	—

	26,161	13,396	3,037

Ordinary dividends proposed

The directors have not proposed any dividends in respect of the financial year ended 30 September 2006.

24. Holding and ultimate holding companies

The Company’s holding company is Wearnes Technology (Private) Limited, incorporated in Singapore. The ultimate holding company is WBL Corporation Limited, also incorporated in Singapore.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

25. Investments in subsidiaries

Details of the subsidiaries are as follows:

Name of subsidiary	Principal activities	Country of incorporation and place of business	Equity holding
			2006	2005
			%	%
Held by the Company:
MFS Technology (S) Pte Ltd **	Manufacture and marketing of flexible printed circuits and associated assembly	Singapore	100	100

Held by a subsidiary:
Flex Solutions (Singapore) Pte Ltd **	Marketing of flexible printed circuits. However, the company had ceased operations during the year.	Singapore	100	100
MFS Technology (M) Sdn. Bhd. *	Manufacture of flexible printed circuits and associated assembly	Malaysia	100	100%

MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd) + @	Manufacture and marketing of printed circuit boards	People’s Republic of China	65	65

MFS Technology (Hunan) Co., Ltd + @	Manufacture of flexible printed circuits and associated assembly	People’s Republic of China	65	65

*	Audited by PricewaterhouseCoopers firms outside Singapore.
**	Audited by PricewaterhouseCoopers Singapore.
+	The auditors are Hunan Kai Yuan Certified Public Accountants for local statutory audit purposes. For the purpose of the consolidated financial statements of the Group, the financial statements of these companies were audited by PricewaterhouseCoopers Shanghai, a PricewaterhouseCoopers firm outside Singapore.
@	Statutory year end is 31 December

26. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	Consolidated
	2006	2005
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	325	370

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

27. Commitments for expenditure

(a) Capital commitments

	Consolidated
	2006	2005
	$’000	$’000
Expenditure for property, plant and equipment:
Contracted for	605	565
Approved by the directors but not contracted for	18,366	10,247

	18,971	10,812

(b) Lease commitments

The Group leases land under non-cancellable operating lease agreement. The future aggregate minimum lease payments under non-cancellable operating leases contracted for at the reporting date but not recognised as liabilities, are as follows:

	Consolidated
	2006	2005
	$’000	$’000
Not later than one financial year	268	259
Later than one financial year but not later than five financial years	529	665
Later than five financial years	5,780	6,327

	6,577	7,251

28. Financial risk management

The Group’s activities expose it to a variety of financial risks, including the effects of changes in foreign currency exchange rates and interest rates. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts to hedge certain exposures. Financial management is carried out in accordance with the policies approved by the Board of Directors.

Where practicable, the Group will use forward contracts transacted with financial institutions, to reduce the Group’s exposure to foreign currency fluctuations arising from sales and purchases and other commitments. The Group aims to reduce the exposure of the net position in each currency by using foreign currency borrowings and external forward foreign currency contracts where appropriate.

The Group monitors the interest rate on borrowings closely to ensure that the borrowings are maintained at favourable rates. Where necessary, the Group will use derivative financial instruments to hedge the interest rate risks or to convert borrowings from variable rates to fixed rates.

A concentration of credit risk may exist with respect to trade receivables as the Group is exposed to a few major customers. The Group performs on-going credit evaluations of customers worldwide and has not experienced significant losses on receivables.

The Group’s policy on liquidity risk management is to maintain sufficient cash and the availability of funding.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

29. Related party transactions

The following transactions took place between the Group and related parties during the financial year:

(a) Sales and purchases of goods and services

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Sales to related corporations	95	4,785	27,019
Purchase of inventories from a related corporation	2	700	1,787
Subcontract services rendered by related corporation	10,218	14,700	13,071
Management fees charged by a related corporation	180	180	250
Interest expense charged by the holding company	201	275	252
Commission expenses charged by a related corporation	—	72	1,002

(b) Key management’s remuneration

Key management personnel compensation is as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Directors’ fees	330	192	287
Salaries and other short-term employee benefits	1,059	1,169	1,230
Post-employment benefits—Contribution to CPF	20	29	37
Other long-term benefits	67	65	58
Share options granted	77	77	67

	1,553	1,532	1,679

Included in the above was total compensation to directors of the Company amounting to $947,000 (2005: $974,000; 2004: $1,158,000).

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

30. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Group
	$’000	$’000	$’000
Year ended 30 September 2006
Sales	333,716	49,676	383,392

Segment results	35,186	4,797	39,983
Management fee expense			(180)
Finance expense			(1,542)

Profit before income tax			38,261
Income tax expense			(5,320)

Total profit			32,941

Other segment items
Capital expenditure	3,356	1,268	4,624
Depreciation	7,189	3,336	10,525
Segment assets	220,593	58,419	279,012
Unallocated assets			4,944

Consolidated total assets			283,956

Segment liabilities	(59,950)	(17,621)	(77,571)
Unallocated liabilities			(23,903)

Consolidated total liabilities			(101,474)

	Flexible printed circuits	Printed circuit boards	Group
	$’000	$’000	$’000
Year ended 30 September 2005
Sales	339,658	39,863	379,521

Segment results	40,069	2,873	42,942
Management fee expense			(180)
Finance expense			(1,106)

Profit before income tax			41,656
Income tax expense			(7,037)

Total profit			34,619

Other segment items
Capital expenditure	11,506	2,998	14,504
Depreciation	6,363	3,337	9,700
Segment assets	238,361	54,911	293,272
Unallocated assets			3,508

Consolidated total assets			296,780

Segment liabilities	(74,435)	(9,476)	(83,911)
Unallocated liabilities			(39,719)

Consolidated total liabilities			(123,630)

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

	Consolidated
	Flexible printed circuits	Printed Circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2004
Sales	397,341	34,911	432,252

Segment results	52,427	2,041	54,468
Management fee			(250)
Finance costs			(536)

Profit before tax			53,682
Tax			(11,078)

Total profit			42,604

Segment assets	234,882	52,501	287,383
Unallocated assets			3,149

Consolidated total assets			290,532

Segment liabilities	(92,139)	(10,951)	(103,090)
Unallocated liabilities			(35,853)

Consolidated total liabilities			(138,943)

Capital expenditure	18,492	8,067	26,559
Depreciation	4,992	3,048	8,040

The Group is organised into two main business segments:

—	Flexible printed circuits
—	Printed circuit boards

There are no sales or other transactions between the business segments. Segment assets consist primarily property, plant and equipment, inventories, receivables and operating cash, and exclude deferred tax asset, tax recoverable and available-for-sale financial assets. Segment liabilities comprise operating liabilities and exclude items such as current tax, deferred tax liabilities, borrowings and non-trade amounts payable to immediate holding company. Capital expenditure comprises additions to property, plant and equipment.

Secondary reporting format—geographical segments

The Group’s two business segments operate in three main geographical areas:

The Group is headquartered in Singapore and it is an investment holding company. The areas of operation are principally investment holding, design, manufacture and distribution of flexible printed circuits, and other operations of the Group.

Malaysia—the areas of operation are mainly design, manufacture and distribution of flexible printed circuits activities and sale.

China—the main activities are design, manufacture and distribution of printed circuit boards.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Sales revenue is based on the country in which the customer is located. Total assets and capital expenditure are shown by the geographical area in which the assets are located.

	Consolidated
	Sales			Total assets			Capital expenditure
	2006	2005	2004	2006	2005	2004	2006	2005	2004
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
United States of America	10,703	9,624	6,765	—	—	—	—	—	—
Europe	19,535	16,191	21,025	—	—	—	—	—	—
Singapore	20,809	29,550	18,900	182,426	198,069	193,939	2,263	3,156	5,189
Malaysia	16,185	14,317	10,786	18,314	22,201	18,828	514	3,563	1,360
China	239,562	197,959	328,517	83,216	76,510	77,765	1,847	7,785	20,010
Taiwan	47,358	106,249	38,641	—	—	—	—	—	—
Other Asia Pacific	29,240	5,631	7,618	—	—	—	—	—	—

	383,392	379,521	432,252	283,956	296,780	290,532	4,624	14,504	26,559

Sales revenue based on geographical area in which the assets are located are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Singapore	333,716	339,658	397,441
China	49,676	39,863	34,911

	383,392	379,521	432,352

31. Voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd

On 30 March 2006, Multi-Fineline Electronix, Inc (“M-Flex”, a SEC registrant), a related corporation, had announced that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately US$500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

M-Flex has made public statements about its intention to withdraw from the proposed offer to acquire MFS but that such withdrawal is subject to the approval of the Singapore Securities Industry Council. In other press releases, M-Flex has indicated that its Board of Directors intend to take all such actions as may be necessary to prevent the Offer from proceeding. MFS has incurred substantial professional fees amounting to $1,284,000 [note 6(b)] in connection with the proposed offer and until the proposed offer closes, MFS will continue to incur such costs.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.	Significant differences between SFRS and United States generally accepted accounting principles (US GAAP)

The Group's consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“SFRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). Differences between SFRS and US GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Total profit under SFRS	32,941	34,619	42,604
Impact of US GAAP adjustments:
Share-based compensation (Note 32.2)	—	903	(1,408)
Financial instruments (Note 32.3)	—	(61)	156
Minority interest (Note 32.4)	(3,662)	(250)	157

Net profit under US GAAP	29,279	35,211	41,509

Basic earnings per share under US GAAP	4.46 cents	5.39 cents	6.38 cents

Diluted earnings per share under US GAAP	4.45 cents	5.38 cents	6.35 cents

Shareholders’ equity under SFRS	182,482	173,150	151,589
Impact of US GAAP adjustments:
Financial instruments (Note 32.3)	—	(2)	59
Available-for-sale fair value reserve (Note 32.5)	—	2,156	—
Minority interest’s share of share-based compensation (Note 32.2)	(43)	(35)	(8)
Minority interest (Note 32.4)	(18,173)	(15,160)	(16,775)

Shareholders’ equity under US GAAP	164,266	160,109	134,865

Consolidated Cash Flow Statements

The principal differences between SFRS and US GAAP relate to its presentation.

Under SFRS, the Group presents its operating cash flows from profit before tax line. Under US GAAP, the Group presents its operating cash flows from profit after tax line.

Under SFRS, the Group classifies interest received as investing cash flows and interest paid as financing cash flows. Under US GAAP, interest received and interest paid is classified as operating cash flows.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

A reconciliation of the major captions in the consolidated cash flow statements under SFRS and U.S. GAAP is as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Cash flows from operating activities
Net cash from operating activities under SFRS	44,724	42,334	36,219
Impact of US GAAP adjustments:
Share-based compensation (Note 32.2)	—	903	(1,408)
Financial instruments (Note 32.3)	—	(61)	156
Impact of US GAAP presentation differences:
Interest income	762	474	46
Interest expense	(1,542)	(1,106)	(536)

Net cash from operating activities under US GAAP	43,944	42,544	34,477

Cash flows from investing activities
Net cash used in investing activities under SFRS	(5,181)	(17,602)	(26,343)
Interest received	(762)	(474)	(46)

Net cash used in investing activities under US GAAP	(5,943)	(18,076)	(26,389)

Cash flows from financing activities
Net cash (used in)/from financing activities under SFRS	(38,720)	(4,969)	14,156
Interest paid	1,542	1,106	536

Net cash (used in)/from financing activities under US GAAP	(37,178)	(3,863)	14,692

The notes explaining the significant differences between SFRS and US GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

32.1 Group accounting

Under SFRS, the consolidated financial statements include the results and financial position of the entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the "pooling of interest" method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Included in the consolidated financial statements prepared under SFRS are the results and financial position of wholly-owned subsidiaries, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd., and majority-owned subsidiaries MFS Technology (PCB) Co., Ltd and MFS Technology (Hunan) Co., Ltd.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Under US GAAP, the consolidated financial statements include the results and financial position of variable interest entities in which the Group is the primary beneficiary pursuant to the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities (“VIE”), an interpretation of ARB No. 51” (“FIN 46R”). The Group consolidates entities not determined to be VIEs when it holds a majority of the entity’s outstanding voting shares and control rests with the Group. Where the Group has a majority voting interest in an entity but the minority shareholders have substantive participating rights, the Group accounts for investment in the entity using the equity method of accounting in accordance with EITF 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”.

Included in the consolidated financial statements prepared under US GAAP are the results and financial position of:

(1) variable interest entity, MFS Technology (Hunan) Co., Ltd in which the Group is the primary beneficiary, and

(2) voting interest entities, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd. These three voting interest entities were acquired and accounted for as a reorganisation of entities under common control in accordance with US GAAP.

Summarised financial information of MFS Technology (PCB) Co., Ltd

The summarised financial information as to the assets, liabilities and results of operations of MFS Technology (PCB) Co., Ltd is presented as follows for reference:

	Consolidated
	2006	2005
	$’000	$’000
Current assets	29,993	19,394
Non-current assets	29,425	35,517
Current liabilities	(17,667)	(15,789)
Non-current liabilities	—	—

Sales	49,676	39,863
Gross profit	9,946	7,976
Profit from operations	4,797	2,950
Finance costs	256	25
Net profit for the financial year	4,077	2,645

32.2 Share-based compensation

Under SFRS, there was no requirement for recognising and measuring employee share compensation till financial year ended 30 September 2005, although specific disclosure rules apply. No expense was recorded for share options granted to employees.

On adoption of SFRS 102 in the current financial year, an expense is recognised in the income statement for share options issued with a corresponding increase in the share option reserve. This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, certain previously reported balances as at/for the year ended 30 September 2005 and 30 September 2004 were adjusted (Note 3.4).

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Under US GAAP, SFAS No. 123 ‘‘Accounting for Stock-Based Compensation’’ establishes the fair value method of accounting for stock-based compensation plans, resulting in the recognition of compensation expense equal to the fair value of the instruments issued on the date of grant. However, SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, ‘‘Accounting for Stock Issued to Employees’’, and related interpretations. Should the entity choose to use APB 25 to calculate compensation expense, the impact of applying SFAS No. 123 is required to be disclosed in the notes to the financial statements. Under APB 25 and related interpretations, options granted to employees with an exercise price lower than the estimated market value of the underlying common stock at the grant date must be recognised as an expense over the option vesting period. For the purpose of the reconciliation, the Group has elected to measure stock-based compensation expense using the intrinsic value method prescribed by APB 25.

The amounts included in the reconciliation show the differences between SFRS and US GAAP as described above.

32.3 Financial instruments—forward contracts

Prior to October 1, 2005, there are no requirements under FRS for forward contracts to be recognised at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Beginning October 1, 2005, FRS 39 requires forward contracts to be recognised at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognised through income.

Under US GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease the net profit in 2005 by $61,000 (2004: increase the net profit by $156,000) and to reduce the shareholders’ equity by $2,000 (2004: increase by $59,000).

Subsequent to the adoption of SFRS 39 in 2006, SFRS and US GAAP are substantially similar with respect to the accounting of forward contracts that affects the Group.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.4 Minority interests

Prior to October 1, 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

Beginning October 1, 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under US GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

32.5 Long-term Quoted Equity Securities

Under SFRS, long-term equity quoted securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Under US GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

The amounts included in the reconciliation show the differences between SFRS and US GAAP as described above.

Subsequent to the adoption of SFRS 39 in 2006, SFRS and US GAAP are substantially similar with respect to the accounting of long-term equity securities that affects the Group.

32.6 Segment Reporting

Under SFRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under US GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to SFRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortisation, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.7 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

33. Authorisation of financial statements

The consolidated financial statements were authorised for issue by the Board of MFS Technology Ltd on December 22, 2006.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

For the three months ended 31 December 2006 and 2005

		Unaudited Three months ended 31 December
	Note	2006	2005
		$’000	$’000
Sales	3	106,157	120,105
Cost of sales		(88,597)	(95,092)

Gross profit		17,560	25,013
Other gains		1,420	872
Expenses
—Distribution and marketing		(2,975)	(4,291)
—Administrative		(3,001)	(2,846)
—Other		(1,073)	(532)
—Finance		(243)	(386)

Profit before income tax		11,688	17,830

Income tax expense		(1,682)	(2,038)

Total Profit		10,006	15,792

Attributable to:
Equity holders of the Company		9,051	14,441
Minority interest		955	1,351

		10,006	15,792

Earnings per share	5
Basic		1.37 cents	2.20 cents
Diluted		1.37 cents	2.20 cents

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As at December 31, 2006 and September 30, 2006

	Note	Unaudited December 31, 2006	September 30, 2006
		$’000	$’000
ASSETS
Current assets
Cash and cash equivalents		74,393	71,149
Trade and other receivables		99,906	86,082
Derivative financial instruments		—	6
Inventories		48,173	40,093
Tax recoverable		375	541
Other current assets		2,238	2,809

		225,085	200,680

Non-current assets
Available-for-sale financial assets		3,456	4,403
Property, plant and equipment	6	76,742	78,873

		80,198	83,276

Total assets		305,283	283,956

LIABILITIES
Current liabilities
Trade and other payables		95,726	83,772
Current income tax liabilities		4,056	2,803
Borrowings	7	10,634	7,918
Provision for warranty		674	815

		111,090	95,308

Non-current liabilities
Deferred income tax liabilities		2,894	3,157
Borrowings	7	—	3,009

		2,894	6,166

Total liabilities		113,984	101,474

		191,299	182,482

EQUITY
Share capital	11	69,951	69,891
Foreign currency translation reserve		(3,158)	(3,048)
Other reserves		1,593	2,480
Retained earnings		104,037	94,986

Shareholders’ equity		172,423	164,309
Minority interests		18,876	18,173

Total equity		191,299	182,482

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the three months ended December 31, 2006 and 2005

	Attributable to equity holders of the Company
The Group	Share Capital S$’000	Foreign Currency Translation Reserve S$’000	Revaluation and Other Reserves * S$’000	Retained Earnings S$’000	Minority Interest S$’000	Total Equity S$’000
2007
Balance at 1 October 2006	69,891	(3,048)	2,480	94,986	18,173	182,482
Fair value loss on available-for-sale financial assets	—	—	(947)	—	—	(947)
Currency translation difference	—	(110)	—	—	(252)	(362)
Net losses recognised directly in equity	—	(110)	(947)	—	(252)	(1,309)
Net profit	—	—	—	9,051	955	10,006

Total recognised (losses)/gains for the period	—	(110)	(947)	9,051	703	8,697
Employee share option scheme:
—Value of employee services	11	—	60	—	—	71
—Proceeds from shares issued	49	—	—	—	—	49

Balance at 31 December 2006	69,951	(3,158)	1,593	104,037	18,876	191,299

2006
Balance at 1 October 2005	66,035	(935)	3,178	91,868	15,160	175,306

Fair value gains on available-for-sale financial assets	—	—	322	—	—	322
Currency translation differences	—	(574)	—	—	(139)	(713)
Net (losses)/gains recognised directly in equity	—	(574)	322	—	(139)	(391)
Net profit	—	—	—	14,441	1,351	15,792

Total recognised (losses)/gains for the period	—	(574)	322	14,441	1,212	15,401

Employee share option scheme:
—Value of employee services	—	—	246	—	—	246
—Proceeds from shares issued	13	—	—	—	—	13

Balance at 31 December 2005	66,048	(1,509)	3,746	106,309	16,372	190,966

*	Include available for sale reserve of $466,000 (2005: $2,478,000) and share option reserve of $1,127,000 (2005: $1,268,000).

Under the Companies (Amendment) Act 2005 that came into effect on 30 January 2006, the concepts of par value and authorized share capital were abolished and the amount in the share premium account as at 30 January 2006 became part of the Company’s share capital.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

For the three months ended December 31, 2006 and 2005

	Unaudited Three months ended December 31,
	2006	2005
	$’000	$’000
Cash flows from operating activities
Total profit	10,006	15,792
Adjustments for:
Tax	1,682	2,038
Depreciation	2,585	2,726
Interest income	(370)	(156)
Interest expense	243	386
Net loss on disposal of property, plant and equipment	—	20
Share-based payment expenses	71	246
Foreign exchange adjustment	880	301

Operating cash flow before working capital changes	15,097	21,353

Changes in operating assets and liabilities
Trade and other receivables	(14,096)	(25,282)
Inventories	(8,107)	(16,322)
Other current assets	640	(141)
Trade and other payables	12,076	18,421
Provisions	(141)	765

Cash generated / (used in) from operations	5,469	(1,206)

Income tax paid	(536)	(1,061)

Net cash provided by / (used in) operating activities	4,933	(2,267)

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	—	5
Purchase of property, plant and equipment	(985)	(1,309)
Interest received	370	156

Net cash used in investing activities	(615)	(1,148)

Cash flows from financing activities
Proceeds from issuance of ordinary shares	49	13
Repayment of bank borrowings	—	(1,677)
Interest paid	(243)	(386)

Net cash used in financing activities	(194)	(2,050)

Net increase / (decrease) in cash and cash equivalents	4,124	(5,465)
Cash and cash equivalents at the beginning of the financial period	71,149	71,885
Effects of exchange rate changes on cash and cash equivalents	(880)	(301)

Cash and cash equivalents at the end of the financial period	74,393	66,119

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended 31 December 2006 and 2005

1. Basis of preparation and significant accounting policies

These unaudited condensed interim consolidated financial statements of MFS Technology Ltd and its subsidiaries (“the Group”), presented in Singapore Dollar, are prepared in accordance with Singapore Financial Reporting Standard (“FRS”). The accounting policies and methods of computation applied by the Group are consistent with those used in its recently audited financial statements for the financial year ended 30 September 2006, except for changes made to comply with the following FRS that became effective in this financial period:

FRS 19 (amendment)—Employee Benefits

FRS 21 (amendment)—The Effects of Changes in Foreign Exchange Rates

FRS 32 (amendment)—Financial Instruments: Disclosures and Presentation

FRS 39 (amendment)—Financial Instruments: Recognition and Measurement

The adoption of the above FRS did not result in any changes to the Group’s accounting policies.

2. Seasonality

The Group’s sales are generally higher during the first half of the financial year as the Group’s Flexible printed circuits (“FPC”) and Printed circuit boards (“PCB”) products are used in consumer products manufactured by its customers. Sales generally increase in tandem with the customers’ increase in their production levels to stock up for the year-end festive period. Subsequently, the Group usually observes a decline in sales as its customers adjust their inventory levels and reduce their production level.

3. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Three months ended 31 December 2006
Sales	91,503	14,654	106,157

Segment results	10,830	1,101	11,931
Finance expense			(243)

Profit before income tax			11,688
Income tax expense			(1,682)

Total profit			10,006

Three months ended 31 December 2005
Sales	109,841	10,264	120,105

Segment results	17,630	586	18,216
Finance expense			(386)

Profit before income tax			17,830
Income tax expense			(2,038)

Total profit			15,792

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

4. Profit before income tax

The following items have been included in arriving at profit before income tax:

	Three months ended 31 December
	2006	2005
	$’000	$’000
Loss on sale of property, plant and equipment	—	(20)
Inventory written down/write off	(145)	(181)
Writeback/(impairment) in value of doubtful debts, net	9	(891)
Writeback/(impairment) in value of inventories, net	27	(294)
Professional fees incurred for due diligence exercise	(449)	—

5. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Three months ended 31 December
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	9,051	14,441

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	658,705	653,702

Basic earnings per share	1.37 cents	2.20 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, profit attributable to equity holders of the Company and the weighted average number of ordinary shares outstanding are adjusted for the effects of all dilutive potential ordinary shares.

For the share options, the weighted average number of shares in issue is adjusted as if all share options that are dilutive were exercised. The number of shares that could have been issued upon the exercise of all dilutive share options less the number of shares that could have been issued at fair value (determined as the Company’s average share price for the financial year) for the same total proceeds is added to the denominator as the number of shares issued for no consideration, with no adjustment to earnings (numerator).

Dilutive earnings per share attributable to equity holders of the Company is calculated based on the following data.

	Three months ended 31 December
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	9,051	14,441

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	658,705	653,702
Adjustment for assumed conversion of share options (’000)	2,010	321

Weighted average number of ordinary shares for diluted earnings per share (’000)	660,715	654,023

Diluted earnings per share	1.37 cents	2.20 cents

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

6. Capital expenditure and commitments

(a) Capital expenditure

Three months ended 31 December 2006	Property, Plant and Equipment
$’000
Balance at 1 October 2006	78,873
Additions	932
Depreciation	(2,585)
Translation adjustment	(478)

Balance at 31 December 2006	76,742

(b) Capital commitments

	Property, Plant and Equipment
	As at 31.12.2006	As at 30.9.2006
	$’000	$’000
Capital commitments	15,616	18,971

7. Borrowings (unsecured)

	As at 31.12.2006	As at 30.9.2006
	$’000	$’000
Current
Bank borrowings	10,634	7,918
Non-current
Bank borrowings	—	3,009

Total borrowings	10,634	10,927

The movement in the borrowings can be analysed as follows:

Three months ended 31 December 2006	$’000
Balance at 1 October 2006	10,927
Translation gain	(293)

Balance at 31 December 2006	10,634

8. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	As at 31.12.2006	As at 30.9.2006
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	405	325

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

9. Related party transactions

The following transactions took place between the Group and related parties during the financial period:

	Three months ended 31 December
	2006	2005
	$’000	$’000
Sales to Multi-Fineline Electronix, Inc	1	—
Sales to other related corporations	—	13
Purchases from Multi-Fineline Electronix Inc	—	2
Interest expense charged by holding corporation	51	51
Subcontract services rendered by related corporations	2,987	4,351

10. Other significant balance sheet items

The Group provides warranty on certain products and undertake to repair or replace items that fail to perform satisfactorily. A provision is recognised at the balance sheet date for expected warranty claims based on past experience of the level of repairs and returns. As at 31 December 2006, provisions made for product warranties amounted to $0.7 million (30 September 2006: $0.8 million).

11. Share capital of MFS Technology Ltd

	No. of shares Issued Share Capital (fully paid)	Amount Issued Share Capital (fully paid)
	’000	$’000
Three months ended 31 December 2006
Balance at 1 October 2006	658,654	69,891
Employee Share Options Scheme:
—Value of employee services	—	11
—Proceeds from share issue	76	49

Balance at 31 December 2006	658,730	69,951

During the financial period ended 31 December 2006, the Group issued 76,000 (2005: 63,250) ordinary shares of $0.10 each for cash at the respective price per share, upon the exercise of options granted by the Company under the MFS Scheme:

	2007		2006
	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
Date of grant
08.08.2002	—	—	12,750	0.180
13.03.2003	—	—	50,500	0.210
18.11.2003	24,000	0.760	—	—
19.05.2005	52,000	0.585	—	—

	76,000		63,250

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

12. Voluntary Conditional offer by a related corporation—Multi-Fineline Electronix, Inc.

On 30 March 2006, Mult-Fineline Electronix, Inc (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately US$500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

M-Flex have made public statements about its intention to withdraw from the proposed Offer to acquire MFS but such withdrawal is subject to the approval of the Singapore Securities Industrial Council. In other press releases, M-Flex have indicated that its Board of Directors intend to take all such actions as may be necessary to prevent the Offer from proceeding. MFS has incurred substantial professional fees amounting to $1,733,000 in connection with the proposed Offer and until the proposed Offer closes, MFS will continue to incur such costs.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

13. Significant differences between Singapore Financial Reporting Standards (“FRS”) and United States generally accepted accounting principles (“US GAAP”)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“FRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). Differences between FRS and US GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

		3 months ended 31 December
	Note	2006 $’000	2005 $’000
Total profit under FRS		10,006	15,792
Impact of US GAAP adjustments:
Minority interests	13.2	(955)	(1,351)

Net profit under US GAAP		9,051	14,441

Basic earnings per share under US GAAP		1.37 cents	2.20 cents

Diluted earnings per share under US GAAP		1.37 cents	2.20 cents

		As at 31 December
	Note	2006 $’000	2005 $’000
Shareholders’ equity under FRS		191,299	190,966
Impact of US GAAP adjustments:
Minority interest	13.2	(18,876)	(16,416)

Shareholders’ equity under US GAAP		172,423	174,550

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

Consolidated Cash Flow Statements

The principle differences between FRS and US GAAP relate to its presentation.

Under FRS, the Group classifies interest received as investing cash flows and interest paid as financing cash flows. Under US GAAP, interest received and interest paid is classified as operating cash flows.

A reconciliation of the major captions in the consolidated cash flow statements under FRS and US GAAP is as follows:

	3 months ended 31 December
	2006 $’000	2005 $’000
Cash flows from operating activities
Net cash provided by / (used in) operating activities under FRS	4,933	(2,267)
Impact of US GAAP presentation differences:
Interest income	370	156
Interest expense	(243)	(386)

Net cash provided by / (used in) operating activities under US GAAP	5,060	(2,497)

Cash flows from investing activities
Net cash used in investing activities under FRS	(615)	(1,148)
Interest received	(370)	(156)

Net cash used in investing activities under US GAAP	(985)	(1,304)

Cash flows from financing activities
Net cash used in financing activities under FRS	(194)	(2,050)
Interest paid	243	386

Net cash from / (used in) financing activities under US GAAP	49	(1,664)

The notes explaining the significant differences between FRS and US GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

13.1 Group Accounting

Under FRS, the consolidated financial statements include the results and financial position of the entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

Included in the consolidated financial statements prepared under FRS are the results and financial position of wholly-owned subsidiaries, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd., and majority-owned subsidiaries MFS Technology (PCB) Co., Ltd and MFS Technology (Hunan) Co., Ltd.

Under US GAAP, the consolidated financial statements include the results and financial position of variable interest entities in which the Group is the primary beneficiary pursuant to the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities (“VIE”), an interpretation of ARB No. 51” (“FIN 46R”). The Group consolidates entities not determined to be VIEs when it holds a majority of the entity’s outstanding voting shares and control rests with the Group. Where the Group has a majority voting interest in an entity but the minority shareholders have substantive participating rights, the Group accounts for investment in the entity using the equity method of accounting in accordance with EITF 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”.

Included in the consolidated financial statements prepared under US GAAP are the results and financial position of:

(1)	variable interest entity, MFS Technology (Hunan) Co., Ltd in which the Group is the primary beneficiary, and

(2)	voting interest entities, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd. These three voting interest entities were acquired and accounted for as a reorganisation of entities under common control in accordance with US GAAP.

Summarised financial information of MFS Technology (PCB) Co., Ltd

The summarised financial information as to the assets, liabilities and results of operations of MFS Technology (PCB) Co., Ltd is presented as follows for reference:

	As at 31 December
	2006 $’000	2005 $’000
Current assets	28,247	24,663
Non-current assets	28,335	32,214
Current liabilities	(14,481)	(17,610)

	3 months ended 31 December
	2006 $’000	2005 $’000
Sales	14,654	10,264
Gross profit	2,147	2,012
Profit from operations	1,114	588
Finance costs	—	(75)
Net profit for the financial period	1,001	470

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

13.2 Minority Interests

Prior to 1 October 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

Beginning 1 October 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under US GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

13.3 Segment Reporting

Under FRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under US GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to FRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

13.4 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). This standard requires employers to recognize the unfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The adoption of SFAS 158 is not expected to have a material effect on results or financial position of the Group.

PLEASE NOTE THE FAIRNESS OPINION DELIVERED BY NEEDHAM & COMPANY, LLC ON MARCH 28, 2006 WAS BASED ON INFORMATION, PROJECTIONS AND ASSUMPTIONS WHICH HAVE SINCE PROVEN MATERIALLY INACCURATE AND SINCE THE DATE OF THAT OPINION, THE FINANCIAL PERFORMANCE OF MFS HAS BEEN MATERIALLY WORSE THAN THE PERFORMANCE PREDICTED IN THE FINANCIAL FORECASTS RELIED UPON BY NEEDHAM IN ITS OPINION. ACCORDINGLY, M-FLEX’S SPECIAL COMMITTEE AND BOARD OF DIRECTORS HAVE DETERMINED THAT IT IS NO LONGER ADVISABLE OR APPROPRIATE TO RELY ON THE MARCH 28, 2006 NEEDHAM OPINION IN CONNECTION WITH YOUR VOTE FOR OR AGAINST THE OFFER.

ANNEX A

OPINION OF NEEDHAM & COMPANY, LLC

[LETTERHEAD OF NEEDHAM & COMPANY, LLC]

March 28, 2006

Special Committee of the Board of Directors

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, California 92806

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to Multi-Fineline Electronix, Inc. (“M-Flex”) of the Consideration (defined below) to be paid by M-Flex to the shareholders of MFS Technology Ltd (“MFS”) pursuant to the terms of a voluntary general offer (the “Offer”) described in an announcement (the “Announcement”) issued by M-Flex dated March 30, 2006. A copy of the Announcement was filed by M-Flex with the U.S. Securities and Exchange Commission on March 30, 2006 as an exhibit to a Report on Form 8-K. Pursuant to the terms of the Offer, shareholders of MFS may elect to receive consideration (the “Consideration”) for each ordinary share of MFS that they tender, consisting of either (i) a cash payment, which will be in the amount of (x) 1.15 Singapore dollars if less than 90% of the outstanding ordinary shares of MFS (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered and purchased in the general offer or (y) 1.20 Singapore dollars if not less than 90% of the ordinary shares of MFS (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered and purchased in the general offer; or (ii) 0.0145 of a share of the common stock, par value $0.0001 per share, of M-Flex (“M-Flex Common Stock”). WBL Corporation Limited (“WBL”) beneficially owns approximately 61% of the M-Flex Common Stock and approximately 56% of the ordinary shares of MFS. In connection with the Offer, WBL has agreed (i) to tender all of its ordinary shares of MFS in response to the Offer and (ii) to elect to receive payment for all those shares in M-Flex Common Stock. The business combination proposed to be effected pursuant to the Offer is sometimes referred to in this letter as the “Transaction”.

In arriving at our opinion, we have reviewed the Announcement as well as certain publicly available business and financial information, including publicly available financial forecasts, relating to M-Flex and MFS. We also have reviewed certain other information relating to M-Flex and MFS, including financial forecasts, provided to or discussed with us by the managements of M-Flex and MFS and have met with the managements of M-Flex and MFS to discuss the businesses and prospects of M-Flex and MFS, respectively. We reviewed the financial terms of the Offer as set forth in the Announcement in relation to, among other things: current and historical market prices and trading volumes of M-Flex Common Stock and MFS’ ordinary shares; the historical and projected earnings and other operating data of M-Flex and MFS; and the capitalization and financial condition of M-Flex and MFS. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Offer and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of M-Flex and MFS. We also evaluated certain potential pro forma financial effects of the Merger on M-Flex and we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant.

A-1

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts provided to or discussed with us by the managements of M-Flex and MFS, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of M-Flex and MFS as to the future financial performance of M-Flex and MFS. In addition, we have relied, with your consent and without independent verification, upon the assessments of the managements of M-Flex and MFS as to (i) the strategic benefits anticipated by the managements of M-Flex and MFS to result from the Transaction, (ii) the ability of the managements of M-Flex and MFS to integrate the businesses of M-Flex and MFS and (iii) their ability to retain key employees and customers of M-Flex and MFS. We further have assumed, with your consent, that, in the course of obtaining any necessary regulatory and third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on M-Flex, MFS or the contemplated benefits of the Transaction and that the Offer will be consummated in accordance with its terms without the waiver, modification or amendment of any material term or condition. In addition, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of M-Flex or MFS nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of M-Flex Common Stock when issued pursuant to the Offer or the prices at which M-Flex Common Stock will trade at any time. Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to M-Flex, nor does it address the underlying business decision of M-Flex to proceed with the Transaction.

We have acted as financial advisor to M-Flex in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Offer. We also will receive a fee for rendering this opinion. We in the past have provided investment banking services to M-Flex unrelated to the Transaction for which services we have received compensation, and we currently are providing and in the future may provide such services for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade securities of M-Flex and MFS for our and such affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of M-Flex in connection with its evaluation of the Transaction and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by M-Flex in the Offer is fair to M-Flex, from a financial point of view.

Very truly yours,

/s/    NEEDHAM & COMPANY LLC

NEEDHAM & COMPANY LLC

PLEASE NOTE THE FAIRNESS OPINION DELIVERED BY NEEDHAM & COMPANY, LLC ON MARCH 28, 2006 WAS BASED ON INFORMATION, PROJECTIONS AND ASSUMPTIONS WHICH HAVE SINCE PROVEN MATERIALLY INACCURATE AND SINCE THE DATE OF THAT OPINION, THE FINANCIAL PERFORMANCE OF MFS HAS BEEN MATERIALLY WORSE THAN THE PERFORMANCE PREDICTED IN THE FINANCIAL FORECASTS RELIED UPON BY NEEDHAM IN ARRIVING AT ITS OPINION. ACCORDINGLY, M-FLEX’S SPECIAL COMMITTEE AND BOARD OF DIRECTORS HAVE DETERMINED THAT IT IS NO LONGER ADVISABLE OR APPROPRIATE TO RELY ON THE MARCH 28, 2006 NEEDHAM OPINION IN CONNECTION WITH YOUR VOTE FOR OR AGAINST THE OFFER.

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ANNEX B

LOCK-UP AGREEMENT

[                    ], 2007

Multi-Fineline Electronix, Inc.

Attn: General Counsel

3140 East Coronado Street

Anaheim, CA 92806

Ladies and Gentlemen:

On [                    ], 2007, Multi-Fineline Electronix, Inc. (the “Company”) initiated a voluntary conditional general offer (the “Offer”) to acquire all of the issued ordinary shares (the “MFS Shares”) in the capital of MFS Technology Ltd (“MFS”). As a condition to your election to receive 0.0145 New M-Flex shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in exchange (the “Exchange”) for each outstanding MFS ordinary share that you own (the “MFS Shares”), you hereby agree to enter into this lock-up agreement (the “Lock-Up Agreement”) and be bound by the terms and conditions set forth herein. The Lock-Up Agreement applies only to Common Stock issued and exchanged for MFS Shares and does not apply to Common Stock held or acquired by you in any transaction unrelated to the Exchange. The shares of Common Stock you receive in the Exchange shall be referred to herein as the “Subject Shares.”

The undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, from the date hereof until [                    ], 2007 (the “Lock-Up Period”), which is the six-month anniversary of the closing of the Offer (each of the following to be referred to as a “Disposition”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for the Subject Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of the Subject Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.

The undersigned agrees that the Company may, (1) with respect to any Subject Shares, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (2) with respect to any Subject Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Notwithstanding the foregoing, without the prior written consent of the Company, the undersigned may sell or otherwise transfer Subject Shares: (1) as a bona fide gift or gifts or pledge; and (2) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to any trust or similar entity for estate planning purposes and for the direct or indirect benefit of the undersigned or any member of his or her immediate family; provided, however, that with respect to the transfers set forth under sections (1) and (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that the MFS Shares being tendered by the undersigned are owned by the undersigned free and clear of all liens and encumbrances. The undersigned further understands that this Lock-Up Agreement is irrevocable, and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed in all respects by the laws of the state of Delaware.

IF YOU FAIL TO SIGN AND RETURN THIS LOCK-UP AGREEMENT, YOU SHALL BE DEEMED TO HAVE ELECTED TO TAKE CASH CONSIDERATION AND NOT THE STOCK CONSIDERATION REGARDLESS OF WHAT YOU HAVE INDICATED ON YOUR FORM OF ACCEPTANCE AND AUTHORIZATION OR FORM OF ACCEPTANCE AND TRANSFER AS THE CASE MAY BE.

Signature:

Print Name:

Number of MFS Shares owned:

Certificate Numbers (if applicable):

B-2

[BACK COVER PAGE OF PROXY STATEMENT/PROSPECTUS]

PRELIMINARY PROSPECTUS DATED APRIL 12, 2007

SUBJECT TO COMPLETION OR AMENDMENT

THE INFORMATION CONTAINED IN THIS OFFER DOCUMENT/PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT AND THE OFFER CONTEMPLATED HEREIN IS CONDITIONAL UPON SATISFACTION OR WAIVER OF CERTAIN PRE-CONDITIONS SET FORTH HEREIN. A REGISTRATION STATEMENT ON FORM S-4, OF WHICH THIS OFFER DOCUMENT/PROSPECTUS FORMS A PART, PERTAINING TO THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE TRANSACTION THAT IS THE SUBJECT OF THIS OFFER DOCUMENT/PROSPECTUS, HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES OFFERED IN THIS OFFER DOCUMENT/PROSPECTUS MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS OFFER DOCUMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

No offer is being made to the shareholders of MFS Technology Ltd, or MFS, at this time under Singapore laws, rules and regulations and the Code, and nothing contained in the registration statement on Form S-4 of which this Offer Document/Prospectus forms a part shall indicate otherwise. If M-Flex resolves all outstanding comments with the SEC and if the registration statement on Form S-4 is declared effective by June 30, 2007, then M-Flex intends to commence the Offer as soon as practicable after the registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other pre-conditions described in this Offer Document/Prospectus are satisfied or waived. In such event, New M-Flex Holding Corporation, or New M-Flex, would announce the Offer in Singapore and the Offer Document/Prospectus which is included in the registration statement will be mailed to the MFS Shareholders (as defined herein). See Appendix 1 of this Offer Document/Prospectus for further details on the pre-conditions.

If M-Flex has not resolved all outstanding comments with the SEC and the registration statement has not been declared effective or the pre-conditions are not satisfied or, if applicable, waived by M-Flex (in its discretion) on or before June 30, 2007, then the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may only invoke the pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

OFFER DOCUMENT/PROSPECTUS DATED APRIL 12, 2007

THIS OFFER DOCUMENT/PROSPECTUS IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PLEASE READ IT CAREFULLY.

This document constitutes a prospectus under the U.S. securities laws and is filed with the U.S. Securities and Exchange Commission in connection with the potential issuance of New M-Flex Holding Corporation, or New M-Flex, common stock (as reorganized in connection with the Offer) to shareholders of MFS Technology Ltd as part of the Offer, as defined on page 3 of this Offer Document/Prospectus.

If you are in doubt about the Offer, you should consult your stockbroker, bank manager, solicitor or other professional advisor immediately. DBS Bank Ltd is acting for and on behalf of Multi-Fineline Electronix, Inc. and New M-Flex and does not purport to advise the shareholders of MFS.

The views of the independent directors of MFS and the independent financial advisor to the independent directors of MFS will be made available to you in due course. You should consider their views before making any decision on the Offer.

The Singapore Exchange Securities Trading Limited assumes no responsibility for the correctness of any of the statements made, reports contained or opinions expressed in this Offer Document/Prospectus. Neither the U.S. Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of the Offer, the Reorganization and the related transactions or the securities to be issued in the Offer, the Reorganization and related transactions or if this Offer Document/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

If you have sold or transferred all your issued and fully paid ordinary shares in the capital of MFS, or MFS Shares (“MFS Shares”) held through The Central Depository (Pte) Limited, or CDP, you need not forward this Offer Document/Prospectus and the accompanying Form of Acceptance and Authorization, or FAA, and the Lock-Up Agreement to the purchaser or transferee as arrangements will be made by CDP for a separate Offer Document/Prospectus and FAA and the Lock-Up Agreement to be sent to the purchaser or transferee. If you have sold or transferred all your MFS Shares which are not deposited with CDP, you should at once hand this Offer Document/Prospectus and the accompanying Form of Acceptance and Transfer, or FAT, and the Lock-Up Agreement to the purchaser or transferee or to the bank, stockbroker or agent through whom you effected the sale, for onward transmission to the purchaser or transferee.

VOLUNTARY CONDITIONAL OFFER

by

(Company Registration No. 196800306E)

(Incorporated in the Republic of Singapore)

MULTI-FINELINE ELECTRONIX, INC.

(Incorporated in the State of Delaware)

by and through its subsidiary New M-Flex Holding Corporation to acquire all the issued ordinary shares in the capital of

MFS TECHNOLOGY LTD

(Company Registration No. 200009562R)

(Incorporated in the Republic of Singapore)

If the transaction proceeds, the Offer would be on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT, and on the following basis:

For each Offer Share (as such term is defined on page 4)

EITHER

0.0145 New M-Flex Stock (or Stock Consideration), provided that an MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer, if it closes.

OR

Cash consideration (or Cash Consideration) of the following:

•

If the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.15 in cash;

or

•

If the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.20 in cash

An MFS Shareholder who accepts the Offer shall have in relation to each Offer Share the right to elect to receive either the Stock Consideration or the Cash Consideration, but not both. WBL’s undertaking agreement to vote its M-Flex shares in favor of the transaction terminated on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Offer Document/Prospectus that WBL will not seek to accept Cash Consideration.

The Offeror’s common stock would be listed on The Nasdaq Global Select Market under the symbol “MFLX,” if the transaction proceeds and closes.

Acceptances should be received by [        ] p.m. on [                    ] 2007 (Singapore Standard Time) or such later date(s) as may be announced from time to time by or on behalf of the Offeror. The Offeror has no intention of revising the Offer Consideration.

The procedures for acceptance are set out in Appendix 9 to this Offer Document/Prospectus and in the accompanying FAT or FAA.

The Offeror encourages you to read carefully this Offer Document/Prospectus, including the section entitled “ Risk Factors” beginning on page 20 of this Offer Document/Prospectus.

NOTE ON MFS INFORMATION

All information relating to MFS’ business, operations, financial condition, and management presented in this Offer Document/Prospectus is taken from information publicly filed by MFS with the Singapore Exchange Securities Trading Limited. The Offeror was not involved in the preparation of information and statements. The Offeror has made adjustments and assumptions in preparing the pro forma financial information presented in this Offer Document/Prospectus that have necessarily involved estimates with respect to MFS’ financial information. Despite numerous requests to MFS for its financial and business information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS has cited as its reasons for refusing to provide information restrictions under Singapore law on providing price sensitive information and its need to protect commercially sensitive information.

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DEFINITIONS

Except where the context otherwise requires, the following definitions apply throughout this Offer Document/Prospectus, the Form of Acceptance and Authorization and the Form of Acceptance and Transfer:

“Act”	:	Companies Act, Chapter 50 of Singapore
“Appointed CPFIS Broker”	:	Phillip Securities Pte Ltd
“Appointed SRS Broker”	:	[ ]

“Business Day”	:	A day (excluding Saturdays and Sundays) on which banks are generally open for normal banking business in Singapore or the U.S., as the case may be

“Cash Consideration”	:	As defined in Section 2.1 of this Offer Document/Prospectus

“CDP”	:	The Central Depository (Pte) Limited

“Closing Date”	:	[ ] p.m. on [ ] 2007 (Singapore Standard Time) or such later date(s) as may be announced from time to time by or on behalf of the Offeror, being the last date for the lodgment of acceptances of the Offer

“Code”	:	The Singapore Code on Take-overs and Mergers

“Competing Transaction”	:	Any action, proposal, agreement or transaction, including but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith

“Concert Parties”	:	Persons “acting in concert” (as defined in the Code) with the Offeror in connection with the Offer which shall comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company, and shall be presumed to include, inter alia, the following unless the contrary is established:

(a) the following companies:

(i) a company;

(ii) the parent of (i);

(iii) the subsidiaries of (i);

(iv) the fellow subsidiaries of (i);

(v) the associated companies of any of (i), (ii), (iii) or (iv); and

(vi) companies whose associated companies include any of (i), (ii), (iii), (iv) or (v);

(b) a company with any of its directors (together with their close relatives, related trusts as well as companies controlled by any of the directors, their close relatives and related trusts);

(c) a company with any of its pension funds and employee share schemes; and

(d) partners.

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“CPF”	:	Central Provident Fund of Singapore

“CPF Board”	:	Central Provident Fund Board of Singapore

“CPFIS”	:	Central Provident Fund Investment Scheme

“CPF Agent Banks”	:	The banks approved by the CPF Board to be its agent banks

“CPFIS Investors”	:	Investors who have purchased MFS Shares using their CPF monies pursuant to the CPFIS

“DBS Bank”	:	DBS Bank Ltd

“Directors”	:	Directors of the Offeror as at the Latest Practicable Date

“DTC”	:	The Depository Trust Company is a limited purpose trust company under New York Banking Law, a member of the United States Federal Reserve System and a registered clearing agency with the United States Securities and Exchange Commission. The DTC holds securities deposited by participants of transactions of listed securities in the United States and also facilitates the settlement of securities transactions by those participants

“FAA”	:	Form of Acceptance and Authorization, which forms part of this Offer Document/Prospectus and which is issued to MFS Shareholders whose MFS Shares are deposited with CDP

“FAT”	:	Form of Acceptance and Transfer, which forms part of this Offer Document/Prospectus and which is issued to MFS Shareholders whose MFS Shares are not deposited with CDP

“FY”	:	Financial year ended or ending 30 September

“First Announcement Date”	:	March 30, 2006, being the date of the Pre-Conditional Offer Announcement

“Formal Announcement”	:	Announcement dated [ ], 2007 released by DBS Bank, for and on behalf of the Offeror, in relation to the Offeror’s firm intention to make the Offer

“Latest Practicable Date”	:	[ ], 2007, being the latest practicable date prior to the date of this Offer Document/Prospectus

“Lock-Up Agreement”	:	The letter agreement (set out in Appendix 17 of this Offer Document/Prospectus) to be executed by a holder of MFS Shares who elects to take Stock Consideration in favor of M-Flex agreeing not to dispose of any New M-Flex Stock received as the Stock Consideration for a period of six months following the closing of the Offer, if it closes, without the prior written consent of M-Flex, which forms part of this Offer Document/Prospectus which is issued to all holders of MFS Shares. See paragraph 1(c) of Appendix 9 of this Offer Document/Prospectus—“Other Terms of the Offer” for further details on the Lock-Up Agreement

“Market Day”	:	A day on which the SGX-ST is open for trading in securities

“Merrill Lynch”	:	Merrill Lynch International Bank Limited, as service provider to Merrill Lynch Pierce Fenner & Smith, Inc. as U.S. Broker Dealer.

“M-Flex”	:	Multi-Fineline Electronix, Inc., a Delaware corporation. If the Offer closes, Multi-Fineline Electronix, Inc. will reorganize its corporate structure so that a new holding company will be created. The holding company—which will initially be named New M-Flex Holding

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Corporation but will change its name to Multi-Fineline Electronix, Inc. immediately after the close of the Offer—will after the close of the Offer continue to conduct all of the operations of Multi-Fineline Electronix, Inc. and MFS, and will have its stock listed on The Nasdaq Global Select Market under the symbol “MFLX.” Stockholders of Multi-Fineline Electronix, Inc. prior to such reorganization will exchange their share certificates for shares of the new holding company and MFS Shareholders who tender their MFS Shares in the Offer for Stock Consideration will similarly receive shares of the new holding company. All references to M-Flex as it exists prior to the close of the Offer will refer to Multi-Fineline Electronix, Inc. and its subsidiaries, and all references to New M-Flex subsequent to the close of the Offer will refer collectively to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries, including M-Flex and MFS after the reorganization. See Summary for further details on the reorganization.

“M-Flex Controlled Shares”	:	All shares of M-Flex common stock owned or controlled by WBL directly or through its subsidiaries or nominees

“M-Flex Group”	:	M-Flex and its subsidiaries

“MFS”	:	MFS Technology Ltd

“MFS Controlled Shares”	:	All MFS shares held by WBL or its subsidiaries or nominees

“MFS ESOS”	:	MFS Share Option Scheme

“MFS Group”	:	MFS and its subsidiaries

“MFS Options”	:	Options granted under the MFS ESOS established by MFS

“MFS Projections”	:	Projections MFS had provided to M-Flex during the negotiation of the Offer

“MFS Shares”	:	Ordinary shares in the capital of MFS

“MFS Shareholders”	:	Registered holders of MFS Shares, except where the registered holder is CDP, in which case the term “MFS Shareholders” shall, in relation to such MFS Shares, mean the Depositors whose Securities Accounts are credited with MFS Shares

“Needham”	:	Needham & Company, LLC

“New M-Flex”	:	New M-Flex Holding Corporation, a Delaware corporation

“New M-Flex Stock”	:	Common Stock, par value U.S. $0.0001 per share of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.)

“NTA”	:	Net tangible assets

“Offer”	:	The voluntary conditional offer by DBS Bank for and on behalf of the Offeror to acquire the Offer Shares on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT

“Offer Consideration”	:	The Cash Consideration or the Stock Consideration, as applicable

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“Offer Document/Prospectus”	:	This Offer Document/Prospectus dated [ ], 2007 issued, and any other document which may be issued to amend, revise, supplement or update this Offer Document/Prospectus, by DBS Bank, for and on behalf of the Offeror, pursuant to the Code and U.S. securities laws in respect of the Offer

“Offer Shares” or “Offer Share”	:	As defined in Section 2.2 of this Offer Document/Prospectus

“Offeror”	:	New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.), being the entity making the Offer to MFS Shareholders

“Pre-Conditional Offer Announcement”	:	Announcement dated March 30, 2006 released by DBS Bank, for and on behalf of M-Flex, in connection with the Offer

“Reorganization”	:	A reorganization, in connection with the Offer, of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex

“Securities Account”	:	A securities account maintained by a Depositor with CDP, but does not include a securities sub-account

“SEC”	:	United States Securities and Exchange Commission

“SGX-ST” or “SGX” or “Singapore Exchange”	:	Singapore Exchange Securities Trading Limited

“SIC”	:	Securities Industry Council of Singapore

“Special Committee”	:	M-Flex’s Board of Directors formed a Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer. The following members of M-Flex’s Board of Directors were appointed to the Special Committee: Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau

“SRS”	:	Supplementary Retirement Scheme

“SRS Account”	:	The bank account opened and maintained with an SRS Operator

“SRS Investors”	:	Investors who have purchased MFS Shares using monies in their SRS Account

“SRS Operators”	:	The banks approved by the Singapore Ministry of Finance to be the approved banks for the SRS

“Stark hedge funds”	:	Includes Michael A. Roth and Brian J. Stark and the following hedge funds managed by Messrs. Roth and Stark: Stark Master Fund Ltd., Stark Asia Master Fund Ltd., Stark Onshore Master Holdings, LLC, Stark Offshore Management, LLC, and Stark Asia Management, LLC

“Stock Consideration”	:	As defined in Section 2.1 of this Offer Document/Prospectus

“S$” and “cents” or “S cents”	:	Singapore dollars and cents, respectively

“U.S.$”	:	United States dollars

“%” or “per cent”	:	Per centum or percentage

“sq ft”	:	Square feet

“WBL” or “WBL Corporation”	:	WBL Corporation Limited

“WBL Undertaking Agreement”	:	The undertaking agreement signed by WBL, to which both M-Flex and MFS were beneficiaries, in which WBL agreed to vote its M-Flex shares in favor of an acquisition by M-Flex or MFS on certain terms specified therein, and which expired on December 31, 2006

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The term “Depositor,” “depositing agent” and “sub-account holder” shall have the meanings ascribed to them in Section 130A of the Act.

The term “related corporation” shall have the meaning ascribed to it in Section 6 of the Act.

The term “acting in concert” shall have the meaning ascribed to it in the Code.

Words importing the singular shall, where applicable, include the plural and vice versa and references to persons shall, where applicable, include corporations.

References to the making of an announcement or the giving of notice by the Offeror shall include the release of an announcement by DBS Bank or advertising agents, for and on behalf of the Offeror to the press or the delivery of or transmission by telephone, telex, facsimile, SGXNET or otherwise of an announcement to the SGX-ST. An announcement made otherwise than to the SGX-ST shall be notified simultaneously to the SGX-ST.

Any reference in this Offer Document/Prospectus to any enactment is a reference to the enactment as for the time being amended or re-enacted. Any word defined under the Act, the Listing Manual or the Code or any modification thereof and used in this Offer Document/Prospectus shall, where applicable, have the meaning assigned to it under the Act, the Listing Manual or the Code or any modification thereof, as the case may be, unless the context otherwise requires.

Any reference to a time of day and date in this Offer Document/Prospectus shall be a reference to Singapore time and date respectively, unless otherwise stated.

Any discrepancies in figures included in this Offer Document/Prospectus between amounts shown and the totals thereof are due to rounding. Accordingly, figures shown as totals in this Offer Document/Prospectus may not be an arithmetic aggregation of the figures that precede them.

5

SUMMARY

This summary highlights selected information from this Offer Document/Prospectus and may not contain all of the information that is important to you. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Offer Document/Prospectus.

The Companies

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Internet Address: www.mflex.com

(Information set forth in M-Flex’s website is not incorporated herein by reference.)

M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry. M-Flex offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones, smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage devices and portable bar code scanners.

M-Flex common stock is listed on The Nasdaq Global Select Market under the symbol “MFLX.” On March 30, 2007, there were 24,534,278 shares of M-Flex common stock outstanding.

Further information relating to M-Flex can be found on the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex.

MFS Technology Ltd

22 Tuas Avenue 8

Singapore 639237

(65) 6861 3168

Internet Address: www.mfstech.com.sg

(Information set forth in MFS’ website is not incorporated herein by reference.)

MFS is a provider of flexible printed circuits, or FPCs, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of FPCs. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, MFS currently manufactures FPCs from its facilities in Singapore, Malaysia and China and printed circuit boards, or PCBs, in China. MFS’ ordinary shares are listed on the Singapore Exchange Securities Trading Limited, or SGX-ST, under the symbol “MFS Tech.” On March 30, 2007, there were 658,729,497 shares of MFS outstanding.

New M-Flex Holding Corporation

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

6

New M-Flex is a new entity which is being formed solely for the purpose of effecting the Offer. If the Offer is made and closes, M-Flex’s corporate structure would be reorganized such that:

•	New M-Flex would be formed to effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex will change its name to Multi-Fineline Electronix, Inc. and will cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will become stockholders of New M-Flex and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

The Transaction

This Offer Document/Prospectus pertains to a transaction in which M-Flex, through a newly formed holding company, would pursuant to the Offer made in accordance with the applicable laws, rules and regulations of Singapore and the Code, offer to purchase all of the issued and outstanding ordinary shares of MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited, and complete the Reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become subsidiaries of New M-Flex. One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex stock. If the closing does not occur, M-Flex would not complete the Reorganization.

Although the Special Committee and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. In addition, the fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, M-Flex’s Special Committee and Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with your vote for or against the Offer and its related transactions. A detailed description of the background of the transaction, including the reasons for and against the Offer, is contained below under the caption “Historical Reasons For the Offer”. Additional information is contained under the caption “The Offer” on page 54.

The making of the Offer is conditioned on satisfaction, or waiver, of certain conditions, which are described at “Conditions to the Closing of the Offer” on page APP2-1 and at “Recommendation of M-Flex’s Board of Directors and Special Committee” on page 60.

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What MFS Shareholders Would Receive in the Offer

If the transaction proceeds and the conditions to the making and closing of the Offer are satisfied or, if applicable, waived, MFS Shareholders who tender their MFS Shares would receive at their election either the Cash Consideration or Stock Consideration as follows for each MFS Share tendered:

For each Offer Share

EITHER

Stock Consideration: 0.0145 New M-Flex Stock

OR

Cash Consideration: equal to either:

•

S$1.15 if less than 90% of the Offer Shares (excluding Offer Shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer;

or

•

S$1.20 if 90% or more of the Offer Shares outstanding (excluding Offer Shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

MFS Shareholders (other than WBL) may elect to receive either Stock Consideration or Cash Consideration, but not both. Fractions of New M-Flex Stock would not be issued to any MFS Shareholder who accepts the Offer and fractional entitlements would be disregarded. MFS Shareholders who elect to take the Stock Consideration would be required to execute a lock-up agreement agreeing not to sell any of their Stock Consideration for a period of six months after the close of the Offer.

Reasons of M-Flex’s Special Committee and Board of Directors For and Against the Offer (see “Reasons of M-Flex’s Special Committee and Board of Directors For and Against the Offer” in Appendix 7 on page APP7-13)

Historical Reasons For the Offer

Before M-Flex’s Special Committee and Board of Directors withdrew their recommendation for the Offer, among the key underlying strategic reasons for the Offer was M-Flex’s need for longer term expanded manufacturing capacity. M-Flex’s ability to expand its manufacturing capacity in a timely and cost-effective manner has been a major factor in M-Flex’s steady and significant growth in recent years as it has participated in the rapidly expanding global telecommunications marketplace. The Special Committee and Board also identified several strategic, operational and financial synergies in reaching their original determination to recommend the Offer. A full description of these synergies is contained under the caption “Reasons of Mr-Flex’s Special Committee For and Against the Offer—Historical Reasons For the Offer” beginning on page APP7-14.

While certain of the strategic, operational and financial synergies originally identified may still be realized if the transaction proceeds and closes, M-Flex currently believes that the disadvantages associated with the acquisition of MFS under the current price and terms of the Offer outweigh the possible benefits of any strategic, operational and financial synergies that could result from the transaction.

8

Reasons Against the Offer

The Special Committee and the Board of Directors have withdrawn their March 2006 recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and that the closing of the Offer could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. The Special Committee and the Board of Directors based their determination to withdraw their recommendation on a number of factors, including principally MFS’ financial performance since March 2006. A detailed description of these factors is set forth at “Reasons of M-Flex’s Special Committee For and Against the Offer” in Appendix 7 at page APP7-13.

Treatment of MFS Share Options

As of March 30, 2007, there were options outstanding covering approximately 6.3 million MFS Shares granted under the MFS Share Option Scheme, or MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, M-Flex will not make an offer to acquire unexercised options. If the conditions to the making of the Offer are satisfied and closes, the Offer would be extended, on the same terms and conditions, to all new MFS Shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options granted under the MFS ESOS. Therefore, in order to participate in the Offer, holders of such options would be required to exercise their options and tender their MFS Shares to M-Flex.

Ownership of Common Stock of the Combined Company After the Transaction

If the Offer is made and closes, depending on the level of acceptances of the Offer by MFS Shareholders, and whether they elect to receive the Cash Consideration or the Stock Consideration, New M-Flex stockholders, other than WBL, would own between 28% and 33% of the combined company and MFS Shareholders, other than WBL, would own between 0% and 13% of the combined company (assuming in each case that all outstanding options under the MFS ESOS shall have been exercised and that the MFS Shares issued pursuant to such exercise have been tendered in the Offer). If the Offer is made and closes, depending on the level of acceptances of the Offer and the election of the Cash Consideration or the Stock Consideration, WBL will own between 59% and 67% of the combined company. The ownership percentages are based on the number of shares of M-Flex’s common stock and stock options outstanding as of March 30, 2007.

Conditions to the Closing of the Offer (see “Conditional Offer” in Section 2.5 on page 56)

The closing of the Offer would depend upon the satisfaction or waiver, where applicable, of a number of conditions, including (1) approval of M-Flex stockholders of the issuance of New M-Flex Stock in the Offer and (2) that more than 64% of the MFS Shares (including all MFS Shares issued or to be issued pursuant to a valid exercise, prior to the Offer, of any share option under the MFS ESOS) being tendered in the Offer and (3) the absence of any material adverse event affecting MFS, its business or operations.

Notably, in order for M-Flex stockholder approval to occur, WBL will need to vote its shares in favor of the Offer (or otherwise potentially abstain as described in M-Flex’s Proxy Statement/Prospectus under the caption “Potential Outcomes at the Special Meeting” on page 165 of M-Flex’s Proxy Statement/Prospectus). M-Flex is uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this

9

recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration. If these conditions are not satisfied or waived, as applicable, the Offer and the related transactions likely would be terminated.

Material U.S. Federal Income Tax Consequences of the Transactions (see “Material U.S. Federal Tax Consequences of the Transactions” in Appendix 7 on page APP7-25)

It is intended that no gain or loss will be recognized by an M-Flex stockholder as a result of the transaction for U.S. federal income tax purposes. It is intended that no gain or loss will be recognized by an MFS shareholder exchanging his or her MFS Shares for New M-Flex Stock in the transaction for U.S. federal income tax purposes. It is intended that gain or loss will be recognized by an MFS Shareholder exchanging his or her MFS Shares for cash in the transaction or the compulsory acquisition for U.S. federal income tax purposes, although non-U.S. holders of MFS Shares generally would not be subject to U.S. federal income taxation of such gain or loss. Any cash received by an MFS Shareholder who actually or constructively owns stock of WBL, New M-Flex or MFS after the transactions, may be treated as a taxable dividend up to the amount of such cash for U.S. federal income tax purposes. Please refer to the discussion of the United States federal income tax consequences to M-Flex and MFS Shareholders in Appendix 7 on page APP7-25.

Material Singapore Income Tax Consequences of the Transactions (see “Material Singapore Tax Consequences of the Transactions” in Appendix 7 on page APP7-30)

The acceptance of the Offer by an MFS Shareholder (whether by way of electing to receive the Cash Consideration or the Stock Consideration) would be treated as a disposal of the MFS Shares held by such MFS Shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Singapore Comptroller of Income Tax regards as the carrying on of a trade or business in Singapore.

Please refer to the discussion on the Singapore income tax consequences of MFS Shareholders resident or based in Singapore accepting the Offer in Appendix 7 on page APP7-30 in relation to the above and the Singapore income tax treatment of dividends declared by M-Flex on M-Flex common stock.

Listing of Common Stock of the Combined Company

The New M-Flex Stock outstanding after the transaction, including the New M-Flex Stock to be issued to the MFS Shareholders who elect to receive the Stock Consideration in the Offer, will be listed on The Nasdaq Global Select Market under the symbol “MFLX.”

If less than 90% of the Offer Shares held by persons other than M-Flex, its related corporations or their nominees are tendered in the Offer, those MFS Shares that are not tendered in the Offer will likely continue to trade on the SGX-ST. If more than 90% of the Offer Shares held by persons other than M-Flex, its related corporations or their nominees are tendered in the Offer, M-Flex would delist MFS from the SGX-ST.

Irrevocable Undertakings

In connection with the announcement of M-Flex’s intention to make the Offer to acquire MFS, WBL entered into the WBL Undertaking Agreement, pursuant to which WBL agreed to support the Offer. In particular, the WBL Undertaking Agreement, which was entered into on March 29, 2006, provided that WBL agreed as follows:

•	to accept the Offer in respect of the number of MFS Shares held by it or its subsidiaries or nominees, or the MFS Controlled Shares;

10

•	to elect to receive the Stock Consideration in connection thereto;

•

not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith, or the Competing Transaction; and

•

to cause all shares of M-Flex common stock owned or controlled by WBL directly or through its subsidiaries or nominees, or the M-Flex Controlled Shares, to be counted at any meeting of the stockholders of M-Flex for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of M-Flex common stock in the Offer and against any Competing Transaction.

Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the Offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it had no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the Offer. However, WBL informed M-Flex that it can no longer rely on the waiver and WBL must now seek its stockholders’ approval or reject the Offer. Because the Offer did not close by December 31, 2006, WBL’s obligations under the WBL Undertaking Agreement terminated. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

In connection with the announcement of M-Flex’s intention to make the Offer, each of Pang Tak Lim, or PTL, and Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each agreed to accept the Offer in respect of the number of MFS Shares held by him.

As the Offer was not made by December 31, 2006, these agreements terminated. As of March 30, 2007, PTL and LW collectively beneficially owned 1.3% of the MFS Shares.

Material Differences in Rights of New M-Flex Stockholders and MFS Shareholders

If the Offer is made and closes, MFS Shareholders receiving Stock Consideration will have different rights once they become New M-Flex stockholders due to differences between the governing law and charter documents of MFS and New M-Flex. A summary of the material differences are described under “Comparison of Stockholders Rights and Corporate Governance Matters” set out in Appendix 8 of this Offer Document/Prospectus.

Expenses

Generally, all fees and expenses incurred in connection with the Offer and the transactions completed by the Offer will be paid by the party incurring those expenses. M-Flex expects to incur U.S. $7 million in expenses in connection with the Offer, assuming the Offer closes.

11

Summary Selected Historical Financial Information

M-FLEX

The following table sets forth a summary of selected historical consolidated financial data of M-Flex for each of the years in the five-year period ended September 30, 2006 and for the three months ended December 31, 2005 and 2006. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of M-Flex and the unaudited condensed interim consolidated financial statements of M-Flex, which are found in Appendix 12 of this Offer Document/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. M-Flex’s management believes that its respective unaudited condensed interim financial statements reflect all adjustments which are of a normal recurring nature, necessary for the fair statement of the results for the interim period presented. See “Where You Can Find More Information” on page APP7-40.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006

	(in U.S. Dollars in thousands, except per share data)					(unaudited)
Consolidated Statements of Operations Data:
Net Sales	$110,537	$129,415	$253,049	$357,090	$504,204	$139,733	$123,887
Operating income	7,850	7,707	36,419	52,635	57,549	25,136	4,894
Net income	4,967	4,577	25,706	37,166	40,357	17,332	3,653
Basic net income per share	$0.42	$0.39	$1.33	$1.57	$1.66	$0.72	$0.15
Diluted net income per share	$0.42	$0.38	$1.27	$1.51	$1.59	$0.69	$0.14
Basic weighted-average common shares	11,720,295	11,720,295	19,310,044	23,603,935	24,353,854	24,207,081	24,452,611
Diluted weighted-average common shares	11,763,885	11,978,610	20,306,842	24,593,998	25,315,548	25,199,873	25,210,346

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006

	(in U.S. Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$4,349	$5,211	$16,631	$38,253	$24,460	$21,916
Working capital	17,268	17,656	78,961	108,126	129,444	127,786
Total assets	59,783	98,729	189,998	259,600	327,045	340,269
Long-term debt	—	4,358	—	—	—	—
Stockholders equity	40,791	45,486	141,084	189,041	238,365	244,191

12

MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2006 and for the three months ended December 31, 2005 and 2006. The consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006 and the three month periods ended December 31, 2005 and 2006, and the consolidated balance sheet data as of September 30, 2005 and 2006 and December 31, 2006 are derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included in Appendix 13 of this Offer Document/Prospectus. The consolidated statements of operations data for the year ended September 30, 2002 and 2003 and the consolidated balance sheet data as of September 30, 2002, 2003 and 2004 are derived from audited MFS consolidated financial statements not included in this Offer Document/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2006 and the three months ended December 31, 2006 included in Appendix 11 of this Offer Document/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002 (1)	2003	2004	2005	2006	2005	2006

	(in Singapore Dollars in thousands, except per share data)					(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$118,393	$281,761	$432,252	$379,521	$383,392	$120,105	$106,157
Operating income	8,602	31,001	54,218	42,762	39,803	17,830	11,688
Net income	5,908	23,084	42,604	34,619	32,941	14,441	9,051
Basic net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Diluted net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Basic weighted-average common shares	416,142	650,061	650,744	652,889	655,537	653,702	658,705
Diluted weighted-average common shares	417,381	650,937	653,317	653,893	657,669	654,023	660,715

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006

	(in Singapore Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$12,131	$28,508	$52,518	$71,885	$71,149	$74,393
Working capital	13,985	40,994	81,570	101,145	105,372	113,995
Total assets	152,716	201,275	290,532	296,780	283,956	305,283
Long-term debt, net of current portion	—	—	11,848	15,003	3,009	—
Total shareholders’ equity	75,160	95,410	134,806	157,990	164,309	172,423

(1)	Fiscal year ended September 30, 2002 net income per share has not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 14.

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Exchange Rate Information

Unless otherwise indicated, all dollar amounts in this Offer Document/Prospectus are expressed in U.S. Dollars. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown.

The following table shows the number of U.S. Dollars exchangeable for a Singapore Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
High for the period	$0.58	$0.61	$0.60	$0.62	$0.64	$0.61	$0.65
Low for the period	0.54	0.55	0.57	0.59	0.59	0.59	0.63
Average for the period	0.55	0.57	0.59	0.60	0.62	0.59	0.64
End of period	0.56	0.58	0.59	0.59	0.63	0.60	0.65

The following table shows the number of Singapore Dollars exchangeable for a U.S. Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
High for the period	S$1.86	S$1.81	S$1.75	S$1.71	S$1.71	S$1.71	S$1.59
Low for the period	1.73	1.64	1.66	1.62	1.56	1.64	1.53
Average for the period	1.81	1.75	1.71	1.66	1.62	1.69	1.56
End of period	1.78	1.73	1.69	1.69	1.59	1.67	1.53

14

Certain Historical and Unaudited Pro Forma Per Share Information

The following table presents unaudited net income per share data, cash dividend declared per share and net book value per share data for each stand-alone company on a historical basis, on a combined company pro forma basis and for MFS on an equivalent pro forma basis. The unaudited pro forma condensed combined per share information is not necessarily indicative of the financial position of the combined company had the Offer been completed on December 31, 2006 or operating results that would have been achieved by the combined company had the Offer been completed as of the beginning of the first day of the earliest period presented, and should not be construed as representative of future financial position or operating results. The unaudited pro forma condensed combined consolidated per common share data presented below have been derived from unaudited pro forma condensed combined consolidated financial information included in Appendix 11 of this Offer Document/Prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of M-Flex and MFS, the M-Flex and MFS Unaudited Pro Forma Condensed Combined Financial Information, and the separate historical financial statements of M-Flex and MFS and related notes included herein or incorporated by reference into this Offer Document/Prospectus. See “Where You Can Find More Information” on page APP7-40. Two pro forma transaction scenarios are presented in Pro Forma-Minimum Equity Issued and Pro Forma-Maximum Equity Issued assuming 100% of MFS’ stock is acquired.

	For the Year Ended September 30, 2006
	Historical		Pro Forma-Maximum Equity		Pro Forma-Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent (2)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent
	(in U.S. Dollars)
Net income per share
Basic	$1.66	$0.03	$1.72	$0.02	$1.68	$0.02
Diluted	$1.59	$0.03	$1.67	$0.02	$1.63	$0.02
Cash dividend declared per share (3)
Basic	$—	$0.02	$0.46	$0.01	$0.53	$0.01
Diluted	$—	$0.02	$0.45	$0.01	$0.51	$0.01

	For the Quarter Ended December 31, 2006
	Historical		Maximum Equity		Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Combined	MFS Equivalent (2)	M-Flex & MFS Combined	MFS Equivalent
Net income (loss) per share
Basic	$0.15	$0.01	$0.27	$0.00	$0.24	$0.00
Diluted	$0.14	$0.01	$0.27	$0.00	$0.23	$0.00
Cash dividend declared per share (3)
Basic	$—	$—	$—	$—	$—	$—
Diluted	$—	$—	$—	$—	$—	$—
Book value per share (4)
Book value per share Basic	$9.99	$0.17	$16.74	$0.24	$10.87	$0.16
Book value per share Diluted	$9.69	$0.17	$16.37	$0.24	$10.60	$0.15

15

(1)	MFS historical income per share amounts are based on U.S. GAAP. Both the MFS historical income per share amounts and the cash dividend declared per share amounts are translated from Singapore dollars into U.S. Dollars at the exchange rate of S$1.62 per U.S. Dollar for the year ended September 30, 2006 and S$1.56 for the three months ended December 31, 2006. MFS historical book value per share is translated at S$1.53.
(2)	The MFS equivalent pro forma share amounts are calculated by multiplying the combined pro forma share amounts by the exchange ratio in the transaction of 0.0145 shares of New M-Flex Stock for each MFS share.
(3)	The cash dividend per share information presented in the pro forma scenarios differs from historical amounts only to the extent the pro forma shares outstanding have been adjusted in each respective scenario. The actual combined cash dividend declared has not been adjusted in the unaudited pro forma condensed combined consolidated financial information.
(4)	Book value per share was calculated by dividing stockholders’ equity by the number of shares of M-Flex or MFS common stock outstanding at December 31, 2006. Pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of M-Flex common stock outstanding at the respective period end date, assuming the Offer had been completed on that date.

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Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined statement of operations data for the year ended September 30, 2006 and the three months ended December 31, 2006 gives effect to the Offer and business combination with MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2006 gives effect to the Offer and business combination as if it had occurred on December 31, 2006. The selected unaudited pro forma condensed combined financial data does not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the Offer. Four pro forma transaction scenarios are presented: (a) (i) Minimum Equity Issuance and (ii) Maximum Equity in each case assuming 100% of the outstanding MFS shares are tendered and (b) (i) Minimum Equity Issuance and (ii) Maximum Equity Issuance in each case assuming only 64% of the outstanding MFS shares are tendered. The Minimum Equity Issuance scenarios are based upon the assumption that the Cash Consideration in the Offer is fully subscribed for the outstanding shares of MFS held by MFS shareholders other than WBL for S$1.20 (U.S. $0.78), in the case of the 100% tender scenario, or S$1.15 (U.S. $0.75) in the case of the 64% tender scenario. The Maximum Equity Issuance scenarios are based upon the assumption that all MFS Shareholders elect to receive New M-Flex Stock in the Offer. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006). The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary and does not purport to represent what M-Flex’s results of operations or financial position actually would have been if the Offer referred to herein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. You should read this summary together with “Unaudited Pro Forma Condensed Combined Financial Information” in Appendix 11 beginning on page APP11-1 and the accompanying notes thereto.

	100% Acceptance		64% Acceptance
	For the Year Ended September 30, 2006		For the Year Ended September 30, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$711,321	$711,321	$711,321	$711,321
Operating income	83,945	83,945	84,182	84,182
Net income	58,397	49,754	52,044	50,355
Basic net income per share	1.72	1.68	1.70	1.70
Diluted net income per share	1.67	1.63	1.65	1.65

	For the Quarter Ended December 31, 2006		For the Quarter Ended December 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$180,532	$180,532	$180,532	$180,532
Operating income	12,439	12,439	12,498	12,498
Net income	9,319	7,021	2,823	2,374
Basic income per share	0.27	0.24	0.09	0.08
Diluted income per share	0.27	0.23	0.09	0.08

Unaudited Pro Forma Condensed Combined Balance Sheet Data
Cash and cash equivalents	$67,063	$67,063	$67,063	$67,063
Working capital	190,345	190,345	190,345	190,345
Total assets	738,174	723,505	540,513	539,954
Long-term debt, net of current portion	—	232,944	—	45,401
Shareholders’ equity	570,830	323,135	332,720	286,756

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Assuming only 64% of the outstanding MFS Shares are tendered in the Offer, the pro forma combined net income will decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease to unaudited pro forma condensed combined net income is assumed to be partially offset by a decrease in depreciation expense from property, plant and equipment as well as a decrease in amortization expense for intangibles as the fair value assigned to these assets will also be decreased resulting from the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less Cash Consideration will be required to purchase the outstanding shares held by MFS Shareholders other than WBL. Accordingly, the debt required to finance the Offer and associated interest expense will also be lower than had 100% of the MFS Shares been tendered in the Offer.

Total assets on the unaudited pro forma condensed combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease to goodwill as well as a decrease in the fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the Offer under the Minimum Equity scenario will also be lower than had 100% of the MFS Shares been tendered in the Offer. For a detail of differences for the 64% acceptance scenario see Note 6 on page APP11-13.

Comparative Per-Share Market Price and Dividend Information

There is currently no public market for shares of New M-Flex Stock. New M-Flex will use reasonable best efforts to cause the New M-Flex Stock to be approved for listing on the Nasdaq Global Select Market. The proposed symbol for New M-Flex is “MFLX,” the same symbol currently used by M-Flex.

M-Flex common stock trades on The Nasdaq Global Select Market under the symbol “MFLX.” MFS Shares trade on the Main Board of the SGX-ST under the symbol “MFS Tech.” On March 30, 2007, the total number of MFS shareholders was 765. The table below sets forth, for the periods indicated, dividends and the range of high and low closing prices for M-Flex common stock and MFS Shares as reported on Nasdaq with respect to M-Flex and Bloomberg with respect to MFS. For current price information, you should consult publicly available sources.

	M-Flex Common Stock
	(in U.S. Dollars)
	High	Low	Dividends Declared*
Fiscal Year ended September 30, 2004
First quarter	—	—	—
Second quarter	—	—	—
Third quarter	$10.04	$10.00	—
Fourth quarter	10.50	6.90	—
Fiscal Year ended September 30, 2005
First quarter	21.93	9.30	—
Second quarter	23.27	14.97	—
Third quarter	20.25	14.54	—
Fourth quarter	29.27	18.08	—
Fiscal Year ended September 30, 2006
First quarter	48.17	25.16	—
Second quarter	66.28	44.97	—
Third quarter	62.41	26.91	—
Fourth quarter	33.69	18.09	—
Fiscal Year ended September 30, 2007
First quarter	26.06	19.95	—
Second quarter	20.28	15.35	—
Third quarter (as of April 10, 2007)	15.02	14.70	—

* M-Flex has never declared a dividend.

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	MFS Shares
	(in Singapore Dollars)
	High		Low		Dividends Declared
Fiscal Year ended September 30, 2003
First quarter	S$	0.32	S$	0.20		—
Second quarter		0.38		0.31		—
Third quarter		0.49		0.34		—
Fourth quarter		0.85		0.47	S$	0.00
Fiscal Year ended September 30, 2004
First quarter		1.29		0.81		—
Second quarter		1.40		1.14		0.00
Third quarter		1.31		0.98		—
Fourth quarter		1.14		0.68		0.00
Fiscal Year ended September 30, 2005
First quarter		0.94		0.81		—
Second quarter		0.95		0.72		0.00
Third quarter		0.76		0.57		—
Fourth quarter		0.69		0.50		0.04
Fiscal Year ended September 30, 2006
First quarter		0.72		0.56		—
Second quarter		1.24		0.72		—
Third quarter		1.30		1.10		—
Fourth quarter		1.15		0.79		—
Fiscal Year ended September 30, 2007
First quarter		1.06		0.79		—
Second quarter		1.01		0.79		—
Third quarter (as of April 10, 2007)		1.00		0.98		—

The following table presents:

•	the last reported sale price of a share of M-Flex common stock, as reported on The Nasdaq Global Select Market;

•	the last reported sale price of an MFS ordinary share, as reported on the Singapore Exchange; and

•	the pro forma equivalent per share value of an MFS ordinary share based on the exchange ratio (i.e., 0.0145 shares of New M-Flex Stock for each MFS Share) and the closing price of M-Flex common stock;

in each case, on March 29, 2006, the last full trading day prior to the public announcement of the pre-conditional Offer, and on [                    ], the last practicable trading day prior to the date of this Offer Document/Prospectus.

Date	M-Flex Common Stock			MFS Ordinary Share			Equivalent Price Per Share
March 29, 2006		$66.28			S$1.15			$0.016675
[ ], 2006	$	[	]	S$	[	]	$	[	]

The above tables show only historical comparisons. Because the market prices of M-Flex common stock and MFS Shares will fluctuate prior to the closing of the Offer, if it closes, these comparisons may not provide meaningful information to M-Flex stockholders in determining whether to approve the issuance of New M-Flex Stock in the Offer or to MFS Shareholders in determining whether to accept the Offer and receive the Stock Consideration. M-Flex stockholders and MFS Shareholders are encouraged to obtain current market quotations for M-Flex common stock and MFS Shares and to review carefully the other information contained in this Offer Document/Prospectus or incorporated by reference into this Offer Document/Prospectus in considering whether to approve the respective proposals before them. See the section entitled “Where You Can Find More Information” on page APP7-40. Further, MFS Shareholders should consider the views of the independent directors of MFS and the independent financial advisor to the independent directors of MFS before making any decision on the Offer.

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RISK FACTORS

The Offer and related transactions involve certain risks which MFS Shareholders may wish to take note of. In addition to the other information contained in this Offer Document/Prospectus, including the matters addressed in “Cautionary Statements Concerning Forward Looking Statements,” MFS Shareholders should consider carefully the following risks and uncertainties associated with each of the businesses of M-Flex and MFS. In addition, you should read and consider the risks and uncertainties associated with each of the businesses of M-Flex and MFS because these risks will also affect the combined company. Additional risks and uncertainties not presently known to M-Flex or that currently are not believed to be important to M-Flex may also adversely affect the Offer and the combined company following the closing of the Offer, if it closes.

Risks Relating to the Transaction

The following are risks that pertain to the transactions described in this Offer Document/Prospectus.

In light of MFS’ recent financial performance, M-Flex believes that the consummation of the Offer would cause serious harm to M-Flex.

The Special Committee and its Board of Directors have withdrawn their recommendation for the Offer because they have determined that the acquisition of MFS under the existing price and current terms of the Offer is not in the best interests of M-Flex or its stockholders, and could cause serious harm to M-Flex’s business, financial condition and results of operations. This belief is based on, among other things, MFS’ financial performance since March 2006.

Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, M-Flex’s Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances. For a brief summary of those results as compared to the comparable period in the prior fiscal year, see “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” on page APP7-18.

The Stark hedge funds’ interests in the Offer may conflict with the interests of M-Flex’s other stockholders in light of the Stark hedge funds’ equity positions in both MFS and M-Flex.

The Stark hedge funds own approximately 18% of M-Flex’s outstanding common stock and at least approximately 5% or more of MFS’ outstanding shares and own approximately 48% of M-Flex’s shares not held by WBL or its affiliates. On November 8, 2006, the Stark hedge funds stated in a filing with the SEC that they currently intend to vote for the Offer, but that they may at a future date determine that it is in their best interest to vote against the Offer. Given that the Stark hedge funds effectively have acquired control of over a majority of M-Flex’s minority shares, M-Flex believes the protections of its charter which require related-party transactions to be approved by the majority of the minority shares no longer provide meaningful protection to its minority stockholders. Given that the Stark hedge funds have obtained a significant equity position in both M-Flex and MFS, there is a risk that they will vote in favor of the Offer in order to maximize their short-term economic gains as MFS shareholders, notwithstanding the Special Committee’s and Board of Directors’ determination that the Offer is against the best interests of M-Flex’s stockholders. If M-Flex is required to complete the acquisition of MFS under the existing price and current terms of the Offer and the Stark hedge funds are able to control a sufficient number of votes to approve the consummation of the Offer, then M-Flex’s business, financial condition and results of operations could be materially and adversely affected.

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Litigation may distract M-Flex from operating its business.

Litigation that may be brought by or against M-Flex could cause it to incur significant expenditures and distract its management from the operations and conduct of M-Flex’s business. Furthermore, there can be no assurance that M-Flex would prevail in such litigation or resolve such litigation on terms favorable to M-Flex, which may adversely affect its operations.

As a result of M-Flex’s actions surrounding the Offer, it may be sued by WBL, MFS, or others, including stockholders of M-Flex and/or MFS. There is no guarantee that any such suits will be covered by M-Flex’s insurance or that such suits might not result in substantial fines, penalties or adverse judgments against it.

In addition, the SIC may review whether the actions of M-Flex’s Board of Directors and Special Committee are, from the Singapore regulatory perspective, reasonable and appropriate in light of the developments and circumstances. Any such review, if it commences, likely will involve a significant distraction to management. Further, if the SIC determines that M-Flex’s Board of Directors or Special Committee have not acted appropriately, it may impose sanctions or fines or censures on M-Flex, which may further distract its management and harm its business.

M-Flex can give no assurances as to when, or if, the Offer will proceed or close.

M-Flex is uncertain at this time as to whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. However, on March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration. If the Offer proceeds, the closing of the Offer is subject to various specified conditions being satisfied or, if applicable, waived, including, among others:

•

the acceptance of the Offer by MFS Shareholders holding more than 64% of the outstanding MFS Shares (including all MFS Shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS);

•	the approval of the issuance of New M-Flex Stock in the Offer by M-Flex stockholders; and

•	the absence of any material adverse event affecting MFS, its business or operations.

If these conditions are not satisfied or, if applicable, waived, the Offer and the related transactions likely would be terminated. M-Flex had incurred approximately $6.2 million of expenses as of December 31, 2006 in connection with making the announcement of its intention to acquire all of the issued ordinary shares of MFS, which would be required to be written off immediately if the Offer does not proceed and close. Any such write- off could have a substantial impact on its earnings in the period in which it is expensed.

For additional information please see “Conditions to the Closing of the Offer” in Appendix 2.

If the Offer is completed, the combined company may not realize any benefits of the transaction and may have a weakened financial condition.

If the transaction proceeds notwithstanding the recommendation of M-Flex’s Special Committee and Board of Directors, M-Flex’s ability to realize any benefits of the transaction will depend, in part, on its ability to integrate the operations of the two companies following the closing of the Offer. At this time M-Flex believes that, if the Offer proceeds and closes, it could not begin integration activities immediately given that it would first need to qualify MFS with its customers.

Even after MFS was qualified by M-Flex’s customers, M-Flex has limited experience in acquiring other businesses and technologies. The combination of two independent companies is a complex, costly and time

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consuming process. This process may disrupt the business of either or both companies, and may not result in any of the benefits expected by M-Flex. The difficulties of combining the operations of the companies may include, among other things:

•

managing the substantial debt service payments that M-Flex will incur, which if the financial performance of the combined company were to continue to deteriorate, could result in the combined company not being able to continue as a going concern;

•	possible increased costs and reduced synergies if MFS is required to continue to operate as a listed company in Singapore;

•

possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between both companies, including the need to improve any deficiency in accounting controls or procedures that may exist in MFS at the time M-Flex completes the transaction;

•	coordinating and consolidating ongoing and future research and development;

•	consolidating sales and marketing operations;

•	retaining existing customers and attracting new customers;

•	maintaining sales levels from existing common customers who may decide to diversify their supply chain;

•	retaining strategic partners and attracting new strategic partners;

•	retaining key employees, including key sales representatives;

•	consolidating corporate and administrative infrastructures, including consolidating and integrating computer information and financial systems;

•	integrating and managing the technologies and products of the two companies;

•	identifying and eliminating redundant and underperforming operations and assets;

•	relocating or disposing of excess equipment;

•	the need to manage unprofitable operations and the expenses associated with restructuring those operations;

•	using capital assets efficiently to develop the business of the combined company;

•

possible tax costs or inefficiencies associated with integrating the operations of the combined company, including the risk that its efforts to restructure its subsidiaries do not result in any tax savings or result in increased taxes;

•	modification of and costs relating to operating control standards in order to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; and

•	retaining and attracting new engineers and research and development personnel to support new products and new technology development.

The closing of the Offer and integration of M-Flex’s and MFS’ operations, products and personnel may place a significant burden on management and internal resources, and divert management’s attention away from M-Flex’s day-to-day business and operations. In addition, if the total costs of the Offer exceed M-Flex’s estimates, or the benefits of the Offer do not exceed the total costs of the Offer, the financial results of the combined company could be adversely affected and actual cost savings and synergies may be lower than currently expected and may take a longer time to achieve than currently anticipated. For these reasons, M-Flex may fail to complete successfully the anticipated integration of M-Flex and MFS, or to realize any of the anticipated benefits of the integration of the two companies.

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Due to the decline in the financial performance of MFS, M-Flex may be required to evaluate whether to record an impairment charge as of the date of the consummation of the acquisition related to goodwill recorded in connection with the acquisition of MFS.

Pursuant to Financial Accounting Standards Board No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), M-Flex is required to test goodwill for impairment annually or more often if events or changes in circumstances indicate that the asset might be impaired. The first stage would require a comparison of the fair value of M-Flex to its net book value. If the fair value is greater than net book value, then no impairment is deemed to have occurred. If the fair value is less than net book value, then the second stage of SFAS 142 must be completed to determine the amount, if any, by estimating the fair value of all other assets and liabilities of the reporting unit and comparing this to the net book value.

Due to significant decreases in MFS’ net sales and net income since March 2006, M-Flex may be required to assess the amount of impairment related to the goodwill recorded for the acquisition of MFS on the date of the consummation of the acquisition and record an immediate impairment charge. For example, if the fair value of M-Flex as of the date of consummation is below the net book value of M-Flex after recording the acquisition of MFS, M-Flex would fail stage one of SFAS 142 and would be required to determine if goodwill is impaired. This would include estimating the fair value of all other assets and liabilities as of the date of the completion of the transaction.

If less than 90% of the minority shares of MFS are tendered in the Offer, the combined company will have increased operating expenses and will be limited in its ability to consolidate MFS’ operations.

If the Offer proceeds and closes, and if less than 90% of the outstanding ordinary shares of MFS (excluding the shares held by M-Flex or its related corporations or its nominees as of the date of the Offer) are tendered in the Offer, M-Flex would not be able to exercise its right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS Shares not acquired by M-Flex pursuant to the Offer. As a result, M-Flex would be required to continue to operate MFS as a public company in Singapore and there may continue to be minority shareholders of MFS. If MFS is not delisted from the Official List of the Singapore Stock Exchange, M-Flex would be required to incur additional expenses each year in order to maintain the public listing of the MFS shares. These expenses would harm the combined company’s consolidated operating results by increasing general and administrative expenses. In addition, to the extent MFS has minority shareholders after completion of the Offer, the companies would be limited in the degree to which they can completely consolidate their operations.

There is a risk that the expected sales of the combined company could decrease if common customers elect to reduce their reliance on the combined company.

M-Flex and MFS share common customers. If any of these customers were to determine to reduce its order level with either company in connection with the transaction, if it occurs, the resulting reduction could adversely impact sales and profitability of the combined company, perhaps severely, depending on the magnitude of the customer. M-Flex believes that some customers that have historically relied on both companies to produce products may, if the transaction proceeds, begin to view M-Flex and MFS as a single supplier and as a consequence thereof, may reduce orders to M-Flex and MFS. If the combined company’s revenues and profitability materially decrease as a result, it is highly likely that ultimately there would be an adverse change in the combined company’s assets, business, financial condition, profits, liabilities, prospects or results of operations.

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MFS owns its factories in the People’s Republic of China, or the PRC, under a joint venture with an unrelated third party and management of any significant business initiative pertaining to those factories will require approval of that party.

MFS’ factories are owned through joint ventures in which MFS owns 65% and Great Wall Information Industry Co. Ltd, or GWI, owns 35%. Any significant decisions affecting these factories will require unanimous approval of a board of managers with respect to each factory which is comprised of five individuals of which three are appointed by MFS and two are appointed by GWI. There are no dispute resolution provisions or other mechanics in the joint venture agreements between MFS and GWI, and it is possible that MFS and GWI may not always agree on the activities to be conducted by such factories. Any such dispute could significantly harm MFS’ ability to generate revenue and meet its customer commitments. In addition, there are no provisions governing the mandatory sale or buy out of the other party’s interest under the joint venture agreements. Further, if the Offer were to close and M-Flex decides to close or downsize any of MFS’ existing facilities, M-Flex must first obtain approval from GWI in order to take such action.

M-Flex is uncertain of the impact that intangible and fixed assets will have on the combined company’s earnings per share.

If the Offer proceeds and closes, until the closing of the Offer, M-Flex would not be able to determine with certainty the amount of the purchase price that is allocated to intangible assets and fixed assets. The greater the amount of the purchase price that is allocated to intangible assets and fixed assets, the greater the expense M-Flex will incur, which will adversely affect its earnings per share as the values of these assets are amortized and depreciated over their useful lives.

The issuance of New M-Flex Stock to MFS shareholders in the Offer could substantially reduce the percentage ownership interests of M-Flex’s stockholders.

If the closing of the Offer occurs and assuming full acceptances of the Offer and full election of the Stock Consideration by MFS Shareholders, M-Flex would effect the issuance of up to approximately 9.6 million shares of New M-Flex Stock to current MFS shareholders (assuming holders of options with respect to 6.3 million MFS Shares exercise their options to acquire MFS Shares and elect to take the Stock Consideration), representing approximately 28% of the approximately 34.2 million of the then outstanding shares of M-Flex common stock. If only WBL elects to receive shares of New M-Flex’s Stock and the remaining MFS Shareholders elect to receive cash, M-Flex will issue up to approximately 5.3 million shares of New M-Flex Stock in the Offer, representing approximately 18% of the approximately 29.8 million shares of M-Flex common stock then outstanding. The issuance of New M-Flex Stock to MFS Shareholders and MFS option holders will cause a reduction in the relative percentage interest of M-Flex’s current stockholders. In addition, if M-Flex raises additional funds to finance the Offer through the sale of equity, or securities convertible into equity, its stockholders will experience further dilution.

Members of the companies’ respective management and boards of directors, as well as significant stockholders, have interests in the Offer that may present them with actual or potential conflicts of interest in connection with the Offer.

M-Flex stockholders should be aware that some of M-Flex’s executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of M-Flex’s stockholders generally. M-Flex stockholders should be aware that the majority stockholder of both M-Flex and MFS is WBL, which beneficially owns 60% of M-Flex’s common stock and 56% of MFS’ shares. M-Flex’s director Huat Seng Lim, Ph.D. is an employee of WBL and M-Flex’s director Mr. Choon Seng Tan is the Chief Executive Officer and a director of WBL. Officers and directors of MFS and M-Flex may become officers and directors of the combined company. For a full description of the interests of directors and executive officers of M-Flex and MFS in the transaction, see “Disclosure of Interests in the Transaction” in Appendix 10 beginning on page APP10-1.

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In addition, the Stark hedge funds beneficially own approximately 18% of M-Flex common stock and at least approximately 5% or more of the MFS Shares. Because WBL is a majority stockholder and the Stark hedge funds are stockholders of both M-Flex and MFS, M-Flex believes that WBL and the Stark hedge funds have interests that conflict with M-Flex’s interests.

To be successful, the combined company must retain and motivate key employees, and failure to do so could seriously harm the combined company.

If the Offer proceeds and closes, the combined company must retain and motivate executives and other key employees to be successful. M-Flex’s employees and MFS’ employees may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed, particularly if M-Flex is able to exercise its right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS Shares not acquired by M-Flex pursuant to the Offer. Difficulties in integrating the operations of the two companies could impact the combined company’s ability to motivate employees and keep them focused on the strategies and goals of the combined company. Moreover, the acceleration and exercise of all MFS stock options outstanding prior to the closing of the Offer, if the Offer closes, may reduce the financial incentive for MFS employees to remain with the combined company after the Offer has closed. These circumstances may adversely affect the combined company’s ability to retain key personnel.

M-Flex expects to incur significant costs associated with the Offer.

M-Flex has incurred and will incur substantial costs in connection with the Offer and the litigation seeking to prevent the Offer and related transactions from being approved. These costs are primarily associated with the fees of financial advisors, accountants and attorneys and may include additional costs and expenses if M-Flex is sued by WBL, MFS, the SIC, or others, including stockholders of M-Flex and/or MFS. In addition, M-Flex has diverted significant management resources to the Offer. Whether or not the Offer closes, M-Flex will have incurred significant costs, including the diversion of management resources, for which M-Flex will have received little or no benefit.

If M-Flex proceeds with the Offer, and if M-Flex is unable to finance it through existing cash balances and financings, the completion of the Offer will be jeopardized.

The Offer is designed to allow MFS Shareholders to elect to receive cash or shares of New M-Flex Stock. If a substantial number of MFS shareholders elect to receive cash, or if M-Flex’s cash requirements were to increase materially because of unexpected expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, M-Flex would need to obtain new financing to complete the Offer. MFS has announced significant declines in its revenues recently, which has led to a substantial decline in its profitability. In addition, M-Flex has recently experienced significant decreases in its gross margins, which, if these reduced margins continue, could impair its ability to obtain or service the debt relating to the Offer. If M-Flex is unable to obtain adequate new financing on a timely basis, or on commercially acceptable terms, M-Flex may be required to delay, reduce the scope of or terminate the Offer and may be subject to certain sanctions or censure by the SIC as a result. In addition, under the terms of M-Flex’s stockholders agreement with WBL, M-Flex cannot issue securities, including convertible debt, that would reduce the effective stock ownership of WBL below a majority of the M-Flex voting stock outstanding without approval of WBL. This restriction may make it more difficult to obtain new financing.

M-Flex’s term sheet with its lender OCBC, provides that OCBC could refuse to provide financing to M-Flex for the Offer if a material adverse effect occurs (determined in OCBC’s discretion), in which case M-Flex would be unable to close the Offer even if it were approved by its stockholders.

M-Flex has received a non-binding term sheet for a Facility Agreement, or Facility, with Overseas Chinese Banking Corporation, or OCBC, to provide financing for the Offer. OCBC and its affiliates are substantial

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stockholders of WBL. This term sheet is subject to a number of risks and uncertainties, including, for example, that it is non-binding and therefore does not require OCBC to fund the loan. Further, this non-binding term sheet includes a material adverse change provision, or MAC clause, that is much broader than the MAC clause in the Offer. According to the MAC clause, OCBC will have the right to review the terms of the Facility in the event of any adverse change in the financial conditions of M-Flex Cayman and M-Flex which in the opinion of the Lender may adversely affect the successful completion of the Facility.” If, as a result of this clause, or otherwise, OCBC determines not to fund the loan, even after M-Flex’s stockholders have approved the Offer, M-Flex would be unable to complete the Offer, despite the fact that its MAC clause in the pre-conditions to the Offer may not have been implicated. In such an event, M-Flex’s failure to close the Offer could result in the SIC imposing sanctions or fines or censures on it, that include, among other things, generally making its ability to do business in Singapore very difficult.

If the transaction proceeds, M-Flex will have substantially more indebtedness, which will adversely affect its cash flows and business.

M-Flex has recently experienced significant decreases in its gross margins, which, if these reduced margins continue, could impair its ability to obtain or service the debt relating to the Offer. In addition, MFS has also announced significant year-over-year declines in its revenues recently, which have also led to a substantial decline in its profitability. Based on M-Flex’s assumptions of MFS’ continued declines in revenue and profitability, M-Flex’s existing cash flows and overall profitability could be materially and adversely affected. If the transaction proceeds, M-Flex will likely finance the Offer through the incurrence of debt through a credit facility and its business, cash flows and results of operation could be affected by the amount of leverage incurred. In such event, there is a high risk that M-Flex may not be able to service its indebtedness without materially and adversely affecting M-Flex’s financial condition. The estimated total amount of funds necessary to finance the Offer and related transactions will be between approximately U.S. $0 and U.S. $240.2 million, depending upon the number of MFS Shares tendered and the percentage of shares tendered for the Cash Consideration. M-Flex assumed at the time that the Offer was announced that substantially all of the $240.2 million would likely need to be borrowed which at the time of the Special Committee’s approval in March 2006 was estimated to be U.S. $222 million in cash, but is now currently estimated to be U.S. $240.2 million in cash attributable to currency fluctuations between the U.S. and Singapore dollar since March 2006. If M-Flex fails to timely satisfy the debt payments or default under its credit agreements by breaching its debt covenants or other terms and conditions, M-Flex may be subject to foreclosures or liens on its assets; may need to reduce capital expenditures; may not have sufficient working capital to timely deliver customer orders; and may need to sell assets, to restructure or refinance all or part of its existing indebtedness, or to seek additional equity capital. Absent significant improvements in M-Flex’s and MFS’ operating results, the combined company would be in serious jeopardy of defaulting on the interest payments on the debt that M-Flex would be required to incur to pay if the Offer proceeds and closes. As a result of the increase in debt, demands on its cash resources could increase after the Offer. The increased levels of debt could, among other things:

•	subject M-Flex to covenants restricting its business activities which may result in additional costs and expenses;

•	divert funds that would otherwise be available to support commercialization, research and development, capital expenditures, acquisitions and other important activities;

•	provide holders of debt instruments with rights and privileges senior to those of equity investors;

•	place M-Flex at a competitive disadvantage relative to other companies with less indebtedness;

•	make it difficult to service M-Flex’s debt obligations;

•

limit cash flow available for working capital and capital expenditures to fund organic growth and cash flow for other general corporate purposes because a substantial portion of M-Flex’s cash flow from operations must be dedicated to servicing debt;

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•	increase M-Flex’s vulnerability to interest rate increases to the extent any of its variable rate is not hedged, which could result in higher interest expense;

•

limit M-Flex’s ability to obtain further debt financing on favorable terms, if at all, in order to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements; and

•	increase its vulnerability to, and limit flexibility in planning for, adverse economic and industry conditions.

M-Flex’s ability to make scheduled payments of principal and interest on its debt, or to refinance its indebtedness, will depend upon its future operating performance and its ability to generate cash flows from operations, including M-Flex’s ability to maintain its gross margins, which may be affected by factors beyond its control. In addition, there can be no assurance that future borrowings or equity financings for the payment or refinancing of its indebtedness will be available to M-Flex on favorable terms or at all. If M-Flex is unable to service any acquisition financing debt M-Flex incurs, its business, financial condition and results of operations would be materially adversely affected. In addition, with a significant increase in debt, a 100 basis point increase in debt cost could have a significant effect on its results of operation.

The price of M-Flex’s common stock is volatile, which affects the value of the Stock Consideration to be received by MFS Shareholders in the Offer.

If the Offer is made and closes, MFS Shareholders electing to receive the Stock Consideration in the Offer will receive 0.0145 shares of New M-Flex Stock for each MFS Share tendered. Upon the completion of the Offer, because the exchange ratio is fixed at 0.0145 shares of New M-Flex Stock for each MFS Share, the market value of New M-Flex Stock issued in the Offer will depend on the per share market price of New M-Flex Stock upon the closing of the Offer, if the Offer is made and closes. At the time M-Flex first announced its intention to make the Offer on March 30, 2006, the market value of M-Flex’s stock was $66.28 per share, based on the closing price reported on The Nasdaq Global Select Market on March 29, 2006, the last trading day prior to the announcement. The market price of M-Flex’s stock is $14.99, based on the closing price reported on The Nasdaq Global Select Market on April 6, 2007. The market value of New M-Flex Stock will continue to fluctuate prior to the close of the Offer. M-Flex has no obligation to increase the exchange ratio should the value of New M-Flex Stock be lower at the time of the closing of the Offer than it was at the time of the first announcement of the Offer. In addition, MFS Shareholders electing to receive Stock Consideration in the Offer will be required to agree not to sell any of the Stock Consideration received in the Offer for a period of six months after the closing of the Offer, if the Offer closes. The value of M-Flex common stock may fluctuate during this six month period and the per share market price at the end of the six month period may be higher or lower than the price at the time of the closing of the Offer, if it closes. Accordingly, the market value of New M-Flex Stock that will be issued in the Offer or at any time after the close of the Offer, if it closes, may be materially different than at the time of the announcement of the Offer.

Unaudited pro forma financial information is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer, if the Offer closes.

The pro forma financial information of the combined company contained in this Offer Document/Prospectus is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer, if the Offer closes. The pro forma financial information has been derived from the historical financial statements of M-Flex and MFS and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Offer. The assumptions used may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the Offer, including

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incremental costs incurred in integrating the two companies or effecting a compulsory acquisition of MFS. As a result, the actual financial condition and results of operations of the combined company following the closing of the Offer, if the Offer closes, may not be consistent with, or evident from, these pro forma financial statements.

If the Offer proceeds and closes, the integration of M-Flex’s and MFS’ businesses would be expensive and would require significant focus on staffing, training and compliance procedures, as well as significant additional expenses for M-Flex’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

As a Singapore company, MFS has not had to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 concerning the effectiveness of internal controls over financial reporting. Consequently, MFS does not currently have the staff, experience, training or procedures to comply with these requirements. The integration of M-Flex and MFS would be expensive and would require significant focus on staffing and training to address these requirements. If M-Flex is unable to implement its compliance procedures and have a properly trained staff in place on a timely basis, M-Flex could encounter a significant deficiency or material weakness in its internal controls. If in the future M-Flex is unable to assert that M-Flex’s internal control over financial reporting is effective as of the end of the then current fiscal year or applicable quarter (or, if M-Flex’s independent registered public accounting firm is unable to attest that its management’s report is fairly stated or they are unable to express an opinion on the effectiveness of M-Flex’s internal controls), M-Flex could lose investor confidence in the accuracy and completeness of its financial reports, which could result in a negative market reaction.

M-Flex will encounter material adverse consequences if it is unable to process and report, on a timely basis, the combined business’ financial results under U.S. GAAP and SEC requirements.

Because the transaction will significantly increase the complexity of M-Flex’s global operations, M-Flex will need to develop and implement worldwide procedures designed for accurate and timely financial reporting under U.S. GAAP and SEC requirements. In addition, M-Flex will need to train the staff of the combined business to comply with these requirements on a global basis. If M-Flex is unable to close its books and prepare financial reports on a timely basis, M-Flex would be required to seek a reporting extension under applicable SEC rules. A reporting extension could adversely impact the trading of M-Flex’s stock, erode investor confidence and result in other material adverse consequences. In addition, the additional complexities and staff will increase M-Flex’s administrative costs, which will adversely impact its profitability.

Risks Relating to M-Flex’s Business and the Business of the Combined Company

The following are additional risks M-Flex, and as applicable, MFS face now, and that New M-Flex will continue to face as a combined company.

M-Flex depends on Motorola and subcontractors of Motorola for a significant portion of its net sales and if M-Flex loses business with these customers, its net sales would decline.

For the past several years, a substantial portion of M-Flex’s net sales has been derived from products that have been incorporated into products that are manufactured by or on behalf of Motorola, Inc. For the three months ended December 31, 2006, 74%, and for the years ended September 30, 2006, 2005 and 2004, 82%, 81% and 80%, respectively, of M-Flex’s net sales were to Motorola and approximately 42, 52, 45 and 40 of its subcontractors, respectively. Several subcontractors of Motorola also have, from time to time, constituted significant customers of M-Flex.

Although generally M-Flex assists Motorola in the design of products and Motorola directs subcontractors to purchase products from M-Flex, one or more subcontractors could look to another source for the components

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to be incorporated into the products they supply to Motorola. In addition, if Motorola were to reduce its orders to any of these customers or if Motorola were to choose another flexible printed circuit assembly manufacturer to supply any portion of its products, it could reduce the orders that these customers place with M-Flex, which could substantially harm its business, financial condition and results of operations.

M-Flex must obtain orders from new and existing customers on an ongoing basis to increase its net sales and grow its business. M-Flex is continuing its efforts to reduce dependence on a limited number of customers; however, net sales attributable to Motorola and its subcontractors are expected to continue to represent a substantial portion of its net sales for the foreseeable future. The loss of Motorola and its subcontractors, a significant reduction in sales M-Flex makes to them, a reduction in the pricing of its products sold to them or any problem collecting accounts receivable from them would reduce its net income.

In addition, even if M-Flex is able to increase sales to other customers, M-Flex still expects to have a small number of customers to whom it would make significant sales.

M-Flex is heavily dependent upon the wireless telecommunications industry, and in particular, the handset market, and any downturn in the industry may reduce its net sales.

For the three months ended December 31, 2006, 90%, and for the years ended September 30, 2006, 2005 and 2004, 88%, 84% and 83%, respectively, of M-Flex’s net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. In general, the wireless telecommunications industry is subject to economic cycles and has experienced in the past, and is likely to experience in the future, periods of slowdown. Intense competition, relatively short product life cycles and significant fluctuations in product demand characterize the industry as a whole. The wireless telecommunications industry also generally is subject to rapid technological change and product obsolescence. Fluctuations in demand for M-Flex’s products as a result of periods of slowdown in the telecommunications market or discontinuation of products or modifications developed in connection with next generation products could reduce its net sales.

M-Flex’s customers have and may continue to cancel their orders, change production quantities, delay production or qualify additional vendors, any of which could reduce its net sales.

Substantially all of M-Flex’s sales are made on a purchase order basis, and M-Flex is not always able to predict with certainty the timing or magnitude of these orders. M-Flex cannot guarantee that it will continue to receive any orders from its customers, and its net sales will be harmed if M-Flex is unable to obtain a sufficient number of orders from, or ship a sufficient number of products to, customers in each quarter. In addition, M-Flex’s customers may cancel, change or delay project purchase orders with little or no advance notice to M-Flex. Business practices of certain customers may change from sales on a purchase order basis to sales on a master purchase contract basis, which may affect the way M-Flex does business with those customers. Also, M-Flex believes customers may be increasing the number of vendors upon which they rely for manufacturing. Qualification of additional vendors for an application for which M-Flex is also qualified may result in M-Flex’s net sales being lower than its forecast of sales. As a result of the foregoing factors, M-Flex is not able always to forecast with certainty the net sales that M-Flex will make in a given period and sometimes M-Flex may increase its production capacity, working capital and overhead in expectation of orders that may never be placed, or, if placed, may be delayed, reduced or canceled. The following factors, among others, affect its ability to forecast accurately its net sales and production capacity:

•	changes in the specific products or quantities its customers order;

•	variability in its manufacturing yields;

•	long lead times and advance financial commitments for its plant and equipment expenditures;

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•	long lead times and advance financial commitments for components required to complete anticipated customer orders; and

•	price reductions due to competitive pressure.

Delayed, reduced or canceled orders also may result in M-Flex’s inability to recover costs that it incurs in anticipation of those orders, such as costs associated with purchased raw materials or components, since M-Flex is often required, and in the past year, M-Flex has experienced a trend where it is more often being required, to purchase materials and components before a customer becomes contractually committed to an order in order to be able to timely deliver such order to the customer. In addition, delayed, reduced or canceled orders may result in write-offs of obsolete inventory and the underutilization of M-Flex’s manufacturing capacity if it declines other potential orders because it expects to use its capacity to produce orders that are later delayed, reduced or canceled. For example, M-Flex recently incurred $3 million in write-downs and reserves as a result of the bankruptcy of one of its customers, which had a material impact on M-Flex’s earnings in the fourth quarter of fiscal year 2006.

M-Flex will have difficulty selling its products if customers do not design M-Flex’s flexible printed circuit products into their product offerings, if its customers’ product offerings are not commercially successful, or if M-Flex does not timely execute its operational and strategic plans.

M-Flex sells its flexible printed circuit products directly or indirectly to original equipment manufacturers, or OEMs, that include its products and component assemblies in their product offerings. As a result M-Flex relies on OEMs to select its products to be designed into their product offerings. M-Flex must qualify its products with its customers, which involves demonstrating to its customers that M-Flex products can be manufactured within specified tolerances. This process can be time-consuming, complex, costly and difficult. If an OEM selects one of M-Flex’s competitors to provide a product instead of M-Flex, it becomes significantly more difficult for M-Flex to sell its products to that OEM because changing component providers after the initial production runs begin involves significant cost, time, effort and risk for the OEM. M-Flex’s customers typically are not obligated to purchase products from M-Flex and can stop using its products at any time. Even if an OEM designs one of M-Flex’s products into its product offering, M-Flex has no assurance that the product will be commercially successful, that M-Flex will receive any order from that manufacturer or that M-Flex will not be undercut by a competitor’s pricing.

M-Flex cannot be certain that its current products will continue to be selected for design into its customers’ products or that its customers will not also qualify additional vendors for their products. In addition, M-Flex’s long-term strategy relies in part on new technologies and products. M-Flex cannot be certain that its new technology and products will be selected by customers, especially if M-Flex is unable to obtain certain industry approval, including Underwriters Laboratory approval for M-Flex’s charger products. If M-Flex is unable to obtain additional customer qualifications, if M-Flex cannot qualify its products for high- volume production quantities, if M-Flex does not execute its operational and strategic plans for new products in a timely manner or if M-Flex’s customers increase their reliance on additional sources for their production, its net sales may decrease.

WBL beneficially owns 60% of M-Flex’s outstanding common stock and is able to exert influence over M-Flex and its major corporate decisions.

WBL beneficially owns 60% of M-Flex’s outstanding common stock. As a result of WBL’s ownership interest and its influence over the composition of M-Flex’s Board of Directors, WBL has influence over M-Flex’s management, operations and potential significant corporate actions. For example, so long as WBL continues to control more than a majority of M-Flex’s outstanding common stock, it will have the ability to control who is elected to M-Flex’s Board of Directors each year. In addition, for so long as WBL effectively owns at least one-third of M-Flex’s voting stock it has the ability, through a stockholders agreement with

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M-Flex, to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WBL’s effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex’s common stock. As defined in this stockholders agreement, WBL is deemed to effectively own approximately 56% of M-Flex’s current outstanding stock. Given that WBL has the ability to block any proposed issuance of shares that would reduce its effective ownership to less than a majority of M-Flex’s common stock, measured on an effective ownership basis, WBL could preclude M-Flex from engaging in an acquisition or other strategic opportunity that M-Flex may want to pursue if such acquisition or opportunity required issuance of common stock.

This concentration of ownership may also discourage, delay or prevent a change of control of M-Flex, which could deprive its other stockholders of an opportunity to receive a premium for their stock as part of a sale of M-Flex, could harm the market price of M-Flex common stock and could impede the growth of M-Flex. To the extent that WBL beneficially owns a significant portion of M-Flex’s outstanding common stock, even if less than a majority, it will continue to have significant influence over all matters submitted to M-Flex’s stockholders. WBL is not prohibited from selling a controlling interest in M-Flex to a third party, including a participant in M-Flex’s industry, or from buying additional shares of M-Flex’s stock.

WBL and its designees on M-Flex’s Board of Directors may have interests that conflict with M-Flex’s interests.

M-Flex believes that WBL and its designees on M-Flex’s Board of Directors may have interests that conflict with, or are different from, the interests of M-Flex’s other stockholders, including, for example as a result of WBL’s substantial ownership of MFS.

On October 17, 2006, M-Flex filed suit in Chancery Court of the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL Undertaking Agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm M-Flex and its minority stockholders, in breach of WBL’s duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action for, among other things, lack of personal jurisdiction.

These conflicts of interest could include potential competitive business activities, corporate opportunities, indemnity arrangements, registration rights, sales or distributions by WBL of M-Flex common stock and the exercise by WBL of its ability to influence M-Flex’s management and affairs. If any conflict of interest is not resolved in a manner favorable to M-Flex’s stockholders, M-Flex’s stockholders’ interests may be substantially harmed.

In general, WBL does not have the ability to prevent M-Flex from making operational decisions that do not require stockholder approval; however, WBL does have the ability to control who is elected to M-Flex’s Board of Directors each year and therefore can influence decisions that require board approval. In addition, pursuant to M-Flex’s stockholders agreement with WBL, for so long as WBL effectively owns one-third of M-Flex’s voting stock, it has the ability to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WBL’s effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex common stock.

In general, M-Flex’s certificate of incorporation does not contain any provision designed to facilitate resolution of actual or potential conflicts of interest or to ensure that potential business opportunities that may become available to both WBL and M-Flex will be reserved for or made available to M-Flex.

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WBL is currently unable to vote its shares on specified matters that require stockholder approval without obtaining its own stockholders’ and regulatory approval and it is possible that WBL’s stockholders or the relevant regulators may not approve the proposed corporate action.

WBL’s ordinary shares are listed on the Singapore Exchange. Under the rules of the Singapore Exchange, to the extent that M-Flex constitutes a principal subsidiary of WBL, as defined by the rules of the Singapore Exchange, at any time that M-Flex submits a matter for the approval of its stockholders, WBL may be required to obtain the approval of its own stockholders for such action before it can vote its shares with respect to M-Flex’s proposal or dispose of shares of M-Flex common stock. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. However, WBL has informed M-Flex that it can no longer rely on such waiver and WBL must now seek its stockholders’ approval to accept or reject the Offer. For the fiscal year ended September 30, 2006, M-Flex was a principal subsidiary of WBL as defined by the rules of the Singapore Exchange, which state that M-Flex is deemed a principal subsidiary of WBL for any given fiscal year that M-Flex’s audited consolidated pre-tax profits consolidated into WBL accounts for more than 20% of the consolidated pre-tax profits of WBL during M-Flex’s immediately prior fiscal year. M-Flex expects to continue to be a principal subsidiary of WBL for the foreseeable future.

Examples of corporate action M-Flex may seek to take for which M-Flex would need to obtain its stockholder approval include:

•	an amendment of its certificate of incorporation;

•	a sale of all or substantially all of its assets;

•	a merger or reorganization transaction; and

•

an issuance of shares of its common stock in an offering other than a public offering at a price less than fair market value if the number of shares being sold exceed 20% of its then outstanding common stock.

To obtain stockholder approval, WBL must prepare a circular describing the proposal, obtain approval from the Singapore Exchange and send the circular to its stockholders, which may take several weeks or longer. In addition, WBL is required under its corporate rules to give its stockholders notice of the meeting ranging from 14 to 28 days. Consequently, if M-Flex needs to obtain the approval of WBL at a time in which M-Flex qualifies as a principal subsidiary (including this year), the process of seeking WBL’s stockholder approval may delay M-Flex’s proposed action and it is possible that WBL’s stockholders may not approve M-Flex’s proposed corporate action. It is also possible that M-Flex might not be able to establish a quorum at its stockholder meeting if WBL was unable to vote at the meeting as a result of the Singapore Exchange rules.

The rules of the Singapore Exchange that govern WBL are subject to revision from time to time, and policy considerations may affect rule interpretation and application. It is possible that any change to or interpretation of existing or future rules may be more restrictive and adverse to M-Flex than the existing rules and interpretations.

If M-Flex is unable to attract or retain personnel necessary to operate its business, its ability to develop and market its products successfully could be harmed.

M-Flex is heavily dependent on its current executive officers and management. In addition, due to the expansion of companies into the flex market and increased competition in the flex market, M-Flex anticipates that its employees may be heavily recruited by its competitors. The loss of any key employee or the inability to attract or retain qualified personnel, including engineers and sales and marketing personnel, could delay the development and introduction of, and harm its ability to sell its products and damage the market’s perception of M-Flex. M-Flex believes that its success is highly dependent on the contributions of Philip A. Harding, its chief executive officer and chairman of the Board of Directors, and Reza Meshgin, its president and chief operating officer. M-Flex does not have employment contracts with these or any other key personnel, and their knowledge

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of M-Flex’s business and industry would be extremely difficult to replace. In addition, an increase in the number of manufacturers in Suzhou, China and the surrounding areas could increase the competition for qualified employees and accordingly, the costs of retaining such employees, in China, and the location of certain of M-Flex’s facilities in the United States may make it difficult to recruit qualified employees at those facilities. M-Flex’s success will also depend on its ability to attract and retain additional qualified management, finance, engineering and sales and marketing personnel, including in the camera module business and any new line of business M-Flex acquires.

Rapidly changing standards and competing technologies could make M-Flex’s products obsolete, which would cause its net sales to decrease.

The development and evolution of markets for M-Flex’s flexible printed circuit products depends on industry standards. M-Flex’s products are designed to conform to current specific industry standards, such as operating temperature range. Competing standards may emerge that are preferred by its customers. M-Flex will need to make capital expenditures to support technological advances and to develop and manufacture new products and product features that its customers demand. In addition, any new product M-Flex introduces may have competing technologies available from which M-Flex may have to choose. If M-Flex chooses technology or a standard that does not become the industry standard, M-Flex may be unable to sell those products or M-Flex may be unable to obtain a supplier for the raw materials for such products.

M-Flex also expects future flexible printed circuits and component assembly solutions to require higher performance specifications, including, for example, higher density circuitry than M-Flex has historically produced, and to incorporate new materials and components which may impact manufacturing yields and efficiencies. M-Flex may incur higher manufacturing costs if manufacturing processes or standards change, and M-Flex may need to replace, modify or design, build and install equipment, all of which would require additional capital expenditures. If M-Flex’s customers were to switch to alternative technologies or adopt new or competing industry standards with which its products are not compatible or fail to adopt standards with which its products are compatible, M-Flex’s existing products would become less desirable to its customers and its net sales may decrease.

Problems with manufacturing yields could result in higher operating costs and could impair M-Flex’s ability to meet customer demand for its products.

If M-Flex cannot achieve expected yields in the manufacture of its products, M-Flex may incur higher per unit costs, lower profits and reduced product availability and may be subject to substantial penalties by its customers. Low yields may result from, among other things, design errors, manufacturing failures in new or existing products and the inexperience of new employees. Any reduction in M-Flex’s ability to timely deliver products to customers could adversely affect its customer relationships and make it more difficult to sustain and grow its business. In addition, reduced yields can significantly harm M-Flex’s gross margins thereby contributing to lower profitability or even losses. Further, M-Flex has not yet manufactured camera modules in high-volume production, and it may encounter difficulties in doing so. Any such difficulties could harm M-Flex’s ability to sustain or grow its business.

M-Flex may not be able to compete effectively, which will cause its net sales and market share to decline.

On a global level, M-Flex competes primarily with large flexible printed circuit board manufacturers located in Taiwan, China, Korea and Japan. M-Flex also competes with MFS. If M-Flex does not compete successfully, its net sales and market share may decline. M-Flex believes that one of its principal competitive advantages is its ability to interact closely with its customers throughout the design and engineering process. If M-Flex is not successful in maintaining or establishing close relationships with customers in markets in which M-Flex competes, M-Flex may not be able to grow its market share or net sales. To the extent that M-Flex is not able to provide regular interaction between its engineers and its customers and potential customers, its business may be

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harmed. In some cases, M-Flex’s competitors may offer more favorable pricing to potential or existing customers. In addition, M-Flex believes more companies are now producing flexible printed circuit boards than before. Such competition could increase pressure on M-Flex to lower its prices, which, in turn, would harm its margins and operating results.

In addition, many of M-Flex’s customers are larger, established electronic manufacturing services, or EMS, providers. Certain of these EMS providers have developed or acquired their own flexible printed circuit manufacturing capabilities or have extensive experience in electronics assembly, and in the future, may cease ordering products from M-Flex and may compete with M-Flex on future OEM programs. Furthermore, many companies in M-Flex’s target customer base are moving the design and manufacturing of their products to original design manufacturers, or ODMs, in Asia. If M-Flex is unable to capture, maintain and continue to service these ODMs as customers, M-Flex may be unable to sustain or grow its business.

M-Flex’s products and their terms of sale are subject to various pressures from its customers and its competitors, any of which could harm its gross profit.

M-Flex deals with a limited number of large customers who are able to exert significant pressure on M-Flex, both in terms of pricing and contract terms. M-Flex enters into price reduction negotiations with these customers on a periodic basis, typically annually, semi-annually or quarterly. M-Flex also renegotiates the terms of its contracts, which specify, among other items, quality requirements, liability and indemnification thresholds and payment terms, with many of its customers on an annual basis. Specifically, due to increased competition, customers have recently exerted significant pricing pressure on M-Flex, which has contributed to a decline in its profitability. M-Flex may lose its market share if it does not participate in such negotiations; furthermore, its participation in price reduction activities may result in lower margins for M-Flex and the extension of payment terms for its customers could negatively affect its cash flow. M-Flex believes the number of customers in the market is consolidating and the number of suppliers continues to increase. The competitive landscape in M-Flex’s market is changing rapidly and M-Flex may lose its market share if it does not implement operational improvements in response to the evolving marketplace. M-Flex’s selling prices are also affected by changes in overall demand for its products, changes in the specific products its customers buy, pricing of competitors’ products and its products’ life cycles. In addition, from time to time M-Flex may elect to reduce the price of certain programs it produces in order to gain additional orders on those programs. A typical life cycle for one of M-Flex’s products begins with higher prices when the product is introduced and decreasing prices as it matures. To offset price decreases during a product’s life cycle, M-Flex relies primarily on higher sales volume and improving its manufacturing yield and productivity to reduce a product’s cost. If M-Flex cannot reduce its manufacturing costs as prices decline during a product’s life cycle, or if M-Flex is required to pay liquidated damages to a customer due to a breach of contract claim, including due to quality or delivery issues, its cost of sales may increase, which would result in decreased gross profit or increased gross loss in a period in which M-Flex does not have gross profit.

Significant product failures could harm M-Flex’s reputation and its business.

Continued improvement in manufacturing capabilities, quality control, material costs and successful product testing capabilities are critical to M-Flex’s growth. M-Flex’s efforts to monitor, develop, modify and implement stringent testing and manufacturing processes for its products may not be sufficient. If any flaw in the design, production, assembly or testing of its flexible printed circuit products was to occur, M-Flex may experience a rate of failure in its products that would result in significant delays in product shipments, cancellation of orders, substantial repair or replacement costs and potential damage to its reputation.

Any failure to maintain ongoing sales through M-Flex’s independent sales representatives could harm its business.

To date, M-Flex has sold its products through its direct sales force and a network of non-exclusive independent sales representatives. M-Flex relies on these sales representatives to provide customer contacts and

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market its products directly to its global customer base. M-Flex’s sales representatives are not obligated to continue selling its products, and they may terminate their arrangements with M-Flex at any time with limited notice. It is possible that M-Flex may not be able to maintain or expand these relationships successfully or secure agreements with additional sales representatives on commercially reasonable terms, or at all. Any failure to develop and maintain its relationships with these sales representatives and any failure of its sales representatives to effectively market its products could harm its business, financial condition and results of operations.

M-Flex must continue to be able to procure raw materials and components on commercially reasonable terms to manufacture its products profitably.

At times, there are worldwide shortages of the raw materials and components used in the fabrication of flexible printed circuits and imaging solutions. M-Flex’s customers require that M-Flex uses raw materials and components that have been pre-qualified by them, which limits further the supply of raw materials and components available to M-Flex and frequently results in its need to seek raw materials and components from a limited number of suppliers. In addition, suppliers of certain of M-Flex’s raw materials and components may consider M-Flex too small of a customer to sell to directly, which could require M-Flex to buy through distributors, which could increase the cost of such raw materials and components. M-Flex generally does not maintain a large surplus stock of raw materials or components for its products because the specific assemblies are uniquely applicable to the products M-Flex produces for its customers; therefore, M-Flex relies on short-term supply contracts with third-party suppliers to provide these raw materials and components in a timely fashion and on commercially reasonable terms. M-Flex’s operations would be negatively impacted if it is unable to receive raw materials or components on a timely or cost-effective basis.

Given the rapid increase in demand for flexible printed circuits and imaging solutions, a worldwide shortage for these materials may exist from time to time. In the past, a similar shortage for flexible printed circuit materials required that M-Flex qualifies an additional supplier in order to maintain the delivery of its largest production run, and during certain quarters of fiscal 2006, M-Flex experienced component shortages which resulted in delayed shipments to customers. M-Flex expects that these delays may continue in future periods, and M-Flex may not be successful in managing any shortage of raw materials or components that M-Flex may experience, which would decrease its revenue. During the three months ended December 31, 2006, M-Flex purchased greater than 90% of all materials used to make flexible printed circuits from four sources, E.I. Dupont de Nemours & Co., or Dupont, Mitsui Plastic, Inc., or Mitsui, 3M Worldwide, or 3M, and Rogers Corporation, or Rogers. In the fiscal years 2006, 2005 and 2004, M-Flex purchased approximately 53%, 84% and 77% of these materials from Dupont, 15%, 0% and 0% from Mitsui, 3%, 0% and 0% 3M and approximately 14%, 16% and 23% from Rogers, respectively. Currently, Molex Inc., Supertex, Inc., Panasonic and ITT Inc. are M-Flex’s largest component suppliers. In the fiscal year 2006, M-Flex purchased 10%, 4%, 3% and 24% of its components from Molex, Supertex, Panasonic and ITT. In the fiscal year 2005, M-Flex purchased 12%, 3%, 4% and 13% of its components from Molex, Supertex, Panasonic and ITT. In the fiscal year 2004, M-Flex purchased 10%, 2% 13% and 13% of its components from Molex, Supertex, Panasonic and ITT.

M-Flex faces business, political, regulatory, operational, financial and economic risks because a significant portion of its operations and sales are to customers outside of the United States.

M-Flex’s primary manufacturing facilities are located in China. Although its headquarters are located in California and M-Flex also has operations in Arizona, M-Flex expects that its operations in China will continue to assume a larger and more important role in its business. M-Flex is subject to risks inherent in international business, many of which are beyond its control, including:

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses and compliance with foreign laws, including employment laws;

•	difficulties in collecting payments from foreign customers to whom M-Flex has extended significant amounts of credit if those customers do not pay M-Flex on the payment terms extended to them;

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•	difficulties in staffing and managing foreign operations, including cultural differences in the conduct of business, labor and other workforce requirements and inadequate local infrastructure;

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the need to successfully migrate its foreign locations to the financial reporting system used by M-Flex in the United States, including the need to implement and maintain financial controls that comply with the Sarbanes-Oxley Act;

•	trade restrictions or higher tariffs;

•	transportation delays and difficulties of managing international distribution channels;

•	longer payment cycles for, and greater difficulty collecting, accounts receivable;

•	foreign currency exchange rate fluctuations that render its prices uncompetitive or increase its cost of doing business, specifically the Chinese RMB;

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unexpected changes in regulatory requirements, royalties and withholding taxes that restrict the repatriation of earnings and affect its effective income tax rate due to profits generated or lost in foreign countries;

•	political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions;

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increases in the cost of doing business in China, including increases due to changes in environmental regulations, increased competition for employees and new or increased governmental fees or assessments;

•	requests from the government that M-Flex relocate facilities which it had planned to continue to operate for the foreseeable future;

•	disruptions or shortages in the supply of electricity or other utilities; and

•	public health emergencies such as SARS and avian flu.

Any of these factors could harm M-Flex’s future international sales and operations significantly.

M-Flex’s manufacturing capacity may be interrupted, limited or delayed if it cannot maintain sufficient sources of electricity in China, or if there is a natural disaster or other catastrophic event in China.

The flexible printed circuit fabrication process requires a stable source of electricity. As M-Flex’s production capabilities increase in China and its business grows, its requirements for a stable source of electricity in China will grow substantially. M-Flex has experienced a lack of sufficient electricity supply and expects that it may continue to experience insufficient power supplies in the foreseeable future. Although M-Flex has purchased several generators, M-Flex cannot be assured that such generators will produce sufficient electricity supply in the event of a disruption in power. Power interruptions, electricity shortages, the cost of diesel fuel to run its back-up generators or government intervention, particularly in the form of rationing, are factors that could restrict its access to electricity in Suzhou, China, the location of its Chinese manufacturing facilities, and affect its manufacturing costs. Any such shortages could result in delays in M-Flex’s shipments to its customers and, potentially, the loss of customer orders and penalties from such customers for the delay.

M-Flex’s two primary manufacturing facilities are both located in Suzhou, China. MFS has one flexible printed circuit facility in each of Singapore and Malaysia as well as one in China and two printed circuit board facilities in China. Natural disasters or other catastrophic events, including wildfires and other fires, earthquakes, excessive rain, terrorist attacks and wars, could disrupt its manufacturing ability, which could harm its operations and financial results.

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China’s legal and regulatory systems embody uncertainties that could harm M-Flex’s business operations.

Since 1979, many new laws and regulations covering general economic matters have been promulgated in China. Despite the development of the legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation and interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. In addition, changes in the regulations or policies in China, or specifically in Suzhou where M-Flex’s factories are located, may affect its ability to conduct or expand its business. For example, M-Flex has been informed that the local government in Suzhou recently announced that the printed circuit board, or PCB, business is no longer considered by the local government to be a high-tech industry, and as such, it is no longer an encouraged industry to migrate to, or expand in, the local area. Although this has not affected M-Flex’s operations to date, if the government were to expand this to cover flexible printed circuit board, FPC, businesses, it could adversely affect M-Flex’s ability to maintain or expand operations in Suzhou.

M-Flex’s activities in China will be subject to administrative review and approval by various national and local agencies of China’s government. Given the changes occurring in China’s legal and regulatory structure, M-Flex may not be able to secure the requisite governmental approval for its activities. Failure to obtain the requisite governmental approval for any of its activities could impede its ability to operate its business or increase its expenses.

M-Flex may have difficulty managing any growth that M-Flex might experience.

If M-Flex continues to experience growth in its operations, its manufacturing facilities, operational and financial systems, procedures and controls may need to be expanded, which will distract its management team from its business plan and involve increased expenses. M-Flex’s success will depend substantially on the ability of its management team to manage any growth effectively. These challenges may include:

•	the ability to timely and in a cost-effective manner hire new employees, particularly in M-Flex’s Suzhou, China location;

•	the ability of its management to predict accurately increases or decreases in demand for its products and manage its manufacturing capacity appropriately;

•	maintaining its cost structure at an appropriate level based on the net sales M-Flex generates;

•	managing multiple, concurrent manufacturing expansion projects;

•	implementing and improving its operational and financial systems, procedures and controls, including M-Flex’s computer systems;

•	managing operations in multiple locations and multiple time zones;

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the ability to timely and in a cost-effective manner increase its manufacturing capacity or build new manufacturing facilities in order to meet customer demands, the failure of either of which could cause customers to take their business to M-Flex’s competitors; and

•	the ability to acquire customers in a new line of business.

The Sarbanes-Oxley Act and other rules and regulations may increase the time and costs of certain activities.

M-Flex incurs significant legal, accounting, insurance and other expenses as a result of being a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. These rules and regulations have increased M-Flex’s financial compliance costs and have made some activities more time-consuming and costly.

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M-Flex also expects these rules and regulations to make it more difficult and more expensive for M-Flex to obtain director and officer liability insurance, and, from time to time, M-Flex may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for M-Flex to attract and retain qualified persons to serve on M-Flex’s Board of Directors or as executive officers. M-Flex continues to evaluate and monitor developments with respect to these rules, and M-Flex cannot predict or estimate the amount of additional costs M-Flex may incur or the timing of such costs.

M-Flex’s business is capital intensive and the failure to obtain capital could require that M-Flex curtail capital expenditures.

To remain competitive, M-Flex must continue to make significant investments in capital equipment, facilities and technological improvements. M-Flex expects that substantial capital will be required to expand its manufacturing capacity and fund working capital for anticipated growth. M-Flex may need to raise additional funds through further debt or equity financings. M-Flex may not be able to raise additional capital on reasonable terms, or at all. In addition, under the terms of M-Flex’s stockholders agreement with WBL, WBL’s approval is required for the issuance of securities that would reduce its effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex’s common stock. If WBL’s approval is required, it is possible that WBL may not approve of any transaction M-Flex may seek to complete, which could affect whether M-Flex is able to complete such a transaction. If M-Flex cannot raise the required capital when needed, M-Flex may not be able to satisfy the demands of existing and prospective customers and may lose net sales and market share.

The following factors could affect M-Flex’s ability to obtain additional capital on favorable terms, or at all:

•	M-Flex’s existing debt to income levels if M-Flex is required to proceed with the Offer and borrow up to $240.2 million to pay a portion of the purchase price for MFS;

•	M-Flex’s results of operations;

•	general economic conditions and conditions in the electronics industry;

•	the perception of its business in the capital markets;

•	M-Flex’s ratio of debt to equity;

•	M-Flex’s financial condition;

•	M-Flex’s business prospects;

•	WBL’s approval, if required;

•	the international aspects of its business, including the foreign location of a majority of its physical assets and the fact that a majority of its customers are located overseas; and

•	interest rates.

If M-Flex is unable to obtain sufficient capital in the future, it may have to curtail its capital expenditures. Any curtailment of its capital expenditures could result in a reduction in net sales, reduced quality of its products, increased manufacturing costs for its products, harm to its reputation, reduced manufacturing efficiencies or other harm to its business.

M-Flex is subject to the risk of increased income and other taxes in China.

M-Flex currently enjoys tax holidays and other tax incentives for its operations in China. The tax holiday rate of 12% for M-Flex’s first manufacturing facility in China, MFC1, will expire on December 31, 2007. After this time, MFC1 will be subject to an income tax rate of 25%, based on current law.

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M-Flex has obtained two tax holidays for its second manufacturing facility in China, MFC2. The first tax holiday allows for tax-free operation for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the original registered capital. The second tax holiday allows for tax-free operation for the first two years followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the increased capital. Beginning on January 1, 2006, MFC2 will be subject to a tax holiday rate of 12% on approximately 46% of its profits and a tax holiday rate of 0% on approximately 54% of its profits. However, these tax holidays may be challenged, modified or even eliminated by taxing authorities or changes in law. For the fiscal years ended September 30, 2006 and 2005 M-Flex realized tax savings of $4.4 million and $3.5 million, respectively, for its operations in China.

The National People’s Congress, China’s top legislature, passed the Unified China Corporate Income Tax Law on March 16, 2007. The new corporate income tax rate of 25% will come into effect on January 1, 2008. Unused tax holidays for existing foreign-invested enterprises will be grandfathered until they expire. MFC1’s tax holiday will expire on December 31, 2007. MFC2’s first and second tax holidays will expire on December 31, 2008 and 2010, respectively.

In addition, from time to time M-Flex may be subject to various types of tax audits by the tax authorities. For example, M-Flex has recently completed an audit in China relating to the import and export of raw and component materials at MFC1, where M-Flex was required to charge approximately $1.5 million to cost of sales for value added tax and duty, plus interest and penalties.

M-Flex’s bank facilities contain restrictive covenants that, if not satisfied or waived, could impact its ability to borrow money under these facilities and could result in acceleration of its debt obligations under these facilities that may be outstanding from time to time.

M-Flex’s failure to comply with restrictive covenants in its bank facilities could result in an event of default which, if not satisfied or waived, could preclude M-Flex from borrowing money under one or more of these facilities or may result in M-Flex being required to repay any borrowings M-Flex may have under its facilities from time to time. In addition, its facility with Norddeutsche Landesbank Girozentrale, or NLG, provides that NLG can refuse to honor a draw request from M-Flex for any reason, even if M-Flex is in full compliance with the terms of the facility. If M-Flex was unable to borrow under these facilities to finance its operations or M-Flex was unable to refinance borrowings under its facilities that may come due, its financial condition and results of operations could be harmed.

If M-Flex fails to secure or protect its intellectual property rights, competitors may be able to use its technologies, which could weaken its competitive position, reduce its net sales or increase its costs.

M-Flex primarily relies on trade secrets relating to its manufacturing processes to protect its proprietary rights. M-Flex’s efforts to protect its intellectual property may not be effective and may be challenged by third parties. In addition, other parties may independently develop similar or competing technologies. M-Flex competes in industries with rapid development and technological innovation. If M-Flex fails to protect its proprietary rights adequately, its competitors could offer similar products using processes or technologies developed by M-Flex and thereby potentially harm its competitive position and its financial condition.

M-Flex also relies on patent protection for the intellectual property that M-Flex has developed. It is possible that a third party may challenge the validity of any of these patents, or circumvent the patents by developing competing products based on technology that does not infringe its patents. Consequently, its patents may not provide meaningful protections against competition for these products. Further, in some countries outside the United States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for patent violations. As a result, protecting intellectual property in those

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countries is difficult and competitors may sell products in those countries that have functions and features that infringe on its intellectual property.

M-Flex may be sued by third parties for alleged infringement of their proprietary rights.

From time to time, M-Flex has received, and expects to continue to receive, notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. Any intellectual property lawsuit, whether or not determined in M-Flex’s favor or settled, could be costly, could harm its reputation and could divert its management from normal business operations. Adverse determinations in litigation could subject M-Flex to significant liability and could result in the loss of its proprietary rights. A successful lawsuit against M-Flex could also force M-Flex to cease selling or redesign products that incorporate the infringed intellectual property. In addition, M-Flex could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that M-Flex may not be able to obtain a license on reasonable terms, or at all. If M-Flex fails to develop a non-infringing technology on a timely basis or to license the infringed technology on acceptable terms, its business, financial condition and results of operations could be harmed.

Complying with environmental laws and regulations may increase M-Flex’s costs and reduce its profitability.

M-Flex is subject to a variety of environmental laws and regulations relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of flexible printed circuits and component assemblies. A significant part of M-Flex’s manufacturing operations are located in China, where M-Flex is subject to constantly evolving environmental regulation. The costs of complying with any change in such regulations and the costs of remedying potential violations or resolving enforcement actions that might be initiated by governmental entities in China could be substantial.

Environmental laws require M-Flex to maintain and comply with a number of permits, authorizations and approvals and to maintain and update training programs and safety data for materials used in its manufacturing processes. M-Flex reserved $129,000 restricted cash at December 31 and September 30, 2006, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that M-Flex vacates its Anaheim facilities.

In the event of a violation, M-Flex may be required to halt one or more segments of its operations until such violation is cured. Although M-Flex attempts to operate in compliance with all applicable environmental laws and regulations, M-Flex may not succeed in this effort at all times. The costs of remedying violations or resolving enforcement actions that might be initiated by governmental authorities could be substantial. Any remediation of environmental contamination would involve substantial expense that could harm its results of operations. In addition, M-Flex cannot predict the nature, scope or effect of future regulatory requirements to which its operations may be subject or the manner in which existing or future laws will be administered or interpreted. Future regulations may be applied to materials, products or activities that have not been subject to regulation previously. The costs of complying with new or more stringent regulations could be significant.

M-Flex may not address successfully problems encountered in connection with any acquisition.

M-Flex expects to continue to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance its capabilities, complement its current products or expand the breadth of its markets or customer base. M-Flex has limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

•	problems assimilating the purchased technologies, products or business operations, including the timely integration of financial reporting systems;

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•	problems maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with the acquisition;

•	start-up costs associated with any new line of business M-Flex may acquire;

•	diversion of management’s attention from its core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering new markets in which M-Flex has no or limited prior experience;

•	potential loss of key employees of acquired businesses;

•	potential litigation risks associated with acquisitions, whether completed or not;

•	the need to hire additional employees to operate effectively the acquired business, including employees with specialized knowledge; and

•	increased legal and accounting costs as a result of the Sarbanes-Oxley Act.

If M-Flex fails to evaluate and execute acquisitions and strategic investments properly, M-Flex’s management team may be distracted from its day-to-day operations, M-Flex’s business may be disrupted and its operating results may suffer. In addition, if M-Flex finances acquisitions by issuing equity or convertible debt securities, its stockholders would be diluted. M-Flex also may be limited in its ability to finance an acquisition through the issuance of convertible debt or equity as a result of its stockholders agreement with WBL, which requires WBL’s approval before M-Flex issues securities which would dilute its effective ownership below 50% of M-Flex’s outstanding common stock.

M-Flex’s stock price may be volatile, and you may not be able to resell M-Flex’s shares at a profit or at all.

The trading price of M-Flex common stock could fluctuate, and has fluctuated, due to the factors discussed in this Offer Document/Prospectus. For example, during the 15 months ended March 31, 2007 M-Flex’s stock price traded between $67.22 and $15.35 per share. In addition, the trading market for M-Flex’s common stock may be influenced by the public float that exists in its stock from time to time. For example, although M-Flex has approximately 24.5 million shares of common stock outstanding, approximately 19.3 million of those shares are held by a few investors. If any of those investors were to decide to sell a substantial portion of their respective shares, it would place substantial downward pressure on M-Flex’s stock price. The trading market for M-Flex common stock also may be influenced by the research and reports that industry or securities analysts publish about M-Flex or its industry. If one or more of the analysts who cover M-Flex were to publish an unfavorable research report or to downgrade its stock, its stock price likely would decline. If one or more of these analysts were to cease coverage of M-Flex or fail to regularly publish reports on M-Flex, M-Flex could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline.

In addition, the stock market in general, and Nasdaq and technology companies in particular, have experienced extreme price and volume fluctuations. M-Flex’s historical trading prices and valuations may not be sustainable. These broad market and industry factors may decrease the market price of M-Flex’s common stock, regardless of M-Flex’s actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against M-Flex, could result in substantial costs and a diversion of its management’s attention and resources.

In the event M-Flex is unable to remedy any deficiency M-Flex identifies in its system of internal controls over financial reporting, or if M-Flex’s internal controls are not effective, its business and its stock price could suffer.

In preparation for the annual report of management regarding M-Flex’s evaluation of its internal controls that is required to be included in each of its fiscal year-end annual reports by Section 404 of the Sarbanes-Oxley

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Act, or Section 404, M-Flex adopted a project work plan to assess the adequacy of its internal controls, remediate any deficiency that M-Flex may identify, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. As part of this continuous process, M-Flex may discover deficiencies that require M-Flex to improve its procedures, processes and systems in order to ensure that its internal controls are adequate and effective and that M-Flex is in compliance with the requirements of Section 404.

If any deficiency M-Flex may find from time to time is not adequately addressed, or if M-Flex is unable to complete all of its testing and any remediation in time for compliance with the requirements of Section 404 and the SEC rules thereunder, M-Flex would be unable to conclude that its internal controls over financial reporting is effective, which could adversely affect investor confidence in its internal controls over financial reporting. If M-Flex does not complete its testing with sufficient time for independent registered public accounting firm to complete their audit of internal control over financial reporting, M-Flex may not be compliant with all of the requirements under Section 404 since M-Flex may not receive an unqualified report on internal control over financial reporting, and its business and stock price may be adversely affected.

Fluctuations in M-Flex’s operating results on a quarterly and annual basis could cause the market price of M-Flex common stock to decline.

M-Flex’s operating results fluctuate from quarter to quarter as a result of changes in demand for its products, its effectiveness in managing manufacturing processes and costs and the degree to which M-Flex is able to utilize its available manufacturing capacity. Historically, M-Flex has experienced a strong first fiscal quarter, followed by reduced net sales in the second fiscal quarter, as a result of partial seasonality of its major customers and the markets that M-Flex serves. As a result, its net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future. These fluctuations could cause the market price of M-Flex common stock to decline. You should not rely on period-to-period comparisons of its operating results as an indication of M-Flex’s future performance. In future periods, M-Flex’s net sales and results of operations may be below M-Flex’s expectations or the expectations of analysts and investors, which could cause the market price of M-Flex’s common stock to decline.

M-Flex’s expense levels in the future will be based, in large part, on M-Flex’s expectations regarding net sales. Many of M-Flex’s expenses are fixed in the short term or are incurred in advance of anticipated sales. M-Flex may not be able to decrease its expenses in a timely manner to offset any shortfall of sales.

Future sales of M-Flex’s common stock in the public market could cause M-Flex’s stock price to fall.

Future sales of M-Flex’s common stock in the public market, or the perception that such sales might occur, could cause the market price of M-Flex’s common stock to decline. As of March 30, 2007, M-Flex had 24,534,278 shares of common stock outstanding and 1,278,896 shares subject to unexercised options that are fully vested. All of these shares are eligible for resale, subject to certain volume limitations. In addition, if the Offer closes, and assuming full acceptances of the Offer and full election of the Stock Consideration by MFS Shareholders, M-Flex will issue up to approximately 9.6 million shares of New M-Flex Stock in the Offer (assuming holders of options with respect to 6.3 million MFS Shares exercise their options to acquire MFS Shares and elect to take the Stock Consideration), of which approximately up to 4.3 million shares held by stockholders other than WBL will be freely tradable six months after the closing of the Offer, if it closes. To the extent any major stockholder sells its shares into the market, the market price of M-Flex’s common stock could decline.

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Delaware law and M-Flex’s corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in M-Flex’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in M-Flex’s management. These provisions include the following:

•	the existence of a classified Board of Directors requiring that not all directors be elected at one time;

•	a majority of M-Flex’s directors are required to be independent;

•	the ability of M-Flex’s Board of Directors to increase or decrease the size of its Board of Directors without stockholder approval;

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the ability of M-Flex’s Board of Directors to fill vacancies on the Board of Directors created by the death, resignation or incapacity of a director or the enlargement of the Board of Directors without stockholder approval;

•	the prohibition of cumulative voting in the election of directors which would otherwise allow less than a majority of stockholders to elect director candidates;

•	advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of M-Flex’s Board of Directors to alter its bylaws without obtaining stockholder approval;

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the ability of the Board of Directors to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, which rights could be senior to those of common stock;

•	the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent; and

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so long as a single or related group of stockholders own at least one-third of M-Flex’s outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex’s stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

In addition, because M-Flex is incorporated in Delaware, M-Flex is governed by the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law. These provisions may prohibit stockholders owning 15% or more of M-Flex’s outstanding voting stock from merging or combining with M-Flex. These provisions in M-Flex’s charter, bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of M-Flex’s common stock in the future and result in the market price being lower than it would without these provisions.

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Risks Relating to MFS

The following additional risks specifically pertain to MFS and include information disclosed on publicly made filings by MFS. The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Report for the years ended September 30, 2006 and 2005, MFS’ quarterly information for the quarters ended June 30, 2006 and December 31, 2006, and MFS’ website. In order to better ascertain the condition of MFS’ business, M-Flex has made numerous requests for financial and business information from MFS. Despite M-Flex’s multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS cites as reasons for its failure to provide information, its obligation under Singapore Law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information.

The financial performance of MFS since the time M-Flex first announced the transaction in March 2006 has been materially worse than M-Flex anticipated.

M-Flex’s Special Committee and Board of Directors have withdrawn their recommendation for the Offer because they have determined that the acquisition of MFS under the existing price and current terms of the Offer could cause serious harm to M-Flex’s business, financial condition, and results of operations. In establishing the terms of the transaction in March 2006, M-Flex relied in substantial part on financial forecasts of MFS’ future performance. Since the date of M-Flex’s announcement of the Offer in March 2006, MFS’ performance has been materially worse than projected in those forecasts, including significant decreases in MFS’ net sales and net income. Specifically, MFS’ net sales declined by 8%, gross profit declined by 48% and net income declined by 85% for the three-month period ended June 30, 2006 compared to the comparable period in fiscal year 2005. During the three and six-month periods ended September 30, 2006, MFS’ net sales declined 5% and 6%, respectively, gross profit declined by 26% and 35%, respectively, and net income declined 49% and 65%, respectively as compared to the comparable periods in fiscal year 2005. During the three months ended December 31, 2006, MFS’ net sales declined 11.6%, gross profit declined 30%, and net income declined 37% as compared to the comparable periods in fiscal year 2006. These results were substantially below projections for MFS relied upon by the Special Committee and Board of Directors in recommending the transaction, and by Needham in providing its opinion that the consideration to be paid to MFS Shareholders was, from a financial point of view, fair to M-Flex Stockholders. M-Flex believes that these significant declines are indicative of a loss of customers by MFS and a substantial decline in gross margin on other customer orders based on information disclosed in MFS’ public filings.

The financial forecasts of MFS’ future performance also were relied upon by Needham & Company, LLC in rendering its March 28, 2006 opinion as to the fairness of the Stock Consideration and the Cash Consideration with respect to the transaction. The fairness opinion regarding the Offer, and delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate and, since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, M-Flex’s Special Committee and Board of Directors have determined that it is no longer advisable or appropriate to rely on this the March 28, 2006 Needham opinion.

MFS is dependent on customers comprising a substantial portion of MFS’ historical revenue and subcontractors of such customers for a significant portion of its revenue.

Historically, a substantial portion of MFS’ revenue is derived from orders for products from a few customers and their appointed subcontractors. Accordingly, if MFS is unable to diversify its customer base and if there is any reduction in sales orders received from customers comprising a substantial portion of MFS’ historical revenue or their appointed subcontractors, it could impact MFS’ business, financial condition and results of operations.

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In order to better ascertain the condition of MFS’ business, M-Flex has made numerous requests for financial and business information from MFS. Despite M-Flex’s multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. For example, MFS has not responded in any meaningful fashion to M-Flex’s inquiries as to MFS’ current business relationship with its key customers. MFS cites as reasons for its failure to provide such information its obligation under Singapore law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information. Without this material information from MFS regarding the health of its business, M-Flex is unable to evaluate whether MFS’ operating results in the past two quarters will rebound, decline further, or will continue at current levels. If MFS’ revenues and profitability materially decrease based on a substantial loss of business from customers comprising a substantial portion of MFS’ historical revenue, it is highly likely that there would be a material and adverse change in MFS’ assets, business, financial condition, profits, liabilities, prospects or results of operations.

Risk of product failures.

According to MFS, production controls in manufacturing capabilities and quality controls remain a constant challenge to MFS in its ability to remain competitive and stay relevant in the increasingly competitive flexible printed circuit business. According to MFS, any failure in the design, production, assembly or testing of flexible printed circuit products may have an adverse effect on MFS’ financial performance as it may result in delays in product shipments, repair or replacement costs and cancellation of orders.

Risk of increase in terms of payments and working capital due to changes in business models.

According to MFS, the emergence of new business models such as vendor managed inventory, or VMI, could expose MFS to longer terms of payment by key customers as products manufactured are not considered sold until pulled from the VMI hubs. In addition, key customers are bound by certain schedules, and orders are subject to schedule changes, which may lead to order cancellation. Delays may lead to higher working capital requirements, and cancellations could lead to product obsolescence or other adverse consequences such as declines in revenues or backlog.

Risk of failures in internal controls and enterprise wide risk management.

Any failure in the design or operation of MFS’ internal controls or enterprise wide risk management could adversely affect the business, financial condition or operating results of MFS.

MFS is subject to rapid technological changes.

The flexible printed circuit, or FPC, and rigid printed circuit board, or PCB, industries are subject to rapid technological advances, dictated in turn by the development of new products and standards by MFS’ customers principally in the telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. If MFS does not keep abreast of the latest manufacturing technology to maintain a sufficient competitive edge, MFS’ business, financial condition or operating results may be materially and adversely affected.

In addition, while MFS undertakes research and development, or R&D, on new processes and products, there is no assurance that MFS’ R&D efforts will translate into commercially viable products. The failure to develop new processes or enhance MFS’ existing processes to meet MFS’ customers’ requirements may have a material adverse impact on MFS’ business, financial condition or operating results.

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MFS is dependent on the electronics industry.

MFS’ products, FPCs and/or rigid PCBs, are components commonly used in the assembly of electronic products, including telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. These electronic products are manufactured by original equipment manufacturers, or OEMs, and/or contract manufacturers who are MFS’ customers.

The electronics industry, as a whole, is characterized by intense competition, rapid technological change, short product life cycles and significant fluctuation in product demand. MFS is therefore vulnerable to the volatile and cyclical nature of the electronics industry especially in the personal communications and wireless portable segments industry. Consequently, a slowdown in any of these sectors, in particular the telecommunications sector, or any adverse change in the electronics industry including product obsolescence, economic recession, excess production capacity, intense price competition, erosion of profit margin and unavailability, shortage or long lead time of supply of components required for MFS’ manufacturing and assembly activities may result in a decline in demand for MFS’ products and services. This could have a material and adverse impact on MFS’ business, financial condition or operating results. Additionally, the delays in launches of new products by MFS’ customers in the personal communication segment of the industry may adversely impact MFS’ revenues.

MFS is subject to intense competition.

The industry in which MFS operates is highly competitive. Some of MFS’ competitors are large multinational corporations such as M-Flex, Mektec Corporation, Career Tech, Global Flex and Interflex and Innovex Inc., which may have greater access to capital and have greater production capacity, R&D capabilities in new processes and other resources than MFS, allowing them to compete more aggressively over a longer period of time than can MFS. MFS’ competitors may also operate in countries where they have more competitive cost structures and selling price advantages. MFS believes MFS’ ability to compete is based upon MFS’ design and technical capabilities, competitive pricing, high product quality, quick response time and MFS’ ability to offer an integrated “one-stop” service for interconnect solutions to MFS’ customers in relation to their FPC and rigid PCB requirements. In the event that MFS’ competitors are able to provide comparable manufacturing services and products at a lower cost and of a better quality, MFS’ sales may be adversely affected. This could have a material adverse impact on MFS’ business, financial condition or operating results.

As a supplier to the OEMs and contract manufacturers in the FPC and PCB industries, growth in these sectors could lead to the entry of new competitors into MFS’ industry. MFS’ profit margins could be materially and adversely affected as a result of competition from these new entrants.

MFS is dependent on the availability and pricing of components.

MFS obtains the materials which it needs to manufacture FPCs and PCBs from outside suppliers. Some of these suppliers may be specified or approved by MFS’ customers. MFS purchases materials based on customer forecasts, specific orders from MFS’ customers, and components delivery lead-time which may range from 4 to 6 weeks. MFS maintains alternative sources of supply for MFS’ materials and MFS does not have long-term contracts with MFS’ suppliers. Typically, MFS’ customers will bear the increase in costs, especially for custom-made components. However, if MFS cannot obtain sufficient quantities of materials at reasonable prices or if MFS is unable to pass on higher materials costs to MFS’ customers through an increase in MFS’ selling price, this could have a material and adverse effect on MFS’ business, financial condition and the results of MFS’ operations. In addition, in the event that MFS’ suppliers are unable to supply the required components on time and MFS is unable to source these materials from alternative suppliers on a timely basis, MFS’ production and delivery to MFS’ customers would be delayed. As a result, MFS’ sales and profitability could be materially and adversely affected.

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MFS is subject to foreign currency risk exposure.

MFS’ sales are denominated mainly in U.S. dollars, or USD. MFS’ raw material purchases such as polymide-based copper clad laminates and polyimide-based overlays are denominated mainly in USD while most of MFS’ operating costs (e.g., labor, rent and utilities) are denominated mainly in the respective local currencies in the countries where MFS’ production operations are located, that is, Singapore dollars, or SGD, Chinese Renminbi, or RMB, and Malaysian Ringgit, or MYR.

To the extent that MFS’ sales, purchases and operating costs are not naturally matched in the same currency and that there are timing differences between collections and payments, MFS will be exposed to any adverse fluctuation of the various currencies against SGD, MFS’ reporting currency. Restrictions over the conversion or timing of conversion of foreign currencies including RMB and MYR may also expose MFS to adverse fluctuations in exchange rates. As a result, MFS’ earnings may be materially and adversely affected. Other things being equal, for example, in the case of a net long position in USD, a depreciation in USD against SGD will reduce MFS’ USD denominated billings when converted to SGD and will have an adverse impact on MFS’ earnings.

At present, sales by MFS’ subsidiary in the People’s Republic of China, or the PRC, MFS Technology (PCB) Co. Ltd, or MFS-PCB, are denominated mainly in USD as MFS’ sales are mainly to customers outside the PRC while MFS’ purchases are mainly in RMB.

In line with the country of incorporation, the accounts of MFS’ overseas subsidiaries are prepared in their respective local currencies such as RMB and MYR. This represents a translation risk in that any material fluctuation in the relevant currencies against the SGD will have an effect on MFS’ consolidated financial statements which are presented in SGD.

Apart from the natural hedge resulting from matching the currency of sales to that of MFS’ purchases and operating costs as far as it is practicable, MFS has also entered into forward contracts to hedge MFS’ foreign currency exposure. These hedging arrangements may not be successful to reduce MFS’ exposure to foreign currency fluctuations.

There may be uncertainties associated with the expansion of MFS’ business.

Growth in MFS’ business, may depend upon strategic alliances with business partners and acquisition opportunities. Participation in alliances or acquisitions or investments involve numerous risks including, but not limited to, difficulties in the assimilation of the management of operations, services, products and personnel of the acquired company and the possible diversion of management’s attention from other business concerns. The successful implementation of this strategy depends on MFS’ ability to identify suitable candidates, acquire companies on successful terms and integrate their operations successfully with MFS, none of which MFS can assure.

MFS is dependent on key management/technical personnel.

MFS’ continued profitability and growth depends on MFS’ ability to retain the services of MFS’ executive directors and executive officers. As a result of the Offer, it is possible that personnel of MFS may view their future employment at MFS with uncertainty. The loss of the services of existing key personnel without adequate replacement or the inability to attract and retain qualified personnel may have an adverse impact on MFS’ operations.

MFS is subject to environmental regulations.

MFS’ operations are subject to various environmental laws in the countries where MFS operates, namely, Singapore, Malaysia and the PRC. These relate mainly to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of MFS’ products.

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MFS cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed in the future, or whether the administration or interpretation of existing laws may increase its costs of doing business or create risks of violating these laws. Compliance with more stringent local laws or regulations, as well as changes in enforcement policies of the operating countries’ regulatory agencies, could require substantial expenditure by MFS and could materially and adversely affect the results of MFS’ operations.

MFS is exposed to sovereign risks in Malaysia.

Besides MFS’ main FPC production facility in Singapore, MFS also has a FPC factory in Malacca, Malaysia. MFS’ operations in Malaysia are carried out through MFS’ wholly owned subsidiary MFS Technology (M) Sdn. Bhd., or MFSM. MFS’ financial performance and future growth are therefore dependent on the economic, political, regulatory and social conditions in Malaysia. Any changes in the policies by the authorities, fluctuations in currencies or interest rates, capital restrictions, labor laws and changes in duties and taxation that are detrimental to MFS’ business could materially and adversely affect MFS’ operations and financial performance. In particular, the level of foreign participation in Malaysian companies is subject to the control of the Malaysian government and other regulatory agencies.

MFSM is a manufacturing company which holds a manufacturing license issued by the Malaysian Industrial Development Authority, or MIDA. MFS has been previously advised by MFS’ Malaysian counsel that the Malaysian Foreign Investment Commission, or FIC, guidelines do not apply to companies holding manufacturing licenses. The percentage of foreign ownership in such companies is regulated by the Ministry of International Trade and Industry of Malaysia, or MITI, and MIDA and any restrictions are usually contained in the company’s manufacturing license.

Specific conditions stated in MFSM’s manufacturing license provide, among other things, that:

•

shares of MFSM which are held by non-Malaysians cannot be sold without the written approval of MIDA. The manufacturing license does not expressly refer to any changes in the indirect shareholding of MFSM; and

•	MFSM should as far as possible appoint Malaysians on its Board of Directors.

In addition, MITI must be informed of appointments and changes in the Board of Directors (if any), as well as any change in shareholding of MFSM.

In the event that MFSM’s manufacturing license is revoked or if the FIC guidelines are amended such that they become applicable to companies holding a manufacturing license, then MFS may have to reduce MFS’ shareholding in MFSM. This may result in the loss of management and operations control and consequently affect the operations and profitability of MFS’ Group.

MFS is exposed to sovereign risks in the PRC.

MFS has both FPC and PCB operations in Changsha, PRC. MFS’ operations in the PRC are carried out through two MFS subsidiaries, in each of which MFS’ holds a 65% ownership interest. Changes in the social, economic and political conditions of the PRC may adversely affect MFS’ business. Unfavorable changes in government policies, political unrest and economic developments may also have a negative impact on MFS’ operations.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any change in the political and economic policy of the PRC government may lead to a change in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, labor laws, taxation and import and export restrictions, which may in turn adversely affect MFS’ financial performance.

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While the current policy of the PRC government seems to be one of pursuing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

MFS’ operations in the PRC are subject to the laws and regulations promulgated by the PRC government. The PRC legal system is a codified legal system made up of written laws, regulations, administrative regulations, legislative and judicial interpretation. Unlike common law jurisdictions like the United Kingdom and Singapore, decided cases have no binding effect and cannot be relied upon as a precedent. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to change.

MFS currently enjoys certain income tax incentives in PRC and Malaysia which may not continue in the future.

MFS-PCB, a 65% owned subsidiary of MFS in the PRC, currently enjoys certain income tax incentives pursuant to Article 8 of the Tax Law in the PRC which allows a foreign investment enterprise, or FIE, that engages in production activities and operates for a period of not less than 10 years, is exempt from Chinese income tax in the first and second year after it has obtained cumulative profitability and is granted a 50% reduction in the statutory income tax rate (currently 30% through December 31, 2007) in the third through the fifth year. In addition to the tax incentives discussed above, MFS-PCB currently enjoys a reduced income tax rate of 15% as a result of being a qualified Sino-foreign equity joint venture which has been confirmed by the Chinese tax authority as a hi-tech enterprise and operates within a hi-tech zone. In order to maintain its hi-tech status, MFS-PCB must seek confirmation as a hi-tech enterprise from the Chinese tax authorities annually.

HFMS, another 65% owned subsidiary of MFS’ in the PRC, is exempt from income tax in the first and second year after it has obtained cumulative profitability and granted a 50% reduction in the statutory income tax rate (currently 30% through December 31, 2007) in the third through the fifth year.

MFS’ Singapore subsidiary, MFS (Singapore) Pte Ltd, or MFSS, has been granted the Development and Expansion Incentive, or DEI under the Singapore Economic Expansion Incentive (Relief from Income Tax) Act by the Economic Development Board for the expansion of flexible printed circuit manufacturing, for a five year period commencing April 1, 2004. During the five-year period, MFSS’ qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act will be taxed at a concessionary rate.

The National People’s Congress, China’s top legislature, passed the unified China Corporate Income Tax Law on March 16, 2007. The new corporate income tax rate of 25% will come into effect on January 1, 2008. Unused tax holidays for existing foreign-invested enterprises will be grandfathered until they expire. In addition, the currently-reduced tax rate of 15% that MFS-PCB currently enjoys will gradually be increased to the standardized rate within five year after the implementation of the tax law.

MFS believes that the continued uncertainties in respect of the proposed offer by M-Flex to acquire all the shares of MFS may have an adverse impact on MFS business.

M-Flex has made public statements about its intention to withdraw from the proposed Offer to acquire MFS and that its Board of Directors intends to take all such actions as may be reasonable and necessary to prevent the Offer from proceeding. MFS believes that these statements may have created uncertainties amongst MFS customers and may have resulted in customers (a) reducing or delaying new programme development activities (b) reducing new orders, and (c) seeking alternative manufacturing sources, thereby benefiting MFS’ competitors.

MFS believes that the current uncertainty may negatively affect future business development and MFS’ business prospects. MFS believes that the longer the uncertainty continues, the more likely that customer confidence will continue to be undermined and the longer it will take to restore it.

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Common key customers treating MFS and M-Flex as a combined company.

MFS believes that as a result of the announcement of the proposed Offer, common key customers might have started treating the companies as a combined entity and taking steps to mitigate risks arising from dependency on a single manufacturing source. For example, MFS believes that the more the Offer process is prolonged, the more likely it is that this will affect a wider range of products which in turn will impact the business prospects of MFS.

MFS continues to incur substantial time and costs in connection with the proposed Offer which may adversely impact MFS’ business.

Significant management time and resources have been expended and continue to be expended in connection with the proposed Offer resulting in management time and resources being diverted away from the operational aspects of MFS’ business, including developing new customer relationships. MFS believes that the longer this continues, the greater the adverse effect is likely to be.

MFS has incurred substantial professional fees in connection with the proposed Offer and until the proposed Offer closes, MFS will continue to incur such costs.

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CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING STATEMENTS

This Offer Document/Prospectus and the other documents incorporated by reference into this Offer Document/Prospectus contain forward-looking statements. Statements in this Offer Document/Prospectus and the other documents incorporated into this Offer Document/Prospectus by reference that are not historical facts are identified as “forward-looking statements.” Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of M-Flex, MFS or the combined company. These statements involve estimates and assumptions based on the judgment of M-Flex’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this Offer Document/Prospectus and the other documents incorporated by reference into this Offer Document/Prospectus regarding:

•	Management forecasts and plans;

•	Efficiencies, strategic, operational and financial synergies, cost avoidance and cost savings;

•	Competition and the impact of competitive products;

•	Income and margins;

•	Earnings per share;

•	Market opportunities;

•	Combined operations and execution of integration plans;

•	Facility expansion;

•	The condition of the economy;

•	Economic performance and growth;

•	Conditions to, and the timetable for, completing the transaction;

•	Acquisitions and dispositions;

•	Intellectual property positions and litigation;

•	Potential and contingent liabilities;

•	Taxes;

•	Development and commercialization of additional products;

•	Regulatory approvals;

•	Transaction and integration-related expenses;

•	Ability to effect a compulsory acquisition;

•	Pro forma financial information;

•	Ability to finance the transaction and terms of financing;

•	Revenues; and

•	Costs, expenses and future spending.

These statements may be preceded by, followed by or include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” or similar expressions. M-Flex does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Forward-looking statements are not guarantees of performance. MFS Shareholders should understand that the following important factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents which are incorporated into this Offer Document/Prospectus by reference, could affect M-Flex’s future results, MFS and, if the Offer closes, the combined company could cause those results or other outcomes to differ materially from those expressed or implied in these forward-looking statements, including the following:

Competitive Factors

•	The impact of competitors of M-Flex and MFS in the flexible printed circuit market;

•	The timing of the introduction of new products by M-Flex’s and MFS’ customers;

•	The ability to respond to technological advances attained by competitors and patents granted to competitors;

•	The ability to manufacture products competitively and cost effectively; and

•	The impact of price reductions by M-Flex’s and MFS’ customers.

Operating Factors

•	The projected operating results, revenues, sales, gross profit, earnings and net income of M-Flex and MFS;

•	The potential further decline in gross margins of MFS and M-Flex;

•	The loss of customers of MFS;

•	The results of any litigation;

•	Changes in the market’s reaction to the products of the customers of M-Flex and MFS;

•	The ability to successfully manufacture products in quantities required to meet demand;

•	The effect of any applicable regulatory developments;

•	The ability of the customers of M-Flex and MFS to gain consumer acceptance for their new products;

•	The ability to secure and defend intellectual property rights and, when appropriate, license required technology or intellectual property rights;

•	The ability to timely pay M-Flex’s interest payments on the debt that M-Flex would be required to incur to pay the purchase price;

•	The ability to generate cash flows or obtain financing to fund growth; and

•	The ability to complete and integrate this transaction, if it proceeds and closes, and other acquisitions, strategic alliances and joint ventures.

Economic and Industry Conditions

•	The effect of changes in currency exchange rates;

•	The effect of political and economic conditions, inflation and interest rates worldwide; and

•	The effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters.

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DBS BANK LTD

(Company Registration No. 196800306E)

(Incorporated in the Republic of Singapore)

6 Shenton Way, DBS Building Tower One

Singapore 068809

[                ], 2007

To:	The Shareholders of MFS Technology Ltd

Dear Sir / Madam:

VOLUNTARY CONDITIONAL OFFER BY DBS BANK LTD FOR AND ON BEHALF OF MULTI-FINELINE ELECTRONIX, INC. (“M-FLEX”) AND NEW M-FLEX HOLDING CORPORATION (“NEW M-FLEX”) FOR THE OFFER SHARES

1.	INTRODUCTION

1.1    Pre-Conditional Offer Announcement. On March 30, 2006, DBS Bank, for and on behalf of M-Flex and New M-Flex, announced that, an offer would be made for all of the shares of MFS subject to the satisfaction or waiver of certain pre-conditions as set out in the Pre-Conditional Offer Announcement (the “Pre-Conditions”).

A copy of the Pre-Conditional Offer Announcement is available on the website of the SGX-ST at www.sgx.com. Details of the Pre-Conditions are set out in Appendix 1 of this Offer Document/Prospectus.

1.2    Voluntary Conditional Offer Announcement. The registration statement on Form S-4, of which this Offer Document/Prospectus forms a part, which New M-Flex, had filed with the SEC was declared effective by the SEC on [            ] 2007. Accordingly, on [            ] 2007, DBS Bank announced, for and on behalf of New M-Flex, the Offeror’s firm intention to make the Offer.

The Special Committee of the Board of Directors and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the transaction. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006.

The closing of the Offer also is subject to various specified conditions being satisfied or, if applicable, waived, including, among others:

•

the acceptance of the Offer by MFS shareholders holding more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS);

•	the approval of the issuance of New M-Flex common stock in the Offer by M-Flex’s stockholders; and

•	the absence of any material adverse event affecting MFS, its business or operations.

Notably, in order for M-Flex stockholder approval to occur, WBL will need to vote its shares in favor of the Offer (or otherwise potentially abstain as described under the caption “Potential Outcomes at the Special Meeting” on page 165 of M-Flex’s Proxy Statement/Prospectus). M-Flex is uncertain at this time as to whether

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WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration. If these conditions are not satisfied or waived, as applicable, the Offer and the related transactions likely would be terminated.

1.3    Offer Document/Prospectus. This Offer Document/Prospectus contains the formal Offer by the Offeror to acquire the Offer Shares.

2.	THE OFFER

2.1    Offer Terms. If the Offer proceeds and closes, then for and on behalf of the Offeror, DBS Bank offers to acquire the Offer Shares on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT, and on the following basis:

For each Offer Share

EITHER

0.0145 New M-Flex Stock (the “Stock Consideration”), provided that any MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer, if it closes.

OR

Cash consideration (the “Cash Consideration”) of the following:

•    If the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.15 in cash;

or

•    If the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.20 in cash

An MFS Shareholder who accepts the Offer shall have in relation to each Offer Share the right to elect to receive either the Stock Consideration or the Cash Consideration, but not both.

By way of illustration, an MFS Shareholder who accepts the Offer will receive, for every 1,000 Offer Shares tendered in acceptance of the Offer:

•    14 shares of New M-Flex Stock

OR

•    S$1,150, if the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer)

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or

•    S$1,200, if the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer)

The Offer Shares are to be acquired fully paid and free from all liens, charges, pledges and other encumbrances and together with all rights, benefits and entitlements attached thereto as of the First Announcement Date and thereafter attaching thereto, including the right to all dividends, rights and other distributions (if any) declared thereon or that have a record date on or after the First Announcement Date.

In connection with the closing, Multi-Fineline Electronix, Inc., or M-Flex, will re-organize its corporate structure so that a new holding company named New M-Flex Holding Corporation, or New M-Flex, will be created. New M-Flex is a new entity which is being formed solely for the purpose of effecting the transaction. The following transactions will occur with respect to New M-Flex upon the closing of the Offer:

•	New M-Flex would be formed to effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will be stockholders of New M-Flex and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer). One effect of completing the Reorganization in connection with the closing of the Offer, if it should occur, would be to permit favorable U.S. federal income tax treatment for MFS shareholders who elect to receive shares of New M-Flex Stock. If the closing does not occur, M-Flex would not complete the Reorganization. All references to M-Flex as it exists prior to the Reorganization will refer to Multi-Fineline Electronix, Inc. and its subsidiaries (including, after its formation, New M-Flex), and all references to M-Flex and New M-Flex as it exists on and subsequent to the close of the Offer will refer collectively to New M-Flex (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries, including M-Flex and MFS after the Reorganization.

2.2    Offer Shares. The Offer will be extended, on the same terms and conditions, to:

(i)    all the issued MFS Shares, including MFS Shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with the Offeror in connection with the Offer; and

(ii)    all new MFS Shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any MFS Options to subscribe for new MFS Shares granted under the MFS Share Option Scheme (collectively, the “Offer Shares”).

2.3    Fractional Shares. Fractions of New M-Flex Stock will not be issued to any holder of Offer Shares who accepts the Offer and fractional entitlements will be disregarded.

2.4    New M-Flex Stock and Lock-Up. The New M-Flex Stock, if issued, will upon issue, be credited as fully paid-up and shall rank pari passu in all respects with the then outstanding M-Flex common stock, except that any MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not

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to sell any of the Stock Consideration for a period of six months after the final closing date of the Offer. For this purpose, an MFS Shareholder who elects to take the Stock Consideration will be required to sign and return the Lock-Up Agreement together with the FAA or FAT, as the case may be. If such MFS Shareholder fails to sign and return the Lock-Up Agreement, the MFS Shareholder shall be deemed to have elected to take the Cash Consideration and not the Stock Consideration. See Appendix 9 of this Offer Document/Prospectus—“Other Terms of the Offer—Procedures for Acceptance” for further details on the New M-Flex Stock and the Lock-Up Agreement.

2.5    Conditional Offer. If the Offer proceeds, the Offer is subject to the Conditions set out in Appendix 2 of this Offer Document/Prospectus—“Conditions to the Offer” being satisfied and remaining satisfied up to the close of the Offer. These Conditions are briefly summarized below.

(i)	Minimum Acceptance Condition: The receipt of valid acceptances resulting in the Offeror and its Concert Parties holding such number of MFS Shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS Shares issued or to be issued pursuant to the valid exercise of the MFS Options prior to the close of the Offer);

(ii)	Approval of M-Flex stockholders: Approval of M-Flex stockholders for M-Flex to issue the New M-Flex Stock pursuant to the Offer being obtained;

(iii)	No Injunctions: No relevant authority shall have taken any action or enacted any statute which might require particular actions or impose limitations that would be contrary to the intentions of this Offer or be detrimental to M-Flex or MFS;

(iv)	No Material Transaction: No material transaction involving MFS shall have been announced, entered into and/or completed or consummated prior to the Closing Date. See Appendix 2 of this Offer Document/Prospectus – “Conditions to the Offer” for a definition of what constitutes a material transaction;

(v)	No Material Adverse Change: Since September 30, 2005, there shall not have been any material adverse change in the MFS Group taken as a whole nor any legal proceedings against any member of the MFS Group which could have an adverse effect on the MFS Group taken as a whole, in each case so as to result in the net assets of the MFS Group to decrease by more than 10%;

(vi)	Actions on the part of MFS: Since the First Announcement Date, the MFS Group shall not have taken any of the actions as set out in Appendix 2 of this Offer Document/Prospectus – “Conditions to the Offer.”

The Offeror reserves the right to waive in whole or in part any or all of the Conditions other than Conditions (i) and (ii). Each of the Conditions (iii) to (vi) may only be invoked by the Offeror when the circumstances which give rise to the right to invoke the relevant Condition are of material significance to the Offeror in the context of the Offer, and in any event, may only be invoked by the Offeror after prior consultation with the SIC.

2.6    Irrevocable Undertakings. In connection with the announcement of the Offer, WBL signed an irrevocable undertaking (the “WBL Undertaking Agreement”), subject to obtaining the approval of WBL’s stockholders:

(i)	to accept the Offer in respect of the number of MFS Shares held by it or its subsidiaries or nominees as set out in the table below (the “MFS Controlled Shares”);

(ii)	to elect to receive the Stock Consideration in connection thereto;

(iii)	not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith (“Competing Transaction”); and

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(iv)	to cause all shares of M-Flex common stock owned or controlled by WBL directly or through its subsidiaries or nominees (the “M-Flex Controlled Shares”) to be counted at any meeting of the stockholders of M-Flex for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of New M-Flex Stock in the Offer and against any Competing Transaction.

Because the Offer did not close by December 31, 2006, WBL’s obligations under the WBL Undertaking Agreement terminated. Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the Offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it had no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the Offer. However, WBL has informed M-Flex that it can no longer rely on such waiver and WBL must now seek its stockholders’ approval to accept or reject the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration.

In addition, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, gave irrevocable undertakings (collectively, the “PTL and LW Undertakings”) to the Offeror to accept the Offer in respect of the number of MFS Shares held by him or his nominees. The PTL and LW Undertakings terminated because the Offer was not made by December 31, 2006. As of March 30, 2007, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares		As a percentage of the entire issued share capital of MFS(2)
WBL	364,506,000	(1)	55.3%
PTL	8,113,500		1.2%
LW	750,000		0.1%

Notes:

(1)	WBL is deemed to own or control these MFS Shares through its 99.7% owned subsidiary, Wearnes Technology (Private) Limited (“WT”).
(2)	Based on the total issued share capital of 658,729,497 MFS Shares as of March 30, 2007.

2.7    Warranty. Acceptance of the Offer will be deemed to constitute an irrevocable warranty by the accepting shareholder that each Offer Share in respect of which the Offer is accepted is sold by the accepting shareholder, as or on behalf of the beneficial owner, fully paid and free from all charges, liens, pledges and other encumbrances, and together with all rights, benefits and entitlements attached thereto as at the First Announcement Date and thereafter attaching thereto, including the right to receive all dividends, rights and other distributions, if any, declared, paid or made thereon, on or after the First Announcement Date.

2.8    Duration.

(i)    Except insofar as the Offer may be withdrawn with the consent of the SIC and every person released from any obligation incurred thereunder or the conditions to the closing of the Offer have not been satisfied, the Offer will be open for acceptance by MFS Shareholders for a period of at least 28 days from the date of dispatch of this Offer Document/Prospectus.

Accordingly, the Offer, if it closes, would close at [        ] p.m. on [                    ] 2007 (Singapore Standard Time) or such later date(s) as may be announced from time to time by or on behalf of the Offeror.

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(ii)    If the Offer is extended:

(a)	and is not unconditional as to acceptances as of the date of such extension, the announcement of the extension must state the next Closing Date;

(b)	and is unconditional as to acceptances as of the date of such extension, the announcement of the extension need not state the next Closing Date, but may state that the Offer will remain open until further notice. In such a case, the Offeror must give MFS Shareholders at least 14 days’ prior notice in writing before it may close the Offer.

(iii)    If this Offer is not successful on the first Closing Date or any other subsequent Closing Date as extended, the Offeror is not obliged to extend the Offer.

(iv)    In order to give MFS Shareholders who have not accepted the Offer the opportunity to do so after the Offer has become or is declared unconditional as to acceptances, the Offer will remain open for a period of not less than 14 days after the date on which it would otherwise have closed in accordance with Rule 22.6 of the Code. This requirement does not apply if, before the Offer has become is declared unconditional as to acceptances, the Offeror has given MFS Shareholders at least 14 days notice in writing that the Offer will not be open for acceptance beyond a specified Closing Date, except that such notice:

(a)	may not be given in a competitive situation; and

(b)	if given, will not be capable of being enforced in a competitive situation.

If a declaration that the Offer is unconditional as to acceptances is confirmed in accordance with paragraph 5 of Appendix 9 to this Offer Document/Prospectus, such 14 day period will run from the date of such confirmation or the date on which the Offer would otherwise have expired, whichever is the later.

(v)    Although no revision is contemplated by the Offeror, if the Offer is revised, it will remain open for acceptance for a period of at least 14 days from the date of dispatch of the written notification of the revision to the MFS Shareholders. In any case where the terms are revised, the benefit of the Offer (as so revised) will be made available to each of the MFS Shareholders who had previously accepted the Offer.

(vi)    The Offer will not be capable of becoming or being declared unconditional as to acceptances after 5:30 p.m. on the 60th day after the date of dispatch of this Offer Document/Prospectus or of being kept open after the expiry of such 60-day period unless it has previously become or been declared to be unconditional as to acceptances. The Offer may be extended beyond that period of 60 days with the permission of the SIC.

(vii)    Except with the consent of SIC, all conditions of the Offer must be fulfilled or the Offer must lapse within 21 days of the first Closing Date or the date the Offer becomes or is declared unconditional as to acceptances, whichever is the later.

3.	SUMMARY INFORMATION ON M-FLEX

3.1    Overview. M-Flex was founded in 1984, and is a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with its initial public offering, M-Flex reincorporated in Delaware on June 4, 2004. M-Flex’s common stock is listed on The Nasdaq Global Select Market under the symbol “MFLX.” Further information relating to M-Flex can be found in the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex and in Appendix 3 of this Offer Document/ Prospectus. New M-Flex is being formed specifically in connection with the Offer. If the Offer closes, New M-Flex will assume all operations of M-Flex and will change its name to M-Flex.

3.2    Authorized and Outstanding Shares of M-Flex Common Stock. On March 30, 2007, there were 24,534,278 outstanding shares of M-Flex common stock. The authorized capital stock of M-Flex consists of

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100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share.

3.3    Principal Activities. M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry which offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. It targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices.

3.4    Substantial Shareholders of M-Flex. As at the Latest Practicable Date, approximately 60% of the outstanding shares of M-Flex common stock is held by WBL and its related corporations. Pursuant to the foregoing, WBL has a deemed beneficial interest of approximately 60% in M-Flex.

3.5    M-Flex Directors. The Directors of M-Flex as at the Latest Practicable Date are Messrs. Philip A Harding, Peter Blackmore, Richard J. Dadamo, Sanford L. Kane, Choon Seng Tan, Sam Yau and Huat Seng Lim, Ph.D.

3.6    Selected Financial Information. For the fiscal year ended September 30, 2006, M-Flex reported consolidated net sales of U.S. $504 million and net income of U.S. $41 million. As at September 30, 2006, M-Flex had consolidated stockholders equity of U.S. $238 million.

3.7    Additional Information. Additional information on M-Flex is set out in Appendices 3, 5, 8, 10, 12, 14 and 15 to this Offer Document/Prospectus.

4.	SUMMARY INFORMATION ON MFS

4.1    Background. MFS commenced operations in 1989, established a holding company structure in 2000 for purposes of its initial public offering, and went public in 2002 after the holding company changed its name to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited. MFS is headquartered in Singapore and as of March 30, 2007 has approximately 2,900 employees.

4.2    Principal Activities. MFS is a provider of flexible printed circuits, or FPCs, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of flexible printed circuits. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, and with manufacturing facilities in China, Singapore and Malaysia. MFS currently manufactures flexible printed circuits from its facilities in Singapore, Malaysia and China and printed circuit boards in China. MFS’s ordinary shares are listed on the Main Board of SGX-ST.

4.3    Share Capital. As at the Latest Practicable Date, MFS has an issued and paid-up share capital of S$[            ] comprising [            ] MFS Shares.

4.4    Substantial Shareholders of MFS. As at the Latest Practicable Date, approximately 56% of the issued share capital of MFS is held by WBL and its related corporations. Pursuant to the foregoing, WBL has a deemed beneficial interest of approximately 56% in MFS.

4.5    MFS Directors. The directors of MFS as at the Latest Practicable Date are Dr. Cham Tao Soon, Pang Tak Lim, Reggie Thein, Sin Boon Ann, Alexander Chan Meng Wah, Soh Yew Hock, Lester Wong.

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4.6    Additional Information. Additional information on MFS is set out in paragraph 5—Market Quotation of MFS Shares in Appendix 15 to this Offer Document/Prospectus, and in Appendices 4, 6, 13 and 14.

5.	RATIONALE FOR AND AGAINST THE OFFER AND INTENTIONS RELATING TO MFS

5.1.    Recommendation of M-Flex’s Board of Directors and Special Committee.

On May 2, 2005, M-Flex’s Board of Directors formed a Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from M-Flex’s stockholders generally. The following members of the Board of Directors were appointed to serve as members of the Special Committee: Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau.

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, originally approved the Offer when it was announced in March 2006.

The Special Committee and the Board of Directors of M-Flex, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have subsequently withdrawn their recommendation and approval of the transaction. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination on a number of factors, including principally MFS’ financial performance since March 2006. A summary of these reasons is set forth below under the caption “Reasons Against the Offer” on page 64. Additional information is contained under the caption “Reasons of M-Flex’s Special Committee For and Against the Offer” on page APP7-13.

5.2    Rationale for and against the Offer.

Historical Reasons for the Offer

Before the Special Committee and the Board of Directors withdrew their recommendation for the Offer, among the key underlying strategic reasons for the Offer was M-Flex’s need for both near and longer term expanded manufacturing capacity. M-Flex’s ability to expand its manufacturing capacity in a timely and cost-effective manner has been a major factor in the company’s steady and significant growth in recent years as M-Flex has participated in the rapidly expanding global telecommunications marketplace.

Presently, M-Flex has approximately 775,000 sq ft of manufacturing capacity at two facilities in Suzhou, China (MFC1 and MFC2) with over 12,600 employees. An expansion of MFC2 was expected to be completed and operational in the last quarter of calendar year 2006, which increased M-Flex’s manufacturing capacity in Suzhou by an additional 250,000 sq ft. The company also has approximately 105,000 sq ft of manufacturing space at its corporate location in Anaheim, California.

MFS’ existing manufacturing facilities, include a 70,000 sq ft manufacturing plant in Malaysia and a 100,000 sq ft plant in Changsha, China. MFS also has available land adjacent to both its Malaysia and Changsha facilities, which could enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations would accommodate future market opportunities and M-Flex’s expected diversification of its customer base to other leading manufacturers of portable devices. Furthermore, MFS has PCB and rigid flex manufacturing capabilities which could accommodate the high volume production of products utilizing M-Flex’s proprietary embedded magnetics technology.

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Furthermore, prior to the decision of the Special Committee and the Board of Directors to withdraw their recommendation for the Offer, the additional strategic, operational and financial synergies M-Flex expected to result from the closing of the Offer included the following:

Strategic and Operational Synergies

•	M-Flex expected to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;
•	M-Flex expected the acquisition would move toward its strategy of achieving customer diversification;

•

M-Flex believed the acquisition would enhance its design capabilities by allowing it to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•

M-Flex expected to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	M-Flex expected to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	M-Flex expected to realize a reduction in overall effective tax rate through expansion of its operations and activities in countries with lower tax rates;

•	M-Flex expected to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

•	M-Flex expected to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

While certain of the above strategic, operational and financial synergies may still be realized if the transaction proceeds and closes, M-Flex currently believes that the disadvantages associated with the acquisition of MFS under the current price and terms of the Offer outweigh the possible benefits of any strategic, operational and financial synergies that could result from the transaction.

In the course of the Special Committee making its prior decision to recommend the Offer in March 2006, the Special Committee consulted with M-Flex’s management, as well as its legal counsel and its financial advisors, and considered, among others, the following historical material factors:

•	information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of M-Flex and MFS as separate entities and on a combined basis;

•	the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

•	the recent and historical stock price performance of M-Flex’s common stock and MFS’ ordinary shares;

•	the percentage of the combined company M-Flex’s stockholders would own following the transaction;

•	the percentage of the combined company MFS’ shareholders would own following the transaction;

•

the importance of market position, significant scale and scope and financial resources to the company’s ability to compete effectively in the changing environment in the global electronics market, and the fact that the strategic combination of M-Flex’s and MFS’ businesses would create one of the world’s leading flexible printed circuit board companies;

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•

the strategic nature of the transaction, which combines M-Flex’s and MFS’ complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

•

the potential benefits to be derived from a combination of the two companies, including potential cost savings and efficiencies and strategic, operational and financial synergies that could result from the combination of the two companies;

•

the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices—in terms of historical revenues, the combined group would become one of the largest companies in the world for flex and flex assembly manufacturing;

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

•

enhanced design capabilities by allowing M-Flex to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for M-Flex’s stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;

•

the opinion of Needham, to the effect that, as of the date of its opinion rendered on March 28, 2006 and subject to the matters set out in its written opinion, the exchange ratio and Cash Consideration in the Offer was fair, from a financial point of view, to M-Flex and its unaffiliated stockholders. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since been proven materially inaccurate and, since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, M-Flex’s Special Committee and Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion;

•

the receipt of an executed undertaking agreement from WBL pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex Stock, as well as the receipt of similar undertaking agreements from Mr. Pang Tak Lim and Mr. Lester Wong, who each agreed to tender their MFS shares in the transaction (all of these undertaking agreements expired on December 31, 2006). On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its

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shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration;

•	the structure of the transaction as a tax-free event to M-Flex and its stockholders for U.S. federal income tax purposes;

•	the ability to consummate the Offer, including the MFS tendered share threshold conditions and receipt of necessary regulatory approvals in accordance with the terms of the Offer;

•	the highly successful historic relationship between M-Flex and MFS; and

•	the Special Committee’s belief in March 2006 in the stockholder value opportunity presented by the potential business combination under the terms of the Offer with MFS.

In addition, the Special Committee also identified and considered a variety of potentially negative factors in its initial deliberations concerning the Offer, including:

•	M-Flex’s ability to obtain the necessary financing to pay the Cash Consideration, and the potential terms of such financing;

•

the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively;

•	the potential that the additional incremental debt associated with the Offer could cause M-Flex to have reduced financial flexibility;

•	the risk that the potential benefits sought in the transaction might not be fully realized;

•	the possibility that the transaction might not be completed, or that completion might be unduly delayed;

•	the effect of the public announcement, initiation or closing of the Offer on M-Flex’s stock price;

•

the projected dilution of M-Flex’s earnings per share as a result of the issuance of the shares of M-Flex common stock in the Offer, and the estimated time period for the transaction to be accretive to its earnings per share;

•	the absence of any break-up or termination fees in the transaction;

•	the fact that M-Flex may not obtain 90% of MFS’ shares and would have to operate MFS separately;

•	the risk that management’s efforts to integrate MFS will disrupt M-Flex’s operations;

•	the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction;

•	the risk that key management and research and development personnel might not remain employed by M-Flex or MFS; and

•

various other risks associated with the transaction and the businesses of M-Flex, MFS and the combined company described in the section entitled “Risk Factors” and in the documents incorporated by reference into this Offer Document/Prospectus.

If the Offer closes, M-Flex’s Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations, unless and until M-Flex is able to acquire 100% of MFS’ outstanding shares. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

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Reasons Against the Offer

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Choon Seng Tan abstaining, have withdrawn their March 2006 recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and that the closing of the Offer could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination to withdraw their recommendation on a number of factors, including principally MFS’ financial performance since March 2006. A more detailed description is set forth at “Reasons of M-Flex’s Special Committee For and Against the Offer—Reasons Against the Offer” in Appendix 7 at page APP7-18.

In the course of the Special Committee and the Board of Directors decision to recommend against the Offer, the Special Committee consulted with M-Flex’s management and concluded that the current price and terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders including recent adverse changes in MFS’ announced operating performance.

Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, M-Flex’s Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances.

Following is a brief summary of those results as compared to the comparable period in the prior fiscal year. The financial results for MFS have been obtained from public information filed by MFS with the SGX. This MFS financial information has been included for informational purposes as M-Flex’s Special Committee believes it is relevant to evaluating the trends in MFS’ business. M-Flex was not involved in the preparation of such MFS financial information and has not been able to perform due diligence procedures on the September 30, 2006 or December 31, 2006 MFS financial results.

Reported Financial Results of MFS for the Three-Month Periods Ended June 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	June 30, 2005		June 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	78.5	S$	71.9	(8%)
Gross Profit		11.1		5.8	(48%)
Net Income		6.5		1.0	(85%)

Reported Financial Results of MFS for the Three-Month Periods Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	93.3	S$	89.0	(5%)
Gross Profit		13.5		10.0	(26%)
Net Income		8.2		4.2	(49%)

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Reported Financial Results of MFS for the Full Fiscal Years Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
Sales	S$	379.5	S$	383.4	1%
Gross Profit		59.5		60.6	2%
Net Income		35.0		29.3	(16%)

Reported Financial Results of MFS for the Three-Month Periods Ended December 31, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	December 31, 2005		December 31, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	120.1	S$	106.2	(12%)
Gross Profit		25.0		17.6	(30%)
Net Income		14.4		9.1	(37%)

In addition, MFS’ backlog at June 30, 2006 was S$170 million, at September 30, 2006 was S$143 million, and at December 31, 2006 was S$183 million. MFS indicated that the 16% decline from June to September 2006 was attributable to weaker demand from key customers, continued weakening of the U.S. dollar impacting U.S. sales and price reductions given to key customers. MFS also indicated that lower utilization of manufacturing facilities combined with increased prices for raw materials further impacted gross profits. In announcing the increase in backlog at December 31, 2006, MFS stated that although its backlog orders were approximately S$183 million at December 31, 2006 (with some of these orders spread over a period of up to 12 months), that MFS was “mindful about the competitive environment” in the global flexible printed circuit market.

In order to better ascertain the condition of MFS’ business, M-Flex has made numerous requests for financial and business information from MFS. Despite M-Flex’s multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. For example, MFS has not responded to M-Flex’s inquiries as to MFS’ current business relationship with its key customers. Without this material information from MFS regarding the health of its business, M-Flex is unable to evaluate whether any trend can be identified from its operating results, including whether MFS’ financial results will rebound, decline, or will continue at current levels. Further, absent significant improvement in MFS’ operating results, the combined company may not have sufficient cash flow to service the interest payments on the debt that M-Flex would be required to incur to pay the purchase price if the Offer proceeds and closes. MFS has cited as its reason for not providing information to M-Flex, its obligations under Singapore law not to share price sensitive information and its need to maintain the confidentiality of commercially sensitive information.

The foregoing is based on a comparison of MFS’ reported results. M-Flex’s Special Committee and Board of Directors had premised their original approval and recommendation that stockholders support the transaction based on substantially higher estimates of MFS’ operating results for June 30 and September 30, 2006 quarters (as set forth below), reflecting the growth trend that MFS’ management had expressed in public filings and the MFS Projections it expected to continue, barring any unforeseen circumstances. There were no projections provided for the quarter ended December 31, 2006.

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Financial Results Compared to MFS Projections. The table below compares MFS’ actual performance for the quarters ended June 30, 2006 (“June ’06 Quarter”) and September 30, 2006 (“September 30, 2006”) and the fiscal year ended September 30, 2006 (“’06 Fiscal Year”) to the MFS Projections. There were no projections provided for the quarter ended December 31, 2006. MFS refers to these numbers as “budgets” and not “projections.”

	Actual	Forecast		% Change
	(S$ in millions)
June ’06 Quarter
Net Sales	71.9	120.0		(40.1%)
Gross Profit	5.8	22.2		(73.9%)
Net Income	1.0	14.0		(92.9%)

September ’06 Quarter
Net Sales	89.0	130.0		(31.5%)
Gross Profit	10.0	26.0		(61.5%)
Net Income	4.2	17.3		(75.7%)

’06 Fiscal Year
Net Sales	383.4	558.0		(31.3%)
Gross Profit	60.6	102.4		(40.8%)
Net Income	29.3	59.5	*	(50.7%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

Financial Results Compared to MFS Projections. In addition to the foregoing projections, MFS also provided two other scenarios for M-Flex’s consideration. The table below compares MFS’ actual performance for the ’06 Fiscal Year to scenario 1 (“Scenario 1”) and scenario 2 (“Scenario 2”) provided in the MFS Projections. Scenario 1 is based on the assumption that flexible printed circuit (“FPC”) revenues for MFS are S$460 million and assumes that all of the shortfall comes from the FPC business and is proportionately distributed across all business segments. Scenario 2 is based on a S$460 million FPC revenue assumption and assumes that all of the shortfall is due to certain customers not coming through in the latter half of Fiscal Year 2006.

	Actual	Forecast		% Change
	(S$ in millions)
Scenario 1
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	90.4		(33.0%)
Net Income	29.3	51.0	*	(42.5%)

Scenario 2
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	94.2		(35.7%)
Net Income	29.3	53.9	*	(45.6%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

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Financial Results Compared to M-Flex’s Discounted Projections. The table below compares MFS’ actual performance for the ’06 Fiscal Year to M-Flex’s discounted projections of MFS’ results, which were based on the MFS Projections, but which were discounted by M-Flex by a discount factor that M-Flex’s management determined was a reasonable buffer to account for unanticipated changes in MFS’ business.

	Actual	Forecast	% Change
	(S$ in millions)
’06 Fiscal Year
Net Sales	383.4	455.1	(15.8%)
Gross Profit	60.6	83.6	(27.5%)
Net Income	29.3	49.3	(40.6%)

In determining that the Offer under the current terms is contrary to the best interests of M-Flex and its unaffiliated stockholders, the Special Committee and the Board of Directors evaluated principally the following factors:

•

MFS’ actual operating results for the quarter ended June 30, 2006, which, as noted above, were substantially lower than the estimates and projections provided by MFS to M-Flex prior to the announcement of the Offer in March 2006;

•

An updated pro forma earnings per share dilution analysis prepared by the management of M-Flex at cash purchase prices ranging between S$0.50 to S$1.20 per share based on MFS’ actual financial performance for the quarter ended June 30, 2006, which reflected that the consummation of the Offer under the current terms would become financially dilutive to M-Flex stockholders at cash purchase prices above S$0.56 per share;

•

the fact that MFS has provided to M-Flex only limited recent historical information about MFS (which the Special Committee believed was important in assessing the continuing strength of MFS’ business); and

•

the fact that MFS has not provided any meaningful information regarding known trends and uncertainties that might serve to provide a better understanding as to whether the substantial decline was an isolated event or indicative of a longer term downward trend in MFS’ business.

In addition, the Special Committee was provided additional analysis, including:

•

a higher spread between the cash offer price set forth in the original Offer and the current trading price of MFS’ shares, as a result of significant declines in MFS’ stock price since March 2006 (on the date the transaction was announced MFS’ shares closed at S$1.15, as compared to the date before the announcement of the change in recommendation, when the shares closed at S$0.98);

•

An updated contribution analysis of the combined company to certain income statement items, which reflected considerably lower percentage contributions for MFS based on MFS’ actual revenues, gross profit, earnings and net income for the quarter ended June 30, 2006. For example, at the time of the announcement of the transaction, for fiscal year 2006, it was projected that MFS would make the following contributions to the combined company: 34.4% of revenue, 31.6% of gross profit and 36.2% of net income. Based on MFS’ decreased financial performance through the third quarter ended June 30, 2006, such estimates were reduced to 31.3% of revenue, 27.5% of gross profit and 28.5% of net income;

•

An updated analysis of the enterprise value of MFS and enterprise value as a multiple of revenue, EBITDA and EBIT, an updated margin analysis of key MFS metrics such as gross profit and net income, as a percentage of revenue, and a comparison of MFS’ financial performance against comparable public companies, which reflected that MFS was no longer a suitable acquisition candidate by M-Flex under the current terms of the Offer;

After reviewing these factors as well as certain other factors described below, the Special Committee and the Board of Directors have withdrawn their recommendation of the Offer.

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The Special Committee and the Board of Directors considered the following additional factors in withdrawing their recommendation for the Offer:

•

M-Flex is uncertain of MFS’ future revenue and profitability. In order to better ascertain the condition of MFS’ business and prospects (which the Special Committee believed was important in assessing the continuing strength of MFS’ business), M-Flex has made multiple requests to MFS for it to provide more information regarding its business and prospects. These requests asked for MFS to update information that previously was provided by MFS to M-Flex during the negotiation of the Offer. MFS has provided to M-Flex only limited historical information in response to these requests. MFS has advised M-Flex that many of M-Flex’s requests involve information that MFS will not provide because it is price sensitive information or involves commercially sensitive information. In particular, MFS has not responded in a meaningful fashion to M-Flex’s inquiries as to MFS’ current business relationships with its key customers. MFS has indicated to M-Flex that it believes that it has in good faith provided M-Flex with regular updates on MFS’ overall business, subject to restrictions under Singapore law;

•

M-Flex’s current projections indicate it likely will not be able to service the debt needed to pay the Cash Consideration because of the decline in MFS’ and M-Flex’s financial performance without adversely affecting M-Flex’s financial condition if a substantial portion of MFS shareholders elect to take cash for the MFS shares (the Special Committee assumed, both for purposes of evaluating the advisability of the Offer when first announced and in connection with its change of recommendation, that all of MFS’ shares, other than those held by WBL, would be tendered for cash; however, as previously discussed, MFS Shareholders can elect to accept Cash Consideration or Stock Consideration, but not both);

•	the cost and time associated with organizing a Special Meeting of M-Flex stockholders is no longer justified by the current terms of the Offer;

•

M-Flex’s Special Committee and Board of Directors, after discussion with Needham, concluded that the March 28, 2006 Needham fairness opinion was no longer relevant in light of MFS’ actual results of operations versus previous projections, current and anticipated earnings and future prospects;

•

the challenges of combining the business of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively are no longer justified by the assumed benefits of combining the two companies;

•

the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction are no longer justified by the assumed benefits of combining the two companies;

•

in light of MFS’ recent financial performance, M-Flex would be required to consider whether a substantial portion of the goodwill associated with the purchase price would be impaired, which could result in a very substantial charge to M-Flex’s earnings upon the closing of the transaction; and

•

the fact that MFS’ substantially weaker results, as compared to what was originally projected, will result in the acquisition taking significantly more time, if ever, to become accretive to M-Flex’s earnings per share.

In reviewing these factors, the Special Committee reviewed data prepared by management and Needham & Company LLC that was, in many cases, an update to information presented to the Special Committee in March 2006. For example, the contribution analysis, the enterprise value analysis, the margin analysis and the financial performance against comparable public companies was updated information from similar information presented by Needham at the time of the announcement of the Offer. Needham’s formulas and assumptions in preparing such original information is described on pages 96 to 103 of M-Flex’s Proxy Statement/Prospectus. The materials were provided to the Special Committee by management and Needham did not participate in such discussions nor did it provide any expert advice or any opinion with respect to the advisability of the transaction or fairness of the consideration, any appraisal or valuation judgments, or any findings or recommendations. Needham

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received no additional compensation for assisting management in preparing these materials. For a description of M-Flex’s relationship with Needham, the method of selecting Needham to serve as financial advisor to the Special Committee, material relationships between Needham and M-Flex, Needham’s qualifications, and compensation paid to Needham in connection with the announcement of the Offer, the rendering of its opinion with respect to the Offer, and the closing of the Offer, if it closes, please see “Matters Pertaining to Financial Advisors” on pages 96-103 of M-Flex’s Proxy Statement/Prospectus.

The Special Committee also noted the decline in the value of M-Flex common stock since the date of announcement of the Offer; however, the Special Committee did not assign significant importance to this factor relative to the other factors in determining to change its recommendation given that (1) the stock exchange ratio in the Offer is fixed, (2) the stock price decline occurred almost entirely prior to the initial filing of the registration statement and (3) the fact that the Special Committee always assumed that minority shareholders of MFS would elect cash instead of stock and designed the terms of the Offer to encourage the minority shareholders of MFS to accept cash instead of stock by requiring MFS shareholders who elected the Stock Consideration to sign a lock-up agreement and refrain from selling M-Flex shares acquired in the Offer for six months.

The Special Committee determined that based on the current terms of the Offer, the foregoing factors could not be adequately managed or mitigated by M-Flex and that overall the negative factors associated with this Offer outweigh the assumed benefits of the Offer that are discussed above.

5.3    Intentions relating to MFS.

If the Offer proceeds and closes, M-Flex’s Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations unless and until M-Flex is able to acquire 100% of MFS’ outstanding shares. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

6.	FINANCIAL ASPECTS OF THE OFFER

6.1    The information below relating to certain financial aspects of the Offer was obtained from publicly available sources.

6.2    The Stock Consideration, based on M-Flex closing stock price of $[            ] and an exchange rate of $1.00: S$[            ] on the Latest Practicable Date, values each of the Offer Shares at approximately S$[            ], which represents:

(i)	a discount of approximately 33.9% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	a discount of approximately 30.9% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iii)	a discount of approximately 13.6% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iv)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

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(v)	a discount of approximately [ ]% over the last traded price of S$[ ] per MFS Shares on the SGX-ST on the Latest Practicable Date.

6.3	The Cash Consideration of S$1.15 for each Offer Share represents:

(i)	a premium of approximately 4.5% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	a premium of approximately 30.7% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iii)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

(iv)	a premium of approximately [ ]% over the last traded price of S$[ ] per MFS Shares on the SGX-ST on the Latest Practicable Date.

6.4	The Cash Consideration of S$1.20 for each Offer Share represents:

(i)	a premium of approximately 4.3% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	premium of approximately 9.1% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading ate prior to First Announcement Date;

(iii)	a premium of approximately 36.4% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to First Announcement Date;

(iv)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

(v)	a premium of approximately [ ]% over the last traded price of S$[ ] per MFS Shares on the SGX-ST on the Latest Practicable Date.

6.5	Pro Forma Financial Effects of the Offer on M-Flex

The pro forma financial effects of the Offer on M-Flex is illustrated in the following:

(i)	the unaudited pro forma condensed combined financial statement of operations for the fiscal year ended September 30, 2006. See Appendix 11 of this Offer Document/Prospectus;

(ii)	the unaudited pro forma condensed combined financial statement of operations for the three months ended December 31, 2006. See Appendix 11 of this Offer Document/Prospectus; and

(iii)	the unaudited pro forma condensed combined balance sheet as of December 31, 2006. See Appendix 11 of this Offer Document/Prospectus.

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The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information in Appendix 11 of APP11-11, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which cannot be made prior to the completion of the transaction, will include management’s consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the Offer occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be expected in the future.

7.	COMPULSORY ACQUISITION AND DELISTING

If the Offer proceeds and closes, depending on the level of valid acceptances received during the Offer, M-Flex intends to delist and privatize MFS if the opportunity avails itself. If M-Flex receives valid acceptances pursuant to the Offer in respect of not less than 90% of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer), M-Flex intends to exercise its right under Section 215 of the Act, to compulsorily acquire those Offer Shares not acquired by M-Flex pursuant to the Offer. In the event that M-Flex exercises such right, only the Cash Consideration will be offered to the dissenting MFS Shareholders. If M-Flex is able to proceed with the compulsory acquisition, an application will be made by M-Flex to delist MFS from the Official List of the SGX-ST.

Dissenting MFS Shareholders have the right under and subject to Section 215(3) of the Act to require M-Flex to acquire their MFS Shares in the event that M-Flex or its nominees acquires, pursuant to the Offer, such number of MFS Shares which, together with MFS Shares held by M-Flex, its related corporations or the respective nominees of M-Flex or its related corporations, comprise 90% or more of the total number of MFS Shares in issue. Dissenting MFS Shareholders who wish to exercise such right are advised to seek their own independent legal advice.

Regardless of whether M-Flex is able to proceed with the compulsory acquisition, should M-Flex announce that valid acceptances have been received that bring the holdings owned by M-Flex and its Concert Parties to above 90% of the MFS Shares in issue, the SGX-ST may continue to suspend the listing of MFS Shares in the Ready and Odd-Lots markets until such time it is satisfied that at least 10% of the MFS Shares in issue are held by at least 500 MFS Shareholders who are members of the public, pursuant to Rule 1105 of the SGX-ST Listing Manual. In such event, M-Flex has no intention to undertake any action for any such listing suspension to be lifted.

8.	INFORMATION PERTAINING TO CPFIS INVESTORS

The CPF Board has confirmed that it has no objection to CPFIS Investors who accept the Offer and elect the Stock Consideration holding new M-Flex Stock issued to them pursuant to the Offer in their CPF investment accounts, in the event the Offer is declared unconditional in all respects. CPFIS Investors will not, however, be

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allowed to use funds from their CPF investment accounts for further purchases of M-Flex common stock. As a condition of this no-objection confirmation, CPFIS Investors shall be deemed to have elected for the share certificate(s) in respect of the new M-Flex Stock to be issued its name and to be dispatched to the Appointed CPFIS Broker and held in custody pending the expiry of the 6 month Lock-Up Period and thereafter pending the opening of trading accounts by such CPFIS Investors or such other instructions by their respective CPF Agent Banks or the CPF in respect of such new M-Flex Stock. Such CPFIS Investors will not be entitled to effect any transactions relating to their new M-Flex Stock until a trading account with the Appointed CPFIS Broker is opened. See paragraph 4.2 of Appendix 9 of this Offer Document/Prospectus – “Other Terms of the Offer”.

CPFIS Investors should note that in the event that MFS is delisted from the Official List of the SGX-ST, they will not be allowed to use funds from their CPF investment accounts for further purchases of delisted MFS Shares as under the Central Provident Fund (Investment Schemes) Regulations, CPF funds may only be withdrawn to invest in the shares of companies incorporated in Singapore which are listed on the SGX-ST and which are denominated in Singapore currency. In addition, the shares of such companies must be included under the CPFIS.

Regardless of whether the Offer is declared unconditional in all respects, if MFS is delisted from the Official List of the SGX-ST, CPFIS Investors are likely to find it difficult to sell their MFS Shares in the absence of a public market.

CPFIS Investors should receive further information on how to accept the Offer from their CPF Agent Banks shortly.

9.	CONFIRMATION OF FINANCIAL RESOURCES

[DBS Bank, as financial advisor to M-Flex in connection with the Offer will at the time of the Formal Announcement provide confirmation that sufficient financial resources are available to M-Flex to satisfy in full all acceptances of the Offer, subject to DBS Bank receiving appropriate evidence to its satisfaction.]

10.	OVERSEAS MFS SHAREHOLDERS

10.1    The Offer is made to all MFS Shareholders (for all Offer Shares) including those to whom this Offer Document/Prospectus may not be dispatched for the reasons as set out below. However, the availability of the Offer and the Offer Document/Prospectus to MFS Shareholders whose addresses are outside Singapore and the United States as shown in the Register of Members of MFS or, as the case may be, in the records of CDP (the “Overseas Shareholders”) may be affected by the laws of the relevant overseas jurisdictions. Accordingly, the Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of the Overseas Shareholders who wish to accept the Offer to satisfy themselves as to the full observance of the laws of the relevant jurisdiction, including the obtaining of any governmental or other consent which may be required, or compliance with other necessary formalities or legal requirements and the payment of any taxes, imposts, duties or other requisite payments due in such jurisdiction. Such Overseas Shareholders shall be liable for any such taxes, imposts, duties or other requisite payments payable and the Offeror and DBS Bank and any person acting on their behalf shall be fully indemnified and held harmless by such Overseas Shareholders for any such taxes, imposts, duties or other requisite payments as the Offeror and/or any person acting on their behalf may be required to pay. If you are in doubt about your position, you should consult your professional advisor in the relevant jurisdiction.

10.2    M-Flex reserves the right not to treat an acceptance of the Offer as valid in respect of an MFS Shareholder who is an Overseas Shareholder.

10.3    The registration statement on Form S-4, of which this Offer Document/Prospectus is a part, was filed with and declared effective by the U.S. Securities and Exchange Commission on [                    ] 2007.

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10.4    This Offer Document/Prospectus, the FAA and the FAT, and the Lock-Up Agreement may not be sent to any Overseas Shareholder at addresses outside Singapore and the United States due to potential restrictions on sending such documents to the relevant overseas jurisdictions. Any affected Overseas Shareholder may, nonetheless, obtain copies of this Offer Document/Prospectus, the FAA or FAT, as the case may be, and any related documents during normal business hours and up to the Closing Date, from the office of [                  ]. Alternatively, an Overseas Shareholder may write in to [                  ] at the above-stated address to request for this Offer Document/Prospectus, the FAA or the FAT, the Lock-Up Agreement as the case may be, and any related documents to be sent to an address in Singapore or the United States by ordinary post at his own risk (the last date for dispatch in respect of such request shall be a date falling three Market Days prior to the Closing Date).

10.5    M-Flex and DBS Bank each reserves the right to notify any matter, including the fact that the Offer has been made, to any or all MFS Shareholders (including the Overseas Shareholders) by announcement to the SGX-ST or paid advertisement in a daily newspaper published or circulated in Singapore, in which case such notice shall be deemed to have been sufficiently given notwithstanding any failure by any MFS Shareholder to receive or see such announcement or advertisement.

11.	OFFEROR’S RESPONSIBILITY STATEMENT

11.1    The Directors (including those who may have delegated detailed supervision of this Offer Document/Prospectus) have approved the issue of this Offer Document/Prospectus, and have taken all reasonable care to ensure that the facts stated and all opinions expressed in this Offer Document/Prospectus are fair and accurate and that no material facts have been omitted from this Offer Document/Prospectus, and they jointly and severally accept responsibility accordingly.

11.2    Where any information has been extracted from published or publicly available sources (including, without limitation, information relating to the MFS Group), the sole responsibility of the Directors has been to ensure through reasonable enquiries that the information has been accurately extracted and reflected in this Offer Document/Prospectus.

12.	GENERAL

12.1    Views of the MFS Directors. The views of the MFS Directors and [                    ], the independent financial advisor to be appointed by the independent directors of MFS, on the Offer will be made available by MFS to MFS Shareholders in due course and within 14 days from the posting of this Offer Document/Prospectus. MFS Shareholders should consider their views on the Offer before taking any action in relation to the Offer.

12.2    Governing Law and Jurisdiction. The Offer, this Offer Document/Prospectus, the FAA and the FAT, all acceptances of the Offer, all contracts made pursuant thereto (except the Lock-Up Agreement found in Appendix 17 of this Offer Document/Prospectus) and all action taken or deemed to be taken or made in connection with any of the foregoing shall be governed by, and construed in accordance with, the laws of Singapore and the United States and all accepting MFS Shareholders agree by accepting the Offer to submit to the non-exclusive jurisdiction of the courts of Singapore. The Lock-Up Agreement which is required to be signed and delivered by MFS Shareholders who elects to take up the Stock Consideration is governed by Delaware law.

12.3    No Third Party Rights. A person who is not a party to any contracts made pursuant to the Offer, this Offer Document/Prospectus, the FAA and the FAT and the Lock-Up Agreement has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of such contracts.

12.4    Valid Acceptances. The Offeror and DBS Bank each reserves the right to treat acceptances of the Offer as valid if received by or on behalf of either of them at any place or places determined by them otherwise than as stated herein or in the FAA or the FAT, or if made otherwise than in accordance with the provisions herein and in the FAA and the FAT.

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12.5    Accidental Omission. Accidental omission to dispatch this Offer Document/Prospectus, the FAA and/or the FAT, the Lock-Up Agreement or any notice or announcement required to be given under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made or should be made shall not invalidate the Offer in any way.

12.6    Additional Information. Additional general information is provided in Appendix 15 to this Offer Document/Prospectus. Your attention is also drawn to Appendices 1 to 18 which form part of this Offer Document/Prospectus. The information set forth in the Appendices is set forth below:

•	Appendix 1 – Pre-Conditions to Making the Offer

•	Appendix 2 – Conditions to the Offer

•	Appendix 3 – General Information about M-Flex

•	Appendix 4 – General Information about MFS

•	Appendix 5 – Selected Financial Information Regarding M-Flex

•	Appendix 6 – Selected Financial Information Regarding MFS

•	Appendix 7 – Additional Information About the Transaction

•	Appendix 8 – Description of M-Flex’s Capital Stock and Material Differences in the Rights of New M-Flex Stockholders and MFS Shareholders

•	Appendix 9 – Other Terms of the Offer

•	Appendix 10 – Disclosure of Interests in the Transaction

•	Appendix 11 – Unaudited Pro Forma Condensed Combined Financial Information

•	Appendix 12 – Financial Statements of M-Flex

•	Appendix 13 – Financial Statements of MFS

•	Appendix 14 – Interests in M-Flex Stock and MFS Shares

•	Appendix 15 – Other General Information

•	Appendix 16 – Documents Available For Inspection

•	Appendix 17 – Form of Lock-Up Agreement

Yours faithfully

for and on behalf of

DBS BANK LTD

Mahesh P. Rupawalla Managing Director & Head Mergers & Acquisitions Advisory Global Financial Markets	Keng Kok Sing Vice President Mergers & Acquisitions Advisory Global Financial Markets

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APPENDIX 1

PRE-CONDITIONS TO MAKING THE OFFER

No offer is being made to the shareholders of MFS Technology Ltd, or MFS, at this time, and nothing contained in the registration statement on Form S-4 of which this Offer Document/Prospectus forms a part shall indicate otherwise. If M-Flex resolves all outstanding comments with the SEC and if the registration statement on Form S-4 is declared effective by June 30, 2007, then M-Flex would intend to commence the Offer as soon as practicable after the registration statement has been declared effective by the SEC, assuming all of the other pre-conditions described below are satisfied or, if applicable, waived. In such event, New M-Flex would announce the Offer in Singapore and the Offer Document/Prospectus which is included in the registration statement will be mailed to the MFS Shareholders (as defined herein).

If M-Flex has not resolved all outstanding comments with the SEC and the registration statement has not been declared effective or the pre-conditions are not satisfied or, if applicable, waived by M-Flex (in its discretion) on or before June 30, 2007, then the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may waive in whole or in part any of the above pre-conditions, other than the effectiveness of the registration statement. M-Flex may only invoke the pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

1.    Issuance of the SEC Effectiveness Order. The issuance by the SEC of an effectiveness order with respect to the registration statement that will be filed by M-Flex that will contain the Proxy Statement/Prospectus to be sent to the holders of M-Flex common stock and the Offer Document/Prospectus to be sent to MFS Shareholders;

2.    Approval of the Shareholders of WBL. All resolutions as may be necessary or incidental to approve the acceptance of the Offer in respect of all the MFS Shares held by WBL or its subsidiaries or nominees (other than the Offeror), and to tender such MFS Shares pursuant to acceptance of the Offer having been passed at a general meeting of WBL;

3.    No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•

make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•

require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•

impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of

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shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•

other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•

require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•

otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

4.    No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•

any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (a) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (b) which is outside the ordinary course of business of the MFS Group;

•

any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Employee Stock Option Scheme) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends);

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

5.    No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•

no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

6.    Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution,

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business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•

transferred into escrow any amounts required to fund or make any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•

except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

•

amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•

issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

On December 22, 2006, M-Flex announced that the SIC denied its application for approval to withdraw the Offer. In denying M-Flex’s application for approval to withdraw the Offer, the SIC noted that M-Flex’s filing of two lawsuits against certain of its stockholders may have affected the fulfillment of the Effectiveness Pre-Condition and, as a result, the SIC ruled that M-Flex should extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007. On January 5, 2007, M-Flex announced that the Special Committee had agreed to extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007, in accordance with the SIC’s ruling. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

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APPENDIX 2

CONDITIONS TO THE OFFER

1.    Minimum Acceptance. M-Flex having received, by the close of the Offer, valid acceptances in respect of such number of MFS shares which will result in M-Flex (together with persons acting or deemed to be acting in concert with it) holding such number of MFS shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer, of options granted under the MFS ESOS);

2.    Approval of Stockholders of M-Flex. All resolutions as may be necessary or incidental to approve, implement and effect the Offer, the acquisition of any of the shares of MFS pursuant to the Offer having been passed at the Special Meeting of the stockholders of M-Flex.

3.    No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•

make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•

require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•

impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•

other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•

require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•

otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

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4.    No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•

any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•

any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Share Option Plan) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends); and/or

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

5.    No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•

no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

6.    Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•

authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•

transferred into escrow any amounts required to fund or make any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•

except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

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•

amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•

issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

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APPENDIX 3

GENERAL INFORMATION ABOUT M-FLEX

Overview

M-Flex is one of the world’s largest producers of flexible printed circuits and flexible printed circuit assemblies. With operations in Anaheim, California, Tucson, Arizona, and Suzhou, China, M-Flex offers a global service and support base for the design and manufacture of flexible interconnect solutions.

M-Flex is a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. M-Flex believes it is one of a limited number of manufacturers that has the ability to offer a seamless, integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, M-Flex focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for M-Flex products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices and medical devices. M-Flex provides its solutions to original equipment manufacturers, or OEMs, such as Motorola, Inc., Symbol Technologies, Inc. and International Business Machines Corporation; to electronic manufacturing services, or EMS, providers such as Foxconn Electronics, Inc. and Flextronics International Ltd.; and to display manufacturers such as Optrex Corporation Japan. In 2005, M-Flex acquired the assets of an optical and photonic imaging solution company as part of M-Flex’s strategy to capture a substantial portion of the expanding camera cell phone market. M-Flex now operates this business as Aurora Optical, Inc., or Aurora Optical, a wholly owned subsidiary.

M-Flex’s growth has been due, in part, to its early supplier involvement allowing its engineers to gain an understanding of the application and use of the customers’ circuits. This knowledge allows M-Flex engineers to utilize their expertise in flex circuit design and assist in the selection of materials and technologies to provide a high quality and cost effective product. Vertically integrated flex circuit manufacturing, assembly, and tooling operations have allowed M-Flex to offer superior lead time support to facilitate “quick turn” customer requirements.

On March 30, 2007, there were 24,534,278 shares of M-Flex common stock outstanding. On such date, only entities affiliated with (i) WBL and (ii) the Stark hedge funds beneficially owned over 5% of the shares of M-Flex common stock. Founded in 1984, M-Flex is a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with its initial public offering, M-Flex reincorporated into Delaware on June 4, 2004. M-Flex’s common stock is listed on The Nasdaq Global Select Market under the symbol “MFLX.”

Industry Background

M-Flex believes that the global market for flexible printed circuits will continue to grow over the coming years as consumers continue to demand smaller, more functional devices. Given inherent design and cost advantages of flexible printed circuits, they quickly are becoming a favored solution for electronics manufacturers who are striving to increase the features and functionality of electronic devices while reducing the size, shape and weight of such devices. Asia is the largest and fastest growing market for flexible printed circuits, largely because of two trends that occurred in the early 1990s—the outsourcing by OEMs of their manufacturing needs and the shifting of manufacturing facilities from the United States to Asian countries.

Historically, electronics manufacturers have relied upon rigid printed circuit boards to provide the electrical interconnections between the components in electronics devices. Rigid printed circuit boards consist of a board that contains multiple transistors, microprocessors and other components that are connected by copper wires

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embedded on the circuit board. Given that the rigid printed circuit boards cannot bend or twist, they inherently limit the design options available to engineers. For example, in order to design and build “flip-phone” style mobile phones, engineers had to create a method to connect the rigid printed circuit board in the base of the phone with the rigid printed circuit board in the screen. Copper wires could not be used because they are subject to failure as a result of stress from the constant bending and flexing of the wires; therefore, design engineers had to look to new materials to provide a means of electrical interconnection between the various components of the device.

To address this need, companies such as M-Flex began to design flexible printed circuits and flexible printed circuits containing components, or component assemblies, to serve as electrical interconnections. These flexible printed circuits can twist, bend and flex in a device with less risk of failure while connecting the components of the device. In addition to these functionality advantages, flexible printed circuits and component assemblies enable OEMs, EMS providers and display manufacturers to design and construct modular components that can be incorporated into the final product, which in turn reduces the complexity of the assembly of the final product, reduces the manufacturing costs and facilitates human interaction with the electronic device. As a result, manufacturers can reduce the number of assembly operations required for a product and improve the efficiency of their supply chains.

M-Flex believes that the overall market for flexible printed circuits and component assemblies is poised for substantial growth over the next several years as a result of favorable technological and market developments, including:

•

Miniaturization, Portability and Complexity of Electronic Devices. As electronic devices become more powerful, complex and compact, product size becomes a principal design limitation. From an engineering standpoint, flexible printed circuits possess enhanced heat dissipation properties because they are thinner than rigid printed circuit boards and provide higher signal integrity interconnection. They also enable faster operating speeds because the components can be placed closer together and can serve as a medium for analog and digital devices. As a result, the electronics industry has relied increasingly upon flexible printed circuits and component assemblies. For example, the placement of chips and liquid crystal displays directly on the flexible printed circuit enables OEMs to increase functionality and improve packaging characteristics while managing time-to-market for their products in an overall cost-effective manner. Moreover, as electronics companies develop increased functionality for semiconductors, the traditional packaging and mounting technologies are becoming obsolete. For example, designs of electronics devices that incorporate camera modules require the performance and flexibility characteristics offered by flexible printed circuits.

•

Outsourcing. Electronics companies increasingly are relying upon outsourcing to technically qualified, strategically located manufacturing partners that provide integrated, end-to-end flexible printed circuit and component assembly solutions comprised of design and application engineering, prototyping and competitive high-volume production services. By employing these end-to-end manufacturers, electronics companies are able to reduce time-to-market, avoid product delays, reduce manufacturing costs, minimize logistical problems and focus on their core competencies.

•

Expanding Markets and Flexible Component Demand. The global demand for wireless communication products and the complexity of wireless devices, including those supporting products with digital cameras and personal digital assistants, increasingly are driving the demand for more complex flexible printed circuits and component assemblies. Electronics companies have discovered that they can increase the functionality of flexible printed circuits and reduce the number of required interconnects by mounting components, such as connectors, switches, resistors, capacitors, light emitting devices, integrated circuits and optical sensors, to the flexible printed circuits. While M-Flex believes that the wireless telecommunications industry in general is expanding rapidly, M-Flex believes that the number of flexible printed circuits and component assemblies incorporated into these wireless devices will grow even more rapidly, requiring significantly more flexible components per device than have been used in previous-generation wireless applications.

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Competitive Strengths

M-Flex is a leading global provider of high-quality, technologically advanced flexible printed circuit and component assembly solutions to the electronics industry. M-Flex believes its competitive strengths include:

•

M-Flex’s Seamless and Efficient End-to-End Solution for Flexible Printed Circuit Applications. M-Flex provides a seamless, integrated end-to-end flexible printed circuit solution for its customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. By relying on a single provider for their flexible printed circuit requirements, M-Flex customers can benefit from opportunities for more robust product designs and process optimization during the development phase. This, in turn, frequently leads to production cost savings and quicker time-to-market. M-Flex operations possess the expertise and capabilities to provide a seamless, integrated end-to-end solution that provides M-Flex customers with the ability to leverage any one or more of its facilities to meet the customers’ global requirements.

•

M-Flex’s Design and Application Engineering Expertise Supports its Strong Customer Relationships. M-Flex’s expertise in designing and manufacturing flexible printed circuits and component assemblies has enabled M-Flex to become a partner to its customers at the earliest stages of product development. M-Flex employs its design and application engineers as part of its sales process; therefore, M-Flex customers rely on the company to assist them in the early design phase of their products. Early design participation enables M-Flex to gain intricate knowledge of its customers’ products and thereby provide value-added engineering support to them. Early design participation also enables M-Flex customers to achieve lower production costs through better product design and utilization of M-Flex’s flexible printed circuit assembly expertise. In addition, this process fosters strong relationships with M-Flex customers, often resulting in their reliance on M-Flex products and engineering support for the life of the specific application and subsequent generations of similar applications.

•

M-Flex’s Manufacturing Capabilities. M-Flex maintains manufacturing facilities in the United States and China. M-Flex’s U.S. operations provide design and application engineering and manufacturing, while its Chinese operations are organized to duplicate the processes and tooling designed in the United States for automation, while allowing M-Flex to consolidate the labor intensive aspects of high-volume manufacturing in a cost-efficient environment. M-Flex is continuing to enhance its design and application engineering capabilities in China to best position M-Flex to provide an integrated end-to-end solution to the emerging domestic electronics markets in China and other parts of Asia. In fiscal 2006, M-Flex set up a production line and clean room environment in Suzhou, China to enable M-Flex to cost effectively manufacture camera modules. Since 2000, M-Flex has expanded its manufacturing capacity in China by acquiring additional and technologically advanced machinery, and by expanding its manufacturing facilities. M-Flex’s ongoing attention to integrating the manufacturing processes between its facilities allows M-Flex to improve its product yields, shorten its customers’ supply chains and lower the overall costs of its products. Furthermore, expansion of M-Flex’s manufacturing facilities and the capital equipment addition at M-Flex’s second manufacturing facility in China, or MFC2, which became operational in October 2006, can increase substantially its manufacturing capacities in China and enable M-Flex to take on additional high-volume manufacturing programs. While M-Flex believes its Chinese manufacturing facilities benefit M-Flex, they do subject M-Flex to additional risks inherent in international business.

•

M-Flex’s Forward Integration in the Value Chain. M-Flex has implemented a strategy of upward integration focusing on the value-added services that it provides to M-Flex customers—design and application engineering and component assembly—rather than only concentrating on acquiring the capabilities to produce the materials used to manufacture flexible printed circuits. By employing suppliers to provide M-Flex with raw materials, M-Flex has avoided unnecessary capital equipment and research and development costs and has focused more intensely on the integral steps in the manufacturing process, from design and prototyping to high-volume manufacturing and component assembly. The result of this strategy has been superior design and application engineering expertise, strong customer relationships and yearly sequential net sales growth.

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•

M-Flex’s Management Experience and Expertise. All of M-Flex’s executive officers have been with M-Flex for between approximately 12 and 20 years. During that time, M-Flex’s executive management has made a number of critical, strategic decisions that successfully managed its growth and profitability, including pursuing a strategy of deploying M-Flex’s design and application engineers at the early stages of a customer’s product designs; responding to the trend of OEM outsourcing; identifying China’s manufacturing capabilities; creating a seamless, integrated end-to-end solution in each of M-Flex’s U.S. and Chinese operations to serve the needs of multinational OEMs, EMS providers and display manufacturers; and adopting a forward integration strategy in order to focus on the engineering and assembly needs of M-Flex customers.

Business Strategy

M-Flex’s objective is to continue to expand its product offering to become a global provider of electronic products packaging technology and manufacturing by using its core technologies of high-quality, technologically advanced flexible printed circuits and assemblies as the essential ingredients. To achieve its objective, M-Flex intends to pursue the following strategies:

•

Provide an Integrated Solution to M-Flex’s Customers. M-Flex intends to maintain its leadership in providing a complete end-to-end solution to its customers that includes design and application engineering, prototyping, high-volume manufacturing, material acquisition, component assembly and testing. In addition, M-Flex intends to leverage its value-added services—design and application engineering and turnkey component assembly—to help solve its customers’ product design challenges and to provide its customers with flexible printed circuit solutions designed and manufactured to maximize the reliability and functionality of their end products. By focusing on customers’ product applications and providing them with a seamless, integrated and cost-efficient flexible printed circuit and component assembly solution, M-Flex believes that it can continue to grow its market share by eliminating the need of its customers to negotiate with multiple vendors and reducing the time-to-market for their products.

•

Support the Development of Applications for Flexible Printed Circuit Technology in New Markets. M-Flex believes that flexible printed circuit technology provides a cost-effective solution to improving the functionality and packaging of electronic devices. M-Flex believes that the trend towards miniaturization will continue to drive the growth of flexible printed circuits in many industries that it currently does not serve. To address these new market opportunities, M-Flex will continue its efforts to research, develop and market new applications for flexible printed circuits and component assemblies. M-Flex believes that its design and application engineering and manufacturing capabilities, coupled with M-Flex’s flexible printed circuit assembly expertise, will enable M-Flex to effectively target additional high-volume flexible printed circuit applications in various markets of the electronics industry, including the camera cell phone and charger markets, where size, shape and weight are primary drivers of product development.

•

Expand M-Flex’s Existing Expertise in the Design and Manufacture of Flexible Printed Circuit Technology. By expanding its market share in existing markets, penetrating new markets and partnering with customers in the early stage design of its products, M-Flex will continue to expand its engineering and manufacturing expertise and capabilities for applications and functionality for electronic product packaging technology and assist its customers in developing more efficient manufacturing processes for customer products. M-Flex believes that it will be able to continue to capture additional market share in the sectors it serves and attract companies from other markets of the electronics industry by utilizing M-Flex’s expertise in design and application engineering to expand product designs and applications for flexible printed circuit solutions in conjunction with M-Flex’s high-volume, cost-effective manufacturing capabilities.

•

Diversify M-Flex’s End Customers. M-Flex primarily serves the wireless telecommunications sector. M-Flex plans to leverage its internal sales force comprised entirely of design and application engineers

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with its existing outside non-exclusive sales representatives to attract new customers in the wireless telecommunications sector, as well as in other sectors of the electronics industry where functionality and packaging size dictate the need for flexible printed circuits and component assemblies, including markets where embedded magnetic applications are used, such as in chargers and power supplies.

•

Increase Manufacturing Capacity and Capabilities. M-Flex intends to continue to improve its manufacturing capabilities and cost reduction efforts by transitioning its Anaheim, California facility to a research and development, prototype facility and expanding its engineering capabilities and manufacturing facilities in China. In addition, MFC2 has been specifically designed and equipped for complex programs, which are flexible printed circuits with smaller features, and a high density of components and interconnection. This capability allows M-Flex to offer its customers an efficient, technologically advanced manufacturing process for complex flexible printed circuit fabrication.

Products

M-Flex’s design and application engineering expertise enables it to offer flexible printed circuit and value-added component assembly solutions for a wide range of electronic applications. M-Flex offers products in a broad range of markets, including mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, and medical devices. Representative OEM customers and its end products that incorporate M-Flex’s flexible printed circuit products include the following:

OEM Customer	Product Category	Representative Application
Motorola, Inc.	Wireless telecommunications	Keypad, camera, hinge and display flexible printed circuit component assemblies

Symbol Technologies Inc.	Industrial	Flexible printed circuit component assemblies for bar code scanners and terminals

palmOne, Inc.	Personal digital assistants	Keypad flexible printed circuit component assemblies

International Business Machines Corporation	Computer/data storage	Flexible printed circuit in data storage device

GE Healthcare	Medical applications	Flexible printed circuit in diagnostic equipment

Masimo Corporation	Medical applications	Flexible printed circuit contained disposable measuring devices

Flexible Printed Circuits. Flexible printed circuits, which consist of copper conductive patterns that have been etched or printed while affixed to flexible substrate materials such as polyimide or polyester, are used to provide connections between electronic components and as a substrate to support these electronic devices. The circuits are manufactured by subjecting the base materials to multiple processes, such as drilling, screening, photo imaging, etching, plating and finishing. M-Flex produces a wide range of flexible printed circuits, including single-sided, double-sided, multi-layer (with and without gaps between layers) and rigid-flex. Single-sided flexible printed circuits, which have an etched conductive pattern on one side of the substrate, are normally less costly and more flexible than double-sided flexible printed circuits because their construction consists of a single patterned conductor layer. Double-sided flexible printed circuits, which have conductive patterns or materials on both sides of the substrate that are interconnected by a drilled or copper-plated hole, can provide either more functionality than a single-sided flexible printed circuit by containing conductive patterns on both sides, or greater shielding of components against electromagnetic interference than a single-sided flexible printed circuit by covering one side of the circuit with a shielding material rather than a circuit pattern. Multi-layer and

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rigid-flex printed circuits, which consist of layers of circuitry that are stacked and then laminated, are used where the complexity of the design demands multiple layers of flexible printed circuitry. If some of the layers of circuitry are rigid printed circuit material, the product is known as a rigid-flex printed circuit. Gapped flexible printed circuits, which consist of layers of circuitry that are stacked and separated in some parts of the circuit, and laminated in other parts of the circuit, are used where the complexity of the design demands multiple layers of flexible printed circuitry but the flexibility of a single-sided flexible printed circuit in some parts of the circuit.

Flexible Printed Circuit Assemblies. Flexible printed circuits can be enhanced by attaching electronic components, such as connectors, switches, resistors, capacitors, light emitting devices, integrated circuits, cameras and optical sensors, to the circuit. The reliability of flexible printed circuit component assemblies is dependent upon proper assembly design and the use of appropriate fixtures to protect the flex-to-connector interface. Connector selection is also important in determining the signal integrity of the overall assembly—a factor which is very important to devices that rely upon high system speed to function properly. M-Flex is one of the pioneers in attaching connectors and components to flexible printed circuits and has developed the expertise and technology to mount a full range of electronic devices, from passive components to computing devices.

Customers

M-Flex’s customers include leading OEMs, EMS providers and display manufacturers in a variety of sectors of the electronics industry. These sectors include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/data storage, and medical devices. M-Flex’s expertise in flexible printed circuit design and component assembly enables M-Flex to assist its customers in resolving their design challenges through M-Flex design and assembly techniques, and frequently results in the customer placing M-Flex product designs on its design specifications and enhances M-Flex’s likelihood of becoming the main provider for flexible printed circuits and component assembly included in that product. Achieving status as a main provider to an OEM for a high-volume program enables M-Flex to build strong customer relationships with respect to existing products and any future product that requires the use of flexible printed circuits and component assemblies.

M-Flex generally works with OEMs in the design of their products, and the OEMs subsequently either purchase M-Flex products directly or instruct the EMS providers and display manufacturers to purchase M-Flex products to be incorporated into the OEM’s product. EMS providers that M-Flex sells to include Foxconn and Flextronics. M-Flex’s relationships with EMS providers and display manufacturers are normally directed by the OEMs; therefore, it is typically the OEMs that negotiate product pricing and volumes directly with M-Flex, even though the purchase orders come from the EMS providers and display manufacturers. For the past several years, Motorola and its subcontractors have been M-Flex’s largest customers. In the fiscal years ended September 30, 2006, 2005 and 2004, M-Flex sold products to be incorporated into Motorola’s products to 52, 45 and 40 Motorola subcontractors, which aggregated 82%, 81% and 80% of M-Flex’s net sales (including direct sales to Motorola amounting to 68%, 55% and 29%), respectively.

M-Flex’s net sales fluctuate from quarter to quarter as a result of changes in demand for its products. Historically, M-Flex has experienced a strong first fiscal quarter, followed by reduced net sales in the second fiscal quarter, as a result of partial seasonality of M-Flex’s major customers and the markets that M-Flex serves. M-Flex’s major customers provide consumer-related products that generally experience their highest sales activity during the calendar year-end holiday season; therefore, M-Flex typically experiences a decline in its second fiscal quarter sales as this holiday period ends. However, growth of M-Flex’s business may override this seasonal impact on its net sales, and thus this historical pattern may not continue. M-Flex’s net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future.

M-Flex’s facilities in the United States and China enable it to manufacture products for shipment anywhere in the world. For the fiscal year ended September 30, 2006, M-Flex derived 29% of its net sales in the United

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States and 71% of its net sales outside the United States. For the fiscal year ended September 30, 2005, M-Flex derived 12% of its net sales in the United States and 88% of its net sales outside the United States. For the fiscal year ended September 30, 2004, M-Flex derived 17% of its net sales in the United States and 83% of its net sales outside the United States.

For the fiscal year ended September 30, 2006, 10% of M-Flex’s net sales were shipped to Hong Kong, 51% of its net sales were shipped to China, 1% of its net sales were shipped to Japan, and 29% of its net sales were shipped to North America. For the fiscal year ended September 30, 2005, 13% of M-Flex’s net sales were shipped to Hong Kong, 65% of its net sales were shipped to China, and 13% of its net sales were shipped to North America. For the fiscal year ended September 30, 2004, 16% of M-Flex’s net sales were shipped to Hong Kong, 46% of its net sales were shipped to China, 11% of its net sales were shipped to Japan, and 13% of its net sales were shipped to North America.

For the fiscal years ended September 30, 2006, 2005 and 2004, M-Flex had long-lived assets of $20.5 million, $22.7 million and $17.9 million, respectively, in the United States; and $74.8 million, $59.4 million and $46.0 million, respectively, in China.

Sales and Marketing

M-Flex sells its products primarily through its in-house design and application engineers, who meet regularly with M-Flex customers and potential customers to assist in the initial design of the proposed products and to provide suggestions on how M-Flex flexible printed circuit solutions can enhance product design. By utilizing market and product teams in each sector of the electronics industry that M-Flex targets, M-Flex has successfully expanded its market penetration by leveraging its design and application expertise within each of these teams. In particular, these engineers apply the principal of concurrent engineering to M-Flex customers’ products in the early phases of the product development cycle.

M-Flex engages the services of 18 non-exclusive sales representatives to interact with customers and potential customers on its behalf. Fourteen of these sales representatives are located throughout the United States, with one also covering China. M-Flex also has one sales representative in each of Canada, Europe, Korea and Taiwan. M-Flex relies on these sales representatives to initiate contact with potential customers and provide leads to M-Flex’s internal sales and marketing teams, as well as to create, build and maintain M-Flex’s customer relationships and assist in the resolution of contractual disputes.

As of September 30, 2006, M-Flex’s backlog, which constitutes customer orders placed with M-Flex that they believe to be firm but that have not yet shipped, was U.S. $141.6 million. M-Flex expects to ship this entire backlog during fiscal year 2007. M-Flex cannot guarantee that its customers will not cancel any or all of the orders in M-Flex’s backlog. M-Flex’s current backlog also is not indicative of its future operating results. As of September 30, 2005, M-Flex’s backlog was U.S. $149.6 million. As of September 30, 2004, M-Flex’s backlog was U.S. $90.9 million.

Technology

M-Flex is a global provider of single, double-sided, multi-layer and gapped flexible printed circuit technology and component assemblies. M-Flex’s process technology includes proprietary processes and chemical recipes, which coupled with M-Flex’s design expertise, unique customized fixtures and tooling and manufacturing experience, enables M-Flex to deliver high unit volumes of complex flexible printed circuits and component assemblies at cost-effective yields.

Design Technology. The flexible printed circuits M-Flex manufactures are designed specifically for each application, frequently requiring significant joint design activities with the customer at the start of a project. M-Flex has developed design methodologies that solve difficult interconnection problems and save M-Flex’s

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customers time and money. M-Flex designs and mass produces flexible printed circuits that range from single-sided circuits to more complex double-sided, multi-layer (with and without gaps between layers) and rigid-flex. M-Flex is continually investing in and improving its computer-based design tools to more quickly design new flexible printed circuits, enhance cooperative design and communication with its customers and more closely integrate design and application engineering to M-Flex’s prototyping and manufacturing process.

Circuit Fabrication Technology. M-Flex has extensive experience producing fine-line flexible printed circuits and has developed manufacturing processes that are designed to deliver high-unit volumes at cost-effective yields. In the flexible printed circuit industry, fine-line flexible printed circuits are easier to construct as the thickness of the copper decreases; however, as the thickness of the copper decreases, the cost of fabrication increases. M-Flex has developed a manufacturing process to pattern plate in selective regions of the circuitry pattern, such as around the holes used to connect the two sides of a double-sided flexible printed circuit. In addition, the normal manufacturing technology, by itself, has been improved with new equipment which enables thicker, less expensive copper to be etched down precisely enough to form fine-line circuitry. The combination of these two processes allows M-Flex to achieve finer patterns without a substantial increase in costs and with acceptable yields.

In addition to fine-line techniques, M-Flex has developed a proprietary process using ultraviolet lasers to drill 0.003 inch diameter holes, known as micro-vias, for the connection of circuits on the reverse side of the substrate. The combination of the fine-lines and micro-vias are part of the new high density interconnect technology that is one of M-Flex’s primary engineering competitive strengths.

Component Assembly and Test Technology. M-Flex’s component assembly and test technology involve the arrangement of the circuits on a panel to minimize material waste and facilitate requirements for component assembly, such as placing tooling holes, optical locators for vision-based machines, test points and pre-cut zones to allow part removal without compromising the integrity of the components. M-Flex assembles passive electrical and various mechanical components, including capacitors, resistors, integrated circuits, connectors, stiffeners, diodes and other devices to flexible printed circuits. M-Flex also performs advanced assembly of integrated circuit devices, as well as the functional testing of these flexible printed circuit component assemblies. Assembling these components directly onto the flexible printed circuit increases performance and reduces space, weight and cost.

In addition, through its subsidiary Aurora Optical, M-Flex has developed advanced optical, packaging, software and material designs to manufacture ultra-thin camera modules and highly integrated flex assemblies using optical modules. M-Flex has also developed its own software for optical testing, which will allow M-Flex to better integrate the key components necessary to its customers with the flex, thus providing them with a higher value-added service.

Intellectual Property

M-Flex’s success will depend in part on its ability to protect its intellectual property. M-Flex’s intellectual property relates to proprietary processes and know-how covering methods of designing and manufacturing flexible printed circuits, attaching components, optical and photonic designs, process technology for circuit manufacturing and embedded magnetics for chargers. M-Flex regularly requires its employees to enter into confidentiality agreements and assignment of invention agreements to protect its intellectual property. In addition, M-Flex considers filing patents on its inventions that are significant to its business, although none of M-Flex’s existing patents or patent applications pertain to inventions that are significant to its current business. M-Flex also pursues trademarks where applicable and appropriate.

In the future, M-Flex may encounter disputes over rights and obligations concerning intellectual property. M-Flex believes that its design and manufacturing processes do not infringe on the intellectual property rights of any third party; however, M-Flex cannot assure you that it will prevail in any intellectual property dispute.

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Suppliers

M-Flex purchases raw circuit materials, process chemicals and various components from a limited number of outside sources, including E.I. DuPont de Nemours & Co., Rogers Corporation, Molex Inc., Supertex, Inc. and ITT, Inc. For components, M-Flex normally makes short-term purchasing commitments to key suppliers for specific customer programs. These commitments are usually made for three to 12-month periods. These suppliers agree to cooperate with M-Flex in engineering activities, as required, and in some cases maintain a local inventory to provide shorter lead times and reduced inventory levels for M-Flex. In most cases, suppliers are approved and often dictated by their customers. For process chemicals, certain copper and polyimide laminate materials and certain specialty chemicals used in M-Flex’s manufacturing process, M-Flex relies on a limited number of key suppliers. Alternate chemical products are available from other sources, but process chemical changes often require approval by M-Flex customers and requalification of the processes, which could take weeks or months to complete. M-Flex seeks to mitigate these risks by identifying stable companies with leading technology and delivery capabilities and by attempting to qualify at least two suppliers for all critical raw materials and components.

Competition

The flexible printed circuit market is competitive, with a variety of large and small companies offering design and manufacturing services. The flexible printed circuit market is differentiated by customers, applications and geography, with each niche requiring specific combinations of complex packaging and interconnection. M-Flex believes that its ability to offer an integrated, end-to-end flexible printed circuit solutions has enabled it to compete favorably with respect to design capabilities; product performance, reliability and consistency; price; customer support and application support; and resources, equipment and expertise in component assembly on flexible printed circuits.

M-Flex competes on a global level with a number of leading Asian providers, such as Flextronics, Foxconn Electronics Inc., Global Flex Holidays Ltd., Sumitomo Bakelite, and Fujikura Ltd., and with domestic providers. M-Flex expects others to enter the market in the Asian region because of government subsidies and lower labor rates available there. M-Flex also competes with MFS, which is a subsidiary of WBL, located in Singapore, and for which M-Flex has announced a proposed offer to acquire all of the issued and outstanding ordinary shares. WBL beneficially owns 60% of M-Flex’s outstanding common stock as of March 30, 2007.

M-Flex believes that its technology leadership and capabilities in designing and manufacturing flexible printed circuits and component assemblies has enabled M-Flex to build strong partnerships and customer relationships with many companies. M-Flex believes that customers typically rely upon a limited number of vendors’ designs for the life of specific applications and, to the extent possible, subsequent generations of similar applications. Accordingly, it is difficult to achieve significant sales to a particular customer for any application once a different vendor has been selected to design and manufacture a specific flexible printed circuit. This market paradigm may provide a barrier to M-Flex competitors in the markets in which M-Flex competes; however, it may also present an obstacle to M-Flex’s entry into other markets. Any expansion of existing products or services could expose M-Flex to new competition.

Employees

As of March 30, 2007, M-Flex employed 11,257 full-time employees and 1,388 contract employees, including 367 full-time employees and 7 contract employees in the United States, and 10,890 full-time employees and 1,381 contract employees in China. M-Flex has never had a work stoppage. M-Flex considers its employee relations to be good.

M-Flex does not have employment agreements with any of its executive officers. M-Flex has entered into employment agreements with substantially all of its employees in China. In general, these employment agreements provide for either a one or two-year term.

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In addition, M-Flex believes that less than ten of its employees in China have formed a trade union committee and thereafter proposed that they enter into a collective bargaining agreement. At this time, M-Flex is not a party to, nor does it intend to enter into, a collective bargaining agreement with these or any of its other employees at any of its facilities in China. M-Flex is not aware that the committee represents any employee other than the employees who actually are members of the committee. M-Flex presently does not believe that it will experience any material harm to its business if it does not enter into a collective bargaining agreement.

Environmental Controls

Flexible printed circuit manufacturing requires the use of chemicals. As a result, M-Flex is subject to a variety of environmental laws relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used to manufacture its products in the United States and China. As of September 30, 2006 and 2005, M-Flex reserved $129,000 and $125,000 of restricted cash, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that M-Flex vacates its Anaheim facilities; otherwise, M-Flex’s review of its facilities suggests that no material remediation costs will be required. However, given the uncertainties associated with environmental contamination, there can be no assurance that such costs will not harm M-Flex’s business, financial condition or results of operations.

M-Flex believes it has been operating its facilities in substantial compliance in all material respects with existing environmental laws and regulations. However, M-Flex cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not previously been applied. For this reason, M-Flex implemented procedures designed to minimize the negative impacts and reduce potential financial risks arising from environmental issues. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of regulatory agencies could require substantial expenditures by M-Flex and could harm its business, results of operations and financial condition. M-Flex does not anticipate any material amount of environmental-related capital expenditures in fiscal year 2007.

Properties

M-Flex’s corporate headquarters is located in Anaheim, California and its manufacturing facilities are located in Anaheim, California and Suzhou, China. M-Flex also has a facility located in Tucson, Arizona related to Aurora Optical. The following is a summary of M-Flex’s properties:

Function	Location	Square Feet	Lease Expiration Dates
Executive offices, engineering and circuit fabrication and assembly	Anaheim, California	Owned—105,000 Leased—26,231* Month-to-Month— 26,540**	N/A March 2008 to April 2009

Aurora Optical, Inc.— Engineering, lens assembly and manufacturing	Tucson, Arizona	Owned—47,000	N/A

MFC1—Engineering, circuit fabrication and assembly	Suzhou, China	138,357 105,600	April 2007 to March 2008 2043***

MFC2—Engineering, circuit fabrication and assembly	Suzhou, China	485,000 Temporary lease—61,848	2052 September 2007

*	M-Flex has seven leases relating to this space, which range in terms from six months to three years and range in size from approximately 2,000 square feet to approximately 6,000 square feet. These leases expire in various months of each year. In general, as these leases expire, M-Flex extends them on substantially the same terms.

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**	M-Flex has approximately 26,540 square feet of space contracted on a month-to-month basis, which M-Flex expects to vacate within fiscal 2007.
***	M-Flex has several other parcels that have long-term land leases expiring beyond 2043. Under the terms of these leases, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations on these long-term land leases other than payments of real estate taxes. However, management believes M-Flex may desire to move this facility to a more industrialized area in the coming years.

M-Flex believes its facilities are adequate for its current needs and that suitable additional or substitute space will be available to accommodate foreseeable expansion of M-Flex’s operations or to move its operations in the event one or more of M-Flex’s short-term leases can no longer be renewed on commercially reasonable terms at the expiration of its term.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information concerning each of the directors and nominees for director as of the Latest Practicable Date is set forth below.

Name	Age	Position
Peter Blackmore	60	Class I director
Richard J. Dadamo	78	Class II director
Philip A. Harding	74	CEO, Chairman of the Board (Class I director)
Sanford L. Kane	64	Class III director
Huat Seng Lim, Ph.D.	62	Class III director
Choon Seng Tan	54	Class II director
Sam Yau	58	Class I director

Peter Blackmore has served on the Board since March 2005. Since February 2005, Mr. Blackmore has served as Executive Vice President of Unisys Corporation and is a corporate officer of that company. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Prior to joining Compaq, Mr. Blackmore served as the Marketing Director, UK for Xerox Corporation from 1988 through 1991 and the Strategy Director, UK for Xerox from 1986 through 1988. Mr. Blackmore also spent 16 years at Burroughs Business Systems (now Unisys Corporation) from 1970 through 1986 in various management positions in both Europe and the United States. Since April 2006, Mr. Blackmore has served on the board of directors of MEMC Electronic Materials Inc. Mr. Blackmore holds a B.A. and an M.A. in economics from Trinity College, Cambridge and has attended the Advanced Management Program at INSEAD, France and Compaq’s Management Courses at Harvard Business School and London Business School.

Richard J. Dadamo has served on the Board since July 1999. Since March 1981, Mr. Dadamo has served as the principal of RJD Associates, Inc., a management consulting firm. From August 1998 to February 1999, Mr. Dadamo served as interim Chief Executive Officer of DPAC Technologies Corp., a technology component packaging company, and has served as the Chairman of the board of directors of DPAC from March 1999 until present. Mr. Dadamo has also held senior positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics Corporation. Mr. Dadamo has published five books on management. Mr. Dadamo holds an M.S. from Drexel Institute of Technology, a B.S. from Pennsylvania State University and has completed the Executive Management Program at the University of Southern California.

Philip A. Harding has served as M-Flex’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to

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joining M-Flex, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation, or Excello, after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation group of companies. Mr. Harding served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS Technology Pte Ltd., a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Sanford L. Kane has served on the Board since June 2004. From April 2005 to August 15, 2006, Mr. Kane served as the interim Chief Executive Officer (CEO) of Metara, Inc., a privately held semiconductor equipment manufacturer. Since 1992, Mr. Kane has served as the President of Kane Concepts Incorporated, a management consulting firm. From January 2000 to December 2000, Mr. Kane served as the Chairman of the board of directors and Chief Executive Officer of Legacy Systems Incorporated, a semiconductor equipment manufacturer. From January 1993 to April 1995, Mr. Kane served as Chairman of the board of directors and Chief Executive Officer of Tower Semiconductor Ltd. From October 1990 to January 1992, Mr. Kane served as President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, Mr. Kane served as President and Chief Executive Officer of U.S. Memories, Inc. Prior to July 1989, Mr. Kane spent 27 years with International Business Machines, Inc., or IBM, in various managerial and technical positions, most recently as Vice President of Industry Operations-General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH, an industry consortium, and the Semiconductor Industry Association. Mr. Kane currently serves as a member of the board of directors of two privately held companies. Mr. Kane holds a B.S. in industrial engineering from New York University and an M.S. in engineering administration from Syracuse University.

Huat Seng Lim, Ph.D., has served on the Board since December 2001. Currently, Dr. Lim is the Group Managing Director (Wearnes Technology & Special Projects) for WBL, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology Pte. Ltd., or Wearnes Technology, and United Wearnes Technology Pte. Ltd., or United Wearnes. Previously, Dr. Lim served as the Group General Manager (WearnesTech Solutions & Special Projects) for WBL. From July 1, 2001 through December 2004, Dr. Lim served as the Group General Manager of Wearnes Technology, a subsidiary of WBL Corporation engaged in contract manufacturing services and technology. Dr. Lim has also served on the boards of directors of several of WBL Corporation’s associate companies. From June 2000 to July 2001, Dr. Lim served as Executive Vice President of Trans Capital Berhad, an EMS company listed on the Malaysian Stock Exchange. From September 1998 to May 2000, Dr. Lim served as President of COB Technology Sdn. Bhd., an EMS company in Malaysia. From 1995 to September 1998, Dr. Lim served as Vice President and Managing Director Asia Pacific of Packard Bell NEC Inc. and, from 1989 to 1994, Dr. Lim served in various capacities, and finally as a Vice President and a division officer of Compaq Computer Corporation. He also held senior management positions in several multinational corporations, including Digital Equipment Corporation and Sime Darby Berhad. Dr. Lim has also served as a professor at the University of Science of Malaysia and as a computer consultant to the Prime Minister’s Department of Malaysia. Dr. Lim holds a B.E.E. (Honors) from the University of Queensland, Australia and a Ph.D. in computer science from the University of London, United Kingdom.

Choon Seng Tan has served on the Board since January 2005. Since December 2004, Mr. Tan has served as the Chief Executive Officer and a director of WBL Corporation, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology and United Wearnes Technology. Mr. Tan served as the Vice President and Managing Director, South East Asia of Hewlett-Packard Singapore, an IT product and services company from June 2002 through November 2004. From 1996 through 2002, Mr. Tan

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served in various senior management roles with Compaq, including Vice President and Managing Director of Compaq Computer Asia and Corporate VP, Director and Director of Finance and Strategic Planning for Compaq Computers Asia Pacific. Mr. Tan held various management positions at Hewlett-Packard Far East Ltd. from 1989 through 1996, including Director-Finance and Human Resources and Chief Financial Officer, Singapore. Mr. Tan holds a B.A.C.C. from the University of Singapore.

Sam Yau has served on the Board since June 2004. Since 1997, Mr. Yau has been a private investor. From 1995 to 1997, Mr. Yau served as Chief Executive Officer of National Education Corporation. From 1993 through 1994, Mr. Yau served as Chief Operating Officer of Advacare, Inc., a medical services company. Mr. Yau currently serves as a member of the board of directors of SRS Labs, Inc., a provider of audio and voice technology solutions. Mr. Yau also served as a Past Chairman of the Forum for Corporate Directors in Orange County. Mr. Yau holds a B.S.S. in economics from the University of Hong Kong and an M.B.A. from the University of Chicago.

Attendance Record of M-Flex’s Board of Directors and Subcommittees for Fiscal Year 2006

	Board		Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Special Committee
Name of Directors	No. of Meetings	Attendance	No. of Meetings	Attendance	No. of Meetings	Attendance	No. of Meetings	Attendance	No. of Meetings	Attendance
Peter Blackmore	9	9	—	—	3	3	3	3	18	17

Richard J. Dadamo	9	9	8	8	3	3	3	3	18	18

Philip A. Harding	9	8	—	—	—	—	—	—	—	—

Sanford L. Kane	9	9	8	8	—	—	3	3	18	17

Huat Seng Lim, Ph.D.	9	8	—	—	3	2	3	2	—	—

Choon Seng Tan	9	6	—	—	—	—	—	—	—	—

Sam Yau	9	9	8	8	3	3	3	3	18	18

Board Meetings and Committees

The Board held 9 meetings during the fiscal year ended September 30, 2006. In fiscal year 2006, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve with the exception of Mr. Tan who attended 66% of the Board meetings and Dr. Lim who attended 66% of the Compensation and Nominating and Corporate Governance Committees. The Board encourages the directors to attend the annual meetings of its stockholders. In 2006, all of the directors then serving on the Board attended the annual meeting.

The Board has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Global Select Market and the SEC rules, with the exception of Dr. Lim who serves on both the Compensation Committee and the Nominating Committee. Dr. Lim is not deemed independent under the applicable rules because he serves as Group Managing Director (Wearnes Technology & Special Projects) for WBL, whose subsidiaries in turn own a majority of the outstanding Common Stock. However, in accordance with the Nasdaq rules, the Board has determined that exceptional and limited circumstances exist, due in part to the majority stockholder position of the WBL entities, and that it is in the best interests of M-Flex and its stockholders that Dr. Lim serve as a member of these committees.

In addition, each member of the Compensation Committee qualifies as a non-employee director for purposes of Section 162(m) of the Internal Revenue Code. The Board has approved a charter for each of these committees that can be found on M-Flex’s website at www.mflex.com.

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Audit Committee

Number of Members:	Three

Members:	Mr. Dadamo

Mr. Kane (Chairman). Mr. Kane is M-Flex’s audit committee financial expert as currently defined under the rules of the SEC.

Mr. Yau

Functions:	The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving M-Flex’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by M-Flex’s independent registered public accounting firm and reviewing their reports regarding M-Flex’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such accounting firm is independent of management. Mr. Kane is M-Flex’s audit committee financial expert as currently defined under the rules of the SEC.
Compensation Committee

Number of Members:	Three

Members:	Mr. Blackmore

Mr. Dadamo (Chairman)

Dr. Lim

Mr. Yau

Functions:	The Compensation Committee determines M-Flex’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for M-Flex’s officers and, based upon such review, recommends overall compensation packages for the officers to the entire Board. In addition, the Compensation Committee reviews and determines equity-based compensation for M-Flex’s directors, officers, employees and consultants and administers M-Flex’s stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	Five

Members:	Mr. Blackmore

Mr. Dadamo

Mr. Kane

Dr. Lim

Mr. Yau (Chairman)

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing M-Flex’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

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Executive Officers of M-Flex

The following table sets forth information about M-Flex’s executive officers as of the Latest Practicable Date:

Name	Age	Position(s)
Philip A. Harding	74	Chief Executive Officer and Chairman of the Board of Directors
Reza Meshgin	43	President and Chief Operating Officer
Craig Riedel	50	Chief Financial Officer
Thomas Lee	47	Vice President of Operations
Charles Tapscott	64	Vice President and Chief Technology Officer

Philip A. Harding has served as M-Flex’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to joining M-Flex, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation group of companies. Mr. Harding also served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS, a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Reza Meshgin joined M-Flex in June 1989 and assumed his current position as M-Flex’s President and Chief Operating Officer in January 2004. Prior to this role, Mr. Meshgin served as M-Flex’s Vice President and General Manager from May 2002 through December 2003 and as M-Flex’s Engineering Supervisor, Application Engineering Manager, Director of Engineering and Telecommunications Division Manager. Mr. Meshgin holds a B.S. in electrical engineering from Wichita State University and an M.B.A. from University of California at Irvine.

Craig Riedel has served as M-Flex’s Chief Financial Officer and Secretary since November 1992. Mr. Riedel served as the Chief Financial Officer of Wearnes Hollingsworth Corporation from 1998 until March 2004. From 1986 to 1992, Mr. Riedel served in various positions, including Controller, for Interconnection Products, Inc., a member of the WBL Corporation group of companies. Prior to joining Interconnection, Mr. Riedel held various finance positions from 1981 to 1986 and served as an accountant with Deloitte Haskins & Sells (now Deloitte & Touche LLP), most recently as Audit Senior, from 1978 to 1981. Mr. Riedel received his Certified Public Accounting certificate in 1980. Mr. Riedel holds an AA.S. in financial services and a B.S. in business administration from Lake Erie College.

Thomas Lee joined M-Flex in October 1986 as M-Flex’s Supervisor of Photo Department and subsequently served as M-Flex’s Manufacturing Manager and Director of Operations from May 1995 to May 2002. Since May 2002, Mr. Lee has served as M-Flex’s Vice President of Operations. Prior to joining M-Flex, Mr. Lee served as a mechanical engineer at the Agricultural Corporation in Burma. Mr. Lee holds a B.E. in mechanical engineering from the Rangoon Institute of Technology in Burma.

Charles Tapscott joined M-Flex in November 1994 as M-Flex’s Director of Business Development and served as M-Flex’s Vice President of Sales and Marketing from January 2002 to 2005. In 2005, Mr. Tapscott was named M-Flex’s Vice President and Chief Technology Officer. Prior to joining M-Flex, Mr. Tapscott served as

APP3-15

Vice President of Marketing at Targ-It-Tronics, Inc. from July 1990 to November 1994. Prior to Targ-It-Tronics, Mr. Tapscott served in various positions at Harris Corporation supporting the development of defense-based communications from June 1966 to July 1990. Mr. Tapscott holds a B.S.I.E., with a minor in electrical engineering, from the University of Florida.

M-Flex Executive Compensation

The following table summarizes all compensation paid to M-Flex’s Chief Executive Officer and to M-Flex’s four other most highly compensated executive officers, whom are referred to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to M-Flex during each of the fiscal years ended September 30, 2006, 2005 and 2004. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of M-Flex’s salaried employees. All amounts set forth in this table are in U.S. Dollars.

Summary Compensation Table

Name and Position	Year	Annual Compensation		Long-Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)(1)	Restricted Stock Unit Award(s) ($)(2)		Shares Underlying Options (#)
Philip A. Harding	2006	$320,962	$129,493	$463,800	(3)	0	$13,353	(4)
Chief Executive Officer and Chairman	2005	$272,356	$186,400	0		0	$10,676	(5)
	2004	$259,615	$198,000	0		115,000	$14,197	(6)

Reza Meshgin	2006	$242,307	$80,657	$386,500	(7)	0	$7,927	(8)
President and Chief Operating Officer	2005	$195,058	$117,000	0		0	$8,127	(9)
	2004	$169,820	$100,000	0		85,000	$11,454	(10)

Craig Riedel	2006	$180,692	$42,781	$154,600	(11)	0	$14,149	(12)
Chief Financial Officer	2005	$158,521	$50,220	0		0	$8,110	(13)
	2004	$143,716	$50,893	0		57,000	$16,245	(14)

Thomas Lee	2006	$200,769	$58,604	$193,250	(15)	0	$7,947	(16)
Executive Vice President of Operations	2005	$173,702	$57,600	0		0	$11,630	(17)
	2004	$147,316	$53,393	0		57,000	$36,772	(18)

Charles Tapscott	2006	$153,154	$22,487	$61,840	(19)	0	$7,890	(20)
Executive Vice President and Chief	2005	$129,763	$41,100	0		0	$9,087	(21)
Technology Officer	2004	$123,660	$30,505	0		36,000	$8,053	(22)

(1)	The amount set forth under the column “Bonus” consists of the bonus paid for such fiscal year, regardless of the year in which the amount was actually paid
(2)	The Restricted Stock Unit (“RSU”) awards reported in this column vest in four equal annual installments on December 5 of 2006, 2007, 2008 and 2009. The unvested portion of each RSU is subject to forfeiture if the executive officer’s employment terminates. Dividends will not be paid on any RSU reported in this column until the unit vests and is settled with Common Stock. Based on the September 30, 2006 closing price of the Common Stock of $25.37 per share, as of September 30, 2006: Mr. Harding held 12,000 RSUs having an aggregate value of $304,440; Mr. Meshgin held 10,000 RSUs having an aggregate value of $253,700; Mr. Riedel held 4,000 RSUs having an aggregate value of $101,480; Mr. Lee held 5,000 RSUs having an aggregate value of $126,850; and Mr. Tapscott held 1,600 RSUs having an aggregate value of $40,592.
(3)	Represents the aggregate value on date of grant of a RSU award made on December 5, 2005 with respect to 12,000 shares of Common Stock based on the closing price on that date.
(4)	This amount represents a $12,352 car allowance paid to the employee and $1,001 in long-term disability (“LTD”) premiums.
(5)	This amount represents a $9,200 car allowance paid to the employee, as well as $1,476 in LTD premiums.
(6)

From time to time M-Flex allowed employees to cash in a portion of their accrued vacation time (“vacation pay-out”). This amount represents $4,808 in vacation pay-out and a $7,913 car allowance paid to the employee as well as $1,476 in LTD premiums.

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(7)	Represents the aggregate value on date of grant of a RSU award made on December 5, 2005 with respect to 10,000 shares of Common Stock based on the closing price on that day.
(8)	This amount represents a $7,200 car allowance paid to the employee as well as $727 in LTD premiums.
(9)	This amount represents a $7,200 car allowance paid to the employee as well as $927 in LTD premiums.
(10)	This amount represents $3,327 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $927 in LTD premiums.
(11)	Represents the aggregate value on date of grant of a RSU award made on December 5, 2005 with respect to 4,000 shares of Common Stock based on the closing price on that date.
(12)	This amount represents $6,231 in vacation pay-out, a $7,200 car allowance paid to the employee as well as $718 in LTD premiums.
(13)	This amount represents a $7,200 car allowance paid to the employee as well as $910 in LTD premiums.
(14)	This amount represents $8,135 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $910 in LTD premiums.
(15)	Represents the aggregate value on date of grant of a RSU award made on December 5, 2005 with respect to 5,000 shares of Common Stock based on the closing price on that date.
(16)	This amount represents a $7,200 car allowance paid to the employee as well as $747 in LTD premiums.
(17)	This amount represents $3,462 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $968 in LTD premiums.
(18)	This amount represents $20,700 paid to Mr. Lee in connection with running M-Flex’s operations in China, $7,904 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $968 in LTD premiums.
(19)	Represents the aggregate value on date of grant of a RSU award made on December 5, 2005 with respect to 1,600 shares of Common Stock based on the closing price on that date.
(20)	This amount represents a $7,200 car allowance paid to the employee as well as $690 in LTD premiums.
(21)	This amount represents $1,034 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $853 in LTD premiums.
(22)	This amount represents a $7,200 car allowance paid to the employee as well as $853 in LTD premiums.

Amendment and Restatement of 2004 Stock Incentive Plan

General

The M-Flex stockholders approved an amendment and restatement of M-Flex’s 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Board of Directors on January 11, 2006, subject to stockholder approval. The Board of Directors amended the 2004 Plan to substitute restricted stock units for nonqualified stock options which are automatically granted to non-employee directors under the 2004 Plan. M-Flex believes that the automatic grant of restricted stock units will provide more effective incentives to its directors to continue to focus on critical long-range objectives of M-Flex and encourage the attraction and retention of such individuals.

Set forth below is a summary of the 2004 Plan, which is qualified in its entirety by the specific language of the 2004 Plan.

Background of the 2004 Plan

The 2004 Plan was originally adopted by the Board and approved by M-Flex’s stockholders in June 2004. The 2004 Plan is administered by the Compensation Committee. The 2004 Plan provides for the grant of options to purchase shares of Common Stock, restricted stock, stock appreciation rights and stock units. Incentive stock options may be granted to employees (as defined in the 2004 Plan). Nonstatutory stock options and other stock-based awards may be granted to employees, non-employee directors, advisors and consultants. As of December 31, 2006, approximately 12,860 employees and six non-employee directors were eligible to be considered for the grant of awards under the 2004 Plan. The number of advisors and consultants who are eligible to be considered for the grant of awards under the 2004 Plan cannot be determined because the Compensation Committee has discretion to select these participants. The Board can amend or modify the 2004 Plan at any time, with stockholder approval, if required. The 2004 Plan terminates 10 years after its adoption, unless earlier terminated by the Board.

Shares Subject to the 2004 Plan

Under the 2004 Plan, 2,876,400 shares of Common Stock have been authorized for issuance. No participant in the 2004 Plan can receive option grants or stock appreciation rights for more than 1,000,000 shares total in any calendar year.

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Plan Features

The 2004 Plan provides for various awards, which are described below:

•	Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options is set by M-Flex’s Compensation Committee but may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of M-Flex’s capital stock). The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by M-Flex. The exercise price of a nonstatutory stock option is set by M-Flex’s Compensation Committee but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of a stock appreciation right is set by M-Flex’s Compensation Committee.

Subject to the terms of the 2004 Plan, M-Flex’s Compensation Committee has the discretion to establish the terms of any specific award granted under the 2004 Plan, including any vesting arrangement and exercise period. In general, options granted to optionees other than non-employee directors will generally vest as to 1/4 of the shares one year after the date of grant and as to 1/48 of the total number of shares each month thereafter. In no event may options granted under the 2004 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of M-Flex’s capital stock).

•	Restricted Share Awards and Restricted Stock Units

Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between M-Flex and each grantee. Shares may be awarded under the 2004 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between M-Flex and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no Cash Consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

•

Nondiscretionary, automatic grants of awards of restricted stock units are made to non-employee directors. A non-employee director who first joins the Board on or after March 21, 2006 will be granted automatically an initial award of restricted stock units equal to 4,000 shares on the date of his or her election to the Board. The initial award vests in equal annual installments over three years, with the first 1/3 of the restricted stock units subject to the initial award vesting on the first anniversary of the date of grant date. Immediately after each of M-Flex’s regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring on March 21, 2006, each non-employee director will be

APP3-18

automatically granted an award of restricted stock units equal to 2,000 shares of the Common Stock, provided the director has served on the Board for at least six months. These restricted stock units will vest on the first anniversary of the date of grant or, if earlier, immediately prior to M-Flex’s next annual meeting of stockholders following the date of grant. Both the initial and annual award of restricted stock units become vested in full if a change of control occurs with respect to M-Flex during the director’s service. Restricted stock units are settled as they vest in shares of the Common Stock or, in M-Flex’s sole discretion, in cash. However, the stock unit award agreement evidencing the award of restricted stock units may provide for settlement of any or all of the vested restricted stock units upon a non-employee director’s termination of service as a member of the Board, or may provide that a non-employee director may elect to defer settlement of any or all vested restricted stock units, in each case in accordance with the terms and conditions of the applicable stock unit agreement.

•

In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the 2004 Plan, including the limitation regarding the total number of shares underlying awards given to an individual participant in any calendar year and the number of restricted stock units automatically granted to outside directors, and other adjustments in order to preserve the benefits of outstanding awards under the 2004 Plan.

•

Generally, if M-Flex merges or engages in a similar type of transaction with or into another corporation, unless outstanding awards are assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity, the vesting or exercisability of outstanding awards may be accelerated by the Compensation Committee.

Options and Restricted Stock Units Granted

Because grants under the 2004 Plan are subject to the discretion of the plan administrator, awards under the 2004 Plan that will be made for the upcoming year are undeterminable, except with respect to the automatic grant of restricted stock units to non-employee directors which are described above. Future exercise prices for options granted under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in M-Flex’s sole discretion, in cash.

As of March 30, 2007, the following persons or groups had in total, received options or restricted stock units under the 2004 Plan as shown in the table. Each option had an exercise price per share equal to the fair market value on the date of grant.

Name and Position	Number of Options	Number of Restricted Stock Units
Richard J. Dadamo, Director	45,000	4,000
Peter Blackmore, Director	30,000	4,000
Sanford L. Kane, Director	45,000	4,000
Huat-Seng Lim, Ph.D., Director	30,000	—
Sam Yau, Director	45,000	4,000
Choon Seng Tan, Director	—	—
Philip A. Harding, Chief Executive Officer and Chairman	115,000	28,000
Reza Meshgin, President and Chief Operating Officer	85,000	23,000
Craig Riedel, Chief Financial Officer	57,000	10,500
Thomas Lee, Executive Vice President of Operations	57,000	13,500
Charles Tapscott, Executive Vice President and Chief Technology Officer	36,000	1,600
All current executive officers as a group (5 persons)	350,000	76,600
All current directors who are not executive officers as a group (6 persons)	195,000	16,000
All employees, including all current officers who are not executive officers, as a group	1,016,000	164,190

APP3-19

Certain Federal Income Tax Consequences

Optionees receiving incentive stock options granted under the 2004 Plan will not recognize income upon grant or exercise of the option under the Internal Revenue Code (the “Code”) unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long- term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

Optionees receiving nonstatutory stock options under the 2004 Plan will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

Subject to certain limitations, M-Flex is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Code.

Any deferrals made under the 2004 Plan, including awards granted under the 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. M-Flex intends to attempt to structure any deferrals and awards under the 2004 Plan to meet the applicable tax law requirements.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to M-Flex. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.

Section 16(A) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, M-Flex’s directors, executive officers and any person holding more than 10% of the Common Stock are required to report their initial ownership of the common stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and

APP3-20

M-Flex is required to identify in this registration statement those persons who failed to timely file these reports. To M-Flex’s knowledge, based solely on a review of such reports furnished to M-Flex and written representations that no other reports were required during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with, except that the December 5, 2005 restricted stock unit grants to the named executive officers were reported on December 8, 2005, and Mr. Kane, a director, filed his report with respect to his purchase and gifting of 100 shares of common stock and Mr. Harding filed his report with respect to the gifting of 6,600 shares in 2004 after the deadlines imposed by the SEC. Furthermore, M-Flex has not received a written representation from the Stark hedge funds and its affiliated funds that it has timely filed all reports required under Section 16(a).

Code of Ethics

M-Flex has adopted a Code of Ethics for Senior Officers, or Code of Ethics, that applies to its CEO, President, CFO and other key management employees (including other senior financial officers) who have been identified by the Board of Directors. M-Flex has also adopted a Code of Business Conduct that applies to all of its employees, officers and directors. A copy of the Code of Ethics is included as Exhibit 14.1 to M-Flex’s Current Report on Form 8-K filed with the SEC on May 24, 2005. Each of the Code of Ethics and Code of Business Conduct may be found on M-Flex’s website at www.mflex.com. M-Flex will post (i) any waiver, if and when granted, to any provision of the Code of Ethics or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics or Code of Business Conduct on its website.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for fiscal 2006 and 2005 and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	2006	2005
Audit Fees (1)	$1,675,000	$1,025,789
Audit Related Fees (2)	265,943	—
Tax Fees (3)	560,174	511,057
All Other Fees	—	—

Total	$2,501,117	$1,536,846

(1)	Audit fees in fiscal 2006 consisted of fees paid for the annual audit, the Sarbanes-Oxley 404 audit, quarterly reviews, and review of this registration statement. Audit fees in fiscal 2005 consisted of fees paid for the annual audit, Sarbanes-Oxley 404 audit and quarterly reviews.
(2)	Audit-related fees in fiscal 2006 consisted of fees paid for services rendered in connection with due diligence assistance in Singapore with the potential MFS acquisition in February and March 2006.
(3)	Tax fees related to compliance with Federal, State, local and foreign tax regulations as well as tax return preparation services were $112,275 and $99,380 for the years ended September 30, 2006 and 2005, respectively. Tax fees related to assistance provided with respect to the review and audit of tax matters by government agencies and tax authorities, including consultations on technical tax matters were $447,899 and $411,677 for the years ended September 30, 2006 and 2005, respectively.

Pre-Approval Policies and Procedures

It is M-Flex’s policy that all audit and non-audit services to be performed by its principal independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of M-Flex’s principal independent registered public accounting firm to perform any

APP3-21

service that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of M-Flex’s principal independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the principal independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by M-Flex’s principal independent registered public accounting firm only when it will be more effective or economical to have such services provided by the independent registered public accounting firm. The Audit Committee has granted Mr. Kane, Chairman of the Audit Committee, the discretion to determine whether non-audit services proposed to be performed by PricewaterhouseCoopers LLP require the review of the entire Audit Committee, and in any situation where he deems it appropriate, Mr. Kane, acting alone, has been granted authority by the Audit Committee to negotiate and approve the engagement and/or terms of any non-audit service for M-Flex by PricewaterhouseCoopers LLP within the guidelines mentioned above. Mr. Kane reports regularly to the Audit Committee on any non-audit services he approves pursuant to such authority. During the fiscal year ended September 30, 2006, all audit and non-audit services performed by M-Flex’s principal independent registered public accounting firm were approved in advance by the Audit Committee, or by Mr. Kane on behalf of the Audit Committee.

Legal Proceedings

From time to time, M-Flex may be party to lawsuits in the ordinary course of business. In light of (1) the Special Committee’s and the Board of Directors’ change in recommendation and (2) M-Flex’s belief that the transaction could be approved by stockholders who, in the case of WBL would be voting contrary to its fiduciary duties under Delaware law and in the case of the Stark hedge funds would be voting without disclosing their ownership interest in MFS, M-Flex commenced litigation against its majority stockholder—WBL, as well as the Stark hedge funds—seeking, among other things, to require WBL to vote against the transaction and to enjoin the Stark hedge funds from voting their shares without disclosing their ownership interest in MFS.

On October 11, 2006, M-Flex filed suit in the U.S. District Court for the Central District of California against the Stark hedge funds asserting claims for violation of Section 13(d) of the Securities Exchange Act of 1934 in connection with the Stark hedge funds’ SEC filings and undisclosed market activities and stock positions with respect to M-Flex common stock. We amended our initial complaint on November 1, 2006. The amended complaint sought a declaration that the Stark hedge funds are in violation of the federal securities laws and sought an injunction to enjoin the Stark hedge funds from voting their M-Flex shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws. On December 4, 2006, the court granted this motion and gave M-Flex until December 26, 2006 to amend its complaint against them. M-Flex determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them was dismissed.

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court of the State of Delaware against M-Flex, M-Flex’s Special Committee and Philip A. Harding asserting claims for declaratory and

APP3-22

injunctive relief, as well as damages. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

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APPENDIX 4

GENERAL INFORMATION ABOUT MFS

The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Report for the years ended September 30, 2006 and 2005, MFS quarterly information for the quarter ended December 31, 2006, and MFS’ website. In order to better ascertain the condition of MFS’ business, M-Flex has made numerous requests for financial and business information from MFS. Despite M-Flex’s multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. MFS cites as reasons for its failure to provide information, its obligation under Singapore law not to disclose price sensitive information as well as its need to maintain the confidentiality of commercially sensitive information.

Background

MFS commenced operations in 1989 as a private company. In connection with its initial public offering, the holding company, the shares of which are the subject of the Offer, was incorporated in Singapore in November 2000. It changed its name ultimately to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited where its shares continue to be traded under the symbol “MFS Tech.” MFS is headquartered in Singapore and as of March 30, 2007 had approximately 2,900 employees.

MFS’ manufacturing facilities are located in Singapore, China and Malaysia. MFS’ core business is the design, manufacture and distribution of flexible printed circuits, or FPCs, and rigid printed circuit boards, or rigid PCBs and turnkey component and assembly services for FPCs.

Since its inception in 1989, MFS has developed capabilities in the design, manufacture and distribution of FPCs and rigid PCBs and provides turnkey component assembly services for FPCs. In addition, MFS provides value-added services such as application engineering expertise to develop specialized FPCs. In 1999, the operating company, MFS (Singapore) Pte Ltd, or MFS Singapore, was awarded the International Automotive Sector Group’s QS9000 quality assurance certification by Singapore’s Productivity and Standards Board a quality standard required by leading automobile makers in the automotive industry like General Motors, Ford and DaimlerChrysler. In 2000, MFS Singapore was awarded the ISO9002 quality assurance certification by Anglo Japanese American Registrars for the manufacture and assembly of single-sided, double-sided, multi-layer plated through-hole FPCs and rigid flex. In the same year, MFS, through its subsidiary MFS Singapore acquired a 65% interest in MFS Technology (PCB) Co. Ltd, or MFS-PCB, formerly known as WGC Circuits Co Ltd, held by United Circuits Hong Kong Ltd, or UCL, and Wearnes Technology Pte. Ltd., or WT, for a purchase consideration of S$7.84 million which was satisfied by the issuance of, in aggregate, 700,000 new shares in the capital of MFS Singapore. The remaining 35% of MFS-PCB continues to be held by Great Wall Information Industry Co. Ltd.

Over the last 12 years, MFS has through organic growth and strategic investments in joint ventures built up its capabilities ranging from the design, manufacture and distribution of FPCs and rigid PCBs, to the provision of turnkey component assembly services for FPCs. As part of MFS’ provision of design services, MFS also provides value-added services like application engineering services in respect of FPCs to meet MFS customers’ requirements. Today, with MFS’ headquarters in Singapore, three manufacturing locations in Singapore, China and Malaysia, and a staff strength of approximately 2,900 employees (as of March 30, 2007), MFS customers include multi-national corporations and local customers spread throughout its primary markets of USA, Europe and Asia Pacific.

APP4-1

Core Business

MFS’ highly experienced team brings to its customers program management from inception to delivery. MFS ensures their customer’s time-to-market needs, with support that includes:

•	Application engineering services;

•	Circuit design and layout routing;

•	Manufacturing of prototype samples;

•	Manufacturing of high volume production parts;

•	Turnkey component assembly service; and

•	In-house and third party product reliability testing.

MFS’ Vision

MFS strives to be a global one-stop interconnect solutions provider that specializes in design, manufacture and assembly of a broad range of flexible printed circuit products at a lower price and faster than its competitors.

As FPCs and PCBs are an integral part of almost all electronic products, the demand for FPCs and rigid PCBs is therefore directly linked to the demand for electronic products in general. The applications for electronic components have proliferated in the last few years and the electronic products assembled nowadays are used not only for the computers and computer peripherals industry but also used widely in areas like telecommunications, automotive, industrial equipment, energy and consumer electronics as well as high end precision instruments used in photography, healthcare, avionics and military applications.

Customers

MFS has built-up a diverse customer base comprising more than 100 original equipment manufacturers and contract manufacturers covering industries such as telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment as well as the defense industries. Its customers include well-known multi-national corporations. To better serve its global customers in its major markets of U.S., Europe and Asia Pacific, MFS has put in place an established global marketing network of sales offices and appointed sales representatives.

Board of Directors

Cham Tao Soon was appointed to MFS’ board of directors on January 20, 2007, and is currently serving as Chairman. He is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Nominating Committee and is a member of the Remuneration Committee. Dr. Cham has been on the board of directors of WBL since 1985 and was last re-elected in 2005 as an independent and non-executive director. He is also Chairman of WBL’s audit committee and a member of the nominating and remuneration committees. For more than 24 years until 2002, he was the President of Nanyang Technological University. Dr. Cham is currently the Chairman Natsteel Ltd and Singapore Symphonia Co Ltd, and is Deputy Chairman of Singapore Press Holdings Ltd. Further, Dr. Cham serves as a director at United Overseas Bank Ltd and is a board member of the Land Transport Authority as well as a member of the Council of Presidential Advisers. Dr. Cham received his Bachelor of Engineering degree from the University of Malaya (Honors) and his Bachelor of Science degree from University of London (Honors). Dr. Cham obtained his Ph.D. from Cambridge University. Dr. Cham holds several honorary degrees from such universities as the University of Strathclyde, the University of Surrey, Loughborough University and Soka University. Dr. Cham is a fellow of the Institution of Engineers (Singapore), the Institution of Mechanical Engineers (UK), and the Royal Academy of Engineering (UK). Dr. Cham was also awarded a Public Administration Medal and the Distinguished Service Order.

APP4-2

Pang Tak Lim is MFS’ Managing Director and is a member of MFS’ Special Committee. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. He has been a director of MFS Technology (S) Pte Ltd since January 1995. He has more than 31 years of experience in the electronics industry, of which 25 years were spent in the PCB and related industries. Prior to joining Wearnes Technology in 1990 as its Operations Manager, Mr. Pang was the Operations Manager for a year for CTS Corporation, which is involved in the manufacture of oscillators and hybrid circuits. He has also worked for two major PCB plants in Singapore from 1978 to 1989, namely Motorola Electronics Pte Ltd and Printed Circuits International Inc. where he was responsible for both companies’ overall manufacturing operations. Mr. Pang was the General Manager of MFS Technology (S) Pte Ltd from 1993 to 1996 before assuming the position of Managing Director in 1997. He is also the director of MFS Technology (M) Sdn Bhd, MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd. Mr. Pang holds an honors degree from the University of Singapore, majoring in Chemistry.

Reggie Thein is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Audit Committee and a member of the Remuneration Committee and of MFS’ Special Committee. He is a director of several SGX listed and private companies. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. Mr. Thein spent 37 years with Coopers & Lybrand, the legacy firm of PricewaterhouseCoopers and retired from the firm as a Senior Partner in 1999. He was a Vice Chairman of Coopers & Lybrand and the Managing Director of its management consulting services firm from its inception in 1972 until its global integration in the world firm in 1995. Mr. Thein is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the Institute of Certified Public Accountants of Singapore. He is also a member of the governing council of the Singapore Institute of Directors and is active in promoting and advancing the practice of corporate governance in Singapore. Mr. Thein was awarded the Public Service Medal by the President of Singapore in 1999.

Sin Boon Ann is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Nominating Committee and a member of the Audit Committee and of MFS’ Special Committee. He is currently a director of Drew & Napier LLC. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 18, 2006. He has been with Drew & Napier LLC since 1992. Mr. Sin is principally engaged in corporate finance, banking, joint ventures, investments and acquisitions, and he participated in the establishment of Drew & Napier LLC’s Hanoi Office. Prior to joining Drew & Napier LLC, Mr. Sin taught at the Faculty of Law at the National University of Singapore from 1987 to 1992. He is also a Member of Parliament for Tampines Group Representation Constituency (GRC). Mr. Sin received his Bachelor of Arts and Bachelor of Laws (Honors) degrees from the National University of Singapore and his Master of Laws from the University of London.

Alexander Chan Meng Wah is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Remuneration Committee and a member of the Nominating Committee. He is currently an Executive Director of MMI Holdings Ltd., an entity whose principal activity is contract manufacturing. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 19, 2006. Mr. Chan also serves as director on various publicly listed and private companies. He is the Chairman of the Singapore Sports Council and participates in other public sector bodies. He was appointed as a Nominated Member of Parliament on January 12, 2005 in the 10th Singapore Parliament. Mr. Chan holds a Bachelor of Electrical Engineering (Hons) degree from University of Singapore and a Master of Business Administration degree from the University of California, Los Angeles.

Soh Yew Hock is a non-executive and non-independent director (as determined under the rules of the SGX-ST). He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 19, 2006. He is currently the Group Managing Director & CEO of Wearnes International (1994) Limited and is also a director of WBL Corporation Limited and is also a director of Asia Dekor Holdings Limited. His wide experience in commerce and industry includes positions as Chief Financial Officer and Head of Corporate Affairs. Mr. Soh is a graduate of the University of Singapore (Accountancy) and the Advanced Management Program of Harvard University. He is a fellow member of CPA (Australia), CPA (Singapore) and CIM (U.K.).

APP4-3

Lester Wong is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Audit Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 26, 2005. He is currently the Chief Financial Officer of WBL Corporation Limited. Prior to joining WBL in 1995, Mr. Wong was a Senior Investment Officer at the Singapore office of the Investment Company of the People’s Republic of China in 1994. Mr. Wong spent four years with Coopers & Lybrand, a legacy firm of PricewaterhouseCoopers, first as a senior auditor in Coopers & Lybrand’s Los Angeles office between 1988 to 1990 and then as a senior consultant in Coopers & Lybrand’s management consulting services firm in Singapore between 1992 to 1994. He holds an MBA degree from the University of Chicago and is a member of the Institute of Certified Public Accountants of Singapore.

Committees

Certain functions have been delegated by MFS’ board of directors to three subcommittees (Audit, Nominating and Remuneration Committees). The Chairman of the respective subcommittees report the outcome of the subcommittee meetings to MFS’ board of directors. Matters that are specifically reserved for MFS’ full board of directors to decide are those involving a conflict of interest for a substantial shareholder or a director, material acquisitions and disposal of assets, corporate or financial restructuring and share issuances, dividends and other returns to shareholders and matters that require board approval.

MFS’ board of directors conducts scheduled meetings on a quarterly basis. Ad-hoc meetings are convened when circumstances require.

The attendance of directors at meetings of MFS’ board of directors and subcommittees is as follows:

Attendance Record of MFS’ Board of Directors and Subcommittees for Fiscal Year 2006

Name of Directors	Board		Audit Committee		Remuneration Committee		Nominating Committee		Special Committee
	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings*	Attendance	No. of meetings	Attendance
Chris Yong**	10	10	—	—	—	—	—	—	—	—
Pang Tak Lim	10	10	—	—	—	—	—	—	23	23
Reggie Thein	10	10	4	4	1	1	—	—	23	23
Alexander Chan	10	9	—	—	1	1	—	—	—	—
Sin Boon Ann	10	10	4	3	—	—	—	—	23	23
Soh Yew Hock	10	9	—	—	1	1	—	—	—	—
Lester Wong	10	10	4	4	—	—	—	—	—	—

*	As a result of the Offer from M-Flex, all Nominating Committee meetings were postponed pending the outcome of the transaction.
**	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.

MFS’ board of directors, comprising a total of seven directors, includes six non-executive directors, three of whom are independent. Mr. Pang Tak Lim, the Managing Director is the only executive who is a member of MFS’ board of directors. The directors are professionals in the fields of engineering, law, finance and accounting. Together they bring a wide range of technical skills and relevant experience to MFS. The strong independent element on the board of directors ensures that it is able to exercise objective and independent judgment on corporate affairs. This is to ensure that there is effective representation for shareholders, and those issues of strategy, performance and resources are fully discussed and examined to take into account long-term interest of shareholders, employees, customers, suppliers and the many committees in which MFS conducts its business.

APP4-4

Chairman and Managing Director

There is a division of responsibility between the Chairman and the Managing Director. The Chairman bears responsibility for the workings of MFS’ board of directors, the governance process of the board of directors, setting regular board meetings, and setting the board meeting agenda in consultation with the Managing Director. The Chairman reviews most board papers before they are presented to the board of directors and ensures that board members are provided with adequate and timely information. The Managing Director is the most senior executive in MFS and is responsible for strategic goals and day-to-day management of MFS.

Nominating Committee

The Nominating Committee comprises three directors, namely, Mr. Sin Boon Ann, Mr. Alexander Chan Meng Wah and Dr. Cham Tao Soon. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Alexander Chan Meng Wah are independent directors. The scope and responsibilities of the Nominating Committee include:

•	identifying, reviewing and recommending candidates or nominations for appointments and reappointments of directors, senior executive staff and the members of the various committees;

•	reviewing the board structure, size and composition and making recommendations to the board with regard to any adjustments that are deemed necessary;

•	reviewing the strength and assessing the effectiveness of the board as a whole;

•	determining on an annual basis the independent status of directors;

•	making recommendations to the board for the continuation (or not) in services of any director who has reached the age of 70;

•	deciding whether or not a director is able to and has been adequately carrying out his duties as a director of MFS, particularly when he has multiple board representations; and

•	overseeing the management, development and succession planning of MFS.

Under Article 94 of the Articles of Association of MFS, one-third of MFS’ directors (or if their number is not a multiple of three, the number nearest to but not less that one-third) shall retire from office by rotation. The Nominating Committee determines the independence of MFS’ directors annually in accordance with the guidelines set out in the Singapore Companies Code and is of the opinion that MFS’ board of directors is able to exercise objective judgment on corporate affairs independently and that the board’s decision-making process is not dominated by any individual or small group of individuals. The Nominating Committee assesses and recommends to the board whether the retiring directors are suitable for re-election. The Nominating Committee considers that the multiple board representations held presently by the directors do not impede their performance in carrying out their duties to MFS.

MFS’ Nominating Committee is of the view that MFS’ board of directors comprises persons whose diverse skills, experience and attributes match the demands facing MFS. MFS’ Nominating Committee is also of the view that the current board size of seven is appropriate, taking into account the nature and scope of MFS’ operations. In evaluating the performance of MFS’ board of directors, the Nominating Committee implements a self-assessment process that requires each director to submit the assessment based on the performance of the board of directors during the year under review. This self-assessment process takes into consideration, inter alia, board composition, maintenance of independence, board information, board process, board accountability, and communication with top management and standard of conduct. The Nominating Committee also considers other performance criteria as set out in the Singapore Companies Code, including the performance of MFS. MFS’ Nominating Committee is of the opinion that the board’s independence thus far has been maintained, and is not convinced that the board needs to go into peer evaluation in 2006.

APP4-5

Audit Committee

The Audit Committee comprises three members, namely Mr. Reggie Thein, Mr. Sin Boon Ann and Mr. Lester Wong. Mr. Reggie Thein (Chairman of the Audit Committee) and Mr. Sin Boon Ann are independent directors. The Audit Committee meets regularly to perform the following functions:

•

recommending to MFS’ board of directors the external auditors to be nominated, and approving the compensation of the external auditors. It also reviews the scope and results of the audit, its cost-effectiveness, and the independence and objectivity of the external auditors;

•	reviewing with the internal auditors, external auditors and management, the significant risks or exposures that exist and the steps management have taken to manage such risks to MFS;

•	reviewing quarterly and full year financial statements for submission to the board for its approval;

•	reviewing with the Chief Financial Officer and external auditors at the completion of the quarterly and full year the financial results and audit issues of the group:

•	any significant findings and recommendations of the external auditors together with management’s responses thereto;

•	any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

•	the external auditor’s reports;

•	evaluating the assistance given by management and the staff of MFS to the external and internal auditors, including any concerns encountered during the course of audit;

•	reviewing interested person transactions falling within the scope of Chapter 9 of the Singapore Listing Manual;

•	reviewing quarterly and full year financial statements for submission to the board for its approval; and

•	considering legal and regulatory matters that may have a material impact on the financial statements, related exchange compliance policies and reports received from regulators.

In performing its functions, the Audit Committee:

•	had outsourced its internal audit function to Ernst & Young;

•	had full access to and assistance of the management and the discretion to invite any director and executive officer to attend its meetings;

•	had been given reasonable resources to enable it to discharge its functions properly; and

•	had the express powers to conduct or authorize investigation into any matters within its terms of reference.

The scope of MFS’ internal auditors is to:

•	review the effectiveness of the internal controls of MFS and its subsidiaries;

•	provide assurance that key business issues and operational weaknesses are identified and managed;

•	ensure internal controls are in place and functioning as intended; and

•	ascertain if operations are conducted in an effective and efficient manner.

MFS’ internal auditors report primarily to the Audit Committee Chairman on audit matters and to the Managing Director and MFS’ management on administrative matters.

APP4-6

Minutes of the Audit Committee meetings are regularly submitted to MFS’ board of directors for its information and review. The Audit Committee meets with the external and internal auditors, without the presence of MFS’ management, at least once a year.

The Audit Committee has conducted an annual review of non-audit services provided by the external auditors for the financial year ended 2006 to satisfy itself that the nature and extend of such services will not prejudice the independence and objectivity of the external auditors. Based on internal and management controls in place, MFS’ Audit Committee believes that there are adequate internal controls in MFS.

Remuneration Committee

The Remuneration Committee comprises three members, namely Mr. Alexander Chan Meng Wah, Mr. Reggie Thein and Dr. Cham Tao Soon. Mr. Alexander Chan Meng Wah (Chairman of the Remuneration Committee) and Mr. Reggie Thein are independent directors. The Remuneration Committee’s responsibilities include:

•	recommending a framework of executive remuneration for the board and key executives;

•	reviewing and recommending to the board the remuneration packages and terms of employment of the Managing Director and senior executives of MFS; and

•	administering and recommending to the board the grant of options in respect of the MFS Share Option Scheme.

There is a formal and transparent procedure for fixing the remuneration packages of individual directors. No director is involved in deciding his own remuneration. In addition to the Remuneration Committee’s responsibilities as stated above, the Remuneration Committee is also responsible for reviewing and recommending to the board, the remuneration packages for all directors, taking into account the current market circumstances and the need to attract directors of experience and good standing. The proceedings of the Remuneration Committee in relation to remuneration matters are minuted. As part of its review, the Remuneration Committee will cover all aspects of remuneration including but not limited to directors’ fees, salaries, allowances, bonuses, options and benefits-in-kind. The Remuneration Committee and MFS’ board of directors are of the view that the remuneration of the directors is adequate but not excessive in order to attract, retain and motivate them to run MFS successfully.

Non-executive directors, including MFS’ Chairman, have no service contracts. The Managing Director’s contract has been renewed for a further three years commencing from October 1, 2004. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

APP4-7

The performance-related elements of the Managing Director’s remuneration form a significant portion of his Fiscal Year 2006 package. The Managing Director’s remuneration package includes a variable bonus element, which is performance-related, and share options, which have been designed to align his interests with those of the shareholders. It also includes a discretionary bonus over and above the performance bonus to be determined by the Remuneration Committee and recommended to MFS’ board of directors.

Remuneration Band & Name of Directors*	Fees** (%)	Salary*** (%)	Bonus*** (%)	Other Benefits* (%)	Total (%)
S$750,000 to S$999,999	—	—	—	—	—
S$500,000 to S$749,999 Pang Tak Lim	6	49	42	3	100
S$250,000 to S$499,999	—	—	—	—	—
Below S$250,000
Reggie Thein	100	—	—	—	100
Chris Yong Yoon Kwong****	100†	—	—	—	100†
Alexander Chan Meng Wah	100	—	—	—	100
Sin Boon Ann	100	—	—	—	100
Soh Yew Hock	Nil‡	—	—	—	Nil‡
Lester Wong	Nil‡	—	—	—	Nil‡

*	excluding share options which are described in MFS’ Annual Report.
**	these fees are subject to approval by shareholders as a lump sum at the AGM.
***	the salary and bonus are inclusive of allowances and Central Provident Fund.
****	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.
†	Effective from July 31, 2006, MFS’ Chairman has resigned from the Wearnes Group. Therefore pro-rata fees for Fiscal Year 2006 will be paid to him for the months of August and September 2006.
‡Nil	Nominee directors have not be paid individual directors’ fees since Fiscal Year 2005.

The Remuneration Committee ensures that the remuneration package of employees related to executive directors and controlling shareholders of MFS are in line with MFS’ staff remuneration guidelines and commensurate with their respective job scope and level of responsibilities. The aim of the Remuneration Committee is to motivate and retain such executives and ensure that MFS’ is able to attract the best talent in the market in order to maximize shareholders’ value.

MFS does not have employees who are immediate family members of a director or Managing Director.

The Remuneration Committee administers the MFS Share Option Scheme, which was established on December 28, 2001 in accordance with the rules as approved by the shareholders. Apart from the existing MFS Share Option Scheme, the Remuneration Committee has engaged a compensation consultant to review, design and recommend the possible adoption and implementation of a performance related share plan (PSP) and restricted share plan to strengthen its long-term incentive program. The Remuneration Committee had decided on a combination of the existing MFS option scheme and PSP. The legal framework for PSP would have to be established and approval required from SGX and shareholders on the implementation of the PSP commencing from Fiscal Year 2006.

One of the pre-conditions to the making of the conditional voluntary offer by M-Flex states that MFS shall not have announced or entered into any Material Transaction. Material Transaction is defined to include any issue of shares and the grant of options. ESOS grant and PSP has been temporary suspended or placed on hold by the Remuneration Committee.

APP4-8

Special Committee

MFS’ Special Committee comprises three members, namely Mr. Pang Tak Lim, Mr. Sin Boon Ann and Mr. Reggie Thein. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Reggie Thein (Chairman of the Audit Committee) are independent directors.

MFS’ Special Committee was formed to consider matters related to or arising out of the proposed pre-conditional offer by M-Flex to acquire all the outstanding shares of MFS.

Communication with MFS Shareholders

The results and other relevant information on MFS, are disseminated via SGXNET and are also available on the MFS’ website that are linked to both the English and Chinese contents of its investor relations. MFS also holds analysts briefing in conjunction with the release of its half-year and full-year results.

MFS has adopted quarterly results reporting since October 1, 2003 (Fiscal Year 2004). MFS does not practice selective disclosure. Price sensitive information is first publicly released before MFS meets with any group of investors or analysts. Results are announced within the mandatory period.

Due to the Pre-Conditional Offer made by M-Flex, analyst briefing and meeting with financial institutions have been suspended till further notice.

All shareholders of MFS will receive the Annual Report and notice of AGM within the mandatory period. The MFS Articles permit a shareholder to appoint one or two proxies to attend and vote in his stead. MFS has not amended its Articles to provide for absentee voting methods, which call for elaborate and costly implementation of a foolproof system, the need for which does not arise presently.

Each item of special business included in the notice of the general meetings is accompanied, where appropriate, by an explanation for the proposed resolution. Separate resolutions are proposed for each separate issue at the meeting.

The Chairpersons of the audit, nominating and remuneration committees are present and available to address questions relating to the work of their respective Board committees at general meetings.

Key Management

Peter Tan is MFS’ Chief Financial Officer. He is responsible for the financial, accounting and administrative functions of MFS. Mr. Tan is a Certified Public Accountant with more than 19 years of experience in commercial and corporate consulting, relating mainly to statutory compliance, listing requirements, financial reporting and corporate restructuring for private and public companies in Australia, Singapore and Indonesia. Prior to joining MFS in March 2001, he was the Financial Controller of OCBC Wearnes & Walden Management (Singapore) Pte Ltd from June 2000 to February 2001 and the Chief Financial Officer of Pacific Silica Pty Ltd from March 1998 to May 2000. Mr. Tan holds a Bachelor of Commerce degree, majoring in Accounting and Management from the University of Western Australia. He is a member of the CPA (Australia), Australian Institute of Management and Institute of Certified Public Accountants of Singapore.

Choo Teck Leong is the Group General Manager (Flex Division) of MFS Technology (S) Pte Ltd. Mr. Choo has more than 23 years of experience in the field of manufacturing, especially in chemical processing industries. Prior to joining MFS in August 1989 as a Production Manager, he worked for Texas Instrument Corporation from 1978 to 1979 as a Process Engineer, Degussa Electronics Pte Ltd, a PCB manufacturer from 1980 to 1984 as Chemical Engineer, Albright and Wilson Asia Trading Pte Ltd, a company engaged in trading of specialty chemicals from 1984 to 1987 as Technical Sales Executive and Motorola Electronics Pte Ltd from 1987 to 1989

APP4-9

as Engineering Group Leader. He is currently responsible for the overall manufacturing operations of MFS’ three FPC plants in Singapore, Malaysia and China. He played a key role in the setting up of the Malacca plant and is also responsible for providing engineering support to the Malacca facility. He holds a chemical engineering degree from the University of Singapore.

Tan Kheng Wah is MFS’ General Manager of Business Support, in charge of the sales and marketing teams responsible for overall business support. This includes the management of transition of new projects into mass production, schedules management and overall marketing risk management. Prior to joining MFS in January 1991 as a Sales Executive, he was a Senior Officer responsible for material planning and control in CTS Singapore Pte Ltd from 1988 to 1990 and Production Supervisor for PCB manufacturing in Motorola Electronics Pte Ltd from 1986 to 1988, both of which are key players in the local PCB and related industries. He joined MFS as a Sales Executive in 1991 and was promoted to Program Manager in 1994. As Program Manager, his job scope was widened to include application engineering and management of prototype samples. In January 2000, Mr. Tan was promoted to his current position. He holds a diploma in Mechanical Engineering and a graduate diploma in Business Administration from the Singapore Institute of Management.

Gilbert Rodrigues is MFS’ Director of Business Development and is in charge of the marketing and business development teams. He is responsible for the identification and development of new businesses. He joined MFS in May 1991 as a Materials Control Executive and was promoted to Assistant Quality Assurance Manager in 1993. He was promoted to Program Manager in the sales and marketing department in 1994 and in January 2000, he was promoted to his current position. Prior to joining MFS, he worked as a Production and Inventory Control and Sales Administrator in Motorola Electronics Pte Ltd. He holds a Bachelor of Science degree from the University of Louisiana.

Li Xiaoming is the General Manager of MFS Technology (Hunan) Co Ltd / MFS Technology (PCB) Co Ltd. He has 14 years of experience in PCB manufacturing. Prior to joining MFS Technology (PCB) Co Ltd in February 1990, he worked in Hunan Long Island Circuits Company Limited as an Engineering Manager for three years. The company was principally engaged in the manufacture of PCBs. He was appointed as Vice General Manager of MFS Technology (PCB) Co Ltd in 1994 and was promoted to General Manager of WGC in 1997 and assumed the General Manager role in MFS Technology (Hunan) Co Ltd in 2004. Mr. Li holds a Bachelor in Chemistry degree from the University of Technology, Changchun, PRC.

Ronnie Chin was promoted to his current position of Technical Director in December 2004. He joined MFS in August 1993 as MFS’ Process and Development Engineer and was promoted to Process and Development Engineering Manager in February 1999. He became R&D Manager in July 2000 when an independent R&D department was spun off from the Process Engineering department. Prior to joining MFS, he worked as a Research Assistant for three years in the National University of Singapore conducting biomedical engineering research, in collaboration with the National University Hospital. He was instrumental in developing several new processes for FPC manufacturing and the setting up of an automated assembly department for MFS Technology (S) Pte Ltd. Mr. Chin holds a mechanical engineering degree from the National University of Singapore.

Chen Chee Ming was promoted to his current position of General Manager (Manufacturing) of MFS Technology (M) Sdn Bhd in April 2002. Mr. Chen is responsible for the production, materials, engineering and maintenance functions in MFS Technology (M) Sdn Bhd. Prior to joining MFS in May 2000 as a Production & Material Control Manager, he worked as a Production Manager in KESM industry, Malaysia, a member of Sunright Group and Production Manager for liquid crystal display manufacturing in Vikay Technology (M) Sdn Bhd from 1988 to 1999 responsible for production, materials and process engineering functions. He holds a diploma in General Management from the Malaysia Institute of Management.

APP4-10

Beneficial Ownership of Officers, Directors and 5% Stockholders of MFS

The following table sets forth certain information from MFS as of March 30, 2007 as to shares of the common stock beneficially owned by: (i) each person who is known by MFS to own beneficially more than 5% of MFS outstanding shares, (ii) each of MFS’ executive officers, (iii) each of MFS’ current directors, and (iv) all of MFS’ directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 658,729,497 shares outstanding as of March 30, 2007.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Shareholders Owning more than 5% of the Outstanding Shares:
Wearnes Technology (Private) Limited	364,506,000	55.3%
Raffles Nominees Pte Ltd(1)	102,892,000	15.6%
DB Nominees (S) Pte Ltd	54,001,000	8.2%
Citibank Noms S’pore Pte Ltd	32,383,000	4.9%
Directors and Executive Officers:
Pang Tak Lim(2)	8,113,500	1.2%
Lester Wong	750,000	*
Chan Tao Soon
Chris Yong Yoon Kwong**	75,000	*
Reggie Thein	75,000	*
Sin Boon Ann	75,000	*
Soh Yew Hock	—	—
Alexander Chan Meng Wah	75,000	*
All current directors and executive officers as a group (7 persons)	9,163,500	1.4%

*	Less than 1%
**	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.

(1)	Stark Master Fund owned 32,075,000 shares of MFS as of September 5, 2006 through Credit Suisse Sec (EUR). Credit Suisse Sec (EUR) owns such shares through Raffles Nominees Pte Ltd.
(2)	Includes 796,000 shares subject to options held by Mr. Pang Tak Lim; however the option vesting schedule has not been provided to M-Flex by MFS.

Executive Compensation

MFS’ key management’s remuneration include fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by MFS, and where MFS did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	2006 (S$’000)	2005 (S$’000)
Directors’ fees	330	192
Key management’s remuneration
Directors of MFS	617	782
Other key management	606	558

APP4-11

The table below shows the range of gross remuneration of the top five executives (executives who are not directors) in bands of S$250,000:

Number of Key Executives of MFS in the Remuneration Band	2006	2005
S$500,000 & above	—	—
S$250,000 to S$499,999	2	—
Below S$250,000	3	5

The aggregate number of share options granted to an executive director of MFS during the fiscal year 2006 was 0 (2005: 400,000). The share options were given on the same terms and conditions as those offered to other employees of MFS. The outstanding number of share options granted to the executive director of MFS at the end of the fiscal year 2006 was 0 (2005: 796,000).

Subsidiaries

MFS has one direct wholly owned subsidiary, MFS Technology (S) Pte Ltd. MFS Technology (S) Pte Ltd. in turn directly owns:

•	100% of the outstanding capital stock of each of MFS Technology (M) Sdn Bhd and Flex Solutions (S) Pte Ltd, and

•

65% of the outstanding capital stock of each of MFS Technology (PCB) Co Ltd, or MFS-PCB, and MFS Technology (Hunan) Co Ltd., or HMFS. The remaining 35% ownership interest in MFS-PCB and HMFS is held by Great Wall Information Industry Co Ltd, or GWI, a company incorporated in the People’s Republic of China. Each of these subsidiaries is controlled by a five person board of directors, of which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board.

Properties

MFS’ corporate headquarters are located in Singapore, and its manufacturing facilities are located in Singapore, Malaysia and the People’s Republic of China. The following is a summary of MFS’ principal activities and its business locations:

Principal Activities	Place of Business

MFS Technology Ltd—investment holding company	Singapore

MFS Technology (S) Pte Ltd—manufacture and marketing of flexible printed circuits and associated assembly	Singapore

Flex Solutions (S) Pte Ltd—marketing of flexible printed circuits	Singapore

MFS Technology (M) Sdn Bhd—manufacture of flexible printed circuits and associated assembly	Malaysia

MFS Technology (PCB) Co Ltd—manufacture and marketing of printed circuit boards	People’s Republic of China

MFS Technology (Hunan) Co Ltd—manufacture of printed circuits and associated assembly	People’s Republic of China

APP4-12

APPENDIX 5

SELECTED FINANCIAL INFORMATION REGARDING M-FLEX

M-Flex’s selected consolidated financial data set forth below is qualified by reference to, and should be read in conjunction with, “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended September 30, 2006 and its Quarterly Report in Form 10-Q for the three months ended December 31, 2006 and incorporated by reference in this Offer Document/Prospectus. The selected consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006 and selected consolidated balance sheet data as of September 30, 2005 and 2006 are derived from audited consolidated financial statements included such annual report or included in this Offer Document/Prospectus. The selected consolidated balance sheet data as of September 30, 2002, 2003 and 2004 and selected consolidated statement of operations data for the years ended September 30, 2002 and 2003 were derived from audited consolidated financial statements summarized in “Selected Consolidated Financial Data” in such annual report. The unaudited operating results for the three months ended December 31, 2005 and 2006 and as of December 31, 2006 are derived from unaudited interim condensed consolidated financial statements of M-Flex included in such quarterly reports. The operating results of the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. M-Flex’s management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented.

	Year Ended September 30,					Three Months Ended December 31,
	2002	2003	2004	2005	2006	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)					(unaudited)
Consolidated Statements of Operations Data:
Net sales	$110,537	$129,415	$253,049	$357,090	$504,204	$139,733	$123,887
Cost of sales	90,553	107,418	197,412	277,202	413,156	106,361	108,880

Gross profit	19,984	21,997	55,637	79,888	91,048	33,372	15,007
Operating expenses
Research and development	123	196	284	883	2,035	460	589
Sales and marketing	4,880	5,621	7,649	8,783	9,233	2,447	2,558
General and administrative	7,131	8,473	11,285	17,587	22,231	5,329	6,966

Total operating expenses	12,134	14,290	19,218	27,253	33,499	8,236	10,113

Operating income	7,850	7,707	36,419	52,635	57,549	25,136	4,894
Other (income) expense, net
Interest (income) expense, net	100	310	468	(514)	(1,257)	(281)	(233)
Other (income) expense, net	189	525	100	(378)	229	(41)	(124)

Income before provision for income taxes	7,561	6,872	35,851	53,527	58,577	25,458	5,251
Provision for income taxes	(2,594)	(2,295)	(10,145)	(16,361)	(18,220)	(8,126)	(1,598)

Net income	$4,967	$4,577	$25,706	$37,166	$40,357	$17,332	$3,653

Net income per share:
Basic	$0.42	$0.39	$1.33	$1.57	$1.66	$0.72	$0.15

Diluted	$0.42	$0.38	$1.27	$1.51	$1.59	$0.69	$0.14

Shares used in calculating net income per share:
Basic	11,720,295	11,720,295	19,310,044	23,603,935	24,353,854	24,207,081	24,452,611

Diluted	11,763,885	11,978,610	20,306,842	24,593,998	25,315,548	25,199,873	25,210,346

APP5-1

	As of September 30,					As of December 31, 2006
	2002	2003	2004	2005	2006
	(in U.S. Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$4,349	$5,211	$16,631	$38,253	$24,460	$21,916
Total assets	59,783	98,729	189,998	259,600	327,045	340,269
Working capital	17,268	17,656	78,961	108,126	129,444	127,786
Long-term debt	—	4,358	—	—	—	—
Stockholders equity	40,791	45,486	141,084	189,041	238,365	244,191

The following table presents M-Flex’s unaudited quarterly consolidated results of operations and for the nine quarters ended December 31, 2006. The unaudited quarterly consolidated information has been prepared on the same basis as M-Flex’s audited consolidated financial statements for M-Flex’s full fiscal years. You should read the following table presenting M-Flex’s quarterly consolidated results of operations in conjunction with M-Flex’s audited consolidated financial statements for M-Flex’s full fiscal years and the related notes included in M-Flex’s Annual Report for the years ended September 30, 2006 and 2005 and M-Flex’s quarterly reports for the quarter ended December 31, 2006 incorporated by reference in this Offer Document/Prospectus. This table includes all adjustments, consisting only of normal recurring adjustments that M-Flex considers necessary for the fair statement of M-Flex’s consolidated operating results for the quarters presented. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	For the Quarter Ended (Unaudited)
	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(in U.S. Dollars in thousands, except per share data)
Net sales	$84,412	$77,392	$84,396	$110,890	$139,733	$123,804	$130,327	$110,340	$123,887
Cost of sales	64,569	58,873	66,660	87,100	106,361	97,783	110,561	98,451	108,880

Gross profit	19,843	18,519	17,736	23,790	33,372	26,021	19,766	11,889	15,007
Operating expenses
Research and development	180	264	193	246	460	491	487	544	589
Sales and marketing	2,166	2,263	2,019	2,335	2,447	2,257	2,239	2,290	2,558
General and administrative	3,651	3,921	4,347	5,672	5,329	5,188	5,612	6,155	6,966

Total operating expenses	5,997	6,448	6,555	8,253	8,236	7,936	8,338	8,989	10,113

Operating income	13,846	12,071	11,181	15,537	25,136	18,085	11,428	2,900	4,894
Other (income) expense, net
Interest (income) expense, net	(70)	(103)	(131)	(210)	(281)	(447)	(284)	(245)	(233)
Other (income) expense, net	29	(91)	(153)	(163)	(41)	(13)	334	(51)	(124)

Income before provision for income taxes	13,887	12,265	11,465	15,910	25,458	18,545	11,378	3,196	5,251
Provision for income taxes	(4,417)	(4,370)	(2,673)	(4,901)	(8,126)	(5,999)	(3,091)	(1,004)	(1,598)

Net income	$9,470	$7,895	$8,792	$11,009	$17,332	$12,546	$8,287	$2,192	$3,653

Net income per share
Basic	$0.41	$0.34	$0.37	$0.46	$0.72	$0.52	$0.34	$0.09	$0.15

Diluted	$0.38	$0.32	$0.35	$0.44	$0.69	$0.49	$0.32	$0.09	$0.14

APP5-2

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

M-Flex is a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. M-Flex offers customized flexible printed circuit applications and services ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. M-Flex focuses on portions of the electronics market where reduced packaging size and functionality dictate the need for flexible printed circuits and flexible printed circuit component assemblies, such as mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices and medical devices.

From M-Flex’s inception in 1984 until 1989, M-Flex was engaged primarily in the manufacturing of flexible printed circuits for military and aerospace applications. In early 1990, M-Flex began to develop the concept of attaching components on flexible printed circuits for Motorola. Through these early efforts, M-Flex developed the concept of the value-added approach with respect to integrating its design engineering expertise with its component assembly capabilities. This strategy has enabled M-Flex to capitalize on two trends over the course of the 1990s, the outsourcing by OEMs of their manufacturing needs and the shift of manufacturing facilities outside of the United States. In 1994, M-Flex formed a wholly owned Chinese subsidiary, MFC1, to better serve customers that have production facilities in Asia and provide a cost-effective, high-volume production platform for the manufacture of its products. MFC1 provides a complete range of capabilities and services to support M-Flex’s global customer base, including design engineering and high-volume production of single-sided, double-sided and multi-layer flexible printed circuits and component assemblies. In fiscal 2002, M-Flex formed a second wholly owned subsidiary in China, MFC2, to further expand M-Flex’s flexible printed circuit manufacturing and assembly capacity. In fiscal 2005, M-Flex acquired the assets of Applied Optics, Inc., a company which designed and manufactured optical and photonic imaging solutions, and now operates this business as Aurora Optical, Inc., a subsidiary of M-Flex.

Net Sales

M-Flex designs and manufactures its products to customer specifications. M-Flex engages the services of 18 non-exclusive sales representatives to provide customer contacts and market its products directly to its global customer base. Fourteen of these sales representatives are located throughout the United States, with one also covering China. M-Flex also has one sales representative in each of Canada, Europe, Korea and Taiwan. The variety of products its customers manufacture are referred to as programs. The majority of its sales are to customers outside of the United States. Sales volumes may be impacted by customer program and product mix changes and delivery schedule changes imposed on M-Flex by its customers. All sales from M-Flex’s Anaheim, California facilities are denominated in U.S. Dollars. All sales from M-Flex’s China facilities are denominated in U.S. Dollars for sales outside China or Chinese Renminbi for sales made in China.

Cost of Sales

Cost of sales consists of four major categories: material, overhead, labor and purchased process services. Material cost relates primarily to the purchase of copper foil, polyimide substrates and electronic components. Overhead costs include all materials and facilities associated with manufacturing support, processing supplies and expenses, support personnel costs, utilities, amortization of facilities and equipment and other related costs. Labor cost represents the cost of personnel related to the manufacture of the completed product and includes stock-based compensation related to such personnel. Purchased process services relate to the subcontracting of specific manufacturing processes to outside contractors. Cost of sales may be impacted by capacity utilization, manufacturing yields, product mix and production efficiencies. Also, M-Flex may be subject to increased costs as a result of changing material prices because M-Flex does not have long-term fixed supply agreements.

APP5-3

Research and Development

Research and development costs are incurred in the development of new products and processes, including significant improvements and refinements to existing products and are expensed as incurred.

Sales and Marketing Expense

Sales and marketing expense includes commissions paid to sales representatives, personnel-related costs associated with M-Flex’s customer division support groups and expenses for overseas sales support, trade show and promotional and marketing brochures.

General and Administrative Expense

General and administrative expense primarily consists of salaries, benefits and stock based compensation of administrative, finance, human resources, regulatory, information services and executive personnel and other expenses related to external accounting, Sarbanes-Oxley compliance, legal and professional expenses, business insurance, management information systems, stock-based compensation, travel and entertainment and other corporate office expenses. M-Flex anticipates that general and administrative expense will increase in absolute dollars as M-Flex hires additional personnel and incurs costs related to the anticipated growth of its company and its operations as a public company.

Interest (Income) Expense, Net

Interest income and expense, net, consists of interest income earned on cash and cash equivalents and short term investments balances and interest expense incurred on M-Flex’s lines of credit.

Other (Income) Expense, Net

Other income and expense, net, consists primarily of M-Flex’s gain or loss on foreign currency exchange. M-Flex expects that its loss on foreign exchange will increase as long as the strengthening of the RMB against the U.S. dollar continues.

Provision for Income Taxes

M-Flex records a provision for income taxes based on the statutory rates applicable in the countries in which M-Flex does business, subject to any tax holiday periods granted by the respective governmental authorities. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards, or SFAS, No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The American Jobs Creation Act of 2004, or the Job Creation Act, was signed into law on October 22, 2004. The Job Creation Act contains provisions that will replace an export incentive with a deduction from domestic manufacturing income. M-Flex has completed its evaluation of this deduction and concluded there is no material impact on the current year tax liability. However, M-Flex plans to continue to evaluate the financial impact on future years.

The Job Creation Act also allows M-Flex to repatriate, subject to certain restrictions, including restrictions on dividend payments by the foreign jurisdiction, permanently reinvested foreign earnings in calendar year 2006, at an effective United States federal tax rate of 5.25%. State taxes at an effective tax rate of 3.2% would also apply. M-Flex has completed its evaluation and concluded that it will not repatriate any foreign earnings under

APP5-4

the Job Creation Act due to the fact that the repatriation of earnings was not in line with the Company’s current and future business and tax strategies. Accordingly, the financial statements do not reflect any provision for taxes on unremitted foreign earnings.

Critical Accounting Policies and Estimates

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section is based upon M-Flex’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements requires that M-Flex make estimates and judgments that affect the reported amounts of assets, liabilities, net sales and expenses and related disclosures. On an ongoing basis, M-Flex evaluates its estimates, including those related to inventories, goodwill, income taxes, accounts receivable allowances, stock based compensation, and warranty. M-Flex bases its estimates on historical experience, performance metrics and on various other assumptions that M-Flex believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results will differ from these estimates under different assumptions or conditions.

M-Flex applies the following critical accounting policies in the preparation of its consolidated financial statements:

•

Revenue Recognition. Revenues are generated from the sale of flexible printed circuit boards, which are sold to OEMs, subcontractors and EMS providers to be included in other electronic products. M-Flex recognizes revenue when there is persuasive evidence of an arrangement with the customer that states a fixed or determinable sales price, when title and risk of loss transfers, when delivery of the product has occurred in accordance with the terms of the sale and collectibility of the related account receivable is reasonably assured. M-Flex’s remaining obligation to customers after delivery is limited to its warranty obligations on its product.

•

Inventories. M-Flex values its inventory at the lower of the actual cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. M-Flex regularly reviews its inventory and record a provision for excess or obsolete inventory based primarily on historical usage and its estimate of expected and future product demand. M-Flex’s estimates of future product demand will differ from actual demand; therefore, its estimates of the provision required for excess and obsolete inventory may increase or decrease, which M-Flex will record in the period such determination is made.

•

Income Taxes. M-Flex determines if its deferred tax assets and liabilities are realizable on an ongoing basis by assessing its need for a valuation allowance and by adjusting the amount of such allowance, as necessary. In the determination of any valuation allowance, M-Flex has considered taxable income in prior carryback years, future taxable income and the feasibility of tax planning initiatives. If M-Flex determines that it is more likely than not that M-Flex will realize certain of its deferred tax assets for which it previously provided a valuation allowance, an adjustment would be required to reduce the existing valuation allowance. Conversely, if M-Flex determines that M-Flex would not be able to realize its recorded net deferred tax asset, an adjustment to increase the valuation allowance would be charged to M-Flex’s results of operations in the period such conclusion was reached. In addition, M-Flex operates within multiple domestic and foreign taxing jurisdictions and is subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended period of time for resolution. Although M-Flex believes that adequate consideration has been made for such issues, it is possible that the ultimate resolution of such issues could be significantly different than originally estimated.

•

Accounts Receivable Allowance. M-Flex performs ongoing credit evaluations of its customers and adjusts credit limits and their credit worthiness, as determined by M-Flex’s review of its current credit information. M-Flex continuously monitors collections and payments from its customers and maintain an allowance for doubtful accounts based on its historical experience, its anticipation of uncollectible

APP5-5

amounts and any specific customer collection issues that M-Flex has identified. While M-Flex’s credit losses historically have been within its expectations and the allowance provided, M-Flex might not continue to experience the same credit loss rates that it has in the past. The majority of M-Flex’s receivables are concentrated in relatively few customers; therefore, a significant change in the liquidity or financial position of any one customer could make it more difficult for M-Flex to collect its accounts receivable and require M-Flex to increase its allowance for doubtful accounts.

•

Warranty Reserves. M-Flex provides a 60-730 day warranty on its products. M-Flex provides a warranty reserve for the estimated cost of product warranties at the time the net sales are recognized. While M-Flex engages in quality programs and processes, up to and including the final product, M-Flex’s warranty obligation is affected by product failure rates, the cost of the failed product and the inbound and outbound freight costs incurred in replacing defective parts. M-Flex continuously monitors and analyzes product returns for warranty and maintains a reserve for the related warranty costs based on historical experience and assumptions. If actual failure rates and the resulting cost of replacement vary from M-Flex’s historically based estimates, revisions to the estimated warranty reserve would be required.

•

Goodwill. M-Flex evaluates the carrying value of goodwill in the fourth quarter of each fiscal year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (i) a significant adverse change in legal factors or in business climate, (ii) unanticipated competition, or (iii) an adverse action or assessment by a regulator. In performing the impairment review, M-Flex determines the carrying amount of each reporting unit by assigning assets and liabilities, including the existing goodwill, to those reporting units. A reporting unit is defined as an operating segment or one level below an operating segment (referred to as a component). A component of an operating segment is deemed a reporting unit if the component constitutes a business for which discrete financial information is available and management regularly reviews the operating results of that component. To evaluate whether goodwill is impaired, M-Flex compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. M-Flex determines the fair value of each reporting unit using the present value of expected future cash flows for that reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. To date, there have been no impairments of goodwill.

Stock Based Compensation

In first quarter of fiscal 2006 M-Flex adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (“SFAS 123R”). In accordance with SFAS 123R, in M-Flex’s first quarter of fiscal year 2006 M-Flex started to recognize compensation expense related to stock options granted to employees based on: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of October 1, 2005, based on the grant date fair value estimated in accordance with FAS No 123, Accounting for Stock-Based Compensation (“SFAS 123”), adjusted for an estimated future forfeiture rate, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

M-Flex’s assessment of the estimated fair value of the stock options granted is affected by M-Flex’s stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact.

APP5-6

M-Flex utilizes the Black-Scholes model to estimate the fair value of stock options granted. Generally, M-Flex’s calculation of the fair value for options granted under FAS 123R is similar to the calculation of fair value under SFAS 123 with the exception of the treatment of forfeitures. Expected forfeitures of stock options, which is estimated based on the historical turnover of M-Flex’s employees. Prior to adoption of SFAS 123R, M-Flex recognized forfeitures under SFAS 123 as they occurred. The fair value of restricted stock units granted is based on the grant date price of M-Flex’s common stock.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model also requires the input of highly subjective assumptions including:

(a)	The expected volatility of M-Flex’s common stock price, which M-Flex determines based on historical volatility of M-Flex’s common stock since the date of M-Flex’s initial public offering (“IPO”);

(b)	Expected dividends, which are nil, as M-Flex does not currently anticipate issuing dividends;

(c)	Expected life of the stock option, which is estimated based on the historical stock option exercise behavior of M-Flex’s employees; and

(d)	Risk free interest rate is based on observed interest rates (zero coupon U.S. Treasury debt securities) appropriate for the expected holding period.

In the future, M-Flex may elect to use different assumptions under the Black-Scholes valuation model or a different valuation model, which could result in a significantly different impact on M-Flex’s net income or loss.

Comparison of the Three Months Ended December 31, 2006 and 2005

The following table sets forth our Statement of Operations data expressed as a percentage of net sales for the period indicated.

	Three Months Ended December 31,
	2006	2005
Net sales	100.0%	100.0%
Cost of sales	87.9	76.1

Gross profit	12.1	23.9

Operating expenses:
Research and development	0.5	0.3
Sales and marketing	2.1	1.8
General and administrative	5.6	3.8

Total operating expenses	8.2	5.9

Operating income	3.9	18.0
Interest income	(0.3)	(0.3)
Interest expense	0.1	0.1
Other (income), net	(0.1)	(0.0)

Income before provision for income taxes	4.2	18.2
Provision for income taxes	(1.3)	(5.8)

Net income	2.9%	12.4%

Net Sales. The decrease of $15.8 million, or 11% for the three months ended December 31, 2005 compared to the three months ended December 31, 2006 was primarily attributable to a decline in net sales to the wireless telecommunications sector of $14.2 million, or 11%, which accounted for approximately 92% of total net sales for the three months ended December 31, 2006 versus 91% for the comparable period in the prior year. The

APP5-7

decrease in wireless telecommunications net sales is largely due to price reductions and reduced sales to our largest customer, both of which we believe are due to increased competition with a larger number of flex circuit suppliers. Sales to our largest customer, which represented 74% and 87% of our net sales in the three months ended December 31, 2006 and 2005, respectively, decreased by $29.8 million or 24% versus the comparable period in the prior year. This decrease was offset by an increase in net sales to our second largest customer, which comprised 14% of total sales for the three months ended December 31, 2006 and increased from net sales of $194,000 in the first quarter of fiscal 2006 to $16.7 million during the three months ended December 31, 2006 due to the continuation of high-volume orders which were initiated in the prior fiscal year. Net sales to the industrial sector, our second largest sector, were $6.5 million for the three months ended December 31, 2006, a decrease of $1.1 million, or 14% as compared to the three months ended December 31, 2005, primarily due to order volume decreases. In addition, in comparison to the three months ended December 31, 2005, net sales to the computer/data storage sector increased 10% to $2.2 million for the three months ended December 31, 2006. Net sales to the medical and power supply sectors remained relatively flat for the three months ended December 31, 2006 during the first quarter of fiscal 2007.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales increased to 88% for the three months ended December 31, 2006 versus 76% for the comparable period in the prior year. The increase in cost of sales as a percentage of net sales was primarily due to increased yield losses resulting from the implementation of higher quality standards and the trend toward higher component content. In addition, during the three months ended December 31, 2006, we experienced a slow down in sales which resulted in a lower revenue base over which to leverage our fixed costs.

Gross profit decreased to $15 million in the three months ended December 31, 2006 from $33.4 million during the comparable period in the prior year. As a percentage of sales, gross profit decreased to 12% versus 24% for the comparable period in the prior year. The decrease is primarily due to price reductions on our products as well as the pass through pricing associated with the higher component content products which has little opportunity for mark-up. In addition, the unusually high sales to our largest customer in the first quarter of fiscal 2006 resulted in favorable leveraging of fixed costs over increased sales volume, which we were not able to attain during the first quarter of fiscal 2007. We believe that our near-term gross margins will continue to be in the range of 10% to 15%.

Research and Development. Research and development expenses increased to $589,000 for the three months ended December 31, 2006 from $460,000 in the comparable period in the prior year, an increase of 28%. The increase is due to our increasing focus on new technologies, primarily camera module assemblies, as well as increased research and development activities at our Anaheim location. We expect these expenses to grow as we continue to expand our focus on product development activities.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense remained relatively constant at $1.2 million for the three months ended December 31, 2006 and 2005. Compensation and benefit expense increased slightly to $1.4 million for the three months ended December 31, 2006 versus $1.2 million for the three months ended December 31, 2005. As a percentage of net sales, compensation and benefit expense increased due to a decline in the leveraging of the operating cost structure as well as a headcount increases in China.

General and Administrative Expense. As a percentage of net sales, general and administrative expense increased from 4% in the three months ended December 31, 2005 to 6% in the three months ended December 31, 2006. The $1.6 million increase in general and administrative expense is primarily due to the litigation expenses related to the Offer of approximately $1.1 million. We currently anticipate incurring approximately $300,000 in litigation expenses related to the MFS transaction during the second quarter of fiscal 2007. As of December 31, 2006, we had capitalized $6.2 million in deferred transaction costs in relation to the Offer which will be expensed if the transaction is terminated.

APP5-8

Interest Income. Interest income increased to $406,000 for the three months ended December 31, 2006 from $316,000 in the comparable period in the prior year. The increase in interest expense was due to a $91,000 increase in interest income earned on our short-term investments during the three months ended December 31, 2006 versus the comparable period in the prior year.

Interest Expense. Interest expense increased to $173,000 for the three months ended December 31, 2006 from $35,000 in the comparable period in the prior year. The increase was primarily due to the increase in interest expense related to the $4.0 million line of credit balance we carried throughout the three months ended December 31, 2006. We had no outstanding balances on our lines of credit during the three months ended December 31, 2005.

Other Income, Net. Net other income increased to $124,000 for the three months ended December 31, 2006 from $41,000 for the comparable period in the prior year. The increase in net other income was driven by a $59,000 increase in gain on foreign currency exchange during the three months ended December 31, 2006 versus the comparable period in the prior year. The increase in gain on foreign exchange is due to gains experienced on MFC2 purchases made in U.S. Dollar and recorded in RMB, MFC2’s functional currency.

Income Taxes. The effective tax rate for the three months ended December 31, 2006 was 30% versus 32% for the comparable period in the prior year. The lower effective tax rate was due primarily to the tax impact relating to prior year adjustments recognized as discrete items in the three months ended December 31, 2006. We expect the overall effective tax rate for fiscal 2007 to be 32%.

Comparison of Fiscal Years 2006, 2005 and 2004

The following table sets forth M-Flex’s Statement of Operations data of expressed as a percentage of net sales for the periods indicated.

	Year Ended September 30,
	2006	2005	2004
Net sales	100.0%	100.0%	100.0%
Cost of sales	81.9	77.6	78.0

Gross profit	18.1	22.4	22.0
Sales and marketing expense	1.8	2.5	3.0
General and administrative expense	4.9	5.2	4.6

Operating income	11.4	14.7	14.4
Interest (income) expense, net	(0.2)	(0.1)	0.2
Other (income) expense, net	0.0	(0.1)	0.0

Income before income taxes	11.6	14.9	14.2
Provision for income taxes	(3.6)	(4.6)	(4.0)

Net income	8.0%	10.3%	10.2%

Year Ended September 30, 2006 Compared to Year Ended September 30, 2005

Net Sales. The increase of $147.1 million, or 41%, from fiscal 2005 to fiscal 2006 was attributable primarily to $145.8 million of increased net sales to the wireless telecommunications sector, which sector accounted for approximately 88% of total net sales in fiscal year 2006 versus 84% in fiscal 2005. The increased wireless sales were attributable to increased volume of units shipped during the year. Sales to M-Flex’s largest customer, which represented 82% of M-Flex’s annual sales in fiscal 2006, increased by $125.9 million, or 44% as compared to the prior fiscal year. In addition, sales to M-Flex’s second largest customer increased by $16.8 million or 240% versus the prior fiscal year. In fiscal 2006, industrial customers net sales, M-Flex’s second largest sector, equaled

APP5-9

$28.9 million, an increase of $1.1 million or 4% as compared to fiscal 2005, primarily due to a continued increase in volume of bar code scanners. In addition, compared to the prior fiscal year, sales to the computer/storage device sector increased by $1.2 million or 17% during fiscal 2006 and sales to power supply customers increased by $0.7 million or 99% during fiscal 2006. Sales to the medical and personal digital assistant sectors remained relatively flat during fiscal year 2006, while sales to the network telecommunications industry decreased by $1.1 million, or 31%.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales increased to 82% for fiscal 2006 versus 78% for fiscal 2005. The increase in cost of sales was driven by a change in product mix at lower margins. The change in product mix was partially due to the ramp-up of new programs as well as a shift in sales of product to M-Flex’s largest customer from higher to lower margin products. In addition, in the fourth quarter of the fiscal year, M-Flex’s cost of sales was negatively impacted when an inventory write-down of $2.5 million was recorded in relation to its third largest customer declaring bankruptcy.

In absolute dollars, gross profit increased to $91 million in fiscal 2006 from $79.9 million in fiscal 2005. As a percentage of net sales, gross profit for the year ended September 30, 2006 decreased to 18% versus 22% for the prior year. The decrease in gross profit is primarily due to price reductions on M-Flex’s products. In addition, during the second half of the fiscal year a slow down in sales, a loss of market share with M-Flex’s largest customer, resulted in a decrease in gross profit, as M-Flex had a lower revenue base over which to leverage its fixed costs. An overall change in product mix from higher to lower margin products also negatively impacted M-Flex’s gross profit percentage. Management believes that M-Flex’s gross margins are shifting substantially lower to a range of 10% to 15%. This lower range is being driven by pricing pressures resulting from increased competition, and the trend toward higher component content, which are primarily pass through costs with minimal opportunity for mark-up.

Research and Development. Research and development expenses increased to $2.0 million for the year ended September 30, 2006 from $883,000 for the year ended September 30, 2005, an increase of 127% on an absolute basis and an increase from 0.2% of net sales for the year ended September 30, 2005 to 0.4% of net sales in fiscal 2006. The increase is primarily due to M-Flex’s increasing focus on new technologies, primarily camera module assemblies. Management expects these expenses to grow as M-Flex continues transitioning its Anaheim facility to a research and development, small-volume, prototype operation in order to continue to differentiate itself from M-Flex’s competition.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense increased to $4.5 million for fiscal 2006 from $3.9 million in fiscal 2005, an increase of 15%, due an increase in sales volumes. As a percentage of net sales, commissions decreased from 1.1% in fiscal 2005 to 0.9% in fiscal 2006. Compensation and benefit expense decreased to $4.7 million in fiscal 2006 from $4.9 million in fiscal 2005, a decrease of 4%. As a percentage of net sales, compensation and benefit expense for fiscal 2006 decreased to 0.9% from 1.4% in fiscal 2005, primarily due to the leveraging of expenses over increased sales. Even with M-Flex’s focus to continually decrease operating expenses as a percentage of net sales, management believe this may be at the lower end of its sustainable range.

General and Administrative Expense. As a percentage of net sales, general and administrative expense decreased from 5% in fiscal 2005 to 4.5% in fiscal 2006. The $4.6 million increase in general and administrative expense was due partially to the adoption of SFAS 123R, which resulted in an increase to stock-based compensation of $1.5 million. Head count increases in China and other infrastructure growth during the last quarter of fiscal year 2005 and throughout 2006 have also contributed to the administrative cost increase. The increase in general and administrative expense as a percentage of sales was offset by a small increase in compensation and benefits expense leveraged over a larger increase in net sales. Management believes general and administrative expenses will increase in the coming months as M-Flex anticipates incurring approximately $250,000 in monthly litigation expenses related to its proposed offer to acquire all of the issued and outstanding ordinary shares of MFS Technology Ltd (“MFS”). As of September 30, 2006, M-Flex had capitalized $4.5

APP5-10

million in deferred transaction costs in relation to the MFS transaction which will be expensed if the transaction is terminated.

Interest (Income) Expense, Net. Net interest income increased to $1.3 million for fiscal 2006 from $514,000 for fiscal 2005, an increase of 153%. The increase in net interest income was primarily due to interest earned on short-term investments.

Other (Income) Expense, Net. Net other income/expense changed to expense of $229,000 for the year ended September 30, 2006 from income of $378,000 for the prior year. The change is primarily due to a $358,000 increase in loss on foreign exchange. M-Flex experienced a gain from foreign exchange of $52,000 during the year ended September 30, 2005 versus a loss of $306,000 during the year ended September 30, 2006. The increase in loss on foreign exchange is due to the strengthening of the RMB against the U.S. dollar.

Income Taxes. The effective tax rate for fiscal 2006 and 2005 remained relatively constant at 31%. Although the effective tax rate at MFC2 increased from 0% in fiscal 2005 to 5.6% in fiscal year 2006, the impact of this increase was offset by the non-recurring tax charges that were recorded in fiscal 2005 for additional tax contingency reserves and the valuation allowance relating to deferred tax benefits from capital loss carryforwards.

Comparison of Year Ended September 30, 2005 Compared to Year Ended September 30, 2004

Net Sales. The increase of $104.0 million from fiscal 2004 to fiscal 2005 was attributable primarily to $91.0 million of increased net sales to the wireless telecommunications sector, which accounted for approximately 84% of total net sales in fiscal year 2005 versus 83% in fiscal 2004. The increased wireless sales were attributable to the increased unit volume shipped and continued transition to “flip phone” style models, which utilize flexible circuitry, and the added level of phone features, which utilize additional flex circuits and value-added components per phone. In fiscal 2005, industrial customers net sales of $27.2 million, M-Flex’s second largest sector, increased by $0.6 million or 2% as compared to fiscal 2004, primarily due to an increase in volume of bar code scanners. In addition, compared to the prior fiscal year, personal digital assistant sales increased by $6.1 million or 105% during fiscal 2005 and sales to the medical industry increased by $4.0 million or 167% during fiscal 2005. Network telecommunications sales also increased by $1 million or 67% compared to the prior fiscal year during fiscal 2005 and power supply sales decreased by $1.2 million or 61% during fiscal 2005.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales remained relatively unchanged at 77.6% for fiscal 2005 versus 78% for fiscal 2004. Increases in the material cost percentage of sales in fiscal 2005 were offset by favorable declines in labor and overhead cost percentages, primarily attributable to the commencement of high-volume production at MFC2 during the year. The increase in material costs was due primarily to growth in the value-added assembly portion of M-Flex’s business, which carries a higher material cost content, partially offset by improvements in production yields.

Gross profit increased to $79.9 million in fiscal 2005 from $55.6 million in fiscal 2004. As a percentage of net sales, gross profit for the year ended September 30, 2005 remained relatively constant at 22.4% versus 22% for the prior year. The relatively consistent gross margins were primarily due to the continued benefit derived from the lower offshore cost structure and increased plant utilization, the leveraging of M-Flex’s fixed overhead cost structure on increased sales volume, as well as efficiency and manufacturing yield improvements on stable high-volume production levels, which were offset by increased material costs per unit during fiscal 2005. M-Flex’s gross profit for the year ended September 30, 2005 included a $1.3 million accrual for additional value added tax, duty and penalties in China. M-Flex believes gross profits as a percentage of net sales may be at the higher end of M-Flex’s sustainable range.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense decreased to $3.9 million for fiscal 2005 from $4.1 million in fiscal 2004, a decrease of 5%, primarily due to lower average

APP5-11

commission rates paid on high volume programs. As a percentage of net sales, commissions decreased from 1.6% in fiscal 2004 to 1.1% in fiscal 2005. Compensation and benefit expense increased to $4.9 million in fiscal 2005 from $3.5 million in fiscal 2004, an increase of 40%, primarily as the result of headcount increases in China to support the increased business volumes, increased wages and the acquisition of Aurora Optical in June 2005. As a percentage of net sales, compensation and benefit expense for fiscal 2005 remained relatively unchanged at 1.3% as compared to fiscal 2004. Even with M-Flex’s focus on continually decreasing operating expenses as a percentage of net sales, M-Flex believes this may be at the lower end of its sustainable range.

General and Administrative Expense. As a percentage of net sales, general and administrative expense increased slightly from 4.6% in fiscal 2004 to 5.2% in fiscal 2005. The increase in general and administrative expense was primarily attributable to increased public company expenses, including Sarbanes Oxley Act of 2002, or SOX, Section 404 compliance, audit costs and directors and officers insurance. This was offset by the leveraging of a small increase in the compensation and benefits expense, due to increased headcount, over a much larger increase in net sales. M-Flex believes general and administrative expense as a percentage of net sales may be at the lower end of its sustainable range, as M-Flex expects savings from anticipated decreases in SOX 404 expenses to be offset by increases in compensation expense from (i) compliance with FAS 123R, which M-Flex expects will reduce net income by approximately $800,000 to $1.0 million in fiscal 2006 based on options outstanding as of September 30, 2005, (ii) the hiring of additional personnel and (iii) costs related to the anticipated growth of the company.

Interest (Income) Expense, Net. Net interest expense changed to income of $514,000 for fiscal 2005 from expense of $468,000 for fiscal 2004, an increase of 210%. The increase in net interest income was primarily due to interest earned on short-term investments as well as the reduction of M-Flex’s outstanding debt balance during fiscal 2005.

Other (Income) Expense, Net. The other income in fiscal 2005 of $378,000 and other expense in fiscal 2004 of $100,000 was generated in large part by the sale of scrap inventory in China. A principal component of the other expense for fiscal 2005 and fiscal 2004 was a $40,000 and $250,000, respectively, loss from M-Flex’s investment in Mind Wurx.

Income Taxes. The effective tax rate for fiscal 2005 was 31% compared to 28% for fiscal 2004. The higher effective tax rate is due primarily to the increase in the MFC1 tax rate from 0% to 12% on January 1, 2005. In addition, the higher effective tax rate is due to the recording of additional tax contingency reserves in connection with M-Flex’s domestic and foreign operations as well as the recording of a valuation allowance relating to the deferred tax benefits from capital loss carryforwards and losses from M-Flex’s investment in Mind Wurx.

Comparison of Year Ended September 30, 2004 Compared to Year Ended September 30, 2003

Net Sales. The increase of $123.6 million was attributable primarily to $112.7 million of increased net sales to the wireless telecommunications sector, which accounted for approximately 83% of total net sales in fiscal year 2004 versus 75% in fiscal 2003. The increased wireless sales were attributable to the increased unit volume shipped and continued transition to “flip phone” style models, which utilize flexible circuitry, and the added level of phone features, which utilize additional flex circuits and value-added components per phone. Industrial customers net sales, M-Flex’s second largest sector, increased by $8.6 million or 48% as compared to fiscal 2003, due to the growth of several new programs related to bar code scanners and industrial data storage devices. The personal digital assistant, network telecommunications and power transmission sectors all remained relatively unchanged from the prior year levels.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales decreased to 78% versus 83% in the prior year. Increases in the material cost percentage of sales were offset by favorable declines in labor and overhead cost percentages, primarily attributable to the commencement of high volume production at MFC2 during the year. The increase in material costs was due primarily to growth in net sales volume and the value

APP5-12

added assembly portion of M-Flex’s business, which carries a higher material cost of sales content, partially offset by improvements in production yields.

Gross profit increased to $55.6 million in fiscal 2004 from $22.0 million in fiscal 2003. As a percentage of sales, gross profit increased to 22% from 17% in the prior year. The increase in gross margin was primarily due to the increased benefit derived from the lower offshore cost structure and increased plant utilization, the leveraging of M-Flex’s fixed overhead cost structure on increased sales volume, as well as efficiency and manufacturing yield improvements on stable high volume production levels during fiscal 2004.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense increased to $4.1 million for fiscal 2004 from $2.5 million in fiscal 2003, an increase of 64%, primarily due to higher net sales. As a percent of net sales, commissions remained relatively unchanged at approximately 2%. Compensation and benefit expense increased to $3.5 million in fiscal 2004 from $3.1 million in fiscal 2003, an increase of 13%, primarily as the result of headcount additions to support the increased business volume and wage increases. As a percentage of net sales, compensation and benefit expense decreased to 1% in fiscal 2004 from 2% in fiscal 2003, due to the leveraging of fixed marketing expense, primarily compensation and benefits, over increased net sales.

General and Administrative Expense. As a percentage of net sales, general and administrative expense decreased to 5% in fiscal 2004 from 7% in fiscal 2003. This percentage decrease was primarily attributable to leveraging of a small increase in the compensation and benefits expense, due to increased headcount, over a much larger increase in net sales.

Interest (Income) Expense, Net. Net interest expense increased to $468,000 for fiscal 2004 from $310,000 for fiscal 2003, an increase of 51%. The increase in interest expense, net was primarily due to increased borrowings to support working capital needs as a result of the business growth and to support the capacity expansion in MFC2. Additional interest expense was incurred on the GE Capital Asset loan as well as an interest penalty of $181,000 resulting from the early repayment of that debt in February 2004.

Other (Income) Expense, Net. The principal component of the other expense for fiscal 2004 and fiscal 2003 was a $250,000 and $441,000, respectively, loss from M-Flex’s investment in Mind Wurx.

Income Taxes. The effective tax rate for fiscal 2004 was 28% compared to 33% for fiscal 2003. The lower effective tax rate is due primarily to foreign tax credits utilized and a higher percentage of China generated pre-tax income, which is taxed at a lower rate.

Liquidity and Capital Resources

Our principal sources of liquidity have been cash provided by operations and borrowings under our various credit facilities. Our principal uses of cash have been to finance working capital, facility expansions and capital expenditures. We anticipate these uses, together with the uses described below if the Offer proceeds, will continue to be our principal uses of cash in the future. Cash and cash equivalents were $21.9 million at December 31, 2006 and $24.5 million at September 30, 2006. Short term investments were $19.3 million at December 31, 2006 and September 30, 2006.

It is our policy to carefully monitor the state of our business, cash requirements and capital structure. We believe that funds generated from our operations and available from our borrowing facilities will be sufficient to fund current business operations as well as anticipated growth over at least the next twelve months; however, there can be no assurance that any growth will occur and unexpected events may result in our need to raise additional capital.

In addition, the Offer, if made and closed, would likely significantly reduce our excess borrowing capacity, since the Offer could involve the payment of up to approximately $237 million in cash, and we would be

APP5-13

required to finance substantially all, or all, of such amount. If the Offer was to be completed and the substantial debt of approximately $237 million was incurred, the combined company would have to manage substantial debt service payments. If the financial performance of the combined company was to continue to deteriorate, the debt service could result in the combined company not being able to continue as a going concern without restructuring of the debt or additional capital.

During the three months ended December 31, 2006, net income of $3.7 million, adjusted for depreciation and amortization, loss on equipment disposal, stock-based compensation expense and provision for doubtful accounts, generated $8.6 million of operating cash. This amount was decreased by $1.5 million used to meet working capital requirements.

Changes in the principal components of working capital for the three months ended December 31, 2006 were as follows:

•

Our net accounts receivable increased 3% to $112.8 million at December 31, 2006 from $109.5 million at September 30, 2006. The increase in outstanding accounts receivable was attributable to higher monthly sales during the three months ended December 31, 2006. Our net inventory balances increased to $60.5 million at December 31, 2006 from $56.4 million at September 30, 2006, an increase of 7%. The principal reasons for this increase were decreased pulls from the hubs as well as increased raw materials levels related to the higher component content of our products. Our accounts payable balance increased to $76.1 million at December 31, 2006 from $70.1 million at September 30, 2006, an increase of 9%, as a result of increased purchases in support of the higher business volumes.

•

Depreciation and amortization expense was $4.3 million for the three months ended December 31, 2006 versus $3.3 million for the comparable period in the prior year due to the increased fixed asset base, mainly at MFC2.

Our principal investing and financing activities for the three months ended December 31, 2006 were as follows:

•

Net cash used in investing activities was $11.2 million for the three months ended December 31, 2006. Capital expenditures included $8.3 million of capital equipment and software as well as $2.2 million in deposits for fixed asset purchases, which were primarily related to the MFC2 expansion. As of December 31, 2006 and September 30, 2006, we had outstanding purchase commitments related to MFC2 capital projects which totaled $7.1 million and $8.3 million, respectively.

•

Net cash provided from financing activities was $352,000 for the three months ended December 31, 2006 and consisted of $254,000 tax benefit related to stock options and $98,000 proceeds from the exercise of stock options.

M-Flex’s principal source of liquidity has been cash provided by operations. M-Flex’s principal uses of cash have been to finance working capital, facility expansions, capital expenditures and debt service requirements. M-Flex anticipates these uses will continue to be its principal uses of cash in the future.

APP5-14

The following table sets forth, for the years indicated, M-Flex’s net cash flows provided by (used in) operating, investing and financing activities, M-Flex’s period-end cash and cash equivalents and certain other operating measures:

	Years Ended September 30,
	2006		2005
	(in U.S. Dollars in thousands except ratios and day references)
Cash flow provided by operating activities	$16,307		$43,969
Cash flow used in investing activities	$(41,083)		$(23,311)
Cash flow (used in) provided by financing activities	$8,918		$(373)
Cash and cash equivalents at year end	$24,460		$38,253
Days sales outstanding	64.4		58.4
Inventory turnover	8.2	x	6.6	x

Net cash generated from operations during fiscal 2006 was $16.3 million. During fiscal 2006, net income of $40.4 million, adjusted for depreciation, deferred taxes, loss on equipment disposal and loss on equity investment generated $54.5 million of operating cash, offset by $38.2 million required for working capital.

Changes in the principal components of operating cash flows in 2006 fiscal year were as follows:

•

M-Flex’s net accounts receivable increased to $109.5 million at September 30, 2006 from $71.5 million for the prior year, an increase of 53%. The increase in outstanding accounts receivable is attributable to the extension of the payment terms for M-Flex’s major customer from 60 days to 90 days. M-Flex’s net inventory balances increased to $56.4 million at September 30, 2006 from $45 million for the prior year, an increase of 25%. The principal reason for the increase was an increase in hubbing activity and increased raw materials levels to support higher sales volumes. M-Flex’s accounts payable increased to $70.1 million at September 30, 2006 from $58 million for the prior year, an increase of 21%, as a result of increased purchases in support of the higher business volumes.

•	Depreciation and amortization expense was $14.5 million for fiscal 2006 versus $11.4 million in the prior year due to the increased fixed asset base, mainly at MFC2.

M-Flex’s principal investing and financing activities in 2006 fiscal year were as follows:

•

Net cash used in investing activities was $41.1 million for fiscal 2006. Capital expenditures included $37.8 million of capital equipment and other assets, including $3.2 million in deposits for fixed asset purchases, which were related to the construction of the MFC2 expansion as well as improvements at the Anaheim facility. As of September 30, 2006 and 2005, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $8.3 million and $4.6 million, respectively.

•

Net cash provided by financing activities was $8.9 million for fiscal 2006 and consisted of $1.6 million of proceeds from the exercise of stock options and $4.0 million of net borrowings on M-Flex’s lines of credit. M-Flex’s loans payable and borrowings outstanding against credit facilities increased to $4.0 million at September 30, 2006 from $0 million at September 30, 2005. The increase in outstanding loan amounts resulted from a $4.0 million draw down on M-Flex’s credit facility with Norddeutsche Landesbank Girozentrale (“NLG”) to fund working capital needs. In addition, $3.4 million in cash was generated by the tax benefit related to stock options.

Net cash generated from operations during fiscal 2005 was $44 million. During fiscal 2005, net income of $37.2 million, adjusted for depreciation, deferred taxes, loss on equipment disposal and loss on equity investment generated $56.3 million of operating cash, offset by $12.3 million required for working capital.

APP5-15

Changes in the principal components of working capital in M-Flex’s 2005 fiscal year were as follows:

M-Flex’s net accounts receivable increased to $71.5 million at September 30, 2005 from $44.4 million for the prior year, an increase of 60%. The increase in outstanding accounts receivable was attributable to the higher average monthly sales in fiscal 2005 versus the prior year. M-Flex’s net inventory balances increased to $45 million at September 30, 2005 from $39.2 million for the prior year, an increase of 15%. The principal reason for the increase was the expected growth in program order volumes for high-volume, high-density flexible printed circuit assembly programs for the wireless telecommunications sector. M-Flex’s accounts payable increased to $58 million at September 30, 2005 from $26.1 million for the prior year, an increase of 122%, as a result of increased purchases in support of the higher business volumes. Depreciation and amortization expense was $11.4 million for fiscal 2005 versus $6.7 million in the prior year due to the increased fixed asset base, mainly at MFC2.

M-Flex’s principal investing and financing activities in its 2005 fiscal year were as follows:

Net cash used in investing activities was $23.3 million for fiscal 2005. Capital expenditures included $22.9 million of capital equipment and other assets, including a $1.5 million reduction in deposits for fixed asset purchases, which were related to the construction of MFC2 and the purchase of machinery and equipment for M-Flex’s new China operations. As of September 30, 2005 and 2004, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $4.6 million and $18 million, respectively.

Net cash used in financing activities was $373,000 for fiscal 2005 and consisted of $3 million of proceeds from the exercise of stock options and $3.4 million of net payments on M-Flex’s line of credit and notes payable. M-Flex’s loans payable and borrowings outstanding against credit facilities decreased to $0 at September 30, 2005 from $3.4 million at September 30, 2004. The decrease in outstanding loan amounts was due to the pay down in debt from cash generated by operating activities.

Capital Commitments

As of September 30, 2006, M-Flex had no off-balance sheet arrangements as defined in Item 303(a)(4) of the Securities and Exchange Commission’s, or SEC’s, Regulation S-K. The following summarizes M-Flex’s contractual obligations at September 30, 2006 and the effect those obligations are expected to have on M-Flex’s liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	(in U.S. Dollars in thousands)
Short-term borrowings	$4,000	$4,000	$—	$—	$—
Operating leases (facilities)	581	412	169	—	—
Capital lease obligations	195	86	109	—	—
Purchase obligations (MFC2)	8,320	8,320	—	—	—

Total contractual obligations	$13,096	$12,818	$278	$—	$—

M-Flex has 14 leases or contractual arrangements relating to space at M-Flex’s California facilities, which range in terms from month-to-month to three years, and range in size from approximately 2,000 square feet to approximately 6,000 square feet. These leases expire in various months of each year. In general, as these leases expire, M-Flex extends them on substantially the same terms, except that M-Flex expects to vacate all of M-Flex’s month-to-month space within fiscal 2007. M-Flex has several parcels at MFC1 that have long-term land leases expiring beyond 2043. Under the terms of the leases, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations on the long-term land leases at MFC1 other than payments of real estate taxes. However, management expects that M-Flex may desire to move this facility to a more industrialized area in the coming years.

APP5-16

During fiscal 2005 M-Flex’s Board of Directors approved an additional expansion at MFC2, which became operational during the first quarter of fiscal 2007. As of September 30, 2006, M-Flex had purchase obligations of $8.3 million related to this expansion.

Recent Accounting Pronouncements

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act provides a deduction for income from qualified domestic production activities which will be phased in from 2006 through 2011. On December 21, 2004, the Financial Accounting Standards Board Staff Position (“FSP”) No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“FSP No. 109-1”), was issued. FSP No. 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with Statement of Financial Accounting Standards, or SFAS, No. 109, Accounting for Income Taxes (“SFAS 109”). As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of the enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on M-Flex’s tax return beginning in 2006. M-Flex completed its evaluation of this deduction and concluded there is no material impact on M-Flex’s current year tax liability. However, M-Flex is evaluating the impact on future years and currently does not believe it will have any material impact on its financial position, results of operations or cash flows.

On December 21, 2004, FSP No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (“FSP No. FAS 109-2”), was issued. FSP No. FAS 109-2 provides companies additional time, beyond the financial reporting period during which the Act took effect, to evaluate the Act’s impact on a company’s plan for reinvestment or repatriation of certain foreign earnings for purposes of applying FAS No. 109. FAP No. FAS 109-2 was effective upon issuance. M-Flex has completed its evaluation and concluded that it will not repatriate any foreign earnings under the Job Creation Act due to the fact that the repatriation of earnings was not in line with its current and future business and tax strategies. Accordingly, the financial statements do not reflect any provision for taxes on unremitted foreign earnings.

On June 7, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 Accounting Changes in Interim Financial Statements (“SFAS 154”). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principles. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS 154 does not change the transition provisions of any existing accounting pronouncements. M-Flex believes that the adoption of SFAS 154 will not have a material effect on its financial position, results of operations or cash flows.

On November 10, 2005, the FASB issued FASB Staff Position No. FAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. M-Flex has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC pool”) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123R.

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income

APP5-17

Statement (“EITF 06-3”). The scope of EITF 06-3 includes sales, use, value added and some excise taxes that are assessed by a governmental authority on specific revenue-producing transactions between a seller and customer. EITF 06-3 states that a company should disclose its accounting policy (i.e. gross or net presentation) regarding the presentation of taxes within its scope, and if significant, these disclosures should be applied retrospectively to the financial statements for all periods presented. EITF 06-3 is effective for interim and annual reporting periods beginning after December 15, 2006. M-Flex does not believe that this statement will have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes —an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. M-Flex is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. M-Flex is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108 regarding the process of quantifying financial statement misstatements. SAB 108 states that registrants should use both a balance sheet approach and an income statement approach when quantifying and evaluating the materiality of a misstatement. The interpretations in SAB 108 contain guidance on correcting errors under the dual approach as well as provide transition guidance for correcting errors. This interpretation does not change the requirements within SFAS 154 for the correction of an error on financial statements. SAB 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. M-Flex is in the process of determining the effect, if any, the adoption of SAB 108 will have on its financial position, results of operations or cash flows.

APP5-18

APPENDIX 6

SELECTED FINANCIAL INFORMATION REGARDING MFS

Selected Consolidated Financial Data of MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2006 and for the three months ended December 31, 2005 and 2006. The consolidated statements of operations data for the years ended September 30, 2004, 2005 and 2006 and the three months ended December 31, 2005 and 2006, and the consolidated balance sheet data as of September 30, 2005 and 2006 and December 31, 2006, is derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included elsewhere in this Offer Document/Prospectus. The consolidated statements of operations data for the year ended September 30, 2002 and 2003 and the consolidated balance sheet data as of September 30, 2002, 2003 and 2004 are derived from audited MFS consolidated financial statements not included in this Offer Document/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2006 and the three months ended December 31, 2006 included elsewhere in this Offer Document/Prospectus. The operating results for the three months ended December 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. See the section “Where You Can Find More Information” on page APP7-40.

	Fiscal Years Ended September 30,					Three Months Ended December 31,
	2002 (1)	2003	2004	2005	2006	2005	2006
	(in Singapore Dollars in thousands, except per share data)					(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$118,393	$281,761	$432,252	$379,521	$383,392	$120,105	$106,157
Operating income	8,602	31,001	53,682	41,656	38,261	17,830	11,688
Net income	5,908	23,084	42,761	34,369	29,279	14,441	9,051
Basic net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Dilute net income per share	$0.01	$0.04	$0.07	$0.05	$0.04	$0.02	$0.01
Basic weighted-average common shares	416,142	650,061	650,744	652,889	655,537	653,702	658,705
Diluted weighted-average common shares	417,381	650,937	653,317	653,893	657,669	654,023	660,715

	As of September 30,					As of December 31,
	2002	2003	2004	2005	2006	2006
	(in Singapore Dollars in thousands)					(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$12,131	$28,508	$52,518	$71,885	$71,149	$74,393
Working capital	13,985	40,994	81,570	101,145	105,372	113,995
Total assets	152,716	201,275	290,532	296,780	283,956	305,283
Long-term debt, net of current portion	—	—	11,848	15,003	3,009	—
Total shareholders’ equity	75,160	95,410	134,806	157,990	164,309	172,423

(1)	Fiscal Year Ended September 30, 2002 net income per share has not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003.
(2)	MFS amounts are presented in Singapore Dollars. See the section “Exchange Rate Information” on page 14.

APP6-1

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

MFS is principally engaged in the design, manufacture and distribution of flexible printed circuits, printed circuit boards and value-added services. The telecommunications sector, notably for new mobile phone handsets is MFS’ main market followed by the data storage industry. MFS has two primary divisions for flexible printed circuits, or FPC, and printed circuit boards, or PCB. MFS is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange.

Comparison of Three Months Ended December 31, 2006 to Three Months Ended December 31, 2005

The following table sets forth the statement of operations data expressed as a percentage of net sales for the period indicated.

	Three Months Ended December 31,
	2006	2005
Net sales	100.0%	100.0%
Cost of sales	83.5	79.2

Gross profit	16.5	20.8

Operating expenses:
Distribution and marketing	2.8	3.6
Administrative	2.8	2.4

Total operating expenses	5.6	6.0

Operating income	10.9	14.8
Interest income	0.3	0.1
Interest expense	(0.2)	(0.3)
Other (income), net	0.0	0.2

Income before provision for income taxes	11.0	14.8
Provision for income taxes	(1.6)	(1.7)

Total profit	9.4	13.1
Minority interest	(0.9)	(1.1)

Net income	8.5%	12.0%

Sales decreased by S$13.9 million, or 11.6%, to S$106.2 million for the three months ended December 31, 2006 as compared to the corresponding period in the prior fiscal year. The decrease was primarily due to the decline in FPC sales, which was partially offset by higher PCB sales.

Sales from the FPC division declined by 16.7% to S$91.5 million from S$109.8 million for the three months ended December 31, 2006 and 2005. FPC sales contributed to 86.2% of total sales. FPC sales decreased primarily due to the significant decline in the USD/SGD exchange rate as well as substantial price reductions given to key customers. While lower sales were recorded in the data storage as well as display and imaging segments, primarily due to weaker customers demand and a shift in product mix with lower component content, such sales decline was partially offset by sales growth in the personal communications and wireless portable segment.

PCB sales accounted for the remaining 13.8% of total sales for the three months ended December 31, 2006. PCB sales increased by 42.7% to S$14.7 million from S$10.3 million for the three months ended December 31, 2006 and 2005, respectively. The strong performance was due to the increased contribution from high layer count and thick copper PCB for application in the power supply segment.

APP6-2

The significant decline in USD/SGD exchange rate to S$1.56 for the three months ended December 31, 2006 from S$1.69 for the three months ended December 31, 2005 had a significant impact on the current quarter sales.

Gross profit decreased to 16.5% from 20.8% for the three months ending December 31, 2006 and 2005, respectively. The FPC division decrease was primarily attributable to lower sales, fewer new program launches and a higher scrap rate due to the increased quality requirements of some of the Japanese products. The PCB division gross profit decrease was primarily due to the increased compensation claims by customers.

Operating expenses as a percentage of sales remained relatively flat for the three months ended December 31, 2006 and 2005. Distribution and marketing expenses decreased to S$3.0 million for the three months ended December 31, 2006 from S$4.3 million for the comparable period in the prior year primarily due to a reduction in the warranty reserve of S$0.9 million. This decease was offset primarily by increased other expenses of S$0.6 million as a result of professional fees incurred in relation to the proposed pre-conditional voluntary offer by Multi-Fineline Electronix, Inc to acquire all the issued shares of MFS.

The overall effective tax rate increased to 14.4% from 11.4% for the three months ended December 31, 2006 and 2005 respectively. This was mainly due to lower tax-free contribution from the China FPC facility in the current period as well as provision for prior year tax made in the current quarter.

Comparison of Fiscal Years 2006, 2005 and 2004

The following table sets forth the statement of operations data expressed as a percentage of net sales for the period indicated.

	Years Ended
	2006	2005	2004
Net sales	100.0%	100.0%	100.0%
Cost of sales	84.2	84.3	83.2

Gross profit	15.8	15.7	16.8

Operating expenses:
Distribution and marketing	2.1	1.7	1.8
Administrative	2.7	2.7	2.4

Total operating expenses	4.8	4.4	4.2

Operating income	11.0	11.3	12.6
Interest income	0.2	0.1	0.0
Interest expense	(0.4)	(0.3)	(0.1)
Other (income), net	(0.8)	(0.1)	(0.1)

Income before provision for income taxes	10.0	11.0	12.4
Provision for income taxes	(1.4)	(1.9)	(2.5)

Total profit	8.6	9.1	9.9
Minority interest	(1.0)	—	—

Net income	7.6%	9.1%	9.9%

Comparison of Year Ended September 30, 2006 to Year Ended September 30, 2005

The slight increase of S$3.9 million, or 1%, from fiscal 2005 to fiscal 2006 was attributable primarily to the increase in PCB sales, which was slightly offset by a decrease in the FPC division sales. PCB division sales increased by 24.6%, from S$39.9 million in fiscal 2005 to S$49.7 million in fiscal 2006. The increase in the PCB sales was mainly driven from the power supply segment. The remaining sales for fiscal 2006 were from the FPC division and comprised 87.1% of total sales. FPC division sales are largely driven by the telecommunication sector. Sales from the FPC division declined by 1.7% from S$339.6 million in fiscal 2005 to S$333.7 million in

APP6-3

fiscal 2006. This decrease was primarily due to weaker customer demand and price concessions given to major customers. The display image segment of the FPC division accounted for a majority of the decline in sales.

Cost of sales as a percentage of net sales remained relatively flat. For the FPC division, materials as a percentage of sales increased for fiscal 2006 as compared to fiscal 2005. In addition, cost of sales increased due to the lower utilization rate of the manufacturing facilities due to the lower sales volumes. These increases were slightly offset with a more favorable product mix towards higher valued multi-layered products. The PCB division gross profit increased from S$8.0 million in fiscal 2005 to S$9.9 million in fiscal 2006 due to leveraging of fixed overhead over increased sales volumes. The PCB division contributed to 16.3% of the gross profit for fiscal 2006 compared to 13.4% for fiscal 2005.

Other operating income increased from S$3.2 million in fiscal 2005 to S$5.7 million in fiscal 2006 due mainly to higher recovery from scrap materials. Other operating expenses increased from S$3.1 million in fiscal 2005 to S$8.0 in fiscal 2006 due to higher foreign exchange losses amounting to S$2.5 million due to the downward trend of the US Dollar as well as S$1.3 million for professional fees incurred in relation to the proposed pre-conditional voluntary offer by M-Flex to acquire all the issued shares of the MFS.

MFS’ distribution and administrative expenses for fiscal 2006 increased by S$1.7 million from S$16.8 million for fiscal 2005 to S$18.5 million for fiscal 2006. This was mainly due to provision for warranty increase of S$0.8 million.

The overall effective tax rate fell from 16.9% in fiscal 2005 to 13.9% in fiscal 2006 principally due to higher tax-free contribution from the China FPC facility as well as prior year’ tax overprovision written back after finalization by Inland Revenue Authority of Singapore.

MFS profit after tax attributable to shareholders fell by 14.8% from S$34.4 million for fiscal 2005 to S$29.3 million for fiscal 2006. S$3.4 million of the decrease was due to the increase in minority interest for fiscal 2006, and the remainder of the decrease was due to the overall performance as discussed above.

Comparison of Year Ended September 30, 2005 to Year Ended September 30, 2004

MFS’ sales for fiscal year 2005 decreased 12.2% to S$379.5 million from S$432.3 million in fiscal year 2004. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the display and imaging sector.

The sales of MFS’ flexible printed circuit business declined 14.5% from S$397.3 million in fiscal year 2004 to S$339.7 million in fiscal year 2005. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the LCD display and imaging sector, partially set off by an increase in demand in the personal communication and wireless portables sectors. The overall decline was due primarily to the delay in the launch of several anticipated new volume programs by key customers in both the personal communication and display sectors.

Lower sales and the price pressure from a less favorable product mix resulted in an 18.2% decline in gross profit. MFS incurred a foreign exchange loss of S$1.3 million for fiscal 2005. Overall, sales for the PBT division declined from S$52.7 million in fiscal year 2004 to S$40.2 million in fiscal year 2005.

Printed circuit board division’s performance moderately improved as sales grew by approximately 14.3% from S$34.9 million in fiscal year 2004 to S$39.9 million in fiscal year 2005.

In line with the overall lower sales, MFS’ distribution and administrative expenses for fiscal year 2005 decreased by S$1.7 million to S$16.1 million from S$17.8 million in the previous financial year. Other operating income increased from S$2.1 million in fiscal year 2004 to S$3.2 million in fiscal year 2005 due to contractual

APP6-4

compensation arising from cancellation of customer orders. Other operating expenses increased from S$2.4 million in fiscal year 2004 to S$3.1 million in fiscal year 2005 primarily due to higher foreign exchange losses.

MFS’ tax rate decreased from 20.5% in fiscal year 2004 to 16.6% in fiscal year 2005 as MFS’ Singapore subsidiary obtained the Development and Expansion Incentive, or DEI, grant from the Economic Development Board, or EDB, in which EDB granted a concessionary tax rate on qualifying income above a certain base. As the commencement date of the DEI was April 1, 2004, the financial effects of the DEI on the provision for tax from April 1, 2004 to September 30, 2005 have been recorded in the current financial year.

Liquidity and Capital Resources

Three Months Ended December 31, 2006

Net cash generated from operations during the three months ended December 31, 2006 was S$4.9 million. Net income of S$10.0 million, adjusted for tax expense, depreciation, interest income and expense, share-based payment expenses, and foreign gain adjustment generated S$15.1 million of operating cash, offset by S$10.2 million required for working capital.

Changes in the principal components of working capital for the three months ended December 31, 2006 were as follows:

Net trade and other receivables increased to S$99.9 million at December 31, 2006 from S$86.1 million at September 30, 2006. The 16.0% increase was attributable to increased sequential sales in the first quarter of fiscal 2007. MFS’ net inventory balance increased 20.2% to S$48.2 million at December 31, 2006 from S$40.1 million at September 30, 2006. The increase in inventory was attributable to increased business volumes.

MFS’ trade and other payables increased by 14.3%, from S$83.8 million at September 30, 2006 to S$95.7 million at December 31, 2006. The increase was due to increased purchases related to the increase in sales for the first quarter of fiscal year 2007. Depreciation expense was S$2.6 million for first quarter of fiscal year 2007 versus S$2.7 million for the first quarter of fiscal 2006 due to a decreased fixed asset base.

MFS’ principal investing and financing activities for the three months ended December 31, 2006 were as follows:

Net cash used in investing activities was S$0.6 million for three months ended December 31, 2006. Capital expenditures of S$1.0 million during the three months ended December 31, 2006 related to capacity expansion and technology upgrade at existing facilities. Interest received from fixed deposits were S$0.4 million during the three months ended December 31, 2006.

Net cash used in financing activities was S$0.2 million during the three months ended December 31, 2006. Interest paid during the three months ended December 31, 2006 was S$0.2 million.

Fiscal Year 2006

Net cash generated from operations during the fiscal year 2006 was S$44.7 million. Net income of S$38.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment, share-based payment expenses, dividend income and fair value gain from derivatives generated S$50.3 million of operating cash, offset by S$1.1 million required for working capital.

Changes in the principal components of working capital in fiscal year 2006 were as follows:

Net trade and other receivables decreased to S$86.1 million from S$94.0 million at September 30, 2005. The 8.5% decrease was attributable to lower sales in the final quarter of fiscal 2006 and improved receivables collection versus the comparable period in the prior year. MFS’ net inventory balance increased 5.4% to S$40.1

APP6-5

million at September 2006 from S$38.0 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$6.9 million, from S$90.7 million at September 30, 2005 to S$83.8 million at September 30, 2006. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2006. Depreciation expense was S$10.5 million for fiscal year 2006 versus S$9.7 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2006 were as follows:

Net cash used in investing activities was S$5.2 million for fiscal year 2006. Capital expenditures were S$6.0 million and related to capacity expansion and technology upgrade at existing facilities. Interests received from fixed deposits were S$0.8 million during the financial year ended September 30, 2006.

Net cash used in financing activities was S$38.7 million during the fiscal year 2006. Net repayment for bank borrowings was S$14.1 million. Dividends paid to shareholders were S$26.2 million and consisted of a final tax exempt dividend related to fiscal year 2005 of S$0.015 per share, or $9.8 million, a special tax exempt dividend related to fiscal year 2005 of S$0.025 per share, or S$16.4 million. Interest paid during the fiscal year was S$1.5 million.

Fiscal Year 2005

Net cash generated from operations during fiscal year 2005 was S$41.3 million. Net income of S$42.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment and write-off of property, plant and equipment generated S$52.8 million of operating cash, offset by S$3.5 million required for working capital.

Changes in the principal components of working capital in fiscal year 2005 were as follows:

Net trade and other receivables decreased to S$93.2 million from S$114.0 million at September 30, 2004. The 18.2% decrease was attributable to lower sales in the final quarter of fiscal 2005 versus the comparable period in the prior year. MFS’ net inventory balance increased 19.1% to S$38.0 million at September 30, 2005 from S$31.9 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$22.9 million, from S$113.6 million at September 30, 2004 to S$90.7 million at September 30, 2005. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2005. Depreciation expense was S$9.7 million for fiscal year 2005 versus S$8.0 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2005 were as follows:

Net cash used in investing activities was S$16.6 million for fiscal year 2005. Capital expenditures were S$14.5 million and related to capacity expansion at existing facilities. Purchases of marketable securities were S$3.0 million during the year ended September 30, 2005.

Net cash used in financing activities was S$5.0 million during fiscal year 2005. Net proceeds from bank borrowings were S$10.8 million to fund working capital needs. Dividends paid to MFS’ minority interest were S$2.1 million. Dividends paid to shareholders were S$13.4 million and consisted of a final tax exempt dividend related to fiscal year 2004 of S$0.0055 per share, or S$3.6 million, a special tax exempt dividend related to fiscal year 2004 of S$0.01 per share, or S$6.5 million, and an interim tax exempt dividend related to fiscal year 2005 of S$0.005 per share, or S$3.3 million. Interest paid during fiscal year 2005 was S$1.1 million.

APP6-6

Contractual Obligations

As of September 30, 2006, MFS had no off-balance sheet arrangements as defined in Item 303(a)(4) of the SEC’s Regulation S-K. The following summarizes MFS’ contractual obligations at September 30, 2006 and the effect those obligations are expected to have on the liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 5 years	More than 5 years
	(in Singapore Dollars in thousands)
Current borrowings	$7,918	$7,918	$—	$—
Non-current borrowings	3,009	—	3,009	—
Operating leases	6,577	268	529	5,780
Purchase obligations	605	605	—	—

Total contractual obligations	$18,109	$8,791	$3,538	$5,780

Financial Risk

MFS conducts business in a number of foreign countries, with sales denominated mainly in U.S. dollars, and most operating costs denominated mainly in the respective local currencies, Singapore dollar, Chinese Renminbi, and Malaysian Ringgit, in countries where MFS’ production operations are located.

In certain instances where there are timing differences between sales and operating costs, MFS has entered into contracts that are denominated in foreign currencies, MFS has obtained foreign currency forward contracts to offset the impact of currency rate fluctuations on accounts receivable. These contracts are used to reduce its risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in the fair value of these forward contracts are recorded immediately in earnings.

MFS does not enter into derivative instrument transactions for trading or speculative purposes. The purpose of MFS’ foreign currency management policy is to minimize the effect of exchange rate fluctuations on certain foreign denominated anticipated cash flows. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. MFS expects to continue to use foreign currency forward contracts to manage foreign currency exchange risks in the future.

MFS has borrowings under variable rate credit facilities, and thus subject to interest rate fluctuations. As of September 30, 2006, these borrowings consisted of S$10.6 million in current borrowings. An increase in interest rates by 1% could result in additional annual interest expense of approximately S$106,000 on these variable rate borrowings.

With respect to trade receivables, MFS designs, manufactures and distributes flexible printed circuits and printed circuit boards. MFS’ customers include mainly wireless customers. Credit is extended based on an evaluation of each customer’s financial condition, and generally collateral is not required. Generally, payment terms stipulate payment within 90 days of shipment and currently, MFS does not engage in leasing or other customer financing arrangements. Many of MFS’ international sales are secured with import insurance or letters of credit to mitigate credit risk. Although MFS has processes in place to monitor and mitigate credit risk, there can be no assurance that such programs will be effective in eliminating such risk. Historically, credit losses have been within MFS’ management’s expectations. Future losses, if incurred, could harm MFS’ business and have a material adverse effect on its financial position, results of operations or cash flows.

APP6-7

APPENDIX 7

ADDITIONAL INFORMATION ABOUT THE TRANSACTION

Background of the Transaction

For several years, Philip A. Harding, the Chief Executive Officer of M-Flex and Pang Tak Lim, the Managing Director of MFS have, from time to time, discussed the potential synergies of combining the business operations of M-Flex and MFS, given the companies’ similar business models, customer base, industry focus and common shareholder. During this period, the companies also engaged in periodic dialogue regarding the industry and strategies for growing their respective businesses. In addition, the two companies periodically have collaborated on manufacturing, including MFS providing subcontracting services to M-Flex and the parties entering into a memorandum of cooperation in 2001 to facilitate joint manufacturing efforts, which agreement later expired in 2003.

Beginning in late 2004, Mr. Harding, in connection with the preparation of M-Flex’s strategic business plan, began to analyze potential business combination transactions as a method of increasing stockholder value. As part of this effort he requested that Needham & Company, LLC, or Needham, assist him in reviewing potential targets for a business combination transaction. Needham subsequently presented Mr. Harding with an informal analysis that identified and reviewed the benefits and drawbacks of combining M-Flex’s operations with several potential acquisition targets in the flexible printed circuit industry, including MFS. Mr. Harding subsequently held several informal discussions with members of the Board of Directors regarding potential acquisition targets.

On March 3, 2005, at a regularly scheduled meeting of the Board of Directors, Mr. Harding discussed with the Board of Directors the possibility that engaging in a strategic transaction, including a potential business combination with another company, could be accretive to the company’s operations and could add to stockholder value. Between March 3, 2005 and March 24, 2005, Mr. Harding continued to evaluate potential strategic transactions, and in connection therewith, consulted further with Needham regarding potential acquisition candidates and the potential advisability of such a transaction.

On March 24, 2005, at a special meeting of the Board of Directors, Mr. Harding discussed further with the Board his view that the company should consider engaging in a potential strategic transaction. After further deliberations, the Board resolved that Mr. Harding should obtain proposals from several investment banking firms to advise the company on the prospects and advisability of pursuing a strategic transaction.

On April 19, 2005, at a special meeting of the Board of Directors, Mr. Harding updated the Board on the proposals M-Flex had received from investment banking firms regarding a potential transaction. After extensive discussion, the Board resolved that Mr. Harding should negotiate engagement letters with selected investment banks identified by the Board to determine which of such banks would provide the most advantageous terms of engagement. As part of such discussion, the Board noted that several of the investment banking firms interviewed by Mr. Harding had identified MFS as the likely best fit for a potential business combination with M-Flex. The Board and management further discussed the practicalities of combining with MFS and the other possible targets identified by investment banking firms, with Dr. Lim and Mr. Tan abstaining from participating in such discussion as a result of WBL’s ownership interest in MFS, one of the potential targets. Thereafter, between April 20, 2005 and May 2, 2005, Mr. Harding engaged in extensive discussions with the investment banks identified by the Board regarding the potential engagement of such banks to assist the company in evaluating a potential strategic transaction.

On May 2, 2005, at a special meeting of the Board of Directors, the Board resolved that it was advisable and in the best interests of the stockholders to form a special committee, to be comprised solely of independent directors, given that the company had begun to consider the possibility of engaging in a potential business combination and that MFS was one of the potential targets. At such meeting, this Special Committee was formed, and Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau were appointed to the Special Committee, with Mr. Dadamo being appointed to serve as Chairman of the Special Committee.

APP7-1

Following the meeting of the Board on May 2, 2005, the newly created Special Committee convened a meeting to discuss the engagement of an investment banking firm to assist the Special Committee in evaluating the potential business combination. After extensive discussion, the Special Committee resolved that Mr. Harding should finalize and execute the engagement letter with Needham to act as financial advisor for the Special Committee, on terms presented to the Special Committee at the May 2, 2005 meeting, including the engagement of DBS Bank Ltd, or DBS Bank, as Singapore financial advisor to the Special Committee. The Special Committee’s selection of Needham was based on several factors, including Needham’s historical knowledge of M-Flex, Needham’s expertise and experience in representing companies in the same industry as M-Flex, Needham’s expertise and experience representing companies involved in business combinations and Needham’s fees as compared to the other firms considered.

On May 16, 2005, at a meeting of the Special Committee, representatives of Needham presented the Special Committee with an analysis regarding the potential benefits and drawbacks of a business combination with MFS. At such meeting, outside counsel to the Special Committee also reviewed the fiduciary duties of the directors of the company, including the members of the Special Committee. After discussing M-Flex’s various options with its outside advisors, including the strategic rationale for a combination with MFS, the Special Committee directed Mr. Harding to continue preliminary discussions with representatives of MFS with respect to the potential transaction.

Throughout May, June and July, Mr. Harding continued to work with Needham to identify the potential benefits and drawbacks of a business combination. On August 1, 2005, at a meeting of the Special Committee, Mr. Harding reported that he had previously met with Mr. Pang and representatives of WBL to discuss that M-Flex and MFS should engage in a potential business combination. After extensive discussion, the Special Committee directed that Mr. Harding continue such discussions with WBL and MFS. Subsequently, in August 2005, M-Flex legal representatives, management and financial advisors attended meetings in Singapore to further discuss a potential transaction to combine the two companies. At this time, M-Flex and MFS entered into a nondisclosure agreement to exchange confidential information to facilitate continued discussions of a potential transaction between the two companies. On August 31, 2005, the Special Committee met to discuss the results of those meetings. At such meeting, representatives of Needham also reported on their analysis regarding the benefits and drawbacks of a potential acquisition of MFS, potential acquisition structures, and expected timetables and expenses of such a transaction. At the conclusion of such meeting, the Special Committee resolved to arrange a meeting with representatives of WBL to discuss with WBL its interest in a potential business combination between M-Flex and MFS.

On September 12, 2005, the Special Committee held a meeting to discuss the status of the negotiations with MFS. On September 20, 2005, the Special Committee met to discuss a draft of a preliminary term sheet for the proposed business combination with MFS. Following an extensive discussion among the members of the Special Committee, representatives from management, Needham, DBS Bank and outside counsel, the Special Committee directed Mr. Harding to present the preliminary non-binding term sheet to MFS. Thereafter, M-Flex provided MFS with a preliminary non-binding term sheet outlining the general parameters of a potential acquisition of MFS by M-Flex, possibly through a scheme of arrangement under applicable Singapore laws, rules and regulations and the Code, which is nonstatutory and states by its own terms that it does not have the force of law.

Throughout the balance of September and into October, Mr. Harding continued preliminary discussions with Mr. Pang regarding the potential for a business combination with MFS. On October 18, 2005, the Special Committee met and received an update on such discussions and on Mr. Harding’s analysis of potential business combination alternatives. In addition, in October 2005, M-Flex legal representatives attended additional meetings in Singapore to discuss potential legal implications facing M-Flex with respect to a proposed business combination between MFS and M-Flex. Further discussions and business diligence between M-Flex and MFS continued in October and throughout November 2005. In November 2005, the Board of Directors of MFS retained Macquarie Securities Asia Pte Ltd to assist it in reviewing and assessing the terms of any potential offer and possible structures for business combinations between the two companies. In the same month, MFS appointed a special committee comprised of its independent directors to consider and have general conduct over any matters relating to any possible business combination proposals.

APP7-2

On December 5 and 8, 2005, the Special Committee met to receive updates on the potential business combination with MFS. M-Flex’s management, legal counsel and financial advisors attended meetings in December 2005 in Singapore to discuss with MFS and its advisors the potential business combination. On December 21, 2005, the Special Committee and Needham convened a meeting to receive an update on the progress of such meetings. Members of management and the company’s financial advisors met again in Japan in January 2006 to discuss the potential business combination. On January 6 and 17, 2006, the Special Committee convened meetings to receive updates on the meetings held in Singapore and Japan. In such meetings, extensive additional discussions occurred regarding structures of a potential business combination, as well as strategic, business, operational, legal and accounting considerations regarding the potential business combination.

During the remainder of January and continuing through February 2006, the parties and their legal and financial advisors continued to engage in negotiations with respect to the proposed transaction. Although the parties agreed in principle that any business combination between the two companies would be effected as an acquisition by M-Flex of MFS, other matters, including the share exchange ratio, percentage thresholds of tendered shares and cash price for each MFS share tendered, had not been agreed to by the parties. The Special Committee convened meetings on February 7 and 11, 2006 to receive updates on these negotiations. In such meetings, extensive discussions regarding structures of a potential transaction, as well as strategic, business, operational, legal and accounting considerations regarding the potential transaction occurred between members of the Special Committee, management, and M-Flex’s outside advisors.

In Singapore, on February 23, 2006, as part of the due diligence process, each company made available to the other party data rooms containing legal and business due diligence materials. For the next two weeks, members of M-Flex’s and MFS’ senior management teams and their external, internal, legal, accounting, and financial advisors conducted due diligence reviews from an operational, financing, accounting, tax and legal perspective, including participating in discussions with members of the other party’s management. During the remainder of March 2006, representatives of the two companies met as part of the companies’ ongoing due diligence and negotiation efforts. The Special Committee convened meetings on March 8 and 15, 2006 to receive updates on these activities, including extensive discussions regarding structures of a potential transaction, strategic business, operational, legal and accounting considerations.

On March 28, 2006, M-Flex and WBL reached a preliminary understanding on a proposed offer, on terms which M-Flex would make to MFS and which WBL would be willing to support. The Offer included Stock Consideration of 0.0145 shares of New M-Flex Stock for each outstanding MFS share, Cash Consideration denominated in Singapore dollars of S$1.15 (U.S.$0.[    ], as of [            ], 2007) per outstanding MFS share tendered if less than 90 percent of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered, or S$1.20 (U.S.$0.[    ], as of [            ], 2007) per MFS share if 90 percent or more of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered. The Offer is conditioned upon more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS) being tendered for New M-Flex stock or cash. In addition, any holder of MFS shares electing to tender their MFS shares in return for New M-Flex stock will be required to agree not to sell any New M-Flex stock they receive as consideration for their MFS shares for a period of six months after the closing of the Offer, if it closes.

On March 28, 2006, M-Flex’s Board of Directors and Special Committee convened a joint meeting to consider the Offer. At this meeting:

•

Mr. Harding presented a discussion on the preliminary understanding between M-Flex and WBL (as stated above), which terms had also been agreed to in their individual capacity by Mr. Pang Tak Lim and Mr. Lester Wong, with respect to the terms of an offer to be made by M-Flex for all of the outstanding shares of MFS;

APP7-3

•

Needham presented financial information with respect to M-Flex, MFS and the Offer (as reflected in the pre-conditional offer announcement) and rendered an oral opinion addressed to the Special Committee, subsequently confirmed by a written opinion dated March 28, 2006, that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the exchange ratio in the pre-conditional offer announcement was fair from a financial point of view to M-Flex stockholders;

•	Legal advisors reviewed the results of the diligence investigation conducted by counsel to company and members of management;

•

Legal advisors reviewed the final forms of the pre-conditional offer announcement and related documents and other legal matters, including the fiduciary duties of the directors in connection with the transaction; and

•

Brian Stevens, Director of Finance at M-Flex, presented a discussion of the financial and accounting due diligence conducted by management and outside accounting advisors, including MFS’ overall financial condition, areas of concern, and potential accounting impact of risk areas and uncertainties. In addition, Mr. Stevens discussed the potential accounting changes, along with their estimated costs, that would be required at MFS to comply with U.S. regulatory authorities and generally accepted accounting principles, and to maximize the potential for a successful integration if the Offer is accepted.

The Board then temporarily adjourned and the Special Committee convened a meeting to discuss the matters presented to the Board. Following a full discussion, including, among other things, further consultation with (i) outside counsel regarding the fiduciary duties of the directors in connection with the proposed transaction, (ii) outside counsel and members of management regarding the results of the diligence review of MFS, (iii) members of management and its outside consultants regarding accounting implications of the transaction and (iv) representatives of Needham regarding the fairness of the transaction, from a financial point of view, to M-Flex stockholders, M-Flex’s Special Committee unanimously approved the terms of the Offer and the company’s intention to acquire the outstanding shares of MFS pursuant to such Offer. The Special Committee resolved to advise the Board of Directors that it recommended that the Board approve the making of the Offer, as well as the related issuance of shares of the company’s common stock to the holders of MFS in connection with the Offer.

The Board then reconvened. At this meeting, Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s recommendation that the Board of Directors approve the Offer and the related transactions.

Following a full discussion, and based upon the presentations made to the Board of Directors at this and prior meetings, M-Flex’s Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, that the Offer and the terms of the Offer were advisable and fair to, and in the best interest of, M-Flex and its stockholders and the Offer was unanimously approved. Prior to the opening of trading on The Nasdaq Global Select Market on March 30, 2006, M-Flex issued a press release announcing the Offer.

In connection with the announcement of the Offer, WBL entered into an undertaking agreement pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of New M-Flex Stock. In addition, Mr. Pang Tak Lim and Mr. Lester Wong, who collectively own approximately 1.3% of MFS’ shares, signed an undertaking agreement in their capacity as shareholders of MFS agreeing to tender MFS Shares. The undertaking agreement of WBL contained the grant of a proxy to Mr. Harding enabling Mr. Harding to vote WBL’s shares of M-Flex at M-Flex’s Special Meeting. All three of these undertaking agreements expired on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration.

APP7-4

On June 27, 2006, M-Flex filed the registration statement on Form S-4 with the U.S. Securities and Exchange Commission, or the SEC. On July 21, 2006, M-Flex received an initial set of comments from the SEC and commenced preparing responses to those comments.

On August 7, 2006, MFS issued its operating results for the three and nine months ended June 30, 2006. Specifically, MFS’ net sales had declined by 8%, gross profit has declined by 48% and net income had declined by 85% for the three-month period ended June 30, 2006 compared to the comparable period in 2005. These results were substantially below projections for MFS relied upon by the Special Committee and Board of Directors in recommending the transaction, and by Needham in providing the March 28, 2006 opinion that the consideration to be paid to MFS shareholders was, from a financial point of view, fair to M-Flex’s Stockholders. On August 9, 2006, the Special Committee held a meeting to discuss MFS’ results for the three and nine months ended June 30, 2006. From August 8, 2006 through August 22, 2006 the Special Committee members engaged in extensive telephonic discussions with members of management and M-Flex’s financial advisors and outside counsel regarding MFS’ financial results and the impact of those results on the proposed Offer. During these discussions the Special Committee reviewed revised valuation models prepared by management with the assistance of M-Flex’s financial advisors. M-Flex also attempted to engage in discussions with MFS to obtain additional information on MFS’ results, including determining whether the results were a one-time occurrence or reflected a significant downturn in MFS’ business. On August 15, 2006, the Special Committee held a meeting in which it reviewed revised valuation models with management and discussed financing alternatives for the transaction. At the conclusion of such meeting the Special Committee directed management and Needham to attempt a renegotiation with MFS. As a result thereof, M-Flex presented MFS a revised offer for a cash price of S$0.50 to S$0.52 per share with the same exchange ratio of 0.0145 shares of New M-Flex common stock per MFS share tendered based on updated financial models that reflected MFS’ June 30, 2006 financial results MFS countered at a price of S$0.95 to S$1.00 per share with an exchange ratio of 0.25 shares of New M-Flex common stock per MFS share tendered. Except for the foregoing, all other terms of the Offer would have remained the same. No agreement was reached by the parties as to a revised price. Consequently, and after numerous additional calls among members of the Special Committee with management and outside advisors, on August 22, the Special Committee announced its determination that the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders.

The Special Committee based its determination on a number of factors, including significant decreases in MFS’ net sales and net income for the third quarter of fiscal year 2006. The Special Committee also noted the decline in the value of M-Flex common stock since the date of announcement of the Offer; however, the Special Committee did not assign significant importance to this factor relative to the other factors in determining to change its recommendation given that (1) the stock exchange ratio in the Offer is fixed, (2) the stock price decline occurred almost entirely prior to the initial filing of the registration statement and (3) the fact that the Special Committee always assumed that minority shareholders of MFS would elect cash instead of stock and designed the terms of the Offer to encourage the minority shareholders of MFS to accept cash instead of stock by requiring MFS Shareholders who elected the Stock Consideration to sign a lock-up agreement and refrain from selling M-Flex shares acquired in the Offer for six months. On October 9, 2006, the Board voted unanimously, with Dr. Lim and Mr. Tan abstaining, to withdraw its recommendation for the Offer and recommended that stockholders vote against the transaction.

On August 22, 2006, M-Flex announced that it submitted an initial application to the SIC requesting its consent to allow M-Flex to immediately withdraw the Offer. In general, under the Code, once a company announces its intention to make an offer it is prohibited from withdrawing the offer without the express consent of the SIC unless one of the pre-conditions to the Offer is implicated. This application articulated M-Flex’s desire to withdraw the Offer so that it would not be required to incur the substantial expense and distraction of convening a stockholders’ meeting in order to vote on a transaction that the Special Committee and M-Flex’s management do not support. On August 25, 2006, M-Flex announced that the SIC denied its initial application.

On September 12, 2006, the Special Committee held a meeting to discuss the status of the Offer. The Special Committee’s legal advisor discussed the role of and status of discussion with the SIC with regard to the Offer.

APP7-5

On September 14, 2006, the Special Committee held a meeting to further discuss the recent activities regarding the transaction. At this meeting, the Special Committee extensively discussed several different potential strategies and alternatives for the transaction, including the pursuit of federal securities claims against the Stark hedge funds that had recently acquired approximately 18.4% of M-Flex’s outstanding common stock. The members of the Special Committee engaged in extensive discussions about the possibility of carrying out the transaction on the current terms and directed representatives of M-Flex and its legal counsel to travel to Singapore to discuss various potential strategies and alternatives for the transaction with WBL and MFS.

On September 26, 2006, the Special Committee held a meeting to consider the current state of the transaction and to receive an update from management and its legal advisors, including the results of the meetings in Singapore. Following such update, an extensive discussion ensued regarding the various legal strategies and alternatives that were discussed during the previous meeting, including potential litigation against the Stark hedge funds and WBL.

On October 9, 2006, the Board of Directors held a meeting at which Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s change in its recommendation with respect to the advisability of the Offer. As part of that report the Special Committee recommended that M-Flex not undertake the transaction on the current terms unless additional information was obtained about MFS that would support, at a minimum, that (i) the current price is a fair price to pay for MFS, and (ii) the combined company would have the ability to service the debt required to be incurred by M-Flex in order pay the purchase price. In addition, this report included a full discussion of factors considered by the Special Committee before it reached its conclusion that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders.

Mr. Dadamo reminded the Board that WBL signed an undertaking agreement pursuant to which it agreed to vote its M-Flex shares in favor of the transaction and noted that WBL had indicated that it was bound to vote in accordance with the undertaking. Further, Mr. Dadamo discussed that the Stark hedge funds acquired approximately 48% of the outstanding shares of M-Flex not held by WBL and filed a Schedule 13D with the SEC stating that they intend to vote “for” the transaction proceeding. The Special Committee’s report also indicated that the Stark hedge funds own shares of MFS and that the Special Committee had reason to believe the Stark hedge funds have thus hedged their investment in M-Flex.

Mr. Dadamo’s report noted that given WBL’s and the Stark hedge funds’ voting positions, the Special Committee had retained special Delaware counsel, in addition to its regular counsel, to advise regarding the Special Committee’s duties and obligations under Delaware law, and the ability of M-Flex to seek, among other things, a judicial order requiring WBL to vote against the transaction and enjoining the Stark hedge funds from voting their shares prior to disclosing all facts required to be disclosed regarding their positions in M-Flex securities, including how much MFS stock they own and whether they have engaged in additional hedging transactions with respect to their M-Flex shares.

The Special Committee noted that it had instructed legal counsel to prepare a complaint to be filed against the Stark entities and principals, which would seek to obtain a court order enjoining the Stark hedge funds from voting their M-Flex shares until they had disclosed publicly all facts required to be disclosed regarding their positions in M-Flex securities including how much MFS stock they own and whether they have engaged in additional hedging transactions with respect to their M-Flex shares. If it is determined that those defendants are violating their disclosure obligations, the complaint also would seek an injunction preventing such stockholders from voting their shares while in violation of the federal securities laws. The Special Committee also noted that it had instructed legal counsel to prepare a complaint to be filed against WBL to prevent WBL from voting its M-Flex shares in favor of the transaction. That complaint would allege that WBL would violate its fiduciary obligations as a majority shareholder by voting for the transaction in light of MFS’ recent adverse performance and the harm that could occur to M-Flex if the transaction proceeds. A draft of the complaints were provided to the members of the Special Committee and Board of Directors.

APP7-6

Following this report by the Special Committee, the Board of Directors engaged in an extensive discussion regarding the Committee’s review process, how the Committee determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders, and the proposed resolutions.

Following a full discussion, and based upon the presentation made to the Board of Directors, the Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, to withdraw its recommendation for the Offer and recommend to stockholders that they vote against the proposed acquisition by M-Flex of MFS. The Board further unanimously approved, with Dr. Lim and Mr. Tan abstaining, the complaint to be filed in the federal court for the Central District of California against the Stark hedge funds and affiliates thereof, in substantially the form previously provided to the Board, and to cause legal counsel to file this complaint on October 11, 2006.

On October 11, 2006, M-Flex filed a suit in the U.S. District Court for the Central District of California alleging that the Stark hedge funds omitted material information from their Schedule 13Ds filed with the SEC and seeking to enjoin the Stark hedge funds from voting their shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws, and on December 4, 2006, the court granted this motion and gave M-Flex until December 26, 2006 to amend its complaint against them. M-Flex determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them has been dismissed.

On October 11, 2006, the Board of Directors held a meeting at which the Board extensively discussed the proposed complaint to be filed in the Chancery Court for the State of Delaware against WBL and certain affiliates. In addition, the Board and the members of the Special Committee, in support of their fiduciary duties to the stockholders of M-Flex, engaged in an extensive discussion regarding their obligations to take all actions reasonable and appropriate to prevent the transaction from occurring, and that such action included the filing of the complaint against WBL. The Board unanimously approved, with Dr. Lim and Mr. Tan abstaining, the filing of the complaint in the Chancery Court for the State of Delaware against WBL and certain affiliates thereof in substantially the form previously provided to the Board, and to cause legal counsel to file this complaint on October 17, 2006.

On October 13, 2006, MFS announced its financial results for the three-month period ended September 30, 2006, or the September ‘06 Quarter. MFS announced net sales for the September ‘06 Quarter of S$89.0 million, down 5% from the comparable period in 2005 and substantially below projections for MFS relied upon by the Special Committee and Board in recommending the transaction, and net income of S$4.2 million, down 49% from the comparable period in 2005 and substantially below projections for MFS relied upon by the Special Committee and Board in recommending the transaction. MFS experienced a decline in gross profit for the September ‘06 Quarter of 26% compared to the comparable period in 2005, and a decline in gross margin over that period from 14.5% to 11.3%. MFS also reported net income before taxes of S$6.5 million, down 16% from the comparable period in 2005. MFS indicated that these declines were attributable to weaker demand from key customers, continued weakening of the U.S. dollar impacting U.S. sales and price reductions given to customers. MFS also indicated that lower utilization of manufacturing facilities combined with increased prices for raw materials further impacted gross profits.

On October 13, 2006, MFS also announced its financial results for the fiscal year ended September 30, 2006, or the ’06 Fiscal Year. MFS announced net sales of S$383.4 million, up 1% from the fiscal year ended September 30, 2005, or the ’05 Fiscal Year, but substantially below projections relied upon by the Special Committee and Board in recommending the transaction, and net income of S$32.9 million, down 5% from the comparable period in 2005 and substantially below projections provided by MFS to M-Flex and relied upon by the Special Committee and Board in recommending the transaction. MFS reported gross profit of S$60.6 million for the ‘06 Fiscal Year, up 2% from the ‘05 Fiscal Year, but substantially below projections relied upon by the Special Committee and Board in recommending the transaction.

APP7-7

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believed would harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On October 19, 2006, M-Flex filed an appeal with the SIC to reverse its earlier decision to deny M-Flex’s application to withdraw the Offer. The principal basis for this appeal was the very substantial change in the financial results of MFS since March 2006, as compared to the comparable periods in the prior year and the projections that MFS had provided during the diligence process. In addition, the appeal discussed in detail the fact that M-Flex agreed upon a valuation of MFS based on certain growth factors that were assumed after lengthy discussions with MFS’ management. Specifically, based substantially in part on discussions with MFS’ management, M-Flex assumed MFS’ revenue would grow from S$380 million in 2005 to S$455 million in 2006 and net income would grow from S$35 million in 2005 to S$49 million in 2006. These assumptions proved to be inaccurate given that MFS’ financial performance reflected a downturn from its 2005 financial results in many areas. The appeal sought permission to withdraw the Offer on these, among other, bases. On November 9, 2006, the SIC responded by asking for additional information regarding the matters described in M-Flex’s appeal. On November 10, 2006, M-Flex submitted such additional information to the SIC for consideration. On December 8, 2006, M-Flex provided additional information to the SIC regarding the status of the pending litigation and the registration statement. On December 22, 2006, M-Flex announced that the SIC denied its application for approval to withdraw the Offer. In denying M-Flex’s application for approval to withdraw the Offer, the SIC noted that the filing by M-Flex of two lawsuits against certain of its stockholders may have affected the fulfillment of the Effectiveness Pre-Condition and, as a result, the SIC ruled that M-Flex should extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007. On January 5, 2007, M-Flex announced that the Special Committee had agreed to extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007, in accordance with the SIC’s ruling. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court for the State of Delaware against M-Flex, the Special Committee and Philip A. Harding asserting claims for declaratory and injunctive relief, as well as damages, and alleging that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of its extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC.

On November 26, 2006, the Board held a meeting at which M-Flex’s legal advisors provided information regarding the registration statement. As part of such discussion, the legal advisors informed the Board that the registration statement was ready to be filed, but for the recently received letter from MFS’ counsel indicating there were potential inaccuracies in the registration statement. M-Flex’s legal advisors reviewed with the Board how (i) the registration statement was revised to address each of MFS’ concerns and comments, (ii) the comments were otherwise inapplicable or resolved, or (iii) MFS’ comments were inaccurate. Following such presentation, members of the Special Committee extensively discussed the factors that were considered in their decision to withdraw their support for the Offer. At the conclusion of such discussion, the Board of Directors, with Dr. Lim abstaining and with Choon

APP7-8

Seng Tan absent from the meeting, confirmed that to their knowledge, and after extensive review of the registration statement, (i) MFS’ comments had been appropriately addressed and (ii) the registration statement did not contain any material inaccuracies, and instructed M-Flex’s legal advisors to file the registration statement with the SEC.

On November 27, 2006, M-Flex filed amendment number 1 to the registration statement on Form S-4 with the SEC. On December 11, 2006, M-Flex received additional comments from the SEC and commenced preparing responses to those comments.

From December 19, 2006 through December 23, 2006, the Special Committee held several meetings to discuss the status of the registration statement and litigation matters. On December 19, 2006 the Committee’s legal advisors provided an update regarding M-Flex’s appeal filed with the SIC. The Committee’s legal advisors informed the Committee that M-Flex had received a letter from the SIC advising M-Flex that its application requesting that the SIC permit M-Flex to withdraw the Offer on the basis of material adverse change had been denied. In addition, the SIC had ruled that M-Flex should extend the deadline for the fulfillment of the pre-condition that the registration statement be declared effective from December 31, 2006 to March 31, 2007. Following extensive discussion, the Committee determined it would continue to evaluate whether to extend the deadline. Next, the Committee was provided with an update regarding the registration statement. Further, the legal advisors provided the Committee with an update regarding the litigation.

Mr. Dadamo then led the Committee in a discussion regarding the transaction with respect to MFS, and asked M-Flex’s management to provide updated information on M-Flex’s and MFS’ businesses and various financing arrangements for the Offer. The Committee then engaged in an extensive discussion regarding the current terms of the transaction, the SIC response letter and the implications of the request for an extension of the pre-conditions to the Offer, and the status of the litigation.

On December 20, 2006, the Special Committee reconvened the meeting to discuss and receive an update regarding settlement negotiations with the Stark hedge funds and the structure of a potential settlement with such funds. Following such update, the Special Committee engaged in a thorough discussion regarding the potential settlement structure and agreed to have a meeting with the Stark hedge funds to discuss further settlement prospects.

On December 21, 2006, a meeting occurred between M-Flex’s management, its legal advisors and representatives of the Stark hedge funds. Following such meeting, the Special Committee reconvened its meeting and, at the request of Mr. Dadamo, the Special Committee’s legal advisors provided an update regarding the settlement discussions with the Stark hedge funds. Following such update, the Special Committee extensively discussed the settlement negotiations with the Stark hedge funds and the possibility of seeking to restructure the transaction; however, the Special Committee and the Stark hedge funds were unable to reach mutually agreeable terms.

On December 23, 2006, the Special Committee held a meeting to discuss a letter that was received from MFS’ legal counsel on December 22, 2006, or the MFS Letter, regarding the registration statement on Form S-4. The Special Committee’s legal advisor informed them that the registration statement was not filed on December 22, 2006 because of the MFS Letter. Each of the allegations in the MFS Letter were reviewed carefully with the Special Committee, and the disclosure in the registration statement was reviewed carefully with the Special Committee, who then evaluated whether the disclosure adequately addressed the allegations in the MFS Letter and whether any additional changes to the registration statement were necessary. The Special Committee concluded, after much discussion, that M-Flex should proceed with the filing of the registration statement as soon as all required third-party information was obtained.

On December 29, 2006, M-Flex filed amendment number 2 to the registration statement on Form S-4 with the SEC. On January 24, 2007, M-Flex received additional comments from the SEC and commenced preparing responses to those comments.

APP7-9

On December 31, 2006, WBL’s undertaking agreement, in which WBL agreed to vote its M-Flex shares in favor of the Offer and to accept Stock Consideration for its MFS shares, expired. Currently, M-Flex is uncertain as to whether WBL will vote for or against the Offer and if they vote for the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration.

On January 4, 2007, the Special Committee held a meeting to consider the current state of the transaction and to further discuss the SIC’s ruling that M-Flex should extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007. The Special Committee received an update from its legal advisors regarding the potential sanctions that could be imposed for non-compliance with an SIC ruling. Following such update, the Special Committee engaged in an extensive discussion regarding the request to extend the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. Following such extensive discussion, the Special Committee determined to extend the deadline to March 31, 2007 in accordance with the SIC’s ruling.

On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding.

On January 24, 2007, the Special Committee held a meeting to discuss the status of the Offer. The Special Committee’s legal advisors briefly discussed the status of the litigation with WBL and M-Flex’s management provided additional information regarding the impact of the transaction on M-Flex.

On February 3, 2007, the Special Committee held a meeting to consider the current state of the transaction and to receive an update from management and its legal advisors. During this meeting, M-Flex’s management updated the Special Committee regarding MFS’ business and additional concerns regarding the integration of M-Flex and MFS. In addition, legal advisors informed the Special Committee that on February 2, 2007, the Chancery Court dismissed M-Flex’s lawsuit against WBL (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer. Following such update, the Special Committee discussed several different options on how to proceed regarding the transaction and the registration statement with its advisors. The Special Committee then determined to refile the registration statement as soon as possible, to send a letter to the SIC discussing the recent developments with regard to the transaction prior to the registration statement filing, and to confer with WBL regarding the advisability of the transaction to M-Flex.

In addition, during the meeting the Special Committee determined, following a presentation by management regarding the state of M-Flex’s and MFS’ business, a review of market conditions on the registration statement, a review of legal consideration by U.S. and Singapore counsel, and an extensive discussion of the foregoing, that if the Offer is presented to M-Flex’s stockholders and approved at the Special Meeting, M-Flex will not complete the Offer if WBL attempts to elect Cash Consideration. This determination was based on the Special Committee’s determination set forth below:

1.	The terms of the original Offer were predicated upon WBL accepting Stock Consideration, which WBL was required to do as a result of the undertaking agreement; Cash Consideration was never part of the original terms of the Offer. If WBL were to attempt to elect Cash Consideration due to the fact that its undertaking agreement has now expired, M-Flex would consider that election materially inconsistent with the terms of the Offer as originally constructed; and

2.	M-Flex would have no practicable ability at this time to fulfill the cash requirement necessary to complete the Offer if WBL elects Cash Consideration and could not service such debt even if it were

APP7-10

made available to M-Flex. In such an event, the amount M-Flex would be required to borrow to complete the Offer could be as much as $521.2 million, depending on the level of acceptances by MFS minority shareholders and whether such accepting shareholders were to elect Cash or Stock Consideration. The Special Committee previously had determined that requiring M-Flex to borrow approximately $237 million that would be required to complete the Offer if WBL were to elect Stock Consideration (and all other MFS shareholders were to elect Cash Consideration) could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. However, if WBL were to elect Cash Consideration instead of Stock Consideration in the Offer, the situation would worsen materially. The Special Committee has determined that requiring M-Flex to incur the additional debt that would be required to pay WBL cash for its MFS shares (i) would be financially impracticable for M-Flex at this time and (ii) would be commercially unreasonable in that it will not allow M-Flex to continue to operate its business without risk of immediate insolvency.

Further, in the event that prior to the printing and mailing of this Offer Document/Prospectus, WBL announces or otherwise advises M-Flex that it either (i) intends to vote against the Offer, or (ii) intends to vote for the Offer but to elect Cash Consideration, M-Flex will promptly thereafter notify the SIC that it does not intend to proceed to a stockholder vote, even if the other pre-conditions have been satisfied at such time. In such event, M-Flex would withdraw the Offer.

On February 10, 2007, the Special Committee held a meeting to discuss information to be provided to WBL for the purpose of assisting with the analysis regarding the advisability of the transactions. The Special Committee engaged in an extensive discussion regarding the information. The Special Committee temporarily adjourned the meeting for M-Flex’s management to continue the preparation of the presentation. The Special Committee reconvened on February 11, 2007 to further discuss the financial and operational information of M-Flex to be provided to WBL.

On February 12, 2007, M-Flex’s management met with WBL’s investment bank to discuss the financial and operational impact of the Offer on M-Flex. In addition, M-Flex provided WBL’s investment bank with the presentation that was reviewed by the Special Committee.

On February 28, 2007, the Special Committee held a meeting to discuss, among other things, the status of the registration statement.

On February 27, 2007, as a courtesy, M-Flex sent a letter to the SIC articulating M-Flex’s intent to present the Offer to its stockholders for approval subject to the conditions previously discussed above, or the Conditions, articulating that if WBL elects cash consideration the Offer will not close. On March 2, 2007, M-Flex received a letter from the SIC, or the SIC Letter, in which it indicated it did not approve of the Conditions.

On March 5, 2007, the Special Committee held a meeting to discuss the current state of the transaction and to receive an update from management and its legal advisors. During such meeting the Special Committee received a general update regarding the registration statement and what would likely occur if WBL elects Cash Consideration. Further, the Special Committee received updates regarding the transaction financing and M-Flex’s operations in Singapore. Following such update, the Special Committee engaged in an extensive discussion.

On March 9, 2007, the Special Committee held a meeting to discuss the status of the registration statement and receive an update regarding WBL’s intentions with regard to whether they would take Stock or Cash consideration if the Offer proceeds and closes.

On March 16, 2007, the Special Committee held a meeting to discuss the status of the registration statement and the status of the Offer. In such meeting, Mr. Harding presented further analysis to the Special Committee regarding the potential cash flow implications to M-Flex of proceeding with the Offer, and the extent of M-Flex’s business operations that pertained to Singapore.

APP7-11

On March 18, 2007, the Special Committee held a meeting to discuss the debt service impact to M-Flex if it proceeds with the Offer and other integration issues. The Special Committee also discussed the likelihood that M-Flex would be required to extend the deadline for the fulfillment of the pre-conditions to the Offer.

On March 19, 2007, the Special Committee held a meeting to discuss various aspects of the Offer and whether or not to extend the deadline for the fulfillment of the pre-conditions to the Offer if the SIC were to direct M-Flex to do so. In addition, on March 19, 2007 M-Flex filed amendment number 3 to the registration statement on Form S-4. On March 23, 2007, M-Flex received comments from the SEC and commenced preparing responses to those comments.

On March 20, 2007, the Board of Directors and Special Committee held a joint meeting to discuss the implications to M-Flex of not agreeing to extend the deadline in response to the SIC’s directive to do so. In such meeting, the Special Committee reviewed in detail with its legal advisors the powers and authorities of the SIC and the applicability of the Code.

On March 26, 2007, the Special Committee held a meeting to discuss and receive an update regarding the registration statement and the revised non-binding term sheet with OCBC. Following such update, the Special Committee engaged in an extensive discussion and resolved to contact the SIC to confirm that M-Flex was required under the Code to extend the deadline for the fulfillment of the pre-conditions to the Offer.

On March 29, 2007, the Special Committee held a meeting to discuss recent communications with the SIC.

On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007. In reaching this determination, the Special Committee noted that on December 19, 2006, the SIC issued a ruling to M-Flex ordering that M-Flex should, pursuant to the Code, extend the deadline for the fulfillment of the pre-conditions from December 31, 2006 until March 31, 2007. In that ruling, the SIC indicated that, in its opinion, the filing by M-Flex of litigation against WBL and the Stark hedge funds may have had the effect of delaying fulfillment of the pre-conditions to the Offer until after December 31, 2006. In late March 2007, the SIC issued a ruling to M-Flex ordering that M-Flex should, pursuant to the Code, extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 until June 30, 2007.

In addition, the Special Committee noted that M-Flex’s Special Committee and Board of Directors, with Choon Seng Tan and Huat Seng Lim, Ph.D. abstaining, determined on August 22, 2006 that the current terms of the Offer were contrary to the best interests of M-Flex and its unaffiliated stockholders and could cause serious harm to M-Flex’s business, financial condition, results of operations and cash flows. This determination is based on a number of factors, including principally MFS’ financial performance since March 2006. In addition, the fairness opinion regarding the Offer delivered by Needham & Company LLC, or Needham, on March 28, 2006 was based on information, projections and assumptions which have since proven materially inaccurate; moreover, since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, the Special Committee and the Board of Directors determined that it was no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion in connection with M-Flex’s stockholder vote for or against the Offer and its related transactions. For additional factors considered by the Special Committee and Board of Directors in changing their respective recommendations, see “Reasons of M-Flex’s Special Committee For and Against the Offer” on page APP7-13.

In light of the belief of the Special Committee and Board of Directors regarding the advisability of the Offer, and the two extension rulings by the SIC, the Special Committee was twice faced with a question of whether to comply with the SIC rulings (and thereby extend the deadline for fulfillment of the pre-conditions to the Offer), or to refuse to comply with the SIC’s directives and not extend that deadline (thereby allowing Offer to expire on its own terms). In determining how to proceed under the circumstances, the Special Committee

APP7-12

engaged in extensive discussions throughout the course of several meetings and sought and received input from its legal advisors, as well as management of the company. In these deliberations, the Special Committee balanced its judgment about the advisability of the Offer proceeding against certain factors, principally the ones listed below, and concluded, on balance, that it was advisable to agree to comply with the SIC rulings and extend the deadline for the fulfillment of the pre-conditions to the Offer, notwithstanding the judgment by the Special Committee and Board of Directors that proceeding with the Offer is not in the best interest of M-Flex and its unaffiliated stockholders.

•

Although the Code, pursuant to its terms, does not have the force of law, the SIC does have the ability to issue orders to enforce the Code and can work with other Singapore-based regulatory agencies to take action against a person or entity it believes has violated the Code. Moreover, Singapore law provides for criminal sanctions in certain circumstances for improper conduct in violation of the Code. The Special Committee ultimately determined that the perceived risks of refusing to extend the Offer and potentially subjecting M-Flex to adverse actions, sanctions and potential penalties by the SIC and other agencies weighed in favor of extending the deadline for the fulfillment of the pre-conditions to the Offer.

•

The Special Committee also evaluated the potential for ongoing litigation regarding the Offer, and concluded that agreeing to extend the Offer would more likely reduce the litigation risk to M-Flex than refusing to extend the Offer. The Special Committee believes ongoing litigation regarding the Offer would provide a significant distraction for management, as well as potential financial loss for M-Flex if it were unsuccessful in such litigation. Given such considerations, the Special Committee concluded that this factor weighed in favor of agreeing to extend the deadline for the fulfillment of the pre-conditions to the Offer.

•

The Special Committee noted that stockholders holding approximately 80% of M-Flex’s outstanding stock have indicated that they are in favor of the Offer proceeding. The Special Committee concluded that this factor weighed in favor of agreeing to extend the deadlines for the pre-conditions to the Offer.

•

The Special Committee noted the international nature of M-Flex’s operations and that M-Flex expects to continue to operate in worldwide markets. The Special Committee concluded that agreeing to extend the deadlines for the pre-conditions to the Offer would facilitate better relations with international regulators in the countries in which M-Flex does business, including, without limitation, Singapore.

Reasons of M-Flex’s Special Committee For and Against the Offer

On March 28, 2006, the Special Committee approved the Offer. On August 22, 2006, however, the Special Committee announced that it had withdrawn its recommendation for the Offer because the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders. Subsequently, the Board of Directors, with Dr. Lim and Mr. Tan abstaining, also withdrew its recommendation in support of the Offer. The Special Committee and Board of Directors based their determinations on a number of factors, including MFS’ financial performance since March 2006. In light of (1) the change in recommendation by M-Flex’s Special Committee and Board of Directors and (2) M-Flex’s belief that the transaction could be approved by stockholders who, in the case of WBL would be voting contrary to its fiduciary duties under Delaware law and in the case of the Stark hedge funds would be voting in violation of the federal securities laws, M-Flex applied to the SIC to request permission to withdraw the Offer. In addition, M-Flex commenced litigation against its majority stockholder—WBL, as well as the Stark hedge funds—seeking, among other things, to require WBL to vote against the transaction and to enjoin the Stark hedge funds from voting its shares, without, disclosing the extent of their ownership of MFS. M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the

APP7-13

substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer. For additional information about this litigation, see “Background of the Transaction” beginning on page APP7-1.

M-Flex also commenced litigation against its substantial stockholder and the Stark hedge funds seeking to enjoin the Stark hedge funds from voting its shares without disclosing the extent of their ownership of MFS. The case M-Flex had filed against the Stark hedge funds regarding its Schedule 13D was dismissed by the court in December 2006, with leave to amend, and M-Flex decided not refile such claim. In addition, on January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding pending in the Delaware Chancery Court, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. For additional information about this litigation, see “Background of the Transaction” beginning on page APP7-1.

On August 25, 2006, M-Flex announced that the SIC had denied its initial application to withdraw the Offer and announced its intention to file an appeal of such decision. On December 22, 2006, M-Flex announced that the SIC denied its appeal. In denying M-Flex’s application for approval to withdraw the Offer, the SIC noted that M-Flex’s filing of two lawsuits against certain of its stockholders may have affected the fulfillment of the Effectiveness Pre-Condition and, as a result, ruled that M-Flex should extend the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. On January 5, 2007, M-Flex announced that the Special Committee had agreed to extend the deadline for the fulfillment of the pre-conditions to the Offer to March 31, 2007, in accordance with the SIC’s ruling. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007. For additional information on the applications to the SIC, see “Background of the Transaction” on page APP7-1.

Historical Reasons For the Offer

Before M-Flex’s Special Committee and Board of Directors withdrew their recommendation for the Offer, among the key underlying strategic reasons for the Offer was M-Flex’s need for longer term expanded manufacturing capacity. M-Flex’s ability to expand its manufacturing capacity in a timely and cost-effective manner has been a major factor in M-Flex’s steady and significant growth in recent years as it has participated in the rapidly expanding global telecommunications marketplace. The Special Committee and Board also identified several strategic, operational and financial synergies in reaching their original determination to recommend the Offer.

Presently, M-Flex has approximately 775,000 sq ft of manufacturing capacity at two facilities in Suzhou, China (MFC1 and MFC2) with over 12,600 employees. An expansion of MFC2 was completed and operational in the last quarter of calendar year 2006, which increased its manufacturing capacity in Suzhou by an additional 250,000 sq ft. M-Flex also has approximately 105,000 sq ft of manufacturing space at its corporate location in Anaheim, California.

MFS’ existing manufacturing facilities include a 70,000 sq ft manufacturing plant in Malaysia and a 100,000 sq ft plant in Changsha, China. MFS also has available land adjacent to both its Malaysia and Changsha facilities, which would enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations could accommodate future market opportunities and M-Flex’s expected diversification of its customer base to other leading manufacturers of portable devices. Furthermore, MFS has PCB and rigid flex manufacturing capabilities which could accommodate the high volume production of products utilizing M-Flex’s proprietary embedded magnetics technology.

APP7-14

Furthermore, prior to the decision of the Special Committee and the Board of Directors to withdraw their recommendation for the Offer, the additional strategic, operational and financial synergies M-Flex expected to result from the closing of the Offer included the following:

Strategic and Operational Synergies

•	M-Flex expected to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;

•	M-Flex expected the acquisition would move it towards its strategy of achieving customer diversification;

•

M-Flex believed the acquisition would enhance its design capabilities by allowing it to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•

M-Flex expected to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	M-Flex expected to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	M-Flex expected to realize a reduction in overall effective tax rate through expansion of its operations and activities in countries with lower tax rates;

•	M-Flex expected to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

•	M-Flex expected to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

While certain of the strategic, operational and financial synergies originally may still be realized if the transaction proceeds and closes, M-Flex currently believes that the disadvantages associated with the acquisition of MFS under the current price and terms of the Offer outweigh the possible benefits of any strategic, operational and financial synergies that could result from the transaction.

In the course of the Special Committee making its prior decision to recommend the Offer in March 2006, the Special Committee consulted with M-Flex’s management, as well as its legal counsel and its financial advisors, and considered, among others, the following historical material factors:

•	information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of M-Flex and MFS as separate entities and on a combined basis;

•	the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

•	the recent and historical stock price performance of M-Flex’s common stock and MFS’ ordinary shares;

•	the percentage of the combined company M-Flex’s stockholders would own following the transaction;

•	the percentage of the combined company MFS’ shareholders would own following the transaction;

•

the importance of market position, significant scale and scope and financial resources to the company’s ability to compete effectively in the changing environment in the global electronics market, and the fact that the strategic combination of M-Flex’s and MFS’ businesses would create one of the world’s leading flexible printed circuit board companies;

APP7-15

•

the strategic nature of the transaction, which combines M-Flex’s and MFS’ complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

•

the potential benefits to be derived from a combination of the two companies, including potential cost savings and efficiencies and strategic, operational and financial synergies that could result from the combination of the two companies;

•

the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices—in terms of historical revenues, the combined group would become one of the largest companies in the world for flex and flex assembly manufacturing;

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

•

enhanced design capabilities by allowing M-Flex to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for M-Flex’s stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;

•

the opinion of Needham, to the effect that, as of the date of its opinion rendered on March 28, 2006 and subject to the matters set out in its written opinion, the exchange ratio and Cash Consideration in the Offer was fair, from a financial point of view, to M-Flex and its unaffiliated stockholders. The fairness opinion delivered by Needham on March 28, 2006 was based on information, projections and assumptions which have since been proven materially inaccurate and, since the date of that opinion, the financial performance of MFS has been materially worse than the performance predicted in the financial forecasts relied upon by Needham in its opinion. Accordingly, M-Flex’s Special Committee and Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined, after discussions with Needham, that it is no longer advisable or appropriate to rely on the March 28, 2006 Needham opinion;

•

the receipt of an executed undertaking agreement from WBL pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex Stock, as well as the receipt of similar undertaking agreements from Mr. Pang Tak Lim and Mr. Lester Wong, who each agreed to tender their MFS shares in the transaction (all of these undertaking agreements expired on December 31, 2006). On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its

APP7-16

shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration;

•	the structure of the transaction as a tax-free event to M-Flex and its stockholders for U.S. federal income tax purposes;

•	the ability to consummate the Offer, including the MFS tendered share threshold conditions and receipt of necessary regulatory approvals in accordance with the terms of the Offer;

•	the highly successful historic relationship between M-Flex and MFS; and

•	the Special Committee’s belief in March 2006 in the stockholder value opportunity presented by the potential business combination under the terms of the Offer with MFS.

In addition, the Special Committee also identified and considered a variety of potentially negative factors in its initial deliberations concerning the Offer, including:

•	M-Flex’s ability to obtain the necessary financing to pay the Cash Consideration, and the potential terms of such financing;

•

the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively;

•	the potential that the additional incremental debt associated with the Offer could cause M-Flex to have reduced financial flexibility;

•	the risk that the potential benefits sought in the transaction might not be fully realized;

•	the possibility that the transaction might not be completed, or that completion might be unduly delayed;

•	the effect of the public announcement, initiation or closing of the Offer on M-Flex’s stock price;

•

the projected dilution of M-Flex’s earnings per share as a result of the issuance of the shares of M-Flex common stock in the Offer, and the estimated time period for the transaction to be accretive to its earnings per share;

•	the absence of any break-up or termination fees in the transaction;

•	the fact that M-Flex may not obtain 90% of MFS’ shares and would have to operate MFS separately;

•	the risk that management’s efforts to integrate MFS will disrupt M-Flex’s operations;

•	the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction;

•	the risk that key management and research and development personnel might not remain employed by M-Flex or MFS; and

•

various other risks associated with the transaction and the businesses of M-Flex, MFS and the combined company described in the section entitled “Risk Factors” and in the documents incorporated by reference into this Offer Document/Prospectus.

If the Offer proceeds and closes, the Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations, unless and until M-Flex would be able to acquire 100% of MFS’ outstanding shares. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

APP7-17

Reasons Against the Offer

The Special Committee and the Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, abstaining, have withdrawn their March 2006 recommendation and approval of the Offer. The Special Committee and the Board of Directors have determined the current terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders and that the closing of the Offer could cause serious harm to M-Flex’s business, financial condition and results of operations. The Special Committee and the Board of Directors based their determination to withdraw their recommendation on a number of factors, including principally MFS’ financial performance since March 2006.

In the course of the Special Committee and the Board of Directors decisions to recommend against the Offer, the Special Committee and the Board of Directors consulted with M-Flex’s management and concluded that the current price and terms of the Offer are contrary to the best interests of M-Flex and its unaffiliated stockholders.

Since the announcement of the Offer in March 2006, MFS’ financial performance has been materially worse than the growth trends that MFS’ management expressed in public filings. Specifically, M-Flex’s Special Committee and board of directors had premised their original approval and recommendation for the Offer on substantially higher estimates of MFS’ operating results than those achieved by MFS in each of the June, September and December 2006 quarters, reflecting the growth trend that MFS’ management had expressed in public filings it expected to continue, barring any unforeseen circumstances.

Following is a brief summary of those results as compared to the comparable period in the prior fiscal year. The financial results for MFS have been obtained from public information filed by MFS with the SGX. This MFS financial information has been included for informational purposes as M-Flex’s Special Committee believes it is relevant to evaluating the trends in MFS’ business. M-Flex was not involved in the preparation of such MFS financial information and has not been able to perform due diligence procedures on the September 30, 2006 or December 31, 2006 MFS financial results.

Reported Financial Results of MFS for the Three-Month Periods Ended June 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	June 30, 2005		June 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	78.5	S$	71.9	(8%)
Gross Profit		11.1		5.8	(48%)
Net Income		6.5		1.0	(85%)

Reported Financial Results of MFS for the Three-Month Periods Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	93.3	S$	89.0	(5%)
Gross Profit		13.5		10.0	(26%)
Net Income		8.2		4.2	(49%)

Reported Financial Results of MFS for the Full Fiscal Years Ended September 30, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	September 30, 2005		September 30, 2006		% Change
Sales	S$	379.5	S$	383.4	1%
Gross Profit		59.5		60.6	2%
Net Income		35.0		29.3	(15%)

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Reported Financial Results of MFS for the Three-Month Periods Ended December 31, 2005 and 2006

(in millions of Singapore Dollars, except percentages)

	December 31, 2005		December 31, 2006		% Change
	(unaudited)		(unaudited)
Sales	S$	120.1	S$	106.2	(12%)
Gross Profit		25.0		17.6	(30%)
Net Income		14.4		9.1	(37%)

In addition, MFS’ backlog at June 30, 2006 was S$170 million, at September 30, 2006 was S$143 million, and at December 31, 2006 was S$183 million. MFS indicated that the 16% decline from June to September 2006 was attributable to weaker demand from key customers, continued weakening of the U.S. dollar impacting U.S. sales and price reductions given to key customers. MFS also indicated that lower utilization of manufacturing facilities combined with increased prices for raw materials further impacted gross profits. In announcing the increase in backlog at December 31, 2006, MFS stated that although its backlog orders were approximately S$183 million at December 31, 2006 (with some of these orders spread over a period of up to 12 months), that MFS was “mindful about the competitive environment” in the global flexible printed circuit market.

In order to better ascertain the condition of MFS’ business, M-Flex has made numerous requests for financial and business information from MFS. Despite M-Flex’s multiple requests for information, MFS has provided to M-Flex only limited historical information about MFS and has not provided any meaningful information regarding known trends and uncertainties. For example, MFS has not responded to M-Flex’s inquiries as to MFS’ current business relationship with its key customers. Without this material information from MFS regarding the health of its business, M-Flex is unable to evaluate whether any trend can be identified from its operating results, including whether MFS’ financial results will rebound, decline, or will continue at current levels. Further, absent significant improvement in MFS’ operating results, the combined company may not have sufficient cash flow to service the interest payments on the debt that M-Flex would be required to incur to pay the purchase price if the Offer proceeds and closes. MFS has cited as its reason for not providing information to M-Flex, its obligations under Singapore law not to share price sensitive information and its need to maintain the confidentiality of commercially sensitive information.

The foregoing is based on a comparison of MFS’ reported results. M-Flex’s Special Committee and Board of Directors had premised their original approval and recommendation that stockholders support the transaction based on substantially higher estimates of MFS’ operating results for the June 30 and September 30, 2006 quarters (as set forth below), reflecting a growth trend that MFS’ management had expressed in public filings and MFS Projections it expected to continue barring any unforeseen circumstances. There were no projections provided for the quarter ended December 31, 2006.

APP7-19

Financial Results Compared to MFS Projections. The table below compares MFS’ actual performance for the quarters ended June 30, 2006 (“June ’06 Quarter”) and September 30, 2006 (“September ’06 Quarter”) and the fiscal year ended September 30, 2006 (“’06 Fiscal Year”) to the MFS Projections. There were no projections provided for the quarter ended December 31, 2006. MFS refers to these numbers as “budgets” and not “projections.”

	Actual	Forecast		% Change
	(S$ in millions)
June ’06 Quarter
Net Sales	71.9	120.0		(40.1%)
Gross Profit	5.8	22.2		(73.9%)
Net Income	1.0	14.0		(92.9%)

September ’06 Quarter
Net Sales	89.0	130.0		(31.5%)
Gross Profit	10.0	26.0		(61.5%)
Net Income	4.2	17.3		(75.7%)

’06 Fiscal Year
Net Sales	383.4	558.0		(31.3%)
Gross Profit	60.6	102.4		(40.8%)
Net Income	29.3	59.5	*	(50.7%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

Financial Results Compared to MFS Projections. In addition to the foregoing projections, MFS also provided two other scenarios for M-Flex’s consideration. The table below compares MFS’ actual performance for the ’06 Fiscal Year to scenario 1 (“Scenario 1”) and scenario 2 (“Scenario 2”) provided in the MFS Projections. Scenario 1 is based on the assumption that flexible printed circuit (“FPC”) revenues for MFS are S$460 million and assumes that all of the shortfall comes from the FPC business and is proportionately distributed across all business segments. Scenario 2 is based on a S$460 million FPC revenue assumption and assumes that all of the shortfall is due to certain customers not coming through in the latter half of Fiscal Year 2006.

	Actual	Forecast		% Change
	(S$ in millions)
Scenario 1
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	90.4		(33.0%)
Net Income	29.3	51.0	*	(42.5%)

Scenario 2
’06 Fiscal Year
Net Sales	383.4	500.0		(23.3%)
Gross Profit	60.6	94.2		(35.7%)
Net Income	29.3	53.9	*	(45.6%)

*	The net income amounts are derived from MFS’ forecasted profit before income tax using the actual percentages for income tax and minority interest for the year ended September 30, 2006.

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Financial Results Compared to M-Flex’s Discounted Projections. The table below compares MFS’ actual performance for the ’06 Fiscal Year to M-Flex’s discounted projections of MFS’ results, which were based on the MFS Projections, but which were discounted by M-Flex by a discount factor that M-Flex’s management determined was a reasonable buffer to account for unanticipated changes in MFS’ business.

	Actual	Forecast	% Change
	(S$ in millions)
’06 Fiscal Year
Net Sales	383.4	455.1	(15.8%)
Gross Profit	60.6	83.6	(27.5%)
Net Income	29.3	49.3	(40.6%)

In determining that the Offer under the current terms is contrary to the best interests of M-Flex and its unaffiliated stockholders, the Special Committee and the Board of Directors evaluated principally the following factors:

•

MFS’ actual operating results for the quarter ended June 30, 2006, which, as noted above, were substantially lower than the estimates and projections provided by MFS to M-Flex prior to the announcement of the Offer in March 2006;

•

An updated pro forma earnings per share dilution analysis prepared by the management of M-Flex at cash purchase prices ranging between S$0.50 to S$1.20 per share based on MFS’ actual financial performance for the quarter ended June 30, 2006, which reflected that the consummation of the Offer under the current terms would become financially dilutive to M-Flex stockholders at cash purchase prices above S$0.56 per share;

•

the fact that MFS has provided to M-Flex only limited recent historical information about MFS (which the Special Committee believed was important in assessing the continuing strength of MFS’ business); and

•

the fact that MFS has not provided any meaningful information regarding known trends and uncertainties that might serve to provide a better understanding as to whether the substantial decline was an isolated event or indicative of a longer term downward trend in MFS’ business.

In addition, the Special Committee was provided additional analysis, including:

•

a higher spread between the cash offer price set forth in the original Offer and the current trading price of MFS’ shares, as a result of significant declines in MFS’ stock price since March 2006 (on the date the transaction was announced MFS’ shares closed at S$1.15, as compared to the date before the announcement of the change in recommendation, when the shares closed at S$0.98);

•

An updated contribution analysis of the combined company to certain income statement items, which reflected considerably lower percentage contributions for MFS based on MFS’ actual revenues, gross profit, earnings and net income for the quarter ended June 30, 2006. For example, at the time of the announcement of the transaction, for fiscal year 2006, it was projected that MFS would make the following contributions to the combined company: 34.4% of revenue, 31.6% of gross profit and 36.2% of net income. Based on MFS’ decreased financial performance through the third quarter ended June 30, 2006, such estimates were reduced to 31.3% of revenue, 27.5% of gross profit and 28.5% of net income;

•

An updated analysis of the enterprise value of MFS and enterprise value as a multiple of revenue, EBITDA and EBIT, an updated margin analysis of key MFS metrics such as gross profit and net income, as a percentage of revenue, and a comparison of MFS’ financial performance against comparable public companies, which reflected that MFS was no longer a suitable acquisition candidate by M-Flex under the current terms of the Offer;

After reviewing these factors as well as certain other factors described below, the Special Committee and the Board of Directors have withdrawn their recommendation of the Offer.

APP7-21

The Special Committee and the Board of Directors considered the following additional factors in withdrawing their recommendation for the Offer:

•

M-Flex is uncertain of MFS’ future revenue and profitability. In order to better ascertain the condition of MFS’ business and prospects (which the Special Committee believed was important in assessing the continuing strength of MFS’ business), M-Flex has made multiple requests to MFS for it to provide more information regarding its business and prospects. These requests asked for MFS to update information that previously was provided by MFS to M-Flex during the negotiation of the Offer. MFS has provided to M-Flex only limited historical information in response to these requests MFS has advised M-Flex that many of M-Flex’s requests involve information that MFS will not provide because it is price sensitive information or involves commercially-sensitive information. In particular, MFS has not responded in a meaningful fashion to M-Flex’s inquiries as to MFS’ current business relationship with its key customers. MFS has indicated to M-Flex that it believes that it has in good faith provided M-Flex with regular updates on MFS’ overall business, subject to restrictions under Singapore law;

•

M-Flex’s current projections indicate it likely will not be able to service the debt needed to pay the Cash Consideration because of the decline in MFS’ and M-Flex’s financial performance without adversely affecting M-Flex’s financial condition if a substantial portion of MFS Shareholders elect to take cash for the MFS shares (the Special Committee assumed both for purposes of evaluating the advisability of the Offer when first announced and in connection with its change of recommendation, that all of MFS’ shares, other than those held by WBL, would be tendered for cash; however, as previously discussed, MFS shareholders can elect to accept Cash Consideration or Stock Consideration, but not both);

•	the cost and time associated with organizing a Special Meeting of M-Flex stockholders is no longer justified by the current terms of the Offer;

•

M-Flex’s Special Committee and Board of Directors, after discussion with Needham, concluded that the March 28, 2006 Needham fairness opinion was no longer relevant in light of MFS’ actual results of operations versus previous projections, current and anticipated earnings and future prospects;

•

the challenges of combining the business of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively are no longer justified by the assumed benefits of combining the two companies;

•

the substantial charges to be incurred in connection with the transaction, including the costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction are no longer justified by the assumed benefits of combining the two companies;

•

in light of MFS’ recent financial performance, M-Flex would be required to consider whether a substantial portion of goodwill associated with the purchase price would be impaired, which could result in a very substantial charge to M-Flex’s earnings upon the closing of the transaction; and

•

the fact that MFS’ substantially weaker results, as compared to what was originally projected, will result in the acquisition taking significantly more time, if ever, to become accretive to M-Flex’s earnings per share.

In reviewing these factors, the Special Committee reviewed data prepared by management and Needham & Company LLC that was, in many cases, an update to information presented to the Special Committee in March 2006. For example, the contribution analysis, the enterprise value analysis, the margin analysis and the financial performance against comparable public companies was updated information from similar information presented by Needham at the time of the announcement of the Offer. Needham’s formulas and assumptions in preparing such original information is described on pages 96 to 103 of M-Flex’s Proxy Statement/Prospectus. The materials were provided to the Special Committee by management and Needham did not participate in such discussions nor did it provide any expert advice or any opinion with respect to the advisability of the transaction or fairness of the consideration, any appraisal or valuation judgments, or any findings or recommendations. Needham

APP7-22

received no additional compensation for assisting management in preparing these materials. For a description of M-Flex’s relationship with Needham, the method of selecting Needham to serve as financial advisor to the Special Committee, material relationships between Needham and M-Flex, Needham’s qualifications, and compensation paid to Needham in connection with the announcement of the Offer, the rendering of its opinion with respect to the Offer, and the closing of the Offer, if it closes, please see “Matters Pertaining to Financial Advisors” on pages 96-103 of M-Flex’s Proxy Statement/Prospectus.

The Special Committee also noted the decline in the value of M-Flex common stock since the date of announcement of the Offer; however, the Special Committee did not assign significant importance to this factor relative to the other factors in determining to change its recommendation given that (1) the stock exchange ratio in the Offer is fixed, (2) the stock price decline occurred almost entirely prior to the initial filing of the registration statement and (3) the fact that the Special Committee always assumed that minority shareholders of MFS would elect cash instead of stock and designed the terms of the Offer to encourage the minority shareholders of MFS to accept cash instead of stock by requiring MFS shareholders who elected the Stock Consideration to sign a lock-up agreement and refrain from selling M-Flex shares acquired in the Offer for six months.

The Special Committee and Board of Directors determined that based on the current terms of the Offer, the foregoing factors could not be adequately managed or mitigated by M-Flex and that overall the negative factors associated with the Offer are not justified by the assumed benefits of the Offer that are discussed above.

In general, and with the exception of MFS’ recent financial results, it was not practical to, and M-Flex’s Special Committee and the Board of Directors did not, quantify, rank or otherwise assign relative weights to the wide variety of factors it considered in evaluating the transaction, nor did the Special Committee or the Board of Directors determine that any one factor was of particular importance in deciding that the Offer and associated transactions were or currently are not in the best interests of M-Flex and M-Flex’s stockholders. This discussion of information and material factors considered by M-Flex’s Special Committee and the Board of Directors is intended to be a summary rather than an exhaustive list. In considering these factors, individual members of its Special Committee and the Board of Directors may have given different weight to different factors. The Special Committee and the Board of Directors conducted an overall analysis of the factors described above, and overall considered the factors to support their decision to withdraw their approval and recommend against the Offer and the related transactions. The decision of each member of M-Flex’s Special Committee and the Board of Directors was based upon his own judgment, in light of all of the information presented, regarding the overall effect of the Offer and associated transactions on its stockholders as compared to any potential alternative transactions or courses of action. It should be noted that this explanation of M-Flex’s Special Committee and the Board of Directors reasoning and certain information presented in this section is forward-looking in nature and, therefore, information should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page 51.

The Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL, and who have no financial interest in the transaction different from M-Flex stockholders generally, and the Board of Directors, with Dr. Lim and Mr. Tan abstaining, have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders. The Special Committee and Board of Directors (with Dr. Lim and Mr. Tan abstaining) based their determination on a number of factors, including, among other things, MFS’ financial performance since March 2006.

Information Regarding MFS’ Participation in the Negotiation of the Offer

During the course of negotiations regarding the Offer, the Special Committee of the Board of Directors of MFS consulted Macquarie Securities (Asia) Pte Limited regarding the terms of the Offer and whether given the

APP7-23

circumstances existing at such time, the terms were likely to be seen as fair to the minority shareholders of MFS. None of MFS, its Board of Directors, or its Special Committee comprised of independent directors of MFS, has made any recommendation in relation to the Offer. Neither has Macquarie issued any written opinion to MFS in respect of the terms of the Offer. Under the Code, the independent directors of MFS are required to appoint an independent financial advisor to advise them on the Offer and to assist them in formulating their recommendation with respect to the Offer. Any such recommendation is expected to be made in the circular to be distributed by MFS to its shareholders following the distribution of the Offer Document/Prospectus to be delivered to MFS shareholders. That circular is expected to contain the recommendation of the independent financial advisors to the independent directors of MFS.

Financial Advisor Fees

Needham & Company, LLC

M-Flex’s Special Committee selected Needham as its U.S. financial advisor in connection with the transaction based on Needham’s qualifications, expertise, reputation and experience in mergers and acquisitions. M-Flex’s Special Committee has retained Needham under a letter agreement dated May 4, 2005, which was subsequently amended. Needham would be paid a fee for its services as U.S. financial advisor to M-Flex’s Special Committee in connection with the transaction, a substantial portion of which is contingent upon completion of the transaction. Needham was paid a fee of $400,000 for its delivery of its written opinion to M-Flex’s Special Committee on March 28, 2006 regarding the fairness to M-Flex’s unaffiliated stockholders from a financial point of view of the consideration to be paid by M-Flex in connection with the transaction. In addition, Needham was paid a fee of $500,000 in connection with the announcement of the Offer. M-Flex has agreed to pay Needham a transaction fee of $3.0 million if the Offer closes against which the $900,000 of previous fees M-Flex has paid Needham will be credited. M-Flex has also agreed to indemnify Needham and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse Needham for its out of pocket expenses including legal expenses.

DBS Bank Ltd

M-Flex’s Special Committee selected DBS Bank Ltd, or DBS Bank, as its Singapore financial advisor in connection with the transaction based on DBS Bank’s qualifications, expertise, reputation and experience in executing the Offer in compliance with Singapore law. On May 24, 2005, Needham appointed DBS Bank to support Needham and M-Flex’s Special Committee on certain matters relating to the transaction. However, since the initial Needham appointment, the transaction evolved such that M-Flex’s Special Committee determined it was advisable to retain DBS Bank under a letter agreement dated March 8, 2006 to assist M-Flex’s Special Committee directly. DBS Bank will be paid a fee for its services as Singapore financial advisor to M-Flex’s Special Committee in connection with the transaction, a substantial portion of which is contingent upon completion of the transaction. DBS Bank was paid a fee of $100,000 upon announcement of the Offer. If all of the conditions to the Offer are satisfied or, if applicable, waived, an additional fee will be payable to DBS Bank equal to $400,000. The Special Committee has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse DBS Bank for its out of pocket expenses.

Accounting Treatment of the Transaction

If the transaction proceeds notwithstanding the recommendation of M-Flex’s Special Committee and Board of Directors, M-Flex would account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. New M-Flex would be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%) of the MFS assets and

APP7-24

liabilities assumed would be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL would be recorded at its fair value using purchase accounting as of the completion of the transaction.

Material U.S. Federal Income Tax Consequences of the Transactions

The following discussion is the opinion of Morrison & Foerster LLP, special tax counsel to M-Flex, as to the material U.S. federal income tax consequences of the transactions to M-Flex Stockholders and MFS Shareholders. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable temporary and final U.S. Treasury regulations, administrative interpretations and court decisions, as in effect as of the date of this Offer Document/Prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the transactions and the subsequent compulsory acquisition of non-tendered MFS common stock under Section 215(1) of the Singapore Companies Act, if it occurs. This discussion assumes that the transactions will be completed in accordance with the terms of the Offer as set forth in the Offer Document/Prospectus. No ruling has been or will be sought from the U.S. Internal Revenue Service, or the IRS, as to the U.S. federal income tax consequences of the transactions, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the transactions. This discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction, but see “Material Singapore Tax Consequences of the Offer” immediately below, and only addresses persons who hold MFS or M-Flex common stock as capital assets. In addition, this discussion does not address the tax consequences of transactions effectuated before or after M-Flex effects a restructuring transaction, or the Reorganization, in which New M-Flex would be formed and would issue shares of New M-Flex to stockholders of M-Flex on a one-for-one basis and the closing of the Offer, if it closes, other than the compulsory acquisition, or as otherwise stated herein, whether or not such other transactions occur in connection with consummation of the Reorganization and the closing of the Offer, if it closes, including, without limitation, any exercise of an MFS or M-Flex option or the acquisition or disposition of shares of MFS or M-Flex common stock other than pursuant to the Reorganization and the closing of the Offer, if it closes. This discussion does not address all aspects of U.S. federal income taxation that may be contingent on the particular circumstances of a holder of MFS or M-Flex common stock, which may be important to such holder, or with respect to a holder of such stock subject to special rules, such as:

•

holders subject to special treatment under U.S. federal income tax laws, such as financial institutions, mutual funds, insurance companies, tax-exempt organizations, brokers or dealers in U.S. or foreign securities, or traders in securities that elect to use a mark-to-market method of accounting;

•	a holder who acquired or holds MFS or M-Flex common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy;

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes and members of such partnership or entity;

•	a holder liable for the alternative minimum tax;

•	a holder who acquired his or her MFS or M-Flex common stock pursuant to the exercise of options or similar derivative securities as compensation for services;

APP7-25

•

a holder who holds MFS or M-Flex common stock which constitutes either “qualified small business stock” as defined in Section 1202 of the Code or “Section 1244 stock” as defined in Section 1244 of the Code;

•	any person who owns both MFS and M-Flex common stock before the transactions;

•	a holder who also holds an option or warrant to purchase MFS or M-Flex stock;

•	a holder who also holds a debt instrument convertible into MFS or M-Flex stock; or

•	a holder of MFS common stock that tenders only some of his or her shares of MFS common stock pursuant to the Offer.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of MFS or M-Flex common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If a holder of MFS or M-Flex common stock is also a partner in a partnership holding MFS or M-Flex common stock, such holder should consult his or her tax advisors.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or that has a valid election in effect to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is not a U.S. holder.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION AND THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Qualification of the Transaction

In the opinion of Morrison & Foerster LLP, the transactions, taken together, will be treated for U.S. federal income tax purposes, as to any transferor of MFS or M-Flex common stock who receives any New M-Flex Stock in the transactions, as a transfer described in Section 351 of the Code, and the Reorganization on its own will constitute a “reorganization” within the meaning of Section 368(a) of the Code. This opinion relies on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the transactions in the manner contemplated by the Offer Document/Prospectus, and representations and covenants made by New M-Flex, M-Flex, MFS and others, including those contained in certificates of officers of New M-Flex, M-Flex and MFS. If any of those assumptions, representations or covenants is inaccurate, the U.S. federal income tax consequences of the transactions could differ from those

APP7-26

discussed here. An opinion of counsel neither binds the IRS nor precludes the IRS from adopting a contrary position. The following are the material U.S. federal income tax consequences to holders of MFS or M-Flex common stock who, consistent with the opinion of counsel referred to above, receive cash or shares of New M-Flex common stock pursuant to the transactions.

Tax Consequences to M-Flex Stockholders

A U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Stock in the merger generally will not recognize any gain or loss upon such exchange. The tax basis of the New M-Flex common stock received by such U.S. holder will be the same as the tax basis of the M-Flex common stock surrendered, and the holding period of the New M-Flex Stock will include the holding period of the M-Flex common stock surrendered.

A non-U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Stock in the merger generally will not recognize any gain or loss upon the exchange.

Tax Consequences to MFS Shareholders

Exchange Solely for New M-Flex Stock

A U.S. holder of MFS common stock who elects to receive the Stock Consideration pursuant to the Offer generally will not recognize any gain or loss. The aggregate adjusted tax basis of the shares of New M-Flex Stock received will be equal to the aggregate adjusted tax basis of the shares of MFS common stock surrendered. The holding period of the New M-Flex Stock will include the period during which the shares of MFS common stock were held.

A non-U.S. holder who elects to receive the Stock Consideration pursuant to the Offer generally will not recognize any gain or loss upon the exchange.

Exchange Solely for Cash in the Offer or Compulsory Acquisition

A U.S. holder of MFS common stock who elects to receive the Cash Consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of MFS common stock surrendered. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss will be a capital gain or loss, and generally will be long-term capital gain or loss if the MFS common stock has been held by the U.S. holder for more than one year at the time of the sale. Gain or loss must be calculated separately for each “block” of MFS common stock, that is, shares of MFS common stock acquired at the same time in a single transaction.

A non-U.S. holder of MFS common stock who elects to receive the Cash Consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the non-U.S. holder’s adjusted tax basis in such shares of MFS common stock surrendered therefor. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met.

Possible Recharacterization of Cash Received as a Dividend

Some or all of the cash received by an MFS Shareholder pursuant to the Offer or in the compulsory acquisition may be treated as ordinary dividend income. Ordinary dividend treatment could result in a maximum

APP7-27

35% federal income tax, if such MFS Shareholder is a U.S. holder, or, for non-U.S. holders, the treatment described below under “Ownership and Disposition of New M-Flex Stock by Non-U.S. Holders—Distributions.” For a de minimis holder of MFS common stock, such holder generally will not be subject to ordinary dividend treatment if his or her ownership in MFS decreases by any amount in the transactions, taking into account certain constructive ownership rules under the Code. Because the analysis of whether dividend characterization will apply to any MFS Shareholder depends upon such MFS Shareholder’s particular circumstances, each MFS Shareholder should consult with his or her own tax advisors regarding the potential tax consequences of a cash tender or a compulsory acquisition of his or her MFS Shares.

In order to avoid certain potential U.S. federal income tax withholding obligations, M-Flex may seek certain representations from MFS Shareholders electing to receive the Cash Consideration pursuant to the Offer or receiving cash in the compulsory acquisition.

Information Reporting and Backup Withholding

Payments of cash to MFS Shareholders pursuant to the Offer or the compulsory acquisition will be subject to information reporting, and may be subject to backup withholding unless (i) the payments are received by a corporation or other exempt recipient or (ii) the recipient provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to an MFS Shareholder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a tax refund, provided that certain required information is timely furnished to the IRS.

Ownership and Disposition of New M-Flex Stock by Non-U.S. Holders

Distributions

If distributions are paid on shares of New M-Flex Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from New M-Flex’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New M-Flex’s current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in New M-Flex Stock. Any remainder will be treated as gain on the disposition of the common stock, discussed below. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, if an income tax treaty applies, attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any U.S. federal income tax withholding, provided certain certification requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a U.S. federal “branch profits tax” equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, of a portion of such holder’s effectively connected earnings and profits for the taxable year.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of distributions. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

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Gain on Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of New M-Flex Stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, alternatively, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and generally in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-U.S. holder is an individual who holds New M-Flex Stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

•

New M-Flex is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held its common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “United States real property holding corporation” generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of New M-Flex Stock, provided that New M-Flex Stock was regularly traded on an established securities market. New M-Flex does not believe it is and does not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Taxes

New M-Flex Stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding

Under U.S. Treasury regulations, New M-Flex must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the tax withheld with respect to those distributions. These information reporting requirements apply even if withholding was not required because the distributions were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to an applicable income tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. federal backup withholding, currently at a 28% rate of tax, generally will not apply to payments of distributions made by New M-Flex or its paying agents, in their capacities as such, to a non-U.S. holder of its common stock if the holder has provided the required certification that it is not a U.S. person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either New M-Flex or its paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder of its common stock made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to such a payment if the broker has certain connections with the United States, unless the

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broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Payment of the proceeds from a disposition by a non-U.S. holder of common stock made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. holder certifies that it is not a U.S. person under penalties of perjury (and New M-Flex and its paying agent do not have actual knowledge, or reason to know, that the holder is a U.S. person) or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts that New M-Flex withholds under the backup withholding rules will be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current U.S. Treasury regulations.

U.S. Federal Income Tax Consequences to New M-Flex, M-Flex and MFS

None of New M-Flex, M-Flex and MFS will recognize any gain or loss for U.S. federal income tax purposes as a result of the transactions or the compulsory acquisition.

Material Singapore Tax Consequences of the Transactions

The following summary describes certain Singapore income tax consequences of MFS Shareholders resident or based in Singapore accepting the Offer, either by electing to receive Cash Consideration or Stock Consideration of New M-Flex Stock for the sale of their MFS Shares. The discussion below is not intended to constitute nor does it constitute a complete analysis or description of all the Singapore tax consequences relating to the acceptance of the Offer.

Holders of MFS Shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of accepting the Offer, including the applicability and effect of Singapore income and other tax laws in light of their particular circumstances.

This discussion addresses only those MFS Shareholders that hold their MFS Shares as a capital asset and does not address all aspects of Singapore income taxation that may be relevant to a holder of MFS Shares in light of that shareholder’s particular circumstances (which includes a shareholder holding the MFS Shares for trading purposes).

This summary is based on Singapore laws, regulations and interpretations now in effect and available as of the date of this Offer Document/Prospectus. These laws, regulations and interpretations, however, may change at any time, and any change could be retroactive. These laws and regulations are also subject to various interpretations and the relevant tax authorities or the courts could disagree with the explanations or conclusions set out below.

For the purpose of the discussion of Singapore tax considerations described herein, it is assumed that M-Flex is not resident of or carrying on business or trading activities in Singapore for Singapore income tax purposes.

This discussion is intended to provide only a general summary of the material Singapore income tax consequences to MFS Shareholders of accepting the Offer, and is not a complete analysis or description of all potential Singapore income tax consequences of accepting the Offer. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign tax consequences of the transaction. ACCORDINGLY, M-FLEX

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STRONGLY URGES EACH MFS SHAREHOLDER TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR SINGAPORE, FOREIGN OR OTHER TAX CONSEQUENCES TO THAT SHAREHOLDER OF ACCEPTING THE OFFER.

Income Tax

In General

Singapore imposes tax on gains of an income nature but does not impose tax on gains of a capital nature.

Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore and on foreign income received or deemed received in Singapore. However, foreign income in the form of branch profits, dividends and service income, or specified foreign income, received or deemed received in Singapore on or after June 1, 2003 by a resident taxpayer is exempt from income tax if the following conditions are met:

(i)	the income is subject to tax of a similar character to Singapore income tax under the law of the jurisdiction from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to Singapore income tax in the jurisdiction from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15 percent; and

(iii)	the Singapore Comptroller of Income Tax, or the Comptroller, is satisfied that the tax exemption would be beneficial to the recipient of the income.

The “subject to tax condition” in (i) above is met where, in the case of dividends paid by a company resident in the territory from which the dividends are received, tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received.

As a concession, the “subject to tax condition” in (i) above has, with effect from July 30, 2004, been treated as met for specified foreign income exempted from tax in the foreign jurisdiction under a tax incentive granted for carrying out substantive business activities in that jurisdiction.

With effect from May 31, 2006, where there are difficulties in proving that the “subject to tax” condition in (i) above is met in respect of foreign-sourced dividends, the Comptroller may be prepared to accept any of the following two administrative methods to prove that such condition is met:

(a)	the person receiving the foreign-sourced dividends has to keep track of the total dividends paid by the payer company and the total taxed income of the payer company (which includes capital gains derived by the payer company which are subjected to capital gains tax). If the total amount of taxed income of the payer company is equal to or greater than the total amount of dividends paid by the payer company, up to and including the year of payment of the dividends in question, the Comptroller will consider such “subject to tax” condition to have been met; or

(b)	if the audited accounts of the payer company for the financial period ending in the year the dividends in question (which are not subject to dividend withholding tax in the relevant foreign tax jurisdiction) are received shows a current year tax expense (which does not include deferred tax), the Comptroller will consider such “subject to tax” condition to have been met.

The above two methods are non-prescriptive and the taxpayer may also propose other methods to the Comptroller to prove (to the Comptroller’s satisfaction) that such “subject to tax” condition has been met. For consistency, a taxpayer is expected to use the same method for all years of assessment and where there are

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exceptional changes in the circumstances of a taxpayer to warrant a change to another method, the Comptroller’s approval should be sought to change the method used.

With respect to the condition in (ii) above that the headline tax rate of the relevant foreign tax jurisdiction is at least 15 percent, the Inland Revenue Authority of Singapore, or IRAS, has announced that where the specified foreign income received in Singapore is:

(a)	chargeable to tax under a special tax legislation, or special tax legislation, of that foreign tax jurisdiction that is independent of its main tax legislation, or the main tax legislation, which charges tax on income;

(b)	the special tax legislation imposes tax at a rate lower than the highest rate applicable to other companies in that foreign tax jurisdiction under its main tax legislation; and

(c)	the application of the lower rate of tax under the special tax legislation is not pursuant to a tax incentive granted for carrying out substantive activities in that foreign tax jurisdiction,

the headline tax rate for the purposes of the above condition in (ii) shall be the highest tax rate stipulated in the special legislation instead of the highest tax rate stipulated in the main tax legislation.

Non-Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign income received or deemed received in Singapore, subject to certain exceptions.

All foreign-sourced income received or deemed received in Singapore by a Singapore tax resident individual (except income received through a partnership in Singapore) on or after January 1, 2004 will be exempt from Singapore income tax if the Comptroller is satisfied that the tax exemption would be beneficial to the individual. Certain investment income derived from Singapore sources by individuals on or after January 1, 2004 will also be exempt from Singapore income tax.

Non-Singapore tax resident individuals, subject to certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore.

A corporate entity is regarded as tax resident in Singapore if its business is controlled and managed in Singapore (for example, if the board of directors meets and conducts the company’s business in Singapore). An individual is regarded as tax resident in Singapore if the individual is physically present in Singapore or exercised employment in Singapore (other than as a director of a company) for 183 days or more in the calendar year preceding the year of assessment, or if the individual ordinarily resides in Singapore.

The current corporate tax rate in Singapore is 20%. In addition, 75% of up to the first S$10,000 of a company’s normal chargeable income, and 50% of up to the next S$90,000 is exempt from corporate tax. The remaining chargeable income (after the partial tax exemption) will be taxed at 20%. The above partial tax exemption will not apply to Singapore dividends received by companies.

Singapore tax-resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 21% (for Year of Assessment 2006). The Minister for Finance has, in the 2006 Budget Statement delivered on February 17, 2006, the Budget Statement 2006, proposed to reduce the top individual marginal tax rate from 21% to 20% in the Year of Assessment 2007, with corresponding reduction in marginal tax rates for other income tax brackets.

Non-Singapore resident individuals are generally subject to tax at a rate equivalent to the prevailing corporate tax rate.

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Gains on disposal of MFS Shares

The acceptance of the Offer by an MFS Shareholder (whether by way of electing to receive Cash Consideration or Stock Considerations) would be treated as a disposal of the MFS shares held by such shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Comptroller regards as the carrying on of a trade or business in Singapore.

Treatment of dividends on M-Flex common stock

As M-Flex is a non-resident of Singapore for tax purposes, dividends paid by M-Flex on M-Flex common stock will be considered as sourced outside Singapore, unless shares of M-Flex common stock are held as part of a trade or business carried out in Singapore in which event the holders of such stock may be taxed on the dividends as they are derived.

Where the dividends on M-Flex common stock are regarded as foreign-sourced income:

•

Individuals (whether resident in Singapore or not) would not be taxed on such dividends in Singapore, even if such income is received in Singapore due to the tax exemption available for income arising from sources outside Singapore and received in Singapore by individuals (excluding in the case of a resident individual income derived through a partnership in Singapore);

•

Corporate holders of M-Flex common stock would be taxed on such dividends upon remittance into Singapore, unless such dividends qualify as specified foreign income exempt from tax as described above; and

•

Such dividends received in Singapore by corporate investors who are not tax resident in Singapore and who have no business presence in Singapore will generally not be subject to tax in Singapore by administrative concession.

The IRAS has also clarified that the tax exemption on specified foreign income mentioned above extends to dividends derived by a Singapore tax resident from the carrying on of a trade or business in Singapore such as a financial institution tax resident in Singapore, subject to compliance with the conditions for such exemption, notwithstanding that such dividends would otherwise be treated as Singapore-sourced income of the financial institution under general source of income principles.

Pursuant to the Budget Statement 2006, the Government has announced that if the conditions for exemption of specified foreign income described above are not met, the Comptroller may nevertheless consider granting exemption on such income received by resident taxpayers on a case-by-case basis if the underlying income was derived from substantive economic activities carried out in a foreign jurisdiction with a headline tax rate of at least 15%.

The scenarios specified by IRAS where they may consider granting such exemption subject to approval are, inter alia:

(i)	where the foreign-sourced dividends received in Singapore originated in the foreign tax jurisdiction from which such income was received and that tax jurisdiction has a headline tax rate of at least 15 per cent but no tax was paid in that tax jurisdiction because the foreign-sourced dividends were paid out of:

(a)	capital gains which were not subject to tax in that tax jurisdiction; or

(b)	underlying profits derived from carrying out substantive business activities in that tax jurisdiction which were not subject to tax due to the set-off of unutilized losses or capital allowances or the rules under a tax consolidation regime of that tax jurisdiction;

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(ii)	where the foreign-sourced dividends received in Singapore were paid out of income that did not originate in the foreign tax jurisdiction from which the dividend income was received, but out of income that originated, or the Originating Income, from carrying out substantive business activities in another foreign tax jurisdiction, or the Originating Jurisdiction, that has a headline tax rate of at least 15 per cent, after which dividends were paid out of the Originating Income to another company in another foreign tax jurisdiction (that may in turn pay dividends to another company in another foreign tax jurisdiction, and so on) before being used to pay dividends to the payer company in the foreign tax jurisdiction from which the foreign-sourced dividends are received in Singapore and:

(a)	tax was paid in the Original Jurisdiction on the Originating Income; or

(b)	no tax was paid in the Original Jurisdiction on the Originating Income and in all the other foreign tax jurisdiction(s) where the above dividends were received because:

(i)	in the case of the Originating Income, the Originating Income was not subject to tax in the Original Jurisdiction because

(A)	it was a capital gain;

(B)	of set-off of unutilized losses or capital allowances;

(C)	of the rules under a consolidation regime of the Originating Jurisdiction; or

(D)	it was exempt from tax as a consequence of the Originating Jurisdiction granting a tax incentive for carrying out substantive activities in such jurisdiction; and

(ii)	in the case of the above dividends, such dividends received in each of the other foreign tax jurisdiction(s) (and thereafter used to pay the foreign-sourced dividends received in Singapore) were not subject to tax in each of such jurisdiction(s) respectively due to

(A)	the participation exemption regime of each of such respective jurisdiction(s); or

(B)	the tax system of each of such jurisdiction(s) not taxing foreign-sourced dividends received in such jurisdiction(s) respectively.

The IRAS has further stated that it will only consider granting the above exemption if the taxpayer is able to track the source of the relevant foreign income, the Comptroller is satisfied that there is no round tripping of locally-sourced income via the overseas investment and the taxpayer in Singapore receiving the foreign-sourced dividends is not a shell company.

The IRAS has also clarified that any taxpayer receiving foreign-sourced dividends but is not within any of the scenarios mentioned above may still make an application for exemption to the Comptroller, stating why the application should merit favorable consideration. The Comptroller has indicated that such tax exemption may be granted if it is determined that the repatriation of the foreign-sourced dividends by such a taxpayer would generate economic benefits for Singapore.

Regulatory Matters Relating to the Transaction

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except that the SEC must declare effective M-Flex’s registration statement containing the Proxy Statement/Prospectus with respect to the M-Flex Special Meeting and the Offer Document/Prospectus with respect to the Offer.

Dissenters’ Rights of Appraisal

M-Flex is incorporated under the laws of the State of Delaware. Under Delaware law, M-Flex’s stockholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of common

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stock of the combined company in the transaction or the related reorganization of M-Flex that is planned to occur if the Offer is made closes.

Federal Securities Law Consequences; Lock-Up Agreements

This Offer Document/Prospectus does not cover any resales of New M-Flex Stock to be received by the MFS Shareholders upon completion of the transaction, and no person is authorized to make any use of this Offer Document/Prospectus in connection with any such resale.

If the transaction proceeds, the shares of New M-Flex Stock issued to the MFS Shareholders would, on issue, be fully paid and nonassessable and shall rank pari passu in all respects with the existing shares of M-Flex common stock, except that any MFS shareholder who elects to take the Stock Consideration would be required, as a condition thereof, to agree not to sell any of the shares of New M-Flex Stock received as Stock Consideration for a period of six months after the closing of the Offer, if the Offer closes. A copy of the form of Lock-Up Agreement is set forth in Appendix 17.

Stock Exchange Listing; Delisting of MFS Common Stock

M-Flex

If the transaction proceeds, the shares of New M-Flex will supersede the shares of M-Flex on The Nasdaq Global Select Market and will continue to trade under the symbol “MFLX.”

MFS

If the transaction proceeds, it would be M-Flex’s intention to acquire 100% of the outstanding ordinary shares of MFS. In furtherance thereof, M-Flex, to the extent possible, intend to delist MFS’ shares from the SGX-ST.

If at least 90% of MFS’ shares (excluding the MFS shares already held by M-Flex or its related corporations or their nominees as of the date of the Offer) are tendered in the Offer, M-Flex intends to exercise its right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by M-Flex pursuant to the Offer. If M-Flex is able to proceed with the compulsory acquisition, M-Flex would apply to delist MFS from the Official List of the SGX-ST.

Regardless of whether M-Flex is able to proceed with the compulsory acquisition under Section 215 of the Singapore Companies Act if at least 90% of the MFS shares outstanding are tendered, the SGX-ST may, pursuant to Rule 1105 of the SGX Listing Manual, suspend the listing of the MFS shares until it is satisfied that at least 10% of the MFS shares in issue are held by at least 500 MFS Shareholders who are members of the public. In such event, M-Flex has no intention to undertake any action for any such listing suspension to be lifted.

Financing Arrangements

The estimated total amount of funds necessary to finance the Offer and the related transactions will be between approximately U.S. $0 and U.S. $240.2 million, depending on the number of MFS shares tendered and the percentage of shares tendered for the cash consideration. The Special Committee assumed in approving the Offer in March 2006 that all or substantially all of the shares of MFS, other than those held by WBL, would be tendered for cash, and thus it was highly likely that all of the U.S. $240.2 million in cash consideration would be paid. This range of funds was based on the number of minority shareholders receiving cash, combined with the estimated transaction costs of U.S. $2.5 million. The lower end of the range of U.S. $0 assumes that all of the minority shareholders select M-Flex common stock in exchange for MFS shares and all unpaid transaction costs will be funded from existing cash resources of M-Flex. The upper end of the range of U.S. $240.2 million

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assumes that all of the minority shareholders select cash in exchange for MFS shares. The exchange rate if all of the MFS minority shareholders selected cash would be S$1.20. This per share amount was translated at the exchange rate of U.S. $0.66 per Singapore Dollar as of March 30, 2007. Thus, the per share cash price as of March 30, 2007 was U.S. $0.79. The foregoing analysis was based on a potential maximum number of shares that would be exchanged for cash of 300.5 million as of March 30, 2007, consisting of 294.2 million MFS shares held by minority shareholders and outstanding options exercisable into 6.3 million MFS shares which would vest upon completion of the transaction and thus would be assumed to be exchanged for cash. Consequently, the upper end of the range of U.S. $240.2 million was determined by multiplying the 300.5 million total MFS shares that would be exchanged for cash by the per share cash price of U.S. $0.79 for a total disbursement of U.S. $237.7 million, plus the estimated $2.5 million in unpaid transaction costs.

It is anticipated that these funds will be provided from existing cash resources of M-Flex and the proceeds from a term loan from Overseas Chinese Banking Corporation, or the Lender, as described below.

Term Loan Facility

M-Flex has received a preliminary non-binding term sheet for a Facility Agreement, or Facility, from the Lender to finance the acquisition of MFS Technology Ltd. The Lender and its affiliates are substantial stockholders in WBL. The term sheet provides that the Lender, if the term sheet is accepted and subject to certain specified conditions discussed below, will enter into definitive agreements to provide an amount up to U.S. $230 million to M-Flex Cayman Acquisition Company, or M-Flex Cayman, a company to be incorporated in the Cayman Islands. The guarantor of the Facility is M-Flex. The Facility includes a term loan facility, or TLF, and an interest rate swap, or swap, both of which are available for up to 18 months from the date of the Facility, or the Availability Period. The TLF is for up to U.S. $230 million and the swap is for up to U.S. $150 million. The drawdown is a minimum amount of U.S. $20 million and in incremental integral multiples of U.S. $5 million during the Availability Period. The final maturity occurs three years from the date of the first drawdown, or the Final Maturity Date subject to a one year extension. Repayment occurs on the Final Maturity Date. In addition, the Lender may transfer its rights and obligations under this Facility without prior consent of any party.

The Facility is subject to a front end fee equal to 0.25% on the TLF amount, or Front End Fee, and is payable to the Lender in two installments:

(i)	half the Front End Fee shall be paid upon the signing of the Facility; and

(ii)	half shall be paid on the first drawdown of the Facility.

In addition, all Front End Fees paid to the Lender are non-refundable. There also is a commitment fee in the amount of 0.125% of the undrawn amounts per annum from the first date that the drawdown can be made under the Facility to the date of drawdown. The commitment fee is payable quarterly in arrears. Further, M-Flex Cayman can terminate unfunded commitments at any time.

The TLF and swap will bear interest at U.S. $ SIBOR plus 1.1% per annum for the relevant interest period selected. Interest shall be calculated based on an actual number of days and a 360 day-year and is payable at the end of each interest period. The interest period of one, two, three or six months or the Interest Period, may be selected by M-Flex Cayman subject to the market availability of funds.

Voluntary prepayment can be made in whole or in part at the end of each interest payment period and is subject to the following conditions, subject to certain exceptions:

•

Prepayment is subject to a penalty charge of 0.25% on the amount prepaid; provided no prepayment penalty is payable if internal sources of funds, either from operations or funds not related to external debt borrowings, are used; and

•	10 days’ prior written notice to be delivered to the Lender.

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In addition, any prepayment during the initial 12 months may be subject to a prepayment fee of 0.125% of the amount prepaid. Any prepayment must be in a minimum amount of U.S. $5 million and integral multiples of U.S. $1 million thereof. Amounts prepaid will not be available for redrawing.

M-Flex Cayman may request to extend the Facility for one year no later than 60 days prior to the 3rd anniversary of the date of the Facility Agreement. Such request of an extension will be subject to agreement of the Lender. Upon agreement by the Lender to this extension, the Final Maturity Date will be extended to the 4th anniversary of the Facility. An extension fee will be determined prior to the third anniversary of the Facility and mutually agreed to by M-Flex Cayman and the Lender.

Covenants and Undertakings

The Facility includes standard covenants including the following:

•	Application of loan proceeds for permitted purposes only.

•	M-Flex must maintain its listing on the Nasdaq or such other stock exchange as deemed acceptable by the Lender throughout the term of this Facility.

•	Negative pledges for both M-Flex Cayman and M-Flex.

•	No change in core business for both M-Flex Cayman and M-Flex.

•	No material disposal and/or sale of assets, undertakings, revenues such that it will have a material adverse impact on M-Flex Cayman’s ability to meet its obligations under the Facility.

Certain of the covenants will be subject to an appropriate materiality qualifier or test to be determined and mutually agreed.

Financial Covenants

The Facility is governed by the following financial covenants to be undertaken by M-Flex based on audited consolidated financial statements dated September 30, 2006 and thereafter:

•

Minimum Tangible Stockholders Equity of U.S. $80 million or 20% below actual*, whichever is higher (tangible stockholders equity shall mean aggregate shareholders funds less any intangibles assets, goodwill and minority interest).

•	Minimum Current Ratio of 1.0 times or 20% below actual*, whichever is higher (current Ratio shall mean consolidated total current assets divided by consolidated total current liabilities).

•

Maximum ratio of Total Liabilities to Tangible Stockholders Equity of 5:1 or 20% above actual*, whichever is lower (total liabilities shall include the aggregate outstanding principal, capital or nominal amount of the indebtedness, obligations, liabilities, and contingent liabilities all as shown in the accounts of M-Flex Cayman and its subsidiaries, provided that no liability shall be included in a calculation of Consolidated Total Liabilities more than once).

•	Maximum ratio of Total Debt to EBITDA of 5:1 times or 20% above actual*, whichever is lower (EBITDA means earnings before interest expense, taxes, depreciation and amortization).

•	Maximum ratio of Total Debt to Tangible Stockholder Equity of 3:1 or 20% above actual*, whichever is lower.

*    actual amounts/covenants to be calculated and advised financial results of the fiscal year ended September 30, 2007 or the subsequent quarterly financial statements for the quarter in which the Offer closes. The calculations for determining compliance with all financial covenants will exclude the effect of any one time costs or expenses, write-offs and other non-recurring events that would otherwise be included in the calculation of such financial covenants.

Financial covenants shall be computed based on the immediately preceding four calendar quarters and shall be tested quarterly pending closing of the Offer and thereafter semi-annually based on the semi-annual

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consolidated financial statements dated March 31 and annual consolidated financial statements dated September 30 of each financial year.

Additional Conditions

Additional conditions to this Facility include that WBL is to remain the single largest beneficial shareholder of M-Flex throughout the duration of the Facility. Further, the U.S. $230 million TLF can be assigned and transferred to a new Lender without the consent of M-Flex Cayman, subject to certain limitations.

Events of Default

The Facility contemplates standard events of default for a financing transaction of this type and will include, without limitation, payment default and cross default to other debts of M-Flex Cayman and M-Flex.

Material Adverse Change

The Lender will have the right to review the terms of the Facility in the event of any adverse change in the conditions (financial or otherwise), business prospects, results of operations or general affairs of M-Flex Cayman and M-Flex, the economic and financial market conditions (including but not limited to interest rates, stock, money and credit markets) or political conditions in Singapore or the United States or internationally which in the opinion of the Lender may adversely affect the successful completion of the Facility.

Breakfunding Costs

If M-Flex Cayman fails to effect drawdown in respect of the Facility, or satisfy the conditions for advance after the Notice of Drawing has been given by M-Flex Cayman, in addition to the other remedies of the Lender, M-Flex Cayman shall on demand, pay to the Lender such amount as the Lender may certify as necessary to compensate it for any costs incurred by the Lender resulting from M-Flex Cayman’s failure to effect the drawdown or a failure to satisfy the conditions for the advance, including but not limited to losses from reemployment of funds borrowed or contracted for to fund the advance at rates lower than the cost of such funds.

Any breakfunding costs incurred by the Lender, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Lender in its sole discretion) shall be borne by M-Flex notwithstanding that the prepayment or full settlement before the maturity of the Facility is requested by the Lender.

The Revolver

M-Flex has received a preliminary non-binding term sheet for a revolving line of credit, or the Revolver, from the Lender to provide working capital to New M-Flex. The term sheet provides that the Lender, if the term sheet is accepted and subject to certain specified conditions discussed below, will enter into definitive agreements to provide a revolving line of credit of up to U.S. $70 million to New M-Flex. The Revolver is available for up to two years from the date of the Revolver, or the Revolver Availability Period. The drawdown is a minimum amount of U.S. $5 million and in incremental integral multiples of U.S. $1 million during the Availability Period. The final maturity occurs two years from the date of the first drawdown, or the Final Maturity Date. Repayment occurs on the Final Maturity Date. In addition, the Lender may transfer its rights and obligations under this Facility without prior consent of any party.

Revolver

The Revolver contains a commitment fee in the amount of 0.25% of the undrawn amounts; provided that such amount is reduced to 0.125% if more than 50% of the Revolver is drawn.

The Revolver will bear interest at U.S. $ SIBOR plus 1.1% per annum for the relevant interest period selected. Interest shall be calculated based on an actual number of days and a 360 day-year and is payable at the

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end of each interest period. The interest period of one, two, three or six months or the Interest Period, may be selected by New M-Flex subject to the market availability of funds.

Covenants and Undertakings

The Facility includes standard covenants including the following:

•	Application of loan proceeds for permitted purposes only.

•	M-Flex must maintain its listing on the Nasdaq or such other stock exchange as deemed acceptable by the Lender throughout the term of this Facility.

•	Negative pledges for both M-Flex Cayman and M-Flex.

•	No change in core business for both M-Flex Cayman and M-Flex.

•	No material disposal and/or sale of assets, undertakings, revenues such that it will have a material adverse impact on M-Flex Cayman’s ability to meet its obligations under the Facility.

Certain of the covenants will be subject to an appropriate materiality qualifier or test to be determined and mutually agreed.

Financial Covenants

The Facility is governed by the following financial covenants to be undertaken by M-Flex based on audited consolidated financial statements dated September 30, 2006 and thereafter:

•

Minimum Tangible Stockholders Equity of U.S. $80 million or 20% below actual*, whichever is higher (tangible stockholders equity shall mean aggregate shareholders funds less any intangibles assets, goodwill and minority interest).

•	Minimum Current Ratio of 1.0 times or 20% below actual*, whichever is higher (current Ratio shall mean consolidated total current assets divided by consolidated total current liabilities).

•

Maximum ratio of Total Liabilities to Tangible Stockholders Equity of 5:1 or 20% above actual*, whichever is lower (total liabilities shall include the aggregate outstanding principal, capital or nominal amount of the indebtedness, obligations, liabilities, and contingent liabilities all as shown in the accounts of M-Flex Cayman and its subsidiaries, provided that no liability shall be included in a calculation of Consolidated Total Liabilities more than once).

•	Maximum ratio of Total Debt to EBITDA of 5:1 times or 20% above actual*, whichever is lower (EBITDA means earnings before interest expense, taxes, depreciation and amortization).

•	Maximum ratio of Total Debt to Tangible Stockholder Equity of 3:1 or 20% above actual*, whichever is lower.

*    actual amounts/covenants to be calculated and advised financial results of the fiscal year ended September 30, 2007 or the subsequent quarterly financial statements for the quarter in which the Offer closes. The calculations for determining compliance with all financial covenants will exclude the effect of any one time costs or expenses, write-offs and other non-recurring events that would otherwise be included in the calculation of such financial covenants.

Financial covenants shall be computed based on the immediately preceding four calendar quarters and shall be tested quarterly pending closing of the Offer and thereafter semi-annually based on the semi-annual consolidated financial statements dated March 31 and annual consolidated financial statements dated September 30 of each financial year.

Additional Conditions

Additional conditions to this Revolver include that WBL is to remain the single largest beneficial shareholder of M-Flex throughout the duration of the Revolver. Further, the Revolver can be assigned and

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transferred to a new Lender without the consent of M-Flex Cayman. Also, New M-Flex must maintain a majority of its operating accounts with the Lender.

Events of Default

The Revolver contemplates standard events of default for a financing transaction of this type and will include, without limitation, payment default and cross default to other debts of New M-Flex.

Material Adverse Change

The Lender will have the right to review the terms of the Revolver in the event of any adverse change in the conditions (financial or otherwise), business prospects, results of operations or general affairs of New M-Flex, the economic and financial market conditions (including but not limited to interest rates, stock, money and credit markets) or political conditions in Singapore or the United States or internationally which in the opinion of the Lender may adversely affect the successful completion of the Revolver.

Breakfunding Costs

If New M-Flex fails to effect drawdown in respect of the Revolver, or satisfy the conditions for advance after the Notice of Drawing has been given by New M-Flex, in addition to the other remedies of the Lender, New M-Flex shall on demand, pay to the Lender such amount as the Lender may certify as necessary to compensate it for any costs incurred by the Lender resulting from New M-Flex’s failure to effect the drawdown or a failure to satisfy the conditions for the advance, including but not limited to losses from reemployment of funds borrowed or contracted for to fund the advance at rates lower than the cost of such funds.

Any breakfunding costs incurred by the Lender, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Lender in its sole discretion) shall be borne by New M-Flex notwithstanding that the prepayment or full settlement before the maturity of the Revolver is requested by the Lender.

Where You Can Find More Information

M-Flex files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the U.S. Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the U.S. Securities and Exchange Commission at l-800-SEC-0330 for further information on the public reference room. M-Flex’s U.S. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at www.sec.gov.

M-Flex has filed a registration statement on Form S-4 to register with the U.S. Securities and Exchange Commission the New M-Flex Stock to be issued to MFS Shareholders upon completion of the Offer. This Offer Document/Prospectus is a part of the registration statement. As allowed by U.S. Securities and Exchange Commission rules, this Offer Document/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The U.S. Securities and Exchange Commission allows M-Flex to “incorporate by reference” information into the Offer Document/Prospectus, meaning that M-Flex can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The following documents, which M-Flex filed with the SEC, are incorporated by reference into this document:

•	M-Flex’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006

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•	M-Flex’s Current Report on Form 8-K dated January 3, 2007

•	M-Flex’s Current Report on Form 8-K dated January 5, 2007

•	M-Flex’s Current Report on Form 8-K dated January 16, 2007

•	M-Flex’s Current Report on Form 8-K dated January 22, 2007

•	M-Flex’s Current Report on Form 8-K dated January 31, 2007

•	M-Flex’s Current Report on Form 8-K dated February 5, 2007

•	M-Flex’s Current Report on Form 8-K/A dated February 15, 2007

•	M-Flex’s Current Report on Form 8-K dated March 27, 2007

•	M-Flex’s Current Report on Form 8-K dated March 28, 2007

•	M-Flex’s Current Report on Form 8-K dated March 30, 2007

•	M-Flex’s proxy statement for its 2007 Annual Meeting

•	M-Flex’s Amendment No. 4 to Form S-4 registration statement dated April 12, 2007, of which the Offer Document/Prospectus forms a part

The information incorporated by reference is deemed to be part of this Offer/Prospectus, except for any information superseded by information in, or incorporated by reference in, this Offer Document/Prospectus. M-Flex is incorporating by reference additional documents that M-Flex files with the U.S. Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this Offer Document/Prospectus is a part and the effectiveness of the registration statement, as well as between the date of this Offer Document/Prospectus and the date of the meeting.

Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

All information contained or incorporated by reference in this Offer Document/Prospectus relating to M-Flex has been supplied by M-Flex.

If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through M-Flex or the U.S. Securities and Exchange Commission. Documents incorporated by reference are available from M-Flex without charge, excluding all exhibits unless M-Flex has specifically incorporated by reference an exhibit in this Offer Document/Prospectus. Stockholders may obtain documents incorporated by reference in this Offer Document/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

Attention: Corporate Secretary

(714) 238-1488

You can also get more information by visiting M-Flex’s website at www.mflex.com. Except to the limited extent expressly provided in this Offer Document/Prospectus, information contained on M-Flex’s website is not incorporated by reference into this Offer Document/Prospectus.

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Independent Registered Public Accounting Firm

The consolidated financial statements of Multi-Fineline Electronix, Inc. included in this Offer Document/Prospectus and the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Multi-Fineline Electronix, Inc. incorporated in this Offer Document/Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2005 have been so included or incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Multi-Fineline Electronix, Inc. for the nine-month periods ended June 30, 2006 and 2005, included and incorporated by reference in this Offer Document/ Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of information. However, their separate report dated August 4, 2006 incorporated by reference or included herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements of MFS Technology Ltd as of September 30, 2005 and 2004 and for each of the three years in the period ended September 30, 2005 included in this Offer Document/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

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APPENDIX 8

DESCRIPTION OF M-FLEX’S CAPITAL STOCK AND MATERIAL DIFFERENCES IN THE RIGHTS OF M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS

The rights, preferences and privileges of the New M-Flex Stock shall be the same in all respects to the rights, preferences and privileges of M-Flex common stock in existence prior to the Offer.

General

M-Flex’s authorized capital stock consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The following describes M-Flex common stock and preferred stock and certain provisions of its restated certificate of incorporation and M-Flex’s amended and restated bylaws. This description is only a summary. You should also refer to the restated certificate of incorporation and the amended and restated bylaws that have been filed with the SEC and incorporated herein.

As of March 30, 2007, there were 24,534,278 shares of M-Flex common stock outstanding held by approximately 23 stockholders of record.

Common Stock

Voting Rights

Each holder of M-Flex common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. M-Flex has not provided for cumulative voting for the election of directors in its restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

So long as a single or related group of stockholders owns at least one-third of M-Flex outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex’s stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of M-Flex common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that M-Flex’s Board of Directors may determine from time to time.

No Preemptive, Conversion or Redemption Rights

M-Flex common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon M-Flex’s liquidation, dissolution or winding-up, the holders of M-Flex common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is and all shares of common stock to be issued in connection with the transaction will be, fully paid and nonassessable.

Preferred Stock

M-Flex’s Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. M-Flex’s board

APP8-1

is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. M-Flex’s Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

M-Flex’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of M-Flex common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of M-Flex and might harm the market price of M-Flex common stock and the voting and other rights of the holders of M-Flex common stock. M-Flex has no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and M-Flex’s Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, M-Flex’s restated certificate of incorporation and its amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of M-Flex.

Delaware Law

M-Flex is subject to the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law, regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

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A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, M-Flex has not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire M-Flex.

Charter and Bylaws

M-Flex’s restated certificate of incorporation and amended and restated bylaws provides that:

•

no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with M-Flex’s amended and restated bylaws, and stockholders may not act by written consent;

•	M-Flex’s Board of Directors will be expressly authorized to make, alter or repeal M-Flex’s amended and restated bylaws;

•

M-Flex’s Board of Directors will have the ability to change the size of the Board of Directors and fill vacancies on the Board of Directors created by the death, incapacity or resignation of a director or an increase in the size of the Board of Directors without stockholders approval;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•

M-Flex’s Board of Directors will be divided into three classes serving staggered three year terms, with one class of directors being elected at each annual meeting of stockholders and the other classes continuing for the remainder of their respective terms;

•	M-Flex’s Board of Directors will be authorized to issue preferred stock without stockholder approval; and

•

M-Flex will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to M-Flex, which may include services in connection with takeover defense measures.

In addition, so long as a single or related group of stockholders continue to own at least one-third of the M-Flex outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Material Differences in Rights of stockholders of M-Flex and shareholders of MFS (see “Comparison of Stockholder Rights and Corporate Governance Matters” below)

In light of (1) the change in recommendation by M-Flex’s Special Committee and Board of Directors and (2) M-Flex’s belief that the transaction could be approved by stockholders who, in the case of WBL would be voting contrary to its fiduciary duties under Delaware law and in the case of the Stark hedge funds, would be voting, without first disclosing the extent of their ownership in MFS, M-Flex commenced litigation against its majority stockholder—WBL, as well as the Stark hedge funds—seeking, among other things, to require WBL to vote against the transaction and to enjoin the Stark hedge funds from voting their shares without first disclosing the extent of their ownership in MFS. If the transaction proceeds notwithstanding the recommendation of M-Flex’s Special Committee and Board of Directors, MFS shareholders receiving Stock Consideration will have different rights once they become New M-Flex stockholders due to differences between the governing law and charter documents of MFS and M-Flex. These differences are described in detail under “Comparison of Stockholders Rights and Corporate Governance Matters” as set out below.

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Comparison of Stockholders Rights and Corporate Governance Matters

New M-Flex is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. MFS is a Singapore corporation subject to the provisions of the Singapore Companies Act, or Act, as defined in the Offer Document/Prospectus. Upon completion of the transaction, MFS Shareholders, whose rights are currently governed by MFS’ memorandum and articles of association and the Act, will become stockholders of New M-Flex and their rights will be governed by New M-Flex’s restated certificate of incorporation and amended and restated bylaws and the DGCL. The New M-Flex certificate of incorporation and bylaws are identical to those currently in place for M-Flex, and therefore the current rights of M-Flex Stockholders are described in the table below for New M-Flex.

The following description summarizes material differences which may affect the rights of holders of New M-Flex Stock after the Reorganization and MFS Shares. This summary is not intended to be a complete discussion of all those differences or a complete description of the specific provisions referred to in this summary, and is qualified in its entirety by reference to the DGCL, the Act and the various documents of New M-Flex and MFS that New M-Flex refers to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of New M-Flex stock, you should read the section of this Offer Document/Prospectus entitled “Description of M-Flex’s Capital Stock and Material Differences in the Rights of M-Flex Stockholders and MFS Shareholders” beginning on page APP8-1. You should read carefully the relevant provisions of the Act and the DGCL, the restated certificate of incorporation and amended and restated bylaws of New M-Flex and the memorandum and articles of association of MFS, or MFS Articles, which are incorporated by reference into this Offer Document/Prospectus.

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Class of Common Stock	New M-Flex has only one class of common stock outstanding. Holders of New M-Flex Stock are entitled to all of the rights and obligations provided to common stockholders under its restated certificate of incorporation and amended and restated bylaws and under Delaware law.	MFS currently has only one class of shares, namely, ordinary shares, which have identical rights in all respects and rank equally with one another.

Corporate Governance	The rights of New M-Flex stockholders are governed by Delaware law and under New M-Flex’s restated certificate of incorporation and amended and restated bylaws. Upon completion of the acquisition, the rights of New M-Flex stockholders will continue to be governed by Delaware law and New M-Flex’s restated certificate of incorporation and amended and restated bylaws.	MFS shareholders are entitled to all of the rights attaching to such ordinary shares as prescribed under the MFS Articles and under the Act.

Authorized Capital Stock	The authorized capital stock of New M-Flex consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The total number of all shares of all classes of capital stock New M-Flex shall have the authority to issue is 105,000,000.	Under the Act: (a) MFS does not have an authorized capital; (b) the shares in the capital of MFS do not have a par value.

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	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Board Authority to Issue Capital Stock	New M-Flex’s Board of Directors is authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and, in resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting	Under the Act and the MFS Articles, ordinary shares in MFS may only be issued with the prior approval of MFS shareholders in a general meeting. Under the MFS Articles the aggregate number of ordinary shares to be issued pursuant to such approval may not exceed 50% (or powers, the designations, preferences and relative participating, optional, or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

For a description of the terms of New M-Flex’s existing outstanding preferred stock, see “Description of New M-Flex Capital Stock and Material Differences in the Rights of M-Flex Stockholders and MFS Shareholders—Preferred Stock” in Appendix 8.

such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being, of which the aggregate number of shares to be issued other than on a pro-rata basis to MFS Shareholders may not exceed 20% (or such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being. The approval, if granted, will lapse at the conclusion of MFS’ annual general meeting following the date on which the approval was granted.

Dividends and Stock Repurchases

Under the DGCL, a corporation may pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation. A Delaware corporation may redeem or repurchase shares having a preference, or if no shares entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such

Under the MFS Articles, MFS may, by ordinary resolution of its shareholders, declare dividends at a general meeting, but MFS may not pay dividends in excess of the amount recommended by the directors. Dividends may only be paid out of distributable profits of MFS pursuant to the Act.

Under the MFS Articles, all dividends are paid pro-rata amongst MFS Shareholders in proportion to the amount paid up on each MFS Shareholder’s ordinary shares, unless the rights attaching to an issue of any ordinary share provide otherwise.

MFS may, subject to the provisions of the Act, its Articles and the rules of the SGX-ST, repurchase its own ordinary shares out of its capital or profits provided it satisfies the solvency requirements prescribed under the Act. MFS may not, except in circumstances permitted by the Act, grant any financial assistance for the

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	Rights of New M-Flex stockholders	Rights of MFS Shareholders

retirement of shares, the corporation’s remaining assets are sufficient to pay any debts not otherwise provided for. New M-Flex’s restated certificate of incorporation provides that the Board of Directors may declare dividends out of the assets of the Corporation which are payable either in cash, in property or in shares of capital stock.

New M-Flex has never paid cash dividends on its common stock.

acquisition or acquisition of its own ordinary shares.

Voting Rights	The outstanding voting securities of New M-Flex consist of the shares of New M-Flex Stock. Each holder of New M-Flex Stock is entitled to one vote per share.

Under the Act, a holder of MFS ordinary shares is entitled to attend, speak and vote at any general meeting, in person or by proxy. Proxies need not be a shareholder. Under the MFS Articles, a person who holds ordinary shares through the SGX-ST book-entry settlement system will only be entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by CDP 48 hours before the general meeting.

Under the MFS Articles, every shareholder present in person and by proxy shall have one vote (provided that in the case of a shareholder who is represented by two proxies, only one of the two proxies as determined by that shareholder or, failing such determination, by the chairman of the meeting in his sole discretion shall be entitled to vote on a show of hands), and on a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share which he holds or represents. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any shareholder present in person or by proxy and representing not less than 10% of the total voting rights of all MFS shareholders having the right to attend and vote at the meeting or by any two MFS Shareholders present in person or by proxy and entitled to vote. In the case of a tie vote, whether on a show of hands or a poll, the Chairman of the meeting shall be entitled to a casting vote.

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	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Redemption and Exchange Features	New M-Flex Stock is not redeemable.	MFS ordinary shares are not redeemable. MFS may, subject to and in accordance with the MFS Articles and the rules of SGX-ST, issue redeemable preference shares.

Meetings of Stockholders; Notice

A special meeting of stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

Under its amended and restated bylaws, New M-Flex must give each stockholder

Under the MFS Articles and the Act, MFS is required to hold an annual general meeting every year. Under the MFS Articles and the Act, the MFS Board of Directors may convene an extraordinary general meeting whenever it thinks fit and under the Act must do so if MFS of record a written notice stating the location, date, time and purpose of the meeting. Notice must be given in writing not fewer than ten nor more than 60 days before the date of the meeting.

Shareholders representing not less than 10% of the total voting rights of all MFS Shareholders request in writing that such a meeting be held. In addition, under the Act, two or more of MFS’ Shareholders holding not less than 10% of the MFS issued share capital may call a meeting.

Unless otherwise required by the Act or by the MFS Articles, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under the Act, including voluntary winding up, amendments to the MFS Articles, a change of MFS corporate name and a reduction in share capital. MFS must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. Under the MFS Articles, ordinary resolutions generally require at least 14 days’ notice in writing. Under the MFS Articles, the notice must be given to each MFS Shareholder who has supplied MFS with an address in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

APP8-7

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Record Date for Determining Stockholders Entitled to Vote	New M-Flex’s amended and restated bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, or to express consent to a corporate action in writing without a meeting, the Board of Directors of New M-Flex may fix, in advance, a record date which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting. Only stockholders of record on the date fixed by the Board of Directors are entitled to notice and to vote at the meeting.	Under the Act and subject to the provisions of the MFS Articles, only persons who are registered in MFS’ register of shareholders and, in cases in which the person so registered is the Central Depository Pte Ltd (“CDP”), the persons named as the depositors in the depository register maintained by CDP for the ordinary shares, are recognized as shareholders of MFS. Under the MFS Articles, MFS may close the register of shareholders for any time or times if MFS provides SGX-ST with prior notice. However, the register may not be closed for more than 30 days in aggregate in any calendar year. MFS typically closes the register to determine shareholders’ entitlement to receive dividends and other distributions.

Stockholder Action by Written Consent	Under the DGCL, unless the bylaws state otherwise, stockholders may take any action without a meeting. New M-Flex’s amended and restated bylaws provide that no action required or permitted to be taken at any annual or special meeting of the stockholders of New M-Flex may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.	The Articles of MFS and the Act do not permit the passing of shareholders resolutions or the obtaining of shareholders’ consent by written means by MFS (which is a public company).

Stockholder Proposals

Any stockholder of record may submit a stockholder proposal. The stockholder must continue to own those shares through the date upon which the stockholders’ meeting is held. The stockholder must also represent that he or she, or a representative, will attend the meeting to present the proposal.

For a regularly scheduled annual meeting, the stockholder must submit the proposal, supporting statement and requested information to New M-Flex not less than 120 days before the date of New M-Flex’s proxy statement for the previous year’s annual meeting. If New M-Flex did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous

Under the Act, members holding not less than 10% of the voting shares of MFS are entitled to requisition the convening of the general meeting. The requisition shall state the objects of the meeting and shall be signed by the requisitionists and deposited at the registered office of MFS.

Upon receiving a requisition, the directors of MFS shall proceed to convene an extraordinary general meeting as soon as practicable but in any case no later than two months after the receipt of the requisition.

APP8-8

Rights of New M-Flex stockholders	Rights of MFS Shareholders

year’s meeting, then the deadline is a reasonable time before New M-Flex begins to print and mail its proxy materials. If the proposal is for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before New M-Flex begins to print and mail its proxy materials.

A stockholder may submit a proposal in the form of a resolution and supporting statement to be included in New M-Flex’s proxy solicitation. The stockholder’s proposal must include all of the following information:

•      The name and address of the stockholder

•      The number of shares of New M-Flex’s capital stock owned by the stockholder

•      The date upon which such shares were acquired

•      An indication whether the shares are held in “street” or nominee name

•      Documentation to support a claim for beneficial ownership

New M-Flex may exclude the proposal if the stockholder fails to follow one of the eligibility or procedural requirements identified above, but only after New M-Flex has notified the stockholder of the problem and the stockholder fails to correct it. New M-Flex may also exclude the proposal for any of the reasons set forth in Securities and Exchange Commission Rule 14a-8 and related rules. If New M-Flex intends to exclude a proposal from its proxy materials, New M-Flex must file its reasons with the Securities and Exchange Commission. The Securities and Exchange Commission will issue a no-action letter stating whether the proposal should be excluded.

APP8-9

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Quorum for Meetings of Stockholders	The holders of a majority of the stock issued and outstanding stock entitled to vote at a New M-Flex stockholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.	Except as otherwise provided in the MFS Articles, two or more MFS Shareholders must be present in person or by proxy to constitute a quorum at any general meeting.

Stockholder Inspection	The DGCL provides any stockholder with the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Under the Act, a shareholder has the right to inspect, without charge, the minute books of MFS recording the minutes of shareholders’ meetings and directors’ meetings, the register and index of members.

Number of Directors	New M-Flex currently has seven directors. New M-Flex’s amended and restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Directors shall be elected at the annual meetings of stockholders except as otherwise provided in the amended and restated bylaws.	The MFS Articles provide that the number of directors shall be not less than two. No maximum number of directors is prescribed under the MFS Articles.

Classification of the Board of Directors	New M-Flex’s amended and restated bylaws and restated certificate of incorporation provide that the Board of Directors will consist of three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.	Under the MFS Articles, MFS shareholders may, by a majority of votes, appoint any person to be a director either to fill a casual vacancy or as an additional director. Under the MFS Articles, the directors of MFS shall have the power at any time to appoint any person to be a director but any person so appointed shall only hold office until the next annual general meeting. At each annual general meeting, one third of the directors for the time being shall retire from office by rotation. A retiring director shall be subject to re-election by the shareholders at such meeting.

Removal of Directors

Under the DGCL, directors may be removed with or without cause by a majority vote of stockholders entitled to vote at the election of directors; however, if the Board of Directors of the company is classified into several classes of directors (as is the case with New M-Flex), directors may be removed only for cause.

Under the Act, any director may be removed by an ordinary resolution of the shareholders but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove him shall not take effect until his successor is appointed. Special notice (that is, not less than 28 days’ notice) of the meeting at which such a resolution to remove is to be proposed shall be given.

APP8-10

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

	Under New M-Flex’s amended and restated bylaws, any director, or the entire Board of Directors, may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of directors.	The position on the removal of directors under the MFS Articles is similar to the position under the Act.

Limitation on Personal Liability of Directors and Officers	New M-Flex’s restated certificate of incorporation provides that directors generally shall not be personally liable to New M-Flex or its stockholders for monetary damages for breaching their fiduciary duties as a director.	There is no limitation on the personal liability of directors of MFS to MFS for monetary damages for breaching their fiduciary duties under the Act or under the MFS Articles.

Indemnification of Directors and Officers

New M-Flex’s restated certificate of incorporation and amended and restated bylaws provide that New M-Flex shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify directors for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having served as a director of New M-Flex, or at New M-Flex’s request, as a director or officer of another corporation. The Board of Directors, in its discretion, has the power on behalf of New M-Flex to indemnify any current or former officer or employee made a party to any action. The DGCL and New M-Flex’s amended and restated bylaws permit New M-Flex to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at the request of New M-Flex as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person’s status as such. New M-Flex enters into agreements with its officers and directors which affirm New M-Flex’s obligation to indemnify them to the fullest extent permitted by law. The DGCL permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation.

As permitted by the Act, the MFS Articles provide that, subject to the Act, the MFS directors and officers shall be entitled to be indemnified by MFS against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. MFS may not indemnify MFS directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to MFS.

APP8-11

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Amendments to Restated Certificate of incorporation	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s certificate of incorporation. Under New M-Flex’s restated certificate of incorporation, New M-Flex reserves the right to adopt, amend or repeal any provision contained in its restated certificate of incorporation in any manner prescribed by the DGCL, and all rights conferred to stockholders are granted subject to this reservation.	The certificate of incorporation of MFS cannot be amended.

Amendments to Bylaws	The Board is expressly empowered to adopt, amend or repeal the bylaws; provided, however, that any adoption, amendment or repeal of the bylaws by the Board shall require the approval of at least a majority of the Independent Directors then serving on the Board (or, if there are no Independent Directors then serving on the Board, a resolution approved by all of the directors then serving on the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholder of any provision of the bylaws.	Under the Act, shareholders have the authority to alter, delete, substitute or add to the objects clause in a company’s memorandum of association and all provisions of its articles of association by a vote of not less than three-fourths of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting. In the case of certain alterations to the memorandum of association, the dissenting shareholders have a right to apply to the court to cancel the alteration under the Act. Amendments affecting the rights of holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings. Copies of the memorandum, as amended from time to time, must be filed with the Accounting and Corporate Regulatory Authority of Singapore. The memorandum of association may be amended by special resolution unless expressly provided in the Act.

APP8-12

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock, referred to as an “interested stockholder,” for three years following the time that person became an interested stockholder, unless any one of the following occurs:

•      The Board of Directors approves the stock acquisition or the business combination before the person becomes an interested stockholder

•      The person became an interested stockholder in a transaction in which it acquired at least 85% of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans

Take-overs of public companies are regulated by the Code which is comprised of non-statutory rules not enforceable at law but administered by the Securities Industry Council of Singapore. The Code provides that when (i) any person acquires, whether by a series of transactions over a period of time or not shares which, together with shares held or acquired by persons acting in concert with such person, represent 30% or more of the voting rights of a public company, or (ii) any person, together with persons acting in concert with such person, holds at least 30% but not more than 50% of the voting rights and that person, or any person acting in concert with such person, acquires additional voting shares representing more than one percent of the voting shares in any six month period, such person must generally make an offer

•      A combination transaction is approved by the Board of Directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. New M-Flex has not made that election.

for all of the remaining voting shares of the company in accordance with the Code. Such mandatory offer must be for consideration in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and the preceding six months.

Provisions Relating to Some Business Combinations

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock.

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

•      Each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger.

The Act requires that a sale of all or substantially all of the assets or undertaking of MFS be approved by a majority of the shareholders.

Under the Act, where a court application is made to approve a scheme of arrangement for a transfer of the whole or any part of the undertaking and property of a transferor company, the approval of not less than 75% in number representing  3/4 in value of the votes of shareholders present and voting at the court-ordered meeting to approve the scheme is required.

APP8-13

	Rights of New M-Flex stockholders	Rights of MFS Shareholders

•      The merger agreement does not amend the certificate of incorporation of the surviving corporation.

•      Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

An amalgamation of MFS with 2 or more companies pursuant to the provisions of the Act will require the approval of at least 75% of the shareholders present and voting at the meeting to approve the amalgamation.

Appraisal or Dissenters’ Rights

Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the corporate certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

Under Section 215 of the Act, where an offer has been made and the offer has been approved in respect of not less than 90% of the shares of MFS (excluding shares held by the offeror or its related corporations or their nominees as of the date of the offer), the offeror shall have a right to compulsorily acquire the shares of a dissenting shareholder unless an application to the Singapore Court is made by the dissenting shareholder and the Singapore Court thinks it fit to order otherwise.

•      Listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or

•      Held of record by more than 2,000 stockholders

New M-Flex stockholders do not have dissenters’ appraisal rights with regard to the issuance of New M-Flex Stock.

APP8-14

APPENDIX 9

OTHER TERMS OF THE OFFER

1.	Procedures for Acceptance

1(a)	Procedure for acceptance by Depositors whose Securities Accounts are or will be credited with Offer Shares

(i)	Depositors whose Securities Accounts are credited with Offer Shares

If you have Offer Shares standing to the credit of the “Free Balance” of your Securities Account, you are entitled to receive this Offer Document/Prospectus together with the FAA and the Lock-Up Agreement (which can also be obtained from The Central Depository (Pte) Limited at 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807). If you wish to accept the Offer, you should:

(a)	FAA: complete and sign the FAA in accordance with the provisions and instructions in this Offer Document/Prospectus, including the provisions and instructions printed on the FAA (which provisions and instructions shall be deemed to form part of the terms of the Offer);

AND

(b)	Lock-Up Agreement: if you elect the Stock Consideration, complete and sign the Lock-Up Agreement in accordance with the provisions and instructions in this Offer Document/Prospectus,

and forward the completed and executed FAA and (if you elect the Stock Consideration) Lock-Up Agreement in the enclosed pre-addressed envelope either by hand, to:

Multi-Fineline Electronix, Inc.

c/o The Central Depository (Pte) Limited

4 Shenton Way #02-01

SGX Centre 2

Singapore 068807

or by post, at your own risk, to:

Multi-Fineline Electronix, Inc.

c/o The Central Depository (Pte) Limited

Robinson Road Post Office

P.O. Box 1984

Singapore 903934

in each case so as to arrive not later than 3.30 p.m. on the Closing Date.

You are not required to complete and sign the Lock-Up Agreement if you elect to receive the Cash Consideration.

An acknowledgement of receipt of the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement will be given by CDP if the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement is submitted by hand at CDP’s counter. No acknowledgement of receipt will be given for the FAAs and (if you elect the Stock Consideration) the Lock-Up Agreements sent by post or deposited into boxes located at CDP’s premises.

APP9-1

If you have sold or transferred all your Offer Shares, you need not forward this Offer Document/Prospectus, the FAA and the Lock-Up Agreement to the purchaser or transferee (the “Purchaser”) as arrangements will be made by CDP for a separate copy of the Offer Document/Prospectus, FAA and Lock-Up Agreement to be issued to the Purchaser. Purchasers should note that CDP will, on behalf of the Offeror, send a copy of this Offer Document/Prospectus, the FAA and the Lock-Up Agreement by ordinary post at the Purchasers’ own risk to their respective addresses as they appear in the records of CDP.

If you wish to accept the Offer, you must insert in Part A of the FAA the number of Offer Shares in respect of which the Offer is accepted, which should not exceed the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the date of receipt by CDP, on behalf of the Offeror, of the FAA provided always that such date of receipt must fall on or before the Closing Date (the “Date of Receipt”).

PLEASE NOTE THAT YOU CAN ACCEPT THE OFFER AND SELECT EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, BUT NOT A COMBINATION THEREOF.

Except as expressly provided below, if the number of Offer Shares inserted by you in Part A of the FAA are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part A of the FAA, or the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, whichever is the lesser.

Failure to return Lock-Up Agreement. If you elected the Stock Consideration but fail to return the duly completed and executed Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part A of the FAA, or the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, whichever is lesser.

If no number of Offer Shares is inserted by you in Part A of the FAA, then you shall be deemed to have accepted the Cash Consideration in respect of all the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in Part A of the FAA, exceeds the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, then you shall be deemed to have accepted solely the Cash Consideration or solely the Stock Consideration (as elected by you) in respect of the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

M-Flex understands that CDP will, upon receipt on behalf of the Offeror of the FAA, (if you elect the Stock Consideration) the Lock-Up Agreement, and all other relevant documents, transfer the Offer Shares in respect of which you have accepted the Offer from the “Free Balance” of your Securities Account to a “suspense account” pending your receipt of the consideration for the Offer shares.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus—“Duration” and paragraphs 1 and 6 of this Appendix 9, acceptance of this Offer is irrevocable.

(ii)	Depositors whose Securities Accounts will be credited with Offer Shares

If you purchase Offer Shares on the SGX-ST and such Offer Shares are in the process of being credited to the “Free Balance” of your Securities Account, you must, if you wish to accept the Offer, submit the

APP9-2

relevant original “bought” contract statement(s), validly issued by a member company of the SGX-ST in your name in respect of your purchase of such Offer Shares, accompanied by the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement (which may be obtained from The Central Depository (Pte) Limited at 4 Shenton Way, #02-01, SGX Centre 2, Singapore 068807), each duly completed and signed, to the relevant address specified in paragraph 1(a)(i) of this Appendix 9.

You must insert in Part B of the FAA the number of Offer Shares in respect of which the Offer is accepted, which should not exceed the number of Offer Shares represented by the relevant original contract statement(s) in respect of which the Offer is accepted. If the FAA is received by CDP without such contract statement(s), then you shall be deemed to have accepted the Offer in respect of all the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

PLEASE NOTE THAT YOU CAN SELECT EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, BUT NOT A COMBINATION THEREOF.

If the number of Offer Shares inserted by you in Part B of the FAA are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part B of the FAA, or the number of Offer Shares represented by the relevant original contract statement(s), whichever is the lesser.

Failure to return Lock-up Agreement. If you have elected the Stock Consideration but fail to return the duly completed and executed Lock-up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part B of the FAA, or the number of Offer Shares represented by the relevant original contract statements(s), whichever is the lesser.

If no number of Offer Shares is inserted by you in Part B of the FAA, then you shall be deemed to have accepted the Cash Consideration in respect of all the Offer Shares represented by the relevant original contract statement(s).

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in Part B of the FAA, exceeds the number of Offer Shares represented by the relevant original contract statement(s), then you shall be deemed to have accepted solely the Cash Consideration or solely the Stock Consideration (as elected by you) in respect of the number of Offer Shares represented by the relevant original contract statement(s).

Your acceptance of the Offer as aforesaid will constitute an unconditional and irrevocable undertaking and agreement by you to procure that the “Free Balance” of your Securities Account will be credited with the relevant number of such Offer Shares within five Market Days of the date of the relevant original contract statement(s). If by 5.00 p.m. on the fifth Market Day following the date of the relevant original contract statement(s), the “Free Balance” of your Securities Account is not credited with, or is credited with fewer than, the relevant number of Offer Shares as aforesaid, then your acceptance of the Offer shall be deemed to be only in respect of such number of Offer Shares as may be standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the fifth Market Day following the date of the relevant original contract statement(s), provided that your acceptance of the Offer shall not in any event be deemed to exceed the number of Offer Shares inserted in Part B of the relevant FAA or, if no such number is inserted, the number of Offer Shares represented by the relevant original contract statement(s).

If, upon receipt by CDP, on behalf of the Offeror, of the relevant FAA, (if you elect the Stock Consideration) the Lock-Up Agreement and the relevant original contract statement(s) and other

APP9-3

relevant documents, it is established that the Offer Shares represented by the relevant original contract statement(s) will not be credited or are not in the process of being credited to the “Free Balance” of your Securities Account (as, for example, where you are selling or have sold such Offer Shares), then your acceptance is liable to be rejected and neither CDP, DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a rejection, including the consequences thereof.

Your acceptance in respect of the Offer Shares represented by the original “bought” contract statements which have yet to be credited to the “Free Balance” of your Securities Account as at the close of the Offer shall not be counted towards fulfilling the minimum acceptance condition set out in page 56 of this Offer Document/Prospectus.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

(iii)	Depositors whose Securities Accounts are and will be credited with Offer Shares

If you already have Offer Shares standing to the credit of the “Free Balance” of your Securities Account, and if you have also purchased additional Offer Shares on the SGX-ST that are in the process of being credited to your Securities Account, you may accept the Offer in respect of both the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as well as the additional Offer Shares purchased which are in the process of being credited to your Securities Account. In such case, you must select the same alternative i.e. either the Stock Consideration or the Cash Consideration, but not a combination thereof, for both Part A and Part B of the FAA.

If the number of Offer Shares inserted by you in Part A and Part B of the FAA are for both the Cash Consideration and the Stock Consideration, or a combination thereof, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the aggregate number of Offer Shares inserted by you in Part A and Part B of the FAA, or the aggregate number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt and represented by the relevant original contract statement(s), whichever is the lesser.

Failure to return Lock-Up Agreement. If you have elected the Stock Consideration but fail to return the duly completed and executed Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the aggregate number of Offer Shares inserted by you in Part A and Part B of the FAA, or the aggregate number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt and represented by the relevant original contract statement(s), whichever is the lesser.

Your acceptance in respect of the Offer Shares represented by the original “bought” contract statements which have yet to be credited to the “Free Balance” of your Securities Account as at the close of the Offer shall not be counted towards fulfilling the minimum acceptance condition set out in page 56 of this Offer Document/Prospectus.

Subject to the foregoing, the provisions set out in paragraphs 1(a)(i) and 1(a)(ii) above in respect of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5:00 p.m. on the Date of Receipt, and the Offer Shares which are in the process of being credited to your Securities Account, respectively, shall apply mutatis mutandis to your acceptance(s).

(iv)	Depositors who are depository agents.

If (and only if) you are a depository agent with a Securities Account with the CDP, you shall ensure that the beneficial owners of the MFS Shares held in a sub-account maintained with you (the “Beneficial Owners”) will elect either the Cash Consideration or the Stock Consideration, but not

APP9-4

both and for those Beneficial Owners who have elected the Stock Consideration, ensure that such Beneficial Owners complete and execute the Lock-Up Agreement. You, being a depository agent, may submit:

(i)	ONE (1) FAA in respect of a total number of Offer Shares for which the Beneficial Owners have given you instructions that they wish to elect for the Cash Consideration and not the Stock Consideration; and

(ii)	ONE (1) FAA in respect of a total number of Offer Shares for which the Beneficial Owners have given you instructions that they wish to elect for the Stock Consideration and not the Cash Consideration. This FAA must be accompanied by the Lock-Up Agreement(s) duly completed and executed by the Beneficial Owners of the MFS Shares in the manner set out in paragraph 1(c) below in respect of that number of Offer Shares inserted on this FAA for the Stock Consideration.

Subject to the foregoing, the provisions set out in paragraphs 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(v) of this Appendix 9 shall apply mutatis mutandis to your acceptance(s).

(v)	General

You should note that for the purpose of the acceptances referred to above, you may submit the original contract statement(s) in respect of the Offer Shares purchased on the SGX-ST, provided that the “Free Balance” of your Securities Account is credited with the relevant number of Offer Shares within five Market Days of the date of the relevant original contract statement(s).

For reasons of confidentiality, CDP will not entertain telephone enquiries relating to the number of Offer Shares credited to your Securities Account. You may verify the number of Offer Shares credited to your Securities Account by email, if you have registered for the CDP e-mail service. Alternatively, you may call personally at CDP with your identity card or passport to verify the number of Offer Shares credited to your Securities Account.

It is your responsibility to ensure that the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement are properly completed in all respects and duly signed. The Offeror will be entitled to reject any acceptance which does not comply with the provisions and instructions contained herein and in the FAA, or which is otherwise incomplete, incorrect or invalid in any respect or (if you elect the Stock Consideration) which is not accompanied by a duly signed Lock-Up Agreement. Any decision to reject any acceptance on the grounds that the FAA has been incorrectly or incompletely signed, completed or submitted or that it is not accompanied by a properly signed Lock-Up Agreement will be final and binding, neither CDP or DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

All communications, notices, documents and remittances to be delivered or sent to you will be sent by ordinary post to your address as it appears in the records of CDP, or as indicated in the Lock-Up Agreement, as the case may be, at your own risk.

Offer becomes or is declared to be unconditional in all respects. In the event that the Offer becomes or is declared to be unconditional in all respects in accordance with its terms:

(i)	if you have elected the Cash Consideration, payment for the Cash Consideration will be sent to you by ordinary post to your address as it appears in the records of CDP at your own risk;

(ii)	if you have elected the Stock Consideration, the share certificate(s) in respect of the appropriate number of New M-Flex Stock will be dispatched to the relevant Beneficial Owner of the Offer

APP9-5

Shares by ordinary post, at the address as indicated by the Beneficial Owner in the duly completed and executed Lock-Up Agreement, at your own risk and at the risk of the Beneficial Owner.

CDP will send a notification letter by ordinary post to you, at your address as it appears in the records of CDP, at your own risk, stating the number of Offer shares debited from your securities account.

Offer does not become or is not declared unconditional. In the event that the Offer does not become or is not declared to be unconditional in all respects in accordance with its terms, the relevant number of Offer Shares in respect of which you have accepted the Offer will be transferred to the “Free Balance” of your Securities Accounts as soon as possible but, in any event, not later than 14 days from the Closing Date.

1(b)	Procedure for acceptance by MFS Shareholders who hold Offer Shares which are not deposited with CDP

If you hold Offer Shares which are not deposited with CDP, you are entitled to receive this Offer Document/Prospectus together with a FAT and the Lock-Up Agreement. If you wish to accept the Offer, you should complete and sign the accompanying FAT and (if you elect the Stock Consideration) the Lock-Up Agreement in accordance with the provisions and instructions of this Offer Document/Prospectus, including the provisions and instructions printed on the FAT (which provisions and instructions shall be deemed to form part of the terms of the Offer) and forward either by hand or by post, at your own risk, the duly completed and signed FAT and (if you elect the Stock Consideration) the Lock-Up Agreement, together with the relevant share certificate(s), other document(s) of title and/or any other relevant document(s) required by the Offeror, in the enclosed pre-addressed envelope to:

Multi-Fineline Electronix, Inc.

c/o Lim Associates (Pte) Ltd

10 Collyer Quay

#19-08

Ocean Building

Singapore 049315

so as to arrive not later than 3.30 p.m. on the Closing Date.

No acknowledgement of receipt of any FAT, (if applicable) the Lock-Up Agreement, share certificate(s), other document(s) of title, transfer form(s) and/or any other relevant document(s) required by the Offeror will be given.

PLEASE NOTE THAT YOU CAN ACCEPT THE OFFER AND SELECT EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, BUT NOT A COMBINATION THEREOF.

If you wish to accept the Offer, you must specify on page 1 of the FAT the number of Offer Shares in respect of your acceptance of either the Cash Consideration or Stock Consideration.

If the number of Offer Shares inserted by you on page 1 of the FAT are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you on page 1 of the FAT, or the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, whichever is the lesser.

Failure to return the Lock-Up Agreement. If you have elected the Stock Consideration but fail to return the Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you on page 1 of the FAT, or the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, whichever is the lesser.

APP9-6

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in the FAT, exceeds the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, then you shall be deemed to have accepted solely the Cash Consideration or solely the Stock Consideration (as elected by you) in respect of the aggregate number of Offer Shares represented by the share certificates and/or other document(s) of title accompanying the FAT.

If you do not specify in the FAT the number of Offer Shares in respect of which the Offer is accepted, then you shall be deemed to have accepted the Cash Consideration in respect of the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT.

It is your responsibility to ensure that the FAT and (if you elect the Stock Consideration) the Lock-Up Agreement are properly completed in all respects and duly signed. The Offeror will be entitled to reject any acceptance which does not comply with the provisions and instructions contained herein and in the FAT, or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title and/or any other relevant document(s) required by the Offeror, or which is otherwise incomplete, incorrect or invalid in any respect or (if you elect the Stock Consideration) which is not accompanied by a duly completed and executed Lock-Up Agreement. Any decision to reject the FAT on the grounds that it has been incorrectly or incompletely signed, completed or submitted or that it is not accompanied by a properly completed and executed Lock-Up Agreement will be final and binding, and neither DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

If your Offer Shares are not registered with the Company in your own name, you must send in the relevant share certificate(s) and/or other document(s) of title and/or other relevant documents required by the Offeror, together with a duly completed and signed FAT accompanied by transfer form(s), duly completed and executed by the person registered with the Company as the holder of the Offer Shares and stamped, with the particulars of the transferee left blank (to be completed by the Offeror or a person authorized by it).

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus, and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

All communications, notices, certificates, documents and remittances to be delivered or sent to you will be sent to you (or your designated agent or, in the case of joint accepting MFS Shareholders who have not designated any agent, to the one first named in the Register of Members of the Company) by ordinary post to your address as it appears in the Register of Members of the Company at your own risk (or, for the purpose of remittances only and the dispatch of the share certificates in respect of the New M-Flex Stock, to such different name and address as may be specified by you in the FAT or the Lock-Up Agreement and at your own risk).

1(c)	Procedures relating to the Lock-Up Agreement

You should note that if you elect to take the Stock Consideration, you will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the final closing date of the Offer (the “Lock-Up Period”). In this regard, you will be required to complete and sign the Lock-Up Agreement and return the duly signed Lock-Up Agreement together with the FAA or FAT, as the case may be, to the relevant address specified in paragraph 1(a)(i) of this Appendix 9 or paragraph 1(b) of this Appendix 9, as the case may be.

In addition:

(i)	Direct account-holder. If you maintain a direct Securities Account with the CDP, you are required to sign and complete the Lock-Up Agreement in respect of the Stock Consideration and return the duly signed Lock-Up Agreement together with the FAA to the Offeror at the addresses as set out in paragraph 1(a) of this Appendix 9 above;

APP9-7

(ii)	Depository agent. If you are a depository agent with a Securities Account with the CDP, you are required to ensure that the Beneficial Owners of the MFS Shares (other than a CPFIS Investor or SRS Investor) which are held in a sub-account maintained with you and who have given you instructions that they wish to elect Stock Consideration, provide to you duly completed and executed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant Beneficial Owners (other than a CPFIS Investor or SRS Investor). You are required to return the Lock-Up Agreements signed by the Beneficial Owners (other than a CPFIS Investor or SRS Investor) together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above;

(iii)	Depository agent/CPFIS Investors. If you are a depository agent with a Securities Account with the CDP and the sub-account maintained with you is one established by a CPF Agent Bank or its nominee(s) and are in respect of MFS Shares which are purchased by CPFIS Investors, you are required to ensure that the relevant CPFIS Investors who have used their CPF savings to purchase the MFS Shares and who have given you instructions directly or through the CPF Agent Bank that they wish to elect Stock Consideration, provide to you duly completed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant CPFIS Investors. You are required to return the Lock-Up Agreements signed by the relevant CPFIS Investors together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above.

(iv)	Depository agent/SRS Investors. If you are a depository agent with the Securities Account with the CDP and the sub-account maintained with you is one established by an SRS Operator or its nominee(s) and are in respect of MFS Shares which are purchased by SRS Investors, you are required to ensure that the relevant SRS Investors who have used monies in their SRS Account to purchase the MFS Shares and who have given you instructions directly or through the SRS Agent Bank that they wish to elect Stock Consideration, provide to you duly completed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant SRS Investors. You are required to return the Lock-Up Agreements signed by the relevant SRS Investors together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above.

(v)	Failure to return Lock-Up Agreement. If you maintain a direct Securities Account with CDP and you have elected the Stock Consideration and you fail to return the duly completed and executed Lock-Up Agreement in respect of the Stock Consideration that you have elected, you shall be deemed to have elected solely for the Cash Consideration.

(vi)	Failure to return Lock-Up Agreement. If you are a depository agent and you have submitted ONE(1) FAA to elect for the Stock Consideration in respect of the number of Offer Shares inserted in that FAA and you fail to submit Lock-Up Agreement(s) duly completed and executed by the Beneficial Owners, the CPFIS Investors or the SRS Investors, as the case may be, in respect of a total number of Offer Shares equal to the number of Offer Shares inserted on the FAA for which you have elected for the Stock-Consideration, then you shall be deemed to have elected for (a) the Cash Consideration in respect of that number of Offer Shares for which a Lock-Up Agreement is not given.

(d)	Other relevant information relating to procedures for acceptance

If you hold the share certificate(s) of some of the Offer Shares beneficially owned by you and if you have deposited the rest of the Offer Shares beneficially owned by you with the CDP, you are required to complete a FAT in respect of the Offer Shares represented by share certificate(s) and a FAA in respect of the Offer Shares which are deposited with the CDP, if you wish to accept the Offer in respect of all such Offer Shares. Both the FAT and the FAA must be completed and accompanied by the relevant documents and sent to the Offeror in accordance with the respective procedures for acceptance set out in paragraphs 1 and 6 of this Appendix 9.

If you hold the share certificate(s) of the Offer Shares beneficially owned by you and you wish to accept the Offer in respect of such Offer Shares, you should not deposit the share certificate(s) with the CDP during the

APP9-8

period commencing on the date of this Offer Document/Prospectus and ending on the Closing Date (both dates inclusive), as your Securities Account may not be credited with the relevant number of Offer Shares in time for you to accept the Offer.

Delivery of the duly completed and signed FAA and/or FAT to the Offeror and/or CDP shall be conclusive evidence in favour of the Offeror and CDP of the right and title of the person signing it to deal with the same and with the Offer Shares to which it relates.

2.	NEW M-FLEX STOCK

New M-Flex Stock. Subject to the Offer becoming or being declared to be unconditional in all respects and to the receipt by the Offeror from accepting the MFS Shareholders of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and the FAA (including, without limitation, confirmation satisfactory to the Offeror that the relevant number of Offer Shares tendered by the accepting MFS Shareholders in acceptance of the Offer are standing to the credit of the “Free Balance” of their respective Securities Accounts at the relevant time), the Offeror will issue share certificates in respect of the appropriate number of New M-Flex Stock to the MFS Shareholders who have elected to take the Stock Consideration and such share certificates will be issued in the name of the respective Beneficial Owners, CPFIS Investors and SRS Investors who have signed and returned the Lock-Up Agreement in the manner as set out in paragraph 1(c) above.

The securities represented by the share certificates are subject to the Lock-Up Agreement executed in favor of the Offeror that prohibits a transfer or sale of such securities for a period of up to 6 months from the date of closing of the Offer with certain limited exceptions specified therein. The Lock-Up Agreement is binding upon transferees of shares of M-Flex common stock issued in respect of the Stock Consideration during the Lock-Up Period. A copy of the Lock-Up Agreement is on file with the Secretary of M-Flex and is attached to this Offer Document/Prospectus as Appendix 17. Following the expiry of the Lock-Up Period, the New M-Flex Stock that are issued in respect of the Stock Consideration are freely transferable with certain exceptions, as more particularly set out in paragraph 4.1 below.

3.	SETTLEMENT

(a)	Depositors whose Securities accounts are or will be credited with Offer Shares

Subject to the Offer becoming or being declared to be unconditional in all respects and to the receipt by the Offeror from accepting Depositors of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and the FAA (including, without limitation, confirmation satisfactory to the Offeror that the relevant number of Offer Shares tendered by the accepting Depositors in acceptance of the Offer are standing to the credit of the “Free Balance” of their respective Securities Accounts at the relevant time) and (if you elect the Stock Consideration) the Lock-Up Agreement duly completed and executed by accepting Depositors and (where a Depositor is a depository agent) the Beneficial Owners, CPFIS Investors or SRS Investors, as the case may be, the Offeror will arrange for:

(i)	remittances for the appropriate amounts in respect of the Cash Consideration (if you elect the Cash Consideration) to be sent to CDP; or

(ii)	share certificates in respect of the appropriate number of New M-Flex Stock (if you elect the Stock Consideration) to be issued in the following manner:

(aa)	if you are a person with a direct Securities Account with the CDP, the relevant share certificate will be issued in you name and the physical share certificate will be sent to your address as shown in the records of CDP at your own risk:

(bb)	if you are a depository agent, the relevant share certificate(s) will be issued in the name of the respective Beneficial Owners of the MFS Shares (other than CPFIS Investors and SRS Investors)

APP9-9

as shown in the Lock-Up Agreements returned together with the FAA in accordance with paragraph 1(c) above and the physical share certificate will be sent to the respective Beneficial Owners to the address as indicated on the Lock-Up Agreement;

(cc)	if you are a depository agent and the sub-account maintained with you is one established by a CPF Agent Bank or its nominee(s) and is in respect of MFS Shares which are purchased by CPFIS Investors with their CPF savings, the relevant share certificate(s) will be issued in the name of the relevant CPFIS Investors as shown in the Lock-Up Agreements returned together with the FAA in accordance with paragraph 1(c) above and the physical share certificate will be sent to Phillip Securities Pte Ltd, the Appointed CPFIS Broker for their custody.

(dd)	if you are a depository agent and the sub-account maintained with you is one established by an SRS Operators or its nominee(s) and is in respect of MFS Shares which are purchased by SRS Investors with monies in their SRS Account, the relevant share certificate(s) will be issued in the name of the relevant SRS Investors as shown in the Lock-Up Agreements returned together with the FAA in accordance with paragraph 1(c) above and the physical share certificate will be sent to Phillip Securities Pte Ltd, the Appointed SRS Broker for their custody.

If you have elected Cash Consideration, CDP will dispatch such remittances to the accepting Depositors by ordinary post to your address as it appears in the records of CDP, at your own risk, and if you have elected Stock Consideration, the Offeror will dispatch the relevant share certificate(s) to:

(i)	you, if you are a person with a direct Securities Account with the CDP, at your address as shown in the records of CDP at your own risk;

(ii)	(if you are a depository agent) to:

(aa)	the Beneficial Owners (other than CPFIS Investors and the SRS Investors) by ordinary post to the address as indicated in the Lock-Up Agreement for share certificate(s) issued in the name of the Beneficial Owners (other than CPFIS Investors and SRS Investors);

(bb)	the Appointed CPFIS Broker by ordinary post to the address of the CPF approved broker at their own risk for share certificate(s) issued in the name of CPFIS Investors; or

(cc)	the Appointed SRS Broker by ordinary post to the address of the Appointed SRS Broker at their own risk for share certificate(s) issued in the name of SRS Investors,

in each case as soon as possible and in any event:

(i)	in respect of acceptances of the Offer which are complete in all respects and are received on or before the date on which the Offer becomes or is declared to be unconditional in all respects, within 10 days of that date; or

(ii)	in respect of acceptances which are complete in all respects and are received after the Offer becomes or is declared to be unconditional in all respects, but before the Offer closes, within 10 days of the date of such receipt.

The dispatch by CDP of the remittances to the accepting Depositors who have elected the Cash Consideration and the dispatch of the share certificate(s) by the Offeror to the accepting Depositors who have elected Stock Consideration and (if such an accepting Depositor is a depository agent which has submitted an FAA with an election for the Stock Consideration) to the Beneficial Owners, the Appointed CPFIS Broker or the Appointed SRS Broker, as the case may

APP9-10

be, at their own risk, in the manner described above shall be deemed to be full and effective discharge of the obligations of the Offeror to make payment for and settlement of the Cash Consideration or the Stock Consideration, as the case may be, and none of the accepting Depositors (whether a direct account holder or a depository agent), the sub-account holders, the Beneficial Owners, the CPFIS Investors and the SRS Investors shall have any claim whatsoever against the Offeror, or CDP.

The Offeror will send a written confirmation to CDP that it has dispatched share certificates in respect of the New M-Flex Stock in accordance with paragraph 3(a). CDP will inform the relevant Depositors of the receipt of the letter of confirmation from the Offeror accordingly.

CDP will send by ordinary post to the accepting Depositors at their respective addresses as they appear in the records of CDP, and at their own risk, notification letters showing the number of MFS Shares which have been debited against their respective Securities Accounts.

(b)	MFS Shareholders who hold Offer Shares which are not deposited with CDP

Subject to the receipt by the Offeror from accepting MFS Shareholders of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and FAT (including, without limitation, the share certificates relating to the Offer Shares tendered by accepting MFS Shareholders in acceptance of the Offer):

(i)	remittances for the appropriate amounts in respect of the Cash Consideration (if the accepting MFS Shareholders elect the Cash Consideration); or

(ii)	share certificates in respect of the appropriate number of New M-Flex Stock (if the accepting MFS Shareholders elect the Stock Consideration),

as the case may be, will be dispatched to the accepting MFS Shareholders (or their designated agents, as they may direct) by ordinary post and at their own risk, at their respective addresses as they appear in the Register of Members of the Company (or to such names and addresses as may be specified by the accepting MFS Shareholders in the FAT), as soon as possible and in any event:

(i)	in respect of acceptances of the Offer which are complete in all respects and are received on or before the date on which the Offer becomes or is declared to be unconditional in all respects, within 21 days of that date: or

(ii)	in respect of acceptances which are complete in all respects and are received after the Offer becomes or is declared to be unconditional in all respects, but before the Offer closes, within 21 days of the date of such receipt.

4.	EXPIRY OF LOCK-UP AND DEALING AND TRADING OF THE NEW M-FLEX STOCK

4.1	MFS SHAREHOLDERS

Upon expiry of the Lock-Up Period referred to in paragraph 2 above, Accepting MFS Shareholders to whom share certificates will be issued as (including the persons referred to in paragraph 3(a) of this Appendix 9) who have been issued share certificates in respect of the appropriate number of New M-Flex Stock pursuant to their election to take up the Stock Consideration and who wish to effect transactions relating to their New M-Flex Stock on The Nasdaq Global Select Market should note that they have to deposit their share certificates with their stockbrokers before they can effect any sale of the New M-Flex Stock.

Accepting MFS Shareholders (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) may effect transactions relating to the New M-Flex Stock after expiry of the Lock-Up Period through stockbroking firms that provide services for their clients to trade in stocks

APP9-11

which are listed on the Nasdaq Global Select Market. Such firms include on-line stockbroking firms that provide such services. However, Accepting MFS Shareholders (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) should note that not all the stockbroking firms in Singapore and on-line stockbroking firms, may provide services for clients to trade in stocks which are listed on the Nasdaq Global Select Market.

New M-Flex has arranged for Phillip Securities Pte Ltd and Merrill Lynch to assist accepting MFS Shareholders (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) who could not find a broker that trades in stocks which are listed on the Nasdaq Global Select Market and who will offer to provide such trading services to the accepting MFS Shareholders (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9). For the purpose of opening a trading account with Phillip Securities Pte Ltd and Merrill Lynch, accepting MFS Shareholders (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) will be required to sign an Account Opening Form together with the Substitute Form W-8BEN, and present these forms to Phillip Securities Pte Ltd or Merrill Lynch as the case may be. The contact particulars of the persons at Phillip Securities Pte Ltd and Merrill Lynch are set out below:

Phillip Securities Pte Ltd 250 North Bridge Road #06-00 Raffles City Tower Singapore 179101 Shely Tan Tel: 6531 1289	Merrill Lynch International Bank Limited (Merchant Bank) 2 Raffles Link Marina Bayfront Singapore 03939 Margaret Cheong Paul Copping Tel: 6331 3422 6331 3361

4.2	CPFIS Investors and SRS Investors

CPFIS Investors

Arrangements have been made for the custody of the share certificates and the trading of the M-Flex Stock which are to be allotted to CPFIS Investors and to be issued in the name of the CPFIS Investors as referred to in paragraph 3(a) of this Appendix 9 after the expiry of the Lock-Up Period, to be undertaken by the Appointed CPFIS Broker. CPFIS Shareholders who wish to effect trades in their M-Flex Stock on the Nasdaq Global Select Market after the expiry of the Lock-Up Period would be required to open trading accounts with the Appointed CPFIS Broker. For the purpose of opening a trading account with the Appointed CPFIS Broker, such CPFIS Investors will be required to sign an Account Opening Form together with the Substitute Form W-8BEN, and present these forms to the Appointed CPFIS Broker.

Upon opening of the trading accounts, the Appointed CPFIS Broker will arrange for the M-Flex Stock to be credited to a designated custodian account with the DTC in the United States. When CPFIS Investors sell their new M-Flex Stock, the whole proceeds of the same, less any expenses and deductions, will be credited by the Appointed CPFIS Broker into the CPFIS Investors’ respective CPF Investment Accounts with their respective CPF Agent Banks. CPFIS Investors who are in any doubt on the trading and settlement aspects of their M-Flex Stock, or the costs involved, should contact their respective CPF Agent Banks or the Appointed CPFIS Broker during normal business hours. The contact particulars of the persons at the Appointed CPFIS Broker are set out below:

Phillip Securities Pte Ltd

250 North Bridge Road

#06-00

Raffles City Tower

Singapore 179101

Shely Tan

Tel: 6531 1289

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SRS Investors

Arrangements have been made for the custody of the share certificates and the trading of the M-Flex Stock which are to be allotted to SRS Investors and to be issued in the name of the SRS Investors as referred to in paragraph 3.1(a) of this Appendix 9 after the expiry of the Lock-Up Period, to be undertaken by the Appointed SRS Broker. SRS Investors who wish to effect trades in their M-Flex Stock on the Nasdaq Global Select Market after the expiry of the Lock-Up Period would be required to open trading accounts with the Appointed SRS Broker. For purpose of opening a trading account with the Appointed SRS Broker, such SRS Investors will be required to sign an Account Opening Form together with the Substitute Form W-8BEN, and present these forms to the Appointed SRS Broker.

Upon opening of the trading accounts, the Appointed SRS Broker will arrange for the M-Flex Stock to be credited to a designated custodian account with DTC in the United States. When SRS Investors sell their new M-Flex Stock, the whole proceeds of the same, less any expenses and deductions, will be credited by the Appointed SRS Broker into the SRS Investors’ respective SRS Accounts with their respective SRS Operators. SRS Investors who are in any doubt on the trading and settlement aspects of their M-Flex Stock, or the costs involved, should contact their respective SRS Operators or the Appointed SRS Broker during normal business hours. The contact particulars of the persons at the Appointed SRS Broker are set out below:

[••Insert Contact Details of the name of the SRS broker]

4.3	Costs and expenses

Investors who wish to trade in shares of M-Flex common stock should note that the charges would likely be higher than that of trading in shares listed on the SGX-ST. Such charges will vary among the different stockbroking firms in view that there is no fixed brokerage commission structure in the United States and that the minimum fee per trade varies among the different stockbroking firms and in terms of whether the stockbroker utilized is a traditional stockbroker, an on-line broker or discount on-line broker located in Singapore either in Singapore or an overseas jurisdiction. Charges can vary according to the number of shares traded and the individual share price. MFS Shareholders who have any doubt about the trading of the shares of New M-Flex Stock or who may require specific advice in relation to each of the options described above, and the costs involved, are advised to consult the Appointed CPFIS Broker, the Appointed SRS Broker, their stock brokers, bank manager, solicitor, accountant, tax adviser or other professional advisers.

5.	ANNOUNCEMENTS

Pursuant to Rule 28.1, by 8.00 a.m. on the Market Day (the “Relevant Day”) immediately after the day on which the Offer is due to expire or is revised or extended (if applicable), the Offeror will announce and simultaneously inform the SGX-ST of the total number of MFS Shares (as nearly as practicable):

(i)	for which valid acceptances of the Offer have been received;

(ii)	held by the Offeror, and any of its Concert Parties before the Offer period (as defined in the Code); and

(iii)	acquired or agreed to be acquired by the Offeror, and any of its Concert Parties during the Offer period (as so defined),

and will specify the percentage of the issued share capital of the Company represented by such numbers.

Under Rule 28.2 of the Code, if the Offeror is unable, within the time limit, to comply with paragraph 3(a) of this Appendix 9, the SIC will consider requesting the SGX-ST to suspend dealings in the MFS Shares until the relevant information is given.

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In this Offer Document/Prospectus, references to the making of any announcement or the giving of notice by the Offeror include the release of an announcement by DBS Bank or advertising agents for and on behalf of the Offeror, to the press or the delivery of or transmission by telephone, facsimile, SGXNET or otherwise of an announcement to the SGX-ST. An announcement made otherwise than to the SGX-ST shall be notified simultaneously to the SGX-ST.

In computing the number of the Offer Shares represented by acceptances, the Offeror will at the time of making an announcement take into account acceptances which are valid in all respects.

6.	RIGHT OF WITHDRAWAL

(a)	Subject to Section 2.8 of this Offer Document/Prospectus, paragraphs 1 and 6 of this Appendix 9 and Rule 29 of the Code, acceptances of the Offer shall be irrevocable.

(b)	An MFS Shareholder who has accepted the Offer may:

(i)	Withdraw his acceptance immediately if the Offer has become or been declared unconditional as to acceptances but the Offeror fails to comply with any of the requirements set out in paragraph 5 of this Appendix 9 by 3.30 p.m. on the Relevant Day. Subject to Section 2.8(vi) of this Offer Document/Prospectus, the Offeror may terminate this right of withdrawal not less than eight days after the Relevant Day by confirming (if that be the case) that the Offer is still unconditional as to acceptances and by complying with the requirements set out in paragraph 5 of this Appendix 9. For the purposes of Section 2.8(iii) of this Offer Document/Prospectus, the period of 14 days first referred therein shall run from the date of such confirmation (if given) or the date on which the Offer would otherwise have expired, whichever is later.

(ii)	Withdraw his acceptance after 14 days from the first Closing Date of the Offer, if the Offer has not by then become or been declared unconditional as to acceptances. This right of withdrawal may be exercised until such time as the Offer becomes or is declared unconditional as to acceptances.

(iii)	Withdraw his acceptance immediately if a competing offer becomes or is declared unconditional as to acceptances.

(c)	To withdraw his acceptance, an MFS Shareholder who has accepted the Offer must give written notice to the Offeror either by hand to c/o The Central Depository (Pte) Limited, 4 Sheraton Way #02-01, SGX Centre 2, Singapore 068807 or by post at your own risk, to The Central Depository (Pte) Limited, Robinson Road Post Office, P.O. Box 1984, Singapore, 903934. Such notice of withdrawal shall be effective only if signed by the accepting MFS Shareholder or his agent duly appointed in writing and evidence of whose appointment is produced in a form satisfactory to the Offeror within the said notice, and when actually received by the Offeror. The Offeror will determine at its discretion all questions as to the form and validity (including time of receipt) of any notice of withdrawal, which determination shall be final and binding. None of CDP, DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

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APPENDIX 10

DISCLOSURE OF INTERESTS IN THE TRANSACTION

Interests of M-Flex, its Directors, Officers and Stockholders

M-Flex has entered into indemnification agreements with each of its executive officers, directors and certain other employees. In addition, M-Flex’s executive officers and directors are indemnified under Delaware General Corporation Law and M-Flex’s bylaws to the fullest extent permitted under Delaware law.

M-Flex has an insurance policy covering M-Flex’s directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling M-Flex pursuant to the foregoing provisions, M-Flex has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. M-Flex has a $750,000 deductible under its insurance policy.

WBL and its affiliated entities beneficially own 60% of the outstanding common stock of M-Flex. Mr. Choon Seng Tan, the Chief Executive Officer of WBL, and Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, are members of M-Flex’s Board of Directors. WBL beneficially owns approximately 14,817,052 shares of M-Flex common stock through two of its subsidiaries, United Wearnes Technology Pte Ltd, or UWT, and Wearnes Technology Pte Ltd, or WT. Of the 14,817,052 shares beneficially owned by WBL, 3,000,000 shares are held by UWT and 11,817,052 shares are held by WT. WT is a 99.97% owned subsidiary of WBL and UWT is a 60% owned subsidiary of WT.

During the summer of 2005, M-Flex had several discussions with representatives of WBL regarding the terms of M-Flex’s Stockholders Agreement dated June 4, 2004 with WT, UWT and WBL that was entered into in connection with M-Flex’s initial public offering. In connection with those discussions, WBL expressed its desire to amend the terms of the Stockholders Agreement to, among other things, eliminate provisions regarding its ability to elect one-third of the board, eliminate the prohibition against it purchasing M-Flex’s shares and add certain affirmative covenants, principally that M-Flex would not hire a new Chief Executive Officer, or sell securities that would result in diluting WT’s and UWT’s ownership to below 50% of M-Flex’s outstanding shares, without the consent of WBL. In consideration of these changes, WBL offered to extend additional manufacturing space to M-Flex. In order to evaluate the appropriateness of these requests, M-Flex’s Special Committee asked its outside advisors to research other companies with majority stockholder relationships to determine whether the terms of the existing Stockholders Agreement were customary. On September 26, 2005, the Special Committee convened a meeting to discuss these matters with representatives of WBL. In October 2005, the Special Committee approved an amendment to the Stockholders Agreement to put into effect the new terms described below.

On October 25, 2005, M-Flex entered into an Amended and Restated Stockholders Agreement with WBL, WT and UWT. The amended agreement provides, among other things, that:

•

The historical right of the WBL entities to recommend to the Nominating Committee for nomination as a director up to one-third of the Board was eliminated, as were certain previous restrictions on the ability of those entities to purchase additional shares of the Common Stock, to enter into financing arrangements that might indirectly affect M-Flex, and to vote their shares to remove the bylaw provision requiring that a majority of the Board be independent;

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•

WBL will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce the WT’s and UWT’s effective stock ownership below a majority of M-Flex’s shares outstanding; and

•

WBL will, for a period of two years and thereafter subject to the parties’ mutual agreement, use reasonable efforts to provide M-Flex with access to excess manufacturing facilities and packaging capacity while M-Flex’s manufacturing facilities are being expanded.

The agreement will terminate when WT, UWT and WBL in aggregate no longer own at least one-third of the outstanding Common Stock, measured on a fully diluted basis.

In November 2003, M-Flex executed a $25 million credit facility with Norddeutsche Landesbank Girozentrale (“NLG”). In connection with M-Flex’s initial public offering, the parties agreed to reduce the facility to $15 million and to reduce WBL’s guarantee to an amount equal to the percentage of M-Flex’s outstanding stock owned by WBL, subject to a minimum guarantee of 40% of the outstanding balance of the credit facility. During fiscal year 2006, this credit facility was amended to, among other things, eliminate the WBL guarantee. As of December 31, 2006 and March 31, 2007, M-Flex had $4 million and $2 million, respectively, outstanding on the NLG line of credit.

From time to time, M-Flex makes sales to and purchases from WBL and its affiliates. During the fiscal year ended September 30, 2006, M-Flex sold products and materials for $25,000 to these entities. For the fiscal quarter ended December 31, 2006, M-Flex sold products and materials for $0 to these entities. As of September 30, 2006, M-Flex owed a total of $417,000 to WBL and its affiliates, and WBL and its affiliates owed M-Flex a total of $267,000. As of March 31, 2007, M-Flex owed a total of $440,000 to WBL and its affiliates and WBL and its affiliates owed M-Flex a total of $267,000. M-Flex believes that the commercial transactions described above were made or entered into on terms that are no less favorable to M-Flex than those it could obtain from unaffiliated third parties.

M-Flex files a combined California income tax return with Wearnes Hollingsworth Corporation, an affiliate of WBL, pursuant to a tax sharing agreement. The tax sharing agreement provides that M-Flex will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the fiscal year ended September 30, 2006, M-Flex made no payment to Wearnes Hollingsworth Corporation pursuant to the tax sharing agreement. For the fiscal quarter ended March 31, 2007, no services were provided under this agreement.

Management fees may be charged to M-Flex by an affiliate of WBL, pursuant to a Corporate Services Agreement between M-Flex and such entity. Under this agreement, M-Flex may be billed for services on a time and materials basis. For the fiscal year ended September 30, 2006, no services were provided under this agreement.

In considering the recommendation of M-Flex’s Special Committee and M-Flex’s Board of Directors regarding the transaction, holders of M-Flex’s common stock should be aware that certain directors of M-Flex have interests in the transaction that differ from those of other stockholders of M-Flex, as described below. M-Flex’s Board of Directors, including the members of the independent Special Committee of the Board of Directors that has withdrawn approval for and has recommended against the Offer, were aware of these matters and considered them in withdrawing its approval for the transaction and recommending that the holders of M-Flex’s common stock vote against the issuance of New M-Flex shares pursuant to the Offer.

Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL, and Mr. Choon Seng Tan, the Chief Executive Officer of WBL, are members of M-Flex’s Board of Directors. As a result of their interests in WBL, Mr. Tan and Dr. Lim may be more likely to support the Offer than if this interest did not exist.

WBL and its affiliated entities beneficially own approximately 60% of M-Flex’s outstanding common stock and approximately 56% of MFS’ outstanding ordinary shares. On March 29, 2006, in connection with the

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announcement of the Offer, WBL executed an irrevocable undertaking to which M-Flex and MFS were beneficiaries that required WBL to accept the Offer, elect to receive Stock Consideration with respect to all MFS ordinary shares held by it or its subsidiaries or nominees in the Offer, and not to support any competing transaction. In addition, the undertaking included a proxy that allowed Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at M-Flex’s Special Meeting. The undertaking, including the proxy, expired on December 31, 2006.

M-Flex is uncertain at this time whether WBL will vote for or against the Offer, given that its undertaking agreement to support the Offer has expired. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for Stock Consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept Cash Consideration.

On March 30, 2006, Mr. Pang Tak Lim and Mr. Lester Wong, directors and shareholders of MFS, each gave M-Flex an irrevocable undertaking requiring them to accept the Offer with respect to all MFS ordinary shares held by them, and not to support any competing transaction. However, these undertaking agreements expired on December 31, 2006. Mr. Pang is currently MFS’ Managing Director. As mentioned above, Mr. Wong is currently the Chief Financial Officer of WBL.

Interests of MFS’ Directors, Executive Officers and Shareholders

As mentioned above, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and a director of MFS respectively, gave irrevocable undertakings (collectively, the PTL and LW Undertakings) to M-Flex to accept the Offer in respect of the number of MFS Shares held by him or his nominees. However, these undertaking agreements expired on December 31, 2006. As of March 30, 2007, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares	As percentage of the total issued share capital of MFS
Mr. Pang Tak Lim	8,113,500	1.2%
Mr. Lester Wong	750,000	0.1%

The PTL and LW Undertakings to accept the Offer lapsed when the Offer did not occur by December 31, 2006. Apart from Mr. Pang Tak Lim and Mr. Lester Wong, none of the other directors or executive officers of MFS have any undertakings in respect of the Offer.

In addition, MFS and Mr. Pang Tak Lim are parties to a service contract pursuant to which Mr. Pang Tak Lim serves as MFS’ Managing Director. The agreement expires on October 1, 2007. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

Acceleration of Options

As of March 30, 2007, there were options outstanding with respect to approximately 6.3 million MFS ordinary shares granted under the MFS Share Option Scheme, or MFS ESOS. As of March 30, 2007, Mr. Pang Tak Lim held 796,000 options under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. If the transaction proceeds and closes, the rules of the MFS ESOS provide that in the event of a take-over offer being made for MFS, the holder of an unexercised option under the MFS ESOS will be able to exercise options then held, in full or in part, in the period commencing on the date on the Offer becomes or is declared unconditional, and ending on the earlier of (i) the expiry of six months thereafter or (ii) the date of the expiry of the relevant option period (as set out in the MFS ESOS rules) (the “Relevant Acceleration Period”). Any option unexercised at the end of the Relevant Acceleration Period shall lapse provided that if M-Flex becomes entitled or bound to exercise rights of compulsory acquisition under Section 215 of the Act (Cap.50) during the Relevant Acceleration Period, and accordingly gives notice to holders

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of options that it intends to exercise its right of compulsory acquisition on a specified date, or Compulsory Acquisition Date, the options remain exercisable until the earlier of (i) the Compulsory Acquisition Date or (ii) the expiry of the relevant option period (as set out in the MFS ESOS). If the right of compulsory acquisition is exercised, any option not exercised by the Compulsory Acquisition Date shall lapse. If the right of compulsory acquisition has not been exercised or performed, the options shall remain exercisable (subject to the MFS ESOS rules) during the Relevant Acceleration Period.

Interests of WBL’s Directors and Executive Officers

As discussed above, the major shareholder of both M-Flex and MFS is WBL, which is listed on the Singapore Exchange Securities Trading Limited, or SGX-ST. WBL beneficially owns approximately 60% of M-Flex’s common stock and approximately 56% of the ordinary shares of MFS. WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of New M-Flex Stock) and 68% (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive cash and the number who elect to receive New M-Flex Stock. In connection with the announcement of the Offer, WBL signed an irrevocable undertaking agreement to tender all of its MFS shares in the Offer and agreed to accept stock of New M-Flex and not cash. WBL has also agreed not to support any competing transaction. In addition, the undertaking included a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at M-Flex’s Special Meeting. The WBL Undertaking, including the proxy, expired when the Offer did not close on December 31, 2006. MFS Director Soh Yew Hock is an Executive Director of WBL, and is also a director of WBL. MFS Director Lester Wong is the Chief Financial Officer of WBL. As a result of their interests in WBL, Mr. Yong, Mr. Soh, Mr. Wong and Mr. Pang may be more likely to vote to approve the Offer and recommend that MFS shareholders tender their shares in the Offer than if these interests did not exist.

WBL’s undertaking agreement to vote its M-Flex shares in favor of the transaction terminated on December 31, 2006. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and tender its ordinary shares of MFS for stock consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Registration Statement that WBL will not seek to accept cash consideration.

Lawsuits Against Related Parties

On October 11, 2006, M-Flex filed suit in the U.S. District Court for the Central District of California against the Stark hedge funds asserting claims for violation of Section 13(d) of the Securities Exchange Act of 1934 in connection with the Stark hedge funds’ SEC filings and undisclosed market activities and stock positions with respect to M-Flex common stock. We amended our initial complaint on November 1, 2006. The amended complaint sought a declaration that the Stark hedge funds are in violation of the federal securities laws and sought an injunction to enjoin the Stark hedge funds from voting their M-Flex shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws. On December 4, 2006, the court granted this motion and gave M-Flex until December 26, 2006 to amend its complaint against them. M-Flex determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them was dismissed.

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL undertaking agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling

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stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s undertaking agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court of the State of Delaware against M-Flex, M-Flex’s Special Committee and Philip A. Harding asserting claims for declaratory and injunctive relief, as well as damages. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

Interests of Overseas Chinese Banking Corporation

In connection with the Offer, we expect to enter into credit facilities with Overseas Chinese Banking Corporation, or OCBC. OCBC and its affiliates are substantial stockholders in WBL. For a description of the terms of these facilities, see “Financing Arrangements” on page APP7-35.

Description of WBL Undertaking Agreement

In connection with the announcement of M-Flex’s intention to make the Offer to acquire MFS, WBL entered into an agreement pursuant to which WBL agreed to support the Offer. In particular, the agreement, which was entered into on March 29, 2006, provided that WBL agreed as follows:

•	to accept the Offer in respect of the number of shares of MFS that it holds, directly or indirectly, through its subsidiaries;

•	to elect to receive Stock Consideration in the Offer in lieu of any Cash Consideration;

•

not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith; and

•

to cause all shares of M-Flex’s common stock owned or controlled by WBL directly or through its subsidiaries, to be counted at any meeting of M-Flex’s stockholders for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of New M-Flex common stock in the Offer and against any Competing Transaction.

Because the Offer did not close by December 31, 2006, WBL’s obligations under the undertaking agreement, in which WBL agreed to vote its M-Flex shares in favor of an acquisition by M-Flex of MFS, terminated. Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the Offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it had no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the Offer. However, WBL informed M-Flex that it can no longer rely on the waiver and that it must now seek its stockholders’ approval to accept or reject the Offer. On March 16, 2007, WBL announced that its Board of Directors will seek stockholder approval to vote its shares of M-Flex common stock to approve the Offer and

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tender its ordinary shares of MFS for stock consideration in the Offer. M-Flex is uncertain as to the precise date that the WBL stockholder vote will occur, M-Flex presently believes it may occur in late May 2007. In light of this recommendation, M-Flex has assumed for purposes of this Offer Document/Prospectus that WBL will not seek to accept cash consideration.

As of March 30, 2007, WBL and its subsidiaries beneficially held approximately 56% of the outstanding ordinary shares of MFS and approximately 60% of M-Flex’s outstanding common stock.

Description of Pang Tak Lim’s and Lester Wong’s Undertaking Agreements

In connection with the announcement of M-Flex’s intention to make the Offer, each of Mr. Pang Tak Lim, or PTL, and Mr. Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each agreed to accept the Offer in respect of the number of shares of MFS held by him.

As the Offer was not made by December 31, 2006, these agreements terminated. As of March 30, 2007, PTL and LW collectively beneficially owned 1.3% of the outstanding ordinary shares of MFS.

Lock-Up Agreement with MFS Shareholders

If the transaction proceeds, the shares of New M-Flex Stock issued to the MFS Shareholders (including the persons referred to in paragraph 1(c) of Appendix 9 of this Offer Document/Prospectus) would, on issue, be credited as fully paid and shall rank pari passu in all respects with the existing shares of M-Flex common stock, except that any MFS Shareholder (including any MFS Shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the Stock Consideration will be required, as a condition thereof, to execute the Lock-Up Agreement agreeing not to sell any of the shares of New M-Flex Stock received as Stock Consideration for a period of six months after the closing of the Offer, if it closes. Please see paragraph 1(c) of Appendix 9 and Appendix 17 of this Offer Document/Prospectus for further details on the Lock-Up Agreement.

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APPENDIX 11

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes of M-Flex set forth below give effect to the business combination with MFS. The business combination will be accounted for as a partial purchase transaction for the acquisition of the minority non-WBL shareholder interest in MFS and an exchange of ownership interests between entities under common control defined in Emerging Issues Task Force 90-5 (“EITF 90-5”), Exchanges of Ownership Interests between Entities under Common Control, for the WBL interest in MFS. For accounting purposes, New M-Flex will be the acquiring enterprise in the transaction. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion, approximately 56%, of the MFS assets and liabilities assumed will be recorded at historical cost. However, the portion of MFS acquired from the non-WBL shareholders of approximately 44% will be recorded at fair value using purchase accounting.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of M-Flex and MFS and should be read in conjunction with those consolidated financial statements and notes, which are incorporated into or included in this Offer Document/Prospectus. The historical financial information of MFS was prepared in accordance with Singapore Financial Reporting Standards, or Singapore GAAP. Accordingly, the unaudited pro forma condensed combined financial information of MFS includes reconciling items required to comply with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2006 and three months ended December 31, 2006 gives effect to the Offer and the acquisition of MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the business combination as if it had occurred on December 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the Cash Consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.78) and New M-Flex Stock is exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all of the outstanding shares of MFS that are tendered into the Offer are tendered for New M-Flex Stock.

The estimated total purchase price under the minimum equity assumption assumes that New M-Flex will acquire 90% or more of the ordinary shares of MFS Shares (excluding shares already held by M-Flex, its related corporations or their respective nominees). If New M-Flex purchases less than 90% of the outstanding shares in MFS (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) the cash purchase price will decrease to S$1.15 per share (U.S. $0.75 per share as of December 31, 2006) from S$1.20 (U.S. $0.78 as of December 31, 2006). The unaudited pro forma condensed combined financial information could vary depending on the MFS Shareholders’ election to receive cash or New M-Flex Stock.

The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the

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transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the Offer occurred on the dates specified, nor is it necessarily indicative of the results of operations or financial position that may be expected in the future.

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MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2006

(in U.S. Dollars in thousands, except share and per share data)

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net sales	$504,204	$207,142	$(25)	$711,321	$(25)	$711,321	d
Cost of sales	413,156	175,348	248	588,752	248	588,752	d,h

Gross profit	91,048	31,794	(273)	122,569	(273)	122,569
Operating expenses
Sales and marketing	9,233	1,122	—	10,355	—	10,355
General and administrative	24,266	4,766	(763)	28,269	(763)	28,269	g,h

Total operating expenses	33,499	5,888	(763)	38,624	(763)	38,624
Operating income	57,549	25,906	490	83,945	490	83,945
Other income (expense), net
Interest expense	(203)	(794)	—	(997)	(13,941)	(14,938)	e
Interest income	1,460	443	—	1,903	—	1,903
Equity investment income	—	1,839	—	1,839	—	1,839
Other income (expense), net	(229)	(4,770)	—	(4,999)	—	(4,999)

Income before provision for income taxes	58,577	22,624	490	81,691	(13,451)	67,750
Provision for income tax	(18,220)	(3,174)	(520)	(21,914)	4,778	(16,616)	l

Net income before minority interest	40,357	19,450	(30)	59,777	(8,673)	51,134
Minority interest	—	(1,380)	—	(1,380)	—	(1,380)

Net income	$40,357	$18,070	$(30)	$58,397	$(8,673)	$49,754

Net income per share
Basic	$1.66			$1.72		$1.68

Diluted	$1.59			$1.67		$1.63

Shares used in computing net income per share
Basic	24,353,854		9,654,459	34,008,313	5,285,337	29,639,191	f
Diluted	25,315,548		9,654,459	34,970,007	5,285,337	30,600,885	f

See accompanying notes to these unaudited pro forma condensed combined financial statements.

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MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		MFS-PCB Deconsolidation (Note 2, c) (in Singapore Dollars)		Other U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net sales	S$	383,392	S$	(47,799)	S$	—		S$	335,593	U.S.$	207,142
Cost of sales		322,765		(37,853)		(829)	a		284,083		175,348

Gross profit		60,627		(9,946)		829			51,510		31,794

Operating expenses
Sales and marketing		8,309		(3,951)		(2,541)	a		1,817		1,122
General and administrative		10,214		(2,493)		—			7,721		4,766

Total operating expenses		18,523		(6,444)		(2,541)			9,538		5,888

Operating income		42,104		(3,502)		3,370			41,972		25,906

Other income (expense), net
Interest expense		(1,542)		256		—			(1,286)		(794)
Interest income		762		(44)		—			718		443
Equity investment income		—		2,980		—			2,980		1,839
Other income (expense), net		(3,063)		(1,295)		(3,370)	a		(7,728)		(4,770)

Income before provision for income taxes		38,261		(1,605)		—			36,656		22,624

Provision for income tax		(5,320)		178		—			(5,142)		(3,174)

Net income before minority interest		32,941		(1,427)		—			31,514		19,450

Minority interest		(3,662)		1,427		—			(2,235)		(1,380)

Net income	S$	29,279	S$	—	S$	—		S$	29,279	U.S.$	18,070

See accompanying notes to these unaudited pro forma condensed combined financial statements.

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MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended December 31, 2006

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net Sales	$123,887	$56,645	$—	$180,532	$—	$180,532	d
Cost of Sales	108,880	47,112	67	156,059	67	156,059	d,h

Gross profit	15,007	9,533	(67)	24,473	(67)	24,473
Operating expenses
Sales and Marketing	2,558	937	—	3,495	—	3,495
General and administrative	7,555	1,488	(281)	8,762	(281)	8,762	g,h

Total operating expenses	10,113	2,425	(281)	12,257	(281)	12,257
Operating income	4,894	7,108	214	12,216	214	12,216
Other income (expense), net
Interest expense	(173)	(150)	—	(323)	(3,706)	(4,029)	e
Interest income	406	220	—	626	—	626
Equity investment income	—	447	—	447	—	447
Other income (expense), net	124	(652)	—	(528)	—	(528)

Income before provision for income taxes	5,251	6,973	214	12,438	(3,492)	8,732
Provision for income tax	(1,598)	(1,014)	(134)	(2,746)	1,274	(1,338)	l

Net income before minority interest	3,653	5,959	80	9,692	(2,218)	7,394
Minority interest	—	(373)	—	(373)	—	(373)

Net income after minority interest	$3,653	$5,586	$80	$9,319	$(2,218)	$7,021

Net income per share
Basic	$0.15			$0.27		$0.24

Diluted	$0.14			$0.27		$0.23

Shares used in computing net income per share
Basic	24,452,611		9,654,459	34,107,070	5,285,337	29,737,948	f
Diluted	25,210,346		9,654,459	34,684,805	5,285,337	30,495,683	f

See accompanying notes to these unaudited pro forma condensed combined financial statements.

APP11-5

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Three Months Ended December 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)	MFS-PCB Deconsolidation (Note 2,c) (in Singapore Dollars)	Other U.S. GAAP Adjustments (in Singapore Dollars)	Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)	MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net Sales	$106,157	$(14,386)	$—		$91,771	$56,645
Cost of Sales	88,597	(12,239)	(32)	a	76,326	47,112

Gross profit	17,560	(2,147)	32		15,445	9,533
Operating expenses
Sales and Marketing	2,975	(1,138)	(319)	a	1,518	937
General and administrative	3,001	(591)	—		2,410	1,488

Total operating expenses	5,976	(1,729)	(319)		3,928	2,425
Operating income	11,584	(418)	351		11,517	7,108
Other income (expense), net
Interest expense	(243)	—	—		(243)	(150)
Interest income	370	(13)	—		357	220
Equity investment income	—	725	—		725	447
Other income (expense), net	(23)	(683)	(351)	a	(1,057)	(652)

Income before provision for income taxes	11,688	(389)	—		11,299	6,973
Provision for income tax	(1,682)	39	—		(1,643)	(1,014)

Net income before minority interest	10,006	(350)	—		(9,656)	5,959
Minority interest	(955)	350	—		(605)	(373)

Net income after minority interest	$9,051	$—	$—		$9,051	$5,586

See accompanying notes to these unaudited pro forma condensed combined financial statements.

APP11-6

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

(in U.S. Dollars in thousands)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 3, 4)
Assets
Current assets
Cash and cash equivalents	$21,916	$45,147	$—	$67,063	$—	$67,063
Short-term investments	19,305	—	—	19,305	—	19,305
Restricted cash	3,241	—	—	3,241	—	3,241
Accounts receivable, net	112,797	55,923	—	168,720	—	168,720
Inventories	60,463	26,983	—	87,446	—	87,446
Due from affiliates	266	—	(221)	45	(221)	45	d
Deferred taxes	4,346	—	—	4,346	—	4,346
Income taxes receivable	—	245	—	245	—	245
Other current assets	1,235	1,125	—	2,360	—	2,360

Total current assets	223,569	129,423	(221)	352,771	(221)	352,771

Non current assets
Investment in associated companies	—	17,845	—	17,845	—	17,845
Property, plant and equipment, net	102,194	26,998	(1,222)	127,970	(1,222)	127,970	j
Restricted cash	129	—	—	129	—	129
Deferred taxes	1,187	—	—	1,187	—	1,187
Goodwill	3,629	—	223,064	226,693	207,488	211,117	j
Other assets	9,561	6,822	(4,804)	11,579	(3,897)	12,486	i,j

Total assets	$340,269	$181,088	$216,817	$738,174	$202,148	$723,505

Current liabilities
Accounts payable	$76,109	$53,053	$2,800	$131,962	$2,800	$131,962	m
Accrued liabilities	13,163	440	—	13,603	—	13,603
Current portion of long-term debt	4,000	6,934	—	10,934	—	10,934
Due to affiliates	411	1,066	(221)	1,256	(221)	1,256	d
Income tax payable	1,921	2,571	—	4,492	—	4,492
Other current liabilities	179	—	—	179	—	179

Total current liabilities	95,783	64,064	2,579	162,426	2,579	162,426

Non-current liabilities
Long-term debt	—	—	—	—	232,944	232,944	k
Other liabilities	295	—	—	295	—	295
Deferred taxes	—	1,887	35	1,922	117	2,004	j
Minority interest	—	2,701	—	2,701	—	2,701

Total shareholders equity	244,191	112,436	214,203	570,830	(33,492)	323,135

Total liabilities, minority interest and shareholders equity	$340,269	$181,088	$216,817	$738,174	$202,148	$723,505

See accompanying notes to these unaudited pro forma condensed combined financial statements.

APP11-7

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP BALANCE SHEET

As of December 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		MFS-PCB Deconsolidation (Note 2, c) (in Singapore Dollars)		Other U.S. GAAP Adjustments (in Singapore Dollars)	Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Assets
Current assets
Cash and cash equivalents	S$	74,393	S$	(5,159)	—		S$	69,234	U.S.$	45,147
Accounts receivable, net		99,906		(14,147)	—			85,759		55,923
Inventories		48,173		(6,794)	—			41,379		26,983
Income taxes receivable		375		—	—			375		245
Other current assets		2,238		(513)	—			1,725		1,125

Total current assets		225,085		(26,613)	—			198,472		129,423

Non-current assets
Investment in associated companies		—		27,366	—			27,366		17,845
Property, plant and equipment, net		76,742		(28,335)	(7,006)	b		41,401		26,998
Other assets		3,456		—	7,006	b		10,462		6,822

Total assets	S$	305,283	S$	(27,582)	—		S$	277,701	U.S.$	181,088

Current liabilities
Accounts payable	S$	95,726	S$	(14,369)	—		S$	81,357	U.S.$	53,053
Accrued liabilities		674		—	—			674		440
Current portion of long-term debt		10,634		—	—			10,634		6,934
Due to Affiliates		—		1,634	—			1,634		1,066
Income tax payable		4,056		(113)	—			3,943		2,571

Total current liabilities		111,090		(12,848)	—			98,242		64,064

Non-current liabilities
Deferred taxes		2,894		—	—			2,894		1,887
Minority interest		18,876		(14,734)	—			4,142		2,701

Total shareholders equity		172,423		—	—			172,423		112,436

Total Liabilities & Shareholders Equity	S$	305,283	S$	(27,582)	—		S$	277,701	U.S.$	181,088

See accompanying notes to these unaudited pro forma condensed combined financial statements.

APP11-8

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1.	Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and the three months ended December 31, 2006 give effect to the business combination with MFS as if it had occurred on October 1, 2005, the first day of the earliest period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the combination of M-Flex and MFS as if it had occurred on December 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the Cash Consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.78) and New M-Flex shares are exchanged for the outstanding shares held by WBL. The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.53 as reported on Bloomberg on December 31, 2006. The Maximum Equity Issuance scenario is based upon the assumption that all MFS shares tendered into the Offer and are tendered for New M-Flex Stock.

The historical information of MFS was prepared in its reporting currency, Singapore Dollar. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and the three months ended December 31, 2006 and the unaudited pro forma condensed combined balance sheet as of December 31, 2006 have been translated into U.S. dollars using exchange rates for the Singapore Dollar of 1.62, 1.56 and 1.53, respectively.

Note 2.	Adjustments to Reconcile MFS Historical Financial Statements to U.S. GAAP

The accounting principles applied in preparing MFS’ financial statements comply with Singapore Financial Reporting Standards (“SFRS”) which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following adjustments reconcile MFS’ historical financial statements to U.S. GAAP for purposes of the pro forma presentation:

a)	The following items are separate MFS income statement reclassifications with no impact on net income.

Freight and handling charges

Under SFRS, MFS classifies freight and handling charges as part of distribution in sales and marketing. Under U.S. GAAP, the classification of shipping and handling charges is an accounting policy decision that should be disclosed. M-Flex has adopted a policy of including freight and handling costs in cost of sales. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to increase cost of goods sold by S$1.73 and S$0.46 million for the fiscal year ended September 30, 2006 and for the three month period ended December 31, 2006, respectively, and to reduce sales and marketing expenses for the noted periods by the same amounts.

Warranty expense

Under SFRS, MFS classifies warranty expense in sales and marketing. Under U.S. GAAP, warranty expense should be classified as a part of cost of goods sold. Accordingly, a reclassification has been made to the MFS financial statements to comply with U.S. GAAP presentation. The effects of the this classification difference is to increase cost of goods sold by S$0.81 million and to decrease cost of goods sold by S$0.14 million for the fiscal year ended September 30, 2006 and for the three month period ended December 31, 2006, respectively and to reduce sales and marketing expenses for the noted periods by the same amount.

APP11-9

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Scrap sales and customer cancellation reimbursements

Under SFRS, MFS classifies revenue from the sale of scraps and customer cancellation reimbursements as a part of other operating income. Under U.S. GAAP, the classification is an accounting policy decision. M-Flex has adopted a policy of including scrap and customer cancellation reimbursements income as a reduction in cost of goods sold. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to decrease cost of goods sold by S$3.37 million and S$0.35 million for the fiscal year ended September 30, 2006 and for the three months ended December 31, 2006, respectively, and to reduce other operating income for the noted periods by the same amounts.

b)	Under SFRS, MFS classifies leasehold land as well as land use rights as part of property, plant and equipment and depreciates them over the period of the lease term. Under U.S. GAAP, such land leases should be accounted as operating leases as none of the land leases include a transfer of ownership by the end of the lease term or contains a bargain purchase option. The effect of this U.S. GAAP classification difference is to reduce property, plant and equipment at December 31, 2006 by S$7.0 million and to increase other assets since the amounts were prepaid.

c)	Under the SFRS, MFS consolidates the results of MFS Technology (PCB) Co. Ltd. (“MFS-PCB”) on the basis that MFS has control over the daily operations of this entity and the minority shareholder has been passive in the management. Under U.S. GAAP, MFS-PCB does not meet the requirements of a consolidating entity. Accordingly, the results of MFS-PCB are accounted for under the equity method prescribed by U.S. GAAP. The deconsolidation of this entity does not impact U.S. GAAP net income or stockholders’ equity.

Note 3.	Purchase Accounting

The total estimated purchase price of MFS varies based on the consideration offered under the two transaction scenarios presented. The estimated purchase price under the Maximum Equity Issuance scenarios are based on a 100% equity exchange using an exchange rate of 0.0145 New M-Flex common shares, valued at an average price of $62 per share based on the average closing price for three days before and after the public announcement date of March 29, 2006, for each outstanding share of MFS. As of December 31, 2006, MFS had approximately 658,705,000 common shares outstanding; and 6,312,750 stock options outstanding which will be vested and exercised prior to the closing. The Minimum Equity Issuance scenario assumes the same exchange rate and average price per share; however, under the Minimum scenario, the minority ownership portion, approximating 44% of the shares outstanding, elects to receive cash at S$1.20 (U.S. $0.78). The estimated purchase price is as follows:

	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Purchase of outstanding shares	$595,866	$562,664
Settlement of outstanding options	1,486	1,139
Estimated transaction costs and expenses	9,000	9,907

Total estimated purchase price	$606,352	$573,710

The business combination will be accounted for as a purchase of the shares of MFS held by the non WBL minority shareholders which will result in a partial new basis of accounting at fair value and as an exchange of ownership interest between entities under common control for the WBL portion of the shares of MFS. The fair value of the consideration paid, less an adjustment to reflect WBL’s majority investment at historical basis, has

APP11-10

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

been allocated to the minority ownership portion of the tangible and intangible assets and liabilities of MFS based on their respective fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation. This final valuation and the related purchase price allocation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction, and could differ materially from the amounts estimated below:

	As of December 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Total estimated purchase price at fair value	$606,352	$573,710
Less: excess of fair value over WBL's historical basis	(270,713)	(252,822)

	335,639	320,888
Less: Book value of net assets acquired at December 31, 2006	(112,436)	(112,436)

Excess purchase price to be allocated	$223,203	$208,452

Preliminary allocation:
Property, plant and equipment	$(1,222)	$(1,222)
Identifiable intangible assets	1,396	1,396
Capitalized debt fees	—	907
Deferred taxes	(35)	(117)
Goodwill	223,064	207,488

Total allocation	$223,203	$208,452

Goodwill

Due to the significant decline in the financial performance of MFS and the decrease in M-Flex’s market value resulting from increased competition and customer price reductions, M-Flex may be required to record an immediate goodwill impairment charge as of the date of the consummation of the acquisition of MFS. This potential impairment of goodwill recorded as a result of the MFS acquisition may be up to the entire amount of the goodwill, or $223,064. Goodwill is comprised of the residual amount of the purchase price over the fair value of acquired tangible and intangible assets. Several factors contributed to the significant amount of the purchase price being allocated to goodwill including: MFS does not enter into any long term contractual relationships with OEM customers and contractual relationships are based on short-term purchase orders thus minimizing any customer relationship value or contractual backlog. MFS does not have any marketing related intangibles such as trademarks, internet domains or non-competition agreements; MFS does not have any contract based intangibles assets such as royalty or license agreements; and goodwill balance includes acquirer specific synergy value including the value of the acquired MFS workforce when combined with the Company’s operations.

Pursuant to Financial Accounting Standards Board No. 142, Goodwill and Other Intangible Assets, (“SFAS 142”) M-Flex is required to test goodwill for impairment annually or more often if events or changes in circumstances indicate that the asset might be impaired. SFAS 142 provides for a two-stage approach to determining whether and by how much goodwill has been impaired. The first stage would require a comparison of the fair value of M-Flex to its net book value. If M-Flex’s fair value is greater than its net book value, then no impairment is deemed to have occurred. If M-Flex’s fair value is less than its net book value, then the second stage of SFAS 142 must be completed to calculate the amount, if any, of actual impairment. The second stage

APP11-11

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

determines the impairment charge, if any, by estimating the fair value of all other assets and liabilities of the reporting unit and comparing the amount to the net book value. No such impairment amounts are determinable as of the date of this filing.

Identified intangible assets

Identified intangible assets are expected to include developed technology, marketing and customer relationships, and customer backlog and will be amortized over their estimated useful lives, which are expected to range from 6 months to 3 years.

Note 4.	Unaudited Pro Forma Combined Adjustments

The following additional adjustments are required to properly reflect the pro forma combination of M-Flex and MFS:

d)	Adjustment to eliminate revenues and cost of sales recognized by M-Flex of $25,000 related to sales to MFS during the year ended September 30, 2006. The gross margin on these sales was 15%. There were no related sales for the three months ended December 31, 2006. As of December 31, 2006, adjustment reflects the elimination of the receivable from MFS in the amount of $221,000 which is expected to be paid in full prior to the close of the transaction.

e)	Represents the interest cost and debt fee amortization related to the credit facility required to make cash payments under the Minimum Equity assumption which requires M-Flex to pay the MFS Singapore minority shareholders a total of $232.9 million for their shares, which includes amounts paid to option holders for exercised stock options. Total debt required under the Minimum Equity assumption is assumed to be $232.9 million. The presumed interest rate is 5.9% and 6.3% for the fiscal year ended September 30, 2006 and the three month period ended December 31, 2006, respectively, which is equivalent to the 3 month SIBOR plus 0.9%. Under the Maximum Equity scenario, no debt is required. Accordingly, there is no adjustment for interest costs.

f)	Represents the shares of M-Flex issued under the Maximum and Minimum Equity scenarios. See Note 5.

g)	Adjustment to exclude from general and administrative expenses $793,000 and $288,000 of transaction costs expensed by MFS during the fiscal year ended September 30, 2006 and three month period ended December 31, 2006, respectively related to this transaction.

h)	Represents additional depreciation and amortization related to the allocation of the excess purchase price over tangible net assets acquired to property, plant and equipment and identified intangible assets, as described in Note 3. Approximately 90% of the total depreciation adjustment has been allocated to cost of goods sold with the remainder going to general and administrative expenses.

i)	Reflects $907,000 of capitalized debt origination fees associated with the Minimum Equity scenario, which will be amortized into interest expense over a four year period. Capitalized debt fees under the Maximum Equity scenario are immaterial. Additionally, represents an adjustment for $6.2 million of transaction costs that were deferred on M-Flex’s balance sheet in other non-current assets. Such costs were reclassified as part of the allocation of excess purchase price, as described in Note 3.

j)	Represents the allocation of excess purchase price over tangible net assets acquired to goodwill and identified intangible assets, as described in Note 3.

k)	Reflects the issuance of long-term debt necessary to complete the transaction. Required debt under the Minimum Equity scenario is assumed to be $232.9 million; while required debt under the Maximum Equity scenario is assumed to be $0.

APP11-12

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

l)	Represents an adjustment for the tax effect on MFS’ historical financial results and related unaudited pro forma adjustments at the statutory U.S. tax rate of 38% for the year ended September 30, 2006 and three month period ended December 31, 2006 for M-Flex related adjustments and the statutory Singapore tax rate of 20% for the year ended September 30, 2006 and three month period ended December 31, 2006 for MFS related adjustments. Additionally, this adjustment includes $421,000 and $92,000 of assumed additional U.S. tax on MFS income during the year ended September 30, 2006 and three month period ended December 31, 2006, respectively, as a result of higher U.S. tax rates.

m)	Represents transaction costs payable incurred by M-Flex.

Note 5.	Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2006 and three months ended December 31, 2006 (in thousands):

	For the Year Ended September 30, 2006		For the Three Months Ended December 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
M-Flex historical weighted average shares used in computing basic net income per share	24,354	24,354	24,453	24,453
Shares of New M-Flex Stock issued in exchange for shares of MFS	9,654	5,285	9,654	5,285

Pro forma weighted average shares used in computing basic net income	34,008	29,639	34,107	29,738
Dilutive shares included in historical calculation	962	962	758	758

Pro forma weighted average shares used in computing diluted net income	34,970	30,601	34,865	30,496

Note 6.	Minimum Acceptance Assumption

Assuming only 64% of MFS shareholders accept the terms of the Offer, the pro forma combined net income would decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease, when compared to pro forma combined net income, is also assumed to be a result of an increase in depreciation expense from depreciation of property, plant and equipment, as well as partially offset by a decrease in amortization expense for intangibles, as the fair value assigned to these assets would also change due to the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less Cash Consideration would be required to purchase the outstanding shares of MFS held by shareholders other than WBL. Accordingly, the debt required to finance the transaction and associated interest expense would also be lower than had 100% of the MFS shareholders accepted the Offer.

APP11-13

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

The following is a summary of the detailed unaudited pro forma condensed statement of operations comparing the 100% acceptance scenario to the 64% acceptance scenario.

	Maximum Equity			Minimum Equity
	For the Year Ended September 30, 2006			For the Year Ended September 30, 2006
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Combined Statement of Operations
Net sales	$711,321	$—	$711,321	$711,321	$—	$711,321

Impacts on operating income
Reduction in depreciation and amortization expense		(237)			(237)

Operating income	83,945	237	84,182	83,945	237	84,182

Impacts on net income
Decrease in net income due to minority interest		6,543			6,543
Reduction in interest expense due to reduction in debt		—			(11,217)
Reduction in depreciation and amortization expense		(237)			(237)
Change in tax impact on the pro forma adjustments		47			4,310

Net income	$58,397	$6,353	$52,044	$49,754	$(601)	$50,355

Basic income per share	$1.72	$0.02	$1.70	$1.68	$(0.02)	$1.70
Diluted income per share	$1.67	$0.02	$1.65	$1.63	$(0.02)	$1.65

	Maximum Equity			Minimum Equity
	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2006
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Combined Statement of Operations
Net Sales	$180,532	$—	$180,532	180,532	$—	180,532

Impacts on Operating income
Reduction in depreciation and amortization expense		(59)			(59)

Operating income	12,216	(59)	12,275	12,216	(59)	12,275

Impacts on Net Income
Decrease in net income due to minority interest		2,003			2,003
Reduction in interest expense due to reduction in debt		—			(2,981)
Reduction in depreciation and amortization expense		(59)			(59)
Change in tax impact on the pro forma adjustments		12			1,144

Net Income	$9,319	$1,956	$7,363	$7,021	$107	$6,914

Basic income per share	$0.27	$0.03	$0.24	$0.24	$0.01	$0.23
Diluted income per share	$0.27	$0.04	$0.23	$0.23	$0.00	$0.23

Total assets on the pro forma combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease in recorded goodwill as well as a decrease in fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the transaction under the Minimum Equity scenario will also be lower than had 100% of the MFS shareholders accepted the Offer.

APP11-14

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

The following is a summary of the unaudited pro forma condensed balance sheet comparing the 100% acceptance scenario to the 64% acceptance scenario.

	As of December 31, 2006
	Maximum Equity			Minimum Equity
	100% Acceptance	Impact	64% Acceptance	100% Acceptance	Impact	64% Acceptance
Unaudited Pro Forma Condensed Balance Sheet Data
Cash and cash equivalents	$67,063	$—	$67,063	$67,063	$—	$67,063

Total Working capital	190,345	—	190,345	190,345	—	190,345

Impacts on Total Assets
Increase in property, plant and equipment		(973)			(973)
Reduction in goodwill		197,522			182,709
Reduction in capitalized debt fees, current and long term		—			703
Reduction in intangible assets		1,112			1,112

Total Assets	$738,174	$197,661	$540,513	$723,505	$183,551	$539,954

Impacts on Long-Term Debt
Reduction in shares exchanged		$—			$185,570
Reduction in cash price per share from S$1.20 to S$1.15		—			1,973

Long-term debt, net of current portion	—	—	—	232,944	187,543	45,401

Impacts on Shareholders’ Equity
Reduction of shares exchanged		197,633			(4,098)
Increase in minority interest		40,477			40,477

Shareholders’ Equity	$570,830	$238,110	$332,720	$323,135	$36,379	$286,756

APP11-15

APPENDIX 12

FINANCIAL STATEMENTS OF M-FLEX

Audited Financial Statements of M-Flex For the Years Ended September 30, 2006, 2005 and 2004 and Unaudited Interim Financial Statements of M-Flex for the Three Months Ended December 31, 2006

MULTI-FINELINE ELECTRONIX, INC.

APP12-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Multi-Fineline Electronix, Inc.:

We have completed integrated audits of Multi-Fineline Electronix, Inc.’s 2006 and 2005 consolidated financial statements and of its internal control over financial reporting as of September 30, 2006, and an audit of its 2004 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Multi-Fineline Electronix, Inc. and its subsidiaries (the “Company”) at September 30, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in fiscal 2006.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A, that the Company maintained effective internal control over financial reporting as of September 30, 2006 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of September 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in

APP12-2

accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

December 11, 2006

APP12-3

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share and Share Data)

	September 30,
	2006	2005
ASSETS
Cash and cash equivalents	$24,460	$38,253
Short term investments	19,355	16,090
Restricted cash	2,161	2,008
Accounts receivable, net of allowances of $604 and $601	109,517	71,488
Inventories	56,430	44,975
Due from affiliates	267	421
Deferred taxes	4,346	3,168
Income taxes receivable	—	254
Other current assets	1,270	925

Total current assets	217,806	177,582
Property, plant and equipment, net	95,231	73,652
Restricted cash	129	125
Deferred taxes	1,187	661
Goodwill	3,629	3,686
Other assets	9,063	3,894

Total assets	$327,045	$259,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$70,143	$57,970
Accrued liabilities	13,053	11,022
Due to affiliates	417	334
Lines of credit	4,000	—
Other current liabilities	80	130
Income taxes payable	669	—

Total current liabilities	88,362	69,456
Other liabilities	318	384
Deferred taxes	—	719

Total liabilities	88,680	70,559

Commitments and contingencies (Note 10)
Stockholders’ equity
Preferred stock, $0.0001 par value, 5,000,000 and 5,000,000 shares authorized; none issued or outstanding		—
Common stock, $0.0001 par value; 100,000,000 and 100,000,000 shares authorized; 24,443,371 and 24,179,884 shares issued and outstanding	2	2
Additional paid-in capital	105,466	98,564
Retained earnings	129,494	89,137
Accumulated other comprehensive income	3,403	1,338

Total stockholders’ equity	238,365	189,041

Total liabilities and stockholders’ equity	$327,045	$259,600

The accompanying notes are an integral part of these consolidated financial statements.

APP12-4

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share Data)

	Years Ended September 30,
	2006	2005	2004
Net sales	$504,204	$357,090	$253,049
Cost of sales (includes stock-based compensation expense of $469, $0 and $0, respectively)	413,156	277,202	197,412

Gross profit	91,048	79,888	55,637

Operating expenses
Research and development (includes stock-based compensation expense of $46, $0 and $0, respectively)	2,035	883	284
Sales and marketing	9,233	8,783	7,649
General and administrative (includes stock-based compensation expense of $1,469, $99 and $14, respectively)	22,231	17,587	11,285

Total operating expenses	33,499	27,253	19,218

Operating income	57,549	52,635	36,419
Other (income) expense, net
Interest expense	203	174	614
Interest income	(1,460)	(688)	(146)
Other (income) expense, net	229	(378)	100

Income before provision for income taxes	58,577	53,527	35,851
Provision for income taxes	(18,220)	(16,361)	(10,145)

Net income	$40,357	$37,166	$25,706

Net income per share
Basic	$1.66	$1.57	$1.33

Diluted	$1.59	$1.51	$1.27

Shares used in computing net income per share
Basic	24,353,854	23,603,935	19,310,044

Diluted	25,315,548	24,593,998	20,306,842

The accompanying notes are an integral part of these consolidated financial statements.

APP12-5

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In Thousands, Except Share Data)

	Common Stock		Additional Paid-in Capital	Unearned Deferred Compensation	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Comprehensive Income
	Shares	Amount
Balance at September 30, 2003	11,720,295	$1	$8,429	$(14)	$37,139	$(69)	$45,486	$4,565

Issuance of shares in conjunction with rights offering, net of issuance costs of $80	6,537,540	1	36,045	—	(10,874)	—	25,172
Exercise of stock options	7,000	—	26	—	—	—	26
Issuance of shares in connection with initial public offering, net of issuance costs of $5,408	5,000,000	—	44,610	—	—	—	44,610
Amortization of stock-based compensation	—	—	—	14	—	—	14
Net income	—	—	—	—	25,706	—	25,706	$25,706
Translation adjustment	—	—	—	—	—	70	70	70

Balance at September 30, 2004	23,264,835	$2	$89,110	$—	$51,971	$1	$141,084	$25,776

Exercise of stock options	915,049	—	2,996	—	—	—	2,996
Compensation relating to the modification of stock options	—	—	99	—	—	—	99
Stock-based compensation income tax benefits	—	—	6,359	—	—	—	6,359
Net income	—	—	—	—	37,166	—	37,166	$37,166
Translation adjustment	—	—	—	—	—	1,337	1,337	1,337

Balance at September 30, 2005	24,179,884	$2	$98,564	$—	$89,137	$1,338	$189,041	$38,503

Exercise of stock options	263,487	—	1,562	—	—	—	1,562
Stock-based compensation expense			1,984	—	—	—	1,984
Stock-based compensation income tax benefits			3,356	—	—	—	3,356
Net Income					40,357	—	40,357	40,357
Translation adjustment						2,065	2,065	2,065

Balance at September 30, 2006	24,443,371	$2	$105,466	$—	$129,494	$3,403	$238,365	$42,422

The accompanying notes are an integral part of these consolidated financial statements.

APP12-6

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years Ended September 30,
	2006	2005	2004
Cash flows from operating activities
Net income	$40,357	$37,166	$25,706
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,473	11,434	6,704
Loss from equity method investee	—	40	250
Provision for doubtful accounts	3	351	26
Income tax benefit related to stock option exercise	—	6,359	—
Deferred income taxes	(2,423)	678	(2,945)
Stock-based compensation expense	1,984	99	14
Loss on disposal of equipment	107	136	60
Changes in operating assets and liabilities
Accounts receivable	(38,032)	(27,158)	(23,421)
Inventories	(11,455)	(5,665)	(17,288)
Due to/from affiliates, net	237	(5,515)	4,095
Other current assets	(345)	(81)	(414)
Other assets	(3,610)	(3,831)	(171)
Accounts payable	12,173	31,585	5,064
Accrued liabilities	2,031	4,901	1,153
Income tax payable	923	(6,553)	6,000
Other liabilities	(116)	23	283

Net cash provided by operating activities	16,307	43,969	5,116

Cash flows from investing activities
Proceeds from sales and (purchases) of short-term investments	(3,265)	5,475	(21,565)
Cash paid for property and equipment	(34,552)	(24,417)	(20,042)
Purchases of software and capitalized internal-use software	(461)	(110)	(563)
Deposits on property and equipment	(3,217)	1,523	(321)
Cash advances to equity investees	—	—	(242)
Proceeds from sale of equipment	569	2,454	535
Increase in restricted cash, net	(157)	(1,830)	(49)
Cash paid for acquisition	—	(6,406)	—

Net cash used in investing activities	(41,083)	(23,311)	(42,247)

Cash flows from financing activities
Borrowings on line of credit	12,000	4,950	30,972
Payments on line of credit	(8,000)	(8,319)	(32,688)
Income tax benefit related to stock option exercise	3,356	—	—
Principal payments on note payable	—	—	(4,611)
Proceeds from exercise of options	1,562	2,996	26
Proceeds from issuance of common stock, net of issuance costs of $5,488	—	—	54,782

Net cash (used in) provided by financing activities	8,918	(373)	48,481

Effect of exchange rate changes on cash	2,065	1,337	70

Net increase (decrease) in cash	(13,793)	21,622	11,420

Cash and cash equivalents at beginning of year	38,253	16,631	5,211

Cash and cash equivalents at end of year	$24,460	$38,253	$16,631

Supplemental disclosure
Interest paid	$68	$187	$590
Income taxes paid	17,504	9,852	7,089
Noncash financing activities
Issuance of common stock to Wearnes	$—	$—	$15,000

The accompanying notes are an integral part of these consolidated financial statements.

APP12-7

M ULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except Per Share and Share Data)

1. Basis of Presentation and Significant Accounting Policies

Description of the Company

Multi-Fineline Electronix, Inc. “M-Flex”) was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. M-Flex is primarily engaged in the engineering, design and manufacture of flexible printed circuit boards along with related component assemblies.

In connection with the reincorporation, M-Flex effected a 15 for 1 forward stock split, the authorized number of shares of common stock was decreased to 100,000,000, and 5,000,000 shares of preferred stock, par value $0.0001, were authorized. The reincorporation and the stock split have been given retroactive effect in the accompanying consolidated financial statements. On June 30, 2004, M-Flex closed an underwritten public offering of 5,000,000 shares at a price of $10 per share. Proceeds, net of commissions of $3,500 and offering expenses of $1,890, totaled $44,610.

Affiliates and subsidiaries of WBL Corporation Limited (collectively “Wearnes”), a Singapore company, owned approximately 61%, 61% and 64% of M-Flex’s outstanding common stock as of September 30, 2006, 2005 and 2004, respectively, allowing Wearnes to exercise operating control over the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of M-Flex and its wholly owned subsidiaries. M-Flex has two wholly owned subsidiaries located in China, Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”), and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”); and one located in Arizona, Aurora Optical, Inc. (“Aurora Optical”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in the determination of accounts receivable allowances, valuation of inventory, warranty reserves, valuation of M-Flex’s common stock (prior to the completion of M-Flex’s initial public offering and after adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R in the first fiscal quarter of 2006) and income tax contingencies. Actual results could differ from those estimates.

Cash Equivalents

M-Flex considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents as of September 30, 2006 and 2005 consisted of money market funds.

Short-Term Investments

Short-term investments consist of certain marketable debt securities, which consist primarily of short to intermediate term fixed income auction rate securities issued by U.S. government agencies and municipalities. M-Flex only invests in marketable securities with active secondary or resale markets to ensure portfolio

APP12-8

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

liquidity and the ability to readily convert investments to cash to fund current operations, or satisfy other cash requirements as needed. Short-term investments are classified as available for sale and are carried at fair value which approximates amortized cost.

Fair Value of Financial Instruments

The carrying amounts of M-Flex’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to their short maturities. The carrying value of M-Flex’s lines of credit approximates fair value based on borrowing rates currently available to it.

Concentrations of Credit Risk

Financial instruments that potentially subject M-Flex to significant concentrations of credit risk consist primarily of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, and accounts receivable. M-Flex maintains its cash with major financial institutions. Credit risk exists because M-Flex’s flexible printed circuit boards and related component assemblies are sold to a limited number of customers (Note 9). M-Flex does not require collateral and maintains reserves for potential credit losses. Such losses have historically been within management’s expectations.

Accounts Receivable

M-Flex invoices customers at shipment for the value of the related products delivered. Accounts receivable are recorded at the invoiced amount, net of any amount that is in deferred revenue that is not yet due based on the payment terms and do not bear interest. The allowance for doubtful accounts is M-Flex’s best estimate of the amount of probable credit losses in existing accounts receivable. M-Flex determines the allowance based on historical write-off experience as well as specific identification of credit issues with invoices. M-Flex reviews the allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on an aggregate basis. Account balances are charged off against the allowance when M-Flex determines it is probable the receivable will not be collected. M-Flex does not have any off-balance sheet credit exposure related to its customers.

Inventories

Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis. M-Flex records a provision for excess and obsolete inventory based on historical usage and expected future product demand.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Building	30 years
Machinery and equipment	3-10 years
Furniture and fixtures	5 years
Leasehold improvements	5-10 years

APP12-9

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease. Maintenance, repairs and minor renewals are charged to expense as incurred. Additions, major renewals and betterments to property and equipment are capitalized. The cost of assets and related accumulated depreciation are removed from the balance sheet when such assets are disposed of, and any related gains or losses are included in operating expenses.

M-Flex reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets, including any cash flows upon their eventual disposition, to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. As of September 30, 2006 and 2005, there were no such impairments.

Capitalized Software Costs

Costs incurred to develop software for internal use are accounted for in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP No. 98-1, expenses related to preliminary project assessment, research and development, re-engineering, training and application maintenance are expensed as incurred. Costs that qualify for capitalization under SOP No. 98-1 are included in other assets and consist primarily of purchased software, payroll costs and consulting fees related to the development of the internal use software. Capitalized costs commence depreciation when they are put in service and are amortized using the straight-line method over a period of three years.

Goodwill

M-Flex records the assets acquired and liabilities assumed in business combinations at their respective fair values at the date of acquisition, with any excess purchase price recorded as goodwill. Valuation of intangible assets entails significant estimates and assumptions including, but not limited to, determining the timing and expected costs to complete development projects, estimating future cash flows from product sales, developing appropriate discount rates, estimating probability rates for the successful completion of development projects, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired.

M-Flex reviews the recoverability of the carrying value of goodwill on an annual basis every July, or more frequently when an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. The determination of whether any potential impairment of goodwill exists is based upon a comparison of the fair value of the reporting unit to the accounting value of the underlying net assets of such reporting unit. If the fair value of the reporting unit is less than the accounting value of the underlying net assets, goodwill is deemed impaired and an impairment loss is recorded to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of all its underlying identifiable assets and liabilities. M-Flex has one reporting unit for evaluating its goodwill for impairment. As of September 30, 2006 and 2005, there were no such impairments of goodwill, intangible assets or other long-lived assets.

Revenue Recognition

M-Flex’s revenues are generated from the sale of flexible printed circuit boards and related component assemblies, which are sold to original equipment manufacturers and electronic manufacturing services providers

APP12-10

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

to be included in other electronic products. M-Flex recognizes revenue when there is persuasive evidence of an arrangement with the customer that states a fixed or determinable sales price, when title and risk of loss transfers, when delivery of the product has occurred in accordance with the terms of the sale and collectibility of the related accounts receivable is reasonably assured. M-Flex does not have any post-shipment obligations (e.g., installation or training), customer acceptance or multiple-element arrangements. M-Flex’s remaining obligation to its customer after delivery is limited to warranty on its product.

Shipping and Handling Costs

Products shipped utilizing the customer specified shipping service are paid directly by the customer. Products that are not shipped utilizing customer shipping services are charged by M-Flex to its customers and are included in net sales. Shipping and handling costs incurred by M-Flex are expensed as incurred and are recorded as a component of cost of sales.

Product Warranty Accrual

M-Flex warrants its products from 60 to 730 days. The standard warranty requires M-Flex to replace defective products returned to it at no cost to the customer. M-Flex records an estimate for warranty related costs at the time revenue is recognized based on historical amounts incurred for warranty expense and historical return rates. The warranty accrual is included in accrued liabilities in the consolidated balance sheets.

Changes in product warranty accrual for the years ended September 30, 2006, 2005 and 2004 was as follows:

	Warranty Accrual Balance at October 1	Warranty Expenditures	Provision for Estimated Warranty Cost	Warranty Accrual Balance at September 30
2006	$1,439	$(3,549)	$3,395	$1,285
2005	1,549	(2,892)	2,782	1,439
2004	337	(1,918)	3,130	1,549

Research and Development

Research and development costs are incurred in the development of new products and processes, including significant improvements and refinements to existing products and are expensed as incurred.

Income Taxes

Income taxes are computed using the asset and liability method. Under this method, deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the tax bases and financial reporting amounts of existing assets and liabilities. Valuation allowances are established when it is more likely than not that such deferred tax assets will not be realized. M-Flex does not file a consolidated return with its foreign wholly owned subsidiaries.

Comprehensive Income

Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The difference between net income and comprehensive income for the years ended September 30, 2006, 2005 and 2004 was comprised entirely of M-Flex’s foreign currency translation adjustment.

APP12-11

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Foreign Currency

The functional currency of M-Flex’s foreign subsidiaries is the local currency. Balances are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for statement of income amounts. Currency translation adjustments are recorded in other comprehensive income, a component of stockholders’ equity.

Foreign currency transactions occur when there is a receivable or payable denominated in other than the respective entity’s functional currency. M-Flex records the changes in the exchange rate for these transactions in the consolidated statements of income. For the years ended September 30, 2006, 2005 and 2004, foreign exchange transaction gains and losses were included in other expenses and were a net loss of $306, a net gain of $52 and a loss of $10, respectively.

Accounting for Stock-Based Compensation

Through the end of fiscal 2005, M-Flex measured compensation expense for stock-based incentive programs utilizing the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. Under this method, M-Flex did not record compensation expense when stock options were granted to eligible participants as long as the exercise price was not less than the fair market value of the stock when the option was granted. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and SFAS No. 148, Accounting for Stock-Based Compensation— Transition and Disclosure, M-Flex disclosed the pro forma net income per share as if the fair value-based method had been applied in measuring compensation expense for stock-based incentive awards. No stock-based compensation was recognized in the Consolidated Statement of Income for the year ended September 30, 2005 for options granted under M-Flex’s 1994 Stock Plan (the “1994 Plan”), as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Stock-based compensation cost of $99 and $14 was recognized in the Consolidated Statement of Income for the years ended September 30, 2005 and 2004, respectively, due to the acceleration of the vesting period for certain options granted under the 2004 Stock Incentive Plan (the “2004 Plan”).

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (“SFAS 123R”). This statement requires that the cost resulting from all share-based payment transactions be recognized in M-Flex’s consolidated financial statements. In addition, in March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, Share-Based Payment (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123; however, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure of fair value recognition, as allowed under SFAS 123, is no longer an alternative.

In the first quarter of fiscal 2006, M-Flex adopted the fair value recognition provisions of SFAS 123R utilizing the modified-prospective-transition method, as prescribed by SFAS 123R. Under that transition method, compensation cost recognized during year ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of October 1, 2005, based on the grant date fair value estimated in accordance with SFAS 123, adjusted for an estimated future forfeiture rate, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Under the modified-prospective-transition method,

APP12-12

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

results for the prior periods have not been restated. No stock options were granted during the year ended September 30, 2006. During the year ended September 30, 2006, M-Flex recognized compensation costs of $1,984 as a result of the adoption of SFAS 123R. The adoption of SFAS 123R resulted in a tax benefit of $474 for the year ended September 30, 2006. See Note 12 for further discussion of stock-based compensation.

Net Income Per Share—Basic and Diluted

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities. The impact of potentially dilutive securities are determined using the treasury stock method.

The following table presents a reconciliation of basic and diluted income per share:

	Years Ended September 30,
	2006	2005	2004
Basic weighted-average number of common shares outstanding	24,353,854	23,603,935	19,310,044
Dilutive effect of outstanding stock options	961,694	990,063	996,798

Diluted weighted-average number of common and potential common shares outstanding	25,315,548	24,593,998	20,306,842

Potential common shares excluded from the per share calculation because the effect of their inclusion would be anti-dilutive	58,882	—	1,014,000

Recent Accounting Pronouncements

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act provides a deduction for income from qualified domestic production activities which will be phased in from 2006 through 2011. On December 21, 2004, the Financial Accounting Standards Board Staff Position (“FSP”) No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“FSP No. 109-1”), was issued. FSP No. 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with Statement of Financial Accounting Standards, or SFAS, No. 109, Accounting for Income Taxes (“SFAS 109”). As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of the enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on M-Flex’s tax return beginning in 2006. M-Flex completed its evaluation of this deduction and concluded there is no material impact on its current year tax liability. However, M-Flex is evaluating the impact on future years and currently does not believe it will have any material impact on its financial position, results of operations or cash flows.

On December 21, 2004, FSP No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (“FSP No. FAS 109-2”), was issued. FSP No. FAS 109-2 provides companies additional time, beyond the financial reporting period during which the Act took effect, to evaluate the Act’s impact on a company’s plan for reinvestment or repatriation of certain foreign earnings for purposes of applying FAS No. 109. FAP No. FAS 109-2 was effective upon issuance. M-Flex has completed its evaluation and concluded that it will not repatriate any foreign earnings under the Job Creation Act due to the fact that the repatriation of earnings was not in line with M-Flex’s current and future business and tax strategies. Accordingly, the financial statements do not reflect any provision for taxes on unremitted foreign earnings.

APP12-13

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

On June 7, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 Accounting Changes in Interim Financial Statements (“SFAS 154”). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principles. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS 154 does not change the transition provisions of any existing accounting pronouncements. M-Flex believes that the adoption of SFAS 154 will not have a material effect on its financial position, results of operations or cash flows.

On November 10, 2005, the FASB issued FASB Staff Position No. FAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. M-Flex has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC pool”) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123R.

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (“EITF 06-3”). The scope of EITF 06-3 includes sales, use, value added and some excise taxes that are assessed by a governmental authority on specific revenue-producing transactions between a seller and customer. EITF 06-3 states that a company should disclose its accounting policy (i.e. gross or net presentation) regarding the presentation of taxes within its scope, and if significant, these disclosures should be applied retrospectively to the financial statements for all periods presented. EITF 06-3 is effective for interim and annual reporting periods beginning after December 15, 2006. M-Flex does not believe that this statement will have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. M-Flex is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. M-Flex is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108 regarding the process of quantifying financial statement misstatements. SAB 108 states that registrants should use both a balance sheet approach and an income statement approach when

APP12-14

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

quantifying and evaluating the materiality of a misstatement. The interpretations in SAB 108 contain guidance on correcting errors under the dual approach as well as provide transition guidance for correcting errors. This interpretation does not change the requirements within SFAS 154 for the correction of an error on financial statements. SAB 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. M-Flex is in the process of determining the effect, if any, the adoption of SAB 108 will have on its financial position, results of operations or cash flows.

Reclassification

M-Flex has reclassified research and development expenses of $883 and $284 from general and administrative expenses for the years ended September 30, 2005 and 2004, respectively, to conform to current year presentation.

2. Restricted Cash

Restricted cash consists of funds held in short-term deposits that are legally restricted as to withdrawal. Restricted cash of $2,161 and $2,008 as of September 30, 2006 and 2005, respectively, was on deposit with various banks in China to secure M-Flex’s customs activities.

M-Flex also had restricted cash of $129 and $125 as of September 30, 2006 and 2005, respectively, held at the direction of the County of Orange, California, to finance environmental clean-up costs, estimated by it and approved by the County, in the event the Company vacates its Anaheim, California manufacturing facilities. M-Flex is not a party to any environmental claims. As of September 30, 2006, M-Flex believes the amount held as restricted cash is sufficient to pay environmental clean-up costs that may exist, if any, should M-Flex vacate its facilities.

3. Related Party Transactions

During the years ended September 30, 2006, 2005 and 2004, M-Flex has recognized revenue and recorded purchases from the following affiliated companies: (a) Wearnes Hollingsworth Corporation; (b) MFS Technology Ltd. (“MFS”) and its subsidiaries, Wearnes Greatwall Circuits and MFS Technologies (M) Sdn. Bhd.; (c) Suzhou Wearnes-Xirlink Electric Co. Ltd., a subsidiary of Wearnes; and (d) Wearnes. As discussed in Note 1, Wearnes owns 61% of M-Flex’s common stock as of September 30, 2006 and 2005. MFS Technology Ltd. is a subsidiary of WBL.

APP12-15

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Net amounts due from/to affiliated companies comprise the following:

	September 30,
	2006	2005
Due from affiliates
MFS Technologies (M) Sdn. Bhd.	$223	$346
Suzhou Wearnes-Xirlink Electric Co. Ltd.	44	43
Wearnes	—	32

	$267	$421

	September 30,
	2006	2005
Due to affiliates
Wearnes	$41	$—
Suzhou Wearnes-Xirlink Electric Co. Ltd.	52	10
Wearnes Hollingsworth Corporation	324	324

	$417	$334

Sales to and purchases from affiliates comprise the following:

	Years Ended September 30,
	2006	2005	2004
Sales to affiliates
MFS	$25	$368	$517
Wearnes Greatwall Circuits	—	—	1
MFS Technologies (M) Sdn. Bhd.	—	—	2

	$25	$368	$520

Purchases from affiliates
MFS	$—	$1,543	$9,577

	$—	$1,543	$9,577

Management fees are charged to M-Flex by Wearnes and are based on the amount of time spent on M-Flex-related matters. Historically, these fees were determined at the discretion of Wearnes and totaled $0, $0 and $194 for the years ended September 30, 2006, 2005 and 2004, respectively. In June 2004, M-Flex formalized an agreement with Wearnes whereby M-Flex is billed for corporate services on a time and materials basis. For the years ended September 30, 2006 and 2005, no services were provided under this agreement.

M-Flex files a combined California income tax return with Wearnes Hollingsworth Corporation pursuant to a tax sharing agreement. The tax sharing agreement provides that M-Flex will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the years ended September 30, 2006, 2005 and 2004, M-Flex paid $0, $0 and $339, respectively to Wearnes Hollingsworth Corporation.

APP12-16

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

In connection with M-Flex’s initial public offering in June 2004 (the “IPO”), M-Flex terminated a consulting relationship with an independent director on its board of directors, and entered into a consulting relationship with a former member of M-Flex’s board of directors. Under the new consulting agreement, M-Flex agreed to pay the former board member $9 per month until June 2006. M-Flex paid $0, $0 and $99 for consulting services during each of the years ended September 30, 2006, 2005 and 2004, respectively, to two separate individuals, who were, at the time of the payments, members of M-Flex’s board of directors.

During the year ended September 30, 2003, M-Flex received $15,000 of deposits from Wearnes, which were used to purchase common stock of M-Flex upon completion of the rights offering (Note 11). In October 2003, M-Flex issued 6,472,515 shares of common stock to Wearnes (Note 11).

In November 2003, M-Flex executed a $25,000 credit facility with Norddeutsche Landesbank Girozentrale (“NLG”). In connection with M-Flex’s IPO, the parties agreed to reduce the facility to $15,000 and to reduce WBL Corporation’s guarantee to an amount equal to the percentage of M-Flex’s outstanding stock owned by WBL Corporation, which was 64% as of the completion of M-Flex’s IPO. However, at no time could WBL Corporation’s guarantee be reduced to below 40% of the outstanding balance of the credit facility, even if it owns less than 40% of M-Flex’s outstanding common stock (the “NLG Amendment”). In fiscal 2005, M-Flex renegotiated the line of credit with NLG, eliminating WBL Corporation’s guarantee provision (Note 7). As of September 30, 2006, M-Flex had $4,000 outstanding on the NLG line of credit.

4. Composition of Certain Balance Sheet Components

Inventories comprise the following:

	September 30,
	2006	2005
Raw materials and supplies	$23,202	$18,821
Work-in-progress	18,488	12,323
Finished goods	14,740	13,831

	$56,430	$44,975

Property, plant, and equipment, net, comprise the following:

	September 30,
	2006	2005
Land	$4,054	$3,730
Building	29,042	18,187
Machinery and equipment	96,772	74,277
Furniture and fixtures	3,823	3,003
Leasehold improvements	2,900	2,805

	136,591	102,002
Accumulated depreciation and amortization	(41,360)	(28,350)

	$95,231	$73,652

Depreciation expense for the years ended September 30, 2006, 2005 and 2004, was $13,821, $10,901 and $6,372, respectively.

APP12-17

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Included in other assets as of September 30, 2006 and 2005 is $580 and $617, respectively, of capitalized purchased software and internally developed software costs, net of accumulated depreciation of $1,642 and $1,143, respectively. Amortization of software costs included in general and administrative expense for the years ended September 30, 2006, 2005 and 2004, was $499, $477 and $329, respectively. Intangible asset amortization included in general and administrative expense for the years ended September 30, 2006, 2005 and 2004 was $153, $56, and $0, respectively.

In addition, included in other assets as of September 30, 2006 and 2005 is $3,217 and $1,523, respectively, of deposits on equipment to be purchased.

Accrued liabilities comprise the following:

	September 30,
	2006	2005
Wages and compensation	$5,298	$5,202
Warranty accrual	1,285	1,439
Other taxes	328	1,401
Other	6,142	2,980

	$13,053	$11,022

5. Investment—Cornerstone

In June 2004, M-Flex entered into a definitive agreement with Cornerstone Equipment Management, Inc. (“Cornerstone”), in which it agreed to invest $450 in exchange for shares equal to approximately 14% of the ownership of Cornerstone. In addition, M-Flex agreed to provide certain services to Cornerstone at its standard terms and conditions. The investment balance as of September 30, 2006 and 2005 is $450 and is included in other assets in the consolidated balance sheets. M-Flex accounts for its investment in Cornerstone using the cost method of accounting.

M-Flex periodically reviews this investment for other-than-temporary declines in fair value. Fair value for this investment is estimated based on several factors including; recent financial information and estimated market prices for comparable companies and pricing models using historical and forecasted financial information. As of September 30, 2006, there has been no impairment of the investment in Cornerstone.

6. Income Taxes

United States and foreign income before taxes are as follows:

	Years Ended September 30,
	2006	2005	2004
United States	$45,685	$38,474	$25,107
Foreign	12,892	15,053	10,744

	$58,577	$53,527	$35,851

APP12-18

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

The provision for income taxes consisted of the following components:

	Years Ended September 30,
	2006	2005	2004
Current
Federal	$16,399	$10,767	$8,240
State	2,317	1,295	2,214
Foreign	1,927	3,622	2,635

	$20,643	$15,684	$13,089

Deferred
Federal	$(1,799)	$(94)	$(1,154)
State	(89)	62	(221)
Foreign	(535)	709	(1,569)

	(2,423)	677	(2,944)

	$18,220	$16,361	$10,145

Deferred tax assets and (liabilities) comprise the following:

	September 30,
	2006	2005
Deferred tax assets
Inventory	$2,854	$1,475
Depreciation	657	640
Stock-based compensation	679	173
Accrued expenses	432	432
Allowance for doubtful accounts	227	181
Warranty reserve	503	577
Capital loss carryforward	60	63
Net operating loss	448	—
Investments	276	314
State taxes	548	321
Other	84	30

Subtotal deferred tax assets	6,768	4,206
Valuation allowance	(336)	(377)

Total deferred tax assets	6,432	3,829

Deferred tax liabilities
Depreciation	(850)	(800)
Amortization	(48)
Other	(1)	81

Total deferred tax liabilities	(899)	(719)

Net deferred tax assets	$5,533	$3,110

M-Flex established a valuation allowance of approximately $336 and $377 as of September 30, 2006 and 2005, respectively. The valuation allowance is comprised of two components including: capital loss

APP12-19

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

carryforwards generated amounting to $60 generated in fiscal 2005 for which there is an uncertainty regarding the future realization and management has determined that it is will more likely than not these carryforwards will expire unused; deferred income tax benefits of the book losses attributable to M-Flex’s investment in a partnership amounting to $276 as of September 30, 2006 for which it is more likely than not that it will not receive future tax benefits.

The provision for income taxes differs from the amount obtained by applying the statutory tax rate as follows:

	Years Ended September 30,
	2006	2005	2004
Provision for income taxes at statutory rate	35.0%	35.0%	35.0%
Increase (decrease) in taxes resulting from:
State taxes, net of federal benefit	2.5%	2.7%	3.4%
Foreign tax credit	(1.7)%	(3.4)%	(1.2)%
Foreign rate variance	(5.3)%	(3.9)%	(8.0)%
Nondeductible expenses	0.1%	0.1%	0.1%
Other	0.5%	0.0%	(1.0)%

	31.1%	30.5%	28.3%

M-Flex operates under a tax holiday in China, which had a zero percent tax rate for MFC1 until December 31, 2001. Beginning January 1, 2002, the zero percent tax rate expired for MFC1 and the Company became subject to a tax rate equal to 12% (versus the applicable Chinese tax rate of approximately 27%). This change in the tax holiday is similar to a change in enacted tax rates and has been reflected in M-Flex’s deferred tax computation as of September 30, 2006 and 2005. MFC1 will continue to be subject to taxes equal to 12% until December 31, 2007. After this time, MFC1 will be subject to the statutory rate of 27%. M-Flex has obtained two tax holidays for MFC2. The first tax holiday allows for a zero percent tax rate for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the original registered capital. The second tax holiday allows for tax-free operation for the first two years followed by three years of operation at a reduced rate of income tax equal to 12% on the profits generated from the increased capital. As of January 1, 2006, MFC2 is subject to a tax holiday rate of 12% on approximately 46% of its profits and a tax holiday rate of 0% on approximately 54% of its profits.

Had M-Flex not received the tax holiday for its operations in China, net income for the years ended September 30, 2006, 2005 and 2004 would have been decreased to the pro forma amounts below:

	Years Ended September 30,
	2006	2005	2004
Net income, as reported	$40,357	$37,166	$25,706
Additional tax in China	(4,373)	(3,532)	(2,750)

Pro forma net income	$35,984	$33,634	$22,956

Net income per share
Basic, as reported	1.66	1.57	1.33
Basic, pro forma	1.48	1.42	1.23
Diluted, as reported	1.59	1.51	1.27
Diluted, pro forma	1.42	1.37	1.17

APP12-20

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Undistributed earnings of M-Flex’s foreign subsidiaries amounted to approximately $48,811, $36,339 and $14,264 for the years ended September 30, 2006, 2005 and 2004, respectively. Those earnings are considered to be permanently reinvested and, accordingly, no provision for U.S. federal and state taxes has been provided thereon. Upon repatriation of those earnings in the form of dividends or otherwise, M-Flex would be subject to both U.S. income taxes and withholding taxes payable to the foreign country. It is not practical to estimate the amount of unrecognized deferred U.S. taxes on those undistributed earnings.

During the year ended September 30, 2005, the Chinese Tax Authority completed its audit of MFC1’s income tax returns for fiscal years 1999 through 2004. The audit resulted in approximately $1,100 of foreign withholding tax expense that is fully creditable on the United States federal tax return, resulting in no additional tax on a consolidated basis.

M-Flex establishes reserves when it believes that certain positions are likely to be challenged by the tax authorities and that it may not succeed, despite its belief that the tax return positions are fully supportable. M-Flex adjusts these reserves in light of changing facts and circumstances, including the progress of a tax audit. M-Flex’s effective tax rate includes the impact of these estimates.

The IRS has recently completed its audit of M-Flex’s fiscal year ended September 30, 2003. M-Flex was assessed with additional tax of $47, of which $39 related to temporary differences that may be deductible in subsequent years.

7. Lines of Credit and Note Payable

In January 2006, M-Flex entered into credit line agreements with Bank of China (“BC”) providing for two lines of credit in an aggregate of 100,000 RMB ($12,644 at September 30, 2006). The lines of credit will mature in January 2007 and bear interest at LIBOR (5.30% at September 30, 2006) plus 0.85%. As of September 30, 2006, M-Flex had no borrowings outstanding under these lines of credit.

M-Flex maintains a line of credit with Shanghai Pudong Development Bank (“SPDB”). The line of credit has two borrowing facilities, one for 80,000 RMB ($10,115 at September 30, 2006) and one for $10,000. The line of credit will mature in July 2007 and bears interest at 5.02% for the RMB facility and LIBOR (5.30% and 3.95% at September 30, 2006 and 2005) plus 0.75% for the U.S. dollar facility, which is payable quarterly. During the year ended September 30, 2005, M-Flex borrowed $1,950 and made payments of $5,319. During the year ended September 30, 2006, M-Flex borrowed and repaid $3,000. As of September 30, 2006 and 2005, M-Flex had no borrowings under this line of credit.

In July 2005, M-Flex entered into a $15,000 credit facility with NLG. Borrowings under this facility will bear interest at SIBOR plus 1.5% correlating with the time period of the borrowing. Each borrowing under the facility matures six months after the borrowing date with respect to such borrowing. During the year ended September 30, 2006, M-Flex borrowed $9,000 and repaid $5,000 on the credit facility. As of September 30, 2006 and 2005, M-Flex had outstanding borrowings of $4,000 and zero, respectively, under this line of credit.

M-Flex is required under the line of credit with NLG to maintain certain financial ratios, and the facility must be equal as to priority with all other obligations, with certain limited exceptions. In the event M-Flex defaults under its representations, warranties or covenants in the facility, including the covenants described above, NLG could require M-Flex to immediately repay all amounts outstanding under the facility and, if it were unable to make such payments, could seize M-Flex’s assets and property.

APP12-21

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

In addition, if M-Flex defaults under its credit agreements with any other party, M-Flex will be considered in default under the agreement with NLG. As of September 30, 2006 and 2005, M-Flex was in compliance with these covenants with NLG.

A summary of the lines of credit follows:

	Amounts Available at September 30, 2006	Amounts Outstanding at September 30,
		2006	2005
Line of credit (BC)	$12,644	$—	$—
Line of credit (SPDB)	20,000	—	—
Line of credit (NLG)	11,000	4,000	—

	$43,644	$4,000	$—

8. Segment Information

Based on the evaluation of M-Flex’s internal financial information, management believes that M-Flex operates in one reportable segment which is primarily engaged in the engineering, design and manufacture of flexible circuit boards along with related component assemblies. M-Flex operates in two geographical areas: domestic (U.S.) and international (China). Net sales are presented based on the country in which the sales originate (i.e., where the legal entity is domiciled). The financial results of M-Flex’s geographic segments are presented on a basis consistent with the consolidated financial statements.

Financial information by geographic segment is as follows:

	Years Ended September 30,
	2006	2005	2004
Net sales
United States	$477,002	$271,393	$185,422
China	251,236	205,109	119,751
Eliminations	(224,034)	(119,412)	(52,124)

Total	$504,204	$357,090	$253,049

Operating income
United States	$35,900	$19,048	$22,331
China	21,649	33,587	14,088

Total	$57,549	$52,635	$36,419

Depreciation and amortization
United States	$3,510	$2,873	2,491
China	10,963	8,561	4,213

Total	$14,473	$11,434	$6,704

APP12-22

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

	September 30,
	2006	2005
Total assets
United States	$252,074	$196,912
China	148,868	142,779
Eliminations	(73,897)	(80,091)

Total	$327,045	$259,600

Long-lived assets
United States	$20,520	$18,712
China	74,840	59,358

Total	$95,360	$78,070

	Years Ended September 30,
	2006	2005
Capital Expenditures
United States	$7,164	$810
China	30,605	22,084

Total	$37,769	$22,894

9. Significant Concentrations

Customers and Vendors

Net sales to M-Flex’s customers, which account for more than 10% of it’s net sales are presented below. M-Flex’s customers consist principally of major U.S. based electronic companies and their subcontractors. In addition, purchases from M-Flex’s vendors, which account for more than 10% of M-Flex’s purchases, are presented below.

	Years Ended September 30,
	2006	2005	2004
Net sales
Customer—A	68%	55%	29%
Customer—B	2%	4%	11%
Customer—C	1%	2%	10%

	September 30,
	2006	2005	2004
Accounts Receivable
Customer—A	69%	66%	31%

Customers B and C are subcontractors of Customer A. In addition, during the years ended September 30, 2006, 2005 and 2004, 82%, 81% and 80%, respectively, of M-Flex’s net sales were realized from Customer A and its subcontractors.

APP12-23

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

	Years Ended September 30,
	2006	2005	2004
Purchases
Vendor—A	10%	16%	18%
Vendor—B	8%	10%	8%
Vendor—C	3%	11%	8%
Vendor—D	19%	7%	—

	September 30,
	2006	2005	2004
Accounts payable
Vendor—A	6%	10%	9%

M-Flex’s customers require the use of materials that have been pre-qualified by them. Any interruption in pre-qualified sources of materials may result in M-Flex’s inability to timely deliver products to customers.

Geographic

Information regarding net sales by geographical area based on the location of the customer is summarized below:

	Years Ended September 30,
	2006	2005	2004
North America	$144,946	$44,047	$33,819
China	259,892	231,393	116,713
Hong Kong	50,356	45,786	39,925
Japan	4,219	5,585	27,487
Other Asia-Pacific	33,893	23,925	20,144
Europe	7,341	3,777	14,418
Other foreign	3,557	2,577	543

	$504,204	$357,090	$253,049

Sales to customers in North America include the United States, Canada, Mexico and Puerto Rico. Sales to customers in other Asia-Pacific countries include Singapore, Malaysia, Thailand, Taiwan, the Philippines and Korea. Sales to customers in Europe include the Netherlands, Austria, Switzerland, Sweden, Hungary, Poland, Ireland, Belgium, Denmark, Scotland, Germany, France, the Czech Republic and the United Kingdom.

Industry

In the years ended September 30, 2006, 2005 and 2004, 88%, 84% and 83% of net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. The wireless telecommunications industry is subject to economic cycles and has experienced period of slowdown in the past.

APP12-24

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

10. Commitments and Contingencies

Operating Leases

M-Flex leases its facilities and certain assets under noncancelable operating leases which expire at various dates through 2009. Future minimum lease payments under noncancelable operating leases at September 30, 2006 are as follows:

Year Ending September 30,	Operating Leases
2007	$412
2008	137
2009	32
2010	—
2011 and after	—

Total	$581

Total rent expense was $1,214, $899 and $692 for the years ended September 30, 2006, 2005 and 2004, respectively.

Capital Leases

During the year ended September 30, 2004, M-Flex recorded a capital lease obligation of $318 related to the acquisition of a new phone system. M-Flex is obligated to pay $69, $69 and $40 during the years ended September 30, 2007 through 2009, respectively.

Litigation

In March 2006, M-Flex announced a proposed offer to purchase all of the issued and outstanding ordinary shares of MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited (the “Offer”). Although the Special Committee of M-Flex’s board of directors (the “Special Committee”) and its Board of Directors, with Huat Seng Lim, Ph.D., the Group Managing Director (Wearnes Technology & Special Projects) for WBL Corporation and Mr. Choon Seng Tan, the Chief Executive Officer of WBL Corporation, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and Board of Directors have determined that the current terms of the Offer are contrary to M-Flex’s best interests and the interests of its unaffiliated stockholders and could substantially harm M-Flex’s business and operations.

There are no agreements that require M-Flex to present the transaction to its stockholders if the Special Committee and Board of Directors do not think it is advisable to proceed with the transaction, and there are certain pre-conditions which could relieve M-Flex from its obligation under the Singapore Code on Takeovers and Mergers to proceed with the Offer.

On October 17, 2006, M-Flex filed suit in the Chancery Court of the State of Delaware in and for New Castle County against M-Flex’s majority stockholder WBL and certain of its affiliates seeking declaratory and injunction relief arising from WBL’s undertaking agreement to which both M-Flex and MFS are beneficiaries, to vote its M-Flex shares in favor of the Offer. The suit asserts that such relief its necessary to prevent WBL from taking action which M-Flex believes to be in breach of WBL Corporation’s fiduciary duties as a controlling

APP12-25

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

stockholder that will harm M-Flex and its minority stockholders. Michael A. Roth, Stark Master Fund Ltd., Stark Asia Master Fund Ltd., Stark Onshore Master Holdings, LLC, Stark Offshore Management, LLC, Stark Asia Management, LLC, collectively defined as the Stark hedge funds, which own approximately 48% of M-Flex shares not owned by WBL Corporation, have also filed suit in Delaware against M-Flex and certain of its directors, asserting, among other things breach of fiduciary duties by certain members of M-Flex’s board of directors and asking that M-Flex be required to proceed with seeking approval of the Offer by its stockholders. M-Flex cannot predict with certainty the outcome of the Stark hedge funds lawsuit, nor can its management reasonably estimate the amount of any loss or range of loss that might be incurred as a result of the resolution of this lawsuit. Such amounts may be material to M-Flex’s consolidated results of operations, cash flows or balance sheet. On November 2, 2006, the Delaware Chancery Court held a hearing on M-Flex’s and the Stark hedge funds’ complaints, and ordered the cases set for trial on January 11, 2007. On November 13, 2006, M-Flex filed a motion to dismiss the complaint filed by the Stark hedge funds against M-Flex in the Delaware Chancery Court. In addition, WBL Corporation has filed a motion to dismiss in M-Flex’s case against them. A hearing was held on both M-Flex’s and WBL Corporation’s motions to dismiss on December 6, 2006, during which the court took both matters under submission. As of the date of the filing of this registration statement, the court has not ruled on either motion. M-Flex cannot predict with certainty the outcome of the Stark hedge funds’ lawsuit against it, nor can management of M-Flex reasonably estimate the amount of any loss or range of loss that might be incurred as a result of this suit. Any such amount may be material to M-Flex’s consolidated results of operations or cash flows. WBL’s undertaking to vote its M-Flex shares in favor of the Offer terminates if the transaction does not close by December 31, 2006.

In addition, M-Flex filed suit in the U.S. District Court for the Central District of California alleging that the Stark hedge funds have omitted material information from their Schedule 13Ds filed with the U.S. Securities and Exchange Commission and seeks to enjoin the Stark hedge funds from voting their shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws, and on December 4, 2006, the court granted the Stark hedge funds’ motion, with leave for M-Flex to amend by December 26, 2006. M-Flex has determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them has been dismissed.

In addition, from time to time, M-Flex may be party to lawsuits in the ordinary course of business.

Other Commitments

As of September 30, 2006 and 2005, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $8,320 and $4,573, respectively.

Pursuant to the laws applicable to the Peoples’ Republic of China’s Foreign Investment Enterprises, M-Flex’s two wholly owned subsidiaries in China, MFC1 and MFC2, are restricted from paying cash dividends on 10% of after-tax profit, subject to certain cumulative limits. The amount of net income restricted by the foregoing for the years ended September 30, 2006, 2005 and 2004 are equal to $201, $166 and $111, respectively.

M-Flex has announced a proposed offer to acquire all of the issued and outstanding ordinary shares of MFS, a related party (Note 3) publicly traded in Singapore. If the Offer proceeds and closes, it may significantly reduce M-Flex’s excess borrowing capacity as it may require M-Flex to incur up to $222,000 in debt. If M-Flex is required to proceed with the Offer and it closes, and if the financial performance of the combined company was

APP12-26

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

to continue to deteriorate, the debt service could result in the combined company not being able to continue as a going concern. As of September 30, 2006, M-Flex had capitalized $4.5 million in deferred transaction costs in relation to the MFS transaction which will be expensed if the transaction is terminated.

Indemnifications

In the normal course of business M-Flex provides indemnification and guarantee of varying scope to customers and others. These indemnities include among other things, intellectual property indemnities to customers in connection with sale of M-Flex’s products, warranty guarantees to customers related to products sold and indemnities to M-Flex’s directors and officers to the maximum extent permitted by Delaware law. The duration of these indemnities and guarantees varies, and, in certain cases, is indeterminate. Historically, costs related to these indemnification provision have not been significant and with the exception of the warranty accrual (Note 1) no liabilities have been recorded for these indemnification provisions.

11. Rights Offering

In September 2003, M-Flex initiated a rights offering whereby existing stockholders were given the opportunity to purchase additional shares of M-Flex’s common stock at a price of $3.86 per share through October 15, 2003. As of September 30, 2003, no shares had been issued.

In October 2003, M-Flex issued 6,472,515 shares of common stock to Wearnes upon exercise of their rights for $10,000 in cash and $15,000 in deposits received from Wearnes during the year ended September 30, 2003 (Note 3). In addition, M-Flex issued 65,025 shares of common stock for total proceeds of $251 to other existing stockholders upon exercise of their rights. Total proceeds from the rights offering were $25,171, net of $80 in issuance costs.

In connection with the issuance of the common stock, M-Flex recorded the $10,874 difference between the estimated fair value of the common stock on the issuance date ($5.53 per share) and the purchase price ($3.86 per share) as a deemed dividend, resulting in a reduction in retained earnings.

12. Stock Option Plans

1994 Stock Plan

In December 1994, M-Flex adopted the 1994 Plan, which is administered by M-Flex’s board of directors or a committee thereof (the “administrator”). The 1994 Plan provides for the granting of stock options and stock purchase rights to employees, officers, directors (including non-employee directors) and consultants. The administrator determined the term of the options, which was prohibited from exceeding ten years from the grant date. Options granted under the 1994 Plan vest based on periods determined by the administrator, which has been one year for employees with greater than one year of service with M-Flex and two years for employees with less than one year of service with M-Flex. A total of 2,049,750 shares of common stock have been authorized for issuance and reserved under the 1994 Plan. During the year ended September 30, 2005, M-Flex did not issue any options under the 1994 Plan. Effective with the adoption of the 2004 Plan, M-Flex ceased granting options under the 1994 Plan. The 1994 Plan officially terminated on December 9, 2004.

APP12-27

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

2004 Stock Incentive Plan

In June 2004, M-Flex adopted the 2004 Plan, which is also administered by the administrator. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted share awards and restricted stock units to employees, directors (including non-employee directors), advisors and consultants. Options granted under the 2004 Plan vest and expire based on periods determined by the administrator, but in no event can the expiration date be later than ten years from the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of M-Flex’s capital stock (a “10% owner”)). Options may be either incentive stock options or nonqualified stock options. The per share exercise price on an incentive stock option shall not be less than 100% of the fair market value of M-Flex’s common stock on the date the option is granted (110% of the fair market value if the grant is to a 10% owner). The per share exercise price of a nonqualified stock option shall not be less than 85% of the fair market value of M-Flex’s common stock on the date the option is granted. A total of 2,876,400 shares of common stock have been authorized for issuance and reserved under the 2004 Plan.

M-Flex’s assessment of the estimated fair value of the stock options granted is affected by its stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. M-Flex utilizes the Black-Scholes model to estimate the fair value of stock options granted. Generally, M-Flex’s calculation of the fair value for options granted under SFAS 123R is similar to the calculation of fair value under SFAS 123 with the exception of the treatment of forfeitures. Expected forfeitures of stock options are estimated based on the historical turnover of M-Flex’s employees. Prior to SFAS 123R, M-Flex recognized forfeitures under SFAS 123 as they occurred. The fair value of restricted stock units granted is based on the grant date price of M-Flex’s common stock.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model also requires the input of highly subjective assumptions including:

(a)	The expected volatility of M-Flex’s common stock price, which it determines based on historical volatility of M-Flex’s common stock since the date of its IPO on June 30, 2004;

(b)	Expected dividends, which are nil, as M-Flex does not currently anticipate issuing dividends;

(c)	Expected life of the stock option, which is estimated based on the historical stock option exercise behavior of M-Flex’s employees; and

(d)	Risk free interest rate is based on observed interest rates (zero coupon U.S. Treasury debt securities) appropriate for the expected holding period.

M-Flex uses the minimum value method for each option grant prior to its IPO and the Black-Scholes model for each option grant on the date of and subsequent to its IPO. No stock options were granted during the year ended September 30, 2006.

Restricted Stock Units

In December 2005 and March and September 2006, M-Flex made restricted stock unit grants equal to 59,990, 10,800 and 9,500 shares, respectively, under the 2004 Plan to certain employees, including executive officers, at no cost to the employee. In March 2006, M-Flex also made restricted stock unit grants equal to 8,000 shares under the 2004 Plan to certain members of the board of directors. Each restricted stock unit represents one hypothetical share of M-Flex’s common stock, without voting or dividend rights. The restricted stock units

APP12-28

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

granted to employees vest over a period of 4 years with 25% vested on each of the anniversary dates of the vesting commencement date. The restricted stock units granted to directors vest upon the earlier of one year after the date of grant or the next regularly scheduled annual meeting of stockholders. No shares are delivered until the employee or director satisfies the vesting schedule. Unearned compensation related to the restricted stock units is determined based on the fair value of M-Flex’s stock on the date of grant and is amortized to expense over the vesting period. Unearned compensation of $2,151, $1,117 and $228 was recorded in relation to the December 2005 and March and September 2006 grants, respectively, which will be recognized into expense over a weighted average vesting period of 3.6 years. During the year ended September 30, 2006, M-Flex recognized compensation expense of $767 related to the restricted stock units. M-Flex anticipates making future grants of restricted stock units in lieu of stock options.

Effect on Prior Periods

The following table illustrates the effect on net income and earnings per share if M-Flex had applied the fair value recognition provisions of SFAS 123 to options granted under the 1994 Plan and the 2004 Plan during fiscal years 2005 and 2004.

	Year Ended September 30,
	2005	2004
Net income, as reported	$37,166	$25,706
Stock-based compensation, intrinsic value method, net of tax	$70	$9
Total stock-based employee compensation expense determined under fair value-based method for all options	$(711)	$(284)

Pro forma net income	$36,525	$25,431

Net income per share
Basic, as reported	$1.57	$1.33
Basic, pro forma	$1.55	$1.32
Diluted, as reported	$1.51	$1.27
Diluted, pro forma	$1.49	$1.25
Shares used in computing net income per share
Basic	23,603,935	19,310,044
Diluted	24,593,998	20,306,842

Pro Forma Effect of Stock-Based Compensation

In calculating pro forma information as required by SFAS 123, the fair value of stock options granted was estimated at the date of grant using the minimum value method for each option grant preceding M-Flex’s IPO and the Black-Scholes model for each option grant on the date of and subsequent to its IPO, with the following weighted-average assumptions: a risk-free interest rate of 3.84% for the year ended September 30, 2005, respectively, no dividend yield and expected life of five years. Volatility of 73% was used for the year ended September 30, 2005.

APP12-29

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Stock Options

Stock option activity for the year ended September 30, 2006 under the 1994 and 2004 Plans is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price
Options outstanding at September 30, 2004	2,798,405	$5.58
Granted	177,000	18.37
Exercised	(915,049)	3.28
Forfeited	(78,651)	11.64

Options outstanding at September 30, 2005	1,981,705	$7.65
Exercised	(263,487)	5.94
Forfeited	(12,151)	10.00

Options outstanding at September 30, 2006	1,706,067	$7.89

The intrinsic value of options exercised during the year ended September 30, 2006 was $10,901. Unearned compensation of $2,202 existed at September 30, 2006, related to non-vested stock options which will be recognized into expense over a weighted average period of 2.09 years.

The following table summarizes information about stock options outstanding and exercisable, as adjusted for the expected forfeiture rate, as of September 30, 2006:

	Fully vested and expected to vest				Fully vested options
Range of Exercise Prices	Outstanding	Weighted- Average Remaining Contractual Life (in years	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Number of Shares Exercisable	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Weighted- Average Remaining Contractual Life (in years
$2.00—$2.07	315,030	2.3	$2.05	—	315,030	$2.05	—	2.3
$3.73—$4.00	434,870	3.2	3.97	—	434,870	3.97	—	3.2
$8.75	18,816	7.9	8.75	313	10,415	8.75	173	7.9
$10.00	723,508	7.7	10.00	11,120	366,978	10.00	5,640	7.7
$16.80—$18.08	94,936	8.7	17.48	749	31,702	17.46	251	8.7
$20.18—$20.81	68,847	8.4	20.59	329	56,249	20.68	264	8.4

	1,656,007		$7.76	$12,511	1,215,244	$6.46	$6,328

APP12-30

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Restricted Stock Units

Restricted stock unit activity for the year ended September 30, 2006 under the 2004 Plan is summarized as follows:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Non-vested shares outstanding at September 30, 2005	—	$—
Granted	88,290	42.86
Vested	—	—
Forfeited	(1,400)	53.42

Non-vested shares outstanding at September 30, 2006	86,890	$42.69

Unearned compensation of $2,729 existed at September 30, 2006, related to non-vested restricted stock units which will be recognized into expense over a weighted average period of 3.33 years. The exercise price of all restricted stock units is $0.

13. Employee Benefit Plan

M-Flex maintains a 401(k) defined contribution plan (the “Benefit Plan”). The Benefit Plan covers substantially all employees of M-Flex who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. M-Flex’s contributions are determined at the discretion of its board of directors. Contributions to the Benefit Plan were $145, $127 and $120 for the years ended September 30, 2006, 2005 and 2004, respectively.

14. Acquisition

In June 2005, M-Flex completed an acquisition of the assets of Applied Optics, Inc. to add design and manufacturing capabilities of complete camera modules, including the lens, used in cell phones. M-Flex operates the business as a wholly owned subsidiary under the name Aurora Optical, Inc.

The subsidiary hired certain employees of Applied Optics, Inc. and assumed its facility lease in Tucson, Arizona. In accordance with SFAS No. 141, Business Combinations, this acquisition was accounted for using the purchase method of accounting. The acquisition purchase price and related purchase price allocation was as follows:

Cash paid	$6,300
Direct transaction costs	106

Total consideration paid and direct transaction costs	$6,406
Less:
Fair value of tangible asset acquired	(3,026)
Add:
Fair value of tangible liabilities assumed	567

Total fair value step-up	$3,947

APP12-31

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

The total purchase price was allocated to the intangible assets and goodwill based on their fair values as follows:

Identifiable intangible assets	$318
Goodwill	3,629

Total goodwill and intangible assets	$3,947

The useful lives of the intangible assets were determined to be between two and twenty-four months. During the years ended September 30, 2006 and 2005, $153 and $56 of amortization expense was recognized, respectively. During the year ending September 30, 2007, amortization expense of $108 will be recognized related to these intangible assets, respectively. The consolidated financial statements include the results of the subsidiary from the date of the acquisition. The pro forma revenues, net income and earnings per share for fiscal years 2005 and 2004 would not be materially different from those reported.

APP12-32

MULTI-FINELINE ELECTRONIX, INC.

SCHEDULE II—

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FOR THE YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

(In Thousands)

Accounts Receivable
Reserves
Balances at September 30, 2003	379
Charged to operations	26
Write-offs	(155)

Balances at September 30, 2004	250
Charged to operations	2,064
Write-offs	(1,713)

Balances at September 30, 2005	601
Charged to operations	1,879
Write-offs	(1,876)

Balances at September 30, 2006	604

APP12-33

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Multi-Fineline Electronix, Inc.:

We have reviewed the accompanying condensed consolidated balance sheets of Multi-Fineline Electronix, Inc. and its subsidiaries as of December 31, 2006 and 2005, and the related condensed consolidated statements of income and cash flows for each of the three-month periods ended December 31, 2006 and 2005. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of September 30, 2006, and the related consolidated statements of income, stockholders equity and cash flows for the year then ended, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2006 and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2006; and in our report dated December 11, 2006, we expressed unqualified opinions thereon. The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting referred to above are not presented herein. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 2006, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSE COOPERS LLP

Orange County, California

February 2, 2007

APP12-34

PART I. FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Data)

	December 31, 2006	September 30, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$21,916	$24,460
Short term investments	19,305	19,355
Restricted cash	3,241	2,161
Accounts receivable, net of allowances of $662 and $604	112,797	109,517
Inventories	60,463	56,430
Due from affiliates	266	267
Deferred taxes	4,346	4,346
Other current assets	1,235	1,270

Total current assets	223,569	217,806
Property, plant and equipment, net	102,194	95,231
Restricted cash	129	129
Deferred taxes	1,187	1,187
Goodwill	3,629	3,629
Other assets	9,561	9,063

Total assets	$340,269	$327,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$76,109	$70,143
Accrued liabilities	13,163	13,053
Due to affiliates	411	417
Lines of credit	4,000	4,000
Other current liabilities	179	80
Income taxes payable	1,921	669

Total current liabilities	95,783	88,362
Other liabilities	295	318

Total liabilities	96,078	88,680

Commitments and contingencies (Note 2)
Stockholders’ equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 24,468,763 and 24,443,371 shares issued and outstanding	2	2
Additional paid-in capital	106,397	105,466
Retained earnings	133,147	129,494
Accumulated other comprehensive income	4,645	3,403

Total stockholders’ equity	244,191	238,365

Total liabilities and stockholders’ equity	$340,269	$327,045

The accompanying notes are an integral part of these consolidated financial statements.

APP12-35

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Per Share Data)

(unaudited)

	Three Months Ended December 31,
	2006	2005
Net sales	$123,887	$139,733
Cost of sales	108,880	106,361

Gross profit	15,007	33,372

Operating expenses
Research and development	589	460
Sales and marketing	2,558	2,447
General and administrative	6,966	5,329

Total operating expenses	10,113	8,236

Operating income	4,894	25,136
Other income, net
Interest income	406	316
Interest expense	(173)	(35)
Other income, net	124	41

Income before provision for income taxes	5,251	25,458
Provision for income taxes	(1,598)	(8,126)

Net income	$3,653	$17,332

Net income per share
Basic	$0.15	$0.72
Diluted	$0.14	$0.69

Shares used in computing net income per share
Basic	24,452,611	24,207,081
Diluted	25,210,346	25,199,873

The accompanying notes are an integral part of these consolidated financial statements.

APP12-36

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(unaudited)

	Three Months Ended December 31,
	2006	2005
Cash flows from operating activities
Net income	$3,653	$17,332
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,279	3,285
Provision for doubtful accounts	43	47
Stock-based compensation expense	580	409
Loss on disposal of equipment	54	54
Changes in operating assets and liabilities
Accounts receivable	(3,323)	(4,590)
Inventories	(4,033)	(3,753)
Due to/from affiliates, net	(6)	41
Other current assets	(3)	(558)
Other assets	(1,572)	824
Accounts payable	5,966	11,568
Accrued liabilities	110	(1,234)
Income tax payable	1,252	7,000
Other liabilities	76	(24)

Net cash provided by operating activities	7,076	30,401

Cash flows from investing activities
Proceeds from sales of short term investments	50	—
Cash paid for property and equipment	(8,216)	(6,453)
Purchases of software and capitalized internal-use software	(48)	(91)
Deposits on property and equipment	(2,191)	(760)
Proceeds from sale of equipment	271	295
Increase in restricted cash, net	(1,080)	(2,063)

Net cash used in investing activities	(11,214)	(9,072)

Cash flows from financing activities
Income tax benefit related to stock option exercise	254	374
Proceeds from exercise of stock options	98	426

Net cash provided by financing activities	352	800

Effect of exchange rate changes on cash	1,242	167

Net increase / (decrease) in cash	(2,544)	22,296
Cash and cash equivalents at beginning of period	24,460	38,253

Cash and cash equivalents at end of period	$21,916	$60,549

The accompanying notes are an integral part of these consolidated financial statements.

APP12-37

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except Per Share and Share Data)

1. DESCRIPTION OF BUSINESS

Multi-Fineline Electronix, Inc. (the “Company”) was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. The Company is primarily engaged in the engineering, design and manufacture of flexible printed circuit boards along with related component assemblies.

Affiliates and subsidiaries of WBL Corporation Limited (collectively “Wearnes”), a Singapore company, owned approximately 61% of the Company’s outstanding common stock as of December 31, 2006 and September 30, 2006, allowing Wearnes to exercise operating control over the Company.

2. BASIS OF PRESENTATION

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company has two wholly owned subsidiaries located in China: Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”) and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”); and one located in Arizona, Aurora Optical, Inc. (“Aurora Optical”). All significant intercompany transactions and balances have been eliminated.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s 2006 Annual Report on Form 10-K. The financial information presented in the accompanying statements reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the periods indicated. All such adjustments are of a normal recurring nature.

The interim condensed consolidated financial statements have been reviewed by an independent registered public accounting firm. A review report is not a report within the meaning of Sections 7 and 11 of the 1933 Act and the independent registered public accounting firm’s liability under Section 11 does no extend to such a report.

Short-Term Investments

Short-term investments consist of certain marketable debt securities, which consist primarily of auction rate obligation securities of short to intermediate term and fixed income securities issued by U.S. government agencies and municipalities. The Company only invests in marketable securities with active secondary or resale markets to ensure portfolio liquidity and the ability to readily convert investments to cash to fund current operations, or satisfy other cash requirements as needed. Short-term investments are classified as available for sale and are carried at fair value which approximates amortized cost.

Inventories

Inventories comprise the following:

	December 31, 2006	September 30, 2006
Raw materials and supplies	$27,591	$23,202
Work-in-progress	18,396	18,488
Finished goods	14,476	14,740

	$60,463	$56,430

APP12-38

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Property, Plant and Equipment

Property, plant and equipment comprise the following:

	December 31, 2006	September 30, 2006
Land	$4,054	$4,054
Building	34,765	29,042
Machinery and equipment	101,372	96,772
Furniture and fixtures	3.964	3,823
Leasehold improvements	2,848	2,900

	147,003	136,591
Accumulated depreciation	(44,809)	(41,360)

	$102,194	$95,231

Depreciation expense for the three months ended December 31, 2006 and 2005 was $4,145 and $3,139, respectively.

Included in other assets as of December 31, 2006 and September 30, 2006 is capitalized purchased software and internally developed software costs. Amortization of software costs and intangibles for the three months ended December 31, 2006 and 2005 was $134 and $146, respectively.

Product Warranty Accrual

The Company warrants its products from 2 to 30 months. The standard warranty requires the Company to replace defective products returned to the Company at no cost to the customer. The Company records an estimate for warranty related costs at the time revenue is recognized based on historical amounts incurred for warranty expense and historical return rates. The warranty accrual is included in accrued liabilities in the consolidated balance sheets.

Changes in product warranty accrual for the three months ended December 31, 2006 and 2005 were as follows:

	Warranty Accrual Balance at September 30,	Warranty Expenditures	Provision for Estimated Warranty Cost	Warranty Accrual Balance at December 31,
2006	$1,285	$(1,507)	$1,851	$1,629
2005	1,439	(292)	166	1,313

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The difference between net income and comprehensive income for the three months ended December 31, 2006 and 2005 was comprised entirely of the Company’s foreign currency translation adjustment. For the three months ended December 31, 2006 and 2005, the comprehensive income was $4,895 and $17,499, respectively.

APP12-39

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

Foreign Currency

The functional currency of the Company’s foreign subsidiaries is the local currency. Balances are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for statement of income amounts. Currency translation adjustments are recorded in other comprehensive income, a component of stockholders’ equity.

Foreign currency transactions occur when there is a receivable or payable denominated in other than the respective entity’s functional currency. The Company records the changes in the exchange rate for these transactions in the consolidated statements of income. For the three months ended December 31, 2006 and 2005, foreign exchange transaction gains and losses were included in other expenses and were a net gain of $98 and $38, respectively.

Net Income Per Share-Basic and Diluted

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities. The impact of potentially dilutive securities are determined using the treasury stock method.

The following table presents a reconciliation of basic and diluted income per share:

	Three Months Ended December 31,
	2006	2005
Basic weighted-average number of common shares outstanding	24,452,611	24,207,081
Dilutive effect of outstanding stock options	757,735	992,792

Diluted weighted-average number of common and potential common shares outstanding	25,210,346	25,199,873

Potential common shares excluded from the per share calculation because the effect of their inclusion would be anti-dilutive	148,143	—

Commitments and Contingencies

Litigation

In March 2006, the Company announced a proposed offer (the “Offer”) to purchase all of the outstanding shares of MFS Technology Ltd (“MFS”), a Singapore company listed on the Singapore Exchange Securities Trading Limited and a subsidiary of WBL Corporation Limited (“WBL Corporation”). Although the independent special committee of the Company’s board of directors (the “Special Committee”) and the Company’s board of directors (the “Board”), with Huat Seng Lim, Ph.D., the Group Managing Director (Technology Manufacturing) for WBL Corporation and Mr. Choon Seng Tan, the Chief Executive Officer of WBL Corporation, abstaining, originally recommended and approved the Offer when it was announced in March 2006, they subsequently have withdrawn their recommendation and approval of the Offer. The Special Committee and the Board have determined that the current terms of the Offer are contrary to the best interests of the Company and its unaffiliated stockholders and could substantially harm the Company’s business and operations.

On October 17, 2006, the Company filed suit in the Chancery Court for the State of Delaware against WBL Corporation (the Company’s majority stockholder) and certain of its affiliates asserting claims for declaratory

APP12-40

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

and injunctive relief arising from the WBL Corporation undertaking agreement, which expired December 31, 2006, in which WBL Corporation agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL Corporation from taking action which the Company believes will harm the Company and its minority stockholders, in breach of WBL Corporation’s fiduciary duties as a controlling stockholder. On February 2, 2007, the Chancery Court dismissed this action for, among other things, lack of personal jurisdiction.

The case M-Flex had filed against Stark Investments and its affiliated funds (“Stark”) regarding Stark’s Form 13D was dismissed by the court in December 2006, with leave to amend, and the Company decided not to refile such claim. In addition, on January 19, 2007, Stark and M-Flex voluntarily agreed to dismiss without prejudice the litigation by Stark against M-Flex, the Special Committee and Philip A. Harding, in which Stark had alleged that the defendants breached their fiduciary duties by interfering with the Company’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of the Company’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed the Company’s extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the Singapore Securities Industry Council.

In addition, from time to time, the Company may be party to lawsuits in the ordinary course of business.

Other Commitments

As of December 31, 2006 and September 30, 2006, the Company had outstanding purchase commitments related to MFC2 capital projects which totaled $7,053 and $8,320, respectively.

Pursuant to the laws applicable to the Peoples’ Republic of China’s Foreign Investment Enterprises, the Company’s two wholly owned subsidiaries, MFC1 and MFC2, are restricted from paying cash dividends on 10% of net income, subject to certain cumulative limits. These restrictions on net income for the three months ended December 31, 2006 and for the year ended September 30, 2006 are equal to $224 and $201, respectively.

The Company has announced a proposed Offer to acquire all of the outstanding ordinary shares of MFS, a related party publicly traded in Singapore. If the Offer proceeds and closes, it may significantly reduce the Company’s excess borrowing capacity as it may require the Company to incur up to $241,000 in debt, assuming WBL Corporation were to tender its MFS shares for stock consideration pursuant to the terms of the Offer, and not for cash. If WBL Corporation were to tender its MFS shares for cash instead of stock, an additional $283,000 in cash would be required to be obtained by the Company. If the Company is required to proceed with the Offer, the Offer closes, and if the financial performance of the combined company was to continue to deteriorate, the debt service could result in the combined company not being able to continue as a going concern. As of December 31, 2006 and September 30, 2006 the Company had capitalized $6,220 and $4,450, respectively, in deferred transaction costs in relation to the MFS transaction which will be expensed if the transaction is terminated.

Recent Accounting Pronouncements

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act provides a deduction for income from qualified domestic production activities which will be phased in from 2006 through 2011. On December 21, 2004, the Financial Accounting Standards Board Staff Position (“FSP”) No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“FSP No. 109-1”), was

APP12-41

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

issued. FSP No. FAS 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with FAS No. 109, Accounting for Income Taxes (“FAS 109”). As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on the Company’s tax return for the fiscal year beginning in 2006. The Company is evaluating the impact this deduction will have, if any, but does not believe it will have any material impact on the results of financial operations.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effects, if any, which the adoption of FIN 48 will have on the Company’s financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), which sets forth the SEC’s views on the proper methods for quantifying errors when there were uncorrected errors in a prior year. Under SAB No. 108, companies should evaluate a misstatement that existed in a prior year based on its impact on the current year’s income statement, as well as the cumulative effect of correcting such misstatements in the current year’s ending balance sheet. SAB No. 108 will become effective for the Company in its fiscal year ending September 30, 2007. The Company is currently evaluating the impact of the provisions of SAB No. 108 on its consolidated financial statements.

Significant Concentrations

For the three months ended December 31, 2006 and 2005, 74% and 14% and 88% and 0%, of the Company’s net sales were realized from customer A and its subcontractors and customer B and its subcontractors, respectively.

3. RELATED PARTY TRANSACTIONS

During the three months ended December 31, 2006 and 2005, the Company has recognized revenue and recorded purchases and other payments from the following affiliated companies: (a) Wearnes Hollingsworth Corporation; (b) MFS Technologies (M) Sdn. Bhd., a subsidiary of MFS; (c) Suzhou Wearnes-Xirlink Electric Co. Ltd., a subsidiary of Wearnes; and (d) Wearnes Technology (Private) Limited (“Wearnes Tech”). As discussed in Note 1, Wearnes owns approximately 61% of the Company’s common stock as of December 31, 2006 and September 30, 2006. MFS is an indirect subsidiary of WBL Corporation.

Net amounts due from/to affiliated companies comprise the following:

	December 31, 2006	September 30, 2006
Due from affiliates
MFS Technologies (M) Sdn. Bhd.	$221	$223
Suzhou Wearnes-Xirlink Electric Co. Ltd.	45	44

	$266	$267

APP12-42

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

	December 31, 2006	September 30, 2006
Due to affiliates
Wearnes Tech	$44	$41
Suzhou Wearnes-Xirlink Electric Co. Ltd.	43	52
Wearnes Hollingsworth Corporation	324	324

	$411	$417

4. INVESTMENT—CORNERSTONE

In June 2004, the Company entered into a definitive agreement with Cornerstone Equipment Management, Inc. (“Cornerstone”), in which the Company agreed to invest $450 in exchange for shares equal to approximately 14% of the ownership of Cornerstone. In addition, the Company agreed to provide certain services to Cornerstone at the Company’s standard terms and conditions. The investment balance as of December 31, 2006 is $450 and is included in other assets in the consolidated balance sheets. The Company accounts for its investment in Cornerstone using the cost method of accounting.

5. LINES OF CREDIT

In January 2006, the Company entered into credit line agreements with Bank of China (“BC”) providing for two lines of credit in an aggregate of 100,000 Chinese Renmibi (“RMB”) ($12,806 at December 31, 2006). The lines of credit matured in January 2007 and bore interest at LIBOR (5.33% at December 31, 2006) plus 0.85%. As of December 31 and September 30, 2006, the Company had no borrowings outstanding under these lines of credit.

The Company maintains a line of credit with Shanghai Pudong Development Bank (“SPDB”). The line of credit has two borrowing facilities, one for 80,000 RMB ($10,245 at December 31, 2006) and one for $10,000. The line of credit will mature in July 2007 and bears interest at 5.02% for the RMB facility and LIBOR (5.33% December 31, 2006) plus 0.75% for the U.S. dollar facility, which is payable quarterly. As of December 31 and September 30, 2006, the Company had no borrowings under this line of credit.

In July 2005, the Company entered into a $15,000 credit facility with Norddeutsche Landesbank Girozentrale (“NLG”). Borrowings under this facility will bear interest at SIBOR plus 1.5% correlating with the time period of the borrowing. Each borrowing under the facility matures six months after the borrowing date with respect to such borrowing. As of December 31 and September 30, 2006, the Company had outstanding borrowings of $4,000 under this line of credit.

The Company is required under the line of credit with NLG with to maintain certain financial ratios, and the facility must be equal as to priority with all other obligations, with certain limited exceptions. In the event the Company defaults under its representations, warranties or covenants in the facility, including the covenants described above, NLG could require the Company to immediately repay all amounts outstanding under the facility and, if the Company were unable to make such payments, could seize the Company’s assets and property. In addition, if the Company defaults under its credit agreements with any other party, the Company will be considered in default under the agreement with NLG. As of December 31 and September 30, 2006, the Company was in compliance with these covenants with NLG.

APP12-43

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

A summary of the lines of credit follows:

	Amounts Available at		Amounts Outstanding at
	December 31, 2006	September 30, 2006	December 31, 2006	September 30, 2006
Line of credit (BC)	$12,806	$12,644	$—	$—
Line of credit (SPDB)	20,245	20,115	—	—
Line of credit (NLG)	11,000	11,000	4,000	4,000

	$44,051	$43,759	$4,000	$4,000

6. SEGMENT INFORMATION

Based on the evaluation of the Company’s internal financial information, management believes that the Company operates in one reportable segment which is primarily engaged in the engineering, design and manufacture of flexible circuit boards along with related component assemblies. The Company operates in two geographical areas: domestic (U.S.) and international (China). Net sales are presented based on the country in which the sales originate (i.e., where the legal entity is domiciled). The financial results of the Company’s geographic segments are presented on a basis consistent with the consolidated financial statements.

Financial information by geographic segment is as follows:

	Three Months Ended December 31,
	2006	2005
Net sales
United States	$116,764	$129,731
China	60,881	76,849
Eliminations	(53,758)	(66,847)

Total	$123,887	$139,733

Operating income
United States	$3,750	$8,838
China	1,144	16,298

Total	$4,894	$25,136

Depreciation and amortization
United States	$873	$871
China	3,406	2,414

Total	$4,279	$3,285

Capital expenditures
United States	$809	$353
China	9,646	7,714

Total	$10,455	$8,067

APP12-44

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

	December 31, 2006	September 30, 2006
Total assets
United States	$266,966	$252,074
China	143,543	148,868
Eliminations	(70,240)	(73,897)

Total	$340,269	$327,045

Long-lived assets
United States	$21,659	$20,520
China	80,664	74,840

Total	$102,323	$95,360

7. STOCK OPTION PLANS

1994 Stock Plan

In December 1994, the Company adopted the 1994 Stock Plan (the “1994 Plan”), which is administered by the Company’s board of directors or a committee thereof (the “administrator”). The 1994 Plan provides for the granting of stock options and stock purchase rights to employees, officers, directors (including non-employee directors) and consultants. The administrator determined the term of the options, which was prohibited from exceeding ten years from the grant date. Options granted under the 1994 Plan vest based on periods determined by the administrator, which have been one year for employees with greater than one year of service with the Company and two years for employees with less than one year of service with the Company. A total of 2,049,750 shares of common stock have been authorized for issuance and reserved under the 1994 Plan. The 1994 Plan officially terminated on December 9, 2004. Effective with the adoption of the 2004 Plan, the Company ceased granting options under the 1994 Plan.

2004 Stock Incentive Plan

In June 2004, the Company adopted the 2004 Stock Incentive Plan (the “2004 Plan”), which is also administered by the administrator. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted share awards and restricted stock units to employees, directors (including non-employee directors), advisors and consultants. Options granted under the 2004 Plan vest and expire based on periods determined by the administrator, but in no event can the expiration date be later than ten years from the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock (a “10% owner”)). Options may be either incentive stock options or nonqualified stock options. The per share exercise price on an incentive stock option shall not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted (110% of the fair market value if the grant is to a 10% owner). The per share exercise price of a nonqualified stock option shall not be less than 85% of the fair market value of the Company’s common stock on the date the option is granted. A total of 2,876,400 shares of common stock have been authorized for issuance and reserved under the 2004 Plan.

The Company’s assessment of the estimated fair value of the stock options granted is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. The Company utilizes the Black-Scholes model to estimate the fair value of stock options granted. Generally, the Company’s calculation of the fair value for options granted under FAS 123R is similar to

APP12-45

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

the calculation of fair value under FAS 123 with the exception of the treatment of forfeitures. Expected forfeitures of stock options are estimated based on the historical turnover of the Company’s employees. Prior to FAS 123R, the Company recognized forfeitures under FAS 123 as they occurred. The fair value of restricted stock units granted is based on the grant date price of the Company’s common stock.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model also requires the input of highly subjective assumptions including:

(a)	The expected volatility of the Company’s common stock price, which the Company determines based on historical volatility of the Company’s common stock since the date of the Company’s initial public offering (“IPO”) on June 30, 2004;

(b)	Expected dividends, which are nil, as the Company does not currently anticipate issuing dividends;

(c)	Expected life of the stock option, which is estimated based on the historical stock option exercise behavior of the Company’s employees; and

(d)	Risk free interest rate is based on observed interest rates (zero coupon U.S. Treasury debt securities) appropriate for the expected holding period.

The Company uses the minimum value method for each option grant prior to the Company’s IPO and the Black-Scholes model for each option grant on the date of and subsequent to the Company’s IPO. No stock options were granted during the three months ended December 31, 2006 and 2005.

Stock Options

Stock option activity for the three months ended December 31, 2006 and 2005 under the 1994 and 2004 Plans is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price
Options outstanding at September 30, 2006	1,706,067	$7.89
Exercised	(13,695)	7.10
Forfeited	(5,294)	10.00

Options outstanding at December 31, 2006	1,687,078	$7.89

	Number of Shares	Weighted- Average Exercise Price
Options outstanding at September 30, 2005	1,981,705	$7.65
Exercised	(79,968)	5.81
Forfeited	(4,220)	10.00

Options outstanding at December 31, 2005	1,897,517	$7.72

The intrinsic value of options exercised during the three months ended December 31, 2006 and 2005, was $199 and $2,440, respectively. During the three months ended December 31, 2006 and 2005, the Company recognized compensation expense of $273 and $364, respectively, related to stock options. As of December 31 and September 30, 2006, there were 1,266,245 and 1,215,244 exercisable stock options outstanding. Unearned compensation of $1,929 existed at December 31, 2006, related to non-vested stock options which will be recognized into expense over a weighted average period of 1.85 years.

APP12-46

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

The following table summarizes information about stock options outstanding and exercisable, as adjusted for the expected forfeiture rate, as of December 31, 2006:

Fully vested and expected to vest					Fully vested options
Range of Exercise Prices	Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Number of Shares Exercisable	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Weighted- Average Remaining Contractual Life (in years)
$2.00—$2.07	310,030	2.1	$2.05	—	310,030	$2.05	—	2.1
$3.73—$4.00	434,870	3.0	3.97	—	434,870	3.97	—	3.0
$8.75	18,816	7.7	8.75	217	11,665	8.75	135	7.7
$10.00	702,703	7.5	10.00	7,231	413,478	10.00	4,255	7.5
$16.80—$18.08	94,935	8.4	17.48	267	38,078	17.47	108	8.4
$20.18—$20.81	68,847	8.2	20.59	3	58,124	20.67	1	8.2

	1,630,201		$7.75	$7,718	1,266,245	$6.68	$4,499

Restricted Stock Units

In December 2005, the Company made restricted stock unit grants equal to 59,990, under the 2004 Plan to certain employees, including executive officers, at no cost to the employee. Each restricted stock unit represents one hypothetical share of the Company’s common stock, without voting or dividend rights. The restricted stock units granted to employees vest over a period of four years with 25% vested on each of the anniversary dates of the vesting commencement date. The restricted stock units granted to directors vest upon the earlier of one year after the date of grant or the next regularly scheduled annual meeting of stockholders. No shares are delivered until the employee or director satisfies the vesting schedule. Unearned compensation related to the restricted stock units is determined based on the fair value of the Company’s stock on the date of grant and is amortized to expense over the vesting period. Unearned compensation of $2,151 was recorded in relation to the December 2005 grant, which will be recognized into expense over a weighted average vesting period of four years. During the three months ended December 31, 2006 and 2005, the Company recognized compensation expense of $307 and $45, respectively, related to restricted stock units. No restricted stock unit grants were made during the three months ended December 31, 2006. The Company anticipates making future grants of restricted stock units in lieu of stock options.

Restricted stock unit activity for the three months ended December 31, 2006 and 2005 under the 2004 Plan is summarized as follows:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Non-vested shares outstanding at September 30, 2006	86,890	$42.69
Vested	(14,697)	38.65
Forfeited	(1,000)	48.99

Non-vested shares outstanding at December 31, 2006	71,193	$43.25

APP12-47

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In Thousands, Except Per Share and Share Data)

	Number of Shares	Weighted- Average Grant-Date Fair Value
Non-vested shares outstanding at September 30, 2005	—	$—
Granted	59,990	38.65

Non-vested shares outstanding at December 31, 2005	59,990	$38.65

Unearned compensation $2,422 existed at December 31, 2006, related to non-vested restricted stock units which will be recognized into expense over a weighted average period of 3.08 years. The exercise price of all restricted stock units is $0.

The Company realized a tax benefit of $151 and $85 for the three months ended December 31, 2006 and 2005, respectively, related to FAS 123R.

8. SUBSEQUENT EVENTS

In January 2007, the Company’s subsidiaries in China entered into credit line agreements with BC, providing for two lines of credit in an aggregate amount of 200,000 RMB (equal to $25,699 at January 25, 2007). The lines of credit will mature in January 2008 and bear interest at LIBOR (5.42% at January 25, 2007) plus 0.6%.

In January 2007, the Company repaid $2,000 against its NLG line of credit.

In January 2007, the Company entered into a Corporate Supply Agreement (the “CSA”) with Motorola, Inc. Under the CSA, the Company will supply products to Motorola and its subcontractors pursuant to purchase orders submitted to the Company. The CSA has an initial term of two years, expiring on October 1, 2008 and contains customary termination provisions, customary representations and warranties, as well as indemnity provisions.

APP12-48

APPENDIX 13

FINANCIAL STATEMENTS OF MFS

Audited Financial Statements of MFS for the Years Ended September 30, 2006, 2005 and 2004 and Unaudited Interim Financial Statements of MFS for the Three Months Ended December 31, 2006

CONSOLIDATED FINANCIAL STATEMENTS OF MFS TECHNOLOGY LTD

Contents

Page
For the financial years ended September 30, 2006, 2005 and 2004 and as of September 30, 2006 and 2005

Statement by Directors	APP13-1

Report of Independent Auditors	APP13-2

Consolidated Income Statements	APP13-3

Consolidated Balance Sheets	APP13-4

Consolidated Statements of Changes in Equity	APP13-5

Consolidated Cash Flow Statements	APP13-7

Notes to the Consolidated Financial Statements	APP13-8

Condensed Interim Consolidated Financial Statements for the three months ended December 31, 2006 and 2005 and as of December 31, 2006 and September 30, 2006

Condensed Consolidated Income Statements	APP13-54

Condensed Consolidated Balance Sheets	APP13-55

Condensed Consolidated Statements of Changes in Equity	APP13-56

Condensed Consolidated Cash Flow Statements	APP13-57

Notes to the Condensed Interim Consolidated Financial Statements	APP13-58

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

STATEMENT BY DIRECTORS

In the opinion of the directors,

(a) the consolidated financial statements of the Group as set out on pages APP13-3 to APP13-54 are drawn up so as to present fairly, in all material respects, of the state of affairs of the Group at 30 September 2006 and 2005, and of the results of the business, changes in equity and cash flows of the Group for the financial year ended 30 September 2006, 2005 and 2004; and

(b) at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

CHRIS YONG YOON KWONG Director	PANG TAK LIM Director

December 22, 2006

APP13-1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MFS Technology Ltd

We have audited the accompanying consolidated financial statements of MFS Technology Ltd set out on pages APP13-3 to APP13-54 for the financial years ended 30 September 2006, 2005 and 2004. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform our audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at 30 September 2006 and 2005, and the results of its operations, changes in its equity and its cash flows for each of the three financial years ended 30 September 2006, 2005 and 2004 in accordance with Singapore Financial Reporting Standards (“SFRS”).

As discussed in Note 2.1, the Group adopted SFRS 102 “Share-based Payments” and adjusted its results of its operations, changes in equity and its cash flows for the financial years ended 30 September 2005 and 2004.

SFRS vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers

Certified Public Accountants

Singapore, December 22, 2006

APP13-2

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

	Notes	2006	2005	2004
		$’000	$’000	$’000
			(Restated)	(Restated)
Sales	5	383,392	379,521	432,252
Cost of sales		(322,765)	(320,017)	(359,546)

Gross profit		60,627	59,504	72,706

Other gains	5	5,725	3,162	2,144
Expenses
- Distribution and marketing		(8,309)	(6,420)	(7,802)
- Administrative		(10,214)	(10,407)	(10,384)
- Other		(8,026)	(3,077)	(2,446)
- Finance	7	(1,542)	(1,106)	(536)

Profit before income tax		38,261	41,656	53,682
Income tax expense	9	(5,320)	(7,037)	(11,078)

Total profit		32,941	34,619	42,604

Attributable to:
Equity holders of the Company		29,279	34,369	42,761
Minority interest		3,662	250	(157)

		32,941	34,619	42,604

Earnings per share attributable to the equityholders of the Company	10
- Basic		4.46 cents	5.26 cents	6.57 cents
- Diluted		4.45 cents	5.26 cents	6.55 cents

The accompanying notes form an integral part of these financial statements.

APP13-3

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at September 30, 2006 and 2005

	Notes	2006	2005
		$’000	$’000 (Restated)
ASSETS
Current assets
Cash and cash equivalents	11	71,149	71,885
Derivative financial instruments	16	6	—
Trade and other receivables	12	86,082	94,046
Inventories	13	40,093	38,044
Tax recoverable	9	541	519
Other current assets	14	2,809	1,984

		200,680	206,478

Non-current assets
Available-for-sale financial assets	15	4,403	2,989
Property, plant and equipment	17	78,873	87,313

		83,276	90,302

Total assets		283,956	296,780

LIABILITIES
Current liabilities
Trade and other payables	18	83,772	90,727
Current income tax liabilities	9	2,803	3,248
Borrowings	19	7,918	11,358
Provision for warranty	20	815	—

		95,308	105,333

Non-current liabilities
Borrowings	19	3,009	15,003
Deferred income tax liabilities	9	3,157	3,294

		6,166	18,297

Total liabilities		101,474	123,630

NET ASSETS		182,482	173,150

EQUITY
Capital and reserves attributable to the Company’s equity holders
Share capital	21	69,891	66,035
Foreign currency translation reserve		(3,048)	(935)
Other reserves	22	2,480	1,022
Retained earnings		94,986	91,868

		164,309	157,990
Minority interests		18,173	15,160

Total equity		182,482	173,150

The accompanying notes form an integral part of these financial statements.

APP13-4

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the financial years ended September 30, 2006, 2005 and 2004

		Attributable to equity holders of the Company
	Notes	Share capital	Foreign currency translation reserve	Other reserves	Retained earnings	Minority interest	Total equity
		$’000	$’000	$’000	$’000	$’000	$’000
2006
Balance at 1 October 2005
- As previously reported		66,035	(935)	—	92,855	15,195	173,150
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	1,022	(987)	(35)	—

- As restated		66,035	(935)	1,022	91,868	15,160	173,150
- Effect of changes in accounting policies adjusted prospectively	3.3	—	—	2,156	—	—	2,156

		66,035	(935)	3,178	91,868	15,160	175,306
Fair value losses on available-for-sale financial asset		—	—	(742)	—	—	(742)
Currency translation differences		—	(2,113)	—	—	(649)	(2,762)
Net losses recognised directly in equity		—	(2,113)	(742)	—	(649)	(3,504)
Net profit		—	—	—	29,279	3,662	32,941

Total recognised (losses)/gains		—	(2,113)	(742)	29,279	3,013	29,437
Employee share option scheme:
- Value of employee services	21	772	—	44	—	—	816
- Proceeds from shares issued	21	3,084	—	—	—	—	3,084
Dividend relating to FY2005 paid	23	—	—	—	(26,161)	—	(26,161)

Balance at 30 September 2006		69,891	(3,048)	2,480	94,986	18,173	182,482

2005 (Restated)
Balance at 1 October 2004
- As previously reported		65,205	(1,627)	—	71,228	16,783	151,589
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	341	(333)	(8)	—

- As restated		65,205	(1,627)	341	70,895	16,775	151,589
Currency translation differences		—	692	—	—	244	936

Net gains recognised directly in equity		—	692	—	—	244	936
Net profit
- As previously reported		—	—	—	35,023	277	35,300
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	—	(654)	(27)	(681)

- As restated		—	—	—	34,369	250	34,619

Total recognised gains		—	692	—	34,369	494	35,555
Employee share option scheme:
- Value of employee services		—	—	681	—	—	681
- Proceeds from shares issued	21	830	—	—	—	—	830
Dividend relating to FY2004 paid	23	—	—	—	(10,128)	—	(10,128)
Dividend relating to FY2005 paid	23	—	—	—	(3,268)	—	(3,268)
Dividend paid to minority interest		—	—	—	—	(2,109)	(2,109)

Balance at 30 September 2005		66,035	(935)	1,022	91,868	15,160	173,150

The accompanying notes form an integral part of these financial statements.

APP13-5

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (continued)

For the financial years ended September 30, 2006, 2005 and 2004

		Attributable to equity holders of the Company
	Notes	Share capital	Foreign currency translation reserve	Other reserves	Retained earnings	Minority interest	Total Equity
		$’000	$’000	$’000	$’000	$’000	$’000
2004 (Restated)
Balance at 1 October 2003		51,403	(625)	—	44,632	14,282	109,692
Currency translation differences		—	(1,002)	—	—	(374)	(1,376)

Net losses recognised directly in equity		—	(1,002)	—	—	(374)	(1,376)
Net profit
- As previously reported		—	—	—	43,094	(149)	42,945
- Effect of changes in accounting policies adjusted retrospectively	3.4	—	—	—	(333)	(8)	(341)

- As restated		—	—	—	42,761	(157)	42,604
Total recognised gains / (losses)		—	(1,002)	—	42,761	(531)	41,228
Employee share option scheme:
- Value of employee services		—	—	341	—	—	341
- Proceeds from shares issued	21	341	—	—	—	—	341
Bonus issue		13,461	—	—	(13,461)	—	—
Dividend relating to FY2003 paid	23	—	—	—	(1,084)	—	(1,084)
Dividend relating to FY2004 paid	23	—	—	—	(1,953)	—	(1,953)
Capital injection by minority interest		—	—	—	—	3,024	3,024

Balance at 30 September 2004		65,205	(1,627)	341	70,895	16,775	151,589

The accompanying notes form an integral part of these financial statements.

APP13-6

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

	Note		2006	2005	2004
			$’000	$’000	$’000
				(Restated)	(Restated)
Cash flows from operating activities
Total profit			32,941	34,619	42,604
Adjustments for:
—Tax			5,320	7,037	11,078
—Depreciation			10,525	9,700	8,040
—Interest income			(762)	(474)	(46)
—Interest expense			1,542	1,106	536
—Net loss on disposal of property, plant and equipment			6	87	(98)
—Share-based payment expenses			816	681	341
—Dividend income			(19)	—	—
—Fair value gain on derivatives			(6)	—	36
—Write-off of property, plant and equipment			—	76	—
—Foreign exchange adjustments			1,559	(13)	431

Operating cash flow before working capital changes			51,922	52,819	62,922

Changes in operating assets and liabilities
—Trade and other receivables			6,635	21,531	(38,521)
—Inventories			(2,305)	(6,055)	(10,386)
—Other current assets			475	5,460	(3,160)
—Bank balance subject to restriction			—	409	(409)
—Trade and other payables			(6,946)	(23,883)	29,097
—Provisions			815	—	—

Cash generated from operations			50,596	50,281	39,543
Income tax paid	9	(b)	(5,872)	(7,947)	(3,324)

Net cash provided by operating activities			44,724	42,334	36,219

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment			20	409	170
Purchase of property, plant and equipment			(5,963)	(15,496)	(26,559)
Purchase of available-for-sale financial assets			—	(2,989)	—
Interest received			762	474	46

Net cash used in investing activities			(5,181)	(17,602)	(26,343)

Cash flows from financing activities
Proceeds from issuance of ordinary shares			3,084	830	341
Capital injection by minority interest in a new subsidiary			—	—	3,024
(Repayments of)/proceeds from bank borrowings			(14,101)	10,812	14,364
Dividends paid			(26,161)	(13,396)	(3,037)
Dividends paid to minority interest			—	(2,109)	—
Interest paid			(1,542)	(1,106)	(536)

Net cash (used in)/provided by financing activities			(38,720)	(4,969)	14,156

Net increase in cash and cash equivalents			823	19,763	24,032
Cash and cash equivalents at beginning of the financial year			71,885	52,109	28,508
Effects of exchange rate changes on cash and cash equivalents			(1,559)	13	(431)

Cash and cash equivalents at end of the financial year	11		71,149	71,885	52,109

The accompanying notes form an integral part of these financial statements.

APP13-7

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended September 30, 2006, 2005 and 2004

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1. General

MFS Technology Ltd (the “Company”) is incorporated and domiciled in Singapore and is listed on the Singapore Exchange. The address of its registered office is 22 Tuas Avenue 8, Singapore 639237.

The principal activity of the Company is that of an investment holding company. The subsidiaries are principally engaged in the design, manufacture and distribution of flexible printed circuits and printed circuit boards. The subsidiaries also provide turnkey component assembly services for flexible printed circuits and value-added services to companies in the Group.

2. Significant accounting policies

2.1 Basis of preparation

The consolidated financial statements of MFS Technology Ltd and its subsidiaries (“Group”) have been prepared in accordance with Singapore Financial Reporting Standards (“SFRS”). The financial statements have been prepared under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of the consolidated financial statements in conformity with SFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the financial year. Although these estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates. Critical accounting estimates and assumptions used that are significant to the financial statements, and areas involving a higher degree of judgement or complexity are disclosed in Note 4.

In 2006, the Group adopted the new or revised SFRS and Interpretations to SFRS (INT SFRS) that are mandatory for application from that date. Changes to the Group’s accounting policies have been made as required, in accordance with the relevant transitional provisions in the respective SFRS and INT SFRS. The following are the SFRS and INT FRS that are relevant to the Group:

SFRS 1 (revised 2004)	Presentationof Financial Statements
SFRS 2 (revised 2004)	Inventories
SFRS 8 (revised 2004)	AccountingPolicies, Changes in Accounting Estimates and Errors
SFRS 10 (revised 2004)	Eventsafter the Balance Sheet Date
SFRS 16 (revised 2004)	Property,Plant and Equipment
SFRS 17 (revised 2004)	Leases
SFRS 21 (revised 2004)	The Effects of Changes in Foreign Exchange Rates
SFRS 24 (revised 2004)	RelatedParty Disclosures
SFRS 27 (revised 2004)	Consolidatedand Separate Financial Statements
SFRS 32 (revised 2004)	FinancialInstruments: Disclosure and Presentation
SFRS 33 (revised 2004)	Earningsper Share
SFRS 36 (revised 2004)	Impairmentof Assets
SFRS 39 (revised 2004)	FinancialInstruments: Recognition and Measurement
SFRS 102	Share-basedPayments

APP13-8

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The adoption of the above SFRS did not result in any substantial changes to the Group’s accounting policies except as disclosed in Note 3.

In 2005, the Group adopted the following new or revised SFRS that are applicable with effect from financial year commencing on or after 1 October 2004.

SFRS 36 (revised)	Impairmentof Assets
SFRS 103	BusinessCombinations

The adoption of the above SFRS has no impact on the consolidated financial statements for the financial year ended 30 September 2005.

Effect of changes in Singapore Companies Legislation in 2004

In 2004, pursuant to the Singapore Companies (Amendment) Act 2002, with effect from financial year commencing on or after 1 October 2003, Singapore-incorporated companies are required to prepare and present their statutory accounts in accordance with the SFRS. Hence, these financial statements of the Group for the financial year ended 30 September 2004, including the comparative figures, have been prepared in accordance with SFRS. Prior to 1 October 2003, the Group prepared its consolidated financial statements in accordance with Singapore Statements of Accounting Standard. The adoption of SFRS does not have material impact on the accounting policies and figures presented in the consolidated financial statements for the financial year ended 30 September 2003.

2.2 Revenue recognition

Revenue for the Group comprises the fair value of the consideration received or receivable for the sale of goods, net of goods and services tax, sales returns and after eliminating sales within the Group.

Revenue from the sale of goods is recognised when the Group entity has delivered the products to the customer, the customer has accepted the products and the collectibility of the related receivables is reasonably assured.

Dividend income is recorded when the right to receive payment is established.

Interest income is recognised on a time proportion basis using the effective interest method.

2.3 Group accounting

Subsidiaries are entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the

APP13-9

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004 pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Under the purchase method of accounting, the cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest.

Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group.

Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the Group. It is measured at the minority share of the fair value of the subsidiaries’ identifiable assets and liabilities at the date of acquisition by the Group and the minority share of changes in equity since the date of acquisition, except when the losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are taken to the equity holders of the Company, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are attributed to the equity holders of the Company until the minority's share of losses previously absorbed by the equity holders of the Company has been recovered.

The Group applies a policy of treating transactions with minority interests as transactions with parties external to the Group. Disposals to minority interests, which result in gains and losses for the Group, are recorded in the income statement. The difference between any consideration paid to minority interests for purchases of additional equity interest in a subsidiary and the incremental share of the carrying value of the net assets of the subsidiary is recognised as goodwill.

2.4 Property, plant and equipment

(a) Measurement

Property, plant and equipment are initially recognised at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses (Note 2.5).

The cost of property, plant and equipment includes its purchase price and any costs that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The projected cost of dismantlement, removal or restoration is also included as part of the cost of property, plant and equipment if the obligation for dismantlement, removal or restoration is incurred as a consequence of acquiring or using the asset.

APP13-10

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(b) Depreciation

Depreciation on property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Useful lives
Leasehold land and buildings	50 years
Leasehold improvements	3 years
Plant and machinery	3 to 10 years
Furniture and fittings	10 years
Office equipment	5 years

The residual values and useful lives of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision of the residual values and useful lives are included in the income statement for the financial year in which the changes arise.

(c) Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Other subsequent expenditure is recognised as repair and maintenance expense in the income statement during the financial year in which it is incurred.

(d) Disposal

On disposal of an item of property, plant and equipment, the difference between the net disposal proceeds and its carrying amount is taken to the income statement.

2.5 Impairment of non-financial assets

Property, plant and equipment are reviewed for impairment whenever there is any indication that these assets may be impaired. If any such indication exists, the recoverable amount (i.e. the higher of the fair value less cost to sell and value in use) of the asset is estimated to determine the amount of impairment loss.

For the purpose of impairment testing of these assets, recoverable amount is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, recoverable amount is determined for the cash-generating-units (“CGU”) to which the asset belongs to.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The impairment loss is recognised in the income statement.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the assets’ recoverable amount since the last impairment loss was recognised. The carrying amount of an asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of amortisation or depreciation) had no impairment loss been recognised for the asset in prior years. A reversal of impairment loss for an asset other than goodwill is recognised in the income statement.

APP13-11

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

2.6 Financial assets

(a) Classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its financial assets at initial recognition and re-evaluates this designation at every reporting date. The designation of financial assets at fair value through profit or loss is irrevocable.

(i) Financial assets, at fair value through profit or loss

This category has two sub-categories: “financial assets held for trading”, and those designated at fair value through profit or loss at inception. A financial asset is classified as held for trading if acquired principally for the purpose of selling in the short term. Financial assets designated as at fair value through profit or loss at inception are those that are managed and their performance are evaluated on a fair value basis, in accordance with a documented Group’s investment strategy. Derivatives are also categorised as “held for trading” unless they are designated as hedges. Assets in this category are classified as current assets if they are either held for trading or are expected to be realised within 12 months after the balance sheet date.

(ii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except those maturing later than 12 months after the balance sheet date which are classified as non-current assets. Loans and receivables are classified within “trade and other receivables” and “cash and cash equivalents” on the balance sheet.

(iii) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless management intends to dispose of the assets within 12 months after the balance sheet date.

(b) Recognition and derecognition

Regular purchases and sales of financial assets are recognised on trade-date – the date on which the Group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On sale of a financial asset, the difference between the net sale proceeds and its carrying amount is taken to the income statement. Any amount in the fair value reserve relating to that asset is also taken to the income statement.

(c) Initial measurement

Financial assets are initially recognised at fair value plus transaction costs except for financial assets at fair value through profit or loss, which are recognised at fair value. Transaction costs for financial assets at fair value through profit and loss are recognised in the income statement.

APP13-12

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(d) Subsequent measurement

Financial assets, available-for-sale and at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are carried at amortised cost using the effective interest method.

Gains or losses arising from changes in the fair value of ‘financial assets, at fair value through profit or loss’, including interest and dividend income, are presented in the income statement within ‘other gains’ in the financial year in which the changes in fair values arise.

Changes in the fair value of monetary assets denominated in a foreign currency and classified as available-for-sale are analysed into translation differences resulting from changes in amortised cost of the asset and other changes. The translation differences are recognised in the income statement, and other changes are recognised in the fair value reserve within equity. Changes in fair values of other monetary and non-monetary assets that are classified as available-for-sale are recognised in the fair value reserve within equity.

Interest on financial assets, available-for-sale, calculated using the effective interest method, is recognised in the income statement. Dividends on available-for-sale equity securities are recognised in the income statement when the Group’s right to receive payment is established. When financial assets classified as available-for-sale are sold or impaired, the accumulated fair value adjustments recognised in the fair value reserve within equity are included in the income statement as “gains and losses from investment securities”.

(e) Impairment

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired.

(i) Loans and receivables

An allowance for impairment of loans and receivables, including trade and other receivables, is recognised when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The amount of the allowance for impairment is recognised in the income statement within “Administrative expenses”.

(ii) Available-for-sale financial assets

In the case of an equity security classified as available-for-sale financial assets, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the security is impaired.

When there is objective evidence that an available-for-sale financial asset is impaired, the cumulative loss that has been recognised directly in the fair value reserve is removed from the fair value reserve within equity and recognised in the income statement. The cumulative loss is measured as the difference between the acquisition cost (net of any principal repayments and amortisation) and the current fair value, less any impairment loss on that financial asset previously recognised in income statement.

APP13-13

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Impairment losses on debt instruments classified as available-for-sale financial assets are reversed through the income statement. However, impairment losses recognised in the income statement on equity instruments classified as available-for-sale financial assets are not reversed through the income statement.

2.7 Fair value estimation

The carrying amounts of current financial assets and liabilities, carried at amortised cost, are assumed to approximate their fair values.

The fair values of financial instruments traded in active markets (such as exchange-traded and over-the-counter securities and derivatives) are based on quoted market prices at the balance sheet date. The quoted market prices used for financial assets held by the Group are the current bid prices; the appropriate quoted market price for financial liabilities are the current ask prices. The fair values of forward currency contracts are determined using actively quoted forward currency rates at the balance sheet date.

The fair values of financial instruments that are not traded in an active market are determined by using valuation techniques where applicable. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Where appropriate, quoted market prices or dealer quotes for similar instruments are used. Valuation techniques, such as estimated discounted cash flows, are also used to determine fair values for the financial instruments.

The fair values of financial liabilities carried at amortised cost are estimated by discounting the future contractual cash flows at the current market interest rates that are available to the Group for similar financial instruments.

2.8 Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is taken to the income statement over the period of the borrowings using the effective interest method.

Borrowings which are due to be settled within twelve months after the balance sheet date are included in current borrowings in the balance sheet even though the original term was for a period longer than twelve months and an agreement to refinance, or to reschedule payments, on a long-term basis is completed after the balance sheet date and before the financial statements are authorised for issue. Other borrowings due to be settled more than twelve months after the balance sheet date are included in non-current borrowings in the balance sheet.

2.9 Trade and other payables

Trade and other payables are initially measured at fair value, and subsequently measured at amortised cost, using the effective interest method.

2.10 Derivative financial instruments

A derivative financial instrument is initially recognised at its fair value on the date the contract is entered into and is subsequently carried at its fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

APP13-14

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Derivative instruments of the Group do not qualify for hedge accounting. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting are recognised immediately in the income statement.

2.11 Leases

Leases of assets in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are taken to the income statement on a straight-line basis over the period of the lease.

When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which termination takes place.

2.12 Research costs

Research costs are recognised as an expense when incurred.

2.13 Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined on a first-in, first-out basis. The cost of finished goods and work in progress comprises raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) but excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less the costs of completion and selling expenses.

2.14 Income taxes

Current income tax liabilities (and assets) for current and prior periods are recognised at the amounts expected to be paid to (or recovered from) the tax authorities, using the tax rates (and tax laws) that have been enacted or substantially enacted by the balance sheet date.

Deferred income tax assets/liabilities are recognised for all deductible taxable temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax assets/liabilities arise from the initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting nor taxable profit or loss.

Deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax assets and liabilities are measured at:

(i) the tax rates that are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled, based on tax rates (and tax laws) that have been enacted or substantially enacted by the balance sheet date; and

APP13-15

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(ii) the tax consequence that would follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income tax are recognised as income or expenses in the income statement for the period, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity.

2.15 Provisions for other liabilities and charges

Provisions for other liabilities and charges, including warranty, are recognised when the Group has a legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount can be made. Provisions are not recognised for future operating losses.

The Group recognises the estimated liability to repair or replace products still under warranty at the balance sheet date. This provision is calculated based on past historical experience of the level of repairs and replacements.

2.16 Employee benefits

(1) Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund, on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The Group’s contributions are recognised as employee compensation expense when they are due.

(2) Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

(3) Equity compensation benefits

The Group operates an equity-settled, share-based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense in the income statement with a corresponding increase in the share option reserve over the vesting period. The total amount to be recognised over the vesting period is determined by reference to the fair value of the options granted on the date of grant. Non-market vesting conditions are included in estimate of the number of options that are expected to become exercisable on vesting date. At each balance sheet date, the entity revises its estimates of the number of options that are expected to become exercisable on vesting date and recognises the impact of the revision of original estimates, if any, in the income statement, and a corresponding adjustment to the share option reserve over the remaining vesting period.

Share options are granted to directors and to employees with more than one year of service. The proceeds received net of any directly attributable transaction costs are credited to share capital when the options are exercised.

APP13-16

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(4) Staff welfare and incentives

The Group has a legal obligation to provide for staff welfare and incentives in China. The rate used for the calculation of the provision is determined by the local regulation.

2.17 Currency translation

(a) Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in Singapore Dollars, which is the Company’s functional currency.

(b) Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Currency translation gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Currency translation differences on non-monetary items when the gain or loss is recognised directly in equity, such as equity investments classified as available-for-sale financial assets, are included in the fair value reserve within equity.

(c) Translation of Group entities’ financial statements

The results and financial position of all the group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i) Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of the balance sheet;

(ii) Income and expenses for each income statement are translated at average exchange rate (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii) All resulting exchange differences are taken to the foreign currency translation reserve within equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity on or after 1 October 2005 are treated as assets and liabilities of the foreign entity and translated at the closing rate. For acquisitions prior to 1 October 2005, the exchange rates at the dates of acquisition were used.

(d) Consolidation adjustments

On consolidation, currency translation differences arising from the net investment in foreign operations and borrowings and other currency instruments designated as hedges of such investments are taken to the foreign currency translation reserve. When a foreign operation is disposed of, such currency translation differences are recognised in the income statement as part of the gain or loss on disposal.

APP13-17

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

2.18 Segment reporting

A business segment is a distinguishable component of the Group engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is a distinguishable component of the Group engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

2.19 Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits with financial institutions. Certain comparatives in the consolidated cash flow statements have also been restated to comply with current year presentation.

2.20 Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new equity instruments are taken to equity as a deduction, net of tax, from the proceeds.

2.21 Dividend

Interim dividends are recorded in the financial year in which they are declared payable. Final dividends are recorded in the financial year in which the dividends are approved by the shareholders.

3. Effects on financial statements on adoption of new or revised SFRS

The effects on adoption of the following SFRS in the current financial year are set out below:

3.1 SFRS 16 (revised 2004) Property, plant and equipment

Depreciable amount

Previously, in accordance with the requirements of SFRS 16 [now superseded by SFRS 16 (revised 2004)], residual values were estimated only at the date of acquisition and not subsequently increased for changes in price.

The Group has re-measured the residual value of its property, plant and equipment on 30 September 2006 in accordance with the requirements of SFRS 16 (revised 2004) which requires the re-measurement of the residual value of an item of property, plant and equipment at least at each financial year end (Note 2.4).

This change did not materially affect the financial statements for the year ended 30 September 2006.

3.2 SFRS 27 (revised 2004) Consolidated and Separate Financial Statements

Previously, there was no requirement for the presentation of minority interests within equity. SFRS 27 (revised 2004) requires minority interests to be presented with equity of the Group retrospectively.

3.3 SFRS 39 (revised 2004) Financial Instruments: Recognition and Measurement and SFRS 32 (revised 2004) Financial Instruments: Disclosure and Presentation

(a) Classification and consequential accounting for financial assets and financial liabilities

(i) Under SFRS 39 (revised 2004), the investments in equity interests of other companies are classified as “available-for-sale financial assets” and are initially recognised at fair value and subsequently measured

APP13-18

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004 at fair values at the balance sheet date with all gains and losses other than impairment loss taken to equity. Impairment losses are taken to the income statement in the period it arises. On disposal, gains and losses previously taken to equity are included in the income statement [Notes 2.6(c), (d) and (e)].

This change was effected prospectively from 1 October 2005 and consequently affected the following balance sheet items as at 1 October 2005.

$’000
Increase in:
Available-for-sale financial assets (Note 16)	2,156
Fair value reserve (Note 22)	2,156

The effect on the balance sheet as at 30 September 2006 is set out in Note 3.5(a).

(ii) Previously, the Group’s trade and other payables and bank borrowings were stated at cost. Bank borrowings were stated at the proceeds received and transaction costs on borrowings were classified as deferred charges and amortised on a straight-line basis over the period of the borrowings. These financial liabilities are not held for trading and have not been designated as fair value through profit or loss at inception on adoption of SFRS 39 (revised 2004). In accordance with SFRS 39 (revised 2004), they are initially recognised at fair value less transaction costs and subsequently accounted for at amortised cost using the effective interest method (Note 2.8 and Note 2.9).

This change did not materially affect the financial statements for the year ended 30 September 2006.

(b) Impairment and uncollectibility of financial assets

Previously, the Group maintained a general provision against its trade and other receivables for risks that were not specifically identified to any customer. Investments in equity interests were reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. On adoption of SFRS 39 (revised 2004), the Group is now required to assess at each balance sheet date if there is any objective evidence that a financial asset or group of financial assets is impaired (Note 2.6). Impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables (Note 2.6).

This change did not materially affect the financial statements for the year ended 30 September 2006.

(c) Fair values of financial assets and liabilities

Previously, the Group used the last transacted prices of quoted financial assets or liabilities as the market values. Fair value estimation is now carried out in accordance with guidance set out in SFRS 39 (revised 2004) (Note 2.7).

This change did not materially affect the financial statements for the year ended 30 September 2006.

3.4 SFRS 102 Share-based Payments

Previously, the provision of share options to employees did not result in any charge in the income statement. The Group recognised an increase in share capital and share premium when the options were exercised. On adoption of SFRS 102, an expense is recognised in the income statement for share options issued with a corresponding increase in the share option reserve [Note 2.16(3)].

APP13-19

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, the following previously reported balances as at/for the years ended 30 September 2005 and 30 September 2004 were adjusted.

	Consolidated
	2005	2004
	$’000	$’000
Increase/(decrease) in:
Balance sheet
Retained earnings:
Balance at beginning of financial year	(333)	—
Net profit	(654)	(333)
Balance at end of financial year	(987)	(333)
Share option reserve [Note 22(b)(i)]:
Balance at beginning of financial year	341	—
Value of employee service	681	341
Balance at end of financial year	1,022	341
Minority interest	(35)	(8)

Income statement
Administrative expenses	681	341
Minority interest	(27)	(8)

Total profit	(654)	(333)

Basic earnings per share (cents per share)	(0.10)	(0.05)
Diluted earnings per share (cents per share)	(0.10)	(0.05)

The effects on the balance sheets as at 30 September 2006 and income statements for the year ended 30 September 2006 are set out in Notes 3.5(a) and 3.5(b).

3.5 Summary of effects on adoption of new or revised SFRS on:

(a) Consolidated balance sheet of the Group as at 30 September 2006

	← Increase/(decrease) $’000 →
Description of change	SFRS 39 (revised 2004) Note 3.3 (a)	SFRS 102 Note 3.4	TOTAL
Consolidated balance sheet items at 30 September 2006
Share capital	—	772	772
Retained earnings	—	(1,774)	(1,774)
Fair value reserve	1,414	—	1,414
Minority interest	—	(64)	(64)
Share options reserve	—	1,066	1,066
Available-for-sale financial assets	1,414	—	1,414

APP13-20

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(b) Consolidated income statement for the year ended 30 September 2006

	Increase/(decrease) $’000
Description of change	SFRS 102 Note 3.4	TOTAL
Consolidated income statement items for the year ended 30 September 2006
Administrative expenses	(816)	(816)
Minority interest	29	29

Total profit	(787)	(787)

Basic earnings per share (cents per share)	(0.12)
Diluted earnings per share (cents per share)	(0.12)

4. Critical accounting estimates and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year and the critical judgements in applying the Group’s accounting policies are discussed below.

Income taxes

The Group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the capital allowances and deductibility of certain expenses during the estimation of the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred income tax provisions in the period in which such determination is made.

Inventories

The Group records its inventories at the lower of costs or net realisable value. The inventories are reviewed on a regular basis and the Group will record a provision for excess or obsolete inventory based primarily on historical trend and estimate of expected and future product demand.

Estimated useful lives of property, plant and equipment

The Group reviews annually the estimated useful lives of property, plant and equipment based on factors such as business plans and strategies, expected level of usage and future technological developments. It is possible that future results of operations could be materially affected by changes in these estimates brought about by changes in the factors mentioned. A reduction in the estimated useful lives of property, plant and equipment would increase the recorded depreciation and decrease the non-current assets.

APP13-21

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Impairment of trade receivables

The Group assesses at each balance sheet date whether there is objective evidence that trade receivables have been impaired. Impairment loss is calculated based on a review of the current status of existing receivables and historical collections experience. Such provisions are adjusted periodically to reflect the actual and anticipated experience.

5. Sales and other miscellaneous gains

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Sale of goods	383,392	379,521	432,252
Other miscellaneous gains:
—sale of scraps	3,466	1,514	1,315
—compensation claims	854	1,031	414
—sundry income	618	143	369
—dividend income	19	—	—
—fair value gain on derivatives	6	—	—
—interest income from fixed deposits	762	474	46
Other miscellaneous gains	5,725	3,162	2,144

	389,117	382,683	434,396

6. Expenses by nature

(a)

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Auditors’ remuneration paid/payable to:
—auditors of the Company *	383	120	103
—other auditors**	133	84	66
Other fees paid/payable to auditors of the company	46	88	54
Depreciation of property, plant and equipment (Note 17)	10,525	9,700	8,040
Employee benefits (Note 8)	35,447	32,182	27,975
Rental on operating leases	272	260	168
Purchases of raw materials and consumables	229,337	241,457	285,629
Write down of inventories to net realisable value	1,960	943	1,192
Reversal of part of inventory write-down made in preceding financial years (Note 13)	(733)	(873)	—
Foreign exchange loss, net ***	3,841	1,265	374
Research and development costs ***	960	975	629
Net loss on disposal of property, plant and equipment	6	87	(98)
Write-off of property, plant and equipment	—	76	36
Changes in inventories of raw materials, work-in-progress and finished goods	(2,049)	(6,191)	(6,194)
Subcontractor charges	41,133	38,503	32,444
Others	28,053	21,245	29,760

Total cost of sales, distribution and marketing expenses, administrative and other expenses	349,314	339,921	380,178

APP13-22

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

*	includes fees relating to Voluntary General Offer made by Multi-Fineline Electronix, Inc, to MFS Technology Ltd’s shareholders amounting to $264,000.

**	includes PricewaterhouseCoopers firms outside Singapore.

***	included in “other expenses”.

(b) Included in other expenses are professional fees incurred for voluntary conditional offer proposed by Multi-Fineline Electronix, Inc. (a SEC registrant), a related corporation, amounting to $1,284,000 (2005: $nil).

7. Finance expenses

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Interest expense
—Holding company	201	275	252
—Bank borrowings	1,341	831	284

	1,542	1,106	536

8. Employee benefits

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Wages and salaries	28,323	25,218	23,941
Employer’s contribution to defined contribution plans including Central Provident Fund	4,388	3,236	2,502
Other employment benefits	1,920	3,047	1,191
Share options granted to directors and employees	816	681	341

	35,447	32,182	27,975

Key management remuneration is disclosed in Note 29.

APP13-23

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

9. Income tax

(a) Income tax expense

	Consolidated
	2006	2005		2004
	$’000	$’000		$’000
Tax expense attributable to profit is made up of:
Current income tax
—Singapore	3,938	2,653		6,041
—Foreign	1,675	2,293		1,243

	5,613	4,946		7,284
Deferred income tax	(78)	3,159		4,022

	5,535	8,105		11,306
(Over)/under provision with respect to preceding financial years
—Current income tax	(202)	(1,083	)*	(404)
—Deferred income tax	(13)	15		176

	5,320	7,037		11,078

*	The over-provision with respect to FY2005 arose mainly due to approval of a subsidiary’s application for the Development and Expansion Incentive by the Economic Development Board of Singapore (“EDB”).

On 7 November 2005, the subsidiary was granted the Development and Expansion Incentive under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86 (the “Act”) by the EDB for the expansion of flexible printed circuit manufacturing, for a five-year period commencing retrospectively from 1 April 2004. During the five-year period, the subsidiary’s qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act, will be taxed at a concessionary rate.

As the incentive covers the period from 1 April 2004 to 31 March 2009, this resulted in an over-provision of tax with respect to the previous financial year of $1,083,000.

APP13-24

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The tax expense on profit differs from the amount that would arise using the Singapore standard rate of income tax due to the following:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Profit before tax	38,261	41,656	53,675

Tax calculated at a tax rate of 20% (2005: 20%; 2004: 20%)	7,652	8,331	10,735
Effects of changes in tax rate	—	—	455
Effect of different tax rates in other countries	(184)	806	714
Income taxed at concessionary rate pursuant to tax incentive	(2,517)	(673)	(156)
Income not subject to tax	—	21	(201)
Expenses not deductible for tax purposes	763	123	229
Tax incentive and rebate	(165)	(618)	(638)
Singapore statutory stepped income exemption	(14)	(24)	(11)
Current year tax loss of a subsidiary not recognised	—	139	179

	5,535	8,105	11,306

(b) Movements in current income tax liabilities/(tax recoverable)

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	2,729	6,816	3,269
Currency translation differences	(6)	(3)	(9)
Income tax paid	(5,872)	(7,947)	(3,324)
Current financial year’s tax expense on profit	5,613	4,946	7,284
Over provision in preceding financial years	(202)	(1,083)	(404)

Balance at end of financial year	2,262	2,729	6,816

Represented by:
Current income tax liabilities	2,803	3,248	7,337
Tax recoverable	(541)	(519)	(521)

Balance at end of financial year	2,262	2,729	6,816

(c) Deferred income taxes

The movements in the deferred tax liability/ (asset) account (net) are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	3,294	111	(4,063)
Currency translation differences	(46)	9	(24)
(Credited)/charged to income statement	(91)	3,174	4,198

Balance at end of financial year	3,157	3,294	111

APP13-25

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Deferred tax assets are recognised for tax losses carried forward to the extent that realisation of the related tax benefits through future taxable profit is probable. A subsidiary has unrecognised tax losses of $nil (2005: $4,328,000; 2004: $2,406,000), which can be carried forward and used to offset against future taxable profits, subject to meeting certain statutory requirements by the subsidiary in its country of incorporation. Tax loss of $nil (2005: $2,406,000; 2004: $2,406,000) [unrecognised deferred tax benefit of $nil (2005: $179,000; 2004; $179,000)] will expire by 2009 and tax loss of $nil (2005: $1,922,000; 2004: $$nil) [unrecognised deferred tax benefit of $nil (2005: $139,000; 2004: $nil)] will expire by 2010.

The movements in the Group’s deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) during the years are as follows:

Deferred income tax liabilities

	Consolidated
	Accelerated tax depreciation	Others	Total
	$’000	$’000	$’000
2006
Balance at beginning of financial year	3,990	—	3,990
Currency translation differences	(55)	—	(55)
(Credited)/charged to income statement	(202)	226	24

Balance at end of financial year	3,733	226	3,959

2005
Balance at beginning of financial year	3,864	—	3,864
Currency translation differences	13	—	13
Charged to income statement	113	—	113

Balance at end of financial year	3,990	—	3,990

2004
Balance at beginning of financial year	3670	—	3670
Currency translation differences	(27)	—	(27)
(Credited)/charged to income statement	221	—	221

Balance at end of financial year	3,864	—	3,864

APP13-26

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Deferred income tax assets

	Consolidated
	Tax losses	Provisions	Others	Total
	$’000	$’000	$’000	$’000
2006
Balance at beginning of financial year	—	(490)	(206)	(696)
Currency translation differences	—	9	—	9
(Credited)/charged to income statement	—	(321)	206	(115)

Balance at end of financial year	—	(802)	—	(802)

2005
Balance at beginning of financial year	(2,616)	(929)	(208)	(3,753)
Currency translation differences	—	(4)	—	(4)
Charged to income statement	2,616	443	2	3,061

Balance at end of financial year	—	(490)	(206)	(696)

2004
Balance at beginning of financial year	(6,782)	(739)	(212)	(7,733)
Currency translation differences	—	3	—	3
Charged/(credited) to income statement	4,166	(193)	4	3,977

Balance at end of financial year	(2,616)	(929)	(208)	(3,753)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority. The amounts, determined after appropriate offsetting, are shown on the balance sheet as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Deferred income tax assets	—	—	(2,628)
Deferred income tax liabilities	3,157	3,294	2,739

The amounts shown in the consolidated balance sheets include the following:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Deferred tax liabilities to be settled after 12 months	3,330	3,607	3,658

APP13-27

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

10. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Consolidated
	2006	2005	2004
Net profit attributable to members of MFS Technology Ltd ($’000)	29,279	34,369	42,761

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	655,537	652,889	650,744

Basic earnings per share	4.46 cents	5.26 cents	6.57 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, profit attributable to equity holders of the Company and the weighted average number of ordinary shares outstanding are adjusted for the effects of all dilutive potential ordinary shares.

For the share options, the weighted average number of shares in issue is adjusted as if all share options that are dilutive were exercised. The number of shares that could have been issued upon the exercise of all dilutive share options less the number of shares that could have been issued at fair value (determined as the Company’s average share price for the financial year) for the same total proceeds is added to the denominator as the number of shares issued for no consideration, with no adjustment to earnings (numerator).

Dilutive earnings per share attributable to equity holders of the Company is calculated based on the following data.

	Consolidated
	2006	2005	2004
Net profit attributable to members of MFS Technology Ltd ($’000)	29,279	34,369	42,761

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	655,537	652,889	650,744
Adjustment for assumed conversion of share options (’000)	2,132	1,004	2,573

Weighted average number of ordinary shares in issue for diluted earnings per share (’000)	657,669	653,893	653,317

Diluted earnings per share	4.45 cents	5.26 cents	6.55 cents	*

APP13-28

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

11. Cash and cash equivalents

	Consolidated
	2006	2005
	$’000	$’000
Cash at bank and on hand	20,914	71,885
Short-term bank deposits	50,235	—

	71,149	71,885

The carrying amounts of cash and cash equivalents approximate their fair values.

Cash and cash equivalents are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	42,305	48,901
United States Dollar	23,977	18,785
European Euro	1,088	101
Japanese Yen	6	832
Malaysian Ringgit	1,710	1,790
Renminbi	2,057	1,443
Others	6	33

	71,149	71,885

Short-term bank deposits at the balance sheet date had an average maturity of three months (2005: nil) from the end of the financial year with the following weighted average effective interest rates:

	2006	2005
	$’000	$’000
Singapore Dollar	3.3%	—
United States Dollar	5.3%	—

12. Trade and other receivables

	Consolidated
	2006	2005
	$’000	$’000
Trade receivables	86,867	95,947
Less: Provision for impairment of receivables	(1,082)	(1,816)

	85,785	94,131
Less: Allowance for sales returns	(762)	(1,002)

	85,023	93,129
Receivable from related corporations (trade)	226	73
Dividends receivable from third party	19	—
Other debtors	814	98
Value added tax recoverable	—	746

	86,082	94,046

APP13-29

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The movements in the Group’s allowance for sales returns are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	1,002	3,668	2,414
Allowance made during the financial year	5,710	2,389	8,991
Allowance utilised during the financial year	(5,950)	(5,055)	(7,737)

Balance at end of financial year	762	1,002	3,668

The carrying amounts of trade and other receivables approximate their fair values.

Trade and other receivables are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	3,249	5,465
United States Dollar	78,340	86,279
European Euro	2,150	1,436
Renminbi	2,324	866
Others	19	—

	86,082	94,046

13. Inventories

	Consolidated
	2006	2005
	$’000	$’000
Finished goods	15,352	14,610
Work in progress	14,962	16,175
Raw materials	9,779	7,259

	40,093	38,044

The cost of inventory recognised as expense and included in “cost of sales” amounted to $312,064,000 (2005: $312,774,000; 2004: $338,549,000).

During the financial year, the Group reversed $733,000 (2005: $873,000; 2004: $nil) being of an inventory writedown made in the preceding financial year, as the inventories were sold above the carrying amounts in 2006.

14. Other current assets

	Consolidated
	2006	2005
	$’000	$’000
Deposits for purchase of property, plant and equipment	1,339	992
Deposits and prepayment	1,470	992

	2,809	1,984

APP13-30

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

15. Available-for-sale financial assets—non-current

	Consolidated
	2006	2005
	$’000	$’000
Balance at beginning of financial year
—At cost	2,989	2,989
—Effect of adoption of SFRS 39 on 1 October 2005 [Note 3.3(a)(i)]	2,156	—
	5,145	2,989
Fair value loss recognised in equity [Note 22(b)(ii)]	(742)	—

Balance at end of financial year	4,403	2,989

Long-term investments as at 1 October 2005 and 30 September 2005 have been reclassified into ‘available-for-sale financial assets’ so as to conform to the presentation adopted in 2006. Available-for-sale financial assets are measured in accordance with the accounting policy as set out in Note 2.6 only with effect from 1 October 2005.

Available-for-sale financial assets include the following:

	Consolidated
	2006	← 2005 →
	$’000 At fair value	$’000 At fair value	$’000 At cost
Listed securities:
—Equity securities - Japan	4,403	5,145	2,989

16. Derivative financial instruments

	Consolidated
	2006	2005
	$’000	$’000
Balance at beginning of financial year	—	—
Fair value gains included in income statement	6	—

Balance at end of financial year	6	—

Analysed as:

	← Consolidated →
	Contract/ notional amount	Fair values
		Assets	Liabilities
Non-hedging instruments
—Currency forwards	1,500	6	—

APP13-31

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

17. Property, plant and equipment

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2005	35,214	3,516	87,434	2,325	2,961	131,450
Currency translation differences	(1,081)	—	(2,277)	(57)	(57)	(3,472)
Additions	46	183	3,543	294	558	4,624
Disposals	—	—	(800)	—	(37)	(837)

At 30 September 2006	34,179	3,699	87,900	2,562	3,425	131,765

Accumulated depreciation
At 1 October 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)
Currency translation differences	155	—	750	21	34	960
Depreciation charge	(1,222)	(214)	(8,356)	(346)	(387)	(10,525)
Disposals	—	—	774	—	36	810

At 30 September 2006	(6,152)	(3,413)	(39,908)	(1,336)	(2,083)	(52,892)

Net book value
At 30 September 2006	28,027	286	47,992	1,226	1,342	78,873

Cost
At 1 October 2004	32,623	3,521	76,582	1,280	2,692	116,698
Reclassification	—	—	1	216	(217)	—
Currency translation differences	464	—	1,018	31	25	1,538
Additions	2,211	105	10,871	807	510	14,504
Disposals	(84)	(110)	(1,038)	(9)	(49)	(1,290)

At 30 September 2005	35,214	3,516	87,434	2,325	2,961	131,450

Accumulated depreciation
At 1 October 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)
Reclassification	—	—	—	(152)	152	—
Currency translation differences	(74)	—	(335)	(9)	(17)	(435)
Depreciation charge	(956)	(195)	(7,839)	(273)	(437)	(9,700)
Disposals	7	110	545	7	49	718

At 30 September 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)

Net book value
At 30 September 2005	30,129	317	54,358	1,314	1,195	87,313

Cost
At 1 October 2003	27,706	3,153	58,738	872	2,158	92,627
Currency translation adjustments	(489)	—	(877)	(10)	(23)	(1,399)
Additions, at cost	5,406	368	19,784	418	583	26,559
Disposals, at cost	—	—	(433)	—	(7)	(440)
Write off	—	—	(630)	—	(19)	(649)

At 30 September 2004	32,623	3,521	76,582	1,280	2,692	116,698

APP13-32

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Accumulated depreciation
At 1 October 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	(27,992)
Currency translation adjustments	51	—	263	5	12	331
Depreciation charge	(906)	(251)	(6,387)	(126)	(370)	(8,040)
Disposals, at cost	—	—	361	—	7	368
Write off	—	—	596	—	17	613

At 30 September 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)

Net book value
At 30 September 2004	28,561	407	51,135	696	1,179	81,978

18. Trade and other payables

	Consolidated
	2006	$’000
	$’000	2005
Trade payables	61,785	67,397
Amounts payable to holding company—non-trade	7,016	6,816
Amounts payable to related corporations—trade	1,736	1,004
Amounts payable to related corporations—non-trade	189	189
Accrued operating expenses	13,046	15,321

	83,772	90,727

The carrying amounts of trade and other payables approximate their fair values.

The non-trade amount payable to the holding company is unsecured, repayable on demand and bears interest at 3% per annum (2005: 3.00% per annum) at balance sheet date.

The non-trade amounts payable to related corporations are unsecured, interest-free and repayable on demand.

Trade and other payables are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
Singapore Dollar	22,725	15,655
United States Dollar	41,504	57,551
European Euro	287	641
Japanese Yen	1,423	4,463
Malaysian Ringgit	1,880	2,086
Renminbi	15,950	10,296
Others	3	35

	83,772	90,727

APP13-33

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

19. Borrowings (unsecured)

	Consolidated
	2006	2005
	$’000	$’000
Current
Bank borrowings	7,918	11,358
Non-current
Bank borrowings	3,009	15,003

Total borrowings	10,927	26,361

The non-current bank borrowings of $3,009,000 (2005: $15,003,000) granted to a subsidiary are secured by a corporate guarantee of a fellow subsidiary.

(a) Maturity of borrowings

The current borrowings are due for repayment within 11 months (2005: 12 months) from the balance sheet date.

The non-current borrowings at 30 September 2006 are due for repayment in December 2007.

(b) Interest rate risks

The weighted average effective interest rates of total borrowings at the balance sheet date are as follows:

	Consolidated
	2006	2005
Bank borrowings	7.07%	4.91%

The table below sets out the Group’s exposure to interest rate risks. Included in the table are the borrowings at carrying amounts, categorised by the earlier of contractual repricing or maturity dates.

	Consolidated
	Variable rate	Fixed rate
	Less than 6 months	Less than 6 months	More than 6 months	Total
	$’000	$’000	$’000	$’000
At 30 September 2006
Borrowings
—Current	7,918	—	—	7,918
—Non-current	3,009	—	—	3,009

Total borrowings	10,927	—	—	10,927

At 30 September 2005
Borrowings
—Current	4,214	895	6,249	11,358
—Non-current	15,003	—	—	15,003

Total borrowings	19,217	895	6,249	26,361

APP13-34

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(c) Currency risks

The carrying amounts of total borrowings are denominated in the following currencies:

	Consolidated
	2006	2005
	$’000	$’000
United States Dollar	10,927	19,217
Malaysian Ringgit	—	895
Renminbi	—	6,249

	10,927	26,361

(d) Carrying amounts and fair values

The carrying amounts of current borrowings approximate their fair values. The carrying amounts and fair values of non-current borrowings are as follows:

	Consolidated
	Carrying amounts		Fair values
	2006	2005	2006	2005
	$’000	$’000	$’000	$’000
Bank borrowings	3,009	15,003	3,009	15,003

20. Provision for warranty

	Consolidated
	2006	2005
	$’000	$’000
Warranty	815	—

The Group provides warranty on certain products and undertake to repair or replace items that fail to perform satisfactorily. A provision is recognised at the balance sheet date for expected warranty claims based on past experience of the level of repairs and returns.

Movements in provision for warranty are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Balance at beginning of financial year	—	—	—
Provision made during the financial year	2,930	—	—
Utilised during the financial year	(2,115)	—	—

Balance at end of financial year	815	—	—

APP13-35

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

21. Share capital of MFS Technology Ltd

	← No. of shares →		← Amount →
	Authorised share capital	Issued share capital	Authorised share capital	Share capital	Share premium	Total
	‘000	‘000	$’000	$’000	$’000	$’000
2006
Balance at beginning of financial year	1,000,000	653,667	100,000	65,367	668	66,035
Employee share option scheme:
—Value of employee services	—	—	—	772	—	772
—Proceeds from share issued	—	4,987	—	2,971	113	3,084
Effect of Companies (Amendment) Act 2005	(1,000,000)	—	(100,000)	781	(781)	—

Balance at end of financial year	—	658,654	—	69,891	—	69,891

2005
Balance at beginning of financial year	1,000,000	651,600	100,000	65,160	45	65,205
Employee share option scheme:
—Proceeds from share issued	—	2,067	—	207	623	830

Balance at end of financial year	1,000,000	653,667	100,000	65,367	668	66,035

2004
Balance at beginning of financial year	1,000,000	433,324	100,000	43,332	8,071	51,403
Employee share option scheme:
—Proceeds from share issued	—	1,251	—	125	216	341
Issue of bonus shares		217,025		21,703	(8,242)	13,461

Balance at end of financial year	1,000,000	651,600	100,000	65,160	45	65,205

Under the Companies (Amendment) Act 2005 that came into effect on 30 January 2006, the concepts of par value and authorised share capital are abolished and the amount in the share premium account as at 30 January 2006 became part of the Company’s share capital.

During the financial year ended 30 September 2006, the Company issued 4,986,500 (2005: 2,067,250) ordinary shares of $0.10 each for cash at the respective price per share, upon the exercise of options granted by the Company under the MFS Scheme:

	2006		2005
Date of grant	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
08.08.2002	114,000	0.180	405,750	0.180
13.03.2003	342,000	0.210	918,750	0.210
18.11.2003	1,951,250	0.760	742,500	0.760
19.05.2005	2,579,250	0.585	—	—

	4,986,500		2,067,000

APP13-36

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Share options

The MFS Scheme in respect of unissued ordinary shares of $0.10 each in the capital of the Company was approved by the members of the Company at an Extraordinary General Meeting on 28 December 2001. Share options are granted to directors and employees under the MFS Scheme.

The MFS Scheme shall continue to be in force at the discretion of the Committee, subject to maximum of 10 years commencing with the year in which the first date of grant of an option that is accepted by a participant falls, provided always that the MFS Scheme may be continued for any further period or periods thereafter with the approval of the Company’s shareholders by ordinary resolution in general meeting and of any relevant authorities which may then be required.

Under the MFS Scheme, share options are granted to full-time confirmed employees of the Company or its subsidiaries who have been employed for at least 12 months prior to the date of grant of options (the “Date of Grant”) and who have attained the age of 21 years on or before the Date of Grant, and who are executives, and eligible directors. An eligible director is either a Director who has been a full-time employee of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant and who performs an executive function, or a non-executive Director (including an Independent Director) of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant.

The aggregate nominal amount of shares over which options may be granted on any date, when added to the nominal amount of shares issued and issuable in respect of all options granted under the Scheme, shall not exceed 10% of the issued share capital of the Company on the day preceding that date.

The exercise price of the granted options is equal to the average of the last dealt prices of the Company’s ordinary shares on the Singapore Exchange for the three consecutive market days immediately preceding the Date of Grant.

The options are vested one year after the Date of Grant. Once the options are vested, they are exercisable for a contractual term of 9 years in the case of an executive (excluding non-executive Directors of the Company or any of its subsidiaries), and 4 years in the case of a non-executive Director of the Company or any of its subsidiaries.

The persons to whom the options have been issued are not eligible to participate in other share option schemes implemented by the Company, its ultimate holding company, their respective subsidiaries or associated companies, except with the prior approval of the Committee in its absolute discretion.

During the financial year, no options were granted by the Company or any subsidiary.

Details of share options are as follows:

(i) Details of share options exercised during the financial year:

	2006	2005
	$’000	$’000
Proceeds from shares issued:
Ordinary share capital	2,971	207
Share premium	113	623

	3,084	830

Fair value, at exercise date, of shares issued	5,420	1,638

APP13-37

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

(ii) Fair value of the Company’s ordinary shares

—at beginning of the financial year	0.605 cents per share	0.84 cents per share
—at end of the financial year	1.06 cents per share	0.605 cents per share

(iii) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows:

Financial year ended 30 September 2006

Date of grant	Exercise period	Exercise price	Balance as at 1.10.2005	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.9.2006
8.8.2002	8.8.2003 to 7.8.2012	$0.180	150,000	—	(114,000)	(4,500)	31,500

13.3.2003	8.8.2004 to 12.3.2013	$0.210	387,000	—	(342,000)	—	45,000

18.11.2003	18.11.2004 to 17.11.2013	$0.760	3,581,000	—	(1,951,250)	(122,750)	1,507,000

19.5.2005	19.5.2006 to 18.5.2015	$0.585	8,131,000	—	(2,579,250)	(746,500)	4,805,250

			12,249,000	—	(4,986,500)	(873,750)	6,388,750

Financial year ended 30 September 2005

Date of grant	Exercise period	Exercise price	Balance as at 1.10.2004	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.9.2005
8.8.2002	08.08.2003 to 07.08.2012	$0.180	559,500	—	(405,750)	(3,750)	150,000
13.03.2003	08.08.2004 to 12.03.2013	$0.210	1,311,000	—	(918,750)	(5,250)	387,000
18.11.2003	18.11.2004 to 17.11.2013	$0.760	4,614,000	—	(742,500)	(290,500)	3,581,000
19.05.2005	19.05.2006 to 18.05.2015	$0.585	—	8,246,000	—	(115,000)	8,131,000

			6,484,500	8,246,000	(2,067,000)	(414,500)	12,249,000

APP13-38

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

The fair value of options granted on 19 May 2005 determined using the Trinomial valuation model was $1,046,000. The significant inputs into the model were share price of $0.60 at the grant date, exercise price shown as above, standard deviation of expected share price returns of 38%, the option life shown above and annual risk free rate of 2%. The volatility measured at the standard deviation of expected share price returns is based on statistical analysis of daily share price over the last one year from the date of grant.

Financial year ended 30 September 2004

Movements for period from 1 October 2004 to 16 July 2004 (prior to bonus issue):

Date of grant	Exercise period	Balance as at 01.10.2003/ (Exercise Price)	Option granted from 01.10.2003 to 16.07.2004	Share under option exercised from 01.10.2003 to 16.07.2004	Share under option lapsed from 01.10.2003 to 16.07.2004	Balance as at 16.07.2004/ (Exercise Price)
8.8.2002	08.08.2003 to 07.08.2012	894,000 ($0.30)	—	(218,000)	(10,000)	666,000 ($0.30)
13.03.2003	13.03.2004 to 12.03.2013	1,466,000 ($0.35)	—	(507,500)	(22,000)	936,500 ($0.35)
18.11.2003	18.11.2004 to 17.11.2013	—	3,161,000	—	(70,000)	3,091,000 ($1.23)

		2,360,000	3,161,000	(725,500)	(102,000)	4,693,500

Movements for period from 16 July 2004 to 30 September 2004 (after bonus issue):

Date of grant	Exercise period	Revised number of shares comprised in the share options at 16.07.2004/ (Revised Exercise Price)*	Share under option exercised from 17.07.2004 to 30.09.2004	Share under option lapsed from 17.07.2004 to 30.09.2004	Balance as at 30.09.2004/ (Revised Exercise Price)*
8.8.2002	08.08.2003 to 07.08.2012	999,000 ($0.18)	(439,500)	—	559,500 ($0.18)
13.03.2003	13.03.2004 to 12.03.2013	1,404,750 ($0.21)	(86,250)	(7,500)	1,311,000 ($0.21)
18.11.2003	18.11.2004 to 17.11.2013	4,636,500 ($0.76)	—	(22,500)	4,614,000 ($0.76)

		7,040,250	(525,750)	(30,000)	6,484,500

*	On 16 July 2004, the Company issued bonus shares on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company. Pursuant to the terms of the MFS Scheme, certain adjustments were made to the exercise prices for the shares and the number of shares comprised in the outstanding share options of the Company.

APP13-39

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

22. Other reserves

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
(a) Composition:
Share option reserve	1,066	1,022	—
Fair value reserve	1,414	—	—

	2,480	1,022	—

(b) Movements:
(i) Share option reserve
Balance at beginning of financial year
—As previously reported	—	—	—
—Effects of adoption of FRS 102 adjusted retrospectively	987	333	—
—As restated	987	333	—
Employee share option scheme:
—Value of employee services	787	654	—
Transferred to share capital	(772)	—	—

Balance at end of financial year	1,002	987	—

(ii) Fair value reserve
Balance at beginning of financial year
—As previously reported	—	—	—
—Effects of adoption of FRS 39 adjusted prospectively [Note 3.3(a)(i)]	2,156	—	—
	2,156	—	—
Fair value gains on available-for-sale financial assets (Note 16)	(742)	—	—

Balance at end of financial year	1,414	—	—

APP13-40

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

23. Dividends

Ordinary dividends paid

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Final exempt (1-tier ) dividend of 0.25 cent per share in respect of the financial year ended 30 September 2003	—	—	1,084
	—	—	1,084
Interim exempt (1-tier) dividend of 0.45 cent per share in respect of the financial year ended 30 September 2004	—	—	1,953
Final exempt (1-tier) dividend of 0.55 cents per share in respect of the financial year ended 30 September 2004	—	3,594	—
Special exempt (1-tier) dividend of 1.0 cent per share in respect of the financial year ended 30 September 2004	—	6,534	—
	—	10,128	1,953

Interim exempt (1-tier) dividend of 0.50 cents per share in respect of the financial year ended 30 September 2005	—	3,268	—
Final exempt (1-tier) dividend of 1.5 cents per share in respect of the financial year ended 30 September 2005	9,810	—	—
Special exempt (1-tier) dividend of 2.5 cents per share in respect of the financial year ended 30 September 2005	16,351	—	—
	26,161	3,268	—

	26,161	13,396	3,037

Ordinary dividends proposed

The directors have not proposed any dividends in respect of the financial year ended 30 September 2006.

24. Holding and ultimate holding companies

The Company’s holding company is Wearnes Technology (Private) Limited, incorporated in Singapore. The ultimate holding company is WBL Corporation Limited, also incorporated in Singapore.

APP13-41

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

25. Investments in subsidiaries

Details of the subsidiaries are as follows:

Name of subsidiary	Principal activities	Country of incorporation and place of business	Equity holding
			2006	2005
			%	%
Held by the Company:
MFS Technology (S) Pte Ltd **	Manufacture and marketing of flexible printed circuits and associated assembly	Singapore	100	100

Held by a subsidiary:
Flex Solutions (Singapore) Pte Ltd **	Marketing of flexible printed circuits. However, the company had ceased operations during the year.	Singapore	100	100
MFS Technology (M) Sdn. Bhd. *	Manufacture of flexible printed circuits and associated assembly	Malaysia	100	100%

MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd) + @	Manufacture and marketing of printed circuit boards	People’s Republic of China	65	65

MFS Technology (Hunan) Co., Ltd + @	Manufacture of flexible printed circuits and associated assembly	People’s Republic of China	65	65

*	Audited by PricewaterhouseCoopers firms outside Singapore.
**	Audited by PricewaterhouseCoopers Singapore.
+	The auditors are Hunan Kai Yuan Certified Public Accountants for local statutory audit purposes. For the purpose of the consolidated financial statements of the Group, the financial statements of these companies were audited by PricewaterhouseCoopers Shanghai, a PricewaterhouseCoopers firm outside Singapore.
@	Statutory year end is 31 December

26. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	Consolidated
	2006	2005
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	325	370

APP13-42

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

27. Commitments for expenditure

(a) Capital commitments

	Consolidated
	2006	2005
	$’000	$’000
Expenditure for property, plant and equipment:
Contracted for	605	565
Approved by the directors but not contracted for	18,366	10,247

	18,971	10,812

(b) Lease commitments

The Group leases land under non-cancellable operating lease agreement. The future aggregate minimum lease payments under non-cancellable operating leases contracted for at the reporting date but not recognised as liabilities, are as follows:

	Consolidated
	2006	2005
	$’000	$’000
Not later than one financial year	268	259
Later than one financial year but not later than five financial years	529	665
Later than five financial years	5,780	6,327

	6,577	7,251

28. Financial risk management

The Group’s activities expose it to a variety of financial risks, including the effects of changes in foreign currency exchange rates and interest rates. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts to hedge certain exposures. Financial management is carried out in accordance with the policies approved by the Board of Directors.

Where practicable, the Group will use forward contracts transacted with financial institutions, to reduce the Group’s exposure to foreign currency fluctuations arising from sales and purchases and other commitments. The Group aims to reduce the exposure of the net position in each currency by using foreign currency borrowings and external forward foreign currency contracts where appropriate.

The Group monitors the interest rate on borrowings closely to ensure that the borrowings are maintained at favourable rates. Where necessary, the Group will use derivative financial instruments to hedge the interest rate risks or to convert borrowings from variable rates to fixed rates.

A concentration of credit risk may exist with respect to trade receivables as the Group is exposed to a few major customers. The Group performs on-going credit evaluations of customers worldwide and has not experienced significant losses on receivables.

The Group’s policy on liquidity risk management is to maintain sufficient cash and the availability of funding.

APP13-43

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

29. Related party transactions

The following transactions took place between the Group and related parties during the financial year:

(a) Sales and purchases of goods and services

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Sales to related corporations	95	4,785	27,019
Purchase of inventories from a related corporation	2	700	1,787
Subcontract services rendered by related corporation	10,218	14,700	13,071
Management fees charged by a related corporation	180	180	250
Interest expense charged by the holding company	201	275	252
Commission expenses charged by a related corporation	—	72	1,002

(b) Key management’s remuneration

Key management personnel compensation is as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Directors’ fees	330	192	287
Salaries and other short-term employee benefits	1,059	1,169	1,230
Post-employment benefits—Contribution to CPF	20	29	37
Other long-term benefits	67	65	58
Share options granted	77	77	67

	1,553	1,532	1,679

Included in the above was total compensation to directors of the Company amounting to $947,000 (2005: $974,000; 2004: $1,158,000).

APP13-44

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

30. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Group
	$’000	$’000	$’000
Year ended 30 September 2006
Sales	333,716	49,676	383,392

Segment results	35,186	4,797	39,983
Management fee expense			(180)
Finance expense			(1,542)

Profit before income tax			38,261
Income tax expense			(5,320)

Total profit			32,941

Other segment items
Capital expenditure	3,356	1,268	4,624
Depreciation	7,189	3,336	10,525
Segment assets	220,593	58,419	279,012
Unallocated assets			4,944

Consolidated total assets			283,956

Segment liabilities	(59,950)	(17,621)	(77,571)
Unallocated liabilities			(23,903)

Consolidated total liabilities			(101,474)

	Flexible printed circuits	Printed circuit boards	Group
	$’000	$’000	$’000
Year ended 30 September 2005
Sales	339,658	39,863	379,521

Segment results	40,069	2,873	42,942
Management fee expense			(180)
Finance expense			(1,106)

Profit before income tax			41,656
Income tax expense			(7,037)

Total profit			34,619

Other segment items
Capital expenditure	11,506	2,998	14,504
Depreciation	6,363	3,337	9,700
Segment assets	238,361	54,911	293,272
Unallocated assets			3,508

Consolidated total assets			296,780

Segment liabilities	(74,435)	(9,476)	(83,911)
Unallocated liabilities			(39,719)

Consolidated total liabilities			(123,630)

APP13-45

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

	Consolidated
	Flexible printed circuits	Printed Circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2004
Sales	397,341	34,911	432,252

Segment results	52,427	2,041	54,468
Management fee			(250)
Finance costs			(536)

Profit before tax			53,682
Tax			(11,078)

Total profit			42,604

Segment assets	234,882	52,501	287,383
Unallocated assets			3,149

Consolidated total assets			290,532

Segment liabilities	(92,139)	(10,951)	(103,090)
Unallocated liabilities			(35,853)

Consolidated total liabilities			(138,943)

Capital expenditure	18,492	8,067	26,559
Depreciation	4,992	3,048	8,040

The Group is organised into two main business segments:

—	Flexible printed circuits
—	Printed circuit boards

There are no sales or other transactions between the business segments. Segment assets consist primarily property, plant and equipment, inventories, receivables and operating cash, and exclude deferred tax asset, tax recoverable and available-for-sale financial assets. Segment liabilities comprise operating liabilities and exclude items such as current tax, deferred tax liabilities, borrowings and non-trade amounts payable to immediate holding company. Capital expenditure comprises additions to property, plant and equipment.

Secondary reporting format—geographical segments

The Group’s two business segments operate in three main geographical areas:

The Group is headquartered in Singapore and it is an investment holding company. The areas of operation are principally investment holding, design, manufacture and distribution of flexible printed circuits, and other operations of the Group.

Malaysia—the areas of operation are mainly design, manufacture and distribution of flexible printed circuits activities and sale.

China—the main activities are design, manufacture and distribution of printed circuit boards.

APP13-46

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Sales revenue is based on the country in which the customer is located. Total assets and capital expenditure are shown by the geographical area in which the assets are located.

	Consolidated
	Sales			Total assets			Capital expenditure
	2006	2005	2004	2006	2005	2004	2006	2005	2004
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
United States of America	10,703	9,624	6,765	—	—	—	—	—	—
Europe	19,535	16,191	21,025	—	—	—	—	—	—
Singapore	20,809	29,550	18,900	182,426	198,069	193,939	2,263	3,156	5,189
Malaysia	16,185	14,317	10,786	18,314	22,201	18,828	514	3,563	1,360
China	239,562	197,959	328,517	83,216	76,510	77,765	1,847	7,785	20,010
Taiwan	47,358	106,249	38,641	—	—	—	—	—	—
Other Asia Pacific	29,240	5,631	7,618	—	—	—	—	—	—

	383,392	379,521	432,252	283,956	296,780	290,532	4,624	14,504	26,559

Sales revenue based on geographical area in which the assets are located are as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Singapore	333,716	339,658	397,441
China	49,676	39,863	34,911

	383,392	379,521	432,352

31. Voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd.

On 30 March 2006, Multi-Fineline Electronix, Inc (“M-Flex”, a SEC registrant), a related corporation, had announced that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately US$500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the Cash or Stock Consideration.

M-Flex have made public statements about its intention to withdraw from the proposed offer to acquire MFS but that such withdrawal is subject to the approval of the Singapore Securities Industry Council. In other press releases, M-Flex have indicated that its Board of Directors intend to take all such actions as may be necessary to prevent the Offer from proceeding. MFS has incurred substantial professional fees amounting to $1,284,000 [note 6(b)] in connection with the proposed offer and until the proposed offer closes, MFS will continue to incur such costs.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

APP13-47

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.	Significant differences between SFRS and United States generally accepted accounting principles (US GAAP)

The Group's consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“SFRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). Differences between SFRS and US GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Total profit under SFRS	32,941	34,619	42,604
Impact of US GAAP adjustments:
Share-based compensation (Note 32.2)	—	903	(1,408)
Financial instruments (Note 32.3)	—	(61)	156
Minority interest (Note 32.4)	(3,662)	(250)	157

Net profit under US GAAP	29,279	35,211	41,509

Basic earnings per share under US GAAP	4.46 cents	5.39 cents	6.38 cents

Diluted earnings per share under US GAAP	4.45 cents	5.38 cents	6.35 cents

Shareholders’ equity under SFRS	182,482	173,150	151,589
Impact of US GAAP adjustments:
Financial instruments (Note 32.3)	—	(2)	59
Available-for-sale fair value reserve (Note 32.5)	—	2,156	—
Minority interest’s share of share-based compensation (Note 32.2)	(43)	(35)	(8)
Minority interest (Note 32.4)	(18,173)	(15,160)	(16,775)

Shareholders’ equity under US GAAP	164,266	160,109	134,865

Consolidated Cash Flow Statements

The principal differences between SFRS and US GAAP relate to its presentation.

Under SFRS, the Group presents its operating cash flows from profit before tax line. Under US GAAP, the Group presents its operating cash flows from profit after tax line.

Under SFRS, the Group classifies interest received as investing cash flows and interest paid as financing cash flows. Under US GAAP, interest received and interest paid is classified as operating cash flows.

APP13-48

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

A reconciliation of the major captions in the consolidated cash flow statements under SFRS and U.S. GAAP is as follows:

	Consolidated
	2006	2005	2004
	$’000	$’000	$’000
Cash flows from operating activities
Net cash from operating activities under SFRS	44,724	42,334	36,219
Impact of US GAAP adjustments:
Share-based compensation (Note 32.2)	—	903	(1,408)
Financial instruments (Note 32.3)	—	(61)	156
Impact of US GAAP presentation differences:
Interest income	762	474	46
Interest expense	(1,542)	(1,106)	(536)

Net cash from operating activities under US GAAP	43,944	42,544	34,477

Cash flows from investing activities
Net cash used in investing activities under SFRS	(5,181)	(17,602)	(26,343)
Interest received	(762)	(474)	(46)

Net cash used in investing activities under US GAAP	(5,943)	(18,076)	(26,389)

Cash flows from financing activities
Net cash (used in)/from financing activities under SFRS	(38,720)	(4,969)	14,156
Interest paid	1,542	1,106	536

Net cash (used in)/from financing activities under US GAAP	(37,178)	(3,863)	14,692

The notes explaining the significant differences between SFRS and US GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

32.1 Group accounting

Under SFRS, the consolidated financial statements include the results and financial position of the entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Included in the consolidated financial statements prepared under SFRS are the results and financial position of wholly-owned subsidiaries, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd., and majority-owned subsidiaries MFS Technology (PCB) Co., Ltd and MFS Technology (Hunan) Co., Ltd.

APP13-49

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Under US GAAP, the consolidated financial statements include the results and financial position of variable interest entities in which the Group is the primary beneficiary pursuant to the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities (“VIE”), an interpretation of ARB No. 51” (“FIN 46R”). The Group consolidates entities not determined to be VIEs when it holds a majority of the entity’s outstanding voting shares and control rests with the Group. Where the Group has a majority voting interest in an entity but the minority shareholders have substantive participating rights, the Group accounts for investment in the entity using the equity method of accounting in accordance with EITF 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”.

Included in the consolidated financial statements prepared under US GAAP are the results and financial position of:

(1) variable interest entity, MFS Technology (Hunan) Co., Ltd in which the Group is the primary beneficiary, and

(2) voting interest entities, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd. These three voting interest entities were acquired and accounted for as a reorganisation of entities under common control in accordance with US GAAP.

Summarised financial information of MFS Technology (PCB) Co., Ltd

The summarised financial information as to the assets, liabilities and results of operations of MFS Technology (PCB) Co., Ltd is presented as follows for reference:

	Consolidated
	2006	2005
	$’000	$’000
Current assets	29,993	19,394
Non-current assets	29,425	35,517
Current liabilities	(17,667)	(15,789)
Non-current liabilities	—	—

Sales	49,676	39,863
Gross profit	9,946	7,976
Profit from operations	4,797	2,950
Finance costs	256	25
Net profit for the financial year	4,077	2,645

32.2 Share-based compensation

Under SFRS, there was no requirement for recognising and measuring employee share compensation till financial year ended 30 September 2005, although specific disclosure rules apply. No expense was recorded for share options granted to employees.

On adoption of SFRS 102 in the current financial year, an expense is recognised in the income statement for share options issued with a corresponding increase in the share option reserve. This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, certain previously reported balances as at/for the year ended 30 September 2005 and 30 September 2004 were adjusted (Note 3.4).

APP13-50

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

Under US GAAP, SFAS No. 123 ‘‘Accounting for Stock-Based Compensation’’ establishes the fair value method of accounting for stock-based compensation plans, resulting in the recognition of compensation expense equal to the fair value of the instruments issued on the date of grant. However, SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, ‘‘Accounting for Stock Issued to Employees’’, and related interpretations. Should the entity choose to use APB 25 to calculate compensation expense, the impact of applying SFAS No. 123 is required to be disclosed in the notes to the financial statements. Under APB 25 and related interpretations, options granted to employees with an exercise price lower than the estimated market value of the underlying common stock at the grant date must be recognised as an expense over the option vesting period. For the purpose of the reconciliation, the Group has elected to measure stock-based compensation expense using the intrinsic value method prescribed by APB 25.

The amounts included in the reconciliation show the differences between SFRS and US GAAP as described above.

32.3 Financial instruments—forward contracts

Prior to October 1, 2005, there are no requirements under FRS for forward contracts to be recognised at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Beginning October 1, 2005, FRS 39 requires forward contracts to be recognised at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognised through income.

Under US GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease the net profit in 2005 by $61,000 (2004: increase the net profit by $156,000) and to reduce the shareholders’ equity by $2,000 (2004: increase by $59,000).

Subsequent to the adoption of SFRS 39 in 2006, SFRS and US GAAP are substantially similar with respect to the accounting of forward contracts that affects the Group.

APP13-51

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.4 Minority interests

Prior to October 1, 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

Beginning October 1, 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under US GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

32.5 Long-term Quoted Equity Securities

Under SFRS, long-term equity quoted securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Under US GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

The amounts included in the reconciliation show the differences between SFRS and US GAAP as described above.

Subsequent to the adoption of SFRS 39 in 2006, SFRS and US GAAP are substantially similar with respect to the accounting of long-term equity securities that affects the Group.

32.6 Segment Reporting

Under SFRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under US GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to SFRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortisation, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

APP13-52

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended September 30, 2006, 2005 and 2004

32.7 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

33. Authorisation of financial statements

The consolidated financial statements were authorised for issue by the Board of MFS Technology Ltd on December 22, 2006.

APP13-53

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

For the three months ended December 31, 2006 and 2005

	Note	Unaudited Three months ended December 31,
		2006	2005
		$’000	$’000
Sales	3	106,157	120,105

Cost of sales		(88,597)	(95,092)

Gross profit		17,560	25,013

Other gains		1,420	872
Expenses
- Distribution and marketing		(2,975)	(4,291)
- Administrative		(3,001)	(2,846)
- Other		(1,073)	(532)
- Finance		(243)	(386)

Profit before income tax		11,688	17,830
Income tax expense		(1,682)	(2,038)

Total Profit		10,006	15,792
Attributable to:
Equity holders of the Company		9,051	14,441
Minority interest		955	1,351

		10,006	15,792

Earnings per share	5
Basic		1.37 cents	2.20 cents
Diluted		1.37 cents	2.20 cents

APP13-54

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As at December 31, 2006 and September 30, 2006

		December 31, 2006	September 30, 2006
	Note	$’000	$’000
ASSETS
Current assets
Cash and cash equivalents		74,393	71,149
Trade and other receivables		99,906	86,082
Derivative financial instruments		—	6
Inventories		48,173	40,093
Tax recoverable		375	541
Other current assets		2,238	2,809

		225,085	200,680

Non-current assets
Available-for-sale financial assets		3,456	4,403
Property, plant and equipment	6	76,742	78,873

		80,198	83,276

Total assets		305,283	283,956

LIABILITIES
Current liabilities
Trade and other payables		95,726	83,772
Current income tax liabilities		4,056	2,803
Borrowings	7	10,634	7,918
Provision for warranty		674	815

		111,090	95,308

Non-current liabilities
Deferred income tax liabilities		2,894	3,157
Borrowings	7	—	3,009

		2,894	6,166

Total liabilities		113,984	101,474

		191,299	182,482

EQUITY
Share capital		69,951	69,891
Foreign currency translation reserve		(3,158)	(3,048)
Other reserves		1,593	2,480
Retained earnings		104,037	94,986

Shareholders’ equity		172,423	164,309
Minority interests		18,876	18,173

Total equity		191,299	182,482

APP13-55

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the three months ended December 31, 2006 and 2005

	Attributable to equity holders of the Company
The Group	Share Capital	Foreign Currency Translation Reserve	Revaluation and Other Reserves *	Retained Earnings	Minority Interest	Total Equity
	S$'000	S$'000	S$'000	S$'000	S$'000	S$'000
2007
Balance at 1 October 2006	69,891	(3,048)	2,480	94,986	18,173	182,482
Fair value loss on available-for-sale financial assets	—	—	(947)	—	—	(947)
Currency translation difference	—	(110)	—	—	(252)	(362)
Net losses recognised directly in equity	—	(110)	(947)	—	(252)	(1,309)
Net profit	—	—	—	9,051	955	10,006

Total recognised (losses)/gains for the period	—	(110)	(947)	9,051	703	8,697
Employee share option scheme:
- Value of employee services	11	—	60	—	—	71
- Proceeds from shares issued	49	—	—	—	—	49

Balance at 31 December 2006	69,951	(3,158)	1,593	104,037	18,876	191,299

2006
Balance at 1 October 2005	66,035	(935)	3,178	91,868	15,160	175,306
Fair value gains on available-for-sale financial assets	—	—	322	—	—	322
Currency translation differences	—	(574)	—	—	(139)	(713)
Net (losses)/gains recognised directly in equity	—	(574)	322	—	(139)	(391)
Net profit	—	—	—	14,441	1,351	15,792

Total recognised (losses)/gains for the period	—	(574)	322	14,441	1,212	15,401
Employee share option scheme:
- Value of employee services	—	—	246	—	—	246
- Proceeds from shares issued	13	—	—	—	—	13

Balance at 31 December 2005	66,048	(1,509)	3,746	106,309	16,372	190,966

*	Include available for sale reserve of $466,000 (2005: $2,478,000) and share option reserve of $1,127,000 (2005: $1,268,000).

Under the Companies (Amendment) Act 2005 that came into effect on 30 January 2006, the concepts of par value and authorized Share capital were abolished and the amount in the Share premium account as at 30 January 2006 became part of the Company’s Share capital.

APP13-56

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

For the three months ended December 31, 2006 and 2005

	Unaudited Three months ended 31 December
	2006	2005
	$’000	$’000
Cash flows from operating activities
Total profit	10,006	15,792
Adjustments for:
Tax	1,682	2,038
Depreciation	2,585	2,726
Interest income	(370)	(156)
Interest expense	243	386
Net loss on disposal of property, plant and equipment	—	20
Share-based payment expenses	71	246
Foreign exchange adjustment	880	301

Operating cash flow before working capital changes	15,097	21,353

Changes in operating assets and liabilities
Trade and other receivables	(14,096)	(25,282)
Inventories	(8,107)	(16,322)
Other current assets	640	(141)
Trade and other payables	12,076	18,421
Provisions	(141)	765

Cash generated from operations	(9,628)	(1,206)

Income tax paid	(536)	(1,061)

Net cash provided by / (used in) operating activities	4,933	(2,267)

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	—	5
Purchase of property, plant and equipment	(985)	(1,309)
Interest received	370	156

Net cash used in investing activities	(615)	(1,148)

Cash flows from financing activities
Proceeds from issuance of ordinary shares	49	13
Repayment of bank borrowings	—	(1,677)
Interest paid	(243)	(386)

Net cash used in financing activities	(194)	(2,050)

Net increase / (decrease) in cash and cash equivalents	4,124	(5,465)
Cash and cash equivalents at the beginning of the financial period	71,149	71,885
Effects of exchange rate changes on cash and cash equivalents	(880)	(301)

Cash and cash equivalents at the end of the financial period	74,393	66,119

APP13-57

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended 31 December 2006 and 2005

1. Basis of preparation and significant accounting policies

These unaudited condensed interim consolidated financial statements of MFS Technology Ltd and its subsidiaries (“the Group”), presented in Singapore Dollar, are prepared in accordance with Singapore Financial Reporting Standard (“FRS”). The accounting policies and methods of computation applied by the Group are consistent with those used in its recently audited financial statements for the financial year ended 30 September 2006, except for changes made to comply with the following FRS that became effective in this financial period:

FRS 19 (amendment)—Employee Benefits

FRS 21 (amendment)—The Effects of Changes in Foreign Exchange Rates

FRS 32 (amendment)—Financial Instruments: Disclosures and Presentation

FRS 39 (amendment)—Financial Instruments: Recognition and Measurement

The adoption of the above FRS did not result in substantial changes to the Group’s accounting policies.

2. Seasonality

The Group’s sales are generally higher during the first half of the financial year as the Group’s Flexible printed circuits (“FPC”) and Printed circuit boards (“PCB”) products are used in consumer products manufactured by its customers. Sales generally increase in tandem with the customers’ increase in their production levels to stock up for the year-end festive period. Subsequently, the Group usually observes a decline in sales as its customers adjust their inventory levels and reduce their production level.

3. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Three months ended 31 December 2006

Sales	91,503	14,654	106,157

Segment results	10,830	1,101	11,931
Finance expense			(243)

Profit before income tax			11,688
Income tax expense			(1,682)

Total profit			10,006

Three months ended 31 December 2005

Sales	109,841	10,264	120,105

Segment results	17,630	586	18,216
Finance expense			(386)

Profit before income tax			17,830
Income tax expense			(2,038)

Total profit			15,792

APP13-58

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

4. Profit before income tax

The following items have been included in arriving at profit before income tax:

	Three months ended 31 December
	2006	2005
	$’000	$’000
Loss on sale of property, plant and equipment	—	(20)
Inventory written down/write off	(145)	(181)
Writeback/(impairment) in value of doubtful debts, net	9	(891)
Writeback/(impairment) in value of inventories, net	27	(294)
Professional fees incurred for due diligence exercise	(449)	—

5. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Three months ended 31 December
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	9,051	14,441

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	658,705	653,702

Basic earnings per share	1.37 cents	2.20 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, profit attributable to equity holders of the Company and the weighted average number of ordinary shares outstanding are adjusted for the effects of all dilutive potential ordinary shares.

For the share options, the weighted average number of shares in issue is adjusted as if all share options that are dilutive were exercised. The number of shares that could have been issued upon the exercise of all dilutive share options less the number of shares that could have been issued at fair value (determined as the Company’s average share price for the financial year) for the same total proceeds is added to the denominator as the number of shares issued for no consideration, with no adjustment to earnings (numerator).

APP13-59

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

Dilutive earnings per share attributable to equity holders of the Company is calculated based on the following data.

	Three months ended 31 December
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	9,051	14,441

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	658,705	653,702
Adjustment for assumed conversion of share options (‘000)	2,010	321

Weighted average number of ordinary shares for diluted earnings per share (‘000)	660,715	654,023

Diluted earnings per share	1.37 cents	2.20 cents

6. Capital expenditure and commitments

(a) Capital expenditure

Property, Plant and Equipment
Three months ended 31 December 2006	$’000
Balance at 1 October 2006	78,873
Additions	932
Depreciation	(2,585)
Translation adjustment	(478)

Balance at 31 December 2006	76,742

(b) Capital commitments

	Property, Plant and Equipment
	As at 31.12.2006 $’000	As at 30.9.2006 $’000
Capital commitments	15,616	18,971

APP13-60

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

7. Borrowings (unsecured)

	As at 31.12.2006	As at 30.9.2006
	$’000	$’000
Current
Bank borrowings	10,634	7,918

Non-current
Bank borrowings	—	3,009

Total borrowings	10,634	10,927

The movement in the borrowings can be analysed as follows:
		$’000
Three months ended 31 December 2006
Balance at 1 October 2006		10,927
Translation gain		(293)

Balance at 31 December 2006		10,634

8. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	As at 31.12.2006	As at 30.9.2006
	$’000	$’000
Guarantees:

Security bond for recruitment of foreign workers	405	325

9. Related party transactions

The following transactions took place between the Group and related parties during the financial period:

	Three months ended 31 December
	2006	2005
	$’000	$’000
Sales to Multi-Fineline Electronix, Inc	1	—
Sales to other related corporations	—	13
Purchases from Multi-Fineline Electronix Inc	—	2
Interest expense charged by holding corporation	51	51
Subcontract services rendered by related corporations	2,987	4,351

APP13-61

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

10. Other significant balance sheet items

The Group provides warranty on certain products and undertake to repair or replace items that fail to perform satisfactorily. A provision is recognised at the balance sheet date for expected warranty claims based on past experience of the level of repairs and returns. As at 31 December 2006, provisions made for product warranties amounted to $0.7 million (30 September 2006: $0.8 million).

11. Share capital of MFS Technology Ltd

	No. of shares Issued Share Capital (fully paid)	Amount Issued Share Capital (fully paid)
	’000	$’000
Three months ended 31 December 2006
Balance at 1 October 2006	658,654	69,891
Employee Share Options Scheme:
- Value of employee services	—	11
- Proceeds from share issue	76	49

Balance at 31 December 2006	658,730	69,951

During the financial period ended 31 December 2006, the Group issued 76,000 (2005: 63,250) ordinary shares of $0.10 each for cash at the respective price per share, upon exercise of options granted by the Company under the MFS Scheme:

	2007		2006
	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
Date of grant
08.08.2002	—	—	12,750	0.180
13.03.2003	—	—	50,500	0.210
18.11.2003	24,000	0.760	—	—
19.05.2005	52,000	0.585	—	—

	76,000		63,250

12. Voluntary Conditional offer by a related corporation—Multi-Fineline Electronix, Inc.

On 30 March 2006, Mult-Fineline Electronix, Inc. (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately US$500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the Cash or Stock Consideration.

M-Flex has made public statements about its intention to withdraw from the proposed Offer to acquire MFS but such withdrawal is subject to the approval of the Singapore Securities Industrial Council. In other press releases, M-Flex has indicated that its Board of Directors intends to take all such actions as may be necessary to

APP13-62

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

prevent the Offer from proceeding. MFS has incurred substantial professional fees amounting to $1,733,000 in connection with the proposed Offer and until the proposed Offer closes, MFS will continue to incur such costs.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

13. Significant differences between Singapore Financial Reporting Standards (“FRS”) and United States generally accepted accounting principles (“US GAAP”)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“FRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). Differences between FRS and US GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

	Note	3 months ended 31 December
		2006	2005
		$’000	$’000
Total profit under FRS		10,006	15,792
Impact of US GAAP adjustments:
Minority interests	13.2	(955)	(1,351)
Net profit under US GAAP		9,051	14,441
Basic earnings per share under US GAAP		1.37cents	2.20cents
Diluted earnings per share under US GAAP		1.37cents	2.20cents

		As at 31 December
		2006	2005
	Note	$’000	$’000
Shareholders’ equity under FRS		191,299	190,966
Impact of US GAAP adjustments:
Minority interest	13.2	(18,876)	(16,416)
Shareholders’ equity under US GAAP		172,423	174,550

Consolidated Cash Flow Statements

The principle differences between FRS and US GAAP relate to its presentation.

Under FRS, the Group presents its operating cash flows from profit before tax line. Under US GAAP, the Group presents its operating cash flows from profit after tax line.

Under FRS, the Group classifies interest received as investing cash flows and interest paid as financing cash flows. Under US GAAP, interest received and interest paid is classified as operating cash flows.

APP13-63

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

A reconciliation of the major captions in the consolidated cash flow statements under FRS and US GAAP is as follows:

	3 months ended 31 December
	2006	2005
	$’000	$’000
Cash flows from operating activities
Net cash provided by / (used in) operating activities under FRS	4,933	(2,267)
Impact of US GAAP presentation differences:
Interest income	370	156
Interest expense	(243)	(386)
Net cash provided by / (used in) operating activities under US GAAP	5,060	(2,497)
Cash flows from investing activities
Net cash used in investing activities under FRS	(615)	(1,148)
Interest received	(370)	(156)
Net cash used in investing activities under US GAAP	(985)	(1,304)
Cash flows from financing activities
Net cash used in financing activities under FRS	(194)	(2,050)
Interest paid	243	386
Net cash from / (used in) financing activities under US GAAP	49	(1,664)

The notes explaining the significant differences between FRS and US GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

13.1 Group Accounting

Under FRS, the consolidated financial statements include the results and financial position of the entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Included in the consolidated financial statements prepared under FRS are the results and financial position of wholly-owned subsidiaries, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd., and majority-owned subsidiaries MFS Technology (PCB) Co., Ltd and MFS Technology (Hunan) Co., Ltd.

Under US GAAP, the consolidated financial statements include the results and financial position of variable interest entities in which the Group is the primary beneficiary pursuant to the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities (“VIE”), an interpretation of ARB No. 51” (“FIN 46R”). The Group consolidates entities not determined to be VIEs when it holds a

APP13-64

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

majority of the entity’s outstanding voting shares and control rests with the Group. Where the Group has a majority voting interest in an entity but the minority shareholders have substantive participating rights, the Group accounts for investment in the entity using the equity method of accounting in accordance with EITF 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”.

Included in the consolidated financial statements prepared under US GAAP are the results and financial position of:

(1)	variable interest entity, MFS Technology (Hunan) Co., Ltd in which the Group is the primary beneficiary, and

(2)	voting interest entities, MFS Technology (S) Pte Ltd, Flex Solutions (Singapore) Pte Ltd and MFS Technology (M) Sdn. Bhd. These three voting interest entities were acquired and accounted for as a reorganisation of entities under common control in accordance with US GAAP.

Summarised financial information of MFS Technology (PCB) Co., Ltd

The summarised financial information as to the assets, liabilities and results of operations of MFS Technology (PCB) Co., Ltd is presented as follows for reference:

	As at 31 December
	2006	2005
	$’000	$’000
Current assets	28,247	24,663
Non-current assets	28,335	32,214
Current liabilities	(14,481)	(17,610)

	3 months ended 31 December
	2006	2005
	$’000	$’000
Sales	14,654	10,264
Gross profit	2,147	2,012
Profit from operations	1,114	588
Finance costs	—	(75)
Net profit for the financial period	1,001	470

13.2 Minority Interests

Prior to 1 October 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

Beginning 1 October 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under US GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

13.3 Segment Reporting

Under FRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

APP13-65

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

Under US GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to FRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

13.4 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109 (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, that the adoption of SFAS 157 will have on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). This standard requires employers to recognize the unfunded or overfunded status of a defined benefit

APP13-66

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended 31 December 2006 and 2005

postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of stockholders’ equity. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The adoption of SFAS 158 is not expected to have a material effect on results or financial position of the Group.

APP13-67

APPENDIX 14

INTERESTS IN M-FLEX STOCK AND MFS SHARES

1. Disclosure of Holdings and Dealings in MFS Shares.

(a) Based on the information available to M-Flex as at the Latest Practicable Date, WBL Corporation through one of its subsidiaries owns, or controls, an aggregate of 364,506,000 MFS Shares representing approximately 56% of the issued share capital of MFS as of the Latest Practicable Date.

Except as disclosed herein and based on information available to the Offeror as at the Latest Practicable Date, neither the Offeror nor its Concert Parties (including M-Flex’s directors and executive officers) owned, controlled or has agreed to acquire any MFS Shares as at the Latest Practicable Date. As of the date hereof, the Offeror has not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

(b) Based on the information available to M-Flex as at the Latest Practicable Date, the officers of WBL owned the following shares of MFS as of the Latest Practicable Date:

Name	Ordinary Shares
Lester Wong	750,000
Lew Chee Fai	837,000
Koh Kim Seng	4,618,500
Jackson Yap	75,000
Jessie Peh	49,500

(c) Based on the information available to M-Flex as at the Latest Practicable Date, except as disclosed herein neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) has dealt for value in any MFS Shares during the period commencing 3 months prior to the First Announcement Date and ending on the Latest Practicable Date (the “Reference Period”). As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

APP14-1

Beneficial Ownership of Officers, Directors and 5% Stockholders of MFS

The following table sets forth certain information from MFS as of March 30, 2007 as to shares of the common stock beneficially owned by: (i) each person who is known by MFS to own beneficially more than 5% of MFS outstanding shares, (ii) each of MFS’ executive officers, (iii) each of MFS’ current Directors, and (iv) all of MFS’ Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 658,729,497 shares outstanding as of March 30, 2007.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Shareholders Owning more than 5% of the Outstanding Shares:
Wearnes Technology (Private) Limited	364,506,000	55.3%
Raffles Nominees Pte Ltd(1)	102,892,000	15.6%
DB Nominees (S) Pte Ltd	54,001,000	8.2%
Citibank Noms S’pore Pte Ltd	32,383,000	4.9%
Directors and Executive Officers:
Pang Tak Lim(2)	8,113,500	1.2%
Lester Wong	750,000	*
Chris Yong Yoon Kwong**	75,000	*
Cham Tao Soon	—	—
Reggie Thein	75,000	*
Sin Boon Ann	75,000	*
Soh Yew Hock	—	—
Alexander Chan Meng Wah	75,000	*
All current directors and executive officers as a group (7 persons)	9,163,500	1.4%

*	Less than 1%
**	Mr. Yong did not seek re-election to the board of directors of MFS at the Annual General Meeting held on January 19, 2007. Mr. Yong has retired as a director of MFS and ceased to be Chairman of the board of directors of MFS and a member of the Nominating Committee.

(1)	Stark Master Fund owned 32,075,000 shares of MFS as of September 5, 2006 through Credit Suisse Sec (EUR). Credit Suisse Sec (EUR) owns such shares through Raffles Nominees Pte Ltd.
(2)	Includes 796,000 shares subject to options held by Mr. Pang Tak Lim; however, the option vesting schedule has not been provided by MFS.

APP14-2

2. Disclosure of Holdings and Dealings in M-Flex Shares

(a) Based on information available to M-Flex as at the Latest Practicable Date, the number of M-Flex Stock owned or controlled by M-Flex’s Concert Parties (including M-Flex’s directors and executive officers) are set forth below:

Shares in M-Flex common stock

Beneficial Ownership of Officers, Directors and 5% Stockholders of M-Flex

The following table sets forth certain information as of March 30, 2007 as to shares of the common stock beneficially owned by: (i) each person who is known by M-Flex to own beneficially more than 5% of its Common Stock, (ii) each of M-Flex’s executive officers, (iii) each of M-Flex’s current Directors, (iv) all of M-Flex’s Directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 24,534,278 shares outstanding as of March 30, 2007. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 30, 2007 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,817,052	60.4%
Stark Investments(2)	4,503,220	18.4%
Directors and Executive Officers:
Philip A. Harding(3)	718,630	2.9%
Reza Meshgin(4)	125,236	*
Craig Riedel(5)	166,003	*
Thomas Lee(6)	60,023	*
Charles Tapscott(7)	41,647	*
Peter Blackmore(8)	18,248	*
Richard J. Dadamo(9)	61,372	*
Sanford L. Kane(10)	41,462	*
Huat Seng Lim, Ph.D.(11)	21,872	*
Choon Seng Tan	0	*
Sam Yau(12)	38,872	*
All current directors and executive officers as a group (11 persons)(13)	1,293,365	5.0%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL Corporation. Huat Seng Lim, Ph.D., one of M-Flex’s directors, is the Group Managing Director (Wearnes Technology & Special Projects) for WBL Corporation and Choon Seng Tan, one of M-Flex’s directors, is the Chief Executive Officer and a director of WBL Corporation. The principal business address for United Wearnes and Wearnes Technology is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319.
(2)

In connection with the Stark hedge funds’ beneficial ownership of 4,503,220 shares of M-Flex common stock the Stark hedge funds disclosed the following in an amended Schedule 13D filed with the SEC on November 8, 2006: “represents an aggregate of 4,503,220 shares of common stock held directly by Stark

APP14-3

Master Fund Ltd., (‘Stark Master’) Stark Onshore Master Holding LLC (‘Stark Onshore’) and Stark Asia Master Fund Ltd. (‘Stark Asia’) (Stark Master, Stark Onshore and Stark Asia shall collectively be referred to as ‘Stark’). The Reporting Persons direct the management of Stark Offshore Management LLC (‘Stark Offshore’), which acts as the investment manager and has sole power to direct the management of Stark Master and Stark Onshore, and Stark Asia Management LLC (‘Stark Asia Management’), which acts as investment manager and has sole power to direct the management of Stark Asia. As the Managing Members of Stark Offshore and Stark Asia Management, the Reporting Persons possess shared voting and dispositive power over all of the foregoing shares. Therefore, for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the Reporting Persons may be deemed to be the beneficial owners of, but hereby disclaim such beneficial ownership of, the foregoing shares.” The “Reporting Persons” are Michael A. Roth and Brian J. Stark.

(3)	Includes 40,585 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994, 100,000 shares of record held by Philip A. Harding, trustee of the P. Harding 2006-1 Annuity Trust UDT dated December 16, 2006, 100,000 shares of record held by Philip A. Harding, trustee of the B. Harding 2006-1 Annuity Trust UDT dated December 15, 2006, 475,045 shares subject to options held by Mr. Harding that are exercisable within 60 days of March 30, 2007 and 3,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Harding in accordance with the terms of the grant.
(4)	Consists of 123,872 shares subject to options that are exercisable within 60 days of March 30, 2007 and 1,364 shares held of record.
(5)	Includes 163,458 shares subject to options that are exercisable within 60 days of March 30, 2007, 2,000 shares held of record by the Craig M. and Mai T. Riedel Family Trust dated July 18, 2002 and 545 shares held of record.
(6)	Includes 60,023 shares subject to options that are exercisable within 60 days of March 30, 2007.
(7)	Includes 26,247 shares subject to options that are exercisable within 60 days of March 30, 2007 and 15,400 shares held of record.
(8)	Consists of 16,248 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Blackmore in accordance with the terms of the grant.
(9)	Consists of 59,372 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Dadamo in accordance with the terms of the grant.
(10)	Includes 36,872 shares subject to options that are exercisable within 60 days of March 30, 2007, 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Kane in accordance with the terms of the grant and 2,590 shares held of record.
(11)	Consists of 21,872 shares subject to options that are exercisable within 60 days of March 30, 2007.
(12)	Consists of 36,872 shares subject to options that are exercisable within 60 days of March 30, 2007 and 2,000 shares subject to a vested RSU grant which has yet to be transferred to Mr. Yau in accordance with the terms of the grant.
(13)	Includes 262,484 shares held of record 1,019,881 shares subject to options that are exercisable within 60 days of March 30, 2007 and 11,000 shares subject to vested RSU grants which have yet to be transferred to the grantee in accordance with the terms of the grants.

Beneficial Ownership of WBL’s Directors

Based on information available to M-Flex as of the Latest Practicable Date. One director of WBL, Y.A. Bhg Jen (B) Tun Ibrahim Bin Ismail, owns 1,000 shares of M-Flex common stock as of the Latest Practicable Date. Another director of WBL, Wong Hein Jee, owns 1,500 shares of M-Flex common stock as of the Latest Practicable Date.

APP14-4

Interests of M-Flex’s Directors and executive officers in options and restricted stock units in M-Flex

As of March 30, 2007 (the date as of which the following information is most practically available), options or restricted stock units outstanding under M-Flex’s 2004 Stock Incentive Plan, as amended (the “2004 Plan”) and under M-Flex’s 1994 Stock Plan, as amended (the “1994 Plan”) for the following persons are as shown in the table below. Each option had an exercise price per share equal to the fair market value on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in certain instances, in cash.

Name and Position	Shares Subject to Options	Option Exercise Price		Option Expiration Date	Shares Subject to Restricted Stock Units
Philip A. Harding,
Chairman and Chief Executive Officer	87,090	U.S.$	2.00	Dec-14-2008
	81,075	U.S.$	2.07	Jan-31-2009
	223,035	U.S.$	4.00	Jul-11-2009
	115,000	U.S.$	10.00	Jun-24-2014
					28,000

Total	506,200				28,000

Reza A. Meshgin,
President and Chief Operating Officer	10,000	U.S.$	2.07	Jan-31-2009
	51,900	U.S.$	4.00	Jul-11-2009
	85,000	U.S.$	10.00	Jun-24-2014
					20,500

Total	146,900				20,500

Craig Riedel,
Chief Financial Officer	12,355	U.S.$	2.00	Dec-14-2008
	81,075	U.S.$	2.07	Jan-31-2009
	28,470	U.S.$	4.00	Jul-11-2009
	57,000	U.S.$	10.00	Jun-24-2014
					9,500

Total	178,900				9,500

Thomas Lee,
Executive VP Operations	28,465	U.S.$	4.00	Jul-11-2009
	47,000	U.S.$	10.00	Jun-24-2014
					12,250

Total	75,465				12,250

Charles Tapscott,
Executive VP and Chief Technology Officer	36,000	U.S.$	10.00	Jun-24-2014
					1,200

Total	36,000				1,200

Peter Blackmore, Director	30,000	U.S.$	20.18	Mar-2-2015	4,000

Total	30,000				4,000

APP14-5

Name and Position	Shares Subject to Options	Option Exercise Price		Option Expiration Date	Shares Subject to Restricted Stock Units
Richard J. Dadamo,
Director	22,500	U.S.$	3.73	May-31-2013
	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	4,000

Total	67,500				4,000

Sanford L. Kane, Director	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	4,000

Total	45,000				4,000

Lim Huat Seng, Ph.D.,
Director	30,000	U.S.$	10.00	Jun-24-2014

Total	30,000				—

Choon Seng Tan, Director	0

Total	0				—

Sam Yau, Director	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	4,000

Total	45,000				4,000

All current executive officers as a group (5 persons)	943,465				71,450

All current directors who are not executive officers as a group (6 persons)	217,500				16,000

All grantees, including all current officers who are not executive officers, as a group	679,498				158,843

APP14-6

The following directors and executive officers of M-Flex have made the following transactions with respect to M-Flex shares during the period commencing six months prior to the beginning of the offer period and ending with the latest practicable date of March 30, 2007: (i) received a restricted stock unit (“RSU”) award (“RSU Grant”); (ii) had shares subject to an RSU award vest (“RSU Vest”); (iii) sold shares which resulted from an RSU vesting (“RSU Sale”), (iv) exercised an option (“Option Exercise”), or (v) sold shares resulting from an Option Exercise (“Option Sale”). In the event of an RSU or Option Sale, the price at which the shares were sold is indicated under the Sales Price column. In the event of an Option Exercise, the price which was paid to M-Flex to exercise the option is indicated under the Exercise Price column. Prices are shown in U.S. dollars. In addition to the transactions shown in the table (i) Mr. Harding had an RSU vesting equal to 3,000 shares on December 5, 2006 and Messrs. Blackmore, Dadamo, Kane and Yau each had an RSU vesting equal to 2,000 shares on March 20, 2007, none of which have yet been transferred to the respective individual, in accordance with the terms of the 2004 Plan, and (ii) on November 23, 2005, Mr. Kane purchased 80 shares and 20 shares of M-Flex common stock at a per share price of $35.52 and $35.51, respectively. There have been no stock option grants to the directors or executive officers during the aforementioned period.

Name and Position	Date	RSU Grants	RSU Vest	RSU Sale	Option Exercises	$ Exercise Price	Option Sale	$ Sales Price
Philip Harding	12/5/2005	12,000
Chairman and Chief Executive Officer	1/29/2007 3/21/2007	16,000			22,500	3.733

Reza Meshgin	12/5/2005	10,000
President and Chief Operating	12/5/2006		2,500
Officer	12/6/2006 3/21/2007	13,000		1,136				21.797

Craig Riedel	12/5/2005	4,000
Chief Financial Officer	12/5/2006		1,000
	12/6/2006 3/21/2007	6,500		455				21.797

Thomas Lee	12/5/2005	5,000
Executive VP Operations	12/16/2005				10,000	10.00
	12/5/2006		1,250
	12/20/2006			1,250
	12/20/2006						10,000	20.50
	12/21/2006				5,000	2.066	5,000	20.46
	1/16/2007				12,000	2.066	12,000	18.57
	2/21/2007				12,000	2.066	12,000	18.99
	3/20/2007				9,435	2.066	9,435	17.82
	3/21/2007				5,000	4.00	5,000	17.87
	3/21/2007	8,500

Charles Tapscott Executive VP and Chief Technology Officer	12/5/2005 12/6/2006	1,600	400

Peter Blackmore Director	3/22/2006 3/21/2007	2,000 2,000

Richard Dadamo Director	3/22/2006 3/21/2007	2,000 2,000

Sanford Kane Director	3/22/2006 3/21/2007	2,000 2,000

Sam Yau Director	3/22/2006 3/21/2007	2,000 2,000

APP14-7

Stock Options Held by Executive Officers of M-Flex

The following table sets forth certain information with respect to the stock options exercised by the named executive officers during the fiscal year ended September 30, 2006, and the number and value of the options held by each such individual as of September 30, 2006. No stock options or stock appreciation rights were granted to the named executive officers during the fiscal year ended September 30, 2006.

Aggregated Option Exercises in Fiscal Year 2006 and 2006 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options at September 30, 2006 ($)(1)
Name				Exercisable	Unexercisable	Exercisable		Unexercisable
Philip A. Harding	—	U.S.$	—	478,381	50,319	U.S.$	10,171,646	U.S.$	773,403
Reza Meshgin	—		—	109,708	37,192		2,076,912		571,641
Craig Riedel	—		—	153,959	24,941		3,278,935		383,343
Thomas Lee	10,000		272,500	93,959	24,941		1,949,729		383,343
Charles Tapscott	—		—	20,248	15,752		311,212		242,108

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2006 (U.S.$25.37 per share) minus the exercise price.

Except as disclosed herein and based on information available to M-Flex as at the Latest Practicable Date, neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) owned, controlled or has agreed to acquire any M-Flex Shares as at the Latest Practicable Date. As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

Based on the information available to M-Flex as at the Latest Practicable Date, except as disclosed herein, neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) has dealt for value in any M-Flex Shares during the Reference Period. As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

3. Except as disclosed herein, none of the Directors of M-Flex are interested (as interpreted in accordance with Section 164 of the Act), directly or indirectly, in any M-Flex common stock and/or MFS Shares as at the Latest Practicable Date.

APP14-8

4. Except as disclosed herein, as at the Latest Practicable Date, neither M-Flex nor any of its Concert Parties (including M-Flex’s directors and executive officers) has received any irrevocable undertaking from any MFS Shareholder to accept the Offer. Save as disclosed below, none of WBL, Pang Tak Lim or PTL and Lester Wong or LW who gave irrevocable undertakings, which expired on December 31, 2006, has any interest in the shares of M-Flex or MFS or in any MFS Options. None of WBL, Pang Tak Lim and Lester Wong has dealt for value in any shares of M-Flex or MFS or exercised any of the MFS Options during the Reference Period.

Name	Number of MFS Shares		As a percentage of the entire issued share capital of MFS(2)
WBL	364,506,000	(1)	55.3%
PTL	8,113,500		1.2%
LW	750,000		0.1%

Notes:

(1)	WBL is deemed to own or control these MFS Shares through its 99.7% owned subsidiary, Wearnes Technology (Private) Limited (“WT”).
(2)	Based on the total issued share capital of 658,729,497 MFS Shares as of March 30, 2007.

Name	Number of MFS Options	Options Exercise Price		Option Expiration Date
PTL	396,000	S$	0.760	Nov-17-2013
	400,000	S$	0.585	May-18-2015	(1)
LW	—		—	—

Note:

(1)	The 400,000 MFS Options comprise 200,000 MFS Options exercisable with effect from May 19, 2006 and 200,000 MFS Options exercisable with effect from May 19, 2007, subject to the rules of the MFS ESOS in the event of a take-over offer being made for MFS, details of which are set out in page APP10-3 under “Acceleration of Options.”

Name	Number of M-Flex Stock		As a percentage of the outstanding stock of M-Flex
WBL	14,817,052	(1)	60.0%
PTL	—		—
LW	—		—

Notes:

(1)	Represents 3,000,000 shares of M-Flex common stock held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares of M-Flex common stock held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL.
(2)	Based on the total shares of M-Flex common stock of 24,534,278 outstanding as of March 30, 2007.

5. To the best knowledge of the Directors as at the Latest Practicable Date, except as disclosed herein, neither M-Flex nor any of its Concert Parties (including M-Flex’s directors and executive officers) has entered into any arrangement of the kind referred to in Note 7 on Rule 12 of the Code, including indemnity or option arrangements, nor any agreement or understanding, formal or informal, of whatever nature, relating to the M-Flex Stock and/or MFS Shares which may be an inducement to deal or refrain from dealing in M-Flex Stock and/or MFS Shares.

6. As at the Latest Practicable Date, there is no agreement, arrangement or understanding between M-Flex or any of its Concert Parties (including M-Flex’s directors and executive officers) and any of the present or recent directors of MFS or the present or recent MFS Shareholders having any connection with or dependence upon the Offer.

APP14-9

7. The Offer Shares may be held by subsidiaries of M-Flex or a nominee company on behalf of such subsidiaries. M-Flex and its subsidiaries reserve the right to transfer any of the Offer Shares to any of their related corporations (within the meaning of Section 6 of the Act). As at the Latest Practicable Date, except as disclosed herein, there is no agreement, arrangement or understanding whereby any Offer Shares will or may be transferred to any other person.

8. No payment or other benefit will be made or given to any director of MFS or any corporation which is by virtue of Section 6 of the Act deemed to be related to MFS, as compensation for loss of office or otherwise in connection with the Offer.

9. Except as disclosed on pages APP7-11 of Appendix 7 of this Offer Document/Prospectus, there is no agreement or arrangement made between M-Flex and any of the directors of MFS or any other person in connection with or conditional upon the outcome of the Offer or otherwise connected with the Offer.

10. There is no agreement, arrangement or understanding between M-Flex or any of its Concert Parties and any Director whereby the total emoluments received by the Directors will be affected or varied as a consequence of the Offer.

11. There is no restriction in the Memorandum or Articles of Association of MFS on the right to transfer any Offer Shares, which has the effect of requiring the holders of such Offer Shares, before transferring them, to offer them for purchase to members of MFS or to any person.

Interests of Overseas Chinese Banking Corporation

In connection with the Offer, we expect to enter into a credit facility with Overseas Chinese Banking Corporation, or OCBC. OCBC and its affiliates are substantial stockholders in WBL.

APP14-10

APPENDIX 15

OTHER GENERAL INFORMATION

1. INCORPORATION

M-Flex was incorporated as Multi-Fineline Electronix, Inc. in California in October 1984. In connection with M-Flex’s initial public offering, the company reincorporated as Multi-Fineline Electronix, Inc. in Delaware on June 4, 2004.

New M-Flex is a new entity which is being formed solely for the purpose of effecting the Offer. If the Offer is made and closes, M-Flex’s corporate structure would be reorganized such that:

•	New M-Flex would be formed to effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will become stockholders of New M-Flex and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

2. REGISTERED OFFICE

The registered office of M-Flex is at 3140 East Coronado Street, Anaheim, CA 92806.

3. DIRECTORS

The names, addresses and descriptions of the Directors as at the Latest Practicable Date are set out below:

Name	Address	Description
Philip Harding	c/o 3140 East Coronado Street Anaheim, CA 92806	Chairman of the Board of Directors

Peter Blackmore	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Richard J. Dadamo	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Sanford L. Kane	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Huat Seng Lim, Ph.D.	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Choon Seng Tan	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Sam Yau	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

APP15-1

4. MARKET QUOTATION OF M-FLEX SHARES

M-Flex is listed on The Nasdaq Global Select Market. The closing prices of M-Flex Shares on The Nasdaq Global Select Market at the end of each of the six calendar months preceding the First Announcement Date, at the end of February 2006, and as of the latest Business Day immediately preceding the First Announcement Date, the First Announcement Date and the Latest Practicable Date, are as follows:

Closing price of M-Flex Shares

September 2005	U.S.$29.27

October 2005	U.S.$26.62

November 2005	U.S.$37.00

December 2005	U.S.$48.17

January 2006	U.S.$53.76

February 2006	U.S.$56.94

March 28, 2006	U.S.$63.82

Latest business day immediately preceding the First Announcement Date (being March 29, 2006)	U.S.$66.28

Latest Practicable Date	[ ]

During the period commencing six months before the First Announcement Date and ending on the Latest Practicable Date:

(a)	The highest closing price of M-Flex Shares on The Nasdaq Global Select Market was U.S.$[ ], which price was transacted on [ ], 2006 (U.S. time).

(b)	The lowest closing price of M-Flex Shares on The Nasdaq Global Select Market was $[ ], which price was transacted on [ ] 2006 (U.S. time).

Source: Bloomberg

5. MARKET QUOTATION OF MFS SHARES

MFS is listed on the Main Board of the SGX-ST. The following table sets out the closing price of MFS Shares on the SGX-ST as at the end of each of the six calendar months preceding the First Announcement Date as reported in Bloomberg and up to July 2006, and as of the latest Business Day immediately preceding the First Announcement Date and as of the Latest Practicable Date, are as follows:

	Closing price of MFS Shares
September 2005	S$	0.605
October 2005	S$	0.560
November 2005	S$	0.680
December 2005	S$	0.720
January 2006	S$	0.815
February 2006	S$	1.000
March 2006	S$	1.240
April 2006	S$	1.240
May 2006	S$	1.140
Latest business day immediately preceding the First Announcement Date (being March 29, 2006)	S$	1.150
Latest Practicable Date		[	]

APP15-2

During the period commencing six months before the First Announcement Date and ending on the Latest Practicable Date:

(A)	The highest closing price of MFS Shares on the SGX-ST was S$[ ], which price was transacted on [ ] 2006.

(B)	The lowest closing price of MFS Shares on the SGX-ST was S$[ ], which price was transacted on [ ] 2006.

Source: Bloomberg

6. SHARE CAPITAL

6.1 As at the Latest Practicable Date, the authorized share capital of M-Flex is 100,000,000 shares of common stock, U.S.$0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S.$0.0001 par value per share excluding any newly issued shares of M-Flex Stock.

6.2 There is only one class of M-Flex common stock. The holders of M-Flex common stock are entitled to all of the rights and privileges under M-Flex’s restated Certificate of Incorporation and amended and restated Bylaws and under Delaware law.

6.3 As of the Latest Practicable Date, there were [            ] shares of M-Flex common stock outstanding held by approximately 24 stockholders of record.

6.4 Since September 30, 2006 and up to the Latest Practicable Date, [                    ] shares of M-Flex common stock have been issued.

6.5 Other than as disclosed in paragraph 2 of Appendix 14 of this Offer Document/Prospectus, as at the Latest Practicable Date, M-Flex did not have any outstanding instruments convertible into, rights to subscribe for and options in respect of M-Flex Stock.

6.6 Other than as disclosed below, in the last three financial years preceding the First Announcement Date, and up to the Latest Practicable Date, there has been no re-organization of the share capital of M-Flex.

M-Flex was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. In connection with its initial public offering in 2004, M-Flex effected a 15 for 1 forward stock split where for each outstanding share prior to the initial public offering, 15 shares were issued resulting in an increase of the outstanding number of shares from 1,217,189 shares to 18,257,835 shares and M-Flex issued an additional 5,000,000 shares pursuant to the initial public offering and 566,508 shares were issued pursuant to the exercise of the over-allotment option; the authorized number of shares of common stock was decreased to 100,000,000, and 5,000,000 shares of preferred stock, par value $0.0001, were authorized. In connection with this Offer, it is contemplated that M-Flex will undertake the Reorganization as described in Section 2.1 of this Offer Document/Prospectus immediately prior to the closing of the Offer, if it closes.

7. STATEMENT OF ASSETS AND LIABILITIES

The audited consolidated balance sheet of M-Flex as at September 30, 2006 and the unaudited consolidated balance sheet of M-Flex as at December 31, 2006 are set out in Appendix 12 of this Offer Document/Prospectus.

8. CHANGE IN ACCOUNTING POLICY

Please see the sections from M-Flex’s Management’s Discussion and Analysis “Critical Accounting Policies and Estimates” and “Recent Accounting Pronouncements” found in Appendix 5 of this Offer Document/Prospectus.

APP15-3

9. INDEBTEDNESS

Details of bank overdrafts or loans, or other similar indebtedness, mortgages, charges, or guarantees or other material contingent liabilities of the M-Flex Group (collectively, the “Indebtedness”) are set out in Notes 2, 3, 7 and 10 of the [Condensed Consolidated Financial Information of the M-Flex Group for the nine-month period ended June 30, 2006] as set out in Appendix 12 of this Offer Document/Prospectus. Except as aforesaid and except for the lending arrangement which has been arranged with [________] in connection with this Offer, there are no other material Indebtedness of the M-Flex Group as of the Latest Practicable Date.

10. MATERIAL CHANGES IN FINANCIAL POSITION OF M-FLEX

Other than as disclosed in this Offer Document/Prospectus (including the sections from M-Flex’s Management’s Discussion and Analysis “Comparison of the Three Months Ended December 31, 2006 and 2005,” “Comparison of Year Ended September 30, 2006 Compared to Year Ended September 30, 2005” and “Comparison of Year Ended September 30, 2005 Compared to Year Ended September 30, 2004,” found in Appendix 5 of this Offer Document/Prospectus) and except for information on M-Flex and its subsidiaries which is publicly available, there are no known material changes in the financial position of the M-Flex Group since September 30, 2006, being the date of M-Flex’s last published audited financial statements.

11. INFORMATION ON NEW M-FLEX HOLDING CORPORATION

11.1 New M-Flex is a new entity which is being formed solely for the purpose of effecting the Offer. If the Offer is made and closes, M-Flex’s corporate structure would be reorganized such that:

•	New M-Flex would be formed to effect the transaction and would serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex would merge with a wholly owned subsidiary of New M-Flex with M-Flex surviving as a wholly owned subsidiary of New M-Flex; and

•	MFS would become a subsidiary of M-Flex Cayman Acquisition Company, a wholly owned subsidiary of New M-Flex.

Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will become stockholders of New M-Flex and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

11.2 Incorporation

New M-Flex was incorporated in Delaware on April [    ], 2007.

11.3 Registered Office

The registered office of New M-Flex is at 3140 East Coronado Street, Anaheim, CA 92806.

11.4 Directors

The names, addresses and descriptions of all the directors of New M-Flex are the same as the Directors of M-Flex as stated in paragraph 3 of this Appendix 15.

APP15-4

11.5 Principal Activities and Share Capital

As described in paragraph 11.1 above, New M-Flex is being incorporated for the purposes of effecting the Offer and the transactions as described and will be a holding company.

As of the Latest Practicable Date, the authorized share capital of New M-Flex is [            ] shares of common stock, U.S.$[            ] par value per shares and there were [            ] shares of common stock outstanding held by approximately [            ] stockholders of record.

11.6 Financial Statements

New M-Flex was incorporated on April [    ], 2007. Upon the close of the Offer, if the Offer closes, the financial statements of M-Flex will become the financial statements of New M-Flex.

11.7 Listing on Nasdaq

Immediately following the transactions as described in paragraph 11.1 above, New M-Flex will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on The Nasdaq Global Select Market under the symbol “MFLX.”

12. MATERIAL CONTRACTS WITH INTERESTED PERSONS/RELATED TRANSACTIONS

Please refer to Appendix 10, “Disclosure of Interests in the Transaction—Interests of M-Flex, its Directors, Officers and Stockholders,” on page APP10-1 of this Offer Document/Prospectus.

13. LEGAL PROCEEDINGS

From time to time, M-Flex may be party to lawsuits in the ordinary course of business. In light of (1) the Special Committee’s and the Board of Directors change in recommendation and (2) M-Flex’s belief that the transaction could be approved by stockholders who, in the case of WBL, would be voting contrary to its fiduciary duties under Delaware law and in the case of the Stark hedge funds would be voting without first disclosing the extent of their ownership in MFS shares, M-Flex commenced litigation against its majority stockholder—WBL, as well as the Stark hedge funds—seeking, among other things, to require WBL to vote against the transaction and to enjoin the Stark hedge funds from voting its shares without first disclosing the extent of their ownership in MFS shares.

On October 11, 2006, M-Flex filed suit in the U.S. District Court for the Central District of California against the Stark hedge funds asserting claims for violation of Section 13(d) of the Securities Exchange Act of 1934 in connection with the Stark hedge funds’ SEC filings and undisclosed market activities and stock positions with respect to M-Flex common stock. M-Flex amended its initial complaint on November 1, 2006. The amended complaint sought a declaration that the Stark hedge funds are in violation of the federal securities laws and sought an injunction to enjoin the Stark hedge funds from voting their M-Flex shares without first disclosing the extent of their ownership of MFS shares. The Stark hedge funds filed an amended Schedule 13D to reflect additional information regarding their ownership of M-Flex shares and filed a motion to dismiss M-Flex’s case against them on the basis that they have fully complied with the disclosure requirements under the federal securities laws. On December 4, 2006, the court granted this motion and gave M-Flex until December 26, 2006 to amend its complaint against them. M-Flex determined not to amend its complaint against the Stark hedge funds, and as a result, M-Flex’s case against them was dismissed.

On October 17, 2006, M-Flex filed suit in the Chancery Court for the State of Delaware against WBL and certain of its affiliates asserting claims for declaratory and injunctive relief arising from the WBL Undertaking Agreement, which expired on December 31, 2006, in which WBL agreed to vote its M-Flex shares in favor of the Offer. The complaint asserted that such relief was necessary to prevent WBL from taking action which M-Flex believes will harm it and its minority stockholders, in breach of WBL’s fiduciary duties as a controlling

APP15-5

stockholder. On February 2, 2007, the Chancery Court dismissed this action (i) for lack of personal jurisdiction, (ii) because it was moot because WBL’s Undertaking Agreement had expired and (iii) because it was not ripe for adjudication because WBL has not indicated how it intends to vote. The Court did not rule on the substantive merits of whether it would be a breach of WBL’s fiduciary duties to M-Flex minority stockholders if WBL votes to approve the Offer.

On November 2, 2006, the Stark hedge funds filed suit in the Chancery Court of the State of Delaware against M-Flex, M-Flex’s Special Committee and Philip A. Harding asserting claims for declaratory and injunctive relief, as well as damages. On January 19, 2007, the Stark hedge funds and M-Flex voluntarily agreed to dismiss without prejudice the litigation by the Stark hedge funds against M-Flex, the Special Committee and Philip A. Harding, in which the Stark hedge funds had alleged that the defendants breached their fiduciary duties by interfering with M-Flex’s stockholder vote on the Offer and sought to enjoin the defendants from taking any action that would compel any of M-Flex’s stockholders to vote either for or against the Offer. The dismissal without prejudice followed M-Flex’s January 5, 2007 announcement of the extension of the deadline for the fulfillment of the pre-conditions to the Offer from December 31, 2006 to March 31, 2007. This extension was at the request of the SIC. On March 30, 2007, M-Flex announced that the Special Committee had determined to comply with the ruling of the SIC ordering M-Flex to extend the deadline for the fulfillment of the pre-conditions to the Offer from March 31, 2007 to June 30, 2007.

14. GENERAL

14.1 Except as disclosed in this Offer Document/Prospectus and publicly available information relating to the MFS Group (including the Annual Report of MFS for Fiscal Year 2006 and all announcements and financial information relating to the MFS Group released by MFS on the SGX-ST), there has not been, within the knowledge of M-Flex, any material change in the financial position or prospects of the MFS Group since September 30, 2006, being the date of the last audited balance sheet of MFS laid before its shareholders in general meeting held on January 19, 2007.

14.2 All costs and expenses incidental to the Offer including the preparation and circulation of this Offer Document/Prospectus (other than professional fees and other costs relating to the Offer or any revision thereof incurred or to be incurred by MFS) and stamp duty and transfer fees resulting from acceptances of the Offer will be paid by the Offeror or assignee purchaser.

14.3 DBS Bank, Phillip Securities Pte Ltd and Merrill Lynch, have given and have not withdrawn its written consent to the issue of this Offer Document/Prospectus with the inclusion herein of its name and letters and all references thereto in the form and context in which they respectively appear.

14.4 PricewaterhouseCoopers LLP has given and has not withdrawn its written consent to the issue of this Offer Document/Prospectus with the inclusion herein of its name and letter and all references thereto in the form and context in which they respectively appear.

14.5 M-Flex has not paid out any dividend to M-Flex stockholders.

15. STATEMENT BY DBS BANK

[DBS Bank acknowledges that, to the best of its knowledge and belief, having made all reasonable enquiries and based on information made available to it, the facts stated and all opinions expressed in this Offer Document/Prospectus about the Offer are fair and accurate and no material facts have been omitted about the Offer.] [This acknowledgment will only be provided by DBS Bank at the time of the issue of the Offer Document/Prospectus, if and when the Offer is made.]

Where any information has been extracted from published or publicly available sources (including, without limitation, information relating to the MFS Group), the sole responsibility of DBS Bank has been to ensure through reasonable enquiries that the information has been accurately extracted and reflected in this Offer Document/Prospectus.

APP15-6

APPENDIX 16

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents are available for inspection at M-Flex’s principal executive office at 3140 East Coronado Street, Suite A, Anaheim, CA 92806 and 4 Battery Road, #26-01 Bank of China Building, Singapore 049908 during normal business hours, while the Offer remains open for acceptance:

(i) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Offeror;

(ii) the annual reports of M-Flex for Fiscal Year 2004, Fiscal Year 2005 and Fiscal Year 2006;

(iii) the Pre-Conditional Offer Announcement and the Formal Announcement;

(iv) the letters of consent of DBS Bank and PricewaterhouseCoopers LLP;

(v) the Fairness Opinion by Needham & Company, LLC dated March 28, 2006; and

(vi) the irrevocable undertakings given by WBL Corporation Limited, Pang Tak Lim and Lester Wong referred to in Section 2.6 of this Offer Document/Prospectus.

APP16-1

APPENDIX 17

FORM OF LOCK-UP AGREEMENT

[                    ], 2007

Multi-Fineline Electronix, Inc.

Attn: General Counsel

3140 East Coronado Street

Anaheim, CA 92806

Ladies and Gentlemen:

On [                    ], 2007, Multi-Fineline Electronix, Inc. (the “Company”) initiated a voluntary conditional general offer (the “Offer”) to acquire all of the issued ordinary shares (the “MFS Shares”) in the capital of MFS Technology Ltd (“MFS”). As a condition to your election to receive 0.0145 new shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in exchange (the “Exchange”) for each outstanding MFS ordinary share that you own (the “MFS Shares”), you hereby agree to enter into this lock-up agreement (the “Lock-Up Agreement”) and be bound by the terms and conditions set forth herein. The Lock-Up Agreement applies only to Common Stock issued and exchanged for MFS Shares and does not apply to Common Stock held or acquired by you in any transaction unrelated to the Exchange. The shares of Common Stock you receive in the Exchange shall be referred to herein as the “Subject Shares.”

The undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, from the date hereof until [                    ], 2007 (the “Lock-Up Period”), which is the six-month anniversary of the closing of the Offer (each of the following to be referred to as a “Disposition”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for the Subject Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of the Subject Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.

The undersigned agrees that the Company may, (1) with respect to any Subject Shares, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (2) with respect to any Subject Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Notwithstanding the foregoing, without the prior written consent of the Company, the undersigned may sell or otherwise transfer Subject Shares: (1) as a bona fide gift or gifts or pledge; and (2) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to any trust or similar entity for estate planning purposes and for the direct or indirect benefit of the undersigned or any member of his or her immediate family; provided, however, that with respect to the transfers set forth under sections (1) and (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

APP17-1

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that the MFS Shares being tendered by the undersigned are owned by the undersigned free and clear of all liens and encumbrances. The undersigned further understands that this Lock-Up Agreement is irrevocable, and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed in all respects by the laws of the state of Delaware.

IF YOU FAIL TO SIGN AND RETURN THIS LOCK-UP AGREEMENT, YOU SHALL BE DEEMED TO HAVE ELECTED TO TAKE CASH CONSIDERATION AND NOT THE STOCK CONSIDERATION REGARDLESS OF WHAT YOU HAVE INDICATED ON YOUR FORM OF ACCEPTANCE AND AUTHORIZATION OR FORM OF ACCEPTANCE AND TRANSFER, AS THE CASE MAY BE.

Signature:

Print Name:

Number of MFS Shares owned:

Certificate Numbers (if applicable):

APP17-2

[BACK COVER PAGE OF OFFER DOCUMENT/PROSPECTUS]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Provisions in our restated certificate of incorporation limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under Delaware law. Under Delaware law, our directors have a fiduciary duty to us which will not be eliminated by this provision in our restated certificate of incorporation. In addition, each of our directors will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision does not affect the directors’ responsibilities under any other laws, such as the federal securities laws.

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions requires the approval of the holders of shares representing at least two-thirds of our shares entitled to vote in the election of directors, voting as one class.

Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our restated certificate of incorporation and amended and restated bylaws eliminate the personal liability of directors to the maximum extent permitted by Delaware law. In addition, our restated certificate of incorporation and amended and restated bylaws provide that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was one of our directors, officers, employees or other agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased liability insurance for our officers and directors.

M-Flex has an insurance policy covering its directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling M-Flex pursuant to the foregoing provisions, M-Flex has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. M-Flex has a $750,000 deductible under its insurance policy.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Merger Agreement between M-Flex, New M-Flex Holding Corporation and Transco [12]

3.2	Restated Certificate of Incorporation of M-Flex [1]

3.4	Amended and Restated Bylaws of M-Flex [2]

3.5	Certificate of Incorporation of New M-Flex Holding Corporation [12]

3.6	Form of Restated Certificate of Incorporation of New M-Flex Holding Corporation [12]

3.7	Bylaws of New M-Flex Holding Corporation [12]

4.1	Form of Certificate of Common Stock of M-Flex [1]

4.2	Form of Certificate of Common Stock of New M-Flex Holding Corporation [12]

5	Opinion of Morrison & Foerster LLP regarding the validity of the securities being registered [3]

8.1	Opinion of Morrison & Foerster LLP regarding material federal income tax consequences relating to the Transaction [3]

8.2	Opinion of Allen & Gledhill regarding the material tax consequences relating to the Transaction under Singapore Law [3]

10.1	Form of Indemnification Agreement between M-Flex and its officers, directors and agents [1]

10.2	1994 Stock Plan of M-Flex, as amended [1]

10.3	2004 Stock Incentive Plan of M-Flex, as amended and restated [4]

10.4	Corporate Services Agreement dated as of June 4, 2004 by and between M-Flex and Wearnes Brothers Services (Private) Limited [1]

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and M-Flex dated July 14, 2005 [5]

10.19	Revolving Credit Note dated July 14, 2005 with M-Flex as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender [5]
10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between M-Flex, Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd. and WBL Corporation Limited [6]

10.21	Form of Restricted Stock Unit Agreement of M-Flex [7]

10.27	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2006 [9]

10.28	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2006 [19]

10.29	Collaboration Agreement by and between Multi-Fineline Electronix (Suzhou) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31 2006 [9]

Exhibit No.	Description

10.30	Collaboration Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31 2006 [9]

10.31	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-office dated January 25, 2007 [10]

10.32	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-office dated January 25, 2007 [10]

10.33	Corporate Supply Agreement between Multi-Fineline Electronix, Inc. and Motorola, Inc. dated October 1, 2006 [11]

21.1	List of Subsidiaries of the Registrant [8]

23.1	Consent of PricewaterhouseCoopers LLP (for M-Flex)

23.2	Consent of PricewaterhouseCoopers (for MFS)

23.3	Awareness Letter of PricewaterhouseCoopers LLP

23.4	Consent of Morrison & Foerster LLP (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement) [3]

23.5	Consent of Allen & Gledhill (included in the opinion filed as Exhibit 8.2 to this Registration Statement) [3]

23.6	Consent of Needham & Company, LLC [3]

23.7	Consent of DBS Bank Ltd [3]

24	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Form of M-Flex Proxy Card

(1)

Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.

(2)	Incorporated by reference to an exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on May 24, 2005.
(3)	To be filed by amendment.
(4)	Incorporated by reference to exhibit (as Appendix A) to M-Flex’s Proxy Statement for its 2006 Annual Meeting of Stockholders on Form DEF 14A filed with the SEC on January 26, 2006.
(5)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on July 20, 2005.
(6)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on October 25, 2005.
(7)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on December 9, 2005.
(8)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2005.
(9)	Incorporated by reference to an exhibit (with the same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on August 3, 2006.
(10)	Incorporated by reference to exhibits (with the same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on January 31, 2007.
(11)

Incorporated by reference to an exhibit (with the same exhibit number) to M-Flex’s Current Report on Form 8-K/A filed with the SEC on February 15, 2007. Certain confidential portions of this exhibit were omitted and provided separately to the SEC pursuant to a request for confidential treatment. In the event that the SEC should deny such request in whole or in part, such exhibits or the relevant portions thereof shall be filed by further amendment to the Current Report on Form 8-K filed on January 16, 2007.

(12)	Incorporated by reference to exhibits (with the same exhibit number) to M-Flex’s Amendment No. 3 to the Registration Statement on Form S-4.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is included in the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement (No. 333-135384) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 12th day of April, 2007.

NEW M-FLEX HOLDING CORPORATION

By:	/s/ PHILIP A. HARDING
Philip A. Harding Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement (No. 333-135384) has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ PHILIP A. HARDING Philip A. Harding	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 12, 2007

/s/ CRAIG RIEDEL* Craig Riedel	Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2007

/s/ PETER BLACKMORE* Peter Blackmore	Director	April 12, 2007

/s/ RICHARD J. DADAMO* Richard J. Dadamo	Director	April 12, 2007

/s/ SANFORD L. KANE* Sanford L. Kane	Director	April 12, 2007

Huat-Seng Lim, Ph.D.	Director

Choon Seng Tan	Director

/s/ SAM YAU* Sam Yau	Director	April 12, 2007

*By:	/s/ PHILIP A. HARDING
Philip A. Harding Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement between M-Flex, New M-Flex Holding Corporation and Transco [12]

3.2	Restated Certificate of Incorporation of M-Flex [1]

3.4	Amended and Restated Bylaws of M-Flex [2]

3.5	Certificate of Incorporation of New M-Flex Holding Corporation [12]

3.6	Form of Restated Certificate of Incorporation of New M-Flex Holding Corporation [12]

3.7	Bylaws of New M-Flex Holding Corporation [12]

4.1	Form of Certificate of Common Stock of M-Flex [1]

4.2	Form of Certificate of Common Stock of New M-Flex Holding Corporation [12]

5	Opinion of Morrison & Foerster LLP regarding the validity of the securities being registered [3]

8.1	Opinion of Morrison & Foerster LLP regarding material federal income tax consequences relating to the Transaction [3]

8.2	Opinion of Allen & Gledhill regarding the material tax consequences relating to the Transaction under Singapore Law [3]

10.1	Form of Indemnification Agreement between M-Flex and its officers, directors and agents [1]

10.2	1994 Stock Plan of M-Flex, as amended [1]

10.3	2004 Stock Incentive Plan of M-Flex, as amended and restated [4]

10.4	Corporate Services Agreement dated as of June 4, 2004 by and between M-Flex and Wearnes Brothers Services (Private) Limited [1]

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and M-Flex dated July 14, 2005 [5]

10.19	Revolving Credit Note dated July 14, 2005 with M-Flex as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender [5]

10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between M-Flex, Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd. and WBL Corporation Limited [6]

10.21	Form of Restricted Stock Unit Agreement of M-Flex [7]

10.27	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2006 [9]

10.28	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2006 [9]

10.29	Collaboration Agreement by and between Multi-Fineline Electronix (Suzhou) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31 2006 [9]

10.30	Collaboration Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31 2006 [9]

10.31	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-office dated January 25, 2007 [10]

10.32	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-office dated January 25, 2007 [10]

Exhibit No.	Description
10.33	Corporate Supply Agreement between Multi-Fineline Electronix, Inc. and Motorola, Inc. dated October 1, 2006 [11]

21.1	List of Subsidiaries of the Registrant [8]

23.1	Consent of PricewaterhouseCoopers LLP (for M-Flex)

23.2	Consent of PricewaterhouseCoopers (for MFS)

23.3	Awareness Letter of PricewaterhouseCoopers LLP

23.4	Consent of Morrison & Foerster LLP (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement) [3]

23.5	Consent of Allen & Gledhill (included in the opinion filed as Exhibit 8.2 to this Registration Statement) [3]

23.6	Consent of Needham & Company, LLC [3]

23.7	Consent of DBS Bank Ltd [3]

24	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Form of M-Flex Proxy Card [12]

(1)

Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.

(2)	Incorporated by reference to an exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on May 24, 2005.
(3)	To be filed by amendment.
(4)	Incorporated by reference to exhibit (as Appendix A) to M-Flex’s Proxy Statement for its 2006 Annual Meeting of Stockholders on Form DEF 14A filed with the SEC on January 26, 2006.
(5)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on July 20, 2005.
(6)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on October 25, 2005.
(7)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on December 9, 2005.
(8)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2005.
(9)	Incorporated by reference to an exhibit (with the same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on August 3, 2006.
(10)	Incorporated by reference to exhibits (with the same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on January 31, 2007.
(11)

Incorporated by reference to an exhibit (with the same exhibit number) to M-Flex’s Current Report on Form 8-K/A filed with the SEC on February 15, 2007. Certain confidential portions of this exhibit were omitted and provided separately to the SEC pursuant to a request for confidential treatment. In the event that the SEC should deny such request in whole or in part, such exhibits or the relevant portions thereof shall be filed by further amendment to the Current Report on Form 8-K filed on January 16, 2007.

(12)	Incorporated by reference to exhibits (with the same exhibit number) to M-Flex’s Amendment No. 3 to the Registration Statement on Form S-4.